                                       Filed Pursuant to Rule 424B5
                                       Registration Statement No.: 333-108839-02

PROSPECTUS SUPPLEMENT                     (TO PROSPECTUS DATED DECEMBER 1, 2005)

                          $2,432,861,000 (APPROXIMATE)

          BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST 2005-PWR10
                                   as Issuer

        SERIES 2005-PWR10 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
       CLASSES A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E AND F

              BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES II INC.

                                 as Depositor

                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                     BEAR STEARNS COMMERCIAL MORTGAGE, INC.
                    PRUDENTIAL MORTGAGE CAPITAL FUNDING, LLC
                        NATIONWIDE LIFE INSURANCE COMPANY
                        PRINCIPAL COMMERCIAL FUNDING, LLC
                            as Mortgage Loan Sellers

                               -------------------

    We, Bear Stearns Commercial Mortgage Securities II Inc., are establishing a trust fund. The offered certificates are mortgage-backed securities issued by the trust fund. Only the classes of mortgage pass-through certificates listed above are being offered by this prospectus supplement and the accompanying prospectus. The offered certificates are not obligations of us, any of the mortgage loan sellers, any of our or their respective affiliates or any other person, and are not guaranteed or insured by any person, including any private or governmental insurer.

     The trust fund will consist primarily of a pool of 212 commercial and multifamily first (or, in one case, second) lien mortgage loans, with an initial mortgage pool balance of approximately $2,633,679,672.

     The trust fund will issue 28 classes of commercial mortgage pass-through certificates, 13 of which are being offered by this prospectus supplement. The offered certificates will accrue interest from December 1, 2005.

     INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. YOU SHOULD REVIEW
CAREFULLY THE FACTORS SET FORTH UNDER "RISK FACTORS" COMMENCING ON PAGE S-34 OF
THIS PROSPECTUS SUPPLEMENT AND PAGE 2 IN THE ACCOMPANYING PROSPECTUS.

     This prospectus supplement may be used to offer and sell the offered certificates only if it is accompanied by our prospectus dated December 1,
2005.

     No one will list the offered certificates on any national securities exchange or any automated quotation system of any registered securities association. The Securities and Exchange Commission and state securities regulators have not approved or disapproved the certificates offered to you or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                              -------------------

     Bear, Stearns & Co. Inc. and Morgan Stanley & Co. Incorporated are the
underwriters of this offering. Bear, Stearns & Co. Inc. and Morgan Stanley &
Co. Incorporated will act as co-lead and co-bookrunning managers. We will sell the offered certificates to the underwriters, which will sell their respective allotments of those certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriters expect to deliver the offered certificates to purchasers on or about December 20, 2005. We expect to receive from this offering approximately
$2,445,209,629 in sale proceeds, plus accrued interest on the offered certificates from and including December 1, 2005, before deducting expenses payable by us.

                              -------------------

BEAR, STEARNS & CO. INC.                                        MORGAN STANLEY

          The date of this prospectus supplement is December 9, 2005.

              BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES II INC.

        Series 2005-PWR10 Commercial Mortgage Pass-Through Certificates
                      Geographic Overview of Mortgage Pool

WASHINGTON              OREGON                  VERMONT
9 properties            5 properties            2 properties
$92,045,063             $50,304,031             $9,409,755
3.5% of total           1.9% of total           0.4% of total

KANSAS                  NEVADA                  MASSACHUSETTS
2 properties            4 properties            14 properties
$295,100,000            $272,200,000            $194,971,237
11.2% of total          10.3% of total          7.4% of total

MISSOURI                NORTHERN CALIFORNIA     CONNECTICUT
6 properties            20 properties           5 properties
$7,200,000              $106,652,632            $29,500,441
0.3% of total           4.0% of total           1.1% of total

SOUTH DAKOTA            SOUTHERN CALIFORNIA     NEW JERSEY
1 property              27 properties           13 properties
$2,886,670              $177,566,709            $69,492,062
0.1% of total           6.7% of total           2.6% of total

IOWA                    UTAH                    DELAWARE
2 properties            4 properties            3 properties
$42,320,330             $50,886,172             $50,611,708
1.6% of total           1.9% of total           1.9% of total

MINNESOTA               ARIZONA                 MARYLAND
7 properties            7 properties            6 properties
$30,952,096             $111,589,901            $43,172,800
1.2% of total           4.2% of total           1.6% of total

WISCONSIN               COLORADO                VIRGINIA
1 property              4 properties            3 properties
$1,550,000              $23,381,549             $66,300,000
0.1% of total           0.9% of total           2.5% of total

ILLINOIS                NEW MEXICO              NORTH CAROLINA
4 properties            1 property              4 properties
$36,553,388             $2,744,915              $26,802,891
1.4% of total           0.1% of total           1.0% of total

INDIANA                 TEXAS                   SOUTH CAROLINA
4 properties            14 properties           1 property
$22,031,309             $115,529,594            $3,800,000
0.8% of total           4.4% of total           0.1% of total

MICHIGAN                ARKANSAS                KENTUCKY
9 properties            1 property              2 properties
$112,504,631            $3,089,905              $26,600,000
4.3% of total           0.1% of total           1.0% of total

OHIO                    TENNESSEE               GEORGIA
16 properties           2 properties            5 properties
$239,935,836            $8,240,928              $36,311,100
9.1% of total           0.3% of total           1.4% of total

PENNSYLVANIA            ALABAMA                 HAWAII
7 properties            1 property              1 property
$49,146,772             $2,694,491              $3,818,933
1.9% of total           0.1% of total           0.1% of total

NEW YORK                FLORIDA
8 properties            7 properties
$113,562,637            $102,219,186
4.3% of total           3.9% of total

[ ] <1.00% of Cut-Off Date Balance

[ ] 1.00% - 5.00% of Cut-Off Date Balance

[ ] 5.01% - 10.00% of Cut-Off Date Balance

[ ] >10.00% of Cut-Off Date Balance

CROCKER PARK                                     THE PROMENADE - AZ

                                [PHOTOS OMITTED]

Westlake, OH                                     Scottsdale, AZ

THE WESTIN COPLEY PLACE                          SULLY PLACE SHOPPING CENTER

                                [PHOTOS OMITTED]

Boston, MA                                       Chantilly, VA

MUIRWOOD APARTMENTS

                                [PHOTO OMITTED]

Farmington Hills, MI

OAK PARK MALL

                                [PHOTOS OMITTED]

Overland Park, KS

WORLD MARKET CENTER                              SKAMANIA LODGE

                                [PHOTOS OMITTED]

Las Vegas, NV                                    Stevenson, WA

OASIS NET LEASED PORTFOLIO                       COLLEGE SQUARE MALL

                                [PHOTOS OMITTED]

Various                                          Cedar Falls, IA

                                TABLE OF CONTENTS
                                -----------------

                              PROSPECTUS SUPPLEMENT
                              ---------------------

                                                                                                               PAGE
                                                                                                               ----

Important Notice About Information Presented in this Prospectus Supplement and the Accompanying

                                                         --------------------

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
              PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

         Information about the offered certificates is provided in two separate documents that progressively provide more detail:

     o    the accompanying prospectus, which provides general information, some of which may not apply to a particular class of offered certificates, including your class; and

     o    this prospectus supplement, which describes the specific terms of your class of offered certificates.

         You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. You should read both this prospectus supplement and the accompanying prospectus before investing in any of the offered certificates.

         No dealer, salesperson or other person has been authorized to give any information or to make any representation not contained in this prospectus supplement or the accompanying prospectus and, if given or made, that information or representation must not be relied upon as having been authorized by us or the underwriters. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy any of the offered certificates in any jurisdiction to any person to whom it is unlawful to make those offers in that jurisdiction. Neither the delivery of this prospectus supplement nor any sale made under this prospectus supplement will, under any circumstances, create an implication that the information in this prospectus supplement is correct as of any time subsequent to the date hereof or that there has been no change in our affairs since the date hereof.

         If the description of the offered certificates varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

         Cross-references are included in this prospectus supplement and in the accompanying prospectus which direct you to more detailed descriptions of a particular topic. You can also find references to key topics in the table of contents in this prospectus supplement on page S-3 and the table of contents in the accompanying prospectus on page ii. You can find the definitions of capitalized terms that are used in this prospectus supplement under the caption
"Glossary" beginning on page S-166 in this prospectus supplement and the definitions of capitalized terms that are used in the accompanying prospectus under the caption "Glossary" beginning on page 108 in the accompanying prospectus.

         In this prospectus supplement, the terms "depositor", "we" and "us"
refer to Bear Stearns Commercial Mortgage Securities II Inc.

         The series 2005-PWR10 certificates are not obligations of us or any of our affiliates.

                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed with the SEC a registration statement, including the accompanying prospectus and a form of this prospectus supplement. The accompanying prospectus and this prospectus supplement do not contain all of the information contained in the registration statement. For further information regarding the documents referred to in the accompanying prospectus and this prospectus supplement, you should refer to the registration statement and the exhibits to the registration statement. The registration statement and the exhibits to the registration statement can be inspected and copied at prescribed rates at the Public Reference Room of the SEC at 450 Fifth Street, N.W.,
Washington, D.C. 20549. In addition, the SEC maintains a public access site on the Internet through the World Wide Web at which site reports, information statements and other information, including all electronic filings, may be viewed. The Internet address of the World Wide Web site is http://www.sec.gov.

                                       S-4

         The SEC allows us to "incorporate by reference" information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of the accompanying prospectus and this prospectus supplement. Information that we file later with the SEC will automatically update the information in the accompanying prospectus and this prospectus supplement. In all cases, you should rely on the later information over different information included in the accompanying prospectus or this prospectus supplement. We incorporate by reference any future annual, monthly and special reports and proxy materials filed with respect to the trust fund until we terminate offering the offered certificates. We have determined that our financial statements are not material to the offering of any of the offered certificates. See "Financial Information" in the accompanying prospectus. As a recipient of this prospectus supplement, you may request a copy of any document we incorporate by reference, except exhibits to the documents, unless the exhibits are specifically incorporated by reference, at no cost, by writing or calling: Bear Stearns Commercial Mortgage Securities II Inc., 383 Madison
Avenue, New York, New York 10179; Attention: J. Christopher Hoeffel, (212)
272-2000.

                              --------------------

                   NOTICES TO RESIDENTS OF THE UNITED KINGDOM

         The certificates referred to in this prospectus supplement constitute instruments creating or acknowledging indebtedness within the meaning of Article
77(1) of the Financial Services and Markets Act 2000 (Regulated Activities)
Order 2001 (as amended) and accordingly constitute debt instruments for the purposes of Article 5 of the Financial Services and Markets Act 2000 (Collective
Investment Schemes) Order 2001 (as amended). The certificates may not be offered or sold to persons in the United Kingdom except to persons who are authorized and regulated by the financial services authority in the United Kingdom or to persons who have professional experience in matters of investment within the meaning of Articles 19 or 42(2) of the Financial Services and Markets Act 2000
(Financial Promotion) Order 2005 (as amended) (the "Order"). This prospectus supplement and any other communication in connection with the offering and issuance of the certificates is intended for and directed at and may only be issued or passed to a person authorized and regulated by the financial services authority or to a person of a kind described in either Article 19 or Article
49(2) of the order or a person to whom this prospectus supplement or any other such communication may otherwise lawfully be issued or passed on (all such persons together being referred to as "Relevant Persons"). This communication must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this communication relates is available only to Relevant Persons and will be engaged in only with Relevant
Persons.

                              --------------------

                      DEALER PROSPECTUS DELIVERY OBLIGATION

         Until 90 days after the date of this prospectus supplement, all dealers effecting transactions in the offered certificates, whether or not participating in this distribution, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the obligation of dealers acting as underwriters to deliver a prospectus supplement and the accompanying prospectus with respect to their unsold allotments and subscriptions.

                                       S-5

                                     SUMMARY

         The following summary is a short description of the main terms of the offered certificates and the pooled mortgage loans. This summary does not contain all of the information that may be important to you. To fully understand the terms of the offered certificates and the pooled mortgage loans, you will need to read both this prospectus supplement and the accompanying prospectus.

                 OVERVIEW OF THE SERIES 2005-PWR10 CERTIFICATES
                 ----------------------------------------------

         The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as the series 2005-PWR10
Commercial Mortgage Pass-Through Certificates. The series 2005-PWR10 certificates will consist of 28 classes. The immediately following table identifies and specifies various characteristics for those classes of series
2005-PWR10 certificates that bear interest.

         SERIES 2005-PWR10 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
         ---------------------------------------------------------------

                                            APPROX.        APPROX. %
                            APPROX %     INITIAL TOTAL       OF                        APPROX.
                             INITIAL       PRINCIPAL       INITIAL                     INITIAL    WEIGHTED
                              TOTAL         BALANCE       MORTGAGE    PASS-THROUGH      PASS-     AVERAGE    PRINCIPAL /
               RATINGS       CREDIT       OR NOTIONAL       POOL          RATE         THROUGH      LIFE       NOTIONAL
   CLASS      FITCH/S&P      SUPPORT         AMOUNT        BALANCE    DESCRIPTION       RATE      (YEARS)       WINDOW
----------- ------------  -------------  --------------  ----------- --------------- ----------  ----------- -------------

Offered Certificates
A-1             AAA/AAA      30.000%    $   118,500,000     4.50%        Fixed         5.085%       2.99     1/06 - 9/10
A-2             AAA/AAA      30.000%    $   139,400,000     5.29%        Fixed         5.270%       4.87     9/10 - 12/10
A-3             AAA/AAA      30.000%    $    59,400,000     2.26%        Fixed         5.395%       6.56     7/12 - 7/12
A-AB            AAA/AAA      30.000%    $   171,000,000     6.49%        Fixed         5.382%       7.29     12/10 - 1/15
A-4             AAA/AAA      30.000%    $ 1,049,504,000    39.85%       WAC Cap        5.405%       9.70     1/15 - 11/15
A-1A            AAA/AAA      30.000%    $   305,771,000    11.61%       WAC Cap        5.399%       9.25     1/06 -12/15
A-M             AAA/AAA      20.000%    $   263,368,000    10.00%       WAC Cap        5.449%       9.98    12/15 - 12/15
A-J             AAA/AAA      12.000%    $   210,695,000     8.00%     WAC - 0.016%     5.464%       9.98    12/15 - 12/15
B               AA+/AA+      11.250%    $    19,752,000     0.75%         WAC          5.480%       9.98    12/15 - 12/15
C                AA/AA       10.125%    $    29,629,000     1.13%         WAC          5.480%       9.98    12/15 - 12/15
D               AA-/AA-      9.250%     $    23,045,000     0.88%         WAC          5.480%       9.98    12/15 - 12/15
E               A+/A+        8.625%     $    16,460,000     0.62%         WAC          5.480%       9.98    12/15 - 12/15
F                A/A         7.625%     $    26,337,000     1.00%         WAC          5.480%       9.98    12/15 - 12/15

Certificates Not Offered
X-1             AAA/AAA        N/A      $ 2,633,679,672      N/A      Variable IO     0.03736%      9.18     1/06 - 12/25
X-2             AAA/AAA        N/A      $ 2,563,817,000      N/A      Variable IO     0.05946%      6.20    12/06 - 12/13
G               A-/A-        6.625%     $    26,337,000     1.00%         WAC          5.480%       9.98    12/15 - 12/15
H             BBB+/BBB+      5.500%     $    29,629,000     1.13%         WAC          5.480%      10.05     12/15 - 1/16
J              BBB/BBB       4.500%     $    26,337,000     1.00%         WAC          5.480%      11.82     1/16 - 4/20
K             BBB-/BBB-      3.125%     $    36,213,000     1.37%         WAC          5.480%      14.47     4/20 - 6/20
L              BB+/BB+       3.000%     $     3,292,000     0.12%       WAC Cap        5.007%      14.48     6/20 - 6/20
M               BB/BB        2.625%     $     9,876,000     0.37%       WAC Cap        5.007%      14.53     6/20 - 7/20
N              BB-/BB-       2.125%     $    13,168,000     0.50%       WAC Cap        5.007%      14.56     7/20 - 7/20
O               B+/B+        1.875%     $     6,585,000     0.25%       WAC Cap        5.007%      14.56     7/20 - 7/20
P                B/B         1.625%     $     6,584,000     0.25%       WAC Cap        5.007%      14.56     7/20 - 7/20
Q               B-/B-        1.250%     $     9,876,000     0.37%       WAC Cap        5.007%      14.77     7/20 - 10/20
S               NR/NR        0.000%     $    32,921,672     1.25%       WAC Cap        5.007%      15.19    10/20 - 12/25

                                       S-6

     In reviewing the foregoing table, prospective investors should note that--

     o    The class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G,
          H, J, K, L, M, N, O, P, Q and S certificates are the only series
          2005-PWR10 certificates with principal balances. The class X-1 and X-2 certificates do not have principal balances. They are interest-only certificates and will accrue interest on a notional amount.

     o    The class X-1 and X-2 certificates will constitute separate classes of certificates but we present those classes in this prospectus supplement as if they were a single class of certificates designated the class X certificates. The class X-1 and X-2 certificates will collectively entitle their holders to the same total rights and payments as described in this prospectus supplement with respect to the class X certificates.

     o    For purposes of calculating the amount of accrued interest on the class X certificates, that class of certificates will have a total notional amount equal to the total principal balance of the class A-1,
          A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M,
          N, O, P, Q and S certificates outstanding from time to time.

     o    The actual total principal balance or notional amount, as applicable, of any class of series 2005- PWR10 certificates at initial issuance may be larger or smaller than the amount shown above, depending on the actual size of the initial mortgage pool balance or for other reasons.
          The actual size of the initial mortgage pool balance may be as much as
          5% larger or smaller than the amount presented in this prospectus supplement.

     o    The ratings shown in the table are those of Fitch, Inc. and Standard &
          Poor's Ratings Services, a division of The McGraw-Hill Companies,
          Inc., respectively. The rated final distribution date for the certificates is the distribution date in December 2040.

     o    The percentages indicated under the column "Approx. % Initial Total
          Credit Support" (a) with respect to each of the class A-1, A-2, A-3,
          A-AB, A-4 and A-1A certificates, represent the initial approximate credit support for those classes, collectively, that is initially provided by all other classes of principal balance certificates that have a lower distribution priority, collectively, and (b) with respect to each other class of principal balance certificates, represents the initial approximate credit support that is initially provided by all other classes of principal balance certificates that have a lower distribution priority.

     o    For purposes of making distributions to the class A-1, A-2, A-3, A-AB,
          A-4 and A-1A certificates, the pool of mortgage loans will be deemed to consist of two distinct loan groups, loan group 1 and loan group 2.
          Loan group 1 will consist of 176 pooled mortgage loans, representing
          88.4% of the initial mortgage pool balance. Loan group 2 will consist of 36 pooled mortgage loans, representing 11.6% of the initial mortgage pool balance. Loan group 2 will consist of 61.7% of the initial mortgage pool balance of all the pooled mortgage loans secured by multifamily and manufactured housing community properties.

     o    So long as funds are sufficient on any distribution date to make distributions of all interest on such distribution date to the class
          A-1, A-2, A-3, A-AB, A-4, A-1A and X certificates, interest distributions on the class A-1, A-2, A-3, A-AB and A-4 certificates will be made from amounts available relating to mortgage loans in loan group 1, interest distributions on the class A-1A certificates will be based upon amounts available relating to the pooled mortgage loans in loan group 2 and interest distributions on the class X certificates will be based upon amounts available relating to all the pooled mortgage loans in the mortgage pool. However, if on any distribution date, funds

                                       S-7

          are insufficient to make distributions of all interest on such distribution date to the class A-1, A-2, A-3, A-AB, A-4, A-1A and X certificates as described above, available funds will be allocated among all these classes pro rata in accordance with their interest entitlements for such distribution date, without regard to loan group.

     o    Generally, the class A-1, A-2, A-3, A-AB and A-4 certificates will be entitled to receive distributions of principal collected or advanced only in respect of the pooled mortgage loans in loan group 1 until the certificate principal balance of the class A-1A certificates has been reduced to zero, and the class A-1A certificates will be entitled to receive distributions of principal collected or advanced only in respect of the pooled mortgage loans in loan group 2 until the total certificate principal balance of the class A-1, A-2, A-3, A-AB and A-4 certificates has been reduced to zero. However, after any distribution date on which the certificate principal balances of the class A-M and
          A-J through class S certificates have been reduced to zero, distributions of principal collected or advanced in respect of the pooled mortgage loans in the aggregate will be distributed to the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates, pro rata in accordance with their principal balances.

     o    The pass-through rates for the class A-1, A-2, A-3 and A-AB certificates will remain fixed at the initial pass-through rate for the respective class (described in the table above as "Fixed"). The pass-through rates for the classA-4, A-1A, A-M , L, M, N, O, P, Q and
          S certificates will equal the lesser of the initial pass-through rate for the respective class and the weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans from time to time
          (described in the table above as "WAC Cap"). The pass-through rates for the class A-J certificates will equal the weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans from time to time minus 0.016% (described in the table above as "WAC -
          0.016%"). The pass-through rates for the class B, C, D, E, F, G, H, J and K certificates will equal the weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans from time to time
          (described in the table above as "WAC"). The pass-through rate for the class X certificates will equal the excess of the weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans from time to time over the weighted average of the pass-through rates from time to time on the classes of certificates with principal balances (as it relates to the class X certificates in the aggregate but subject to allocation between the class X-1 and X-2 certificates, described in the table above as "Variable IO"). In the case of the class X-1 and X-2 certificates and each other class of certificates for which the pass-through rate is based upon or equal to the weighted average of the adjusted net mortgage rate of the pooled mortgage loans, the initial pass-through rate listed in the table is approximate. The manner of the calculation of the weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans from time to time is described under the heading "Description of the
          Offered Certificates--Distributions--Calculation of Pass-Through
          Rates" in this prospectus supplement.

     o    As to any given class of certificates with a principal balance or notional amount, the weighted average life is the average amount of time in years between the assumed settlement date for the certificates and the payment of each dollar of principal or the reduction of each dollar of notional amount (as applicable) of that class of certificates.

     o    As to any given class of certificates with a principal balance, the principal window is the period during which holders of those certificates would receive distributions of principal. As to the class
          X-1 and X-2 certificates, the notional window is the period during which the notional amount would be reduced.

     o    The weighted average lives and principal/notional windows presented in the table above have been calculated based on, among others, the assumptions that (i) each pooled mortgage loan with an anticipated repayment date is paid in full on that date, (ii) no pooled mortgage loan is otherwise prepaid prior to maturity (0% CPR), (iii) no defaults or losses occur with respect to the pooled

                                       S-8

          mortgage loans and (iv) no extensions of maturity dates of mortgage loans occur. See "Yield and Maturity Considerations--Weighted Average
          Life" in this prospectus supplement.

     o    The series 2005-PWR10 certificates will also include the class R and V certificates, which are not presented in the table. The class R and V certificates do not have principal balances or notional amounts and do not accrue interest. The class R and V certificates are not offered by this prospectus supplement.

                                RELEVANT PARTIES

DEPOSITOR.................................  Bear Stearns Commercial Mortgage
                                            Securities II Inc. Our principal
                                            executive offices are located at 383
                                            Madison Avenue, New York, New York
                                            10179, and our telephone number is
                                            (212) 272-2000.

MASTER SERVICERS..........................  Prudential Asset Resources, Inc.
                                            with respect to those pooled
                                            mortgage loans sold by Prudential
                                            Mortgage Capital Funding, LLC to us
                                            for deposit into the trust fund (and
                                            any related non-pooled mortgage
                                            loans that are secured by the same
                                            mortgaged property as a pooled
                                            mortgage loan).

                                            Wells Fargo Bank, National
                                            Association with respect to those
                                            pooled mortgage loans sold by Wells
                                            Fargo Bank, National Association,
                                            Bear Stearns Commercial Mortgage,
                                            Inc., Principal Commercial Funding,
                                            LLC and Nationwide Life Insurance
                                            Company to us for deposit into the
                                            trust fund (and any related
                                            non-pooled mortgage loans that are
                                            secured by the same mortgaged
                                            property as a pooled mortgage loan),
                                            except as discussed under
                                            "Intercreditor and Servicing
                                            Arrangements Regarding the
                                            Non-Trust-Serviced Pooled Mortgage
                                            Loan" in this prospectus supplement.
                                            Wells Fargo Bank, National
                                            Association also will act as
                                            certificate administrator, tax
                                            administrator and certificate
                                            registrar under the series
                                            2005-PWR10 pooling and servicing
                                            agreement.

                                            Wells Fargo Bank, National
                                            Association will also act as
                                            servicer report administrator and in
                                            that capacity will be responsible
                                            for the assembly and combination of
                                            various reports prepared by the
                                            special servicer and the other
                                            master servicer.

                                            When we refer in this prospectus
                                            supplement to a master servicer in
                                            relation to one or more of the
                                            mortgage loans, we mean the
                                            applicable master servicer for those
                                            mortgage loans as identified above.

SPECIAL SERVICER..........................  ARCap Servicing, Inc. with respect to all of the pooled mortgage loans
                                            (and any related non-pooled mortgage
                                            loans that are secured by the same
                                            mortgaged property as a pooled
                                            mortgage loan), except as discussed
                                            under "Intercreditor and Servicing
                                            Arrangements Regarding the Non-
                                            Trust-Serviced Pooled Mortgage
                                            Loan".

PRIMARY SERVICERS.........................  Nationwide Life Insurance Company
                                            with respect to all of the pooled
                                            mortgage loans sold by Nationwide
                                            Life Insurance Company to us for
                                            deposit into the trust fund.

                                       S-9

                                            Principal Global Investors, LLC with
                                            respect to all of the pooled
                                            mortgage loans sold by Principal
                                            Commercial Funding, LLC to us for
                                            deposit into the trust fund.

CERTIFICATE ADMINISTRATOR, TAX
ADMINISTRATOR AND CERTIFICATE
REGISTRAR.................................  Wells Fargo Bank, National
                                            Association, which will also act as
                                            one of the master servicers.

TRUSTEE...................................  LaSalle Bank National Association, a
                                            national banking association.

FISCAL AGENT..............................  ABN AMRO Bank N.V.

MORTGAGE LOAN SELLERS.....................  Wells Fargo Bank, National
                                            Association, as to 87 pooled
                                            mortgage loans, representing 39.7%
                                            of the initial mortgage pool balance
                                            (which pooled mortgage loans consist
                                            of 73 pooled mortgage loans in loan
                                            group 1, representing 40.1% of the
                                            initial loan group 1 balance, and 14
                                            pooled mortgage loans in loan group
                                            2, representing 37.0% of the initial
                                            loan group 2 balance).

                                            Bear Stearns Commercial Mortgage,
                                            Inc., as to 41 pooled mortgage
                                            loans, representing 27.9% of the
                                            initial mortgage pool balance (which
                                            pooled mortgage loans consist of 33
                                            pooled mortgage loans in loan group
                                            1, representing 29.1% of the initial
                                            loan group 1 balance, and 8 pooled
                                            mortgage loans in loan group 2,
                                            representing 18.3% of the initial
                                            loan group 2 balance).

                                            Prudential Mortgage Capital Funding,
                                            LLC, as to 52 pooled mortgage loans,
                                            representing 21.6% of the initial
                                            mortgage pool balance (which pooled
                                            mortgage loans consist of 42 pooled
                                            mortgage loans in loan group 1,
                                            representing 21.9% of the initial
                                            loan group 1 balance, and 10 pooled
                                            mortgage loans in loan group 2,
                                            representing 19.0% of the initial
                                            loan group 2 balance).

                                            Nationwide Life Insurance Company,
                                            as to 11 pooled mortgage loans,
                                            representing 7.0% of the initial
                                            mortgage pool balance (which pooled
                                            mortgage loans consist of 9 pooled
                                            mortgage loans in loan group 1,
                                            representing 5.1% of the initial
                                            loan group 1 balance, and 2 pooled
                                            mortgage loans in loan group 2,
                                            representing 21.7% of the initial
                                            loan group 2 balance).

                                            Principal Commercial Funding, LLC,
                                            as to 21 pooled mortgage loans,
                                            representing 3.9% of the initial
                                            mortgage pool balance (which pooled
                                            mortgage loans consist of 19 pooled
                                            mortgage loans in loan group 1,
                                            representing 3.9% of the initial
                                            loan group 1 balance, and 2 pooled
                                            mortgage loans in loan group 2,
                                            representing 4.0% of the initial
                                            loan group 2 balance).

UNDERWRITERS..............................  Bear, Stearns & Co. Inc. and Morgan
                                            Stanley & Co. Incorporated are the
                                            underwriters of this offering. Bear,
                                            Stearns & Co. Inc. and Morgan
                                            Stanley & Co. Incorporated will act
                                            as co-lead and co-bookrunning
                                            managers.

                                      S-10

SERIES 2005-PWR10 CONTROLLING CLASS
REPRESENTATIVE............................  At any time of determination, the holder of the majority interest in
                                            the most subordinate class of
                                            principal balance certificates that
                                            has a total principal balance at
                                            least equal to 25% of its total
                                            initial principal balance (or, if no
                                            class satisfies that condition, the
                                            holder of the majority interest in
                                            the most subordinate class of
                                            principal balance certificates then
                                            outstanding) will be entitled to
                                            appoint a representative that
                                            generally will be entitled to--

                                            o  replace the special servicer, and

                                            o  direct the special servicer with
                                               respect to various special
                                               servicing matters as to the
                                               pooled mortgage loans.

                                            Notwithstanding the foregoing, the
                                            series 2005-PWR10 controlling class
                                            representative will generally not
                                            have the right to direct any
                                            servicing actions relating to (i)
                                            The Westin Copley Place loan group
                                            (which is principally serviced and
                                            administered under the respective
                                            pooling and servicing agreement for
                                            another commercial mortgage
                                            securitization), or (ii) the
                                            Muirwood Apartments loan group,
                                            unless a Muirwood Apartments Change
                                            of Control Event exists with respect
                                            to that loan group. However, to the
                                            extent that the trust as the holder
                                            of The Westin Copley Place pooled
                                            mortgage loan is entitled to consult
                                            with or grant or withhold consent to
                                            proposed actions of the applicable
                                            master servicer or special servicer
                                            under the other pooling and
                                            servicing agreement with respect to
                                            servicing-related actions, then the
                                            series 2005-PWR10 controlling class
                                            representative will generally be
                                            entitled to exercise those rights on
                                            behalf of the trust. See "Servicing
                                            of the Mortgage Loans Under the
                                            Series 2005-PWR10 Pooling and
                                            Servicing Agreement--The Series
                                            2005-PWR10 Controlling Class
                                            Representative" and "Intercreditor
                                            and Servicing Arrangements Regarding
                                            the Non-Trust-Serviced Pooled
                                            Mortgage Loan".

                                            It is expected that ARCap REIT, Inc.
                                            will be the initial representative
                                            of the series 2005-PWR10 controlling
                                            class.

OTHER NOTEHOLDERS.........................  Each of the mortgaged properties identified on Appendix B to this
                                            prospectus supplement as The Westin
                                            Copley Place, Muirwood Apartments
                                            and Chapanoke Square secures both a
                                            pooled mortgage loan and one or more
                                            non-pooled mortgage loans that in
                                            each case is pari passu in right of
                                            payment with, and/or subordinate to,
                                            that pooled mortgage loan. The
                                            Westin Copley Place loan group is
                                            principally serviced and
                                            administered under the pooling and
                                            servicing agreement for the BSCMSI
                                            Series 2005-TOP20 commercial
                                            mortgage securitization. The
                                            Muirwood Apartments and Chapanoke
                                            Square loan groups will be
                                            principally serviced and
                                            administered under the series
                                            2005-PWR10 pooling and servicing
                                            agreement. In connection with each
                                            of these loan groups, the holders of
                                            the related non-pooled mortgage
                                            loans (or representatives on their
                                            behalf), and/or, in the case of The
                                            Westin Copley Place loan group, the
                                            holders of not less than a majority
                                            in principal amount of the loan
                                            group (or representatives on their
                                            behalf), will have one or more of
                                            the following: various approval
                                            and/or consultation rights with
                                            respect to material servicing
                                            decisions,

                                      S-11

                                            rights to appoint or replace the
                                            party that performs special
                                            servicing duties, rights to cure
                                            defaults and/or options to purchase
                                            one or more of the mortgage loans in
                                            that loan group if they become
                                            defaulted. The series 2005-PWR10
                                            controlling class representative
                                            will be entitled (with limited
                                            exceptions) to exercise the right of
                                            the trust to be a member of the
                                            group of majority holders described
                                            above with respect to The Westin
                                            Copley Place loan group. See
                                            "Description of the Mortgage Pool--
                                            Certain Characteristics of the
                                            Mortgage Pool--Pari Passu,
                                            Subordinate and Other Financing--
                                            Split Loan Structures", "Servicing
                                            of the Mortgage Loans Under the
                                            Series 2005-PWR10 Pooling and
                                            Servicing Agreement--The Muirwood
                                            Apartments Non-Pooled Subordinate
                                            Noteholders" and "--The Chapanoke
                                            Square Non-Pooled Subordinate
                                            Noteholder" and "Intercreditor and
                                            Servicing Arrangements Regarding the
                                            Non-Trust-Serviced Pooled Mortgage
                                            Loan" in this prospectus supplement
                                            for more information with respect to
                                            these rights.

                                            The table below shows the mortgaged
                                            properties that have split loan
                                            structures:

                                                                                                      ORIGINAL
                                                                                                     AGGREGATE
                                                                       % OF                          PRINCIPAL
                                                % OF         % OF      INITIAL      CUT-OFF DATE     BALANCE OF
                                              INITIAL       INITIAL    LOAN          BALANCE OF      NON-POOLED
                                              MORTGAGE    LOAN GROUP   GROUP 2         POOLED         MORTGAGE
                MORTGAGED PROPERTY          POOL BALANCE   1 BALANCE    BALANCE     MORTGAGE LOAN     LOAN(S)
         ------------------------------  ---------------- ----------- ----------- ----------------- -------------

         The Westin Copley Place                4.0%         4.5%          0.0%       $105,000,000   $105,000,000
         Muirwood Apartments                    1.7%         0.0%         14.7%        $45,000,000    $17,000,000
         Chapanoke Square                       0.2%         0.3%          0.0%         $5,970,372       $354,000

-----------------------------------------------------------------------------------------------------------------

                          SIGNIFICANT DATES AND PERIODS

CUT-OFF DATE..............................  The pooled mortgage loans will be considered part of the trust fund as
                                            of their respective cut-off dates.
                                            The cut-off date with respect to
                                            each pooled mortgage loan is the due
                                            date for the monthly debt service
                                            payment that is due in December 2005
                                            (or, in the case of any mortgage
                                            loan that has its first due date
                                            after December 2005, the later of
                                            the date of origination of that
                                            pooled mortgage loan and the date
                                            that would have been its due date in
                                            December 2005 under the terms of
                                            that mortgage loan if a monthly
                                            payment were scheduled to be due in
                                            that month). All payments and
                                            collections received on the pooled
                                            mortgage loans after their
                                            respective cut-off dates will belong
                                            to the trust fund, except that--

                                            o any payments or collections that
                                              represent amounts due on or before
                                              that date will be excluded, and

                                            o in the case of the pooled mortgage
                                              loan secured by the mortgaged
                                              property identified on Exhibit B
                                              to the prospectus supplement as
                                              Marcus Avenue, the related
                                              mortgage loan seller will make a
                                              cash deposit to the trust on the
                                              date of initial

                                      S-12

                                              issuance of the series 2005-PWR10
                                              certificates in an amount equal to
                                              one-month's interest on the cut-
                                              off date principal balance at the
                                              mortgage interest rate that we
                                              present in this prospectus
                                              supplement and that mortgage loan
                                              seller will be entitled to receive
                                              the entirety of any collection of
                                              the interest accrued under that
                                              loan during December 2005.

ISSUE DATE................................  The date of initial issuance for the series 2005-PWR10 certificates will
                                            be on or about December 20, 2005.

DETERMINATION DATE........................  The monthly cut-off for information regarding the pooled mortgage loans
                                            that must be reported to the holders
                                            of the series 2005-PWR10
                                            certificates on any distribution
                                            date will be the close of business
                                            on the determination date in the
                                            same calendar month as that
                                            distribution date. In any given
                                            calendar month, the determination
                                            date will be the fifth business day
                                            prior to the related distribution
                                            date.

DISTRIBUTION DATE.........................  Distributions on the series
                                            2005-PWR10 certificates are
                                            scheduled to occur on the 11th
                                            calendar day of each month, or, if
                                            that day is not a business day, then
                                            the next succeeding business day,
                                            commencing in January 2006.

RECORD DATE...............................  The record date for each monthly distribution on the series
                                            2005-PWR10 certificates will be the
                                            last business day of the prior
                                            calendar month, except as may
                                            otherwise be set forth in this
                                            prospectus supplement with regard to
                                            final distributions.

COLLECTION PERIOD.........................  Amounts available for distribution on the series 2005-PWR10
                                            certificates on any distribution
                                            date will depend on the payments and
                                            other collections received on or
                                            with respect to the pooled mortgage
                                            loans during the related collection
                                            period, and any advances of payments
                                            due (without regard to grace
                                            periods) on or with respect to the
                                            pooled mortgage loans in the month
                                            in which the distribution date
                                            occurs. In general, each collection
                                            period--

                                            o  will relate to a particular
                                               distribution date,

                                            o  will be approximately one month
                                               long,

                                            o  will begin when the prior
                                               collection period ends or, in the
                                               case of the first collection
                                               period, will begin as of the
                                               respective cut-off dates for the
                                               mortgage loans, and

                                            o  will end at the close of business
                                               on the determination date
                                               immediately preceding the related
                                               distribution date.

INTEREST ACCRUAL PERIOD...................  The interest accrual period for each distribution date will be the
                                            calendar month immediately preceding
                                            the month in which that distribution
                                            date occurs.

ASSUMED                                     FINAL DISTRIBUTION DATES..........
                                            The distribution date on which each
                                            class of offered certificates is
                                            expected to be paid in full,
                                            assuming no delinquencies, losses,
                                            modifications, extensions of
                                            maturity dates, repurchases or,
                                            except as contemplated by the next
                                            sentence, prepayments of the pooled

                                      S-13

                                            mortgage loans after the initial
                                            issuance of the certificates, is set
                                            forth opposite that class in the
                                            table below. For purposes of the
                                            table, each pooled mortgage loan
                                            with an anticipated repayment date
                                            is assumed to repay in full on its
                                            anticipated repayment date.

                                                               MONTH AND YEAR OF
                                                                 ASSUMED FINAL
                                            CLASS              DISTRIBUTION DATE
                                            -----              -----------------
                                             A-1                September 2010
                                             A-2                 December 2010
                                             A-3                   July 2012
                                             A-AB                January 2015
                                             A-4                 November 2015
                                             A-1A                December 2015
                                             A-M                 December 2015
                                             A-J                 December 2015
                                              B                  December 2015
                                              C                  December 2015
                                              D                  December 2015
                                              E                  December 2015
                                              F                  December 2015

RATED FINAL DISTRIBUTION DATE.............  To the extent described in this prospectus supplement, the ratings
                                            of each class of offered
                                            certificates address the likelihood
                                            of the timely payment of interest
                                            and the ultimate payment of
                                            principal due on the certificates of
                                            that class on or before the
                                            distribution date in December 2040.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL...................................  The trust fund will issue 28 classes of the series 2005-PWR10
                                            certificates with an approximate
                                            total principal balance at initial
                                            issuance equal to $2,633,679,672.
                                            Only the class A-1, A-2, A-3, A-AB,
                                            A-4, A-1A, A-M, A-J, B, C, D, E and
                                            F certificates are being offered by
                                            this prospectus supplement. The
                                            remaining classes of the series
                                            2005-PWR10 certificates (other than
                                            the class R and V certificates) will
                                            be offered separately in a private
                                            offering.

DENOMINATIONS.............................  We intend to deliver the offered certificates in minimum
                                            denominations of $25,000, in the
                                            case of the class A-1, A-2, A-3,
                                            A-AB, A-4, A-1A, A-M and A-J
                                            certificates, and $100,000, in the
                                            case of the class B, C, D, E and F
                                            certificates. Investments in excess
                                            of the minimum denominations may be
                                            made in multiples of $1.

CLEARANCE AND SETTLEMENT..................  You will hold your offered certificates in book-entry form
                                            through The Depository Trust
                                            Company, in the United States, or
                                            Clearstream Banking, societe anonyme
                                            or Euroclear Bank as operator of The
                                            Euroclear System, in Europe. As a
                                            result, you will not receive a fully
                                            registered physical certificate
                                            representing your interest in any
                                            offered certificate, except under
                                            the limited circumstances described
                                            under "Description of the
                                            Certificates--Book-Entry
                                            Registration and Definitive
                                            Certificates" in the accompanying
                                            prospectus.

                                      S-14

CERTIFICATE PRINCIPAL BALANCES
AND CERTIFICATE NOTIONAL
AMOUNTS...................................  The class A-1, A-2, A-3, A-AB, A-4,
                                            A-1A, A-M, A-J, B, C, D, E, F, G, H,
                                            J, K, L, M, N, O, P, Q and S
                                            certificates will be the series
                                            2005-PWR10 certificates with
                                            principal balances and are sometimes
                                            referred to as the series 2005-PWR10
                                            principal balance certificates. The
                                            table appearing under the caption
                                            "--Overview of the Series 2005-PWR10
                                            Certificates" above identifies the
                                            approximate total principal balance
                                            of each class of series 2005-PWR10
                                            principal balance certificates at
                                            initial issuance, subject to a
                                            variance which depends on, among
                                            other things, the actual size of the
                                            initial mortgage pool balance. The
                                            actual size of the initial mortgage
                                            pool balance is subject to a
                                            variance of plus or minus 5%. The
                                            total principal balance of each
                                            class of series 2005-PWR10 principal
                                            balance certificates will be reduced
                                            on each distribution date by the
                                            amount of any distributions of
                                            principal actually made on, and any
                                            losses actually allocated to, that
                                            class of certificates on that
                                            distribution date.

                                            The class X certificates will not
                                            have principal balances and the
                                            holders of those classes will not be
                                            entitled to distributions of
                                            principal. For purposes of
                                            calculating the amount of accrued
                                            interest with respect to those
                                            certificates, however, the class X
                                            certificates will have a total
                                            notional amount equal to the total
                                            principal balance of the class A-1,
                                            A-2, A-3, A-AB, A-4, A-1A, A-M, A-J,
                                            B, C, D, E, F, G, H, J, K, L, M, N,
                                            O, P, Q and S certificates
                                            outstanding from time to time. The
                                            table appearing under the caption
                                            "--Overview of the Series 2005-PWR10
                                            Certificates" above identifies the
                                            approximate total notional amount of
                                            the class X-1 and X-2 certificates
                                            at initial issuance, subject to a
                                            variance which depends on, among
                                            other things, the actual size of the
                                            initial mortgage pool balance. The
                                            actual size of the initial mortgage
                                            pool balance is subject to a
                                            variance of plus or minus 5%. The
                                            total notional amount of the class X
                                            certificates will be reduced on each
                                            distribution date by the amount of
                                            any distributions of principal
                                            actually made on, and any losses
                                            actually allocated to, any class of
                                            series 2005-PWR10 principal balance
                                            certificates on that distribution
                                            date.

PASS-THROUGH RATES........................  The class A-1, A-2, A-3, A-AB, A-4,
                                            A-1A, X-1, X-2, A-M, A-J, B, C, D,
                                            E, F, G, H, J, K, L, M, N, O, P, Q
                                            and S certificates will be the
                                            series 2005-PWR10 certificates that
                                            bear interest and are sometimes
                                            referred to as the series 2005-PWR10
                                            interest-bearing certificates. The
                                            table appearing under the caption
                                            "--Overview of the Series 2005-PWR10
                                            Certificates" above provides the
                                            indicated information regarding the
                                            pass-through rate at which each of
                                            those classes of the series
                                            2005-PWR10 certificates will accrue
                                            interest.

                                            The pass-through rates for each
                                            class of certificates is set forth
                                            in the table appearing under the
                                            caption "--Overview of the Series
                                            2005-PWR10 Certificates" above.

                                            The weighted average of the adjusted
                                            net mortgage interest rates on the
                                            pooled mortgage loans from time to
                                            time will be calculated in the
                                            manner described under the heading
                                            "Description of the Offered
                                            Certificates--Distributions--
                                            Calculation of Pass-Through Rates"
                                            in

                                      S-15

                                            this prospectus supplement. See also
                                            "Glossary--Weighted Average Pool
                                            Pass-Through Rate".

DISTRIBUTIONS

A.GENERAL................................   For purposes of allocating
                                            distributions on the certificates,
                                            the mortgage pool will be divided
                                            into:

                                            o  loan group 1 consisting of 176
                                               pooled mortgage loans,
                                               representing 88.4% of the initial
                                               mortgage pool balance, and

                                            o  loan group 2 consisting of 36
                                               pooled mortgage loans,
                                               representing 11.6% of the initial
                                               mortgage pool balance. Loan group
                                               2 will consist of 61.7% of the
                                               initial mortgage pool balance of
                                               all the pooled mortgage loans
                                               secured by multifamily or
                                               manufactured housing community
                                               properties.

                                            The certificate administrator will
                                            make distributions of interest and,
                                            if and when applicable, principal on
                                            the classes of series 2005-PWR10
                                            certificates, first, on the class
                                            A-1, A-2, A-3, A-AB, A-4, A-1A and X
                                            certificates; second, on the class
                                            A-M certificates; third, on the
                                            class A-J certificates; and then on
                                            the other classes of certificates in
                                            order of their alphabetical
                                            designation. Allocation of interest
                                            distributions among the class A-1,
                                            A-2, A-3, A-AB, A-4, A-1A and X
                                            certificates is described under
                                            "--Distributions of Interest" below.
                                            Allocation of principal
                                            distributions among the class A-1,
                                            A-2, A-3, A-AB, A-4 and A-1A
                                            certificates is described under
                                            "--Distributions of Principal"
                                            below. The class X certificates do
                                            not have principal balances and do
                                            not entitle their holders to
                                            distributions of principal.

                                            See "Description of the Offered
                                            Certificates-Distributions-Priority
                                            of Distributions" in this prospectus
                                            supplement.

B. DISTRIBUTIONS OF INTEREST..............  Each class of series 2005-PWR10 certificates (other than the class R
                                            and V certificates) will bear
                                            interest. With respect to each
                                            interest-bearing class, interest
                                            will accrue during each interest
                                            accrual period based upon:

                                            o  the pass-through rate for that
                                               class and interest accrual
                                               period;

                                            o  the total principal balance or
                                               notional amount, as the case may
                                               be, of that class outstanding
                                               immediately prior to the related
                                               distribution date; and

                                            o  the assumption that each year
                                               consists of twelve 30-day months.

                                            A whole or partial prepayment on a
                                            pooled mortgage loan, whether made
                                            by the related borrower or resulting
                                            from the application of insurance
                                            proceeds and/or condemnation
                                            proceeds, may not be accompanied by
                                            the amount of one full month's
                                            interest on the prepayment. As and
                                            to the extent described under
                                            "Description of the Offered
                                            Certificates-Distributions-Interest
                                            Distributions" in this prospectus
                                            supplement, prepayment interest
                                            shortfalls may be allocated to

                                            reduce the amount of accrued
                                            interest otherwise payable to the

                                      S-16

                                            holders of all the series 2005-PWR10
                                            principal balance certificates on a
                                            pro rata basis.

                                            On each distribution date, subject
                                            to available funds and the
                                            allocation and distribution
                                            priorities described under
                                            "--General" above, you will be
                                            entitled to receive your
                                            proportionate share of all unpaid
                                            distributable interest accrued with
                                            respect to your class of offered
                                            certificates through the end of the
                                            related interest accrual period.

                                            Interest distributions with respect
                                            to the class A-1, A-2, A-3, A-AB,
                                            A-4, A-1A and X certificates will be
                                            made concurrently:

                                            o  in the case of the class A-1,
                                               A-2, A-3, A-AB and A-4
                                               certificates, on a pro rata basis
                                               in accordance with their
                                               respective interest entitlements,
                                               from available funds attributable
                                               to loan group 1;

                                            o  in the case of the class A-1A
                                               certificates, from available
                                               funds attributable to loan group
                                               2; and

                                            o  in the case of the class X
                                               certificates, from available
                                               funds attributable to loan group
                                               1 and loan group 2;

                                            provided that, if the portion of
                                            available funds with respect to
                                            either loan group is insufficient to
                                            pay in full the total amount of
                                            interest otherwise required to be
                                            distributed with respect to any of
                                            class A-1, A-2, A-3, A-AB, A-4, A-1A
                                            and/or X certificates as described
                                            above, then distributions of
                                            interest will be made on the class
                                            A-1, A-2, A-3, A-AB, A-4, A-1A and X
                                            certificates on a pro rata basis in
                                            accordance with their respective
                                            interest entitlements, from
                                            available funds attributable to the
                                            entire mortgage pool, without regard
                                            to loan group.

                                            See "Description of the Offered
                                            Certificates-Distributions-Interest
                                            Distributions" and "-Priority of
                                            Distributions" in this prospectus
                                            supplement.

C.  DISTRIBUTIONS OF PRINCIPAL............  Subject to--

                                            o  available funds,

                                            o  the distribution priorities
                                               described under "-General"
                                               above, and

                                            o  the reductions of principal
                                               balances described under
                                               "-Reductions of Certificate
                                               Principal Balances in Connection
                                               with Losses and Expenses" below,

                                            the holders of each class of offered
                                            certificates will be entitled to
                                            receive a total amount of principal
                                            over time equal to the total
                                            principal balance of their
                                            particular class at initial
                                            issuance.

                                            The certificate administrator must
                                            make principal distributions in a
                                            specified sequential order to ensure
                                            that:

                                            o  no distributions of principal
                                               will be made to the holders of
                                               the class G, H, J, K, L, M, N, O,
                                               P, Q and S certificates until, in
                                               the

                                      S-17

                                               case of each of those classes,
                                               the total principal balance of
                                               all classes of offered
                                               certificates with principal
                                               balances is reduced to zero;

                                            o  no distributions of principal
                                               will be made to the holders of
                                               the class A-M, A-J, B, C, D, E
                                               and F certificates until, in the
                                               case of each of those classes,
                                               the total principal balance of
                                               all more senior classes of series
                                               2005-PWR10 certificates is
                                               reduced to zero;

                                            o  except as described in the
                                               paragraph following these
                                               bullets, distributions of
                                               principal on the class A-1A
                                               certificates will be made only
                                               from the portion of the total
                                               distributable principal funds
                                               attributable to loan group 2
                                               plus, only after the total
                                               principal balance of the class
                                               A-1, A-2, A-3, A-AB and A-4
                                               certificates has been reduced to
                                               zero (if the class A-1A
                                               certificate are still outstanding
                                               at the time of that reduction),
                                               from the remaining portion of the
                                               total distributable principal
                                               funds attributable to loan group
                                               1;

                                            o  except as described in the
                                               paragraph following these
                                               bullets, distributions of
                                               principal on the class A-1, A-2,
                                               A-3, A-AB and A-4 certificates
                                               collectively will be made only
                                               from the portion of the total
                                               distributable funds attributable
                                               to loan group 1 plus, only after
                                               the principal balance of the
                                               class A-1A certificates is
                                               reduced to zero (if any of the
                                               class A-1, A-2, A-3, A-AB and/or
                                               A-4 certificates are still
                                               outstanding at the time of that
                                               reduction), from the remaining
                                               portion of the total
                                               distributable principal funds
                                               attributable to loan group 2; and

                                            o  except as described in the
                                               paragraph following these
                                               bullets, no distributions of
                                               principal will be made with
                                               respect to the class A-4
                                               certificates until the total
                                               principal balance of the class
                                               A-1, A-2, A-3 and A-AB
                                               certificates is reduced to zero;
                                               no distributions of principal
                                               will be made with respect to the
                                               class A-1, A-2 or A-3
                                               certificates on any distribution
                                               date until the total principal
                                               balance of the class A-AB
                                               certificates is reduced to the
                                               scheduled principal balance for
                                               that distribution date set forth
                                               on Schedule II to this prospectus
                                               supplement; no additional
                                               distributions of principal will
                                               be made with respect to the class
                                               A-AB certificates until the total
                                               principal balance of the class
                                               A-1, A-2 and A-3 certificates is
                                               reduced to zero; no distributions
                                               of principal will be made with
                                               respect to the class A-3
                                               certificates until the total
                                               principal balance of the class
                                               A-1 and A-2 certificates is
                                               reduced to zero; and no
                                               distributions of principal will
                                               be made with respect to the class
                                               A-2 certificates until the total
                                               principal balance of the class
                                               A-1 certificates is reduced to
                                               zero, all as described in this
                                               prospectus supplement under
                                               "Description of the Offered
                                               Certificates -- Distributions --
                                               Principal Distributions".

                                            Because of losses on the pooled
                                            mortgage loans, and/or
                                            default-related or other
                                            unanticipated expenses of the trust
                                            fund, the total principal balance of
                                            the class A-M, A-J, B, C, D, E, F,
                                            G, H, J, K, L, M, N, O, P, Q and S
                                            certificates could be reduced to
                                            zero at a time when two or

                                      S-18

                                            more of the class A-1, A-2, A-3,
                                            A-AB, A-4 and/or A-1A certificates
                                            remain outstanding. Under those
                                            circumstances, any distributions of
                                            principal on the class A-1, A-2,
                                            A-3, A-AB, A-4 and A-1A certificates
                                            will be made on a pro rata basis (in
                                            accordance with their respective
                                            total principal balances immediately
                                            prior to that distribution date)
                                            from remaining available funds
                                            (after interest distributions on the
                                            class A-1, A-2, A-3, A-AB, A-4, A-1A
                                            and X certificates) attributable to
                                            the entire mortgage pool without
                                            regard to loan group.

                                            The total distributions of principal
                                            to be made on the series 2005-PWR10
                                            certificates on any distribution
                                            date will, in general, be a function
                                            of--

                                            o  the amount of scheduled payments
                                               of principal due or, in cases
                                               involving balloon loans that
                                               remain unpaid after their stated
                                               maturity dates and mortgage loans
                                               as to which the related mortgaged
                                               properties have been acquired on
                                               behalf of (or partially on behalf
                                               of) the trust fund, deemed due,
                                               on the pooled mortgage loans
                                               during the same calendar month in
                                               which the subject distribution
                                               date occurs, which payments are
                                               either received as of the end of
                                               the related collection period or
                                               advanced by the applicable master
                                               servicer, the trustee or the
                                               fiscal agent, as applicable, and

                                            o  the amount of any prepayments and
                                               other unscheduled collections of
                                               previously unadvanced principal
                                               with respect to the pooled
                                               mortgage loans that are received
                                               during the related collection
                                               period.

                                            However, the amount of principal
                                            otherwise distributable on the
                                            certificates collectively on any
                                            distribution date will be reduced by
                                            the following amounts, to the extent
                                            those amounts are paid or reimbursed
                                            from collections or advances of
                                            principal: (1) advances determined
                                            to have become nonrecoverable, (2)
                                            advances that remain unreimbursed
                                            immediately following the
                                            modification of a mortgage loan and
                                            its return to performing status, (3)
                                            certain special servicing
                                            compensation and (4) certain other
                                            expenses.

                                            Portions of the principal
                                            distributable on the certificates
                                            collectively on any distribution
                                            date will be attributed to loan
                                            group 1 and/or loan group 2
                                            according to the attribution rules
                                            described in this prospectus
                                            supplement. In general, collections
                                            or advances of principal on a pooled
                                            mortgage loan will be attributed to
                                            the loan group that contains that
                                            pooled mortgage loan. See
                                            "Glossary--Principal Distribution
                                            Amount" in this prospectus
                                            supplement.

                                            The class X certificates do not
                                            entitle their holders to any
                                            distributions of principal.

                                            See "Description of the Offered
                                            Certificates--Distributions--
                                            Principal Distributions" and
                                            "--Priority of Distributions" and
                                            "Glossary--Principal Distribution
                                            Amount" in this prospectus
                                            supplement.

                                      S-19

D.  DISTRIBUTIONS OF YIELD MAINTENANCE
    CHARGES AND OTHER PREPAYMENT
    PREMIUMS..............................  Any yield maintenance charge or prepayment premium collected in
                                            respect of a pooled mortgage loan
                                            generally will be distributed, in
                                            the proportions described in this
                                            prospectus supplement, to the
                                            holders of the class X certificates
                                            and/or to the holders of any class
                                            A-1, A-2, A-3, A-AB, A-4, A-1A, A-M,
                                            A-J, B, C, D, E, F, G, H, J and/or K
                                            certificates, then entitled to
                                            receive distributions of principal.
                                            See "Description of the Offered
                                            Certificates--Distributions--
                                            Distributions of Yield Maintenance
                                            Charges and Prepayment Premiums" in
                                            this prospectus supplement.

REDUCTIONS OF CERTIFICATE PRINCIPAL
BALANCES IN CONNECTION WITH
LOSSES AND EXPENSES.......................  Because of losses on the pooled mortgage loans and/or
                                            default-related and other
                                            unanticipated expenses of the trust
                                            fund, the total principal balance of
                                            the mortgage pool, net of advances
                                            of principal, may fall below the
                                            total principal balance of the
                                            series 2005-PWR10 certificates. If
                                            and to the extent that those losses
                                            and expenses cause such a deficit to
                                            exist following the distributions
                                            made on the series 2005-PWR10
                                            certificates on any distribution
                                            date, then the principal balances of
                                            the series 2005-PWR10 principal
                                            balance certificates generally will
                                            be sequentially reduced (without
                                            accompanying principal
                                            distributions) in the reverse order
                                            of distribution priority (first,
                                            class S, then class Q and so on),
                                            until that deficit is eliminated.
                                            Any reduction of the total principal
                                            balance of the class A-1, A-2, A-3,
                                            A-AB, A-4 and A-1A certificates will
                                            be allocated among those classes on
                                            a pro rata basis in accordance with
                                            the relative sizes of those
                                            principal balances at the time of
                                            the reduction.

                                            See "Description of the Offered
                                            Certificates--Reductions of
                                            Certificate Principal Balances in
                                            Connection with Realized Losses and
                                            Additional Trust Fund Expenses" in
                                            this prospectus supplement.

ADVANCES OF DELINQUENT MONTHLY
DEBT SERVICE PAYMENTS.....................  With respect to the pooled mortgage loans for which it is the applicable
                                            master servicer, each master
                                            servicer will be required to make
                                            debt service advances with respect
                                            to any delinquent scheduled monthly
                                            payments, other than balloon
                                            payments, of principal and/or
                                            interest and to make advances for
                                            the pooled mortgage loans that are
                                            balloon loans and become defaulted
                                            upon their maturity dates, on the
                                            same amortization schedule as if the
                                            maturity date had not occurred. The
                                            trustee must make any of those
                                            advances that a master servicer is
                                            required, but fails, to make, and
                                            the fiscal agent must make any of
                                            those advances that the trustee is
                                            required, but fails, to make. Any
                                            party that makes a debt service
                                            advance will be entitled to be
                                            reimbursed for that advance,
                                            together with interest at the prime
                                            lending rate described more fully in
                                            this prospectus supplement. However,
                                            interest will commence accruing on
                                            any monthly debt service advance
                                            made in respect of a scheduled
                                            monthly debt service payment only on
                                            the date on which any applicable
                                            grace period for that payment
                                            expires.

                                      S-20

                                            Notwithstanding the foregoing, none
                                            of the master servicers, the trustee
                                            or the fiscal agent will be required
                                            to make any debt service advance
                                            that it or the special servicer
                                            determines, in its reasonable good
                                            faith judgment, will not be
                                            recoverable (together with interest
                                            on the advance) from proceeds of the
                                            related mortgage loan. Absent bad
                                            faith, the determination by any
                                            authorized person that a debt
                                            service advance constitutes a
                                            nonrecoverable advance as described
                                            above will be conclusive and
                                            binding. In the case of The Westin
                                            Copley Place pooled mortgage loan,
                                            which has an associated non-pooled
                                            pari passu companion loan that is
                                            included in another commercial
                                            mortgage securitization, each of the
                                            applicable series 2005-PWR10 master
                                            servicer and the comparable party
                                            under the pooling and servicing
                                            agreement for the other commercial
                                            mortgage securitization must
                                            independently make its own decision
                                            as to the nonrecoverability of any
                                            debt service advance in respect of
                                            its The Westin Copley Place mortgage
                                            loan. If either of those parties
                                            makes a nonrecoverability
                                            determination, then neither of those
                                            parties may make any further debt
                                            service advances on the respective
                                            The Westin Copley Place mortgage
                                            loan unless those parties have
                                            consulted with each other and agree
                                            that circumstances have changed such
                                            that a proposed future debt service
                                            advance would not be a
                                            nonrecoverable advance.

                                            In addition, a designated servicer
                                            must obtain an appraisal or conduct
                                            an internal valuation of the
                                            mortgaged property securing a pooled
                                            mortgage loan following a material
                                            default or the occurrence of certain
                                            other events described in this
                                            prospectus supplement. Based upon
                                            the results of such appraisal, the
                                            amount otherwise required to be
                                            advanced with respect to interest on
                                            that pooled mortgage loan may be
                                            reduced as described under the
                                            heading "Description of the Offered
                                            Certificates--Advances of Delinquent
                                            Monthly Debt Service Payments" in
                                            this prospectus supplement. Due to
                                            the distribution priorities
                                            described in this prospectus
                                            supplement, any reduction in
                                            advances will generally reduce the
                                            funds available to pay interest on
                                            the respective classes of
                                            subordinate interest-bearing series
                                            2005-PWR10 certificates sequentially
                                            in the reverse order of distribution
                                            priority (first, class S, then class
                                            Q and so on) up to the total amount
                                            of the reduction.

                                            See "Servicing of the Mortgage Loans
                                            Under the Series 2005-PWR10 Pooling
                                            and Servicing Agreement--Required
                                            Appraisals" in this prospectus
                                            supplement and "Description of the
                                            Certificates--Advances in Respect of
                                            Delinquencies" in the accompanying
                                            prospectus.

EARLY TERMINATION.........................  The trust fund may be terminated and therefore the series 2005-PWR10
                                            certificates may be retired early by
                                            certain designated entities when the
                                            total outstanding principal balance
                                            of the pooled mortgage loans, net of
                                            advances of principal, is reduced to
                                            1.0% or less of the initial mortgage
                                            pool balance.

                                 THE TRUST FUND

CREATION OF THE TRUST FUND................  We will use the net proceeds from the issuance and sale of the series
                                            2005-PWR10 certificates as the
                                            consideration to purchase the
                                            mortgage loans that will back those
                                            certificates from the mortgage loan
                                            sellers.

                                      S-21

                                            Promptly upon acquisition, we will
                                            transfer those mortgage loans to the
                                            trust fund in exchange for the
                                            series 2005-PWR10 certificates. In
                                            this prospectus supplement, we
                                            sometimes refer to those mortgage
                                            loans as pooled mortgage loans. As
                                            described under "Description of the
                                            Offered Certificates --
                                            Distributions --General" above, the
                                            pooled mortgage loans will be
                                            divided into loan group 1 and loan
                                            group 2 for purposes of calculating
                                            distributions on the certificates.

GENERAL CONSIDERATIONS....................  When reviewing the information that we have included in this prospectus
                                            supplement with respect to the
                                            pooled mortgage loans, please note
                                            that--

                                            o  All numerical information
                                               provided with respect to the
                                               pooled mortgage loans is provided
                                               on an approximate basis.

                                            o  References to initial mortgage
                                               pool balance mean the aggregate
                                               cut-off date principal balance of
                                               all the pooled mortgage loans,
                                               references to the initial loan
                                               group 1 balance mean the
                                               aggregate cut-off date principal
                                               balance of the pooled mortgage
                                               loans in loan group 1 and
                                               references to the initial loan
                                               group 2 balance mean the
                                               aggregate cut-off date principal
                                               balance of the pooled mortgage
                                               loans in loan group 2. All
                                               weighted average information
                                               provided with respect to the
                                               pooled mortgage loans or any sub-
                                               group of pooled mortgage loans
                                               reflects a weighting based on
                                               their respective cut-off date
                                               principal balances. We will
                                               transfer the cut-off date
                                               principal balance for each of the
                                               pooled mortgage loans to the
                                               trust fund. We show the cut-off
                                               date principal balance for each
                                               of the pooled mortgage loans on
                                               Appendix B to this prospectus
                                               supplement.

                                            o  In presenting the cut-off date
                                               principal balances of the
                                               mortgage loans, we have assumed
                                               that all scheduled payments of
                                               principal and/or interest due on
                                               the mortgage loans on or before
                                               the cut-off date are timely made.

                                            o  Some of the pooled mortgage loans
                                               are evidenced by multiple
                                               promissory notes.

                                            o  Some of the pooled mortgage loans
                                               are cross-collateralized and
                                               cross-defaulted with one or more
                                               other pooled mortgage loans. In
                                               general, when a pooled mortgage
                                               loan is cross-collateralized and
                                               cross-defaulted with another
                                               pooled mortgage loan, we present
                                               the information regarding those
                                               pooled mortgage loans as if each
                                               of them was secured only by the
                                               related mortgaged property
                                               identified on Appendix B to this
                                               prospectus supplement, except
                                               that loan-to-value ratio and debt
                                               service coverage ratio
                                               information is presented for a
                                               cross-collateralized group on an
                                               aggregate basis in the manner
                                               described in this prospectus
                                               supplement. None of the mortgage
                                               loans in the trust fund will be
                                               cross-collateralized with any
                                               mortgage loan that is not in the
                                               trust fund (except as described
                                               in this prospectus supplement
                                               with respect to the pooled
                                               mortgage loans secured by the
                                               mortgaged properties respectively
                                               identified on Appendix

                                      S-22

                                                B as The Westin Copley Place,
                                                Muirwood Apartments and
                                                Chapanoke Square).

                                             o  In some cases, an individual
                                                pooled mortgage loan is secured
                                                by multiple mortgaged properties
                                                (other than through cross-
                                                collateralization and cross-
                                                default). For purposes of
                                                providing property-specific
                                                information, an allocated loan
                                                amount has been assigned to each
                                                of the related mortgaged
                                                properties based upon one or
                                                more of the following--

                                                      1. relative appraised
                                                         values,

                                                      2. relative underwritten
                                                         net cash flow,

                                                      3. prior allocations
                                                         reflected in the
                                                         related mortgage loan
                                                         documents, or

                                                      4. relative acquisition
                                                         costs.

                                            o   When information with respect to
                                                the mortgaged properties is
                                                expressed as a percentage of the
                                                initial mortgage pool balance,
                                                the initial loan group 1 balance
                                                or the initial loan group 2
                                                balance, the percentages are
                                                based in each case upon--

                                                      1. if the related pooled
                                                         mortgage loan is either
                                                         secured by only one
                                                         mortgaged property or
                                                         cross-collateralized
                                                         with one or more other
                                                         pooled mortgage loans,
                                                         the cut-off date
                                                         principal balance of
                                                         the related pooled
                                                         mortgage loan, or

                                                      2. if the related pooled
                                                         mortgage loan is
                                                         secured by multiple
                                                         mortgaged properties
                                                         (other than through
                                                         cross-collateralization
                                                         and cross-default with
                                                         one or more other
                                                         pooled mortgage loans),
                                                         an allocated portion of
                                                         the cut-off date
                                                         principal balance of
                                                         the related mortgage
                                                         loan as described
                                                         above.

                                            o   If a pooled mortgage loan is
                                                secured by multiple parcels of
                                                real property, those parcels may
                                                be presented as a single parcel
                                                of real property if the
                                                operation or management of those
                                                parcels so warrants.

                                            o   With respect to The Westin
                                                Copley Place pooled mortgage
                                                loan, which is secured by a
                                                mortgaged property that also
                                                secures a non-pooled mortgage
                                                loan that is pari passu in right
                                                of payment with that pooled
                                                mortgage loan, we present loan-
                                                to-value ratios, debt service
                                                coverage ratios and loan per
                                                unit in this prospectus
                                                supplement in a manner that
                                                reflects the aggregate
                                                indebtedness evidenced by the
                                                pooled mortgage loan and its
                                                related non-pooled pari passu
                                                companion loan.

                                            o   With respect to all other pooled
                                                mortgage loans that are secured
                                                by mortgaged properties that
                                                also secure one or more non-
                                                pooled mortgage loans that are
                                                subordinate to the related
                                                pooled mortgage loan, we present
                                                loan-to-value ratios, debt
                                                service coverage ratios and loan
                                                per net rentable square foot or
                                                unit, as

                                      S-23

                                                applicable, in this prospectus
                                                supplement in a manner that
                                                reflects only the applicable
                                                pooled mortgage loan and without
                                                regard to the related non-pooled
                                                subordinate loan(s).

                                            o   With respect to certain (but not
                                                all) of the pooled mortgage
                                                loans that have earnout escrow
                                                or holdback amounts that will
                                                not be released to the related
                                                borrower unless and until
                                                certain property performance or
                                                other criteria are satisfied, we
                                                present loan-to-value ratios in
                                                this prospectus supplement in a
                                                manner that reflects the
                                                principal balance of the pooled
                                                mortgage loan net of the related
                                                earnout escrow or holdback
                                                amount, as described in the
                                                notes to Appendix B to this
                                                prospectus supplement.

                                            o   The pooled mortgage loan secured
                                                by the mortgaged property
                                                identified on Appendix B to this
                                                prospectus supplement as
                                                Rushville Plaza, which pooled
                                                mortgage loan represents 0.1% of
                                                the initial mortgage pool
                                                balance (and 0.1% of the initial
                                                loan group 1 balance), is
                                                secured by a second mortgage
                                                lien on that property and for
                                                purposes of the calculation of
                                                the loan-to-value ratio and debt
                                                service coverage ratio in this
                                                prospectus supplement, there was
                                                subtracted from the combined
                                                cut-off date balance of that
                                                pooled mortgage loan and the
                                                related first mortgage loan an
                                                amount equal to $304,333, which
                                                is the amount of the letter of
                                                credit that was delivered and
                                                must be maintained by the
                                                borrower in an amount at least
                                                equal to the principal balance
                                                of that first mortgage loan
                                                until the first mortgage lien on
                                                the related mortgaged property
                                                has been released.

                                            o   The general characteristics of
                                                the entire mortgage pool backing
                                                the certificates are not
                                                necessarily representative of
                                                the general characteristics of
                                                either loan group 1 or loan
                                                group 2. The yield on any class
                                                of offered certificates will
                                                depend on, among other things,
                                                the composition of each of loan
                                                group 1 and loan group 2. The
                                                general characteristics of each
                                                such loan group should also be
                                                analyzed when making an
                                                investment decision.

                                            o   Whenever we refer to a
                                                particular mortgaged property or
                                                portfolio by name, we mean the
                                                property or portfolio identified
                                                by that name on Appendix B to
                                                this prospectus supplement.

                                            o   Statistical information
                                                regarding the pooled mortgage
                                                loans may change prior to the
                                                date of initial issuance of the
                                                offered certificates due to
                                                changes in the composition of
                                                the mortgage pool prior to that
                                                date.

PAYMENT TERMS.............................  Each of the pooled mortgage loans currently accrues interest at the
                                            annual rate specified with respect
                                            to that mortgage loan on Appendix B
                                            to this prospectus supplement.
                                            Except as otherwise described below
                                            with respect to pooled mortgage
                                            loans that have anticipated
                                            repayment dates or in the next two
                                            sentences, the mortgage interest
                                            rate for each pooled mortgage loan
                                            is, in the absence of default, fixed
                                            for the remaining term of the loan.
                                            The mortgage interest rate that we
                                            present in this prospectus

                                      S-24

                                            supplement for the pooled mortgage
                                            loan secured by the mortgaged
                                            property identified on Appendix B to
                                            this prospectus supplement as Marcus
                                            Avenue is the weighted average of
                                            the non-default interest rates on
                                            two promissory notes that together
                                            evidence that pooled mortgage loan,
                                            and the related borrower is entitled
                                            to make voluntary prepayments of
                                            those notes in a manner that may
                                            result in an increase or decrease in
                                            that average rate. Such weighted
                                            average rate may also decline (or
                                            increase) as a result of
                                            amortization because the two
                                            promissory notes have different
                                            amortization schedules. The pooled
                                            mortgage loan secured by the
                                            mortgaged property identified on
                                            Appendix B to this prospectus
                                            supplement as Pacheco Pass Phase I
                                            Shopping Center provides for a
                                            one-time increase in the mortgage
                                            interest rate in January 2008, as
                                            described in the "Footnotes to
                                            Appendix B."

                                            All of the pooled mortgage loans
                                            provide for scheduled payments of
                                            principal and/or interest to be due
                                            monthly.

                                            Two hundred and four (204) of the
                                            pooled mortgage loans, representing
                                            98.8% of the initial mortgage pool
                                            balance (which pooled mortgage loans
                                            consist of 168 pooled mortgage loans
                                            in loan group 1, representing 98.6%
                                            of the initial loan group 1 balance,
                                            and 36 pooled mortgage loans in loan
                                            group 2, representing 100.0% of the
                                            initial loan group 2 balance), are
                                            balloon mortgage loans that provide
                                            for:

                                            o   an amortization schedule that is
                                                significantly longer than its
                                                original term to stated maturity
                                                (or anticipated repayment date)
                                                or, alternatively, for no
                                                amortization prior to maturity
                                                (or the anticipated repayment
                                                date); and

                                            o   a substantial payment of
                                                principal on its maturity date
                                                (unless the mortgage loan has an
                                                anticipated repayment date)
                                                generally equal to 5% or more of
                                                the original mortgage loan
                                                amount.

                                            Fifty-one (51) of the balloon
                                            mortgage loans referred to in the
                                            preceding paragraph (exclusive of
                                            hyperamortizing loans), representing
                                            36.7% of the initial mortgage pool
                                            balance (which pooled mortgage loans
                                            consist of thirty-nine (39) pooled
                                            mortgage loans in loan group 1,
                                            representing 35.4% of the initial
                                            loan group 1 balance, and twelve
                                            (12) pooled mortgage loans in loan
                                            group 2, representing 46.2% of the
                                            initial loan group 2 balance),
                                            provide for initial interest-only
                                            periods that expire 6 to 60 months
                                            following their respective
                                            origination dates; and eight (8) of
                                            the balloon mortgage loans referred
                                            to in the preceding paragraph,
                                            representing 13.9% of the initial
                                            mortgage pool balance (which pooled
                                            mortgage loans consist of 8 pooled
                                            mortgage loans in loan group 1,
                                            representing 15.8% of the initial
                                            loan group 1 balance), provide for
                                            no amortization and for
                                            interest-only payments for their
                                            entire term to maturity. See
                                            Schedule I to this prospectus
                                            supplement for the amortization
                                            schedule for the pooled mortgage
                                            loan secured by the mortgaged
                                            property identified on Appendix B to
                                            this prospectus supplement as
                                            Greentec IV, which is a balloon loan
                                            with a nonstandard amortization
                                            schedule.

                                            Thirty (30) of the pooled mortgage
                                            loans referred to in the second
                                            preceding paragraph, representing
                                            18.7% of the initial mortgage pool

                                      S-25

                                            balance (which pooled mortgage loans
                                            consist of 23 pooled mortgage loans
                                            in loan group 1, representing 18.9%
                                            of the initial loan group 1 balance,
                                            and seven (7) pooled mortgage loans
                                            in loan group 2, representing 16.8%
                                            of the initial loan group 2
                                            balance), are "ARD" or
                                            "hyperamortizing" loans that provide
                                            material incentives to, but do not
                                            require, the related borrower to pay
                                            the mortgage loan in full by a
                                            specified date prior to the stated
                                            maturity date. We consider that
                                            specified date to be the anticipated
                                            repayment date for the mortgage
                                            loan. Because of these incentives,
                                            we consider the ARD loans also to be
                                            balloon loans. Seventeen (17) of the
                                            ARD loans, representing 9.2% of the
                                            initial mortgage pool balance (which
                                            pooled mortgage loans consist of ten
                                            (10) pooled mortgage loans in loan
                                            group 1, representing 8.2% of the
                                            initial loan group 1 balance, and 7
                                            pooled mortgage loans in loan group
                                            2, representing 16.8% of the initial
                                            loan group 2 balance), provide for
                                            an initial interest-only period that
                                            expires 24 to 60 months following
                                            their origination date. Four (4) of
                                            the ARD loans, representing 5.7% of
                                            the initial mortgage pool balance
                                            (and 6.4% of the initial loan group
                                            1 balance), requires interest-only
                                            payments for its entire term to ARD.
                                            The nine (9) remaining ARD loans,
                                            representing 3.8% of the initial
                                            mortgage pool balance (representing
                                            4.3% of the initial loan group 1
                                            balance), provide for no
                                            interest-only period. The ARD loans
                                            include three (3) of the ten largest
                                            pooled mortgage loans, namely the
                                            pooled mortgage loans secured by the
                                            mortgaged properties identified on
                                            Appendix B to this prospectus
                                            supplement as The Westin Copley
                                            Place, Crocker Park and College
                                            Square Mall. All of the pooled
                                            mortgage loans described in this
                                            paragraph are included in the pooled
                                            mortgage loans described in the two
                                            preceding paragraphs.

                                            Eight (8) of the pooled mortgage
                                            loans, representing 1.2% of the
                                            initial mortgage pool balance
                                            (representing 1.4% of the initial
                                            loan group 1 balance), are
                                            fully-amortizing mortgage loans that
                                            are scheduled to have less than 5%
                                            of their original principal balances
                                            due at their stated maturities.

                                            Some of the pooled mortgage loans
                                            may, in each case, provide for a
                                            recast of the amortization schedule
                                            and an adjustment of the monthly
                                            debt service payments on the
                                            mortgage loan upon application of
                                            specified amounts of condemnation
                                            proceeds or insurance proceeds to
                                            pay the related unpaid principal
                                            balance or upon application of
                                            earnout escrows or holdback amounts
                                            if certain property performance or
                                            other criteria are not satisfied.
                                            See the "Footnotes to Appendix B and
                                            Appendix C" to this prospectus
                                            supplement for more information
                                            regarding these earnout reserves and
                                            holdback amounts. Some of the pooled
                                            mortgage loans that are secured by
                                            multiple mortgaged properties or
                                            parcels and that permit partial
                                            prepayments of the individual or
                                            aggregate indebtedness in connection
                                            with releases of individual
                                            properties or parcels also provide
                                            for a recast of the amortization and
                                            an adjustment of the monthly debt
                                            service payments on the mortgage
                                            loan(s) upon any such prepayment and
                                            release.

DELINQUENCY STATUS........................  None of the mortgage loans that we intend to include in the trust fund
                                            will be, or will have been, 30 days
                                            or more delinquent in respect of any

                                      S-26

                                            monthly debt service payment as of
                                            the cut-off date or at any time
                                            during the 12-month period preceding
                                            the cut-off date.

PREPAYMENT/DEFEASANCE PROVISIONS..........  As of their respective cut-off dates, all of the pooled mortgage
                                            loans restrict voluntary principal
                                            prepayments as follows

                                            o   One hundred fifty-one (151)
                                                pooled mortgage loans,
                                                representing 86.4% of the
                                                initial mortgage pool balance
                                                (which pooled mortgage loans
                                                consist of 123 pooled mortgage
                                                loans in loan group 1,
                                                representing 86.3% of the
                                                initial loan group 1 balance,
                                                and 28 pooled mortgage loans in
                                                loan group 2, representing 87.5%
                                                of the initial loan group 2
                                                balance), prohibit voluntary
                                                principal prepayments for a
                                                period ending on a date
                                                determined by the related
                                                mortgage loan documents (which
                                                may be the maturity date), which
                                                period is referred to in this
                                                prospectus supplement as a
                                                lock-out period, but permit the
                                                related borrower, after an
                                                initial period of at least two
                                                years following the date of
                                                issuance of the series
                                                2005-PWR10 certificates, to
                                                defease the pooled mortgage loan
                                                by pledging certain government
                                                securities and obtaining the
                                                release of all or a portion of
                                                the mortgaged property from the
                                                lien of the mortgage.

                                            o   Twenty-four (24) pooled mortgage
                                                loans, representing 5.6% of the
                                                initial mortgage pool balance
                                                (which pooled mortgage loans
                                                consist of 20 pooled mortgage
                                                loans in loan group 1,
                                                representing 5.8% of the initial
                                                loan group 1 balance, and 4
                                                pooled mortgage loans in loan
                                                group 2, representing 4.4% of
                                                the initial loan group 2
                                                balance), prohibit voluntary
                                                principal prepayments during a
                                                lock-out period, and following
                                                the lock-out period provide for
                                                prepayment premiums or yield
                                                maintenance charges calculated
                                                on the basis of the greater of a
                                                yield maintenance formula and 1%
                                                of the amount prepaid.

                                            o   Thirty (30) pooled mortgage
                                                loans, representing 4.9% of the
                                                initial mortgage pool balance
                                                (which pooled mortgage loans
                                                consist of 26 pooled mortgage
                                                loans in loan group 1,
                                                representing 4.4% of the initial
                                                loan group 1 balance, and 4
                                                pooled mortgage loans in loan
                                                group 2, representing 8.1% of
                                                the initial loan group 2
                                                balance), prohibit voluntary
                                                principal prepayments during a
                                                lock-out period, and following
                                                the lock-out period provide for
                                                a prepayment premium or yield
                                                maintenance charge calculated on
                                                the basis of the greater of a
                                                yield maintenance formula and 1%
                                                of the amount prepaid, and also
                                                permit the related borrower,
                                                after an initial period of at
                                                least two years following the
                                                date of the issuance of the
                                                series 2005-PWR10 certificates,
                                                to defease the pooled mortgage
                                                loan by pledging certain
                                                government securities and
                                                obtaining the release of the
                                                mortgaged property from the lien
                                                of the mortgage.

                                            o   Five (5) of the pooled mortgage
                                                loans, representing 2.9% of the
                                                initial mortgage pool balance
                                                (which pooled mortgage loans
                                                consist of 5 pooled mortgage
                                                loans in loan group 1,
                                                representing 3.2% of the initial
                                                loan group 1 balance), permit
                                                prepayment in

                                      S-27

                                                whole (but not in part) at any
                                                time with the payment of a
                                                prepayment premium or yield
                                                maintenance charge calculated on
                                                the basis of the greater of a
                                                yield maintenance formula and 1%
                                                of the amount prepaid.

                                            o   Two (2) pooled mortgage loans,
                                                representing 0.2% of the initial
                                                mortgage pool balance (which
                                                pooled mortgage loans consist of
                                                2 pooled mortgage loans in loan
                                                group 1, representing 0.3% of
                                                the initial loan group 1
                                                balance), prohibit voluntary
                                                principal prepayments during a
                                                lock-out period, and for a
                                                period following the lock-out
                                                period provide for a prepayment
                                                premium or yield maintenance
                                                charge calculated on the basis
                                                of the greater of a yield
                                                maintenance formula and 1% of
                                                the amount prepaid, and,
                                                following that period, in
                                                addition to providing for a
                                                prepayment premium or yield
                                                maintenance charge calculated on
                                                the basis of the greater of a
                                                yield maintenance formula and 1%
                                                of the amount prepaid, also
                                                permit the related borrower (in
                                                no event prior to two years
                                                following the date of the
                                                issuance of the series
                                                2005-PWR10 certificates) to
                                                defease the pooled mortgage loan
                                                by pledging certain government
                                                securities and obtaining the
                                                release of the mortgaged
                                                property from the lien of the
                                                mortgage.

                                            See "Description of the Mortgage
                                            Pool--Certain Characteristics of the
                                            Mortgage Pool--Cross-Collateralized
                                            Mortgage Loans and Multi-Property
                                            Mortgage Loans (and Related
                                            Collateral Substitution, Partial
                                            Release or Partial Defeasance
                                            Provisions); Mortgage Loans with
                                            Affiliated Borrowers", "--Voluntary
                                            Prepayment and Defeasance
                                            Provisions" and "--Other Releases"
                                            in this prospectus supplement.

ADDITIONAL STATISTICAL INFORMATION

A.GENERAL CHARACTERISTICS................. The mortgage pool, loan group 1 and loan group 2 will have the following
                                            general characteristics as of the
                                            cut-off date:

                                                                        MORTGAGE
                                                                        POOL          LOAN GROUP 1     LOAN GROUP 2
                                                                    --------------    ------------     ------------

                    Initial aggregate cut-off date
                       principal balance (+/-5%)............         $2,633,679,672   $2,327,907,690     $305,771,982
                    Number of pooled mortgage loans.........                    212              176               36
                    Number of mortgaged properties..........                    232              190               42
                    Largest cut-off date principal balance..           $275,700,000     $275,700,000      $45,000,000
                    Smallest cut-off date principal balance.               $957,747         $957,747       $1,997,794
                    Average cut-off date principal balance..            $12,423,017      $13,226,748       $8,493,666
                    Highest mortgage interest rate..........                6.2700%          6.2700%          5.7400%
                    Lowest mortgage interest rate...........                4.7500%          4.7500%          4.9500%
                    Weighted average mortgage interest rate.                5.5140%          5.5167%          5.4927%
                    Longest original term to maturity or
                       anticipated repayment date...........               240 mos.         240 mos.         180 mos.

                                      S-28

                                                                        MORTGAGE
                                                                        POOL          LOAN GROUP 1     LOAN GROUP 2
                                                                      --------        ------------     ------------

                    Shortest original term to maturity or
                       anticipated repayment date...........                60 mos.          60 mos.          84 mos.
                    Weighted average original term to
                       maturity or anticipated repayment
                       date.................................               120 mos.         118 mos.         129 mos.
                    Longest remaining term to maturity or
                       anticipated repayment date...........               240 mos.         240 mos.         175 mos.
                    Shortest remaining term to maturity or
                       anticipated repayment date...........                57 mos.          57 mos.          82 mos.
                    Weighted average remaining term to
                        maturity or anticipated repayment
                       date.................................               117 mos.         116 mos.         126 mos.
                    Highest debt service coverage ratio,
                       based on underwritten net cash flow*.                  4.56x            4.56x            3.30x
                    Lowest debt service coverage ratio,
                       based on underwritten net cash flow*.                  1.12x            1.12x            1.18x
                    Weighted average debt service coverage
                        ratio, based on underwritten net
                       cash flow*...........................                  1.61x            1.60x            1.65x
                    Highest debt service coverage ratio
                       (after IO period), based on
                       underwritten net cash flow*..........                  4.56x            4.56x            3.30x
                    Lowest debt service coverage ratio
                       (after IO period), based on
                       underwritten net cash flow*..........                  1.02x            1.02x            1.11x
                    Weighted average debt service coverage
                        ratio (after IO period), based on
                       underwritten net cash flow*..........                  1.45x            1.45x            1.47x
                    Highest cut-off date loan-to-value
                       ratio*...............................                  83.7%            80.9%            83.7%
                    Lowest cut-off date loan-to-value ratio*                   9.5%             9.5%            31.2%
                    Weighted average cut-off date
                       loan-to-value ratio*.................                  68.3%            68.4%            67.4%
                       ---------

                       *In the case of the pooled mortgage loans that are
                       secured by mortgaged properties that also secure a
                       related non-pooled mortgage loan that is subordinate to
                       that pooled mortgage loan, debt service coverage ratio
                       and loan-to-value information is generally presented in
                       this prospectus supplement without regard to the
                       non-pooled mortgage loan. Considering the combined
                       annualized monthly debt service payable as of the cut-off
                       date under the pooled mortgage loan and the non-pooled
                       mortgage loan in those cases, the highest, lowest and
                       weighted average debt service coverage ratio (based on
                       underwritten net cash flow) of the mortgage pool would be
                       4.56x, 1.12x and 1.61x, respectively, of loan group 1
                       would be 4.56x, 1.12x and 1.62x, respectively, and of
                       loan group 2 would be 3.30x, 1.18x and 1.56x,
                       respectively. Considering the combined principal balance
                       of the pooled mortgage loan and the non-pooled mortgage
                       loan in those cases, the highest, lowest and weighted
                       average cut-off date loan-to-value ratio would be 84.6%,
                       9.5% and 68.4%, respectively, of loan group 1 would be
                       84.6%, 9.5% and 68.3%, respectively, and of loan group 2
                       would be 83.7%, 31.2% and 69.8%, respectively. With
                       respect to certain (but not all) of the pooled mortgage
                       loans that have earnout escrow or holdback amounts that
                       will not be released to the related borrower unless and
                       until certain property performance

                                      S-29

                       or other criteria are satisfied, loan-to-value ratio
                       information is presented, in this prospectus supplement,
                       in a manner that reflects the principal balance of the
                       pooled mortgage loan net of the related earnout escrow or
                       holdback amount as described in the notes to Appendix B
                       in this prospectus supplement. The pooled mortgage loan
                       secured by the mortgaged property identified on Appendix
                       B to this prospectus supplement as Rushville Plaza, which
                       pooled mortgage loan represents 0.1% of the initial
                       mortgage pool balance (and 0.1% of the initial loan group
                       1 balance), is secured by a second mortgage lien on that
                       property and for purposes of the calculation of the
                       loan-to-value ratio and debt service coverage ratio
                       presented in this prospectus supplement, there was
                       subtracted from the combined cut-off date balance of that
                       pooled mortgage loan and the related non-pooled first
                       mortgage loan an amount equal to $304,333, which is the
                       amount of the letter of credit that was delivered and
                       must be maintained by the borrower in an amount at least
                       equal to the principal balance of the first mortgage loan
                       until the first mortgage lien on the related mortgaged
                       property has been released.

B.STATE CONCENTRATIONS....................  The table below shows the number of, and percentage of the initial
                                            mortgage pool balance, initial loan
                                            group 1 balance and initial loan
                                            group 2 balance secured by,
                                            mortgaged properties located in the
                                            indicated states or regions:

                                                                                    % OF        % OF
                                                                                   INITIAL     INITIAL       % OF
                                                                    NUMBER OF     MORTGAGE      LOAN        INITIAL
                                                                    MORTGAGED       POOL        GROUP 1    LOAN GROUP
                                                STATE/REGION        PROPERTIES     BALANCE     BALANCE     2 BALANCE
                                            ---------------------   ----------    --------     --------    ----------

                                            Kansas...............          2         1.2%       12.7%        0.0%
                                            California...........         47         0.8%       11.6%        4.7%
                                                 Southern CA.....         27         6.7%        7.0%        4.7%
                                                 Northern CA.....         20         4.0%        4.6%        0.0%
                                            Nevada...............          4         0.3%       11.7%        0.0%
                                            Ohio.................         16         9.1%        9.4%        7.0%
                                            Massachusetts........         14         7.4%        8.4%        0.0%
                                            ---------

                                            The remaining mortgaged properties
                                            are located throughout thirty-two
                                            (32) other states. No more than 4.4%
                                            of the initial mortgage pool balance
                                            is secured by mortgaged properties
                                            located in any of those other
                                            jurisdictions. Northern California
                                            includes areas with zip codes above
                                            93600 and Southern California
                                            includes areas with zip codes of
                                            93600 and below.

C. PROPERTY TYPES........................   The table below shows the number of,
                                            and percentage of the initial
                                            mortgage pool balance, initial loan
                                            group 1 balance and initial loan
                                            group 2 balance secured by,
                                            mortgaged properties operated
                                            primarily for each indicated
                                            purpose:

                                      S-30

                                                                                   INITIAL     INITIAL       % OF
                                                                    NUMBER OF      MORTGAGE     LOAN         INITIAL
                                                                    MORTGAGED       POOL       GROUP 1     LOAN GROUP 2
                                               PROPERTY TYPES       PROPERTIES     BALANCE     BALANCE       BALANCE
                                            ---------------------   ----------     --------    -------     ----------

                                            Retail...............         76         6.9%       41.7%          0.0%
                                            Multifamily..........         54         6.2%        5.5%         98.0%
                                            Office...............         40         4.3%       16.2%          0.0%
                                            Hospitality..........         11         0.1%       11.4%          0.0%
                                            Other(1).............          2         8.6%        9.7%          0.0%
                                            Mixed Use............          6         5.7%        6.4%          0.0%
                                            Industrial...........         21         4.2%        4.7%          0.0%
                                            Manufactured Housing
                                               Community.........         11         2.6%        2.7%          2.0%
                                            Self-Storage.........         11         1.4%        1.6%          0.0%
                                            ---------

                                            (1) Includes one mortgaged property,
                                                representing 8.5% of the initial
                                                mortgage pool balance (and 9.7%
                                                of the initial loan group 1
                                                balance), that is operated as a
                                                design center and one mortgaged
                                                property, representing 0.1% of
                                                the initial mortgage pool
                                                balance (and 0.1% of the initial
                                                loan group 1 balance), that is
                                                comprised of land.

D.ENCUMBERED INTERESTS..................    The table below shows the number of,
                                            and percentage of the initial
                                            mortgage pool balance, initial loan
                                            group 1 balance and initial loan
                                            group 2 balance secured by,
                                            mortgaged properties for which the
                                            encumbered interest is as indicated:

                                                                                    % OF        % OF
                                                                                   INITIAL     INITIAL         % OF
                                                                    NUMBER OF     MORTGAGE      LOAN          INITIAL
                                                                    MORTGAGED       POOL       GROUP 1      LOAN GROUP 2
                                             ENCUMBERED INTEREST    PROPERTIES     BALANCE     BALANCE        BALANCE
                                            ---------------------   ----------    --------     -------      ------------

                                            Fee(1)...............        224        91.9%       90.8%         100.0%
                                            Leasehold............          8         8.1%        9.2%          0.0%
                                            ---------

                                            (1) Includes mortgaged properties
                                                for which (i) the borrower's
                                                interest consists of overlapping
                                                fee and leasehold interests or
                                                (ii) the fee owner has signed
                                                the related mortgage and has
                                                agreed to subordinate its fee
                                                interest to the related
                                                leasehold mortgage.

        ADDITIONAL ASPECTS OF THE OFFERED CERTIFICATES AND THE TRUST FUND
        -----------------------------------------------------------------

FEDERAL TAX STATUS........................  Elections will be made to treat designated portions of the trust
                                            fund as three separate "real estate
                                            mortgage investment conduits" or
                                            "REMICs" under Sections 860A through
                                            860G of the Internal Revenue Code.
                                            Those REMICs will exclude
                                            collections of additional interest
                                            accrued and deferred as to payment
                                            with respect to each mortgage loan
                                            with an anticipated repayment date
                                            that remains outstanding past that
                                            date,

                                      S-31

                                            which collections will constitute a
                                            grantor trust for federal income tax
                                            purposes.

                                            The offered certificates will
                                            constitute "regular interests" in a
                                            REMIC. The offered certificates
                                            generally will be treated as newly
                                            originated debt instruments for
                                            federal income tax purposes. This
                                            means that you will be required to
                                            report income on your certificates
                                            in accordance with the accrual
                                            method of accounting, regardless of
                                            your usual method of accounting. The
                                            offered certificates will not
                                            represent any interest in the
                                            grantor trust referred to above.

                                            We anticipate that the class F
                                            certificates will be treated as
                                            having been issued with a de minimis
                                            amount of original issue discount
                                            and that the class A-1, A-2, A-3,
                                            A-AB, A-4, A-1A, A-M, A-J, B, C, D
                                            and E certificates will be issued at
                                            a premium. When determining the rate
                                            of accrual of original issue
                                            discount and market discount and the
                                            amortization of premium, for federal
                                            income tax purposes, the prepayment
                                            assumption will be that, subsequent
                                            to the date of any determination--

                                            o   the pooled mortgage loans with
                                                anticipated repayment dates
                                                will, in each case, be paid in
                                                full on that date,

                                            o   no pooled mortgage loan will
                                                otherwise be prepaid prior to
                                                maturity, and

                                            o   there will be no extension of
                                                the maturity of any pooled
                                                mortgage loan.

                                            However, no representation is made
                                            as to the actual rate at which the
                                            pooled mortgage loans will prepay,
                                            if at all.

                                            For a more detailed discussion of
                                            United States federal income tax
                                            aspects of investing in the offered
                                            certificates, see "Material Federal
                                            Income Tax Consequences" in this
                                            prospectus supplement and in the
                                            accompanying prospectus.

ERISA.....................................  The offered certificates are generally eligible for purchase by
                                            employee benefit plans pursuant to
                                            the prohibited transaction
                                            exemptions granted to the
                                            underwriters, subject to certain
                                            considerations discussed in the
                                            sections titled "ERISA
                                            Considerations" in this prospectus
                                            supplement and "Certain ERISA
                                            Considerations" in the accompanying
                                            prospectus.

                                            You should refer to the sections in
                                            this prospectus supplement and the
                                            accompanying prospectus referenced
                                            above. If you are a benefit plan
                                            fiduciary considering purchase of
                                            any offered certificates you should,
                                            among other things, consult with
                                            your counsel to determine whether
                                            all required conditions have been
                                            satisfied.

LEGAL INVESTMENT..........................  The offered certificates will not constitute "mortgage related
                                            securities" for purposes of the
                                            Secondary Mortgage Market
                                            Enhancement Act of 1984, as amended.

                                      S-32

                                            If your investment activities are
                                            subject to legal investment laws and
                                            regulations, regulatory capital
                                            requirements, or review by
                                            regulatory authorities, then you may
                                            be subject to restrictions on
                                            investment in the offered
                                            certificates. You should consult
                                            your own legal advisors for
                                            assistance in determining the
                                            suitability of and consequences to
                                            you of the purchase, ownership, and
                                            sale of the offered certificates.
                                            See "Legal Investment" in this
                                            prospectus supplement and in the
                                            accompanying prospectus.

RATINGS...................................  The ratings for the offered certificates shown in the table
                                            appearing under the caption
                                            "--Overview of the Series 2005-PWR10
                                            Certificates" above are those of
                                            Fitch, Inc. and Standard & Poor's, a
                                            division of The McGraw-Hill
                                            Companies, Inc., respectively. It is
                                            a condition to their issuance that
                                            the respective classes of offered
                                            certificates receive credit ratings
                                            no lower than those shown in that
                                            table.

                                            The ratings of the offered
                                            certificates address the timely
                                            payment of interest and the ultimate
                                            payment of principal on or before
                                            the rated final distribution date.

                                            A security rating is not a
                                            recommendation to buy, sell or hold
                                            securities and the assigning rating
                                            agency may revise or withdraw its
                                            rating at any time.

                                            For a description of the limitations
                                            of the ratings of the offered
                                            certificates, see "Ratings" in this
                                            prospectus supplement.

                                      S-33

                                  RISK FACTORS

         You should carefully consider the risks described below and those described in the accompanying prospectus under "Risk Factors" before making an investment decision. Your investment in the offered certificates will involve some degree of risk. If any of the following risks are realized, your investment could be materially and adversely affected. In addition, other risks unknown to us or which we currently consider immaterial may also impair your investment.

         This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risks described below and elsewhere in this prospectus supplement and the accompanying prospectus.

RISKS RELATED TO THE OFFERED CERTIFICATES

THE TRUST FUND'S ASSETS MAY BE INSUFFICIENT TO ALLOW FOR REPAYMENT IN FULL ON
YOUR CERTIFICATES.

         If the assets of the trust fund are insufficient to make distributions on the offered certificates, no other assets will be available for distribution of the deficiency. The offered certificates will represent interests in the trust fund only and will not be obligations of or represent interests in us, any of our affiliates or any other person or entity. The offered certificates have not been guaranteed or insured by any governmental agency or instrumentality or by any other person or entity.

SUBORDINATION OF THE CLASS A-M, A-J, B, C, D, E AND F CERTIFICATES TO THE CLASS
A-1, A-2, A-3, A-AB, A-4 AND A-1A CERTIFICATES WILL AFFECT THE TIMING OF
PAYMENTS AND THE APPLICATION OF LOSSES ON THOSE RESPECTIVE CLASSES OF
CERTIFICATES.

         If you purchase class A-M, A-J, B, C, D, E or F certificates, then your offered certificates will provide credit support to the class A-1, A-2, A-3,
A-AB, A-4 and A-1A certificates. As a result, purchasers of class A-M, A-J, B,
C, D, E or F certificates will receive distributions after, and must bear the effects of losses on the pooled mortgage loans before, the holders of those other classes of certificates.

         When making an investment decision, you should consider, among other things--

         o    the distribution priorities of the respective classes of the series 2005-PWR10 certificates,

         o    the order in which the principal balances of the respective classes of the series 2005-PWR10 certificates with principal balances will be reduced in connection with losses and
              default-related shortfalls, and

         o    the characteristics and quality of the pooled mortgage loans.

A DISPROPORTIONATELY HIGH RATE OF PREPAYMENTS ON POOLED MORTGAGE LOANS WITH
RELATIVELY HIGH MORTGAGE INTEREST RATES MAY ADVERSELY AFFECT THE YIELD ON
CERTAIN CLASSES OF CERTIFICATES.

         The pass-through rate on certain classes of certificates is based upon, equal to or limited by the weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans from time to time. If you purchase a class of certificates with a pass-through rate that is based upon, equal to or limited by the weighted average of the adjusted net mortgage interest rates, the pass-through rate (and, accordingly, the yield) on your offered certificates could (or in the case of a class of certificates with a pass-through rate equal to or based upon the weighted average of the adjusted net mortgage interest rates, will) be adversely affected if pooled mortgage loans with relatively high mortgage interest rates experienced a faster rate of principal payments than pooled mortgage loans with relatively low mortgage interest rates.

THE YIELDS TO MATURITY ON THE OFFERED CERTIFICATES DEPEND ON A NUMBER OF FACTORS
THAT CANNOT BE PREDICTED WITH ANY CERTAINTY.

         The yield on your offered certificates will depend on, among other things--

                                      S-34

         o    the price you paid for your offered certificates, and

         o    the rate, timing and amount of distributions on your offered certificates.

         The rate, timing and amount of distributions on your offered certificates will depend on--

         o    the pass-through rate for, and the other payment terms of, your offered certificates,

         o    the rate and timing of payments a`nd other collections of
              principal on the pooled mortgage loans,

         o    the rate and timing of defaults, and the severity of losses, if any, on the pooled mortgage loans,

         o    the rate and timing of reimbursements made to the master
              servicers, the special servicer, the trustee or the fiscal agent for nonrecoverable advances and/or for advances previously made in respect of a worked-out pooled mortgage loan that are not repaid at the time of the workout,

         o    the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for distribution on the series 2005-PWR10 certificates, and

         o    servicing decisions with respect to the pooled mortgage loans.

         These factors cannot be predicted with any certainty. Accordingly, you may find it difficult to analyze the effect that these factors might have on the yield to maturity of your offered certificates. In the absence of significant losses on the mortgage pool, holders of the class A-1, A-2, A-3, A-AB and A-4 certificates should be concerned with these factors primarily insofar as they relate to the pooled mortgage loans in loan group 1. Until the class A-1, A-2,
A-3, A-AB and A-4 certificates are retired, holders of the class A-1A certificates should, in the absence of significant losses on the mortgage pool, be concerned with these factors primarily insofar are they relate to the pooled mortgage loans in loan group 2.

         The principal balance of the class A-1, A-2, A-3, A-AB and A-4 certificates will be particularly affected by the rate and timing of payments and other collections of principal on the pooled mortgage loans in loan group 1 and, except following the retirement of the class A-1A certificates or in connection with significant losses on the mortgage pool, should be largely unaffected by the rate and timing of payments and other collections of principal on the pooled mortgage loans in loan group 2. The principal balance of the class
A-1A certificates will be particularly affected by the rate and timing of payments and other collections of principal on the pooled mortgage loans in loan group 2 and, except following retirement of the class A-1, A-2, A-3, A-AB and
A-4 certificates or in connection with significant losses on the mortgage pool, should be largely unaffected by the rate and timing of payments and other collections of principal on the pooled mortgage loans in loan group 1.

INCORRECT ASSUMPTIONS REGARDING PRINCIPAL PAYMENTS AND PREPAYMENTS MAY LEAD TO A
LOWER THAN EXPECTED YIELD ON YOUR INVESTMENT.

         In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate assumptions regarding principal payments and prepayments on the pooled mortgage loans to be used.

         If you purchase your offered certificates at a premium, and if payments and other collections of principal on the pooled mortgage loans occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase.
Conversely, if you purchase your offered certificates at a discount, and if payments and other collections of principal on the pooled mortgage loans occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Insofar as the principal (if any) of your offered certificate is repaid, you may not be able to reinvest the amounts that you receive in an alternative investment with a yield comparable to the yield on your offered certificates.

                                      S-35

         Generally speaking, a borrower is less likely to prepay a mortgage loan if prevailing interest rates are at or above the interest rate borne by its mortgage loan. On the other hand, a borrower is more likely to prepay if prevailing rates fall significantly below the interest rate borne by its mortgage loan. Borrowers are less likely to prepay mortgage loans with lock-out periods, prepayment premiums or yield maintenance charge provisions, to the extent enforceable, than otherwise identical mortgage loans without these provisions, with shorter lock-out periods or with lower or no prepayment premiums and/or yield maintenance charges.

A HIGH RATE AND EARLY OCCURRENCE OF BORROWER DELINQUENCIES AND DEFAULTS MAY
ADVERSELY AFFECT YOUR INVESTMENT.

         If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced by the pooled mortgage loans and those additional losses result in a reduction of the total distributions on, or the total principal balance or notional amount, as applicable, of your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the total principal balance or notional amount of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

         Delinquencies on the pooled mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month.
Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. In addition, if the debt service advances and/or servicing advances are made with respect to a pooled mortgage loan after default and the loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with principal balances for the current month. Even if losses on the pooled mortgage loans are not allocated to a particular class of offered certificates with principal balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the special servicer may accelerate the maturity of the related pooled mortgage loan, which could result in an acceleration of payments to the series 2005-PWR10 certificateholders. In addition, losses on the pooled mortgage loans, even if not allocated to a class of offered certificates with principal balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining pooled mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the trust fund.

THE PAYMENT OF EXPENSES OF THE TRUST FUND MAY REDUCE THE AMOUNT OF DISTRIBUTIONS
ON YOUR OFFERED CERTIFICATES.

         As described in this prospectus supplement, various fees, out-of-pocket expenses and liabilities will constitute expenses of the trust fund for which the trust fund is not entitled to reimbursement from any person or entity.
Shortfalls in available funds will result from the payment of these expenses and those shortfalls will generally be borne as described under "Description of the
Offered Certificates" in this prospectus supplement. The payment of the expenses of the trust fund may result in shortfalls on one or more classes of offered certificates in any particular month even if those shortfalls do not ultimately become realized as losses on those offered certificates.

YOU WILL HAVE LIMITED ABILITY TO CONTROL THE SERVICING OF THE POOLED MORTGAGE
LOANS AND THE PARTIES WITH CONTROL OVER THE SERVICING OF THE POOLED MORTGAGE
LOANS MAY HAVE INTERESTS THAT CONFLICT WITH YOUR INTERESTS.

         Generally, as a holder of any of the offered certificates, you will not have any rights to participate in decisions with respect to the administration of the trust fund, and your offered certificates generally do not entitle you to vote, except with respect to specified actions set forth in the series
2005-PWR10 pooling and servicing agreement. Decisions relating to the administration of the trust fund will generally be made by other parties, whose decisions (even if they are made in the best interests of the certificateholders as a collective whole) may differ from the decisions that you would have made and may be contrary to your interests. In addition, their authority to make decisions and take action will be subject to (a) the express terms of the series
2005-PWR10 pooling and servicing agreement, (b) any rights of the series
2005-PWR10 controlling class representative, (c) in the case of The Westin
Copley Place pooled mortgage loan, the express terms of the BSCMSI Series

                                      S-36

2005-TOP20 Pooling and Servicing Agreement and any rights of the "controlling class" under that pooling and servicing agreement and the related intercreditor agreement and (d) the rights of the holders of each of the non-pooled mortgage loans secured by the mortgaged properties identified on Appendix B to this prospectus supplement as Muirwood Apartments and Chapanoke Square under the related intercreditor agreements. See "Servicing of the Mortgage Loans Under the
Series 2005-PWR10 Pooling and Servicing Agreement--The Series 2005-PWR10
Controlling Class Representative", "--Muirwood Apartments Non-Pooled Subordinate
Noteholders" and "--Chapanoke Square Non-Pooled Subordinate Noteholder" and
"Intercreditor and Servicing Arrangements Regarding the Non-Trust-Serviced
Pooled Mortgage Loan" in this prospectus supplement.

IF A MASTER SERVICER, A PRIMARY SERVICER OR THE SPECIAL SERVICER PURCHASES
SERIES 2005-PWR10 CERTIFICATES OR IF IT SERVICES NON-POOLED MORTGAGE LOANS, A
CONFLICT OF INTEREST COULD ARISE BETWEEN ITS DUTIES AND ITS INTERESTS IN THE
SERIES 2005-PWR10 CERTIFICATES.

         A master servicer, a primary servicer or the special servicer or an affiliate thereof may purchase series 2005-PWR10 certificates. The purchase of series 2005-PWR10 certificates by a master servicer, a primary servicer or the special servicer, or by an affiliate of that servicer, could cause a conflict between that servicer's duties under the series 2005-PWR10 pooling and servicing agreement and the interests of that servicer or affiliate as a holder of a series 2005-PWR10 certificate, especially to the extent that certain actions or events have a disproportionate effect on one or more classes of series
2005-PWR10 certificates. Furthermore, the master servicers, the primary servicers and the special servicer have each advised us that they intend to continue to service existing and new commercial and multifamily mortgage loans for their affiliates and for third parties, including portfolios of mortgage loans similar to the mortgage loans included in the trust fund. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, certain of the mortgage loans in the trust fund and the related mortgaged properties. To the extent that overlap exists, the interests of the master servicers, the primary servicers, the special servicer and their respective affiliates and their other clients may differ from, and compete with, the interests of the trust fund.
However, under the series 2005-PWR10 pooling and servicing agreement and the primary servicing agreements, the master servicers, the primary servicers and the special servicer, as applicable, are each required to service the mortgage loans for which it is responsible in accordance with the Servicing Standard.

VARIOUS OTHER CONFLICTS OF INTEREST MAY HAVE AN ADVERSE EFFECT ON YOUR OFFERED
CERTIFICATES.

         Conflicts Between Various Classes of Certificateholders and Lenders.
Pursuant to the provisions of the various pooling and servicing and/or intercreditor agreements that govern the servicing of the pooled mortgage loans, in the case of each pooled mortgage loan, (a) the applicable party that is responsible for performing special servicing duties with respect to that pooled mortgage loan following a material default is given considerable latitude in determining when and how to liquidate or modify that pooled mortgage loan, (b)
one or more third parties or representatives on their behalf will be entitled
(among other rights) to replace that applicable party and grant or withhold consent to proposed servicing actions involving that pooled mortgage loan, (c)
except in limited circumstances, those third parties will not include you and will consist of one or more of (i) the holders of a class of subordinate pass-through certificates evidencing interests in that pooled mortgage loan or a related non-pooled pari passu companion loan and/or (ii) the holders of a non-pooled subordinate loan secured by the same mortgaged property as the pooled mortgage loan and (d) other third parties or their representatives may also have consultation rights with respect to various servicing matters. For a discussion of those arrangements, see "Description of the Mortgage Pool - Certain
Characteristics of the Mortgage Pool--Pari Passu, Subordinate and Other
Financing--Split Loan Structures", "Servicing of the Mortgage Loans Under the
Series 2005-PWR10 Pooling and Servicing Agreement" and "Intercreditor and
Servicing Arrangements Regarding the Non-Trust-Serviced Pooled Mortgage Loan" in
this prospectus supplement. Those certificateholders, noteholders or other parties and their respective representatives may have interests that differ, perhaps materially, from yours. For instance, a particular representative or similar party may believe that deferring enforcement of a defaulted mortgage loan will result in higher future proceeds than would earlier enforcement, whereas the interests of the trust fund may be better served by prompt action, since delay followed by a market downturn could result in less proceeds to the trust fund than would have been realized if earlier action had been taken. You should expect these certificateholders, noteholders or other parties to exercise their rights and powers in a manner that they determine is appropriate in their respective sole discretion. None of them will have any liability for acting solely in its own interests. The initial series 2005-PWR10 controlling class representative will be an affiliate of the special servicer.

                                      S-37

         Conflicts Between the Trust Fund and the Mortgage Loan Sellers and
Their Affiliates. Conflicts of interest may arise between the trust fund, on the one hand, and the mortgage loan sellers and their affiliates that engage in the acquisition, development, operation, financing and disposition of real estate, on the other hand. Those conflicts may arise because a mortgage loan seller and its affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the respective mortgage loan sellers and their affiliates may acquire, sell or lease properties, or finance loans secured by properties (or by ownership interests in the related borrowers) which may include the mortgaged properties securing the pooled mortgage loans or properties that are in the same markets as those mortgaged properties. Additionally, the proceeds of certain of the pooled mortgage loans were used to refinance debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller and the mortgage loan sellers or their affiliates may have or may have had equity investments in the borrowers
(or in the owners of the borrowers) or mortgaged properties under certain of the pooled mortgage loans. Each of the mortgage loan sellers and their affiliates have made and/or may make or have preferential rights to make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans.
Further, in the case of certain of the loan groups, the holder of one or more related non-pooled mortgage loans may be a mortgage loan seller or an affiliate of a mortgage loan seller. In the circumstances described above, the interests of those mortgage loan sellers and their affiliates may differ from, and compete with, the interests of the trust fund. Decisions made with respect to those assets may adversely affect the amount and timing of distributions on the offered certificates.

         Conflicts Between Managers and the Borrowers. Substantially all of the
property managers for the mortgaged properties securing the pooled mortgage loans or their affiliates manage additional properties, including properties that may compete with those mortgaged properties. Affiliates of the managers, and certain of the managers themselves, also may own other properties, including competing properties. The managers of the mortgaged properties securing the pooled mortgage loans may accordingly experience conflicts of interest in the management of those mortgaged properties.

         Conflicts Where a Borrower or its Affiliate is a Tenant at the
Mortgaged Property. With respect to mortgage loans where the borrower or an affiliate is a tenant at the mortgaged property, there may be conflicts. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. There can be no assurance that the conflicts arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan. In some cases, this affiliated tenant is physically occupying space related to its business; in other cases, the affiliated tenant is a tenant under a master lease with the borrower, under which the borrower tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. These master leases are typically used to bring occupancy to a "stabilized" level but may not provide additional economic support for the mortgage loan. There can be no assurance that the space "leased" by this borrower affiliate will eventually be occupied by third party tenants.

YOU MAY BE BOUND BY THE ACTIONS OF OTHER SERIES 2005-PWR10 CERTIFICATEHOLDERS
EVEN IF YOU DO NOT AGREE WITH THOSE ACTIONS.

         In some circumstances, the holders of a specified percentage of the series 2005-PWR10 certificates will be entitled to direct, consent to or approve certain actions, including amending the series 2005-PWR10 pooling and servicing agreement. In these cases, this direction, consent or approval will be sufficient to bind all holders of series 2005-PWR10 certificates regardless of whether you agree with that direction, consent or approval.

LACK OF A SECONDARY MARKET FOR THE OFFERED CERTIFICATES MAY MAKE IT DIFFICULT
FOR YOU TO RESELL YOUR OFFERED CERTIFICATES AT ALL OR AT THE PRICE YOU WANT.

         There currently is no secondary market for the offered certificates.
Although the underwriters have advised us that they currently intend to make a secondary market in the offered certificates, they are under no obligation to do
so. Accordingly, we cannot assure you that a secondary market for the offered certificates will develop. Moreover, if a secondary market does develop, we cannot assure you that it will provide you with liquidity of investment or that it will continue for the life of the offered certificates. The offered certificates will not be listed on any securities exchange. Lack of liquidity could adversely affect the market value of the offered certificates. The market value of the offered certificates at any time may be affected by many other factors, including then prevailing interest rates, and no representation is made by any person or entity as to what the market value of any offered certificate will be at any time.

                                      S-38

BECAUSE THE OFFERED CERTIFICATES ARE IN BOOK-ENTRY FORM, YOUR RIGHTS CAN ONLY BE
EXERCISED INDIRECTLY AND THERE MAY BE OTHER ADVERSE CONSEQUENCES.

         Each class of offered certificates initially will be represented by one or more certificates registered in the name of Cede & Co., as the nominee for
The Depository Trust Company, and will not be registered in the names of the related beneficial owners of those certificates or their nominees. For more detailed information, you should refer to the following sections in the accompanying prospectus:

         (1)  "Risk Factors--Risks Relating to the Certificates--If your certificates are issued in book-entry form, you will only be able to exercise your rights indirectly through DTC and you may also have limited access to information regarding those certificates";
              and

         (2)  "Description of the Certificates--Book-Entry Registration and
              Definitive Certificates".

RISKS RELATED TO THE MORTGAGE LOANS

EACH OF THE VARIOUS TYPES OF MORTGAGED PROPERTIES ARE SUBJECT TO UNIQUE RISKS
WHICH MAY REDUCE PAYMENTS ON YOUR CERTIFICATES.

         Mortgaged properties representing security for 36.9%, 16.2%, 14.3%,
10.1%, 8.6%, 5.7%, 4.2%, 2.6 and 1.4% of the initial mortgage pool balance are fee and/or leasehold interests in retail properties, multifamily properties, office properties, hospitality properties, other properties (including design center and land properties), mixed use properties, industrial properties, manufactured housing community properties and self-storage properties, respectively. Loan group 1 consists of 176 pooled mortgage loans, representing
88.4% of the initial mortgage pool balance. Loan group 2 consists of 36 pooled mortgage loans, representing 11.6% of the initial mortgage pool balance. Loan group 2 will consist of 61.7% of the initial mortgage pool balance of all the pooled mortgage loans secured by multifamily or manufactured housing community properties. Mortgage loans that are secured by liens on the types of properties securing the pooled mortgage loan are exposed to unique risks particular to those types of properties. For more detailed information, you should refer to the following sections in the accompanying prospectus:

         (1)  "Risk Factors--Risks Relating to the Mortgage Loans"; and

         (2)  "Description of the Trust Funds--Mortgage Loans".

DESIGN CENTER PROPERTIES PRESENT SPECIAL RISKS.

         One mortgaged property, representing security for 8.5% of the initial mortgage pool balance (and 9.7% of the initial loan group 1 balance), is a design center property.

         Design center properties present risks not associated with other properties. Significant factors determining the value of design center properties include:

         o    competing design center properties;

         o    decreased demand for showrooms and trade shows due to alternative merchandising outlets or sources;

         o    inability of the design center's property management to attract trade shows and industries and the potential costs related to such efforts; and

         o    decreased demand for showrooms and trade shows due to economic downturns in industries typically associated with design center properties, such as home furnishings and apparel.

         Because design center properties tend to have short term leases, the financial performance of design center properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties.

                                      S-39

         Moreover, many tenants of and exhibitors in design center properties are small businesses which generally experience a higher rate of bankruptcy, business failure and other financial difficulties than other businesses, thereby increasing the risk of tenant or exhibitor default.

THE REPAYMENT OF A MULTIFAMILY OR COMMERCIAL MORTGAGE LOAN IS DEPENDENT ON THE
CASH FLOW PRODUCED BY THE CORRESPONDING MORTGAGED PROPERTY, WHICH CAN BE
VOLATILE AND INSUFFICIENT TO ALLOW TIMELY PAYMENT ON YOUR OFFERED CERTIFICATES.

         The mortgage loans that we intend to include in the trust fund are secured by various types of income-producing properties, and there are certain risks that are generally applicable to loans secured by all of those property types.

         Commercial lending is generally thought to expose a lender to greater risk than one-to-four family residential lending because, among other things, it typically involves larger loans.

         The repayment of a commercial mortgage loan is typically dependent upon the ability of the applicable property to produce cash flow. Even the liquidation value of a commercial property is determined, in substantial part, by the amount of the property's cash flow (or its potential to generate cash flow). However, net operating income and cash flow can be volatile and may be insufficient to cover debt service on the loan at any given time. Except with respect to four (4) pooled mortgage loans, representing 2.8% of the initial mortgage pool balance, the mortgage loans that we intend to include in the trust fund were originated either after the cut-off date or within twelve months prior to the cut-off date. Consequently, the mortgage loans should generally be considered not to have long-standing payment histories and, in some cases, the mortgage loans have little or no payment histories.

         The net operating income, cash flow and property value of the mortgaged properties may be adversely affected by any one or more of the following factors:

         o    the age, design and construction quality of the property;

         o    perceptions regarding the safety, convenience and attractiveness of the property;

         o    the proximity and attractiveness of competing properties;

         o    the adequacy and effectiveness of the property's operations, management and maintenance;

         o    increases in operating expenses (including but not limited to insurance premiums) at the property and in relation to competing properties;

         o    an increase in the capital expenditures needed to maintain the property or make improvements;

         o    the dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

         o    a decline in the financial condition of a major tenant;

         o    an increase in vacancy rates; and

         o    a decline in rental rates as leases are renewed or entered into with new tenants.

         Other factors are more general in nature, such as:

         o    national, regional or local economic conditions (including plant closings, military base closings, industry slowdowns and
              unemployment rates);

                                      S-40

         o    local real estate conditions (such as an oversupply of competing properties, rental space or multifamily housing);

         o    demographic factors;

         o    decreases in consumer confidence;

         o    changes in prices for key commodities or products;

         o    changes in consumer tastes and preferences, including the effects of adverse publicity; and

         o    retroactive changes in building codes.

         The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

         o    the length of tenant leases;

         o    the creditworthiness of tenants;

         o    the level of tenant defaults;

         o    the ability to convert an unsuccessful property to an alternative use;

         o    new construction in the same market as the mortgaged property;

         o    rent control laws or other laws impacting operating costs;

         o    the number and diversity of tenants;

         o    the availability of trained labor necessary for tenant operations;

         o    the rate at which new rentals occur; and

         o    the property's operating leverage (which is the percentage of total property expenses in relation to revenue), the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

         A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources (such as short-term or month-to-month leases) and may lead to higher rates of delinquency or defaults under mortgage loans secured by such properties.

         Certain of the retail properties have theaters as part of the mortgaged property. These retail properties are exposed to certain unique risks. For example, decreasing attendance at a theater property could adversely affect revenue of a theater which may, in turn, cause the tenant to experience financial difficulties. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

         Certain of the retail properties have health clubs as part of the mortgaged property. Several factors may adversely affect the value and successful operation of a health club, including:

         (1)  the physical attributes of the health club (e.g., its age, appearance and layout);

         (2)  the reputation, safety, convenience and attractiveness of the property to users;

                                      S-41

         (3)  the quality and philosophy of management;

         (4)  management's ability to control membership growth and attrition;

         (5)  competition in the tenant's marketplace from other health clubs and alternatives to health clubs; or

         (6)  adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

         In addition, there may be significant costs associated with changing consumer preferences (e.g., multi-purpose clubs from single purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case of the property were readily adaptable to changing consumer preferences for other uses.

NON-RECOURSE LOANS LIMIT REMEDIES FOLLOWING BORROWER DEFAULT.

         The mortgage loans that will back the offered certificates are generally non-recourse loans. Therefore, recourse generally may be had only against the specific mortgaged property securing a pooled mortgage loan and any other assets that may have been pledged to secure that pooled mortgage loan, which may or may not be sufficient to repay that pooled mortgage loan in full.
Consequently, the repayment of each pooled mortgage loan will be primarily dependent upon the sufficiency of the net operating income from the related mortgaged property and, at maturity, upon the market value of that mortgaged property.

         Even in cases where the related mortgage loan documents provide for recourse against the borrower, a guarantor or another entity, we cannot assure you that significant amounts will be realized in respect of that recourse in the event of a default with respect to any pooled mortgage loan.

         No mortgage loan that we intend to include in the trust fund is insured or guaranteed by the United States of America, any governmental agency or instrumentality, any private mortgage insurer or by us, any mortgage loan seller, either master servicer, the special servicer, either primary servicer, the trustee, the certificate administrator, the fiscal agent, any underwriter or any of their respective affiliates.

THE CONCENTRATION OF LOANS AND NUMBER OF LOANS WITH THE SAME OR RELATED
BORROWERS INCREASES THE POSSIBILITY OF LOSS ON THE LOANS WHICH COULD REDUCE
PAYMENTS ON YOUR CERTIFICATES.

         The effect of mortgage pool loan losses will be more severe:

         o    if the pool is comprised of a small number of mortgage loans, each with a relatively large principal amount; or

         o    if the losses relate to loans that account for a
              disproportionately large percentage of the pool's aggregate principal balance of all mortgage loans.

         The largest of the pooled mortgage loans or group of
cross-collateralized and cross-defaulted pooled mortgage loans is the pooled mortgage loan secured by the mortgaged property identified on Appendix B as Oak
Park Mall, which represents 10.5% of the initial mortgage pool balance (and
11.8% of the initial loan group 1 balance). The ten largest pooled mortgage loans or groups of cross-collateralized and cross-defaulted pooled mortgage loans in the aggregate represent 40.2% of the initial mortgage pool balance.
Each of the other pooled mortgage loans or groups of cross-collateralized and cross-defaulted pooled mortgage loans represents no greater than 1.4% of the initial mortgage pool balance.

         In addition, the mortgage pool includes some groups of mortgage loans where the mortgage loans in the particular group are not cross-collateralized or cross-defaulted but were made to borrowers related through common ownership of partnership or other equity interests and where, in general, the related mortgaged properties are commonly managed. See "Description of the Mortgage
Pool--Cross-Collateralized Mortgage Loans and Multi-Property Mortgage Loans (and
Related

                                      S-42

Collateral Substitution, Partial Release or Partial Defeasance Provisions);
Mortgage Loans with Affiliated Borrowers" in this prospectus supplement.

LIMITATIONS ON THE ENFORCEABILITY OF MULTI-BORROWER/MULTI-PROPERTY ARRANGEMENTS
MAY HAVE AN ADVERSE EFFECT ON RECOURSE IN THE EVENT OF A DEFAULT ON A MORTGAGE
LOAN.

         The trust fund will include some mortgage loans and groups of cross-collateralized mortgage loans that, in each case, represent the obligations of multiple borrowers that are liable on a joint and several basis for the repayment of the entire indebtedness evidenced by the related mortgage loan or group of cross-collateralized mortgage loans.

         Arrangements whereby multiple borrowers grant their respective mortgaged properties as security for a mortgage loan could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers. Under federal and most state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property, including the granting of a mortgage lien, by a person may be voided under certain circumstances if:

         o    the person did not receive fair consideration or reasonably equivalent value in exchange for the obligation or transfer; and

         o    the person:

              (1)  was insolvent at the time of the incurrence of the obligation or transfer, or

              (2)  was engaged in a business or a transaction or was about to engage in a business or a transaction, for which the person's assets constituted an unreasonably small amount of capital after giving effect to the incurrence of the obligation or the transfer, or

              (3)  intended to incur, or believed that it would incur, debts that would be beyond the person's ability to pay as those
                   debts matured.

         Accordingly, a lien granted by a borrower could be avoided if a court were to determine that:

         o    the borrower did not receive fair consideration or reasonably equivalent value when pledging its mortgaged property for the equal benefit of the other related borrowers; and

         o    the borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital or was not able to pay its debts as they matured.

         We cannot assure you that a lien granted by a borrower on its mortgaged property to secure a multi-borrower/multi-property mortgage loan or group of cross-collateralized mortgage loans, or any payment thereon, would not be avoided as a fraudulent conveyance.

         In addition, when multiple real properties secure a mortgage loan or group of cross-collateralized mortgage loans, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan. See
"Description of the Mortgage Pool--Certain Characteristics of the Mortgage Pool"
in this prospectus supplement for more information regarding any multi-property mortgage loans in the trust fund.

STATE AND FEDERAL LAWS APPLICABLE TO FORECLOSURE ACTIONS MAY AFFECT THE TIMING
OF PAYMENTS ON YOUR CERTIFICATES.

         The ability to realize upon the pooled mortgage loans may be limited by the application of state laws. For example, some states, including California, have laws prohibiting more than one "judicial action" to enforce a mortgage obligation. Some courts have construed the term "judicial action" broadly. In the case of any pooled mortgage loan secured by mortgaged properties located in multiple states, the applicable master servicer or the special servicer may be required to

                                      S-43

foreclose first on mortgaged properties located in states where these "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. The application of other state and federal laws may delay or otherwise limit the ability to realize on the pooled mortgage loans.

CONVERTING COMMERCIAL PROPERTIES TO ALTERNATIVE USES MAY REQUIRE SIGNIFICANT
EXPENSES WHICH COULD REDUCE PAYMENTS ON YOUR CERTIFICATES; AND LIMITED
ADAPTABILITY FOR OTHER USES MAY SUBSTANTIALLY LOWER THE LIQUIDATION VALUE OF A
MORTGAGED PROPERTY.

         Some of the mortgaged properties may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason.
This is because:

         o    converting commercial properties to alternate uses or converting single-tenant commercial properties to multi-tenant properties generally requires substantial capital expenditures; and

         o    zoning, land use or other restrictions also may prevent
              alternative uses.

         The liquidation value of a mortgaged property not readily convertible to an alternative use may be substantially less than would be the case if the mortgaged property were readily adaptable to other uses. If this type of mortgaged property were liquidated and a lower liquidation value were obtained, less funds would be available for distributions on your certificates. See
"--Mortgaged Properties that are Not In Compliance with Zoning and Building Code
Requirements and Use Restrictions Could Adversely Affect Payments on Your
Certificates" below.

PROPERTY VALUE MAY BE ADVERSELY AFFECTED EVEN WHEN THERE IS NO CHANGE IN CURRENT
OPERATING INCOME.

         Various factors may adversely affect the value of the mortgaged properties without affecting the properties' current net operating income. These factors include, among others:

         o    changes in governmental regulations, fiscal policy, zoning or tax laws;

         o    potential environmental legislation or liabilities or other legal liabilities;

         o    proximity and attractiveness of competing properties;

         o    new construction of competing properties in the same market;

         o    convertibility of a mortgaged property to an alternative use;

         o    the availability of refinancing; and

         o    changes in interest rate levels.

TENANT CONCENTRATION INCREASES THE RISK THAT CASH FLOW WILL BE INTERRUPTED WHICH
COULD REDUCE PAYMENTS ON YOUR CERTIFICATES.

         A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is leased to a single or large tenant or a small number of tenants because rent interruptions by a tenant may cause the borrower to default on its obligations to the lender. Twenty-four (24)
of the mortgaged properties, representing security for 4.2% of the initial mortgage pool balance (and 4.8% of the initial loan group 1 balance), are leased to single tenants. Additionally, nine (9) other mortgaged properties, representing security for 4.0% of the initial mortgage pool balance (and 4.6% of the initial loan group 1 balance), make up a portion of the collateral for the
Oasis Net Leased Portfolio mortgage loan and are single tenant properties leased to various tenants. Mortgaged properties leased to a single tenant or a small number of tenants also

                                      S-44

are more susceptible to interruptions of cash flow if a tenant fails to renew its lease or defaults under its lease. This is so because:

         o    the financial effect of the absence of rental income may be severe;

         o    more time may be required to re-lease the space; and

         o    substantial capital costs may be incurred to make the space appropriate for replacement tenants.

         Additionally, some of the tenants at the mortgaged properties
(including sole tenants or other significant tenants) have lease termination option dates or lease expiration dates that are prior to or shortly after the related maturity date or anticipated repayment date. Certain of the mortgaged properties may have tenants that sublet all or a portion of their space and although the rent roll continues to reflect those tenants' occupancy and those tenants continue to be responsible under the related lease, those tenants may not be in physical occupancy of their space. See Appendix B to this prospectus supplement for the expiration date of the leases for each of the top 3 tenants at each mortgaged property. There are a number of other mortgaged properties that similarly have a significant amount of scheduled lease expirations or potential terminations before the maturity of the related pooled mortgage loan, although those circumstances were generally addressed by escrow requirements or other mitigating provisions.

         Another factor that you should consider is that retail, industrial and office properties also may be adversely affected if there is a concentration of tenants or of tenants in the same or similar business or industry.

         In some cases, the sole or a significant tenant is related to the subject borrower or an affiliate of that borrower.

         For further information with respect to tenant concentrations, see
Appendix B to this prospectus supplement.

RENEWAL, TERMINATION, EXPIRATION OF LEASES AND RELETTING ENTAILS RISKS THAT MAY
ADVERSELY AFFECT YOUR INVESTMENT.

         Repayment of pooled mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the related borrowers and property managers to renew the leases or to relet the space on comparable terms. Certain mortgaged properties securing the pooled mortgage loans may be leased in whole or in part to government sponsored tenants who have the right to cancel their leases at any time because of lack of appropriations. In addition, certain of the mortgaged properties securing the pooled mortgage loans may be leased to either a single or other significant tenant with a lease termination option date or lease expiration date that is prior to the maturity date or anticipated repayment date of such mortgage loan.

         In addition, certain properties may have tenants that are paying rent but are not in occupancy or may have vacant space that is not leased, and in certain cases, the occupancy percentage could be less than 80%. Any "dark" space may cause the property to be less desirable to other potential tenants or the related tenant may be more likely to default in its obligations under the lease.
We cannot assure you that those tenants will continue to fulfill their lease obligations or that the space will be relet.

         In the case of certain pooled mortgage loans, all or a substantial portion of the tenant leases at the mortgaged property may expire, or grant to one or more tenants a lease termination option that is exercisable, at various times prior to the loan's maturity date or anticipated repayment date, including single tenant properties whose sole tenant lease may expire or terminate prior to the loan's maturity date. We cannot assure you that (1) leases that expire can be renewed, (2) the space covered by leases that expire or are terminated can be re-leased in a timely manner at comparable rents or on comparable terms or (3) the related borrower will have the cash or be able to obtain the financing to fund any required tenant improvements. Income from and the market value of the mortgaged properties securing the pooled mortgage loans would be adversely affected if vacant space in the mortgaged properties could not be leased for a significant period of time, if tenants were unable to meet their lease obligations or if, for any other reason, rental payments could not be collected or if one or more tenants ceased operations at the mortgaged property.
Upon the occurrence of an event of default by a tenant, delays and costs in enforcing the lessor's rights could occur. In addition, certain tenants at the mortgaged properties securing the pooled mortgage loans may be entitled to terminate their leases or reduce their rents based upon negotiated lease provisions if, for example, an anchor tenant ceases operations at the related mortgaged property. In these cases, we cannot assure you that the

                                      S-45

operation of these provisions will not allow a termination or rent reduction. A tenant's lease may also be terminated or its terms otherwise adversely affected if a tenant becomes the subject of a bankruptcy proceeding.

         If a significant portion of a mortgaged property is leased to a single tenant, the failure of the borrower to relet that portion of the subject mortgaged property if that tenant vacates or fails to perform its obligations will have a greater adverse effect on your investment than if the subject mortgaged property were leased to a greater number of tenants.

         Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the related mortgaged properties.
Seventy-four (74) of the mortgaged properties, representing security for 39.6%
of that portion of the initial mortgage pool balance that is represented by retail, office, industrial and/or mixed use properties, as of the cut-off date have either upfront and/or continuing reserves for tenant improvements and leasing commissions which may serve to defray such costs. There can be no assurances, however, that the funds (if any) held in such reserves for tenant improvements and leasing commissions will be sufficient to cover any of the costs and expenses associated with tenant improvements or leasing commission obligations. In addition, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing rights and protecting its investment, including costs incurred in renovating or reletting the property.

         If a mortgaged property has multiple tenants, re-leasing costs and costs of enforcing remedies against defaulting tenants may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. These costs may cause a borrower to default in its other obligations which could reduce cash flow available for debt service payments. Multi-tenanted mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

         See Appendix A, Appendix B, Appendix C and Appendix D to this prospectus supplement for additional information regarding the occupancy or leasing percentages at the mortgaged properties. See Appendix B to this prospectus supplement for the lease expiration dates for the three largest tenants (or, if applicable, single tenant) at each retail, office, industrial or mixed-use mortgaged property. The Percent Leased presented in Appendix B and
Appendix D for each mortgaged property should not be construed as a statement that the relevant units, area or pads are occupied.

A CONCENTRATION OF MORTGAGED PROPERTIES IN ONE OR MORE GEOGRAPHIC AREAS REDUCES
DIVERSIFICATION AND MAY INCREASE THE RISK THAT YOUR CERTIFICATES MAY NOT BE PAID
IN FULL.

         Mortgaged properties located in Kansas, California, Nevada, Ohio and
Massachusetts represent security for 11.2%, 10.8%, 10.3%, 9.1% and 7.4%, respectively, of the initial mortgage pool balance. Concentrations of mortgaged properties in geographic areas may increase the risk that adverse economic or other developments or natural or man-made disasters affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties. In some historical periods, several regions of the United States have experienced significant real estate downturns when others have not. Regional economic declines or conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties. Other regional factors, e.g., earthquakes, floods, hurricanes, changes in governmental rules or fiscal policies or terrorist acts also may adversely affect the mortgaged properties. For example, mortgaged properties located in California may be more susceptible to certain hazards
(such as earthquakes, widespread fires or hurricanes) than properties in other parts of the country and mortgaged properties located in coastal states generally may be more susceptible to hurricanes than properties in other parts of the country. Recent hurricanes and related windstorms, floods and tornadoes have caused extensive and catastrophic physical damage in and to coastal and inland areas located in the Gulf Coast region of the United States (parts of
Texas, Louisiana, Mississippi and Alabama), parts of Florida and certain other parts of the southeastern United States. The mortgage loans do not all require the maintenance of flood insurance for the related mortgaged properties. We cannot assure you that any hurricane damage would be covered by insurance. See
"--Other Risks --Recent Hurricanes" below, "Servicing of the Mortgage Loans
Under the Series 2005-PWR10 Pooling and Servicing Agreement--Maintenance of
Insurance" in this prospectus supplement and "Description of the Pooling and
Servicing Agreements--Hazard Insurance Policies" in the accompanying prospectus.

                                      S-46

PRIOR BANKRUPTCIES OR OTHER PROCEEDINGS MAY BE RELEVANT TO FUTURE PERFORMANCE.

         There can be no assurance that any borrower, or any principals of a borrower, have not been a party to bankruptcy proceedings, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings, in the past or that certain principals have not been equity owners in other mortgaged properties that have been subject to foreclosure proceedings.
In this respect, the principals of certain borrowers have been involved in foreclosure proceedings within the last 10 years. If a borrower or a principal of a borrower has been a party to such a proceeding or transaction in the past, we cannot also assure you that the borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the Bankruptcy Code or otherwise, in the event of an action or threatened action by the mortgagee or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property.

TENANT BANKRUPTCIES MAY ADVERSELY AFFECT THE INCOME PRODUCED BY THE MORTGAGED
PROPERTIES AND MAY ADVERSELY AFFECT THE PAYMENTS ON YOUR CERTIFICATES.

         The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, industrial and office properties, may adversely affect the income produced by the related mortgaged property. Under the federal bankruptcy code, a tenant/debtor has the option of affirming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant, absent collateral securing the claim. The claim would be limited to the unpaid rent under the lease for the periods prior to the bankruptcy petition, or earlier surrender of the leased premises, plus the rent under the lease for the greater of one year, or 15%, not to exceed three years, of the remaining term of such lease and the actual amount of the recovery could be less than the amount of the claim.

ENVIRONMENTAL CONDITIONS OF THE MORTGAGED PROPERTIES MAY SUBJECT THE TRUST FUND
TO LIABILITY UNDER FEDERAL AND STATE LAWS, REDUCING THE VALUE AND CASH FLOW OF
THE MORTGAGED PROPERTIES, WHICH MAY RESULT IN REDUCED PAYMENTS ON YOUR OFFERED
CERTIFICATES.

         The trust fund could become liable under certain circumstances for a material adverse environmental condition at any of the mortgaged properties securing the pooled mortgage loans. Any potential environmental liability could reduce or delay payments on the offered certificates.

         Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to such property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, certain laws impose liability for release of asbestos-containing materials into the air or require the removal or containment of asbestos-containing materials.
In some states, contamination of a property may give rise to a lien on the property to assure payment of the costs of cleanup. In some states, this lien has priority over the lien of a pre-existing mortgage. Additionally, third parties may seek recovery from owners or operators of real properties for cleanup costs, property damage or personal injury associated with releases of, or other exposure to, hazardous substances related to the properties.

         The owner's liability for any required remediation generally is not limited by law and could, accordingly, exceed the value of the property and/or the aggregate assets of the owner. The presence of hazardous or toxic substances also may adversely affect the owner's ability to refinance the property or to sell the property to a third party. The presence of, or strong potential for contamination by, hazardous substances consequently can have a materially adverse effect on the value of the property and a borrower's ability to repay its mortgage loan.

         In addition, under certain circumstances, a lender (such as the trust)
could be liable for the costs of responding to an environmental hazard.

         Except for mortgaged properties that are the subject of environmental insurance obtained in lieu of a Phase I environmental site assessment as described under "Description of the Mortgage Pool--Assessments of Property Value
and Condition--Environmental Insurance", all of the mortgaged properties securing the mortgage loans have been subject to environmental site assessments by a third-party consultant, or in some cases an update of a previous assessment or transaction screen, in connection with the origination of the pooled mortgage loans. In some cases, a Phase II site assessment

                                      S-47

was also performed. In certain cases, these assessments revealed conditions that resulted in requirements that the related borrowers establish operations and maintenance plans, monitor the mortgaged property or nearby properties, abate or remediate the condition, and/or provide additional security such as letters of credit, reserves, a secured creditor impaired property policy, environmental insurance policy or pollution limited liability environmental impairment policy or environmental indemnification. Additionally, certain of the mortgaged properties have had recognized environmental conditions for which remediation has previously occurred or ongoing remediation or monitoring is still continuing.

         In certain cases where the environmental consultant recommended that action be taken in respect of a materially adverse or potentially material adverse environmental condition at the related mortgaged property, then:

         o    an environmental consultant investigated those conditions and recommended no further investigations or remediation; or

         o    a responsible third party was identified as being responsible for the remediation; or

         o    the related originator of the pooled mortgage loan generally required the related borrower:

              (a)  to take investigative and/or remedial action (which may have included obtaining a Phase II environmental assessment); or

              (b)  to carry out an operation and maintenance plan or other specific remedial measures post-closing and/or to establish an escrow reserve in an amount estimated to be sufficient for effecting that investigation, plan and/or the remediation; or

              (c)  to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related mortgage loan documents; or

              (d)  to obtain or seek a letter from the applicable regulatory authority stating that no further action was required; or

              (e)  to obtain environmental insurance (in the form of a secured creditor impaired property policy or other form of
                   environmental insurance) or provide an indemnity from an
                   individual or an entity.

         Some borrowers under the pooled mortgage loans may not have satisfied or may not satisfy all post-closing obligations required by the related mortgage loan documents with respect to environmental matters. There can be no assurance that recommended operations and maintenance plans have been implemented or will continue to be complied with.

         In some cases, the environmental consultant did not recommend that any action be taken by the related borrower with respect to a potential adverse environmental condition at a mortgaged property because a responsible party, other than the related borrower, had been identified with respect to that condition. There can be no assurance, however, that such a responsible party will be willing or financially able to address the subject condition.

         Thirty-four (34) of the pooled mortgage loans, representing 3.3% of the initial mortgage pool balance (which pooled mortgage loans consist of 31 pooled mortgage loans in loan group 1, representing 3.4% of the initial loan group 1 balance, and 3 pooled mortgage loans in loan group 2, representing 2.7% of the initial loan group 2 balance), are each the subject of a group secured creditor impaired property policy or an individual secured creditor impaired property policy, environmental insurance policy or pollution limited liability environmental impairment policy. In the case of each of these policies, the insurance was obtained to provide coverage for certain losses that may arise from certain known or suspected adverse environmental conditions that exist or may arise at the related mortgaged property or was obtained in lieu of a Phase I environmental site assessment, in lieu of a recommended or required Phase II environmental site assessment or in lieu of an environmental indemnity from a borrower principal or a high net-worth entity. We describe the secured creditor impaired property policies, environmental insurance policies and pollution limited liability environmental impairment policies under "Description of the
Mortgage Pool--Assessments of Property Value and Condition--Environmental
Insurance" in this prospectus supplement.

                                      S-48

         We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

         o    future laws, ordinances or regulations will not impose any material environmental liability; or

         o    the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties
              (such as underground storage tanks).

         Portions of some of the mortgaged properties securing the pooled mortgage loans may include tenants who operate on-site dry-cleaners or gasoline stations. Both types of operations involve the use and storage of hazardous substances, leading to an increased risk of liability to the tenant, the landowner and, under certain circumstances, a lender (such as the trust) under environmental laws. Dry-cleaners and gasoline station operators may be required to obtain various environmental permits and licenses in connection with their operations and activities and comply with various environmental laws, including those governing the use and storage of hazardous substances. These operations incur ongoing costs to comply with environmental laws governing, among other things, containment systems and underground storage tank systems. In addition, any liability to borrowers under environmental laws, including in connection with releases into the environment of gasoline, dry-cleaning solvents or other hazardous substances from underground storage tank systems or otherwise, could adversely impact the related borrower's ability to repay the related pooled mortgage loan.

         Problems associated with mold may pose risks to the real property and may also be the basis for personal injury claims against a borrower. Although the mortgaged properties are required to be inspected periodically, there is no set of generally accepted standards for the assessment of mold currently in place. If left unchecked, the growth of mold could result in the interruption of cash flow, litigation and remediation expenses which could adversely impact collections from a mortgaged property. The Phase I reports of certain mortgaged properties reported the presence of mold and recommended remediation of the mold. In addition, many of the insurance policies presently covering the mortgaged properties may specifically exclude losses due to mold.

         Before the special servicer acquires title to a mortgaged property on behalf of the trust, it must obtain an environmental assessment of the related pooled property, or rely on a recent environmental assessment. This requirement will decrease the likelihood that the trust will become liable under any environmental law. However, this requirement may effectively preclude foreclosure until a satisfactory environmental assessment is obtained, or until any required remedial action is thereafter taken. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained. Moreover, we cannot assure you that this requirement will effectively insulate the trust from potential liability under environmental laws. Any such potential liability could reduce or delay payments to series 2005-PWR10 certificateholders.

IF A BORROWER IS UNABLE TO REPAY ITS LOAN ON ITS MATURITY DATE OR DOES NOT REPAY
ITS LOAN ON ANY ANTICIPATED REPAYMENT DATE, YOU MAY EXPERIENCE A LOSS OR DELAY
IN PAYMENTS ON YOUR CERTIFICATES.

         As described in this prospectus supplement, 98.8% of the pooled mortgage loans are balloon mortgage loans, including 18.7% of the pooled mortgage loans that provide material incentives for the related borrowers to repay the loan by their respective anticipated repayment dates prior to maturity. The ability of a borrower to make the required balloon payment on a balloon loan at maturity, and the ability of a borrower to repay a mortgage loan on or before any related anticipated repayment date, in each case depends upon its ability either to refinance the related pooled mortgage loan or to sell the mortgaged property for an amount that is sufficient to repay the mortgage loan in full with interest. A borrower's ability to achieve either of these goals will be affected by a number of factors, including:

         o    the availability of, and competition for, credit for commercial properties;

         o    prevailing interest rates;

                                      S-49

         o    the fair market value of the related mortgaged property;

         o    the borrower's equity in the related mortgaged property;

         o    the borrower's financial condition;

         o    the operating history and occupancy level of the mortgaged property;

         o    tax laws; and

         o    prevailing general and regional economic conditions.

         The availability of funds in the credit markets fluctuates over time.

         None of the mortgage loan sellers, any party to the series 2005-PWR10 pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan.

A BORROWER'S OTHER LOANS MAY REDUCE THE CASH FLOW AVAILABLE TO THE MORTGAGED
PROPERTY WHICH MAY ADVERSELY AFFECT PAYMENT ON YOUR CERTIFICATES; MEZZANINE
FINANCING REDUCES A PRINCIPAL'S EQUITY IN, AND THEREFORE ITS INCENTIVE TO
SUPPORT, A MORTGAGED PROPERTY.

         In the case of each of the mortgaged properties identified on Appendix
B to this prospectus supplement as The Westin Copley Place, Muirwood Apartments and Chapanoke Square, that mortgaged property secures not only a pooled mortgage loan but also one or more non-pooled mortgage loans that are pari passu in right of payment with or subordinate in right of payment to that pooled mortgage loan.
In the case of the mortgaged property identified on Appendix B to this prospectus supplement as Rushville Plaza, that mortgaged property secures not only a pooled mortgage loan but also a non-pooled mortgage loan that is senior in right of payment to that pooled mortgage loan. In addition, the borrowers or their affiliates under the pooled mortgage loans secured by the mortgaged properties identified on Appendix B to this prospectus supplement as World
Market Center, Oasis Net Leased Portfolio, The Westin Copley Place, Crocker Park
and The Promenade - AZ (which are all among the ten largest pooled mortgage loans) and some of the other pooled mortgage loans have incurred, or are permitted to incur in the future, other indebtedness that is secured by the related mortgaged properties or direct or indirect ownership interests in the borrower. Furthermore, the pooled mortgage loans generally do not prohibit indebtedness that is secured by equipment or other personal property located at the mortgaged property or other obligations in the ordinary course of business relating to the mortgaged property. See "Description of the Mortgage Pool -
Certain Characteristics of the Mortgage Pool -Pari Passu, Subordinate and Other
Financing" and Appendix B to this prospectus supplement. Except as described in that section and Appendix B, we make no representation with respect to the pooled mortgage loans as to whether any subordinate financing currently encumbers any mortgaged property, whether any borrower has incurred material unsecured debt or whether a third-party holds debt secured by a pledge of an equity interest in a related borrower.

         Additionally, the terms of certain pooled mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

         In addition, in general, those borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents are not prohibited from incurring additional debt. Such additional debt may be secured by other property owned by those borrowers. Certain of these borrowers may have already incurred additional debt. In addition, the owners of such borrowers generally are not prohibited from incurring mezzanine debt secured by pledges of their equity interests in those borrowers.

         When a mortgage loan borrower, or its constituent members, also has one or more other outstanding loans, even if the loans are subordinated or are mezzanine loans not directly secured by the mortgaged property, the trust is subjected to additional risks. For example, the borrower may have difficulty servicing and repaying multiple loans. Also, the existence of

                                      S-50

another loan generally will make it more difficult for the borrower to obtain refinancing of the mortgage loan or sell the related mortgaged property and may thus jeopardize the borrower's ability to make any balloon payment due under the mortgage loan at maturity or to repay the mortgage loan on its anticipated repayment date. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property. Debt that is incurred by an equity owner of a borrower and is the subject of a guaranty of such borrower or is secured by a pledge of the equity ownership interests in such borrower effectively reduces the equity owners'
economic stake in the related mortgaged property. While the mezzanine lender has no security interest in or rights to the related mortgaged property, a default under the mezzanine loan could cause a change in control of the related borrower. The existence of such debt may reduce cash flow on the related borrower's mortgaged property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to suffer by not making capital infusions to support the mortgaged property.

         Additionally, if the borrower, or its constituent members, are obligated to another lender, actions taken by other lenders could impair the security available to the trust fund. If a junior lender files an involuntary bankruptcy petition against the borrower, or the borrower files a voluntary bankruptcy petition to stay enforcement by a junior lender, the trust's ability to foreclose on the mortgaged property will be automatically stayed, and principal and interest payments might not be made during the course of the bankruptcy case. The bankruptcy of a junior lender also may operate to stay foreclosure by the trust.

         Further, if another loan secured by the mortgaged property is in default, the other lender may foreclose on the mortgaged property, absent an agreement to the contrary, thereby causing a delay in payments and/or an involuntary repayment of the mortgage loan prior to maturity. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure proceedings or related litigation.

BANKRUPTCY PROCEEDINGS RELATING TO A BORROWER CAN RESULT IN DISSOLUTION OF THE
BORROWER AND THE ACCELERATION OF THE RELATED MORTGAGE LOAN AND CAN OTHERWISE
IMPAIR REPAYMENT OF THE RELATED MORTGAGE LOAN.

         Under the federal bankruptcy code, the filing of a bankruptcy petition by or against a borrower will stay the commencement or continuation of a foreclosure action. In addition, if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then current value of the mortgaged property. Such an action would make the lender a general unsecured creditor for the difference between the then current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may:

         o    grant a debtor a reasonable time to cure a payment default on a mortgage loan;

         o    reduce monthly payments due under a mortgage loan;

         o    change the rate of interest due on a mortgage loan; or

         o    otherwise alter the mortgage loan's repayment schedule.

         Additionally, the trustee of the borrower's bankruptcy or the borrower, as debtor in possession, has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of the mortgage lender may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

         The filing of a bankruptcy petition will also stay the lender from enforcing a borrower's assignment of rents and leases. The federal bankruptcy code also may interfere with the trustee's ability to enforce any lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or reduce the lender's receipt of rents. A bankruptcy court may also permit rents otherwise subject to an assignment and/or lockbox arrangement to be used by the borrower to maintain the mortgaged property or for other court authorized expenses.

         As a result of the foregoing, the recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

                                      S-51

         The mortgage pool includes some groups of mortgage loans where the mortgage loans in the particular group are not cross-collateralized or cross-defaulted but were made to borrowers related through common ownership of partnership or other equity interests and where, in general, the related mortgaged properties are commonly managed. See "Description of the Mortgage
Pool--Cross-Collateralized Mortgage Loans and Multi-Property Mortgage Loans (and
Related Collateral Substitution, Partial Release or Partial Defeasance
Provisions); Mortgage Loans with Affiliated Borrowers" in this prospectus supplement. The bankruptcy or insolvency of any such borrower or respective affiliate could have an adverse effect on the operation of all of the related mortgaged properties and on the ability of such related mortgaged properties to produce sufficient cash flow to make required payments on the related mortgage loans. For example, if a person that owns or controls several mortgaged properties experiences financial difficulty at one such property, it could defer maintenance at one or more other mortgaged properties in order to satisfy current expenses with respect to the mortgaged property experiencing financial difficulty, or it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all the related pooled mortgage loans.

         As a result of the foregoing, the recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

         A number of the borrowers under the pooled mortgage loans are limited or general partnerships. Under some circumstances, the bankruptcy of a general partner of the partnership may result in the dissolution of that partnership.
The dissolution of a borrower partnership, the winding up of its affairs and the distribution of its assets could result in an early repayment of the related mortgage loan.

         With respect to a number of the pooled mortgage loans, the borrowers own the related mortgaged property as tenants in common. The bankruptcy, dissolution or action for partition by one or more of the tenants in common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant in common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related pooled mortgage loan. Not all tenants in common for all pooled mortgage loans are special purpose entities.

         We cannot assure you that any principal or affiliate of any borrower under a pooled mortgage loan has not been a party to any bankruptcy proceeding.

BORROWERS THAT ARE NOT BANKRUPTCY REMOTE ENTITIES MAY BE MORE LIKELY TO FILE
BANKRUPTCY PETITIONS AND THIS MAY ADVERSELY AFFECT PAYMENTS ON YOUR
CERTIFICATES.

         While many of the borrowers under the pooled mortgage loans have agreed to certain special purpose covenants to limit the bankruptcy risk arising from activities unrelated to the operation of the mortgaged property, some borrowers under the pooled mortgage loans are not special purpose entities. Additionally, most borrowers under the pooled mortgage loans and their owners do not have an independent director whose consent would be required to file a bankruptcy petition on behalf of such borrower. One of the purposes of an independent director is to avoid a bankruptcy petition filing that is intended solely to benefit a borrower's affiliate and is not justified by the borrower's own economic circumstances.

CERTAIN CONSIDERATIONS WITH RESPECT TO THE CROCKER PARK MORTGAGE LOAN

         With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Crocker Park, which represents 3.8% of the initial mortgage pool balance (and 4.3% of the initial loan group 1 balance), prior to the loan origination, the land constituting a portion of the mortgaged property was the subject of a sale-leaseback transaction with the Toledo-Lucas County Port Authority (the
"Port Authority"). In connection with this transaction, approximately
$86,000,000 of taxable bonds were issued by the Port Authority (the "Bonds") to finance the development of the mortgaged property. At origination of the related pooled mortgage loan, the borrower contributed a portion of the loan proceeds to a wholly-owned subsidiary ("Borrower Subsidiary") to acquire the Bonds. The pooled mortgage loan has been structured such that the borrower's rent payments to the Port Authority under the ground lease are offset by the Port Authority's payments to the Borrower Subsidiary on the Bonds and the borrower's payments under the related loan documents are deemed to be payments under the Bonds and the ground lease.

                                      S-52

         The Port Authority is not a special purpose entity and in the event of its bankruptcy, a bankruptcy court could reduce or disallow the payments on the
Bonds and there could be no corresponding reduction to the borrower's obligations to make payments of ground rent to the Port Authority. However, although the Port Authority is not an obligor under the pooled mortgage loan, it granted the lender a fee mortgage on the mortgaged property (other than the portion leased from the owner of an adjacent shopping center) as well as an assignment of leases and rents to secure this pooled mortgage loan.
Consequently, in the event of the bankruptcy of the Port Authority, the lender will be entitled to the rights and protections afforded a secured creditor. In addition, upon the occurrence of certain events of default by the Port
Authority, the lender has the right to discharge the Bonds. In the event that the Bonds are discharged, the borrower's obligation to pay "basic rent" under the ground lease will be reduced to zero. However, there can be no assurance that a bankruptcy proceeding by the Port Authority will not have an adverse effect on the operation of the related mortgaged property and on the ability of such mortgaged property to produce sufficient cash flow to make required payments on the related pooled mortgage loan.

THE OPERATION OF COMMERCIAL PROPERTIES IS DEPENDENT UPON SUCCESSFUL MANAGEMENT.

         The successful operation of a real estate project depends upon the property manager's performance and viability.  The property manager is generally responsible for:

         o    responding to changes in the local market;

         o    planning and implementing the rental structure;

         o    operating the property and providing building services;

         o    managing operating expenses; and

         o    assuring that maintenance and capital improvements are carried out in a timely fashion.

         Properties deriving revenues primarily from short-term sources are generally more management-intensive than properties leased to creditworthy tenants under long-term leases.

         A property manager, by controlling costs, providing appropriate service to tenants and overseeing property maintenance and general upkeep, can improve cash flow, reduce vacancy, leasing and repair costs and preserve building value.
On the other hand, management errors can, in some cases, impair short-term cash flow and the long-term viability of an income producing property.

         We make no representation or warranty as to the skills of any present or future managers with respect to the mortgaged properties securing the pooled mortgage loans. Additionally, we cannot assure you that any of those property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

PROVISIONS REQUIRING YIELD MAINTENANCE CHARGES OR DEFEASANCE PROVISIONS MAY NOT
BE ENFORCEABLE.

         Provisions in the pooled mortgage loans requiring yield maintenance charges or Lock-out Periods may not be enforceable in some states and under federal bankruptcy law. Provisions in the pooled mortgage loans requiring yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay any yield maintenance charge under a pooled mortgage loan will be enforceable. Also, we cannot assure you that foreclosure proceeds under a pooled mortgage loan will be sufficient to pay an enforceable yield maintenance charge.

         Additionally, although the collateral substitution provisions in the pooled mortgage loans related to defeasance do not have the same effect on the series 2005-PWR10 certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge. In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

                                      S-53

THE ABSENCE OF LOCKBOXES ENTAILS RISKS THAT COULD ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES.

         Most of the mortgage loans that we intend to include in the trust fund do not require the related borrower presently to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

RESERVES TO FUND CAPITAL EXPENDITURES MAY BE INSUFFICIENT AND THIS MAY ADVERSELY
AFFECT PAYMENTS ON YOUR CERTIFICATES.

         Although many of the mortgage loans that we intend to include in the trust fund require that funds be put aside for specific reserves, certain of those mortgage loans do not require any reserves. Furthermore, we cannot assure you that any such reserve amounts that do or may exist at any time will be sufficient to cover the actual costs of the items for which the reserves were established. We also cannot assure you that cash flow from the related mortgaged properties will be sufficient to fully fund any applicable ongoing monthly reserve requirements.

INADEQUACY OF TITLE INSURERS MAY ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES.

         Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien (or, in the case of the pooled mortgage loan secured by the mortgaged property identified on
Appendix B to this prospectus supplement as Rushville Plaza, a second lien) with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that with respect to any pooled mortgage loan:

         o    a title insurer will have the ability to pay title insurance claims made upon it;

         o    the title insurer will maintain its present financial strength; or

         o    a title insurer will not contest claims made upon it.

MORTGAGED PROPERTIES THAT ARE NOT IN COMPLIANCE WITH ZONING AND BUILDING CODE
REQUIREMENTS AND USE RESTRICTIONS COULD ADVERSELY AFFECT PAYMENTS ON YOUR
CERTIFICATES.

         Noncompliance with zoning and building codes may cause the borrower with respect to any pooled mortgage loan to experience cash flow delays and shortfalls that would reduce or delay the amount of proceeds available for distributions on your certificates. The mortgage loan sellers have taken steps to establish that the use and operation of the mortgaged properties securing the pooled mortgage loans are in compliance in all material respects with all applicable zoning, land-use and building ordinances, rules, regulations, and orders. Evidence of this compliance may be in the form of legal opinions, zoning consultants reports, confirmations from government officials, title policy endorsements and/or representations by the related borrower in the related mortgage loan documents. These steps may not have revealed all possible violations.

         Some violations of zoning, land use and building regulations may be known to exist at any particular mortgaged property, but the mortgage loan sellers generally do not consider those defects known to them to be material or have obtained title policy endorsements and/or law and ordinance insurance to mitigate the risks of loss associated with any material violation or noncompliance. In some cases, the use, operation and/or structure of a mortgaged property constitutes a permitted nonconforming use and/or structure as a result of changes in zoning laws after such mortgaged properties were constructed or for other reasons, and the structure may not be rebuilt to its current state or be used for its current purpose if a material casualty event occurs. Insurance proceeds may not be sufficient to pay the related pooled mortgage loan in full if a material casualty event were to occur, or the mortgaged property, as rebuilt for a conforming use and/or structure, may not generate sufficient income to service the related pooled mortgage loan and the value of the mortgaged property or its revenue producing potential may not be the same as it was before the casualty. If a mortgaged property could not be rebuilt to its current state or its current use were no longer permitted due to building violations or changes in zoning or other regulations, then the borrower might experience cash flow delays and shortfalls or be subject to penalties that would reduce or delay the amount of proceeds available for distributions on your certificates.

                                      S-54

         In addition, certain mortgaged properties may be subject to zoning, land use or building restrictions in the future. In this respect, certain of the mortgaged properties are subject to historical landmark designations, which restrict the ability of the related owners to alter the structures.

         Certain mortgaged properties may be subject to use restrictions pursuant to reciprocal easement or operating agreements. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, signs and common area use, and limitations on the borrower's right to certain types of facilities within a prescribed radius, among other things. These limitations could adversely affect the ability of the borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loans.

CONDEMNATIONS WITH RESPECT TO MORTGAGED PROPERTIES COULD ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES.

         From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the pooled mortgage loans. We cannot assure you that the proceeds payable in connection with a total condemnation will be sufficient to restore the subject mortgaged property or to satisfy the remaining indebtedness of the related pooled mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of the affected mortgaged property, or on an affected borrower's ability to meet its obligations under the related pooled mortgage loan.
Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon the distributions on your certificates.

THE ABSENCE OF OR INADEQUACY OF INSURANCE COVERAGE ON THE PROPERTY MAY ADVERSELY
AFFECT PAYMENTS ON YOUR CERTIFICATES.

         The mortgaged properties securing the pooled mortgage loans may suffer casualty losses due to risks (including acts of terrorism) that are not covered by insurance or for which insurance coverage is not adequate or available at commercially reasonable rates or has otherwise been contractually limited by the related mortgage loan documents. Moreover, if reconstruction or major repairs are required following a casualty, changes in laws that have occurred since the time of original construction may materially impair the borrower's ability to effect such reconstruction or major repairs or may materially increase the cost thereof.

         Some of the mortgaged properties securing the pooled mortgage loans are located in California, Florida, Texas and coastal areas of certain other states
(including southeastern coastal states), which states and areas have historically been at greater risk of acts of nature, including earthquakes, hurricanes and floods. The mortgage loans that we intend to include in the trust fund generally do not expressly require borrowers to maintain insurance coverage for earthquakes, hurricanes or floods and we cannot assure you that borrowers will attempt or be able to obtain adequate insurance against such risks.

         With respect to substantially all of the mortgage loans that we intend to include in the trust, the related mortgage loan documents generally provide that either (a) the borrowers are required to maintain full or partial insurance coverage for property damage to the related mortgaged property against certain acts of terrorism (except that (i) the requirement to obtain such insurance coverage may be subject to, in certain instances, the commercial availability of that coverage, certain limitations with respect to the cost thereof and/or whether such hazards are at the time commonly insured against for property similar to such mortgaged properties and located in or around the region in which such mortgaged property is located and (ii) in certain cases the borrower is permitted to self-insure for that coverage subject to the borrower's owner satisfying certain minimum net worth requirements or having an investment grade rating and satisfying maximum leverage limits on its real estate portfolio) or
(b) the borrowers are required to provide such additional insurance coverage as a lender (such as the trust) may reasonably require to protect its interests or to cover such hazards as are commonly insured against for similarly situated properties. At the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will continue to be available and covered under the new policies or, if covered, whether such coverage will be adequate. Most insurance policies covering commercial real properties such as the mortgaged properties are subject to renewal on an annual basis. If such coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those mortgaged properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificates. Such policies may also not provide coverage for biological, chemical or nuclear events.

                                      S-55

         Some of the mortgaged properties securing the pooled mortgage loans are covered by blanket insurance policies which also cover other properties of the related borrower or its affiliates. In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies may thereby be reduced and could be insufficient to cover each mortgaged property's insurable risks.

         After the terrorist attacks of September 11, 2001, the cost of insurance coverage for acts of terrorism increased and the availability of such insurance decreased. In response to this situation, on November 26, 2002,
Congress enacted the Terrorism Risk Insurance Act of 2002 ("TRIA"), which establishes a three-year federal back-stop program under which the federal government and the insurance industry share in the risk of loss associated with certain future terrorist attacks. Pursuant to the provisions of TRIA, (a)
qualifying insurers must offer terrorism insurance coverage in all property and casualty insurance policies on terms not materially different than terms applicable to other losses, (b) the federal government will reimburse insurers ninety percent (90%) of amounts paid on claims, in excess of a specified deductible, provided that aggregate property and casualty insurance losses resulting from an act of terrorism exceed $5,000,000, (c) the government's aggregate insured losses are limited to $100 billion per program year, (d)
reimbursement to insurers will require a claim based on a loss from a terrorist act (as specifically defined), (e) to qualify for reimbursement, an insurer must have previously disclosed to the policyholder the premium charged for terrorism coverage and its share of anticipated recovery for insured losses under the federal program, and (f) the federal program by its terms terminates (unless extended by legislation) on December 31, 2005.

         In a recently issued (June 30, 2005) Report on Terrorism Insurance, the
U.S. Treasury Department concluded that the short term effect of non-renewal or non-extension of TRIA would be a decrease in the availability of terrorism coverage, higher costs for policies that could be purchased, and consequently less coverage being taken up in the market. It further concluded, however, that over time the private sector would develop additional capacity by tapping into the capital markets and employing risk transfer mechanisms. Prior to the terrorist attacks in London in July, the Bush administration had stated that it would only support extending TRIA if changes were made to the law to increase the magnitude of the events that would trigger coverage under TRIA, increase deductibles and co-payments, and eliminate some lines of insurance altogether.
The London terrorist attacks have reinvigorated the debate over extension of
TRIA, with many insurers and reinsurers asserting a need to extend TRIA's back stop provisions. In addition, proposals for replacing TRIA, including a proposal to create a pool into which participating insurers would deposit a part of their written premiums, are being considered. Whether or not Congress will act prior to December 31, 2005, and the nature and extent of any actions it may take with respect to TRIA, remain to be seen; there can be no assurance that TRIA will be extended, nor that alternative terrorism legislation will be enacted. Further, if such program is renewed, it is more likely than not that such program will not continue under the current format. In this regard, on November 18, 2005 the
Senate voted to renew the TRIA Act. The bill extends TRIA for an additional two years and proposes certain significant changes from the current version. One such change includes increasing the amount of an event that triggers coverage under TRIA by an additional $50 million (i.e., the Terrorism Risk Insurance
Program would not cover the first $50 million of loss) through December 2006, with a further increase in the amount of an event that triggers coverage under
TRIA by an additional $50 million (i.e., the Terrorism Risk Insurance Program would not cover the first $100 million of loss) through December 2007. As a result, either the related borrower would be required (to the extent required by the mortgage loan documents and to the extent such coverage is obtainable) to obtain separate coverage for events that do not meet the threshold, or such an event would not be covered. On December 7, 2005, the House of Representatives voted in favor of extending TRIA. However, all discrepancies between the House bill and the Senate bill extending TRIA must be resolved prior to such a bill being presented to the President for his signature.

         TRIA only applies to losses resulting from attacks that have been committed by individuals on behalf of a foreign person or foreign interest, and does not cover acts purely of domestic terrorism. Further, any such attack must be certified as an "act of terrorism" by the federal government, which decision is not subject to judicial review. As a result, insurers may continue to try to exclude losses resulting from terrorist acts not covered by TRIA from coverage under their policies. Moreover, TRIA still leaves insurers with high potential exposure for terrorism-related claims due to the deductible and copayment provisions thereof. Because nothing in TRIA prevents an insurer from raising premium rates on policyholders to cover potential losses, or from obtaining reinsurance coverage to offset its increased liability, the cost of premiums for such terrorism insurance coverage is still expected to be high.

         In addition to exclusions related to terrorism, certain of the insurance policies covering the mortgaged properties may specifically exclude coverage for losses due to mold or other potential causes of loss. We cannot assure you that a

                                      S-56

mortgaged property will not incur losses related to a cause of loss that is excluded from coverage under the related insurance policy.

         As a result of these factors, the amount available to make distributions on your certificates could be reduced.

PROPERTY INSPECTIONS AND ENGINEERING REPORTS MAY NOT REFLECT ALL CONDITIONS THAT
REQUIRE REPAIR ON A MORTGAGED PROPERTY.

         Licensed engineers or consultants generally inspected the related mortgaged properties (unless improvements are not part of the mortgaged property) and, in most cases, prepared engineering reports in connection with the origination of the pooled mortgage loans or with this offering to assess items such as structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. In those cases where a material condition was disclosed, such condition generally has been or is generally required to be remedied to the mortgagee's satisfaction, or funds or a letter of credit as deemed necessary by the related mortgage loan seller or the related engineer or consultant have been reserved to remedy the material condition.
Neither we nor any of the mortgage loan sellers conducted any additional property inspections in connection with the issuance of the series 2005-PWR10 certificates.

APPRAISALS MAY NOT ACCURATELY REFLECT THE VALUE OF THE MORTGAGED PROPERTIES.

         In general, in connection with the origination of each pooled mortgage loan or in connection with this offering, an appraisal was conducted in respect of the related mortgaged property by an independent appraiser that was state-certified and/or a Member of the Appraisal Institute or an update of an existing appraisal was obtained. The resulting estimates of value are the basis of the cut-off date loan-to-value ratios referred to in this prospectus supplement. In some cases, the related appraisal may value the property on a portfolio basis, which may result in a higher value than the aggregate value that would result from a separate individual appraisal on each mortgaged property. Those estimates represent the analysis and opinion of the person performing the appraisal or market analysis and are not guarantees of present or future values. The appraiser may have reached a different conclusion of value than the conclusion that would be reached by a different appraiser appraising the same property, or that would have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. Moreover, the values of the mortgaged properties securing the pooled mortgage loans may have changed significantly since the appraisal or market study was performed. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. The estimates of value reflected in the appraisals and the related loan-to-value ratios are presented for illustrative purposes only in Appendix A and Appendix B to this prospectus supplement. In each case, the estimate presented is the one set forth in the most recent appraisal available to us as of the cut-off date, although we generally have not obtained updates to the appraisals. We cannot assure you that the appraised values indicated accurately reflect past, present or future market values of the mortgaged properties securing the pooled mortgage loans.

         The appraisals for certain of the mortgaged properties state a
"stabilized value" as well as an "as-is" value for such properties based on the assumption that certain events will occur with respect to the re-tenanting, renovation or other repositioning of such properties. The stabilized value is presented as the Appraised Value in this prospectus supplement to the extent stated in the notes titled "Footnotes to Appendix B and Appendix C".

THE OPERATION OF A MORTGAGED PROPERTY FOLLOWING FORECLOSURE MAY AFFECT THE TAX
STATUS OF THE TRUST FUND AND MAY ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES.

         If the trust fund acquires a mortgaged property as a result of a foreclosure or deed in lieu of foreclosure, the special servicer will generally retain an independent contractor to operate the property. Any net income from operations other than qualifying "rents from real property" within the meaning of Section 856(d) of the Internal Revenue Code of 1986, or any rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service, will subject the trust fund to a federal tax on such income at the highest marginal corporate tax rate, which is currently 35%, and, in addition, possible state or local tax. In this event, the net proceeds available for distribution on your certificates may be reduced. The special servicer may permit the trust fund to earn such above described "net income from foreclosure property" but only if it

                                      S-57

determines that the net after-tax benefit to certificateholders is greater than under another method of operating or leasing the mortgaged property.

         In addition, if the trust fund were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust may in certain jurisdictions, particularly in New York and California, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the series 2005-PWR10 certificateholders.

TENANT LEASES MAY HAVE PROVISIONS THAT COULD ADVERSELY AFFECT PAYMENTS ON YOUR
CERTIFICATES.

         In certain jurisdictions, if tenant leases are subordinate to the liens created by the mortgage and do not contain attornment provisions which require the tenant to recognize a successor owner, following foreclosure, as landlord under the lease, the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Not all leases were reviewed to ascertain the existence of these provisions. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

         Some of the leases at the mortgaged properties securing the mortgage loans included in the trust may not be subordinate to the related mortgage. If a lease is not subordinate to a mortgage, the trust will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property unless it has otherwise agreed with the tenant. If the lease contains provisions inconsistent with the mortgage, for example, provisions relating to application of insurance proceeds or condemnation awards, or which could affect the enforcement of the lender's rights (such as a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.

LITIGATION ARISING OUT OF ORDINARY BUSINESS COULD ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES.

         There may be pending or threatened legal proceedings against the borrowers, the sponsors and the managers of the mortgaged properties securing the pooled mortgage loans and/or their respective affiliates arising out of their ordinary course of business. We cannot assure you that any such litigation would not have a material adverse effect on your certificates.

         In the case of the pooled mortgage loans secured by the mortgaged properties identified on Appendix B to this prospectus supplement as Prides
Court (Wellington), Eastampton Gardens, Cedar Gardens, Nieuw Amsterdam
Apartments, Woodacres, Lakeview Terrace, Greentree Village Townhomes, Valley
Terrace, Provincial West, Seagrass Cove, Westwood Gardens and Warwick Terrace
and representing in the aggregate 3.4% of the initial mortgage pool balance (and
1.7% of the initial loan group 1 balance, and 16.8% of the initial loan group 2 balance), according to published reports, Charles Kushner, the former sole chairman of the Kushner Companies and a holder of various interests in each of the related borrowers (as described more fully below), pled guilty on August 18,
2004 to 16 counts of assisting in the filing of false tax returns, one count of retaliating against a cooperative witness and one count of making false statements to the Federal Election Committee, is currently serving a two-year jail sentence and has resigned from his post as the chairman of the Kushner
Companies. Charles Kushner currently holds a 9.9% ownership interest in the limited partner of, and is the managing member of the general partner of, the limited partnership that is the limited partner of each of the related borrowers. Seryl Kushner, the wife of Charles Kushner, is the owner of the general partner of each borrower and, upon the satisfaction of certain conditions, is entitled to transfer her ownership interest in each borrower to
Charles Kushner. We cannot assure you that these circumstances would not have an adverse effect on the performance of the related mortgaged properties or the pooled mortgage loans.

         With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as The Family
Center, which represents 0.9% of the initial mortgage pool balance (and 1.1% of the initial loan group 1 balance), the sponsor of the related borrower is subject to an Internal Revenue Service tax lien with respect to an alleged misstatement on a partnership tax filing of the basis of operating units of a real estate investment trust owned by an entity for which the sponsor was the general partner. The sponsor of the related borrower has allegedly offered to settle the action by payment of approximately $12,000,000, inclusive of penalties and interest. A response from the Internal Revenue Service is currently pending. Although the sponsor of the related borrower has certified that he maintains

                                      S-58

net worth in excess of the alleged liability, there can be no assurance that any action, whether or not settled, would not have a material adverse effect on your certificates.

THE COSTS OF COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT OF 1990 AND
FAIR HOUSING LAWS MAY ADVERSELY AFFECT A BORROWER'S ABILITY TO REPAY ITS
MORTGAGE LOAN.

         Under the Americans with Disabilities Act of 1990, public
accommodations are required to meet certain federal requirements related to access and use by disabled persons. Borrowers may incur costs complying with the
Americans with Disabilities Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants. If a borrower incurs such costs or fines, the amount available to make payments on the related pooled mortgage loan would be reduced.

         In addition, under the Federal Fair Housing Act, analogous statutes in some states and regulations and guidelines issued pursuant to those laws, any and all otherwise-available units in a multifamily apartment building must be made available to any disabled person who meets the financial criteria generally applied by the landlord, including implementing alterations and accommodations in certain circumstances. The costs of this compliance may be high and the penalties for noncompliance may be severe. Thus, these fair housing statutes, regulations and guidelines present a risk of increased operating costs to the borrowers under the pooled mortgage loans secured by multifamily apartment buildings, which may reduce (perhaps significantly) amounts available for payment on the related pooled mortgage loan.

LOANS SECURED BY MORTGAGES ON A LEASEHOLD INTEREST WILL SUBJECT YOUR INVESTMENT
TO A RISK OF LOSS UPON A LEASE DEFAULT.

         In the case of eight (8) mortgaged properties, with an aggregate allocated loan amount representing 8.1% of the initial mortgage pool balance
(and 9.2% of the initial loan group 1 balance), the borrower's interest consists solely, or in material part, of a leasehold or sub-leasehold interest under a ground lease. These mortgaged properties consist of the mortgaged properties identified on Appendix B to this prospectus supplement as The Westin Copley
Place, Regions Bank Plaza, Embassy Suites LAX, Pacific East Mall, Sand Canyon
Medical Office, Sonora Quest Laboratories Building, Greentec IV and Shops at
Burnt Mills.

         Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the lender (such as the trust) would lose its security. Generally, each related ground lease requires the ground lessor to give the lender notice of the ground lessee/borrower's defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the ground lessor, and contains certain other protective provisions typically included in a "mortgageable" ground lease.

         Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume or reject the lease. If a debtor ground lessor rejects the lease, the ground lessee has the right to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the lease (including renewals). If a debtor ground lessee/borrower rejects any or all of the leases, the leasehold lender could succeed to the ground lessee/borrower's position under the lease only if the ground lease specifically grants the lender such right. If both the ground lessor and the ground lessee/borrower are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt ground lessee/borrower's right to refuse to treat a ground lease rejected by a bankrupt lessor as terminated.
In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage.

         Most of the ground leases securing the mortgaged properties provide that the ground rent payable thereunder increases during the term of the lease.
These increases may adversely affect the cash flow and net income of the borrower from the mortgaged property.

         The grant of a mortgage lien on its fee interest by a land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the

                                      S-59

holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

CONDOMINIUM OR COOPERATIVE OWNERSHIP MAY LIMIT USE AND IMPROVEMENTS.

         With respect to certain of the pooled mortgage loans, the related mortgaged property consists of the related borrower's interest in commercial condominium or cooperative interests in buildings and/or other improvements, and related interests in the common areas and the related voting rights in the condominium association, or ownership interest in the cooperative. Such interests may in some cases constitute less than a majority of such voting rights. In the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium and there may be no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Thus, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant impact on the mortgage loans in the trust fund that are secured by mortgaged properties consisting of such condominium interests. There can be no assurance that the related board of managers will always act in the best interests of the borrower under those mortgage loans. Further, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to the subject mortgaged property, due to the possible existence of multiple loss payees on any insurance policy covering such mortgaged property, there could be a delay in the allocation of related insurance proceeds, if any.
In the case of cooperatives, there is likewise no assurance that the borrower under a mortgage loan secured by ownership interests in the cooperative will have any control over decisions made by the cooperative's board of directors, that such decisions may not have a significant impact on the mortgage loans in the trust fund that are secured by mortgaged properties consisting of cooperative interests or that the operation of the property before or after any foreclosure will not be adversely affected by rent control or rent stabilization laws. See "Risk Factors--Risks Related to Mortgage Loans--Mortgage loans secured by cooperatively owned apartment buildings are subject to the risk that tenant-shareholders of a cooperatively owned apartment building will be unable to make the required maintenance payments" in the accompanying prospectus.
Consequently, servicing and realizing upon the collateral described above could subject the series 2005-PWR10 certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium.

TENANCIES IN COMMON MAY HINDER RECOVERY.

         The twelve (12) pooled mortgage loans secured by Marcus Avenue,
Greenway Park Plaza, Meridian at Indian Trial, Lover's Lane Station, Hamilton
Plaza Shopping Center, Plaza District Apartments, A-American Kona Self Storage,
Blanco Gardens Office Building, 831 Latour Court, Rivers Bend Plaza, Cumberland
Retreat Apartments and Avon Corner Shops, Phase I, which represent 1.4%, 0.9%,
0.5%, 0.4%, 0.3%, 0.3%, 0.1%, 0.1%, 0.1%, 0.1%, 0.1% and 0.1%, respectively, of the initial mortgage pool balance (and, in the aggregate, 4.1% of the initial loan group 1 balance and 7.2% of the initial loan group 2 balance), have borrowers that own the related mortgaged properties as tenants in common. In general, with respect to a tenant in common ownership structure, each tenant in common owns an undivided share in the property and if such tenant in common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) such tenant in common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a borrower exercises such right of partition, the related pooled mortgage loans may be subject to prepayment. In addition, the tenant in common structure may cause delays in the enforcement of remedies because each time a tenant in common borrower files for bankruptcy, the bankruptcy court stay will be reinstated. In some cases, the related tenant in common borrower waived its right to partition, reducing the risk of partition. However, there can be no assurance that, if challenged, this waiver would be enforceable. In addition, in some cases, the related pooled mortgage loan documents provide for full recourse or personal liability for losses as to the related tenant in common borrower and the guarantor or for the occurrence of an event of default under such pooled loan documents if a tenant in common files for partition. In some cases, the related borrower is a special purpose entity (in some cases bankruptcy remote), reducing the risk of bankruptcy. There can be no assurance that a bankruptcy proceeding by a single tenant in common borrower will not delay enforcement of this pooled mortgage loan. Additionally, in some cases, subject to the terms of the related mortgage loan documents, a borrower or a tenant-in-common borrower may assign its interests to one

                                      S-60

or more tenant-in-common borrowers. Such change to, or increase in, the number of tenant-in-common borrowers increases the risks related to this ownership structure.

THE RECORDING OF THE MORTGAGES IN THE NAME OF MERS MAY AFFECT THE YIELD ON THE
CERTIFICATES.

         The mortgages or assignments of mortgage for some of the pooled mortgage loans have been or may be recorded in the name of Mortgage Electronic
Registration Systems, Inc. or MERS, solely as nominee for the lender and its successors and assigns. Subsequent assignments of those mortgages are registered electronically through the MERS system. However, if MERS discontinues the MERS system and it becomes necessary to record an assignment of mortgage to the
Trustee, then any related expenses will be paid by the Trust and will reduce the amount available to pay principal of and interest on the certificates.

         The recording of mortgages in the name of MERS is a fairly recent practice in the commercial mortgage lending industry. Public recording officers and others may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosures sales of the mortgaged properties could result. Those delays and the additional costs could in turn delay the distribution of liquidation proceeds to certi?cateholders and increase the amount of losses on the pooled mortgage loans.

OTHER RISKS

TERRORIST ATTACKS MAY ADVERSELY AFFECT THE VALUE OF THE OFFERED CERTIFICATES AND
PAYMENTS ON THE UNDERLYING MORTGAGE LOANS.

         Terrorist attacks may occur at any time at any location in the world, including in the United States and at or near the mortgaged properties that secure the pooled mortgage loans. It is impossible to predict when, how, why or where terrorist attacks may occur in the United States or elsewhere and the nature and extent of the effects of any terrorist attacks on world, national, regional or local economies, securities, financial or real estate markets or spending or travel habits. Perceptions that terrorist attacks may occur or be imminent may have the same or similar effects as actual terrorist attacks, even if terrorist attacks do not materialize.

RECENT HURRICANES

         In August, September and October 2005, Hurricanes Katrina, Rita and
Wilma and related windstorms, floods and tornadoes caused extensive and catastrophic physical damage in and to coastal and inland areas located in the
Gulf Coast region of the United States (parts of Texas, Louisiana, Mississippi and Alabama), parts of Florida and certain other parts of the southeastern
United States. That damage, and the national, regional and local economic and other effects of that damage, are not yet fully assessed or known, although the mortgage loan sellers are not aware of material physical damage to the mortgaged properties securing the respective pooled mortgage loans being sold by them.
Initial economic effects appear to include nationwide decreases in oil supplies and refining capacity, nationwide increases in gas prices and regional interruptions in travel and transportation, tourism and economic activity generally in some of the affected areas. It is not possible to determine the extent to which these effects may be temporary or how long they may last. Other temporary and/or long-term effects on national, regional and local economies, securities, financial and real estate markets and spending or travel habits may subsequently arise or become apparent in connection with the hurricanes and their aftermath. Furthermore, there can be no assurance that displaced residents of the affected areas will return, that the economies in the affected areas will recover sufficiently to support income producing real estate at pre-storm levels or that the costs of clean-up will not have a material adverse effect on the national economy. Because standard hazard insurance policies generally do not provide coverage for damage arising from floods and windstorms, property owners in the affected areas may not be insured for the damage to their properties and, in the aggregate, this may affect the timing and extent of local and regional economic recovery.

ADDITIONAL RISKS

         See "Risk Factors" in the accompanying prospectus for a description of other risks and special considerations that may be applicable to your offered certificates.

                                      S-61

              CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT

         From time to time we use capitalized terms in this prospectus supplement. Each of those capitalized terms will have the meaning assigned to it in the "Glossary" attached to this prospectus supplement.

                           FORWARD-LOOKING STATEMENTS

         This prospectus supplement and the accompanying prospectus include the words "expects", "intends", "anticipates", "estimates" and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties that could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering.
The forward-looking statements made in this prospectus supplement are accurate as of the date stated on the cover of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.

               BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES II INC.

         We, Bear Stearns Commercial Mortgage Securities II Inc., were incorporated in the State of Delaware on July 29, 2003. Our principal executive offices are located at 383 Madison Avenue, New York, New York 10179. Our telephone number is (212) 272-2000. We do not have, nor is it expected in the future that we will have, any significant assets.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

         The series 2005-PWR10 certificates will be issued on the Issue Date pursuant to the series 2005-PWR10 pooling and servicing agreement. Some of the provisions of the offered certificates and the series 2005-PWR10 pooling and servicing agreement are described in this "Description of the Offered
Certificates" section of this prospectus supplement. For additional detailed information regarding the terms of the series 2005-PWR10 pooling and servicing agreement and the offered certificates, you should refer to the section in this prospectus supplement titled "Servicing of the Mortgage Loans Under the Series
2005-PWR10 Pooling and Servicing Agreement" and to the sections in the accompanying prospectus titled "Description of the Certificates" and
"Description of the Pooling and Servicing Agreements".

         The series 2005-PWR10 certificates collectively will represent the entire beneficial ownership interest in a trust fund consisting primarily of:

         o    the pooled mortgage loans;

         o    any and all payments under and proceeds of the pooled mortgage loans received after the cut-off date, in each case exclusive of payments of principal, interest and other amounts due on or before that date;

         o    the loan documents for the pooled mortgage loans (insofar as they are required to be delivered to the trustee);

         o    certain rights granted to us under the mortgage loan purchase agreements;

         o    any REO Properties acquired by or on behalf of the trust fund with respect to defaulted pooled mortgage loans (but, in the case of the mortgage loans included in any Mortgage Loan Group, only to the extent of the trust fund's interest therein); and

                                      S-62

         o    those funds or assets as from time to time are deposited in each master servicer's collection account described under "Servicing of the Mortgage Loans Under the Series 2005-PWR10 Pooling and
              Servicing Agreement--Collection Accounts" in this prospectus supplement, the special servicer's REO account as described under
              "Servicing of the Mortgage Loans Under the Series 2005-PWR10
              Pooling and Servicing Agreement--REO Account", the certificate administrator's distribution account described under
              "--Distribution Account" below or the certificate administrator's interest reserve account described under "--Interest Reserve
              Account" below.

         The series 2005-PWR10 certificates will include the following classes:

         o    the A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E and F
              classes, which are the classes of series 2005-PWR10 certificates that are offered by this prospectus supplement, and

         o    the X-1, X-2, G, H, J, K, L, M, N, O, P, Q, S, R and V classes, which are the classes of series 2005-PWR10 certificates that--

              1.   will be retained or privately placed by us, and

              2.   are not offered by this prospectus supplement.

         The class X certificates described in this prospectus supplement are the aggregation of the class X-1 and X-2 certificates issued under the series
2005-PWR10 pooling and servicing agreement.

         It is expected that ARCap CMBS Fund II REIT, Inc., an affiliate of the parent of the initial special servicer will acquire several non-offered classes of the series 2005-PWR10 certificates, including the class S certificates.

CERTIFICATE PRINCIPAL BALANCES AND CERTIFICATE NOTIONAL AMOUNTS

         The class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G,
H, J, K, L, M, N, O, P, Q and S certificates are the only series 2005-PWR10 certificates that will have principal balances and are sometimes referred to as the principal balance certificates. The principal balance of any of these certificates will represent the total distributions of principal to which the holder of the subject certificate is entitled over time out of payments and other collections on the assets of the trust fund. Accordingly, on each distribution date, the principal balance of each of these certificates will be permanently reduced by any principal distributions actually made with respect to that certificate on that distribution date. See "--Distributions" below. On any particular distribution date, the principal balance of each of these certificates may also be permanently reduced, without any corresponding distribution, in connection with losses on the pooled mortgage loans and default-related and otherwise unanticipated trust fund expenses. Notwithstanding the provisions described above, the principal balance of a principal balance certificate may be restored under limited circumstances in connection with a recovery of amounts that had previously been determined to constitute nonrecoverable advances. See "--Reductions of Certificate Principal Balances in
Connection with Realized Losses and Additional Trust Fund Expenses" below.

         The class X certificates will not have principal balances. For purposes of calculating the amount of accrued interest with respect to those certificates, however, the class X certificates will have a total notional amount equal to the total principal balance of the class A-1, A-2, A-3, A-AB,
A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q and S
certificates outstanding from time to time. The initial notional amounts of the class X-1 and X-2 certificates are shown in the table appearing under the caption "Summary--Overview of the Series 2005-PWR10 Certificates" in this prospectus supplement. The actual notional amounts of the class X-1 and X-2 certificates at initial issuance may be larger or smaller than the amounts shown in that table, depending on, among other things, the actual size of the initial mortgage pool balance.

         The class R certificates will not have principal balances or notional amounts. They will be residual interest certificates. The holders of the class R certificates are not expected to receive any material payments.

         The class V certificates will not have principal balances or notional amounts. They will entitle holders to certain additional interest that may accrue with respect to the pooled mortgage loans that are ARD Loans.

                                      S-63

         In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance of any principal balance certificate from time to time, you may multiply the original principal balance of that certificate as of the Issue Date, as specified on the face of that certificate, by the then-applicable certificate factor for the relevant class. The certificate factor for any class of principal balance certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance of that class, and the denominator of which will be the original total principal balance of that class. Certificate factors will be reported monthly in the certificate administrator's report.

DISTRIBUTION ACCOUNT

         General. The certificate administrator must establish and maintain an account in which it will hold funds pending their distribution on the series
2005-PWR10 certificates and from which it will make those distributions. That distribution account must be maintained in the name of the certificate administrator on behalf of the trustee and in a manner and with a depository institution that satisfies Fitch and S&P standards for securitizations similar to the one involving the offered certificates.

         Deposits. On the business day prior to each distribution date, each master servicer will be required to remit to the certificate administrator for deposit in the distribution account the following funds:

         o    All payments and other collections on the pooled mortgage loans and any REO Properties in the trust fund that are then on deposit in that master servicer's collection account, exclusive of any portion of those payments and other collections that represents one or more of the following:

              1.   monthly debt service payments due on a due date in a month subsequent to the month in which the subject distribution
                   date occurs;

              2.   with limited exception involving pooled mortgage loans that have due dates occurring after the end of the related
                   collection period, payments and other collections received by or on behalf of the trust fund after the end of the related collection period;

              3.   Authorized Collection Account Withdrawals, including--

                   (a)  amounts payable to a master servicer or the special
                        servicer as indemnification or as compensation,
                        including master servicing fees, special servicing fees,
                        workout fees, liquidation fees, assumption fees,
                        modification fees and, to the extent not otherwise
                        applied to cover interest on advances, late payment
                        charges and Default Interest,

                   (b)  amounts payable in reimbursement of outstanding
                        advances, together with interest on those advances,

                   (c)  amounts payable with respect to other trust fund
                        expenses, and

                   (d)  amounts deposited in that master servicer's collection account in error.

         o    Any advances of delinquent monthly debt service payments made by that master servicer with respect to those pooled mortgage loans for which it is the applicable master servicer for that
              distribution date.

         o    Any payments made by that master servicer to cover Prepayment
              Interest Shortfalls incurred with respect to those pooled mortgage loans for which it is the applicable master servicer during the related collection period. See "--Advances of Delinquent Monthly
              Debt Service Payments" below and "Servicing of the Mortgage Loans
              Under the Series 2005-PWR10 Pooling and Servicing
              Agreement--Collection Accounts" and "--Servicing and Other
              Compensation and Payment of Expenses" in this prospectus
              supplement.

         With respect to the distribution date that occurs during March in any calendar year subsequent to 2005, the certificate administrator will be required to transfer from the interest reserve account, which we describe under
"--Interest

                                      S-64

Reserve Account" below, to the distribution account the interest reserve amounts that are then being held in that interest reserve account with respect to the pooled mortgage loans that accrue interest on an Actual/360 Basis.

         The certificate administrator may, at its own risk, invest funds held in the distribution account in Permitted Investments, which are described in the
Glossary to this prospectus supplement, and will be entitled to the interest and other income earned on those funds and will be obligated to make up investment losses.

         Withdrawals. The certificate administrator may from time to time make withdrawals from the distribution account for any of the following purposes:

         o    to make distributions on the series 2005-PWR10 certificates;

         o    to pay itself, the tax administrator, the servicer report
              administrator and the trustee monthly fees that are described under "--Matters Regarding the Certificate Administrator, the Tax
              Administrator, the Trustee and the Fiscal Agent" and "--Reports to
              Certificateholders; Available Information" below;

         o    to pay any indemnities and reimbursements owed to itself, the tax administrator, the trustee, the fiscal agent and various related persons as described under "--Matters Regarding the Certificate
              Administrator, the Tax Administrator, the Trustee and the Fiscal
              Agent" below;

         o    to pay for any opinions of counsel required to be obtained in connection with any amendments to the series 2005-PWR10 pooling and servicing agreement;

         o    to pay any federal, state and local taxes imposed on the trust fund, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the trust fund as described under "Material Federal Income Tax
              Consequences--Taxes that May Be Imposed on the REMIC
              Pool--Prohibited Transactions" in the accompanying prospectus and
              "Servicing of the Mortgage Loans Under the Series 2005-PWR10
              Pooling and Servicing Agreement--REO Account" in this prospectus supplement;

         o    to pay itself net investment earnings earned on funds in the distribution account for each collection period;

         o    to pay for the cost of recording the series 2005-PWR10 pooling and servicing agreement;

         o    with respect to each distribution date during February of any year subsequent to 2005 and each distribution date during January of any year subsequent to 2005 that is not a leap year, to transfer to the certificate administrator's interest reserve account the interest reserve amounts required to be so transferred in that month with respect to the pooled mortgage loans that accrue interest on an Actual/360 Basis;

         o    to pay to the person entitled thereto any amounts deposited in the distribution account in error; and

         o    to clear and terminate the distribution account upon the
              termination of the series 2005-PWR10 pooling and servicing agreement.

INTEREST RESERVE ACCOUNT

         The certificate administrator must maintain an account in which it will hold the interest reserve amounts described in the next paragraph with respect to the pooled mortgage loans that accrue interest on an Actual/360 Basis. That interest reserve account must be maintained in the name of the certificate administrator on behalf of the trustee and in a manner and with a depository institution that satisfies Fitch and S&P standards for securitizations similar to the one involving the offered certificates. The certificate administrator may, at its own risk, invest funds held in the interest reserve account in
Permitted Investments, which are described in the Glossary to this prospectus supplement, and will be entitled to the interest and other income earned on those funds and will be obligated to make up investment losses.

                                      S-65

         During January, except in a leap year, and February of each calendar year subsequent to 2005, the certificate administrator must, on or before the distribution date in that month, withdraw from the distribution account and deposit in the interest reserve account the interest reserve amount with respect to each of the pooled mortgage loans that accrue interest on an Actual/360 Basis and for which the monthly debt service payment due in that month was either received or advanced. In general, that interest reserve amount for each of those mortgage loans will equal one day's interest accrued at the related mortgage interest rate net of the Administrative Fee Rate, on the Stated Principal
Balance of that mortgage loan as of the end of the related collection period. In the case of an ARD Loan, however, the interest reserve amount will not include
Post-ARD Additional Interest.

         During March of each calendar year subsequent to 2005, the certificate administrator must, on or before the distribution date in that month, withdraw from the interest reserve account and deposit in the distribution account any and all interest reserve amounts then on deposit in the interest reserve account with respect to the pooled mortgage loans that accrue interest on an Actual/360
Basis. All interest reserve amounts that are so transferred from the interest reserve account to the distribution account will be included in the Available
Distribution Amount for the distribution date during the month of transfer.

DISTRIBUTIONS

         General. For purposes of allocating payments on certain classes of the offered certificates, the mortgage pool will be divided into:

         o    Loan group 1, which will consist of 176 pooled mortgage loans, with an aggregate cut-off date principal balance of
              $2,327,907,690, representing 88.4% of the initial mortgage pool balance; and

         o    Loan group 2, which will consist of 36 pooled mortgage loans, with an aggregate cut-off date principal balance of $305,771,982, representing 11.6% of the initial mortgage pool balance. Loan group 2 will consist of 61.7% of the initial mortgage pool balance of all the pooled mortgage loans secured by multifamily or manufactured housing community properties.

         On each distribution date, the certificate administrator will, subject to the exception described in the next sentence, make all distributions required to be made on the series 2005-PWR10 certificates on that distribution date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those distributions are to occur. The final distribution of principal and/or interest to the registered holder of any offered certificate, however, will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final distribution.

         Distributions made to a class of series 2005-PWR10 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

         In order for a series 2005-PWR10 certificateholder to receive distributions by wire transfer on and after any particular distribution date, that certificateholder must provide the certificate administrator with written wiring instructions no later than five days prior to the last day of the calendar month preceding the month in which that distribution date occurs.
Otherwise, that certificateholder will receive its distributions by check mailed to it.

         Cede & Co. will be the registered holder of your offered certificates, and you will receive distributions on your offered certificates through DTC and its participating organizations, until physical certificates are issued, if ever. See "--Delivery, Form and Denomination" below.

         If, in connection with any distribution date, the certificate administrator has reported the amount of an anticipated distribution to DTC based on the expected receipt of any monthly payment based on information set forth in a report, or any monthly payment expected to be paid on the last two business days preceding such distribution date, and the related borrower fails to make such payments at such time, the certificate administrator will use commercially reasonable efforts to cause DTC to make the revised distribution on a timely basis on such distribution date, but there can be no assurance that DTC will be able to do so. The certificate administrator, the master servicers, the special servicer, the trustee and the fiscal agent will not be liable or held responsible for any resulting delay, or claims by DTC resulting therefrom, in the making of such distribution

                                      S-66

to series 2005-PWR10 certificateholders. In addition, if the certificate administrator incurs out-of-pocket expenses, despite reasonable efforts to avoid or mitigate such expenses, as a consequence of a borrower failing to make such payments, the certificate administrator will be entitled to reimbursement from the trust. Any such reimbursement will constitute "Additional Trust Fund
Expenses".

         Interest Distributions. All of the classes of the series 2005-PWR10 certificates will bear interest, except for the R and V classes.

         With respect to each interest-bearing class of the series 2005-PWR10 certificates, interest will accrue during each interest accrual period based upon:

         o    the pass-through rate for that class and interest accrual period;

         o    the total principal balance or notional amount, as the case may be, of that class outstanding immediately prior to the related distribution date; and

         o    the assumption that each year consists of twelve 30-day months.

         On each distribution date, subject to the Available Distribution Amount for that date and the distribution priorities described under "--Priority of
Distributions" below, the holders of each interest-bearing class of the series
2005-PWR10 certificates will be entitled to receive--

         o    the total amount of interest accrued during the related interest accrual period (and any distributable interest that remains unpaid from prior distribution dates) with respect to that class, reduced by

         o    the portion of any Net Aggregate Prepayment Interest Shortfall (if
              any) for that distribution date that is allocable to that class.

         In addition, if any class of principal balance certificates experiences the restoration of its principal balance on any distribution date under the limited circumstances that we describe under "--Reductions of Certificate
Principal Balances in Connection with Realized Losses and Additional Trust Funds
Expenses" below, then that class will also be entitled (also subject to the
Available Distribution Amount for that distribution date and the distribution priorities described under "--Priority of Distributions" below) to the interest that would have accrued (at its pass-through rate for the interest accrual period related to such distribution date) for certain prior interest accrual periods and interest will thereafter accrue on the principal balance of that class (as calculated taking into account any such restorations and any reductions in such principal balance from time to time) at the pass-through rate for that class in effect from time to time.

         If the holders of any interest-bearing class of the series 2005-PWR10 certificates do not receive all of the interest to which they are entitled on any distribution date, as described in the prior paragraphs, then they will continue to be entitled to receive the unpaid portion of that interest on future distribution dates, subject to the Available Distribution Amount for those future distribution dates and the distribution priorities described under
"--Priority of Distributions" below.

         No portion of any Net Aggregate Prepayment Interest Shortfall for any
distribution date will be allocable to the class X certificates. The portion of any Net Aggregate Prepayment Interest Shortfall for any distribution date that is allocable to any particular class of series 2005-PWR10 principal balance certificates will equal the product of--

         o    the amount of that Net Aggregate Prepayment Interest Shortfall, multiplied by

         o    a fraction--

              1.   the numerator of which is the total amount of interest
                   accrued during the related interest accrual period with
                   respect to that class of certificates, and

                                      S-67

              2.   the denominator of which is the total amount of interest
                   accrued during the related interest accrual period with
                   respect to all of the series 2005-PWR10 principal balance
                   certificates.

         Calculation of Pass-Through Rates. The pass-through rate applicable to each interest-bearing class of series 2005-PWR10 certificates for the initial interest accrual period is shown in the table appearing under the caption
"Summary--Overview of the Series 2005-PWR10 Certificates" in this prospectus supplement.

         The pass-through rates for the class A-1, A-2, A-3 and A-AB certificates for each subsequent interest accrual period will, in the case of each of those classes, remain fixed at the pass-through rate applicable to that class of certificates for the initial interest accrual period.

         The pass-through rates for the class A-4, A-1A, A-M, L, M, N, O, P, Q and S certificates for each subsequent interest accrual period will, in the case of each of these classes, equal the lesser of:

         o    the pass-through rate applicable to that class of certificates for the initial interest accrual period, and

         o    the Weighted Average Pool Pass-Through Rate for the distribution date that corresponds to that subsequent interest accrual period.

         The pass-through rate applicable to the class A-J certificates for each interest accrual period will equal the Weighted Average Pool Pass-Through Rate for the distribution date that corresponds to that interest accrual period, minus 0.016%.

         The pass-through rate applicable to the class B, C, D, E, F, G, H, J and K certificates for each interest accrual period will equal the Weighted
Average Pool Pass-Through Rate for the distribution date that corresponds to that interest accrual period.

         The pass-through rate applicable to the class X certificates in the aggregate for each interest accrual period will equal the excess, if any, of:

         o    the Weighted Average Pool Pass-Through Rate for the distribution date that corresponds to that interest accrual period; over

         o    the weighted average of the pass-through rates for the class A-1,
              A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L,
              M, N, O, P, Q and S certificates for that interest accrual period, weighted on the basis of the respective total principal balances of those classes of series 2005-PWR10 certificates outstanding immediately prior to the distribution date for that interest accrual period.

         The calculation of the Weighted Average Pool Pass-Through Rate will be unaffected by any change in the mortgage interest rate for any pooled mortgage loan, including in connection with any bankruptcy or insolvency of the related borrower or any modification of that mortgage loan agreed to by the applicable master servicer or the special servicer.

         The class R and V certificates are not interest-bearing certificates and will not have pass-through rates.

         Principal Distributions. Subject to the relevant Available Distribution
Amount and the priority of distributions described under "--Priority of
Distributions" below, the total amount of principal payable with respect to each class of the series 2005-PWR10 principal balance certificates on each distribution date will equal that class's allocable share of the Principal
Distribution Amount for that distribution date as described below.

                                      S-68

         In general, the Principal Distribution Amount for each distribution date will be allocated concurrently to the holders of the class A-1A certificates, on the one hand, and to the holders of the class A-1, A-2, A-3,
A-AB and A-4 certificates collectively, on the other, in the following amounts:

         o    to the holders of the class A-1A certificates in an amount equal to the lesser of--

              1.   the portion of the Principal Distribution Amount for that
                   distribution date that is attributable to loan group 2 and, after the total principal balance of the class A-1, A-2, A-3,
                   A-AB and A-4 certificates has been reduced to zero, the
                   portion of the Principal Distribution Amount for that
                   distribution date that is attributable to loan group 1 (net of any portion thereof that is distributable on that
                   distribution date to the holders of the class A-1, A-2, A-3,
                   A-AB and/or A-4 certificates), and

              2.   the total principal balance of the class A-1A certificates immediately prior to that distribution date;

         o    to the holders of the class A-1, A-2, A-3, A-AB and A-4
              certificates collectively in an aggregate amount equal to the lesser of--

              1.   the portion of the Principal Distribution Amount for that
                   distribution date that is attributable to loan group 1 and, after the total principal balance of the class A-1A has been reduced to zero, the portion of the Principal Distribution
                   Amount for that distribution date that is attributable to
                   loan group 2 (net of any portion thereof that is
                   distributable on that distribution date to the holders of the class A-1A certificates), and

              2.   the total principal balance of the class A-1, A-2, A-3, A-AB and A-4 certificates immediately prior to that distribution date.

         In general, the portion of the Principal Distribution Amount that is allocated to holders of the class A-1, A-2, A-3, A-AB and A-4 certificates collectively as described above (such portion, the "Certificate Group 1
Principal Distribution Amount") on each distribution date will be further allocated among those holders in the following amounts and order of priority:

         o    first, to the holders of the class A-AB certificates in an amount equal to the lesser of--

              1.   the Certificate Group 1 Principal Distribution Amount for
                   that distribution date, and

              2.   an amount sufficient to reduce the total principal balance of the class A-AB certificates to the Class A-AB Planned
                   Principal Balance for that distribution date;

         o    second, to the holders of the class A-1 certificates in an amount equal to the lesser of--

              1.   the Certificate Group 1 Principal Distribution Amount for
                   that distribution date, reduced by any portion of that amount that is allocable to reduce the total principal balance of the class A-AB certificates to the Class A-AB Planned
                   Principal Balance for that distribution date as described in the preceding bullet and paid to the holders of that class on that distribution date, and

              2.   the total principal balance of the class A-1 certificates
                   immediately prior to that distribution date;

         o    third, to the holders of the class A-2 certificates in an amount equal to the lesser of--

              1.   the Certificate Group 1 Principal Distribution Amount for
                   that distribution date, reduced by any portion of that amount that is allocable to reduce the total principal balance of the class A-AB certificates to the Class A-AB Planned
                   Principal Balance for that distribution date and/or any
                   portion of that amount that is allocable to the class A-1
                   certificates as described in the preceding bullets and paid to the holders of those classes on that distribution date,
                   and

              2.   the total principal balance of the class A-2 certificates
                   immediately prior to that distribution date;

                                      S-69

         o    fourth, to the holders of the class A-3 certificates in an amount equal to the lesser of--

              1.   the Certificate Group 1 Principal Distribution Amount for
                   that distribution date, reduced by any portion of that amount that is allocable to reduce the total principal balance of the class A-AB certificates to the Class A-AB Planned
                   Principal Balance for that distribution date and/or any
                   portion of that amount that is allocable to the class A-1
                   and/or A-2 certificates as described in the preceding bullets and paid to the holders of those classes on that distribution date, and

              2.   the total principal balance of the class A-3 certificates
                   immediately prior to that distribution date;

o               fifth, to the holders of the class A-AB certificates in an amount (in addition to the amount allocated to them as described in the first bullet above) equal to the lesser of--

              1.   the Certificate Group 1 Principal Distribution Amount for
                   that distribution date, reduced by any portion of that amount that is allocable to reduce the total principal balance of the class A-AB certificates to the Class A-AB Planned
                   Principal Balance for that distribution date as described in the first bullet above and/or any portion of that amount that is allocable to the class A-1, A-2 and/or A-3 certificates as described in the preceding bullets and paid to the holders of those classes on that distribution date, and

              2.   the total principal balance of the class A-AB certificates immediately after the allocation made pursuant to the first bullet above; and

         o    finally, to the holders of the class A-4 certificates in an amount equal to the lesser of--

              1.   the Certificate Group 1 Principal Distribution Amount for
                   that distribution date, reduced by any portion of that amount that is allocable to the class A-AB, A-1, A-2 and/or A-3
                   certificates as described in the preceding bullets and paid to the holders of those classes on that distribution date,
                   and

              2.   the total principal balance of the class A-4 certificates
                   immediately prior to that distribution date.

         Notwithstanding the provisions described in the foregoing paragraphs, if two or more classes of class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates are outstanding as of any Class A Principal Distribution Cross-Over Date or, in
any event, as of the final distribution date for the series 2005-PWR10 certificates, then the Principal Distribution Amount for that distribution date and any distribution date thereafter will be allocated among the A-1, A-2, A-3,
A-AB, A-4 and A-1A classes on a pro rata basis, without regard to loan group, in accordance with their respective total principal balances immediately prior to that distribution date, in each case up to the total principal balance of the respective class. While one or more of the class A-1, A-2, A-3, A-AB, A-4 and/or
A-1A certificates are outstanding, no portion of the Principal Distribution
Amount for any distribution date will be allocated to any other class of series
2005-PWR10 certificates.

         Following the retirement of the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates, the Principal Distribution Amount for each distribution date will be allocated, first, to the class A-M certificates, second, to the class A-J certificates and then to the respective other classes of principal balance certificates in order of their alphabetical designation (class B, class C and so
on), in each case up to the lesser of--

         o    the portion of that Principal Distribution Amount that remains unallocated, and

         o    the total principal balance of the subject class immediately prior to that distribution date.

         In no event will the holders of any such other class of principal balance certificates be entitled to receive any distributions of principal until the total principal balance of the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates and of all other classes of series 2005-PWR10 principal balance certificates, if any, with a higher payment priority under the prior paragraph is reduced to zero.

         To the extent that a master servicer, the trustee or the fiscal agent reimburses itself for any nonrecoverable advance (including any interest accrued thereon), or for any advance (including any interest accrued thereon) with respect to a

                                      S-70

defaulted pooled mortgage loan that remains unreimbursed following its modification and return to performing status, during any collection period out of the principal portion of debt service advances and payments and other collection of principal on the mortgage pool, the Principal Distribution Amount for the related distribution date will be reduced by the amount of such reimbursement (although any such amount that is subsequently recovered will generally be added to the Principal Distribution Amount for the distribution date following the collection period in which the recovery occurs). See
"--Advances of Delinquent Monthly Debt Service Payments" below, "Servicing of the Mortgage Loans Under the Series 2005-PWR10 Pooling and Servicing
Agreement--Servicing and Other Compensation and Payment of Expenses" and
"Glossary--Principal Distribution Amount".

         Loss Reimbursement Amounts. As discussed under "--Reductions of
Certificate Principal Balances in Connection with Realized Losses and Additional
Trust Fund Expenses" below, the total principal balance of any class of series
2005-PWR10 principal balance certificates may be reduced without a corresponding distribution of principal. If that occurs with respect to any class of series
2005-PWR10 principal balance certificates, then, subject to the relevant
Available Distribution Amount and the priority of distributions described under
"--Priority of Distributions" below, the holders of that class will be entitled to be reimbursed for the amount of that reduction, without interest (and without duplication of any amount reflected in a restoration of the total principal balance of that class under the limited circumstances described in this prospectus supplement with respect to recoveries of amounts previously determined to have constituted nonrecoverable advances).

         Priority of Distributions.

         On each distribution date, prior to making any other distributions of interest and/or principal on the certificates, the certificate administrator will apply the Available Distribution Amount for that distribution date, concurrently:

         o    from the portion of the Available Distribution Amount attributable to loan group 2, to pay interest to the holders of the class A-1A certificates up to the total amount of interest payment
              distributable with respect to that class on the related
              distribution date,

         o    from the portion of the Available Distribution Amount attributable to loan group 1, to pay interest to the holders of the class A-1,
              A-2, A-3, A-AB and A-4 certificates, pro rata in accordance with their respective interest entitlements, up to the total amount of interest payment distributable with respect to each such class on that distribution date, and

         o    from the remaining portion of the Available Distribution Amount, to pay interest to the holders of the class X certificates up to the total amount of interest payment distributable with respect to that class on the related distribution date;

provided, however, that if the Available Distribution Amount for the applicable distribution date, or the applicable portion of the Available Distribution
Amount attributable to either loan group, is insufficient to pay in full the total amount of interest to be distributable with respect to any of those classes as described above, the Available Distribution Amount will be allocated among all those classes pro rata in accordance with their respective interest entitlements, without regard to loan group.

         On each distribution date, following the distributions of interest to the holders of the class A-1, A-2, A-3, A-AB, A-4, A-1A and X certificates described above, the certificate administrator will apply any remaining portion of the Available Distribution Amount for that distribution date in the following amounts and order of priority, in each case to the extent of the remaining portion of the Available Distribution Amount for that distribution date:

         o    first, to make distributions of principal to the holders of the class A-1, A-2, A-3, A-AB, A-4 and/or A-1A certificates up to an aggregate amount equal to the lesser of the Principal Distribution
              Amount for that distribution date and the total principal balance of those classes outstanding immediately prior to that
              distribution date, which amount shall be allocated between such classes in the amounts and order of priority described under
              "--Principal Distributions" above (including the provisions described in that section relating to the attribution of portions of the Principal Distribution Amount for any distribution date to loan group 1 and/or loan group 2);

                                      S-71

         o    second, to reimburse the holders of the class A-1, A-2, A-3, A-AB,
              A-4 and/or A-1A certificates for any Realized Losses and
              Additional Trust Fund Expenses previously allocated to that class
              (as described under "-Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund
              Expenses " below) and for which reimbursement has not previously been made, which distributions shall be made pro rata in
              accordance with the respective entitlements of those classes;

         o    third, sequentially to the holders of the class A-M, A-J, B, C, D,
              E, F, G, H, J, K, L, M, N, O, P, Q and S certificates, in that order (with no distribution to be made on any such class until all the distributions described in this clause have been made to all other such classes with an earlier distribution priority (if any)), first, to make a distribution of interest up to the amount of interest distributable on that class for that distribution date as described above under "--Interest Distributions"; then, to make a distribution of principal up to the portion of the Principal
              Distribution Amount for that distribution date that is allocated to that class as described above under "--Principal
              Distributions"; and, finally, to reimburse any Realized Losses and
              Additional Trust Fund Expenses previously allocated to that class
              (as described under "-Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund
              Expenses " below) and for which reimbursement has not previously been made; and

         o    finally, to the holders of the class R certificates any remaining portion of the Available Distribution Amount for that distribution date.

         Distributions of Yield Maintenance Charges and Prepayment Premiums. If
any Yield Maintenance Charge or Prepayment Premium is collected during any particular collection period with respect to any pooled mortgage loan in loan group 1, then on the distribution date corresponding to that collection period, the certificate administrator will pay a portion of that Yield Maintenance
Charge or Prepayment Premium (net of liquidation fees payable therefrom) to the holders of any class A-1, A-2, A-3, A-AB, A-4, A-M, A-J, B, C, D, E, F, G, H, J
or K certificates that are entitled to payments of principal on that distribution date, up to an amount equal to, in the case of any particular class of those certificates, the product of--

         o    the full amount of that Yield Maintenance Charge or Prepayment
              Premium (net of liquidation fees payable therefrom), multiplied by

         o    a fraction, which in no event may be greater than 1.0 or less than
              0.0, the numerator of which is equal to the excess, if any, of the pass-through rate for that class of certificates over the discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the discount rate (provided that if the denominator of such fraction is equal to zero, such fraction will be deemed to equal
              0.0), and further multiplied by

         o    a fraction, which in no event may be greater than 1.0, the numerator of which is equal to the amount of principal distributed to the holders of that class of certificates on that distribution date, and the denominator of which is the portion of the Principal
              Distribution Amount for that distribution date that is
              attributable to loan group 1.

         If any Yield Maintenance Charge or Prepayment Premium is collected during any particular collection period with respect to any pooled mortgage loan in loan group 2, then on the distribution date corresponding to that collection period, the certificate administrator will pay a portion of that Yield
Maintenance Charge or Prepayment Premium (net of liquidation fees payable therefrom) to the holders of the class A-1A certificates (if they are outstanding on that distribution date), up to an amount equal to, in the case of any particular class of those certificates, the product of--

         o    the full amount of that Yield Maintenance Charge or Prepayment
              Premium (net of liquidation fees payable therefrom), multiplied by

         o    a fraction, which in no event may be greater than 1.0 or less than
              0.0, the numerator of which is equal to the excess, if any, of the pass-through rate for the class A-1A certificates over the discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan

                                      S-72

              over the discount rate (provided that if the denominator of such fraction is equal to zero, such fraction will be deemed to equal
              0.0), and further multiplied by

         o    a fraction, which in no event may be greater than 1.0, the numerator of which is equal to the amount of principal distributed to the holders of that class of certificates on that distribution date, and the denominator of which is the portion of the Principal
              Distribution Amount for that distribution date that is
              attributable to loan group 2.

         The certificate administrator will pay any remaining portion of that
Yield Maintenance Charge or Prepayment Premium to the holders of the class X certificates.

         The relevant discount rate applicable to any class of certificates with respect to any pooled mortgage loan that is prepaid will equal--

         o    if a discount rate was used in the calculation of the applicable
              Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the pooled mortgage loan, that discount rate, converted
              (if necessary) to a monthly equivalent yield, and

         o    if a discount rate was not used in the calculation of the
              applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the pooled mortgage loan, the yield calculated by the linear interpolation of the yields, as reported in Federal
              Reserve Statistical Release H.15--Selected Interest Rates under the heading "U.S. government securities/treasury constant
              maturities" for the week ending prior to the date of the relevant prepayment, of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date (in the case of a pooled mortgage loan that is not an ARD Loan) or the anticipated repayment date (in the case of a pooled mortgage loan that is an ARD Loan) of that pooled mortgage loan, such interpolated treasury yield converted to a monthly equivalent yield.

         For purposes of the immediately preceding bullet, the certificate administrator or the applicable master servicer will select a comparable publication as the source of the applicable yields of U.S. Treasury constant maturities if Federal Reserve Statistical Release H.15 is no longer published.

         See "Risk Factors--Provisions Requiring Yield Maintenance Charges or
Defeasance Provisions May Not Be Enforceable" and "Description of the Mortgage
Pool--Certain Characteristics of the Mortgage Pool--Voluntary Prepayment and
Defeasance Provisions" in this prospectus supplement.

         Distributions of Post-ARD Additional Interest. The holders of the class
V certificates will be entitled to all amounts, if any, collected on the ARD
Loans in the trust fund and applied as Post-ARD Additional Interest. It is expected that ARCap CMBS Fund II REIT, Inc. will be the initial holder of the class V certificates.

TREATMENT OF REO PROPERTIES

         Notwithstanding that any mortgaged property or an interest therein may be acquired as part of the trust fund through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining--

         o    distributions on the series 2005-PWR10 certificates,

         o    allocations of Realized Losses and Additional Trust Fund Expenses
              to the series 2005-PWR10 certificates, and

         o    the amount of all fees payable to the applicable master servicer, the special servicer, the certificate administrator, the servicer report administrator and the trustee under the series 2005-PWR10 pooling and servicing agreement.

                                      S-73

         In connection with the foregoing, the related mortgage loan will be taken into account when determining the Weighted Average Pool Pass-Through Rate and the Principal Distribution Amount for each distribution date.

         Operating revenues and other proceeds from an REO Property will be applied--

         o    first, to pay - or to reimburse the applicable master servicer, the special servicer, the certificate administrator and/or the trustee for the payment of - any taxes, fees, costs and expenses incurred in connection with the operation and disposition of the
              REO Property, and

         o    thereafter, as collections of principal, interest and other amounts due on the related mortgage loan.

         To the extent described under "--Advances of Delinquent Monthly Debt
Service Payments" below, the applicable master servicer, the trustee or the fiscal agent, as applicable, will be required to advance delinquent monthly debt service payments with respect to each pooled mortgage loan as to which the corresponding mortgaged property has become an REO Property, in all cases as if the mortgage loan had remained outstanding.

REDUCTIONS OF CERTIFICATE PRINCIPAL BALANCES IN CONNECTION WITH REALIZED LOSSES
AND ADDITIONAL TRUST FUND EXPENSES

         As a result of Realized Losses and Additional Trust Fund Expenses, the
total Stated Principal Balance of the pooled mortgage loans may decline below the total principal balance of the series 2005-PWR10 certificates. If this occurs following the distributions made to the series 2005-PWR10 certificateholders on any distribution date, then, except to the extent the resulting mismatch exists because of the reimbursement of advances on worked-out loans from advances and collections of principal on the mortgage pool (see
"--Advances of Delinquent Monthly Debt Service Payments" below and "Servicing of the Mortgage Loans Under the Series 2005-PWR10 Pooling and Servicing
Agreement--Servicing and Other Compensation and Payment of Expenses"), the
respective total principal balances of the series 2005-PWR10 principal balance certificates are to be sequentially reduced in the following order, until the total principal balance of those classes of series 2005-PWR10 certificates equals the total Stated Principal Balance of the pooled mortgage loans that will be outstanding immediately following that distribution date.

     ORDER OF ALLOCATION                    CLASS
     -------------------       ------------------------------
             1st                              S
             2nd                              Q
             3rd                              P
             4th                              O
             5th                              N
             6th                              M
             7th                              L
             8th                              K
             9th                              J
            10th                              H
            11th                              G
            12th                              F
            13th                              E
            14th                              D
            15th                              C
            16th                              B
            17th                             A-J
            18th                             A-M
            19th                A-1, A-2, A-3, A-AB, A-4 and
                                     A-1A certificates,
                                   pro rata based on total
                               outstanding principal balances

                                      S-74

         The above-described reductions in the total principal balances of the respective classes of the series 2005-PWR10 certificates identified in the foregoing table will represent an allocation of the Realized Losses and/or
Additional Trust Fund Expenses that caused the particular mismatch in balances between the pooled mortgage loans and those classes of series 2005-PWR10 certificates. In general, certain Additional Trust Fund Expenses will result in a shortfall in the payment of interest on one or more subordinate classes of the series 2005-PWR10 certificates. However, unless and until collections of principal on the pooled mortgage loans are diverted to cover that interest shortfall, such Additional Trust Fund Expense will not result in a mismatch in balances between the pooled mortgage loans and the series 2005-PWR10 certificates.

         The Realized Loss, if any, in connection with the liquidation of a defaulted mortgage loan, or related REO property, held by the trust fund, will be an amount generally equal to the excess, if any, of:

         o    the outstanding principal balance of the pooled mortgage loan as of the date of liquidation, together with--

              1.   all accrued and unpaid interest on the mortgage loan to, but not including, the due date in the calendar month on which the related net liquidation proceeds, if any, would be
                   distributable to series 2005-PWR10 certificateholders,
                   exclusive, however, of any portion of that interest that
                   represents Default Interest or Post-ARD Additional Interest,
                   and

              2.   all related unreimbursed servicing advances and unpaid
                   liquidation expenses and certain special servicing fees,
                   liquidation fees and/or workout fees incurred on the mortgage loan, and interest on advances made in respect of the
                   mortgage loan, that resulted in shortfalls to investors and not otherwise considered a Realized Loss, over

         o    the total amount of liquidation proceeds, if any, recovered in connection with the liquidation.

         If any of the debt due under a pooled mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the applicable master servicer, the special servicer or any other relevant party or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven, other than Default Interest and Post-ARD Additional Interest, also will be treated as a Realized Loss (but the principal portion of the debt that is forgiven will generally be recognized as a Realized Loss on the distribution date that occurs after the collection period in which the forgiveness occurs and the interest portion of the debt that is forgiven will generally be recognized as a Realized Loss over time).

         Any reimbursements of advances determined to be nonrecoverable and advance interest thereon, and any payments of workout fees and/or liquidation fees, that are made in any collection period from the principal portion of debt service advances and collections of principal on the mortgage pool that would otherwise be included in the Principal Distribution Amount for the related distribution date (see "--Advances of Delinquent Monthly Debt Service Payments"
below and "Servicing of the Mortgage Loans Under the Series 2005-PWR10 Pooling
and Servicing Agreement--Servicing and Other Compensation and Payment of
Expenses") will create a deficit (or increase an otherwise-existing deficit)
between the aggregate Stated Principal Balance of the mortgage pool and the total principal balance of the series 2005-PWR10 certificates on the succeeding distribution date. The related reimbursements and payments made during any collection period will therefore result in the allocation of those amounts as
Realized Losses (in reverse sequential order in accordance with the loss allocation rules described above) to reduce principal balances of the series
2005-PWR10 principal balance certificates on the distribution date for that collection period. However, if the Principal Distribution Amount for any
distribution date includes any collections of amounts that (i) were previously determined to constitute nonrecoverable advances, (ii) were reimbursed to a master servicer, the trustee or the fiscal agent from advances or collections in respect of principal thereby resulting in a deficit described above and (iii)
were subsequently recovered, then the principal balances of the series
2005-PWR10 certificates will, in general, be restored (in sequential order of class designation) to the extent of the lesser of such amount and the amount of
Realized Losses previously allocated thereto.

         The reimbursement of advances on worked-out loans from advances or collections of principal on the mortgage pool (see "--Advances of Delinquent
Monthly Debt Service Payments" below and "Servicing of the Mortgage Loans Under the Series 2005-PWR10 Pooling and Servicing Agreement--Servicing and Other
Compensation and Payment of Expenses") during any collection period will create a deficit (or increase an otherwise-existing deficit) between the aggregate
Stated Principal Balance of the mortgage pool and the total principal balance of the series 2005-PWR10 certificates on the

                                      S-75

succeeding distribution date but there will not be any allocation of that deficit to reduce the principal balances of the series 2005-PWR10 principal balance certificates on such distribution date (although an allocation may subsequently be made if the amount reimbursed to the applicable master servicer, the special servicer, the trustee or the fiscal agent ultimately is deemed to be nonrecoverable from the proceeds of the mortgage loan).

         The following items are some examples of Additional Trust Fund
Expenses:

         o    any special servicing fees, workout fees and liquidation fees paid to the special servicer that are not otherwise allocated as a
              Realized Loss;

         o    any interest paid to a master servicer, the special servicer, the trustee or the fiscal agent with respect to unreimbursed advances
              (except to the extent that Default Interest and/or late payment charges are used to pay interest on advances as described under
              "--Advances of Delinquent Monthly Debt Service Payments" below and under "Servicing of the Mortgage Loans Under the Series 2005-PWR10
              Pooling and Servicing Agreement--Servicing and Other Compensation
              and Payment of Expenses--Payment of Expenses; Servicing Advances"
              in this prospectus supplement);

         o    the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the pooled mortgage loans and the administration of the other assets of the trust fund;

         o    any unanticipated, non-mortgage loan specific expenses of the trust fund, including--

              1.   any reimbursements and indemnification to the certificate
                   administrator, the trustee, the fiscal agent and certain
                   related persons, as described under "--Matters Regarding the
                   Certificate Administrator, the Tax Administrator, the Trustee
                   and the Fiscal Agent" below,

              2.   any reimbursements and indemnification to the master
                   servicers, the special servicer and us, as described under
                   "Description of the Pooling and Servicing Agreements--Some
                   Matters Regarding the Servicer and the Depositor" in the
                   accompanying prospectus, and

              3.   any federal, state and local taxes, and tax-related expenses payable out of assets of the trust fund, as described under
                   "Material Federal Income Tax Consequences--Taxes That May Be
                   Imposed on the REMIC Pool--Prohibited Transactions" in the
                   accompanying prospectus;

         o    rating agency fees, other than on-going surveillance fees, that cannot be recovered from the borrower and that are not paid by any party to the series 2005-PWR10 pooling and servicing agreement or by the related mortgage loan seller pursuant to the mortgage loan purchase agreement to which it is a party; and

         o    any amounts expended on behalf of the trust fund to remediate an adverse environmental condition at any mortgaged property securing a defaulted mortgage loan, as described under "Description of the
              Pooling and Servicing Agreements--Realization Upon Defaulted
              Mortgage Loans" in the accompanying prospectus.

         In general, any expenses under the Non-Trust Servicing Agreement for
The Westin Copley Place Pooled Mortgage Loan that are similar to Additional
Trust Fund Expenses and that relate to The Westin Copley Place Pooled Mortgage
Loan are to be paid pro rata, out of collections on, and other proceeds of, that respective pooled mortgage loan and The Westin Copley Place Non-Pooled Pari
Passu Companion Loan, thereby potentially resulting in a loss to the trust fund.

ADVANCES OF DELINQUENT MONTHLY DEBT SERVICE PAYMENTS

         Each master servicer will be required to make, for each distribution date, a total amount of advances of principal and/or interest generally equal to all scheduled monthly debt service payments, other than balloon payments and
Default Interest, and assumed monthly debt service payments (as described below), in each case net of master servicing fees (or, in the case of the
Non-Trust-Serviced Pooled Mortgage Loan, the rate at which any similar servicing fees accrue under the Non-Trust Servicing Agreement), that--

                                      S-76

         o    were due or deemed due, as the case may be, during the same calendar month in which the subject distribution date occurs, with respect to the pooled mortgage loans (including, if applicable, the Non-Trust-Serviced Pooled Mortgage Loan) as to which it is the applicable master servicer, and

         o    were not paid by or on behalf of the respective borrowers or otherwise collected as of the close of business on the last day of the related collection period.

         The advancing obligations of the applicable master servicer described above for any distribution date will apply as described above with respect to scheduled monthly debt service payments or assumed monthly debt service payments due or deemed due in the applicable calendar month, even if those payments are not due or deemed due until after the end of the collection period that ends in that calendar month.

         Notwithstanding the foregoing, if it is determined that an Appraisal
Reduction Amount exists with respect to any pooled mortgage loan, then the applicable master servicer will reduce the interest portion, but not the principal portion, of each monthly debt service advance that it must make with respect to that pooled mortgage loan during the period that the Appraisal
Reduction Amount exists. The interest portion of any monthly debt service advance required to be made with respect to any pooled mortgage loan as to which there exists an Appraisal Reduction Amount, will equal the product of--

         o    the amount of the interest portion of that monthly debt service advance that would otherwise be required to be made for the subject distribution date without regard to this sentence and the prior sentence, multiplied by

         o    a fraction--

              1.   the numerator of which is equal to the Stated Principal
                   Balance of the pooled mortgage loan, net of the Appraisal
                   Reduction Amount, and

              2.   the denominator of which is equal to the Stated Principal
                   Balance of the pooled mortgage loan.

         With respect to any distribution date, each master servicer will be required to make monthly debt service advances either out of its own funds or, subject to replacement as and to the extent provided in the series 2005-PWR10 pooling and servicing agreement, out of funds held in that master servicer's collection account that are not required to be paid on the series 2005-PWR10 certificates on that distribution date.

         If either master servicer fails to make a required monthly debt service advance and the trustee is aware of that failure, the trustee--or, if the trustee fails, the fiscal agent--will be obligated to make that advance, subject to a determination of recoverability.

         The master servicers, the trustee and the fiscal agent will each be entitled to recover any monthly debt service advance made by it out of its own funds from collections on the pooled mortgage loan as to which the advance was made. None of the master servicers, the trustee or the fiscal agent will be obligated to make any monthly debt service advance that it or the special servicer determines, in its reasonable, good faith judgment, would not ultimately be recoverable (together with interest on the advance) out of collections on the related pooled mortgage loan. If a master servicer, the trustee or the fiscal agent makes any monthly debt service advance that it or the special servicer subsequently determines, in its reasonable, good faith judgment, will not be recoverable out of collections on the related pooled mortgage loan, it may obtain reimbursement for that advance, together with interest accrued on the advance as described in the second succeeding paragraph, out of general collections on the pooled mortgage loans and any REO Properties in the trust fund on deposit in the respective master servicers' collection accounts from time to time. In making such recoverability determination, such person will be entitled to consider (among other things) only the obligations of the borrower under the terms of the related mortgage loan as it may have been modified, to consider (among other things) the related mortgaged properties in their "as is" or then current conditions and occupancies, as modified by such party's assumptions regarding the possibility and effects of future adverse change with respect to such mortgaged properties, to estimate and consider
(among other things) future expenses and to estimate and consider (among other things) the timing of recoveries. In addition, any such person may update or change its recoverability determinations at any time and may obtain from the special servicer any analysis, appraisals or market value estimates or other information in the possession of the special servicer for such purposes. The trustee and fiscal agent will be entitled to conclusively rely on any recoverability determination made by a master servicer or the special servicer.

                                      S-77

         In the case of The Westin Copley Place Pooled Mortgage Loan (as to which The Westin Copley Place Non-Pooled Pari Passu Companion Loan has been included in the BSCMSI Series 2005-TOP20 commercial mortgage securitization), the applicable master servicer for that pooled mortgage loan under the series
2005-PWR10 pooling and servicing agreement and the comparable party under the
Non-Trust Servicing Agreement must independently make its own decision as to the nonrecoverability of any debt service advance in respect of its The Westin
Copley Place mortgage loan. If such master servicer or comparable party makes a determination that a debt service advance on its The Westin Copley Place mortgage loan would be nonrecoverable, then neither the applicable master servicer nor that comparable party may make such an advance with respect to its respective The Westin Copley Place mortgage loan unless those parties have consulted with each other and agree that circumstances have changed such that a proposed future debt service advance would not be a nonrecoverable advance. See
"Description of the Certificates--Advances in Respect of Delinquencies" in the
accompanying prospectus.

         Absent bad faith, the determination by any authorized person that an advance constitutes a nonrecoverable advance as described above will be conclusive and binding.

         Any monthly debt service advance, with interest, that has been determined to be a nonrecoverable advance with respect to the mortgage pool will be reimbursable from the collection accounts in the collection period in which the nonrecoverability determination is made. Any reimbursement of a nonrecoverable monthly debt service advance, including interest accrued thereon, will be made first from the principal portion of current debt service advances and payments and other collections of principal on the mortgage pool (thereby reducing the Principal Distribution Amount otherwise distributable on the certificates on the related distribution date) prior to the application of any other general collections on the mortgage pool against such reimbursement;
provided that, except in extraordinary circumstances, Fitch and S&P will be provided with at least 15 days notice before any reimbursement of a nonrecoverable advance will be made from general collections other than collections or advances of principal. To the extent that the amount representing principal is insufficient to fully reimburse the party entitled to the reimbursement, then, such party may elect at its sole option to defer the reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) to one or more future collection periods. To the extent that the reimbursement is made from principal collections, the Principal Distribution
Amount otherwise payable on the series 2005-PWR10 certificates on the related distribution date will be reduced and a Realized Loss will be allocated (in reverse sequential order in accordance with the loss allocation rules described above under "--Reductions of Certificate Principal Balances in Connection with
Realized Losses and Additional Trust Fund Expenses") to reduce the total principal balance of the series 2005-PWR10 certificates on that distribution date.

         Additionally, in the event that any monthly debt service advance
(including any interest accrued thereon) with respect to a defaulted pooled mortgage loan remains unreimbursed following the time that such pooled mortgage loan is modified and returned to performing status, the applicable master servicer, the trustee or the fiscal agent will be entitled to reimbursement for that advance (even though that advance has not been determined to be nonrecoverable), on a monthly basis, out of -- but solely out of -- the principal portion of debt service advances and payments and other collections of principal on all the pooled mortgage loans after the application of those principal payments and collections to reimburse any party for nonrecoverable debt service advances (as described in the prior paragraph) and/or nonrecoverable servicing advances as described under "Servicing of the Mortgage
Loans Under the Series 2005-PWR10 Pooling and Servicing Agreement--Servicing and
Other Compensation and Payment of Expenses" (thereby reducing the Principal
Distribution Amount otherwise distributable on the certificates on the related distribution date). If any such advance is not reimbursed in whole on any distribution date due to insufficient advances and collections of principal in respect of the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be ultimately nonrecoverable out of collections on the related pooled mortgage loan, then the applicable master servicer, the trustee, or the fiscal agent, as applicable, will be entitled to immediate reimbursement as a nonrecoverable advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest (under the provisions and subject to the conditions described in the preceding paragraph). The reimbursement of advances on worked-out loans from advances and collections of principal as described in the first sentence of this paragraph during any collection period will result in a reduction of the Principal Distribution
Amount otherwise distributable on the certificates on the related distribution date but will not result in the allocation of a Realized Loss on such distribution date (although a Realized Loss may subsequently arise

                                      S-78

if the amount reimbursed to the applicable master servicer, the trustee or the fiscal agent ultimately is deemed to be nonrecoverable from the proceeds of the mortgage loan).

         Portions of the Principal Distribution Amount for any distribution date will be attributed to loan group 1 and/or loan group 2 according to the attribution rules described under "Glossary-Principal Distribution Amount" in this prospectus supplement. Those rules address the reimbursements and recoveries made as described above.

         The master servicers, the trustee and the fiscal agent will generally each be entitled to receive interest on monthly debt service advances made by that party out of its own funds. However, that interest will commence accruing on any monthly debt service advance made in respect of a scheduled monthly debt service payment only on the date on which any applicable grace period for that payment expires. Interest will accrue on the amount of each monthly debt service advance for so long as that advance is outstanding, at an annual rate equal to the prime rate as published in the "Money Rates" section of The Wall Street
Journal, as that prime rate may change from time to time.

         Interest accrued with respect to any monthly debt service advance will generally be payable at any time on or after the date when the advance is reimbursed, in which case the payment will be made out of general collections on the mortgage loans and any REO Properties on deposit in the master servicers'
collection accounts, thereby reducing amounts available for distribution on the certificates. Under some circumstances, Default Interest and/or late payment charges may be used to pay interest on advances prior to making payment from those general collections, but prospective investors should assume that the available amounts of Default Interest and late payment charges will be de minimis.

         For information involving servicing advances that is similar to the information presented in the preceding four paragraphs with respect to monthly debt service advances, see "Servicing of the Mortgage Loans Under the Series
2005-PWR10 Pooling and Servicing Agreement--Servicing and Other Compensation and
Payment of Expenses--Payment of Expenses; Servicing Advances" below.

         A monthly debt service payment will be assumed to be due with respect to:

         o    each pooled mortgage loan that is delinquent with respect to its balloon payment beyond the end of the collection period in which its maturity date occurs and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; and

         o    each pooled mortgage loan as to which the corresponding mortgaged property has become an REO Property.

The assumed monthly debt service payment deemed due on any pooled mortgage loan described in the prior sentence that is delinquent as to its balloon payment will equal, for its maturity date and for each successive due date that it remains outstanding and part of the trust fund, the monthly debt service payment that would have been due on the mortgage loan on the relevant date if the related balloon payment had not come due and the mortgage loan had, instead, continued to amortize (if amortization was required) and accrue interest according to its terms in effect prior to that maturity date. The assumed monthly debt service payment deemed due on any pooled mortgage loan described in the second preceding sentence as to which the related mortgaged property has become an REO Property, will equal, for each due date that the REO Property or any interest therein remains part of the trust fund, the monthly debt service payment or, in the case of a mortgage loan delinquent with respect to its balloon payment, the assumed monthly debt service payment due or deemed due on the last due date prior to the acquisition of that REO Property. Assumed monthly debt service payments for ARD Loans do not include Post-ARD Additional Interest or accelerated amortization payments that are required to be made from the application of excess cash flow.

         None of the master servicers, the trustee or the fiscal agent is required to make any monthly debt service advances with respect to any
Non-Pooled Mortgage Loans.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

         Certificate Administrator Reports. Based solely on monthly reports prepared by the master servicers and the special servicer and delivered to the certificate administrator, the certificate administrator will be required to prepare and make available electronically or, upon written request from registered holders or from those parties that cannot receive such

                                      S-79

statement electronically, provide by first class mail, on each distribution date to each registered holder of a series 2005-PWR10 certificate, the parties to the series 2005-PWR10 pooling and servicing agreement and any other designee of the depositor, a report setting forth, among other things the following information
(in the aggregate and by loan group as appropriate):

         1.   the amount of the distribution on the distribution date to the holders of each class of principal balance certificates in reduction of the principal balance of the certificates;

         2.   the amount of the distribution on the distribution date to the holders of each class of interest-bearing certificates allocable to the interest distributable on that class of certificates;

         3.   the aggregate amount of debt service advances made in respect of the mortgage pool for the distribution date;

         4.   the aggregate amount of compensation paid to the certificate administrator, the trustee and the servicer report administrator and servicing compensation paid to the master servicers and the special servicers (and/or, if applicable in the case of the
              Non-Trust-Serviced Pooled Mortgage Loan, similar compensation paid to the parties under the Non-Trust Servicing Agreement) during the related collection period;

         5.   the aggregate Stated Principal Balance of the mortgage pool outstanding immediately before and immediately after the
              distribution date;

         6.   the number, aggregate principal balance, weighted average
              remaining term to maturity and weighted average mortgage rate of the mortgage loans as of the end of the related collection period;

         7.   the number and aggregate principal balance of pooled mortgage loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C)
              delinquent 90 days or more and (D) current but specially serviced or in foreclosure but not an REO Property;

         8.   the value of any REO Property included in the trust fund as of the end of the related collection period, on a loan-by-loan basis, based on the most recent appraisal or valuation;

         9.   the Available Distribution Amount for the distribution date;

         10.  the amount of the distribution on the distribution date to the holders of any class of certificates allocable to Yield
              Maintenance Charges and/or Prepayment Premiums;

         11.  the total interest distributable for each class of
              interest-bearing certificates for the distribution date;

         12.  the pass-through rate in effect for each class of interest-bearing certificates for the interest accrual period related to the current distribution date and for the next succeeding interest accrual period;

         13.  the Principal Distribution Amount for the distribution date, separately setting forth the portion thereof that represents scheduled principal and the portion thereof representing
              prepayments and other unscheduled collections in respect of principal;

         14.  the total outstanding principal balance or notional amount, as the case may be, of each class of certificates immediately before and immediately after the distribution date, separately identifying any reduction in these amounts as a result of the allocation of
              Realized Losses and Additional Trust Fund Expenses;

         15.  the amount of any Appraisal Reduction Amounts effected in connection with the distribution date on a loan-by-loan basis, the aggregate amount of Appraisal Reduction Amounts effected in connection with the distribution date and the aggregate amount of
              Appraisal Reduction Amounts as of the distribution date;

         16.  the number and related principal balances of any mortgage loans extended or modified during the related collection period on a loan-by-loan basis;

         17.  the amount of any remaining unpaid interest shortfalls for each class of interest-bearing certificates as of the close of business on the distribution date;

                                      S-80

         18.  a loan-by-loan listing of each mortgage loan which was the subject of a principal prepayment during the related collection period and the amount and the type of principal prepayment occurring;

         19.  the amount of the distribution on the distribution date to the holders of each class of certificates in reimbursement of Realized
              Losses and Additional Trust Fund Expenses previously allocated thereto;

         20.  the aggregate unpaid principal balance of the pooled mortgage loans outstanding as of the close of business on the related
              Determination Date;

         21.  with respect to any mortgage loan as to which a liquidation occurred during the related collection period (other than through a payment in full), (A) the loan number thereof, (B) the aggregate of all liquidation proceeds which are included in the Available
              Distribution Amount and other amounts received in connection with the liquidation (separately identifying the portion thereof allocable to distributions on the certificates), and (C) the amount of any Realized Loss attributable to the liquidation;

         22.  with respect to any REO Property included in the trust as to which the special servicer determined that all payments or recoveries with respect to the mortgaged property have been ultimately recovered during the related collection period, (A) the loan number of the related pooled mortgage loan, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with that determination (separately identifying the portion thereof allocable to distributions on the certificates), and (C)
              the amount of any Realized Loss attributable to the related REO mortgage loan in connection with that determination;

         23.  the aggregate amount of interest on monthly debt service advances in respect of the mortgage loans paid to the master servicers, the trustee and/or the fiscal agent since the prior distribution date;

         24.  the aggregate amount of interest on servicing advances in respect of the mortgage loans paid to the master servicers, the special servicer, the trustee and/or the fiscal agent since the prior distribution date;

         25.  a loan by loan listing of any mortgage loan which was defeased during the related collection period;

         26.  the amounts of any excess liquidation proceeds held in the certificate administrator's account designated for such excess liquidation proceeds; and

         27.  the amount of the distribution on the distribution date to the holders of the class R certificates.

         Servicer Report Administrator. One master servicer, called the servicer report administrator, will be responsible for the assembly and combination of various reports prepared by the other master servicer and the special servicer.
The servicer report administrator will be entitled to a monthly fee for its services. That fee will accrue with respect to each and every pooled mortgage loan. In each case, that fee will accrue at 0.0005% per annum on the Stated
Principal Balance of each subject mortgage loan outstanding from time to time and will be calculated based on the same interest accrual basis, which is either an Actual/360 Basis or a 30/360 Basis, as the subject pooled mortgage loan. The servicer report administrator fee is payable out of general collections on the mortgage loans and any REO Properties in the trust fund.

         Book-Entry Certificates. See "Description of the
Certificates--Book-Entry Registration and Definitive Certificates" in the
accompanying prospectus for information regarding the ability of holders of offered certificates in book-entry form to obtain access to the reports of the certificate administrator.

         Information Available Electronically. The certificate administrator will, and each master servicer may, make the certificate administrator's or that master servicer's, as the case may be, reports available to holders and beneficial owners of the series 2005-PWR10 certificates each month via the certificate administrator's and/or that master servicer's internet website. In addition, the certificate administrator will also make mortgage loan information, as presented in the standard Commercial Mortgage Securities
Association investor reporting package formats, available to holders and beneficial owners of the series 2005-PWR10 certificates via the certificate administrator's internet website. For assistance with the certificate administrator's internet website, holders and beneficial owners of the series
2005-PWR10 certificates may call (301) 815-6600.

         The certificate administrator will make no representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by it for which it is not the original source.

                                      S-81

         The certificate administrator and each master servicer may require registration and the acceptance of a disclaimer, as well as, in certain cases, an agreement to keep the subject information confidential, in connection with providing access to that party's internet website. The certificate administrator will not be liable for the dissemination of information by it in accordance with the series 2005-PWR10 pooling and servicing agreement.

         Other Information. The series 2005-PWR10 pooling and servicing agreement will obligate the trustee, the certificate administrator or both of them, as applicable, to make available or cause to be made available at its respective offices (or those of a document custodian), during normal business hours, upon reasonable advance written notice, for review by any holder or beneficial owner of a series 2005-PWR10 certificate or any person identified to the trustee, the certificate administrator or any document custodian, as applicable, as a prospective transferee of a series 2005-PWR10 certificate or any interest in that certificate, originals or copies, in paper or electronic form, of various documents related to the assets of the trust fund and the administration of the trust fund. Those documents include (among other things)
the mortgage files for the pooled mortgage loans; the series 2005-PWR10 pooling and servicing agreement and any amendments thereof; the Non-Trust Servicing
Agreement and any amendments thereof; the monthly reports of the certificate administrator; the mortgage loan purchase agreements pursuant to which we purchased the pooled mortgage loans; the annual compliance certificates and annual accountants reports delivered by the master servicers and special servicer; and any officer's certificates or notices of determination that any advance constitutes a nonrecoverable advance. You should assume that the trustee, the certificate administrator or any document custodian, as the case may be, will be permitted to require payment of a sum sufficient to cover the reasonable out-of-pocket costs and expenses of providing the copies.

         In connection with providing access to or copies of the items described above and under "Information Available Electronically" above, the trustee, the master servicer, the certificate administrator or any document custodian, as the case may be, may require:

         o    in the case of a registered holder or beneficial owner of a series
              2005-PWR10 certificate, a written confirmation executed by the requesting person or entity generally to the effect that the person or entity is a registered holder or beneficial owner of a series 2005-PWR10 certificate and will keep confidential any of the information that has not been filed with the SEC; and

         o    in the case of a prospective purchaser of a series 2005-PWR10 certificate or any interest in a series 2005-PWR10 certificate, confirmation executed by the requesting person or entity generally to the effect that the person or entity is a prospective purchaser of a series 2005-PWR10 certificate or an interest in a series
              2005-PWR10 certificate, is requesting the information for use in evaluating a possible investment in that certificate and will keep confidential any of the information that has not been filed with the SEC.

VOTING RIGHTS

         99.0% of the voting rights will be allocated to the holders of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M,
N, O, P, Q and S certificates, in proportion to the respective total principal balances of those classes; 1.0% of the voting rights will be allocated to the holders of the class X certificates (and allocated between the holders of the class X-1 certificates, on the one hand, and the holders of the class X-2 certificates on the other, in proportion to the respective total notional amounts of those classes); and 0% of the voting rights will be allocated to the holders of the class R and V certificates. Voting rights allocated to a class of series 2005-PWR10 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

DELIVERY, FORM AND DENOMINATION

         General. We intend to deliver the offered certificates in minimum denominations of $25,000, in the case of the class A-1, A-2, A-3, A-AB, A-4,
A-1A, A-M and A-J certificates, and $100,000, in the case of the class B, C, D,
E and F certificates. Investments in excess of those minimum denominations may be made in multiples of $1.

                                      S-82

         Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The
Depository Trust Company. You will not be entitled to receive a physical certificate representing your interest in an offered certificate, except under the limited circumstances described under "Description of the
Certificates--Book-Entry Registration and Definitive Certificates" in the
accompanying prospectus. For so long as any class of offered certificates is held in book-entry form--

         o    all references in this prospectus supplement to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations, and

         o    all references in this prospectus supplement to payments,
              distributions, remittances, notices, reports and statements made or sent to holders of those certificates will refer to payments, distributions, remittances, notices, reports and statements made or sent to DTC or Cede & Co., as the registered holder of those certificates, for payment or transmittal, as applicable, to the beneficial owners of those certificates through its participating organizations in accordance with DTC's procedures.

         The certificate administrator will initially serve as registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

         DTC, Euroclear and Clearstream. You will hold your offered certificates in book-entry form through DTC, in the United States, or Clearstream Banking, societe anonyme or Euroclear Bank as operator of The Euroclear System, in
Europe. For additional information regarding DTC and the limited circumstances in which definitive certificates may be issued with respect to the offered certificates, you should refer to the section of the accompanying prospectus titled "Description of the Certificates--Book-Entry Registration and Definitive
Certificates". The following paragraphs provide information with respect to
Clearstream and Euroclear.

         It is our understanding that Clearstream holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations. Transactions may be settled in
Clearstream in many major currencies across 37 markets. Clearstream is registered as a bank in Luxembourg. It is subject to regulation by the
Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations.

         It is our understanding that Euroclear holds securities for its member organizations and facilitates the clearance and settlement of transactions between its member organizations through simultaneous electronic book-entry delivery against payment. Transactions may be settled in Euroclear in any of over 40 currencies, including United States dollars. Euroclear is operated by
Euroclear Bank S.A./N.V., as Euroclear Operator, under a license agreement with
Euroclear plc. The Euroclear Operator is regulated, and examined, by the Belgian
Banking and Finance Commission and the National Bank of Belgium. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear plc. Euroclear plc establishes policy for the Euroclear system on behalf of the member organizations of Euroclear.

         Euroclear and Clearstream have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

         Securities clearance accounts and cash accounts with the Euroclear
Operator are governed by the Euroclear Terms and Conditions. The Euroclear Terms
and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts.
The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

                                      S-83

         Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC's rules and will be settled in same-day funds. Transfers between direct account holders at Euroclear and
Clearstream, or between persons or entities participating indirectly in
Euroclear or Clearstream, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC's rules.

         Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, on the other, will be effected through DTC in accordance with DTC's rules and the rules of
Euroclear or Clearstream, as applicable. These cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in
Euroclear or Clearstream, as the case may be. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

         Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream purchasing an interest in a global certificate from a DTC participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, as the case may be, immediately following the DTC settlement date. Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream on the same day. Cash received in Euroclear or Clearstream as a result of sales of interests in a book-entry certificate by or through a member organization of
Euroclear or Clearstream, as the case may be, to a DTC participant that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream cash account until the business day following settlement in DTC. See Appendix E to this prospectus supplement for additional information regarding clearance and settlement procedures for offered certificates in book-entry form and for information with respect to tax documentation procedures relating to those certificates.

         The information in this prospectus supplement concerning DTC, Euroclear and Clearstream, and their book-entry systems, has been obtained from sources believed to be reliable, but neither we nor any of the underwriters take any responsibility for the accuracy or completeness of that information.

         Registration and Transfer. The holder of any physical certificate representing an offered certificate may transfer or exchange the same in whole or part, subject to the minimum authorized denomination, at the corporate trust office of the certificate registrar or at the office of any transfer agent. No fee or service charge will be imposed by the certificate registrar for any such registration of transfer or exchange. The certificate registrar may require payment by each transferor of a sum sufficient to pay any tax, expense or other governmental charge payable in connection with the transfer.

THE INITIAL CERTIFICATE ADMINISTRATOR AND TAX ADMINISTRATOR

         Wells Fargo Bank, National Association will serve as the initial certificate administrator and as the initial tax administrator. In addition, WFB will serve as registrar for purposes of recording and otherwise providing for the registration of the series 2005-PWR10 certificates and of transfers and exchanges of any and all series 2005-PWR10 certificates issued in definitive form, and as authenticating agent of the series 2005-PWR10 certificates. WFB maintains a corporate trust office at 9062 Old Annapolis Road, Columbia,
Maryland 21045. Its office for certificate transfer purposes is located at Wells
Fargo Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota
55479-0113. WFB is also one of the master servicers and one of the mortgage loan sellers. As compensation for the performance of its duties as certificate administrator and tax administrator, WFB will be paid a portion of the monthly trustee fee as set forth in the series 2005-PWR10 pooling and servicing agreement.

         The information set forth in this prospectus supplement concerning WFB has been provided by it. Neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of this information.

THE INITIAL TRUSTEE

         LaSalle Bank National Association, a national banking association, will act as initial trustee on behalf of the series 2005-PWR10 certificateholders. As of the Issue Date, the office of LaSalle primarily responsible for administration of the trust assets, its asset-backed securities trust services office, is located at 135 South LaSalle Street, Suite 1625, Chicago,

                                      S-84

Illinois 60603, Attention: Global Securitization and Trust Services Group--Bear
Stearns Commercial Mortgage Securities Trust 2005-PWR10. LaSalle is an affiliate of ABN AMRO Bank N.V., the initial fiscal agent. As of June 30, 2005, LaSalle had assets of approximately $69.7 billion.

         The information set forth in this prospectus supplement concerning
LaSalle has been provided by it. Neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of this information.

THE INITIAL FISCAL AGENT

         ABN AMRO Bank N.V., a Netherlands banking corporation and the indirect corporate parent of the initial trustee, will act as initial fiscal agent pursuant to the series 2005-PWR10 pooling and servicing agreement. The fiscal agent's office is located at 135 South LaSalle Street, Suite 1625, Chicago,
Illinois 60603, Attention: Global Securitization and Trust Services Group--Bear
Stearns Commercial Mortgage Securities Trust 2005-PWR10. As of September 30,
2005, ABN AMRO had assets of approximately $1,097.2 billion. The long-term debt obligations of ABN AMRO Bank N.V. are rated "AA-" by each of Fitch and S&P.

         The information set forth in this prospectus supplement concerning ABN
AMRO has been provided by it. Neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of this information.

MATTERS REGARDING THE CERTIFICATE ADMINISTRATOR, THE TAX ADMINISTRATOR, THE
TRUSTEE AND THE FISCAL AGENT

         The trustee will be entitled to a monthly fee for its services. That fee will accrue with respect to each and every pooled mortgage loan. In each case, that fee will accrue at 0.00095% per annum on the Stated Principal Balance of the subject mortgage loan outstanding from time to time and will be calculated based on the same interest accrual basis, which is either an
Actual/360 Basis or a 30/360 Basis, as the subject pooled mortgage loan. The trustee fee is payable out of general collections on the mortgage loans and any
REO Properties in the trust fund. The trustee will be responsible, without the right of reimbursement, for the fees of the fiscal agent, the certificate administrator and the tax administrator.

         The holders of series 2005-PWR10 certificates representing a majority of the total voting rights may remove any of the certificate administrator, the tax administrator or the trustee, upon written notice to each master servicer, the special servicer, us and the trustee.

         ABN AMRO will be deemed to resign or be replaced as fiscal agent at the same time that LaSalle ever resigns or is replaced as trustee. If required by the series 2005-PWR10 pooling and servicing agreement, the successor trustee will be responsible for appointing a successor fiscal agent.

         The trust fund will indemnify the certificate administrator, the tax administrator, the trustee, the fiscal agent and their respective directors, officers, employees, agents and affiliates against any and all losses, liabilities, damages, claims or expenses, including reasonable attorneys' fees, arising with respect to the series 2005-PWR10 pooling and servicing agreement, the mortgage loans or the series 2005-PWR10 certificates, other than those resulting from the negligence, fraud, bad faith or willful misconduct of the certificate administrator, the tax administrator, the trustee or the fiscal agent, as applicable, other than allocable overhead, and other than any cost or expense expressly required to be borne by the certificate administrator, the tax administrator, the trustee or the fiscal agent, as applicable.

         None of the certificate administrator, the tax administrator, the trustee or the fiscal agent will be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized by the series 2005-PWR10 pooling and servicing agreement. None of the certificate administrator, the tax administrator, the trustee or the fiscal agent will be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the series 2005-PWR10 pooling and servicing agreement or in the exercise of any of its rights or powers if, in the opinion of that entity, the repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

         Provisions similar to the provisions described under the sections of the accompanying prospectus entitled "Description of the Pooling and Servicing
Agreements--Eligibility of the Trustee", " --Duties of the Trustee",
"--Regarding

                                      S-85

the Fees, Indemnities and Powers of the Trustee" and "--Resignation and Removal
of the Trustee" will apply to the certificate administrator and the tax administrator.

AMENDMENT OF THE SERIES 2005-PWR10 POOLING AND SERVICING AGREEMENT

         The circumstances under which the series 2005-PWR10 pooling and servicing agreement may be amended are described in the accompanying prospectus under "Description of the Pooling and Servicing Agreements--Amendment". However,
notwithstanding that description:

         o    no such amendment may significantly change the activities of the trust without the consent of the holders of series 2005-PWR10 certificates entitled to not less than 51% of the series
              2005-PWR10 voting rights, not taking into account certificates held by us, by any mortgage loan seller or by any affiliates or agents of us or any such mortgage loan seller;

         o    no such amendment may adversely affect in any material respect the interests of any Non-Pooled Subordinate Noteholder, without such respective holder's consent;

         o    the absence of an adverse effect in any material respect on the interests of any particular holder of a rated series 2005-PWR10 certificate can also be evidenced by written confirmation from each of Fitch and S&P that the amendment will not result in a qualification, downgrade or withdrawal of the rating(s) assigned to that certificate;

         o    amendments may also be made without certificateholder consent for the purpose of causing continued sale treatment of the transfers of the pooled mortgage loans by the depositor and/or any mortgage loan seller under applicable standards of the Financial
              Accounting Standards Board (or any successor thereto) as in effect from time to time;

         o    amendments may also be made without certificateholder consent in order to relax or eliminate certificate transfer restrictions and/or requirements imposed by the REMIC provisions;

         o    no such amendment may adversely affect the status of the
              applicable grantor trust in which the class V or R certificates evidence interests, without the consent of 100% of the holders of that class of certificates; and

         o    amendments with certificateholder consent require the consent of the holders of series 2005-PWR10 certificates entitled to not less than 51% of all of the series 2005-PWR10 voting rights.

TERMINATION OF THE SERIES 2005-PWR10 POOLING AND SERVICING AGREEMENT

         The obligations created by the series 2005-PWR10 pooling and servicing agreement will terminate following the earlier of--

         1.   the final payment or advance on, or other liquidation of, the last pooled mortgage loan or related REO Property remaining in the trust fund,

         2.   the purchase of all of the pooled mortgage loans and REO
              Properties remaining in the trust fund or held on behalf of the trust fund by any single certificateholder or group of
              certificateholders of the series 2005-PWR10 controlling class, PAR as a master servicer, WFB as a master servicer or the special servicer, in that order of preference, and

         3.   the exchange by any single holder of all the series 2005-PWR10 certificates for all of the pooled mortgage loans and REO
              Properties remaining in the trust fund.

         Written notice of termination of the series 2005-PWR10 pooling and servicing agreement will be given to each series 2005-PWR10 certificateholder.
The final distribution to the registered holder of each series 2005-PWR10 certificate

                                      S-86

will be made only upon surrender and cancellation of that certificate at the office of the certificate administrator or at any other location specified in the notice of termination.

         The right of the series 2005-PWR10 controlling class
certificateholders, each master servicer and the special servicer to purchase all of the pooled mortgage loans and REO Properties remaining in the trust fund is subject to the conditions (among others) that--

         o    the total Stated Principal Balance of the mortgage pool is 1% or less of the initial mortgage pool balance,

         o    within 30 days after notice of the election of that person to make the purchase is given, no person with a higher right of priority to make the purchase notifies the other parties to the series
              2005-PWR10 pooling and servicing agreement of its election to do so,

         o    if more than one holder or group of holders of the series
              2005-PWR10 controlling class desire to make the purchase,
              preference will be given to the holder or group of holders with the largest percentage interest in the series 2005-PWR10
              controlling class, and

         o    if either master servicer desires to make the purchase, the other master servicer will have the option to purchase all of the pooled mortgage loans and related REO Properties remaining in the trust fund for which it is the applicable master servicer.

         Any purchase by any single holder or group of holders of the series
2005-PWR10 controlling class, a master servicer, the two master servicers together or the special servicer of all the pooled mortgage loans and REO
Properties remaining in the trust fund is required to be made at a price equal to:

         o    the sum of--

              1.   the aggregate Purchase Price of all the pooled mortgage loans remaining in the trust fund, other than any mortgage loans as to which the mortgaged properties have become REO Properties,
                   and

              2.   the appraised value of all REO Properties then included in the trust fund, in each case as determined by an appraiser mutually agreed upon by the applicable master servicer, the special servicer and the trustee (or, in the case of any REO
                   Property related to any Mortgage Loan Group, the value of the trust fund's interest therein); minus

         o    solely in the case of a purchase by a master servicer or the special servicer, the total of all amounts payable or reimbursable to the purchaser under the series 2005-PWR10 pooling and servicing agreement.

         The purchase will result in early retirement of the then outstanding series 2005-PWR10 certificates. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the series 2005-PWR10 certificateholders, will constitute part of the Available
Distribution Amount for the final distribution date. Any person or entity making the purchase will be responsible for reimbursing the parties to the series
2005-PWR10 pooling and servicing agreement for all reasonable out-of-pocket costs and expenses incurred by the parties in connection with the purchase.

         An exchange by any single holder of all of the series 2005-PWR10 certificates for all of the pooled mortgage loans and REO Properties remaining in the trust fund may be made by giving written notice to each of the parties to the series 2005-PWR10 pooling and servicing agreement no later than 60 days prior to the anticipated date of exchange. If an exchange is to occur as described above, then the holder of the series 2005-PWR10 certificates, no later than the business day immediately preceding the distribution date on which the final payment on the series 2005-PWR10 certificates is to occur, must deposit in the applicable collection accounts amounts that are together equal to all amounts then due and owing to each master servicer, the special servicer, the certificate administrator, the tax administrator, the trustee, the fiscal agent and their respective agents under the series 2005-PWR10 pooling and servicing agreement. No such exchange may occur until the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J and K
certificates is reduced to zero.

                                      S-87

                        YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

         General. The yield on any offered certificate will depend on--

         o    the price at which that certificate is purchased by an investor,
              and

         o    the rate, timing and amount of distributions on that certificate.

         The rate, timing and amount of distributions on any offered certificate will in turn depend on, among other things:

o        the pass-through rate for that certificate,

         o    the rate and timing of principal payments, including voluntary and involuntary prepayments, repurchases for material document defects or material breaches of representations, exercise of purchase options by holders of subordinate notes or mezzanine loans, and other principal collections on the pooled mortgage loans, and the extent to which those amounts are to be applied in reduction of the principal balance or notional amount, as applicable, of that certificate,

         o    the rate and timing of reimbursements made to the master
              servicers, the special servicer, the trustee or the fiscal agent for nonrecoverable advances and/or for advances previously made in respect of a worked-out pooled mortgage loan that are not repaid at the time of the workout,

         o    the rate, timing and severity of Realized Losses and Additional
              Trust Fund Expenses and the extent to which those losses and expenses are allocable in reduction of the principal balance or notional amount, as applicable, of that certificate or cause shortfalls in interest distributable to that certificate, and

         o    the timing and severity of any Net Aggregate Prepayment Interest
              Shortfalls and the extent to which those shortfalls result in the reduction of the interest distributions of that certificate.

         Rate and Timing of Principal Payments. The yield to maturity on the offered certificates purchased at a discount or a premium will be affected by the rate and timing of principal distributions on, or otherwise resulting in a reduction of the total principal balances or notional amounts of, those certificates. In turn, the rate and timing of distributions on, or otherwise resulting in a reduction of the total principal balances or notional amounts of, those certificates will be directly related to the rate and timing of principal payments on or with respect to the pooled mortgage loans. Finally, the rate and timing of principal payments on or with respect to the pooled mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, any prepayments occurring by application of earnout reserves or performance holdback amounts
(see the "Footnotes to Appendix B and Appendix C" for more detail) if leasing criteria are not satisfied, collections made in connection with liquidations of pooled mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, or purchases or other removals of pooled mortgage loans from the trust fund. In some cases, a mortgage loan's amortization schedule will be recast upon the occurrence of certain events, including prepayments in connection with property releases.

         With respect to any class of certificates with a pass-through rate based upon, equal to or limited by the Weighted Average Pool Pass-Through Rate, the respective pass-through rate (and, accordingly, the yield) on those classes of offered certificates could (or, in the case of a class of certificates with a pass-through rate based upon or equal to the Weighted Average Pool Pass-Through
Rate, will) be adversely affected if pooled mortgage loans with relatively high mortgage interest rates experienced a faster rate of principal payments than pooled mortgage loans with relatively low mortgage interest rates.

         Prepayments and other early liquidations of the pooled mortgage loans will result in distributions on the offered certificates of amounts that would otherwise be paid over the remaining terms of those mortgage loans. This will tend to

                                      S-88

shorten the weighted average lives of the offered certificates. Defaults on the pooled mortgage loans, particularly at or near their maturity dates, may result in significant delays in distributions of principal on the pooled mortgage loans and, accordingly, on the offered certificates, while work-outs are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of the offered certificates. See "Servicing of the Mortgage Loans
Under the Series 2005-PWR10 Pooling and Servicing Agreement--Modifications,
Waivers, Amendments and Consents" in this prospectus supplement. In addition, the ability of a borrower under an ARD Loan to repay that loan on the related anticipated repayment date will generally depend on its ability to either refinance the mortgage loan or sell the corresponding mortgaged property. Also, a borrower may have little incentive to repay its mortgage loan on the related anticipated repayment date if then prevailing interest rates are relatively high. Accordingly, we cannot assure you that any ARD Loan in the trust fund will be paid in full on its anticipated repayment date.

         The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the pooled mortgage loans are in turn paid in a reduction of the principal balance of the certificate. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the pooled mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the pooled mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

         Because the rate of principal payments on or with respect to the pooled mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular.

         Delinquencies and Defaults on the Mortgage Loans. The rate and timing of delinquencies and defaults on the pooled mortgage loans will affect--

         o    the amount of distributions on your offered certificates,

         o    the yield to maturity of your offered certificates,

         o    the rate of principal distributions on your offered certificates,
              and

         o    the weighted average life of your offered certificates.

         Delinquencies on the pooled mortgage loans, unless covered by advances, may result in shortfalls in distributions of interest and/or principal on your offered certificates for the current month. Although any shortfalls in distributions of interest may be made up on future distribution dates, no interest would accrue on those shortfalls. Thus, any shortfalls in distributions of interest would adversely affect the yield to maturity of your offered certificates.

         If--

         o    you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default on the mortgage loans and amount of losses on the pooled mortgage loans that is lower than the default rate and amount of losses actually
              experienced, and

         o    the additional losses result in a reduction of the total
              distributions on, or the total principal balance or notional amount, as applicable, of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

         The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the total principal balance or notional amount of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

                                      S-89

         Even if losses on the pooled mortgage loans do not result in a reduction of the total distributions on, or the total principal balance or notional amount, as applicable, of your offered certificates, the losses may still affect the timing of distributions on, and the weighted average life and yield to maturity of your offered certificates.

         In addition, if the applicable master servicer, the special servicer, the trustee or the fiscal agent reimburses itself for any advance made by it that it has determined is not recoverable out of collections on the related pooled mortgage loan, then that advance (together with accrued interest thereon)
will, to the fullest extent permitted, be reimbursed first out of the principal portion of current debt service advances and payments and other collections of principal otherwise distributable on the series 2005-PWR10 certificates, prior to being deemed reimbursed out of payments and other collections of interest on the mortgage pool otherwise distributable on the series 2005-PWR10 certificates.
Any such reimbursement from advances and collections of principal will reduce the amount of principal otherwise distributable on the series 2005-PWR10 certificates on the related distribution date.

         In the event that any advance (including any interest accrued thereon)
with respect to a defaulted pooled mortgage loan remains unreimbursed following the time that such pooled mortgage loan is modified and returned to performing status, the relevant master servicer, the trustee or the fiscal agent, as applicable, will be entitled to reimbursement for that advance (even though that advance has not been determined to be nonrecoverable from collections on the related pooled mortgage loan), out of amounts in the collection accounts representing the principal portion of current debt service advances and payments and other collections of principal after the application of those advances and collections of principal to reimburse any party for nonrecoverable debt service and servicing advances as contemplated by the prior paragraph. Any such reimbursement payments will reduce the amount of principal otherwise distributable on the series 2005-PWR10 certificates on the related distribution date.

         The Effect of Loan Groups. The mortgage pool has been divided into two loan groups for purposes of calculating distributions on the certificates. As a result, the principal balance of the class A-1, A-2, A-3, A-AB and A-4 certificates will be particularly affected by the rate and timing of payments and other collections of principal on the pooled mortgage loans in loan group 1 and, except following the retirement of the class A-1A certificates or in connection with significant losses on the mortgage pool, should be largely unaffected by the rate and timing of payments and other collections of principal on the pooled mortgage loans in loan group 2. The principal balance of the class
A-1A certificates will be particularly affected by the rate and timing of payments and other collections of principal on the pooled mortgage loans in loan group 2 and, except following retirement of the class A-1, A-2, A-3, A-AB and
A-4 certificates or in connection with significant losses on the mortgage pool, should be largely unaffected by the rate and timing of payments and other collections of principal on the pooled mortgage loans in loan group 1. Investors should take this into account when reviewing this "Yield and Maturity
Considerations" section.

         Relevant Factors. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the pooled mortgage loans:

         o    prevailing interest rates;

         o    the terms of the mortgage loans, including--

              1.   provisions that impose prepayment Lock-out Periods or require
                   Yield Maintenance Charges or Prepayment Premiums, and

              2.   amortization terms that require balloon payments;

         o    the demographics and relative economic vitality of the areas in which the mortgaged properties are located;

         o    the general supply and demand for commercial and multifamily rental space of the type available at the mortgaged properties in the areas in which those properties are located;

         o    the quality of management of the mortgaged properties;

         o    the servicing of the mortgage loans;

                                      S-90

         o    possible changes in tax laws; and

         o    other opportunities for investment.

         See "Risk Factors", "Description of the Mortgage Pool" and "Servicing
of the Mortgage Loans Under the Series 2005-PWR10 Pooling and Servicing
Agreement" in this prospectus supplement and "Risk Factors" and "Servicing of the Mortgage Loans" in the accompanying prospectus.

         The rate of prepayment on the pooled mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance the mortgage loan. Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay the mortgage loan. Assuming prevailing market interest rates exceed the revised mortgage interest rate at which an ARD Loan accrues interest following its anticipated repayment date, the primary incentive for the related borrower to prepay the mortgage loan on or before its anticipated repayment date is to give the borrower access to excess cash flow, most or all of which, in any case net of the minimum required debt service, approved property expenses and any required reserves, must be applied to pay down principal of the mortgage loan. Accordingly, we cannot assure you that any ARD Loan in the trust fund will be prepaid on or before its anticipated repayment date or on any other date prior to maturity.

         Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their mortgaged properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some underlying borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their mortgaged properties.

         A number of the underlying borrowers are partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related pooled mortgage loan.

         Neither we nor any of the underwriters makes any representation regarding:

         o    the particular factors that will affect the rate and timing of prepayments and defaults on the pooled mortgage loans;

         o    the relative importance of those factors;

         o    the percentage of the total principal balance of the pooled mortgage loans that will be prepaid or as to which a default will have occurred as of any particular date; or

         o    the overall rate of prepayment or default on the pooled mortgage loans.

         Delay in Payment of Distributions. Because monthly distributions will not be made to certificateholders until, at the earliest, the 11th day of the month following the month in which interest accrued on the offered certificates, the effective yield to the holders of the offered certificates will be lower than the yield that would otherwise be produced by the applicable pass-through rate and purchase prices, assuming the prices did not account for the delay.

WEIGHTED AVERAGE LIFE

         For purposes of this prospectus supplement, the weighted average life of any offered certificate refers to the average amount of time that will elapse from the assumed settlement date of December 20, 2005 until each dollar to be applied in reduction of the total principal balance of those certificates is paid to the investor. For purposes of this "Yield and Maturity Considerations"
section, the weighted average life of any offered certificate is determined by:

                                      S-91

         o    multiplying the amount of each principal distribution on the offered certificate by the number of years from the assumed settlement date to the related distribution date;

         o    summing the results; and

         o    dividing the sum by the total amount of the reductions in the principal balance of the offered certificate.

Accordingly, the weighted average life of any offered certificate will be influenced by, among other things, the rate at which principal of the pooled mortgage loans is paid or otherwise collected or advanced and the extent to which those payments, collections and/or advances of principal are in turn applied in reduction of the principal balance that certificate.

         As described in this prospectus supplement, the Principal Distribution
Amount for each distribution date will be payable first with respect to the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates (allocated among those classes as described under "Description of the Offered
Certificates--Distributions--Principal Distributions" and
`"--Distributions--Priority of Distributions" in this prospectus supplement)
until the total principal balances of those classes are reduced to zero, and will thereafter be distributable entirely with respect to the other classes of series 2005-PWR10 principal balance certificates sequentially based upon their relative seniority, in each case until the related total principal balance is reduced to zero. As a consequence of the foregoing, the weighted average lives of the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates as a group may be shorter, and the weighted average lives of the other respective classes of offered certificates may be shorter or longer, than would otherwise be the case if the principal distribution amount for each distribution date were to be allocated and paid on a pro rata basis among those classes of series 2005-PWR10 certificates according to their principal balances.

         The tables set forth below show, with respect to each class of offered certificates with principal balances,

         o    the weighted average life of that class, and

         o    the percentage of the initial total principal balance of that class that would be outstanding after each of the specified dates,

based upon each of the indicated levels of CPR and the Structuring Assumptions.

         The actual characteristics and performance of the pooled mortgage loans will differ from the assumptions used in calculating the tables below. Neither we nor any of the underwriters makes any representation that the pooled mortgage loans will behave in accordance with the Structuring Assumptions set forth in this prospectus supplement. The tables below are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under the assumed prepayment scenarios. Any difference between the assumptions used in calculating the tables below and the actual characteristics and performance of the pooled mortgage loans, or actual prepayment experience, will affect the percentages of initial total principal balances outstanding over time and the weighted average lives of the respective classes of the offered certificates. You must make your own decisions as to the appropriate prepayment, liquidation and loss assumptions to be used in deciding whether to purchase any offered certificate.

                                      S-92

           Percent of Initial Certificate Balance Outstanding for the
           ----------------------------------------------------------
           Class A-1 Certificates at the Respective Percentages of CPR
           -----------------------------------------------------------

      DISTRIBUTION DATE IN                  0%           25%           50%          75%         100%
-----------------------------              ----         ----          ----         ----         ----

Issue Date                                 100%         100%          100%         100%         100%
December 2006                               89%          89%           89%          89%          89%
December 2007                               74%          74%           74%          74%          74%
December 2008                               54%          54%           54%          54%          54%
December 2009                               30%          30%           30%          30%          30%
December 2010 and thereafter                0%           0%            0%           0%           0%
Weighted average life (years)               3.0          3.0           3.0          3.0          3.0

           Percent of Initial Certificate Balance Outstanding for the
           ----------------------------------------------------------
           Class A-2 Certificates at the Respective Percentages of CPR
           -----------------------------------------------------------

      DISTRIBUTION DATE IN                  0%           25%          50%           75%         100%
-----------------------------              ----         ----          ----          ----         ----

Issue Date                                 100%         100%          100%         100%         100%
December 2006                              100%         100%          100%         100%         100%
December 2007                              100%         100%          100%         100%         100%
December 2008                              100%         100%          100%         100%         100%
December 2009                              100%         100%          100%         100%         100%
December 2010 and thereafter                0%           0%            0%           0%           0%
Weighted average life (years)               4.9          4.9           4.9          4.9          4.8

           Percent of Initial Certificate Balance Outstanding for the
           ----------------------------------------------------------
           Class A-3 Certificates at the Respective Percentages of CPR
           -----------------------------------------------------------

      DISTRIBUTION DATE IN                  0%           25%          50%           75%         100%
-----------------------------              ----         ----         ----          ----         ----

Issue Date                                 100%         100%          100%         100%         100%
December 2006                              100%         100%          100%         100%         100%
December 2007                              100%         100%          100%         100%         100%
December 2008                              100%         100%          100%         100%         100%
December 2009                              100%         100%          100%         100%         100%
December 2010                              100%         100%          100%         100%         100%
December 2011                              100%         100%          100%         100%         100%
December 2012 and thereafter                0%           0%            0%           0%           0%
Weighted average life (years)               6.6          6.6           6.5          6.5          6.4

                                      S-93

           Percent of Initial Certificate Balance Outstanding for the
           ----------------------------------------------------------
          Class A-AB Certificates at the Respective Percentages of CPR
          ------------------------------------------------------------

      DISTRIBUTION DATE IN                  0%           25%          50%           75%         100%
-----------------------------              ----         ----         ----          ----         ----

Issue Date                                 100%         100%          100%         100%         100%
December 2006                              100%         100%          100%         100%         100%
December 2007                              100%         100%          100%         100%         100%
December 2008                              100%         100%          100%         100%         100%
December 2009                              100%         100%          100%         100%         100%
December 2010                              100%         100%          100%         100%         100%
December 2011                               81%          81%          81%           81%          81%
December 2012                               59%          59%          59%           59%          59%
December 2013                               38%          38%          38%           38%          38%
December 2014                               2%           0%            0%           0%           0%
December 2015 and thereafter                0%           0%            0%           0%           0%
Weighted average life (years)               7.3          7.3           7.3          7.3          7.3

           Percent of Initial Certificate Balance Outstanding for the
           ----------------------------------------------------------
           Class A-4 Certificates at the Respective Percentages of CPR
           -----------------------------------------------------------

      DISTRIBUTION DATE IN                  0%           25%          50%           75%         100%
-----------------------------              ----         ----         ----          ----         ----

Issue Date                                 100%         100%          100%         100%         100%
December 2006                              100%         100%          100%         100%         100%
December 2007                              100%         100%          100%         100%         100%
December 2008                              100%         100%          100%         100%         100%
December 2009                              100%         100%          100%         100%         100%
December 2010                              100%         100%          100%         100%         100%
December 2011                              100%         100%          100%         100%         100%
December 2012                              100%         100%          100%         100%         100%
December 2013                              100%         100%          100%         100%         100%
December 2014                              100%         100%          100%          99%          96%
December 2015 and thereafter                0%           0%            0%           0%           0%
Weighted average life (years)               9.7          9.7           9.7          9.7          9.5

           Percent of Initial Certificate Balance Outstanding for the
           ----------------------------------------------------------
          Class A-1A Certificates at the Respective Percentages of CPR
          ------------------------------------------------------------

      DISTRIBUTION DATE IN                  0%           25%          50%           75%         100%
-----------------------------              ----         ----         ----          ----         ----

Issue Date                                 100%         100%          100%         100%         100%
December 2006                               99%          99%          99%           99%          99%
December 2007                               99%          99%          99%           99%          99%
December 2008                               98%          98%          98%           98%          98%
December 2009                               97%          97%          97%           97%          97%
December 2010                               96%          96%          96%           96%          96%
December 2011                               94%          94%          94%           94%          94%
December 2012                               89%          89%          89%           89%          89%
December 2013                               87%          87%          87%           87%          87%
December 2014                               85%          85%          85%           85%          85%
December 2015 and thereafter                0%           0%            0%           0%           0%
Weighted average life (years)               9.2          9.2           9.2          9.2          9.0

                                      S-94

           Percent of Initial Certificate Balance Outstanding for the
           ----------------------------------------------------------
           Class A-M Certificates at the Respective Percentages of CPR
           -----------------------------------------------------------

      DISTRIBUTION DATE IN                  0%           25%          50%           75%         100%
-----------------------------              ----         ----         ----          ----         ----

Issue Date                                 100%         100%          100%         100%         100%
December 2006                              100%         100%          100%         100%         100%
December 2007                              100%         100%          100%         100%         100%
December 2008                              100%         100%          100%         100%         100%
December 2009                              100%         100%          100%         100%         100%
December 2010                              100%         100%          100%         100%         100%
December 2011                              100%         100%          100%         100%         100%
December 2012                              100%         100%          100%         100%         100%
December 2013                              100%         100%          100%         100%         100%
December 2014                              100%         100%          100%         100%         100%
December 2015 and thereafter                0%           0%            0%           0%           0%
Weighted average life (years)              10.0         10.0          10.0          9.9          9.7

           Percent of Initial Certificate Balance Outstanding for the
           ----------------------------------------------------------
           Class A-J Certificates at the Respective Percentages of CPR
           -----------------------------------------------------------

      DISTRIBUTION DATE IN                  0%           25%          50%           75%         100%
-----------------------------              ----         ----         ----          ----         ----

Issue Date                                 100%         100%          100%         100%         100%
December 2006                              100%         100%          100%         100%         100%
December 2007                              100%         100%          100%         100%         100%
December 2008                              100%         100%          100%         100%         100%
December 2009                              100%         100%          100%         100%         100%
December 2010                              100%         100%          100%         100%         100%
December 2011                              100%         100%          100%         100%         100%
December 2012                              100%         100%          100%         100%         100%
December 2013                              100%         100%          100%         100%         100%
December 2014                              100%         100%          100%         100%         100%
December 2015 and thereafter                0%           0%            0%           0%           0%
Weighted average life (years)              10.0         10.0          10.0         10.0          9.8

           Percent of Initial Certificate Balance Outstanding for the
           ----------------------------------------------------------
            Class B Certificates at the Respective Percentages of CPR
            ---------------------------------------------------------

      DISTRIBUTION DATE IN                  0%           25%          50%           75%         100%
-----------------------------              ----         ----         ----          ----         ----

Issue Date                                 100%         100%          100%         100%         100%
December 2006                              100%         100%          100%         100%         100%
December 2007                              100%         100%          100%         100%         100%
December 2008                              100%         100%          100%         100%         100%
December 2009                              100%         100%          100%         100%         100%
December 2010                              100%         100%          100%         100%         100%
December 2011                              100%         100%          100%         100%         100%
December 2012                              100%         100%          100%         100%         100%
December 2013                              100%         100%          100%         100%         100%
December 2014                              100%         100%          100%         100%         100%
December 2015 and thereafter                0%           0%            0%           0%           0%
Weighted average life (years)              10.0         10.0          10.0         10.0          9.9

                                      S-95

           Percent of Initial Certificate Balance Outstanding for the
           ----------------------------------------------------------
            Class C Certificates at the Respective Percentages of CPR
            ---------------------------------------------------------

      DISTRIBUTION DATE IN                  0%           25%          50%           75%         100%
-----------------------------              ----         ----         ----          ----         ----

Issue Date                                 100%         100%          100%         100%         100%
December 2006                              100%         100%          100%         100%         100%
December 2007                              100%         100%          100%         100%         100%
December 2008                              100%         100%          100%         100%         100%
December 2009                              100%         100%          100%         100%         100%
December 2010                              100%         100%          100%         100%         100%
December 2011                              100%         100%          100%         100%         100%
December 2012                              100%         100%          100%         100%         100%
December 2013                              100%         100%          100%         100%         100%
December 2014                              100%         100%          100%         100%         100%
December 2015 and thereafter                0%           0%            0%           0%           0%
Weighted average life (years)              10.0         10.0          10.0         10.0          9.9

           Percent of Initial Certificate Balance Outstanding for the
           ----------------------------------------------------------
            Class D Certificates at the Respective Percentages of CPR
            ---------------------------------------------------------

      DISTRIBUTION DATE IN                  0%           25%          50%           75%         100%
-----------------------------              ----         ----         ----          ----         ----

Issue Date                                 100%         100%          100%         100%         100%
December 2006                              100%         100%          100%         100%         100%
December 2007                              100%         100%          100%         100%         100%
December 2008                              100%         100%          100%         100%         100%
December 2009                              100%         100%          100%         100%         100%
December 2010                              100%         100%          100%         100%         100%
December 2011                              100%         100%          100%         100%         100%
December 2012                              100%         100%          100%         100%         100%
December 2013                              100%         100%          100%         100%         100%
December 2014                              100%         100%          100%         100%         100%
December 2015 and thereafter                0%           0%            0%           0%           0%
Weighted average life (years)              10.0         10.0          10.0         10.0          9.9

                                      S-96

           Percent of Initial Certificate Balance Outstanding for the
           ----------------------------------------------------------
            Class E Certificates at the Respective Percentages of CPR
            ---------------------------------------------------------

      DISTRIBUTION DATE IN                  0%           25%          50%           75%         100%
-----------------------------              ----         ----         ----          ----         ----

Issue Date                                 100%         100%          100%         100%         100%
December 2006                              100%         100%          100%         100%         100%
December 2007                              100%         100%          100%         100%         100%
December 2008                              100%         100%          100%         100%         100%
December 2009                              100%         100%          100%         100%         100%
December 2010                              100%         100%          100%         100%         100%
December 2011                              100%         100%          100%         100%         100%
December 2012                              100%         100%          100%         100%         100%
December 2013                              100%         100%          100%         100%         100%
December 2014                              100%         100%          100%         100%         100%
December 2015 and thereafter                0%           0%            0%           0%           0%
Weighted average life (years)              10.0         10.0          10.0         10.0          9.9

           Percent of Initial Certificate Balance Outstanding for the
           ----------------------------------------------------------
            Class F Certificates at the Respective Percentages of CPR
            ---------------------------------------------------------

      DISTRIBUTION DATE IN                  0%           25%          50%           75%         100%
-----------------------------              ----         ----         ----          ----         ----

Issue Date                                 100%         100%          100%         100%         100%
December 2006                              100%         100%          100%         100%         100%
December 2007                              100%         100%          100%         100%         100%
December 2008                              100%         100%          100%         100%         100%
December 2009                              100%         100%          100%         100%         100%
December 2010                              100%         100%          100%         100%         100%
December 2011                              100%         100%          100%         100%         100%
December 2012                              100%         100%          100%         100%         100%
December 2013                              100%         100%          100%         100%         100%
December 2014                              100%         100%          100%         100%         100%
December 2015 and thereafter                0%           0%            0%           0%           0%
Weighted average life (years)              10.0         10.0          10.0         10.0          9.9

                                      S-97

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

         We intend to include the 212 mortgage loans identified on Appendix B to this prospectus supplement in the trust fund. The mortgage pool consisting of those mortgage loans will have an initial mortgage pool balance of
$2,633,679,672. The mortgage pool will consist of two loan groups. Loan group 1 will consist of 176 mortgage loans and have an initial mortgage pool balance of
$2,327,907,690. Loan group 2 will consist of 36 mortgage loans and have an initial mortgage pool balance of $305,771,982. However, the actual initial mortgage pool balance may be as much as 5% smaller or larger than that amount if any of those mortgage loans are removed from the mortgage pool or any other mortgage loans are added to the mortgage pool. See "--Changes in Mortgage Pool
Characteristics" below.

         The initial mortgage pool balance will equal the total cut-off date principal balance of all the pooled mortgage loans. The cut-off date principal balance of any mortgage loan included in the trust fund is equal to its unpaid principal balance as of the cut-off date, after application of all monthly debt service payments due with respect to the mortgage loan on or before that date, whether or not those payments were received. The cut-off date principal balance of each mortgage loan that we intend to include in the trust fund is shown on
Appendix B to this prospectus supplement. Those cut-off date principal balances range from $957,747 to $275,700,000 and the average of those cut-off date principal balances is $12,423,017.

         Each of the mortgage loans that we intend to include in the trust fund is an obligation of the related borrower to repay a specified sum with interest.
Each of those mortgage loans is evidenced by one or more promissory notes and secured by, among other things, a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the fee ownership and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. Except as described in the next sentence, that mortgage lien is, in all cases, a first priority lien, subject only to Permitted Encumbrances. The mortgage lien on the mortgaged property identified on Appendix B to this prospectus supplement as Rushville Plaza is a second priority lien, subject to Permitted Encumbrances, which second priority lien is subordinate to a first priority lien securing a mortgage loan to the same borrower as described more fully under "--Certain Characteristics of the
Mortgage Pool-- Pari Passu, Subordinate and Other Financing--Other
Property-Secured Financing and Mezzanine and Similar Financing" below.

CERTAIN CHARACTERISTICS OF THE MORTGAGE POOL

         Concentration of Mortgage Loans and Borrowers.

         Several of the pooled mortgage loans or group of cross-collateralized and cross-defaulted pooled mortgage loans have cut-off date principal balances that are substantially higher than the average cut-off date principal balance.
The largest of the pooled mortgage loans or group of cross-collateralized and cross-defaulted pooled mortgage loans is the Oak Park Mall Pooled Mortgage Loan, which has a cut-off date principal balance of $275,700,000 and represents 10.5%
of the initial mortgage pool balance. The ten largest pooled mortgage loans or group of cross-collateralized and cross-defaulted pooled mortgage loans have cut-off date principal balances that collectively represent 40.2% of the initial mortgage pool balance. Each of these loans is described on Appendix D to this prospectus supplement.

         Cross-Collateralized Mortgage Loans and Multi-Property Mortgage Loans
(and Related Collateral Substitution, Partial Release or Partial Defeasance
Provisions); Mortgage Loans with Affiliated Borrowers

         The mortgage pool will include seven (7) mortgage loans, representing
5.9% of the initial mortgage pool balance (which pooled mortgage loans consist of five (5) pooled mortgage loans in loan group 1, representing 6.2% of the initial loan group 1 balance, and 2 mortgage loans in loan group 2, representing
3.7% of the initial loan group 2 balance), that are, in each such case, secured by two or more properties, and two (2) groups totaling seven (7)
cross-collateralized pooled mortgage loans, which groups represent 0.8% of the initial mortgage pool balance (and 0.9% of the initial loan group 1 balance), that in the aggregate are secured by two or more properties. However, the amount of the mortgage lien encumbering a particular property or group of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally to minimize recording tax. In such instances, the mortgage amount

                                      S-98

is generally set at an amount equal to a specified percentage (generally ranging from 100% to 150%, inclusive) of the appraised value or allocated loan amount for the particular property or group of properties. This would limit the extent to which proceeds from that property or group of properties would be available to offset declines in value of the other mortgaged properties securing the same mortgage loan in the trust fund.

         In the case of the multi-property pooled mortgage loan secured by the mortgaged properties collectively identified on Appendix B to this prospectus supplement as Oasis Net Leased Portfolio, representing approximately 4.6% of the initial mortgage pool balance (and 5.2%, of the initial loan group 1 balance), the related borrower may obtain the release of one or more corresponding mortgaged properties through partial defeasance of the pooled mortgage loan, subject to the satisfaction of, among other things, the conditions that (i) the principal balance of the defeased portion of the pooled mortgage loan must be equal to 125% of the allocated loan amount for the property being released; (ii)
the remaining properties must have a loan-to-value ratio that is not greater than the lesser of 72% and the loan-to-value ratio of the pooled mortgage loan in effect immediately prior to the release and a debt service coverage ratio that is not less than the greater of 1.20x and the debt service coverage ratio of the pooled mortgage loan in effect immediately prior to the release; and
(iii) upon request, the borrower must deliver confirmation from each rating agency that the release would not result in the downgrade, withdrawal or qualification of the then current ratings on the 2005-PWR10 certificates.

         In the case of the group of cross-collateralized pooled mortgage loans that are secured by the mortgaged properties identified on Appendix B to this prospectus supplement as Hampton Inn - Springboro, Holiday Inn Express - Bowling
Green, Holiday Inn Express - Wilmington and Holiday Inn Express - Troy,
collectively representing 0.4% of the initial mortgage pool balance (and 0.5% of the initial loan group 1 balance), the related borrower may obtain the release of up to two corresponding mortgaged properties through partial defeasance of that group, subject to the satisfaction of, among other things, the conditions that (i) the principal balance of the defeased portion of the aggregate indebtedness under that group must be equal to 110% (for the first property being released) or 125% (for the second property being released) of the allocated loan amount for the property being released; (ii) the remaining properties must on an individual basis have a loan-to-value ratio of not more than 68% and a debt service coverage ratio of not less than 1.40x; and (iii) the borrower must deliver confirmation from each rating agency that the release would not result in the downgrade, withdrawal or qualification of the then current ratings on the 2005-PWR10 certificates.

         In the case of the group of cross-collateralized pooled mortgage loans that are secured by the mortgaged properties identified on Appendix B to this prospectus supplement as Stewart Plaza 440, Stewart Plaza 400 and Stewart Plaza
450, representing 0.4% of the initial mortgage pool balance (and 0.4% of the initial loan group 1 balance), the borrower may obtain a release of one or more of the mortgaged properties through partial assumption of the indebtedness under the group by a third party (and a corresponding termination of the cross-collateralization) or through partial defeasance, subject to the satisfaction of, among other things, the conditions that (a) in connection with a partial assumption, (i) the debt service coverage ratio for the property being released must be not less than 0.90x, 0.93x or 0.92x (depending on the particular release property); (ii) the debt service coverage ratio for the remaining properties must be not less than 1.03x, 0.95x or 1.13x (depending on the particular release property); and (iii) the loan-to-value ratio for the property being released and the remaining properties must not exceed 65%; (b) in connection with a partial defeasance, (i) the debt service coverage ratio for the remaining properties must be not less than 1.03x, 0.95x or 0.92x (depending on the particular release property); and (ii) the loan-to-value ratio for the remaining properties must not exceed 65%; and (c) in connection with a partial assumption or a partial defeasance, upon request, the borrower must deliver confirmation from each rating agency that the release would not result in the downgrade, withdrawal or qualification of the then current ratings on the
2005-PWR10 certificates.

         In the case of the multi-property pooled mortgage loan secured by mortgaged properties collectively identified on Appendix B to this prospectus supplement as Towncentre - Balfour, representing 0.3% of the initial mortgage pool balance (and 0.3% of the initial loan group 1 balance), the related borrower may obtain the release of either of the two corresponding mortgaged properties through partial prepayment of the pooled mortgage loan, subject to the satisfaction of, among other things, the conditions that (i) the pooled mortgage loan is prepaid in an amount equal to 125% of the initial allocated loan amount for the property being released; (ii) the loan-to-value ratio for the remaining property must not be greater than 71.2% and the debt service coverage ratio for the remaining property must not be less than 1.43x; and (iii)
upon request, the borrower must deliver confirmation from each rating agency that the release would not result in the downgrade, withdrawal or qualification of the then current ratings on the 2005-PWR10 certificates.

                                      S-99

In the case of the multi-property pooled mortgage loan secured by the mortgaged properties identified on Appendix B to this prospectus supplement as
Plaza District Apartments, representing 0.3% of the initial mortgage pool balance (and 2.4% of the initial loan group 2 balance), the related borrower may obtain the release of up to two of the related mortgaged properties through partial defeasance or partial prepayment of the pooled mortgage loan, subject to the satisfaction of, among other things, the conditions that (i) (a) in the case of a defeasance, the principal balance of the defeased portion of the pooled mortgage loan must be equal to 125% of the allocated loan amount for the property being released, and (b) in the case of a prepayment, the pooled mortgage loan is prepaid in an amount equal to 125% of the allocated loan amount for the property being released (and the prepayment is accompanied by a payment of yield maintenance); (ii) in the case of the release of the parcel known as
Plaza Towers, (x) no other parcel may be released and (y) after giving effect to the release, the remaining mortgaged properties have a loan-to-value ratio that is not greater than 70.0% and a debt service coverage ratio that is not less than 1.30x; and (iii) in the case of a defeasance, the borrower must deliver confirmation from each rating agency that the release would not result in the downgrade, withdrawal or qualification of the then current ratings on the
2005-PWR10 certificates. In connection with a release obtained in connection with a partial prepayment, the amortization schedule of this pooled mortgage loan will be recast and, consequently, the monthly debt service payments will be adjusted.

         In the case of the multi-property pooled mortgage loan secured by the mortgaged properties identified on Appendix B to this prospectus supplement as
Udolf Portfolio, representing 0.1% of the initial mortgage pool balance (and
0.1% of the initial loan group 1 balance), the related borrower may obtain the release of any of the related mortgaged properties through partial defeasance of the pooled mortgage loan, subject to, among other things, the conditions that
(a) the principal balance of the defeased portion of the pooled mortgage loan must be equal to 125% of the allocated loan amount for the property being released, (b) the loan-to-value ratio for the remaining property is not greater than 75%, (c) the debt service coverage ratio for the remaining property is at least the greater of (i) 1.25x and (ii) the debt service coverage ratio for the mortgaged properties immediately prior to the release and (d) the borrower must deliver confirmation from each rating agency that the release would not result in the downgrade, withdrawal or qualification of the then current ratings on the
2005-PWR10 certificates.

         In addition, the mortgage pool includes some groups of mortgage loans where the mortgage loans in the particular group are not cross-collateralized or cross-defaulted but the loans were made to borrowers related through common ownership of partnership or other equity interests and where, in general, the related mortgaged properties are commonly managed. The table below shows each group of two or more pooled mortgage loans that--

         o    are not cross-collateralized or cross-defaulted, but

         o    have the same or affiliated borrowers/owners, and

         o    have a total cut-off date principal balance (considering all loans in the group) that is equal to at least 1.0% of the initial mortgage pool balance.

                                                               NUMBER OF
                                                              STATES WHERE
                                               NUMBER OF     THE MORTGAGED       % OF INITIAL
                                               MORTGAGED     PROPERTIES ARE        MORTGAGE
   MORTGAGE LOAN/PROPERTY PORTFOLIO NAMES      PROPERTIES       LOCATED          POOL BALANCE
------------------------------------------     ----------    ---------------     ------------

Group 1:
Renaissance Long Beach                             1               1                 1.3%
Renaissance Westchester                            1               1                 1.1%
Embassy Suites LAX                                 1               1                 0.9%
Valley River Inn                                   1               1                 0.5%
         TOTAL FOR GROUP:                          4               3                 3.8%

Group 2:
Prides Court (Wellington)                          1               1                 0.6%
Eastampton Gardens                                 1               1                 0.5%
Cedar Gardens                                      1               1                 0.4%
Nieuw Amsterdam Apartments                         1               1                 0.4%
Woodacres                                          1               1                 0.3%

                                      S-100

                                                               NUMBER OF
                                                              STATES WHERE
                                               NUMBER OF     THE MORTGAGED       % OF INITIAL
                                               MORTGAGED     PROPERTIES ARE        MORTGAGE
   MORTGAGE LOAN/PROPERTY PORTFOLIO NAMES      PROPERTIES       LOCATED          POOL BALANCE
------------------------------------------     ----------    ---------------     ------------

Lakeview Terrace                                   1               1                 0.3%
Greentree Village Townhomes                        1               1                 0.2%
Valley Terrace                                     1               1                 0.2%
Provincial West                                    1               1                 0.2%
Seagrass Cove                                      1               1                 0.1%
Westwood Gardens                                   1               1                 0.1%
Warwick Terrace                                    1               1                 0.1%
         TOTAL FOR GROUP:                          12              4                 3.4%
Group 3:
Parkview Village Apartments                        1               1                 0.7%
Hayden Island                                      1               1                 0.6%
Eastgate Village                                   1               1                 0.3%
Holiday Spa                                        1               1                 0.2%
Pavillion Estates                                  1               1                 0.2%
Cascade MHP                                        1               1                 0.2%
Franklin Square Apartments                         1               1                 0.2%
         TOTAL FOR GROUP:                          7               5                 2.5%

Group 4:
Sully Place Shopping Center                        1               1                 1.9%
Crowfield Village Center                           1               1                 0.1%
         TOTAL FOR GROUP:                          2               2                 2.1%

Group 5:
University Plaza                                   1               1                 0.6%
University Brook                                   1               1                 0.6%
University Glen                                    1               1                 0.5%
         TOTAL FOR GROUP:                          3               3                 1.7%

Group 6
Pacheco Pass Phase I Shopping Center               1               1                 0.5%
Quakertown Shopping Center                         1               1                 0.3%
McDermott Towne Crossing                           1               1                 0.2%
         TOTAL FOR GROUP:                          3               3                 1.0%

         Due Dates. Subject, in some cases, to a next business day convention, all of the pooled mortgage loans provide for scheduled payments of principal and/or interest to be due on the first day of each month, except for fifty-three
(53) mortgage loans, representing 25.4% of the initial mortgage pool balance, which provide for scheduled payments of principal and interest to be due on the fifth day of each month. All of the pooled mortgage loans with scheduled due dates on the first day of the month either do not provide for a grace period or provide for a grace period of not more than five (5) days (or, in one (1) case, representing 0.2% of the initial mortgage pool balance, not more than fifteen
(15) days). All of the pooled mortgage loans with scheduled due dates on the fifth day of the month do not provide for a grace period in excess of 5 days
(or, in one (1) case, representing 0.2% of the initial mortgage pool balance, not more than fifteen (15) days ). For purposes of the foregoing discussion, a grace period is the number of days before a late payment charge is due on the mortgage loan, which may be different from the date an event of default would occur under the mortgage loan.

         Mortgage Rates; Calculations of Interest. In general, each of the mortgage loans that we intend to include in the trust fund bears interest at a mortgage interest rate that, in the absence of default, is fixed until maturity.
However--.

         o    as described under "--Amortization Characteristics" below, each of the ARD Loans will accrue interest after its anticipated repayment date at a rate that is in excess of its mortgage interest rate prior to that date;

                                      S-101

         o    The pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Pacheco
              Pass Phase I Shopping Center provides for a one-time increase in the mortgage interest rate in January 2008; and

         o    the pooled mortgage loan secured by the mortgaged property identified on Exhibit B to the prospectus supplement as Marcus
              Avenue, which is evidenced by two promissory notes as described more fully below, accrues interest at a rate per annum for a portion of the month of December in excess of the rate that we present in this prospectus supplement as the related mortgage interest rate; the related mortgage loan seller will make a cash deposit to the trust on the Issue Date in an amount equal to one-month's interest on the cut-off date principal balance at the mortgage interest rate that we present in this prospectus
              supplement; and that mortgage loan seller will be entitled to receive the entirety of any collection of the interest accrued under that loan during December 2005.

         In addition, the pooled mortgage loan secured by the mortgaged property identified on Exhibit B to the prospectus supplement as Marcus Avenue is evidenced by two promissory notes, one of which accrues interest (in the absence of default) at a rate per annum equal to 5.20% (except as described in the last bullet above) on a portion of the indebtedness that is equal to approximately
63.5% of the cut-off date balance of that pooled mortgage loan and one of which accrues interest (in the absence of default) at a rate per annum equal to 5.12%
(except as described in the last bullet above) on a portion of the indebtedness that is equal to approximately 36.5% of the cut-off date balance of that pooled mortgage loan. The mortgage interest rate that we present in this prospectus supplement for that pooled mortgage loan is the weighted average of those two rates. The related mortgage loan documents prohibit voluntary principal prepayments prior to February 1, 2006 and following the related lock-out period, the borrower may make a voluntary prepayment on either or both of the promissory notes at any time (without conditioning a voluntary prepayment of one of the promissory notes on a voluntary prepayment of the other promissory note), although the holder of the pooled mortgage loan is entitled to apply any casualty insurance proceeds, condemnation proceeds or involuntary application of escrow funds to a prepayment of the notes on a pro rata basis according to principal balance. If the borrower elects to make a voluntary prepayment of all or a portion of the promissory note with the higher (or lower) interest rate without making a prepayment of the other promissory in the same percentage of principal balance, then the weighted average of the interest rates on the two notes, and thus the mortgage interest rate for the aggregate indebtedness under the pooled mortgage loan, would decline (or increase). Such weighted average rate may also decline (or increase) as a result of amortization because the two promissory notes have different amortization schedules.

         Except for ARD Loans that remain outstanding past their respective anticipated repayment dates, none of the mortgage loans that we intend to include in the trust fund provides for negative amortization or for the deferral of interest.

         Each of the mortgage loans that we intend to include in the trust fund accrues interest on either an Actual/360 Basis or a 30/360 Basis.

         Amortization Characteristics.

         Two hundred and four (204) of the mortgage loans, representing 98.8% of the initial mortgage pool balance (which pooled mortgage loans consist of 168 pooled mortgage loans in loan group 1, representing 98.6% of the initial loan group 1 balance, and 36 pooled mortgage loans in loan group 2, representing
100.0% of the initial loan group 2 balance), are balloon loans that, in each case, provides for:

         o    an amortization schedule that is significantly longer than its remaining term to stated maturity (or anticipated repayment date)
              or, alternatively, for no amortization prior to maturity (or the anticipated repayment date); and

         o    a substantial payment of principal on its maturity date (unless the mortgage loan has an anticipated repayment date) generally equal to 5% or more of the original mortgage loan amount.

         Fifty-one (51) of the balloon mortgage loans referred to in the preceding paragraph (exclusive of hyperamortizing loans), representing 36.7% of the initial mortgage pool balance (which pooled mortgage loans consist of thirty-nine (39) pooled mortgage loans in loan group 1, representing 35.4% of the initial loan group 1 balance, and twelve (12) pooled

                                      S-102

mortgage loans in loan group 2, representing 46.2% of the initial loan group 2 balance), provide for initial interest-only periods that expire 6 to 60 months following their respective origination dates; and eight (8) of the balloon mortgage loans referred to in the preceding paragraph, representing 13.9% of the initial mortgage pool balance (which pooled mortgage loans consist of 8 pooled mortgage loans in loan group 1, representing 15.8% of the initial loan group 1 balance), provide for no amortization and for interest-only payments for their entire term to maturity. See Schedule I to this prospectus supplement for the amortization schedule for the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Greentec IV, which is a balloon loan with a nonstandard amortization schedule.

         Thirty (30) of the pooled mortgage loans referred to in the second preceding paragraph, representing 18.7% of the initial mortgage pool balance
(which pooled mortgage loans consist of 23 pooled mortgage loans in loan group
1, representing 18.9% of the initial loan group 1 balance, and 7 pooled mortgage loans in loan group 2, representing 16.8% of the initial loan group 2 balance), are "ARD" or "hyperamortizing" loans that provide material incentives to, but do not require, the related borrower to pay the mortgage loan in full by a specified date prior to the stated maturity date. We consider that specified date to be the anticipated repayment date for the mortgage loan. Because of these incentives, we consider the ARD loans also to be balloon loans. Seventeen
(17) of the ARD loans, representing 9.2% of the initial mortgage pool balance
(which pooled mortgage loans consist of 10 pooled mortgage loans in loan group
1, representing 8.2% of the initial loan group 1 balance, and 7 pooled mortgage loans in loan group 2, representing 16.8% of the initial loan group 2 balance), provide for initial interest-only periods that expire 24 to 60 months following their respective origination dates. Four (4) of the ARD loans, representing 5.7%
of the initial mortgage pool balance (which pooled mortgage loans consist of 4 pooled mortgage loans in loan group 1, representing 6.4% of the initial loan group 1 balance), requires interest-only payments for its entire term to ARD.
Nine (9) of the pooled mortgage loans referred to in the second preceding paragraph, representing 3.8% of the initial mortgage pool balance (which pooled mortgage loans consist of 9 pooled mortgage loans in loan group 1, representing
4.3% of the initial loan group 1 balance), provide for no interest-only period.
The ARD loans include three (3) of the ten largest pooled mortgage loans, namely the pooled mortgage loans secured by the mortgaged properties identified on
Appendix B to this prospectus supplement as The Westin Copley Place, Crocker
Park and College Square Mall. All of the pooled mortgage loans described in this paragraph are included in the pooled mortgage loans described in the two preceding paragraphs. There can be no assurance, however, that these incentives will result in any of these pooled mortgage loans being paid in full on or before its anticipated repayment date. In the case of each loan with an anticipated repayment date, the incentive provisions, which in each case will become effective as of that anticipated repayment date, include:

         o    The accrual of interest in excess of the initial mortgage interest rate. The new interest rate will generally be equal to one of the following: (i) a specified percentage (1.75% to 5%) plus the initial mortgage interest rate, (ii) the sum of a specified percentage (1.75% to 5%) and the greater of the initial mortgage interest rate and a rate based on a specified yield on United
              States Treasury securities or (iii) the sum of 2% and the greater of the initial mortgage interest rate and a rate based on a specified yield on United States Treasury securities but not to exceed the initial mortgage interest rate plus 5%. The additional interest will--

              1. be deferred,

              2. in some cases, be compounded,

              3. be payable only after the outstanding principal balance of the pooled mortgage loan is paid in full, and

              4. be payable only to the holders of the class V certificates, which are not offered by this prospectus supplement.

         o    The application of excess cash flow from the mortgaged property to pay the principal amount of the pooled mortgage loan. The payment of principal will be in addition to the principal portion of the normal monthly debt service payment.

         Eight (8) of the pooled mortgage loans, representing 1.2% of the initial mortgage pool balance (and 1.4% of the initial loan group 1 balance), are fully-amortizing mortgage loans that are scheduled to have less than 5% of their original principal balances due at their stated maturities.

         Some of the pooled mortgage loans may, in each case, provide for a recast of the amortization schedule and an adjustment of the monthly debt service payments on the mortgage loan upon application of specified amounts of

                                      S-103

condemnation proceeds or insurance proceeds to pay the related unpaid principal balance or upon application of specified earnout escrow or holdback amounts if certain property performance criteria are not satisfied. Some of the individual pooled mortgage loans that are secured by multiple mortgaged properties and that permit partial prepayments of the individual or aggregate indebtedness in connection with releases of individual properties also provide for a recast of the amortization and an adjustment of the monthly debt service payments on the mortgage loan(s) upon any such prepayment and release.

         On some of the pooled mortgage loans that provide for the accrual of interest on an Actual/360 Basis, the amount of the fixed periodic payments were determined as if interest were to be calculated on a 30/360 Basis, which will result in a higher payment due at maturity than would otherwise have been the case.

         Voluntary Prepayment and Defeasance Provisions. As of the cut-off date, the following prepayment restrictions and defeasance provisions applied to the pooled mortgage loans:

         o    One hundred fifty-one (151) of the pooled mortgage loans,
              representing 86.4% of the initial mortgage pool balance (which pooled mortgage loans consist of 123 pooled mortgage loans in loan group 1, representing 86.3% of the initial loan group 1 balance, and 28 pooled mortgage loans in loan group 2, representing 87.5%
              of the initial loan group 2 balance), prohibit voluntary principal prepayments during a Lock-out Period but permit the related borrower (after an initial period of at least two years following the date of issuance of the series 2005-PWR10 certificates) to defease the loan by pledging Government Securities that provide for payment on or prior to each due date through and including the maturity date (or such earlier due date on which the mortgage loan becomes freely prepayable) of amounts at least equal to the amounts that would have been payable on those dates under the terms of the subject pooled mortgage loans and obtaining the release of the mortgaged property from the lien of the mortgage.

         o    Twenty-four (24) of the pooled mortgage loans, representing 5.6%
              of the initial mortgage pool balance (which pooled mortgage loans consist of 20 pooled mortgage loans in loan group 1, representing
              5.8% of the initial loan group 1 balance, and 4 pooled mortgage loans in loan group 2, representing 4.4% of the initial loan group
              2 balance), prohibit voluntary principal prepayments during a
              Lock-out Period and following the Lock-out Period provide for a
              Prepayment Premium or a Yield Maintenance Charge calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid.

         o    Thirty (30) of the pooled mortgage loans, representing 4.9% of the initial mortgage pool balance (which pooled mortgage loans consist of 26 pooled mortgage loans in loan group 1, representing 4.4% of the initial loan group 1 balance, and 4 pooled mortgage loans in loan group 2, representing 8.1% of the initial loan group 2 balance), prohibit voluntary principal prepayments during a
              Lock-out Period, and following the Lock-out Period provide for a
              Prepayment Premium or Yield Maintenance Charge calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid, and also permit the related borrower, after an initial period of at least two years following the date of the issuance of the series 2005-PWR10 certificates, to defease the pooled mortgage loan by pledging Government Securities and obtaining the release of the mortgaged property from the lien of the mortgage.

         o    Five (5) of the pooled mortgage loans, representing 2.9% of the initial mortgage pool balance (which pooled mortgage loans consist of 5 pooled mortgage loans in loan group 1, representing 3.2% of the initial loan group 1 balance), permits prepayment in whole
              (but not in part) at any time with the payment of a Prepayment
              Premium or a Yield Maintenance Charge calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid.

         o    Two (2) pooled mortgage loans, representing 0.2% of the initial mortgage pool balance (which pooled mortgage loans consist of 2 pooled mortgage loans in loan group 1, representing 0.3% of the initial loan group 1 balance), prohibit voluntary principal prepayments during a Lock-out Period, and for a period following the Lock-out Period provide for a Prepayment Premium or Yield
              Maintenance Charge calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid, and, following that period, in addition to providing for a Prepayment
              Premium or Yield Maintenance Charge calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid, also permit the related

                                      S-104

              borrower (in no event prior to two years following the date of the issuance of the series 2005-PWR10 certificates) to defease the pooled mortgage loan by pledging certain government securities and obtaining the release of the mortgaged property from the lien of the mortgage.

         Notwithstanding the foregoing, the mortgage loans generally provide for an open period of one (1) to seven (7) months prior to and including the maturity date or anticipated repayment date in which the related borrower may prepay the mortgage loan without premium or defeasance requirements.

         In addition, some loans permit partial prepayments despite Lock-out
Periods and Yield Maintenance Charges that may otherwise apply. See
"--Cross-Collateralized Mortgage Loans and Multi-Property Mortgage Loans (and
Related Collateral Substitution, Partial Release or Partial Defeasance
Provisions); Mortgage Loans with Affiliated Borrowers" above, "--Other Releases"
below and Appendix D.

         In general, if defeasance is permitted under a pooled mortgage loan, the defeasance collateral must consist of Government Securities.

         Under each pooled mortgage loan that provides for the payment of a
Yield Maintenance Charge in connection with a principal prepayment, the amount of the charge is generally calculated so as to result in a payment to the lender that is equal to the difference between (a) the present value of the remaining scheduled principal and interest payments that would have become due with respect to the prepaid portion of the pooled mortgage loan had the prepayment not occurred discounted at a rate generally equal to the yield to maturity on specified United States Treasury securities with a maturity generally corresponding to the maturity date or anticipated repayment date of the pooled mortgage loan, determined on a date close to the date of the prepayment, minus
(b) the amount of the prepayment. In certain cases, the amount of the Yield
Maintenance Charge is subject to a minimum amount that is equal to a fixed percentage of the amount of the principal prepayment. The discount rate to be used in the calculation of a Yield Maintenance Charge is generally equal to the rate which, when compounded monthly, is equal to the semi-annual yield (plus applicable spread, if any) of the corresponding United States Treasury securities described above.

         Other Releases. As described above under "--Cross-Collateralized
Mortgage Loans and Multi-Property Mortgage Loans (and Related Collateral
Substitution, Partial Release or Partial Defeasance Provisions); Mortgage Loans
with Affiliated Borrowers" and in Appendix D, some of the pooled mortgage loans or groups of cross-collateralized pooled mortgage loans that are secured by two or more mortgaged properties permit the borrower to obtain the release of the mortgage on one or more of the properties upon a partial prepayment of the mortgage loan or group of cross-collateralized mortgage loans, a partial defeasance or a substitution of all or some of the mortgaged properties (in each case, subject to the satisfaction of various conditions).

         In the case of the pooled mortgage loan secured by the mortgaged properties identified on Appendix B to this prospectus supplement as Crocker
Park, representing 3.8% of the initial mortgage pool balance (and 4.3% of the initial loan group 1 balance), the related borrower may obtain the release of the multifamily component of the related mortgaged property through partial defeasance of the pooled mortgage loan, subject to, among other things, the conditions that (a) the principal balance of the defeased portion of the pooled mortgage loan must be at least equal to 125% of the allocated loan amount for the property being released, (b) the loan-to-value ratio for the remaining property is not greater than 80%, (c) the debt service coverage ratio for the remaining property is at least 1.20x and (d) the borrower must deliver confirmation from each rating agency that the release would not result in the downgrade, withdrawal or qualification of the then current ratings on the series
2005-PWR10 certificates.

         In the case of the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Greenville
Center, representing 1.0% of the initial mortgage pool balance (and 1.2% of the initial loan group 1 balance), the related borrower may obtain the release of either of two specified parcels (out-parcel A or out-parcel B), subject to, among other things, the conditions that (a) the principal balance of the defeased portion of the pooled mortgage loan must be equal to the greater of (i)
$2,600,000 for out-parcel A, (ii) $2,800,000 for out-parcel B or (iii) any greater amount that will allow the remaining mortgaged property to maintain both a debt service coverage ratio and loan-to-value ratio that are no worse than those for the 12 months immediately preceding the release and also those for the
12 months immediately preceding the origination of the loan; and (b) the released out-parcel must be conveyed to an affiliate of the borrower.

                                      S-105

         In the case of the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Waterstone
Plaza, representing 0.9% of the initial mortgage pool balance (and 1.0% of the initial loan group 1 balance), the related borrower is permitted to release one of four parcels that makes up the mortgaged property, subject to the satisfaction of certain conditions specified in the related mortgage loan documents, including, among other things: (a) the payment of the greater of (i)
$2,100,000.00 or (ii) an amount that will allow the mortgaged property to maintain a consistent loan to value ratio and debt service coverage ratio before and after the release of the parcel and (b) the payment of any applicable prepayment premium prior to the partial release.

         In the case of the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Sand Canyon
Medical Office, representing 0.5% of the initial mortgage pool balance (and 0.6%
of the initial loan group 1 balance) the ground lessor (pursuant to a reciprocal easement agreement) may recapture certain portions of a specified easement area at the property to construct improvements, and, accordingly, the related borrower is permitted to obtain partial releases as to such recaptured land, subject to, among other things, the conditions that (i) various legal and functional criteria must be satisfied, such as the establishment of separate tax lots, compliance with subdivision and zoning requirements; (ii) the release must not reduce the number of parking spaces (unless additional land with other parking spaces is simultaneously added to the collateral for the loan) or materially reduce net operating income or increase expenses; and (iii) upon request, the borrower must deliver confirmation from each rating agency that the release would not result in the downgrade, withdrawal or qualification of the then current ratings on the certificates.

         In the case of the pooled mortgage loan secured by mortgaged property identified on Appendix B to this prospectus supplement as Arapahoe Park East, representing 0.5% of the initial mortgage pool balance (and 0.5% of the initial loan group 1 balance) , the related borrower may obtain the release of each of five constituent parcels through partial prepayment, subject to, among other things, the conditions that (i) the pooled mortgage loan must be prepaid in an amount equal to 125% of the initial allocated loan amount for the property being released (and the prepayment is accompanied by prepayment consideration based on a yield maintenance formula); (ii) the remaining parcels must have a loan-to-value ratio that is not greater than 75%, and the principal balance taken into account for this purpose is equal to the principal balance of the pooled mortgage loan immediately prior to the release minus the allocated loan amount for the parcel being released (rather than the amount prepaid ); (iii)
the remaining parcels must have a debt service coverage ratio of at least 1.28x, and the debt service taken into account for this purpose is the debt service based on the principal balance of the pooled mortgage loan immediately prior to the release minus the allocated loan amount for the property being released
(rather than the debt service under the pooled mortgage loan after giving effect to the release); (iv) the remaining parcels must have aggregate occupancy of not less than 90% at the time of the release; and (v) upon request, the borrower must deliver confirmation from each rating agency that the release would not result in the downgrade, withdrawal or qualification of the then current ratings on the certificates.

         In the case of the pooled mortgage loan secured by the mortgaged properties identified on Appendix B to this prospectus supplement as Park Square
Court Building, representing 0.2% of the initial mortgage pool balance (and 0.2%
of the initial loan group 1 balance), the related borrower has the one-time right to obtain the release of a portion of the mortgaged property through partial defeasance of the pooled mortgage loan, subject to, among other things, the conditions that (i) the release must be for the purpose of enabling the related borrower to convert the portion of the mortgaged property being released to a residential condominium or apartments; (ii) the portion of the mortgaged property being released may include only the third, fourth and/or fifth floors of the mortgaged property (but no floor may be released unless all floors above it are also released and any floor must be released in whole and not in part);
(iii) the principal balance of the defeased portion of the pooled mortgage loan must be equal to 120% of the allocated loan amount for the portion of the mortgaged property being released; (iv) the loan-to-value ratio for the remaining parcel constituting the mortgaged property must not exceed the lesser of 70% and the loan-to-value ratio for the mortgaged property prior to the release; and (v) the debt service coverage ratio for the remaining parcel constituting the mortgaged property must be at least equal to the greater of
1.35x and the debt service coverage ratio for the mortgaged property immediately prior to the release.

         Furthermore, certain pooled mortgage loans permit the release of specified air rights, parcels of real estate or improvements that secure the mortgage loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised
Value or Underwritten Net Cash Flow. Such real estate is permitted to be released without payment of a release price and consequent reduction of the principal balance of the subject mortgage loan or substitution of additional collateral if zoning and other conditions are satisfied.

                                      S-106

         Non-Recourse Obligations.

         The pooled mortgage loans are generally non-recourse obligations of the related borrowers and, upon any such borrower's default in the payment of any amount due under the related pooled mortgage loan, the holder thereof may look only to the related mortgaged property for satisfaction of the borrower's obligations. In those cases where the loan documents permit recourse to the borrower or a guarantor, we have not evaluated the financial condition of any such person, and prospective investors should thus consider all of the pooled mortgage loans to be non-recourse. None of the pooled mortgage loans is insured or guaranteed by any mortgage loan seller or any of their affiliates, the United
States, any government entity or instrumentality, any private mortgage insurer or any other person.

         "Due-on-Sale" and "Due-on-Encumbrance" Provisions.

         The mortgages generally contain due-on-sale and due-on-encumbrance clauses that permit the holder of the mortgage to accelerate the maturity of the related pooled mortgage loan if the borrower sells or otherwise transfers or encumbers the related mortgaged property or that prohibit the borrower from doing so without the consent of the holder of the mortgage. However, some of the pooled mortgage loans permit transfers of the related mortgaged property, subject to confirmation by each of Fitch and S&P to the effect that the transfer will not result in a qualification, downgrade or withdrawal of any of its then current ratings of the series 2005-PWR10 certificates and/or reasonable approval of the proposed transferee by the holder of the mortgage, payment of an assumption fee, which may be waived by the applicable master servicer and/or the special servicer, as the case may be, or, if collected, will be paid to the applicable master servicer and/or the special servicer as additional servicing compensation, and certain other conditions.

         In addition, some of the pooled mortgage loans permit the borrower to transfer the related mortgaged property to an affiliate or subsidiary of the borrower, or an entity of which the borrower is the controlling beneficial owner, upon the satisfaction of certain limited conditions set forth in the applicable mortgage loan documents and/or as determined by the applicable master servicer or permit one or more of the following transfers in limited circumstances: (1) a transfer of the related mortgaged property to a person that is affiliated with or otherwise related to the borrower; (2) transfers by the borrower of the mortgaged property to specified entities or types of entities;
(3) issuance by the borrower of new partnership or membership interests; (4)
changes in ownership between existing shareholders, partners or members, as applicable, of the borrower; (5) a transfer of non-controlling ownership interests in the related borrower; (6) transfers of interests in the related borrower for estate planning purposes or otherwise upon the death of a principal; or (7) other transfers similar in nature to the foregoing.

         The applicable master servicer or the special servicer will determine, in a manner consistent with the Servicing Standard, whether to exercise any right it may have under any due-on-sale or due-on-encumbrance clause to accelerate payment of the related mortgage loan upon, or to withhold its consent to, any transfer or further encumbrance of the related mortgaged property in accordance with the series 2005-PWR10 pooling and servicing agreement.

         Encumbered Interests.

         In the case of two hundred twenty-four (224) of the mortgaged properties, representing security for 91.9% of the initial mortgage pool balance
(representing 90.8% of the initial loan group 1 balance and 100% of the initial loan group 2 balance), the borrower's interest in the related mortgaged property consists of a fee interest (and we consider the borrower's interest in a mortgaged property to be a fee interest if (i) the borrower's interest consists of overlapping fee and leasehold interests or (ii) the fee owner has signed the related mortgage and has agreed to subordinate its fee interest to the related leasehold mortgage). In the case of eight (8) of the mortgaged properties, representing security for 8.1% of the initial mortgage pool balance
(representing 9.2% of the initial loan group 1 balance), the borrower's interest in the related mortgaged property consists of a leasehold interest. These mortgaged properties include the property that secures one of the ten largest pooled mortgage loans, namely the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as The Westin
Copley Place. See "Summaries of the Ten Largest Mortgage Loans-- The Westin
Copley Place" on Appendix D in this prospectus supplement. See "Risk
Factors--Loans Secured by Mortgages on a Leasehold Interest Will Subject Your
Investment to a Risk of Loss Upon a Lease Default" in this prospectus supplement.

                                      S-107

         Pari Passu, Subordinate and Other Financing.

         SPLIT LOAN STRUCTURES

         The Westin Copley Place
         -----------------------

         The Westin Copley Place Mortgaged Property, which represents security for approximately 4.0% of the initial mortgage pool balance (and 4.5% of the initial loan group 1 balance), also currently secures a mortgage loan that is not part of the mortgage pool.

         The Westin Copley Place Pooled Mortgage Loan and The Westin Copley
Place Non-Pooled Pari Passu Companion Loan have the same borrower and are both secured by the same mortgage instrument encumbering The Westin Copley Place
Mortgaged Property. The interest rate and maturity date of The Westin Copley
Place Non-Pooled Pari Passu Companion Loan are identical to those of The Westin
Copley Place Pooled Mortgage Loan. Payments from the borrower under The Westin
Copley Place Loan Group will be applied on a pari passu basis to The Westin
Copley Place Pooled Mortgage Loan and The Westin Copley Place Non-Pooled Pari
Passu Companion Loan. The Westin Copley Place Non-Pooled Pari Passu Companion
Loan is currently held in another commercial mortgage securitization (relating to series 2005-TOP20 commercial mortgage pass-through certificates issued by a trust formed at the direction of an affiliate of the depositor). See
"Intercreditor and Servicing Arrangements Regarding the Non-Trust-Serviced
Pooled Mortgage Loan" for a description of the relative rights of the holder of
The Westin Copley Place Pooled Mortgage Loan and the holder of The Westin Copley
Place Non-Pooled Pari Passu Companion Loan and of the provisions for the servicing and administration of The Westin Copley Place Loan Group under the collective arrangements evidenced by The Westin Copley Place Intercreditor
Agreement, the related Non-Trust Servicing Agreement and the series 2005-PWR10 pooling and servicing agreement.

         Muirwood Apartments Loan Group
         ------------------------------

         The Muirwood Apartments Pooled Mortgage Loan and the Muirwood
Apartments Non-Pooled Subordinate Loans have the same borrower and are all secured by the same mortgage instruments encumbering the Muirwood Apartments
Mortgaged Property. The Muirwood Apartments Non-Pooled Subordinate Loans are not
assets of the trust, but will be serviced pursuant to the series 2005-PWR10 pooling and servicing agreement. The Muirwood Apartments Non-Pooled Subordinate
Loans are pari passu in right of payment with each other and subordinate in right of payment to the Muirwood Apartments Pooled Mortgage Loan. One of the
Muirwood Apartments Non-Pooled Subordinate Loans has an original principal balance of $12,000,000 and an annual interest rate equal to 6.07%. The other
Muirwood Apartments Non-Pooled Subordinate Loan has an original principal balance of $5,000,000 and an annual interest rate equal to 5.87%. The Muirwood
Apartments Non-Pooled Subordinate Loans have the same maturity date as the
Muirwood Apartments Pooled Mortgage Loan.

         Pursuant to the related Mortgage Loan Group Intercreditor Agreement, at any time prior to the occurrence of a Muirwood Apartments Change of Control
Event, the Muirwood Apartments Non-Pooled Subordinate Noteholders will have the right to direct the applicable master servicer and the special servicer with respect to various servicing matters affecting the Muirwood Apartments Loan
Group, as described under "Servicing of the Mortgage Loans Under the Series
2005-PWR10 Pooling and Servicing Agreement-- Muirwood Apartments Non-Pooled
Subordinate Noteholder", and to replace the special servicer at any time solely with respect to the special servicing of the Muirwood Apartments Loan Group as described under "Servicing of the Mortgage Loans Under the Series 2005-PWR10
Pooling and Servicing Agreement--Replacement of the Special Servicer".

         Prior to the occurrence of a Muirwood Apartments Change of Control
Event, the Muirwood Apartments Non-Pooled Subordinate Noteholders will also have the right to cure an event of default under the Muirwood Apartments Loan Group within 5 business days (for monetary defaults) or 30 days (for other defaults)
after the expiration of the applicable grace or notice period for the default as set forth in the related mortgage loan documents, subject to extensions of the applicable cure period in certain circumstances. Unless and until an event of default is not cured within the applicable cure period, the event of default may not be treated by the master servicer, special servicer or trustee as an event of default for any purposes, including for purposes of the application of payments, for purposes of treating the loans in Muirwood Apartments Loan Group as specially serviced mortgage loans or for purposes of modifying, foreclosing or accelerating those loans.

                                      S-108

         In addition, whether or not a Muirwood Apartments Change of Control
Event has occurred or is continuing, the Muirwood Apartments Non-Pooled
Subordinate Noteholders will have the right to purchase the Muirwood Apartments
Pooled Mortgage Loan, in whole but not in part, following delivery of a notice of exercise (i) during any cure period when the Muirwood Apartments Non-Pooled
Subordinate Noteholders are entitled to make, but have not made, a cure payment as described above, or (ii) within 90 days after a required notice to the
Muirwood Apartments Non-Pooled Subordinate Noteholders if an event of default has occurred or becomes reasonably foreseeable. In this case, the consummation of the purchase must occur not later than 30 business days following delivery of the notice of exercise and the purchase price will be equal to the sum of the outstanding principal balance of the Muirwood Apartments Pooled Mortgage Loan, accrued and unpaid interest thereon to (but excluding) the date on which the purchase occurs and the amount of any unreimbursed advance interest on any P&I
Advance made with respect to the Muirwood Apartments Pooled Mortgage Loan, any advances made with respect to Muirwood Apartments Pooled Mortgage Loan and any unpaid servicing compensation and costs and expenses on the Muirwood Apartments
Pooled Mortgage Loan.

         In the absence of a continuing monetary event of default under the
Muirwood Apartments Loan Group, or during the Muirwood Apartments Non-Pooled
Subordinate Noteholder's related cure period or if the loans in the Muirwood
Apartments Loan Group are not specially serviced mortgage loans (see the description above of the provisions regarding the effect of cures by the
Muirwood Apartments Non-Pooled Subordinate Noteholders for this purpose), all amounts tendered by the related borrower or otherwise available for payment on the loans in the Muirwood Apartments Loan Group, whether received in the form of scheduled monthly payments, the balloon payment, liquidation proceeds, proceeds under title, hazard or other insurance policies or awards or settlements in respect of condemnation proceedings or similar exercise of the power of eminent domain (other than: (i) proceeds, awards or settlements to be applied to the restoration or repair of the Mortgaged Property or released to the related borrower in accordance with the Servicing Standard or the related mortgage loan documents, (ii) certain servicing compensation that may be retained by the applicable master servicer or primary servicer and (iii) any other amounts that are collected and due and payable to the master servicer, the special servicer or the trustee, including without limitation, servicing compensation, reimbursement of advances and interest on advances incurred in connection with the loans in the Muirwood Apartments Loan Group) will be applied, first, to accrued and unpaid interest on the Muirwood Apartments Pooled Mortgage Loan, second, to accrued and unpaid interest on the Muirwood Apartments Non-Pooled
Subordinate Loans (pro rata according to the accrued amounts), third, to principal due on the Muirwood Apartments Pooled Mortgage Loan, fourth, to principal due on the Muirwood Apartments Non-Pooled Subordinate Loans (pro rata according to amounts due under the related note), fifth, to prepayment premiums,
Default Interest or late charges on all the loans in the Muirwood Apartments
Loan Group (pro rata, as determined by the intercreditor agreement) and, finally, to the payment of certain other amounts.

         If a monetary event of default under the under the Muirwood Apartments
Loan Group has occurred and is continuing and has not been cured by the Muirwood
Apartments Non-Pooled Subordinate Noteholders within the related cure period or if the loans in the Muirwood Apartments Loan Group are specially serviced mortgage loans, the related intercreditor agreement requires that all amounts received in respect of those loans (excluding certain required reserves or reimbursements received on account of recoveries in respect of advances and all amounts due, payable or reimbursable to any servicer, the trustee or the fiscal agent, including without limitation advances made in connection with the
Muirwood Apartments Loan Group, together with accrued and unpaid interest thereon) be applied in the following order of priority:

         o    first, to pay accrued and unpaid interest (other than Default
              Interest) payable on the Muirwood Apartments Pooled Mortgage Loan;

         o    second, to pay principal on the Muirwood Apartments Pooled
              Mortgage Loan, until the principal balance thereof has been paid in full;

         o    third, to pay, pro rata, accrued and unpaid interest (other than
              Default Interest) payable on the Muirwood Apartments Non-Pooled
              Subordinate Loans;

         o    fourth, to pay, pro rata, principal on the Muirwood Apartments
              Non-Pooled Subordinate Loans, until the principal balances thereof have been paid in full;

                                      S-109

         o    fifth, to pay the holder of the Muirwood Apartments Pooled
              Mortgage Loan any Default Interest and late charges due under the
              Muirwood Apartments Pooled Mortgage Loan;

         o    sixth, to pay to the holder of the Muirwood Apartments Pooled
              Mortgage Loan, such holder's pro rata share (based on the ratio of the balance of the Muirwood Apartments Pooled Mortgage Loan to the
              balance of the Muirwood Apartments Loan Group) of any yield maintenance charge or other prepayment premium collected on the
              Muirwood Apartments Loan Group, to the extent actually paid by the related borrower;

         o    seventh, to pay to the holder of the Muirwood Apartments
              Non-Pooled Subordinate Loans, such holder's pro rata share (based on the ratio of the balance of the related loan to the balance of the Muirwood Apartments Loan Group) of any yield maintenance charge or other prepayment premium collected on the Muirwood
              Apartments Loan Group, to the extent actually paid by the related borrower and any Default Interest or late charges due under the
              Muirwood Apartments Non-Pooled Subordinate Loans; and

         o    eighth, to pay to the holders of the Muirwood Apartments Loan
              Group, any remaining amounts in the following order of priority:
              sequentially, (a) to the Muirwood Apartments Non-Pooled
              Subordinate Noteholders up to the amount of any unreimbursed cure payments made by them pursuant to the related Mortgage Loan Group
              Intercreditor Agreement; and (b) to holder of the Muirwood
              Apartments Pooled Mortgage Loan and the holder of the Muirwood
              Apartments Non-Pooled Subordinate Loans, pro rata, in accordance with their respective initial percentage interests of the Muirwood
              Apartments Loan Group.

         Chapanoke Square Loan Group
         ---------------------------

         With respect to the mortgaged property identified on Appendix B to this prospectus supplement as Chapanoke Square, the mortgage on the related mortgaged property also secures Non-Pooled Subordinate Loans, which had an original principal balance of $354,000. The related Non-Pooled Subordinate Loan has an interest rate of 12.75% and an original term of 10 years. The related Pooled
Mortgage Loan and Non-Pooled Subordinate Loan are cross-defaulted. The related
Non-Pooled Subordinate Loan is currently owned by CBA-Mezzanine Capital Finance,
LLC, a third party unaffiliated with the mortgage loan seller. That Non-Pooled
Subordinate Loan will not be an asset of the trust, but that Non-Pooled
Subordinate Loan and the related pooled mortgage loan will be serviced pursuant to the series 2005-PWR10 pooling and servicing agreement for the benefit of the holders thereof collectively; provided that payments on that Non-Pooled
Subordinate Loan will be made by the related borrowers directly to the related
Non-Pooled Subordinate Noteholder until the occurrence of a default under the related mortgage loan. With respect to the Chapanoke Square Loan Group, the holder of the related pooled mortgage loan and the holder of the related
Non-Pooled Subordinate Loan have entered into an intercreditor agreement, which generally provides that, following default or bankruptcy of the borrower or cash flow interruption to the holder of the Non-Pooled Subordinate Loan, in accordance with notice and other requirements of the intercreditor agreement, the related Non-Pooled Subordinate Noteholder has the right to purchase that pooled mortgage loan at a purchase price that includes outstanding principal and interest of that pooled mortgage loan, unreimbursed protective or servicing advances (with interest), reasonable out-of-pocket expenses incurred in enforcing the related mortgage loans and servicing fees for the period prior to repurchase (excluding "success fees" or termination compensation) but excludes prepayment consideration (unless the related borrower or an affiliate is purchasing such note). Until the right of the related Non-Pooled Subordinate
Noteholder to purchase the pooled mortgage loan has expired, material loan modifications affecting lien priority or the borrower's monetary obligations require the consent of the related Non-Pooled Subordinate Noteholder. The related Non-Pooled Subordinate Noteholder will not have the right to enter into modifications of the applicable Non-Pooled Subordinate Loan without the consent of the holder of the related Pooled Mortgage Loan.

         OTHER PROPERTY-SECURED FINANCING AND MEZZANINE AND SIMILAR FINANCING

         Existing (Secured Financing)
         ----------------------------

         With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Skylight
Tower, representing 1.2% of the initial mortgage pool balance (and 1.3% of the initial loan group 1 balance), that mortgaged property also secures the obligation of the borrower to make a series of semiannual payments in amounts that are approximately equal to the portion of otherwise-applicable real estate taxes that are not due but

                                      S-110

would have been due in the absence of certain local tax incentives provided in connection with the development of the property.

         The pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Rushville Plaza, representing
0.1% of the initial mortgage pool balance (and 0.1% of the initial loan group 1 balance) is subordinate to a first mortgage loan in the original principal amount of $304,333. At origination of that pooled mortgage loan, the borrower posted a letter of credit in the original face amount of $304,333, which represents the principal amount outstanding under the first mortgage loan as of the date of origination of the pooled mortgage loan, and established an escrow in an amount approximately equal to three months of debt service under the first mortgage loan. The trust as the holder of the pooled mortgage loan is entitled to draw on the letter of credit and/or the escrow to make payments under the first mortgage loan if the first mortgage loan becomes delinquent or defaulted.

         Existing (Mezzanine and Similar Financing)
         ------------------------------------------

         With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Crocker Park, representing 3.8% of the initial mortgage pool balance (and 4.3% of the initial loan group 1 balance), the owner of a non-controlling 50% interest in the equity in the borrower's parent has obtained financing in the original principal amount of $15,250,000, which loan is secured by a pledge of such equity. The holder of the pooled mortgage loan and the junior lender have entered into an agreement that provides, among other things, that (a) the junior lender will have certain rights to cure defaults under the pooled mortgage loan, (b) the junior lender may foreclose on the equity interests only if the transferee meets certain requirements and (c) if the pooled mortgage loan is in default beyond the expiration of applicable grace and cure periods, the junior lender has the right to purchase the pooled mortgage loan, in whole and not in part, for a price generally equal to the outstanding principal balance thereof, together with all accrued interest, late payment fees, default interest and the required prepayment premium. The junior loan was made by an affiliate of the mortgage loan seller for the related pooled mortgage loan.

         With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as The Promenade
- AZ, representing 2.3% of the initial mortgage pool balance (and 2.6% of the initial loan group 1 balance), the owner of the related borrower has incurred existing mezzanine debt in the amount of $30,000,000. The holder of the pooled mortgage loan and the mezzanine lender have entered into an intercreditor agreement that provides, among other things, that (a) the mezzanine lender will have certain rights to cure defaults under the pooled mortgage loan, (b) the mezzanine lender may foreclose on the equity interests pledged as collateral for the mezzanine loan only if the transferee meets certain requirements and (c) if the pooled mortgage loan is a specially serviced mortgage loan, the mezzanine lender has the right to purchase the pooled mortgage loan, in whole and not in part, for a price generally equal to the outstanding principal balance thereof, together with all accrued interest and other amounts due thereon (including, without limitation, any late charges, default interest, exit fee and late payment fees). The related pooled mortgage loan seller is the initial holder of the mezzanine loan but may sell or transfer the mezzanine loan at any time.

         With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Greentec IV, representing 0.4% of the initial mortgage pool balance (and 0.4% of the initial loan group 1 balance), a mezzanine loan secured by a pledge of the equity interests in the borrower was made in the original principal amount of
$1,200,000. The mezzanine loan matures on November 1, 2015 and has an interest rate of 11%. The lender under the mezzanine loan executed an intercreditor agreement for the benefit of the holder of the pooled mortgage loan which provides, among other things, that (a) the mezzanine lender will not transfer more than 49% of its interest in the mezzanine loan except to entities which meet certain financial and other tests or unless confirmation has been obtained from each rating agency that the transfer would not result in the downgrade, withdrawal or qualification of the then current ratings on the series 2005-PWR10 certificates, (b) the mezzanine lender is not permitted to exercise any rights it may have under the mezzanine loan documents with respect to foreclosure or accept title on the mezzanine collateral unless confirmation has been obtained from each rating agency that the transfer would not result in the downgrade, withdrawal or qualification of the then current ratings on the 2005-PWR10 certificates and, among other things, the transferee of the mezzanine collateral is an entity which meets certain financial and other tests under the intercreditor agreement, (c) the mezzanine lender has certain cure rights with respect to the pooled mortgage loan and (d) the mezzanine lender has the right to purchase the related pooled mortgage loan in whole during certain circumstances, including monetary default or a non-monetary event of default which is subject to enforcement action, for a price generally equal to the outstanding principal of the pooled mortgage loan, together

                                      S-111

with accrued and unpaid interest, unpaid servicing expenses, and unreimbursed servicer advances and interest on those advances.

         With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Collegian
Court, representing 0.2% of the initial mortgage pool balance (and 1.7% of the initial loan group 2 balance), the owner of a 50% equity interest in the related borrower has pledged its interest to secure a loan in the original principal amount of $400,000 from certain other members of the borrower, the proceeds of which have been contributed to the borrower. No intercreditor agreement exists between the holder of the pooled mortgage loan and the other lenders.

         Permitted In Future (Secured Financing)
         ---------------------------------------

         With respect to the pooled mortgage loan secured by the mortgaged properties identified on Appendix B to this prospectus supplement as Muirwood
Apartments, representing 1.7% of the initial mortgage pool balance (and 14.7% of the initial loan group 2 balance), the loan documents permit secondary financing secured by the mortgaged property, subject to, among other things, the conditions that the mezzanine financing and the mortgage indebtedness under the pooled mortgage loan and related Non-Pooled Subordinate Loans together must have a combined debt service coverage of not less than 1.25x and a combined loan-to-value ratio of not more than 80%.

         With respect to the pooled mortgage loan secured by the mortgaged properties identified on Appendix B to this prospectus supplement as State
Street Commons Phase II, representing 0.8% of the initial mortgage pool balance
(and 0.9% of the initial loan group 1 balance), the loan documents permit future secondary financing secured by the mortgaged property, subject to, among other things, the conditions that the secondary financing and the pooled mortgage loan together must have a combined debt service coverage ratio that is not less than
1.20x and a combined loan-to-value ratio that is not more than 80%.

         With respect to the pooled mortgage loan secured by the mortgaged properties identified on Appendix B to this prospectus supplement as Tennant
Station, representing 0.6% of the initial mortgage pool balance (and 0.6% of the initial loan group 1 balance), the loan documents permit future secondary financing secured by the mortgaged property in an amount up to $10,000,000, subject to, among other things, the condition that the pooled mortgage loan and the secondary financing must have a combined loan-to-value ratio of not more than 75% and a combined debt service coverage ratio of at least 1.20x.

         With respect to the pooled mortgage loan secured by the mortgaged properties identified on Appendix B to this prospectus supplement as Woodlake
Boulevard Plaza, representing 0.2% of the initial mortgage pool balance (and
0.2% of the initial loan group 1 balance), the loan documents permit future secondary financing secured by the mortgaged property, subject to, among other things, the conditions that the secondary financing and the pooled mortgage loan together must have a combined debt service coverage ratio that is not less than
1.20x and a combined loan-to-value ratio that is not more than 80%.

         With respect to the pooled mortgage loan secured by the mortgaged properties identified on Appendix B to this prospectus supplement as West Place
Two Retail Center, representing 0.1% of the initial mortgage pool balance (and
0.1% of the initial loan group 1 balance), the loan documents permit future secondary financing secured by the mortgaged property, subject to, among other things, the conditions that the secondary financing and the pooled mortgage loan together must have a combined debt service coverage ratio that is not less than
1.40x and a combined loan-to-value ratio that is not more than 70%.

         Permitted In Future (Mezzanine and Similar Financing)
         -----------------------------------------------------

         With respect to the pooled mortgage loan secured by the mortgaged properties identified on Appendix B to this prospectus supplement as World
Market Center, representing 8.5% of the initial mortgage pool balance (and 9.7%
of the initial loan group 1 balance), the loan documents permit future mezzanine financing, subject to, among other things, the conditions that (i) the mezzanine financing and pooled mortgage loan together must have a combined loan-to-value ratio of not more than the ratio in effect on the origination date of the pooled mortgage loan and a combined debt service coverage

                                      S-112

ratio of at least 1.36x and (ii) the mezzanine lender must enter into an intercreditor agreement in form and substance satisfactory to the holder of the pooled mortgage loan and the rating agencies.

         With respect to the pooled mortgage loan secured by the mortgaged properties identified on Appendix B to this prospectus supplement as Oasis Net
Leased Portfolio, representing 4.6% of the initial mortgage pool balance (and
5.2% of the initial loan group 1 balance), the loan documents permit future mezzanine financing, subject to, among other things, the conditions that (i) the mezzanine financing and the pooled mortgage loan together must have a combined loan-to-value ratio that does not exceed 85% and a combined debt service coverage ratio that is not less than 1.07x; (ii) the mezzanine lender must enter into an intercreditor agreement in form and substance reasonably acceptable to the holder of the pooled mortgage loan; and (iii) upon request, the borrower must deliver confirmation from each rating agency that the financing would not result in the downgrade, withdrawal or qualification of the then current ratings on the series 2005-PWR10 certificates (or evidence that it is not necessary for either rating agency to review the mezzanine financing). Alternatively, the borrower may issue preferred equity interests under analogous terms and conditions.

         With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as The Westin
Copley Place, representing 4.0% of the initial mortgage pool balance (and 4.5%
of the initial loan group 1 balance), the loan documents permit future mezzanine debt to be incurred by a constituent party of the related borrower (other than constituent party required to be a special purpose entity), subject to approval by the holder of the pooled mortgage loan and, if requested by that holder, the approval of the rating agencies.

         With respect to the pooled mortgage loan secured by the mortgaged properties identified on Appendix B to this prospectus supplement as Crocker
Park, representing 3.8% of the initial mortgage pool balance (and 4.3% of the initial loan group 1 balance), the loan documents permit future mezzanine financing to members of the borrower's parent, subject to, among other things, the conditions that (i) the mezzanine financing and pooled mortgage loan together must have a combined loan-to-value ratio of not more than 89% and a combined debt service coverage ratio of at least 1.10x; (ii) the mezzanine lender must enter into an acceptable intercreditor agreement with the holder of the pooled mortgage loan and (iii) upon request, the lender must receive written confirmation from each rating agency that rated the series 2005-PWR10 certificates that such financing will not result in a downgrade, withdrawal or qualification of then current ratings on the series 2005-PWR10 certificates.

         With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as 49 East 52nd
Street, representing 0.8% of the initial mortgage pool balance (and 0.9% of the initial loan group 1 balance), the loan documents permit future mezzanine debt to be incurred by certain holders of direct or indirect ownership interest in the related borrower, subject to, among other things, the conditions that (i)
the pooled mortgage loan and the mezzanine debt together must have a combined debt service credit ratio of not less than 1.20x and a combined loan-to-value ratio of not more than 75%; (ii) the mezzanine lender must satisfy certain criteria; (iii) the mezzanine lender must execute intercreditor documents on current market terms that is reasonably acceptable to lender and the rating agencies; and (v) upon request, the borrower must deliver confirmation from each rating agency that the financing would not result in the downgrade, withdrawal or qualification of the then current ratings on the series 2005-PWR10 certificates.

         With respect to the pooled mortgage loan secured by the mortgaged properties identified on Appendix B to this prospectus supplement as Plaza
District Apartments, representing 0.3% of the initial mortgage pool balance (and
2.4% of the initial loan group 2 balance), the loan documents permit future mezzanine financing, subject to, among other things, the conditions that (i) the mezzanine financing and pooled mortgage loan together have a combined loan-to-value ratio of not more than 80% and a combined debt service coverage ratio of at least 1.10x; and (ii) the borrower must deliver confirmation from each rating agency that the financing would not result in the downgrade, withdrawal or qualification of the then current ratings on the series 2005-PWR10 certificates.

         With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Shoppes at
Harpeth Village, representing 0.2% of the initial mortgage pool balance (and
0.3% of the initial loan group 1 balance), the loan documents permit future mezzanine financing, subject to, among other things, the conditions that (i) the mezzanine financing and the pooled mortgage loan together have a combined loan-to-value ratio that is not more than 80% and a combined debt service coverage ratio that is not less than 1.20x; (ii) the proceeds of the mezzanine financing are used solely to reimburse the mezzanine borrower for the costs associated with the purchase of certain improvements located on a portion of the mortgaged property for which the mortgage borrower's interest consists of a

                                      S-113

leasehold interest pursuant to a purchase option granted under the related ground lease; (iii) the mezzanine lender enters into an intercreditor agreement in form and substance reasonably acceptable to the holder of the pooled mortgage loan; and (iv) upon request, the borrower delivers confirmation from each rating agency that the financing would not result in the downgrade, withdrawal or qualification of the then current ratings on the series 2005-PWR10 certificates.

         With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Park Square
Court Building, representing 0.2% of the initial mortgage pool balance (and 0.2%
of the initial loan group 1 balance), the loan documents permit future mezzanine financing, subject to, among other things, the conditions that (i) the mezzanine financing and the pooled mortgage loan together must have a combined loan-to-value ratio that is not more than 85% and a combined debt service coverage ratio that is not less than 1.15x; (ii) the amount of the mezzanine financing must be not more than $546,000; and (iii) the borrower must deliver confirmation from each rating agency that the financing would not result in the downgrade, withdrawal or qualification of the then current ratings on the series
2005-PWR10 certificates.

         With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Collegian
Court, representing 0.2% of the initial mortgage pool balance (and 1.7% of the initial loan group 2 balance), the loan documents permit future mezzanine financing, subject to, among other conditions, that (i) the amount of the mezzanine financing must not exceed $1,000,000; (ii) the mezzanine financing and the pooled mortgage loan together must have a combined loan-to-value ratio that is not more than 80% and a combined debt service coverage ratio that is not less than 1.20x; and (iii) upon request, the borrower must deliver confirmation from each rating agency that the financing would not result in the downgrade, withdrawal or qualification of the then current ratings on the series 2005-PWR10 certificates.

         With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Walgreens -
Schererville, representing 0.2% of the initial mortgage pool balance (and 0.2%
of the initial loan group 1 balance), the loan documents permit future mezzanine debt to be incurred secured by ownership interests in the related borrower following the defeasance lockout period, subject to, among other things, the conditions that (i) the mezzanine debt and the pooled mortgage loan together must have a combined debt service coverage ratio that is not less than 1.20x and a combined loan-to-value ratio that is not more than 80%; (iii) the holder of the pooled mortgage loan and the rating agencies must approve the mezzanine lender; (iv) the mezzanine lender must execute intercreditor documents acceptable to the holder of the pooled mortgage loan and the rating agencies;
and (v) upon request, the borrower must deliver confirmation from each rating agency that the financing would not result in the downgrade, withdrawal or qualification of the then current ratings on the series 2005-PWR10 certificates.

         With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as 3030 Olcott
Street, representing 0.05% of the initial mortgage pool balance (and 0.1% of the initial loan group 1 balance), the loan documents permit future mezzanine debt to be incurred by direct or indirect ownership interest in the related borrower following the defeasance lockout period, subject to, among other things, the conditions that (i) the mezzanine financing and the pooled mortgage loan together must have a combined debt service coverage ratio that is not less than
1.30x and a combined loan-to-value ratio that is not more than 75%; (ii) the mezzanine lender must satisfy certain criteria; (iii) the mezzanine lender must execute intercreditor documents on current market terms that are reasonably acceptable to the holder of the pooled mortgage loan; and (iv) upon request, the borrower must deliver confirmation from each rating agency that the financing would not result in the downgrade, withdrawal or qualification of the then current ratings on the series 2005-PWR10 certificates.

         Additional Related Information
         ------------------------------

         In addition, there may be other mortgage loans that we intend to include in the trust fund, as to which direct and indirect equity owners of the related borrower have pledged or are permitted in the future to pledge their respective equity interests to secure financing, or as to which the related borrower is permitted to incur subordinate debt secured by the related mortgaged property.

         See "Legal Aspects of Mortgage Loans--Subordinate Financing" in the
accompanying prospectus and "Risk Factors--A Borrower's Other Loans May Reduce
the Cash Flow Available to the Mortgaged Property Which May Adversely

                                      S-114

Affect Payment on Your Certificates; Mezzanine Financing Reduces a Principal's
Equity in, and Therefore Its Incentive to Support, a Mortgaged Property" in this prospectus supplement.

         The pooled mortgage loans generally do not prohibit indebtedness secured by equipment or other personal property located at the mortgaged property.

         OTHER ADDITIONAL FINANCING

         With respect to forty-eight (48) of the pooled mortgage loans, representing 6.8% of the initial mortgage pool balance (which pooled mortgage loans consist of forty-one (41) pooled mortgage loans in loan group 1, representing 6.4% of the initial loan group 1 balance, and seven (7) pooled mortgage loans in loan group 2, representing 9.7% of the initial loan group 2 balance), the borrower is not a special purpose entity. In general, borrowers that are not special purposes entities, and certain other borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents, are not prohibited from incurring additional debt, which may include debt that is secured by other property owned by the borrower, and the owners of such borrowers are not prohibited from incurring mezzanine debt secured by pledges of their equity interests in those borrowers. Certain of these borrowers and owners may have already incurred such additional debt.

         The mortgage loans generally do not prohibit the related borrower from incurring other unsecured indebtedness, including but not limited to trade payables, in the ordinary course of business, or from incurring indebtedness secured by equipment or other personal property located at the mortgaged property.

         With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Oak Park
Mall, representing 10.5% of the initial mortgage pool balance (and 11.8% of the initial loan group 1 balance), the loan documents permit the related borrower to incur future unsecured subordinate debt from affiliates of that borrower for various purposes, provided that, among other conditions, a subordination agreement acceptable to lender is delivered, the proceeds are used for the payment of property-related expenses for capital improvements, tenant improvements or leasing commissions, or for the purchase or leasing of equipment, and the intercompany debt does not exceed 5% of the outstanding principal balance of the pooled mortgage loan.

         With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as The Enclave at Kennedy Ridge, representing 0.2% of the initial mortgage pool balance (and
0.2% of the initial loan group 1 balance), the borrower has incurred unsecured subordinate financing payable to affiliates in the aggregate original principal amount of $300,000. These loans have been subordinated to the related pooled mortgage loan pursuant to a subordination and standstill agreement in favor of the holder of the pooled mortgage loan.

         With respect to the pooled mortgage loan secured by the mortgaged properties identified on Appendix B to this prospectus supplement as Access Self
Storage - Bernardsville, representing 0.2% of the initial mortgage pool balance
(and 0.3% of the initial loan group 1 balance), the loan documents permit the borrower to incur future unsecured financing from its managing members in an amount not to exceed 5% of the original principal balance of that pooled mortgage loan, subject to delivery of a subordination and standstill agreement in favor of the lender.

         With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Pinetree
Plaza, representing 0.1% of the initial mortgage pool balance (and 0.1% of the initial loan group 1 balance), the loan documents permit the borrower to incur unsecured financing from its members in an amount not to exceed 3% of the original principal balance of that pooled mortgage loan, subject to delivery of a subordination and standstill agreement in favor of the lender and to the condition that the unsecured financing is payable solely from excess cash flow.

         With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Price Chopper
- Morrisville, representing 0.2% of the initial mortgage pool balance (and 0.2%
of the initial loan group 1 balance), the loan documents permit future unsecured subordinate debt to be incurred provided that, among other conditions, (i) the combined debt service coverage ratio of the pooled mortgage loan and the unsecured debt is not less than 1.07x, (ii) the combined loan-to-value ratio of the pooled mortgage loan and the unsecured debt is not more than 85%, and (iii)
the subordinate lender enters into an intercreditor agreement acceptable to the holder of the pooled mortgage loan.

                                      S-115

         With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Price Chopper
- St. Johnsbury, representing 0.2% of the initial mortgage pool balance (and
0.2% of the initial loan group 1 balance), the loan documents permit future unsecured subordinate debt to be incurred provided that, among other conditions,
(i) the combined debt service coverage ratio of the pooled mortgage loan and the unsecured debt is not less than 1.07x, (ii) the combined loan-to-value ratio of the pooled mortgage loan and the unsecured debt is not more than 85%, and (iii)
the subordinate lender enters into an intercreditor agreement acceptable to the holder of the pooled mortgage loan.

         We make no representation with respect to the pooled mortgage loans as to whether any other secured subordinate financing currently encumbers any mortgaged property, whether any borrower is the obligor on any material unsecured debt or whether a third party holds debt secured by a pledge of an equity interest in any related borrower. See "Legal Aspects of the Mortgage
Loans--Subordinate Financing" in the accompanying prospectus and "Risk
Factors--A Borrower's Other Loans May Reduce The Cash Flow Available To The
Mortgaged Property Which May Adversely Affect Payment On Your Certificates;
Mezzanine Financing Reduces a Principal's Equity in, and Therefore Its Incentive
to Support, a Mortgaged Property" in this prospectus supplement.

         Additional Collateral.

         One hundred eighty-six (186) of the pooled mortgage loans, representing
80.4% of the initial mortgage pool balance (which pooled mortgage loans consist of 150 pooled mortgage loans in loan group 1, representing 77.8% of the initial loan group 1 balance, and 36 pooled mortgage loans in loan group 2, representing
100.0% of the initial loan group 2 balance) have the benefit of either upfront and/or continuing cash reserves that are to be maintained for specified periods and/or purposes, such as taxes and insurance, deferred maintenance, environmental remediation, debt service, tenant improvements and leasing commissions and capital improvements. See Appendix B to this prospectus supplement for further information with respect to reserves.

         Cash Management Agreements/Lockboxes.

         Fifty-nine (59) of the pooled mortgage loans, representing 61.5% of the initial mortgage pool balance (which pooled mortgage loans consist of fifty-one
(51) pooled mortgage loans in loan group 1, representing 66.9% of the initial loan group 1 balance, and eight (8) pooled mortgage loans in loan group 2, representing 21.0% of the initial loan group 2 balance), generally provide that rents, credit card receipts, accounts receivables payments and other income derived from the related mortgaged properties will be subject to a cash management/lockbox arrangement.

         Appendix B to this prospectus supplement sets forth (among other things) the type of provisions (if any) for the establishment of a lockbox under the terms of each pooled mortgage loan. The following is a description of each type of provision:

         o    Hard. The related borrower is required to instruct the tenants and other payors to pay all rents and other revenue directly to an account controlled by the applicable servicer on behalf of the trust. Such revenue generally is either (a) swept and remitted to the related borrower unless a default or other "trigger" event under the related mortgage loan documents has occurred or (b) not made immediately available to the related borrower, but instead is forwarded to a cash management account controlled by the
              applicable servicer on behalf of the trust and then applied according to the related mortgage loan documents, which typically contemplate application to sums payable under the related mortgage loan and, in certain transactions, to expenses at the related mortgaged property, with any excess remitted to the related borrower.

         o    Soft, Springing Hard. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the related borrower or the property manager and then forwarded to an account controlled by the applicable servicer on behalf of the trust fund.
              Until the occurrence of certain specified "trigger" events, which typically include an event of default under the mortgage loan, such revenue is forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower.
              Upon the occurrence of such a trigger event, the mortgage loan documents require the related borrower to instruct tenants and other payors to pay directly into an account controlled by the applicable servicer on behalf of the

                                      S-116

              trust fund; the revenue is then applied by the applicable servicer on behalf of the trust fund according to the related mortgage loan documents.

         o    Soft. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the borrower or the property manager and forwarded to an account controlled by the applicable servicer on behalf of the trust fund. The funds are then either made available to the related borrower or are applied by the applicable servicer on behalf of the trust fund according to the related mortgage loan documents.

         o    Springing Hard. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the related borrower or property manager. Upon the occurrence of certain specified "trigger" events, which typically include an event of default under the mortgage loan, the mortgage loan documents contemplate establishment of a hard lockbox and require the related borrower to instruct tenants to pay directly into an account controlled by the applicable servicer on behalf of the trust fund; the revenue is then applied by the applicable servicer on behalf of the trust fund according to the related mortgage loan documents. o None. Revenue from the related mortgaged property is paid to the related borrower and is not subject to a lockbox as of the Issue Date, and no lockbox is contemplated to be established during the mortgage loan term.

         In connection with any hard lockbox, income deposited directly into the related lockbox account may not include amounts paid in cash that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hospitality properties, cash or "over-the-counter" receipts may be deposited into the lockbox account by the property manager. Pooled mortgage loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the trust fund.

         Hazard Insurance.

         See "Servicing of the Mortgage Loans Under the Series 2005-PWR10
Pooling and Servicing Agreement--Maintenance of Insurance" in this prospectus supplement and "Description of the Pooling and Servicing Agreements--Hazard
Insurance Policies" in the accompanying prospectus for a description of the obligations of the master servicers and the special servicer with respect to the enforcement of the obligations of the borrowers under the mortgage loan documents and other matters related to the maintenance of insurance.

         Each borrower under a pooled mortgage loan is required to maintain all insurance required by the terms of the loan documents in the amounts set forth therein, which will be obtained from an insurer meeting the requirements of the loan documents. This includes a fire and hazard insurance policy with extended coverage. Certain mortgage loans may permit the hazard insurance policy to be maintained by a tenant of the mortgaged property, or may permit the borrower or a tenant to self-insure. The coverage of each policy will generally be in an amount, subject to a deductible customary in the related geographic area, that is not less than the lesser of (a) the full replacement cost of the improvements that are security for the subject pooled mortgage loan, with no deduction for depreciation, and (b) the outstanding principal balance owing on that mortgage loan, but in any event, in an amount sufficient to avoid the application of any coinsurance clause.

         If, on the date of origination of a mortgage loan, a material portion of the improvements on a mortgaged property was in an area identified in the
Federal Register by the Federal Emergency Management Agency ("FEMA") as having special flood hazards (and such flood insurance is required by FEMA and has been made available), the loan documents generally require flood insurance meeting the requirements of the current guidelines of the Federal Insurance
Administration in an amount representing coverage of at least the lesser of (a)
the outstanding principal balance of the mortgage loan and (b) the maximum amount of flood insurance available for the mortgaged property permitted by
FEMA.

                                      S-117

         Tenant Matters.

         Described and listed below are special considerations regarding tenants at the mortgaged properties securing the mortgage loans that we intend to include in the trust fund--

         o    Twenty-four (24) of the mortgaged properties, securing 4.2% of the initial mortgage pool balance (and 4.8% of the initial loan group
              1 balance), are either wholly owner-occupied or leased to a single tenant. Additionally, nine (9) other mortgaged properties, representing security for 4.0% of the initial mortgage pool balance (and 4.6% of the initial loan group 1 balance), make up a portion of the collateral for the Oasis Net Leased Portfolio mortgage loan and are single tenant properties leased to various tenants.

         o    Some of the mortgaged properties that are office, industrial or retail properties may have a tenant that has ceased to occupy its space at a mortgaged property but continues to pay rent under its lease.

         o    Certain of the multifamily properties have material tenant concentrations of students or military personnel.

         o    Certain of the multifamily rental properties receive rent
              subsidies from the United States Department of Housing and Urban
              Development under its Section 8 program or otherwise.

         o    There may be several cases in which a particular entity is a tenant at more than one of the mortgaged properties, and although it may not be one of the three largest tenants at any of those properties, it is significant to the success of the properties in the aggregate.

         o    With respect to certain of the mortgage loans, the related borrower has given to certain tenants a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and this provision, if not waived, may impede the mortgagee's ability to sell the related mortgaged property at foreclosure or adversely affect the
              foreclosure proceeds. Generally, these rights do not apply to a transfer arising out of foreclosure or a deed in lieu of
              foreclosure, but the applicable tenant typically retains its right of first refusal following foreclosure or a deed in lieu of foreclosure, and any sale by the lender or other new lender would be subject to such right. In addition, a right of first refusal may be conferred by statute to mobile home owners through their owners' association; however, such right does not apply to a transfer arising out of foreclosure or a deed in lieu of
              foreclosure.

         o    With respect to certain of the mortgage loans, the sole tenant or a significant tenant at the related mortgaged property is
              affiliated with the related borrower.

         o    Included in the mortgaged properties are five (5) medical office properties, identified on Appendix B to this prospectus
              supplement, securing 1.1% of the initial mortgage pool balance
              (and 1.3% of the initial loan group 1 balance). A portion of other mortgaged properties may be utilized as a medical office. The performance of a medical office property may depend on (i) the proximity of such property to a hospital or other health care establishment and (ii) reimbursements for patient fees from private or government-sponsored insurers. Issues related to reimbursement (ranging from non-payment to delays in payment) from such insurers could adversely affect cash flow at such mortgaged property.

ASSESSMENTS OF PROPERTY VALUE AND CONDITION

         Appraisals.

         In connection with the origination of each pooled mortgage loan or in connection with this offering, an appraisal was conducted in respect of the related mortgaged property by an independent appraiser that was state-certified and/or a Member of the Appraisal Institute or an update of an existing appraisal was obtained. In each case, the appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform,
Recovery, and Enforcement Act of 1989, as amended. In general, those

                                      S-118

appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property or that different valuations would not have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. In certain cases, appraisals may reflect "as stabilized" values reflecting certain assumptions such as future construction completion, projected re-tenanting or increased tenant occupancies. The appraisals obtained as described above sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of the mortgaged properties as of the cut-off date is presented in this prospectus supplement for illustrative purposes only. None of these appraisals are more than 12 months old as of the cut-off date, except in the case of one (1) mortgaged property, representing security for 1.5% of the initial mortgage pool balance (and 1.7% of the initial loan group 1 balance), for which the related appraisals are no more than 14 months old as of the cut-off date. See "Risk Factors--Appraisals May Inaccurately Reflect the Value
of the Mortgaged Properties" in this prospectus supplement.

         Environmental Assessments.

         Except for mortgaged properties that are the subject of environmental insurance obtained in lieu of a Phase I environmental site assessment as described under "--Environmental Insurance" below, all of the mortgaged properties securing the pooled mortgage loans have been subject to environmental site assessments by a third-party consultant, or in some cases an update of a previous assessment or transaction screen, in connection with the origination of the pooled mortgage loans. In some cases, a Phase II site assessment was also performed. In certain cases, these environmental assessments revealed conditions that resulted in requirements that the related borrowers establish operations and maintenance plans, monitor the mortgaged property or nearby properties, abate or remediate the condition, and/or provide additional security such as letters of credit, reserves, secured creditor impaired property policy, environmental insurance policy or pollution limited liability environmental impairment policy or environmental indemnification. None of these environmental assessments are more than 12 months old as of the cut-off date, except in the case of three (3) mortgaged properties, representing security for 3.1% of the initial mortgage pool balance (and 3.5% of the initial loan group 1 balance), for which the related environmental assessments are not more than 21 months old as of the cut-off date. See "Risk Factors--Environmental Conditions of the
Mortgaged Properties May Subject the Trust Fund to Liability Under Federal and
State Laws, Reducing the Value and Cash Flow of the Mortgaged Properties, Which
May Result in Reduced Payments on Your Offered Certificates" in this prospectus supplement.

         Property Condition Assessments.

         In general, a licensed engineer, architect or consultant inspected the related mortgaged property, in connection with the origination of each of the pooled mortgage loans or in connection with this offering, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties and properties for which the borrower's interest consists of a fee interest solely on the land and not any improvements, for the mortgaged properties in connection with the origination of the related pooled mortgage loan or in connection with this offering. None of these engineering reports are more than 12 months old as of the cut-off date, except in the case of five (5)
mortgaged properties, representing security for 3.4% of the initial mortgage pool balance (and 3.9% of the initial loan group 1 balance), for which the related engineering reports are not more than 36 months old as of the cut-off date. See "Risk Factors--Property Inspections and Engineering Reports May Not
Reflect All Conditions That Require Repair on a Mortgaged Property" in this prospectus supplement. In certain cases where material deficiencies were noted
in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

         Seismic Review Process.

         In general, the underwriting guidelines applicable to the origination of the pooled mortgage loans required that prospective borrowers seeking loans secured by properties located in California and areas of other states where seismic risk is deemed material obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of probable maximum loss ("PML") in an earthquake scenario. Generally, any of the pooled mortgage loans as to which the property was estimated to have PML in excess of 20% of the estimated replacement cost, or, in some cases, an estimate of probable loss in excess of 20%, would either be subject to a lower loan-to-value limit at origination, be

                                      S-119

conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting) or be conditioned on satisfactory earthquake insurance.

         Zoning and Building Code Compliance.

         Each mortgage loan seller took steps to establish that the use and operation of the mortgaged properties that represent security for its pooled mortgage loans, at their respective dates of origination, were in compliance in all material respects with, or were legally existing non-conforming uses or structures under, applicable zoning, land-use and similar laws and ordinances, but we cannot assure you that such steps revealed all possible violations.
Evidence of such compliance may have been in the form of legal opinions, zoning consultants reports, confirmations from government officials, title insurance endorsements, survey endorsements and/or representations by the related borrower contained in the related mortgage loan documents. Violations may be known to exist at any particular mortgaged property, but the related mortgage loan seller has informed us that it does not consider any such violations known to it to be material.

         Environmental Insurance.

         Thirty-four (34) mortgaged properties, securing 3.3% of the initial mortgage pool balance (which pooled mortgage loans consist of 31 pooled mortgage loans in loan group 1, representing 3.4% of the initial loan group 1 balance, and 3 pooled mortgage loans in loan group 2, representing 2.7% of the initial loan group 2 balance), are each the subject of a group secured creditor impaired property policy or an individual secured creditor impaired property policy, environmental insurance policy or pollution limited liability environmental impairment policy. In the case of each of these policies, the insurance was obtained to provide coverage for certain losses that may arise from certain known or suspected adverse environmental conditions that exist or may arise at the related mortgaged property or was obtained in lieu of a Phase I environmental site assessment, in lieu of a recommended or required Phase II environmental site assessment or in lieu of an environmental indemnity from a borrower principal or a high net-worth entity. These policies will be assigned to the trust. The premiums for these policies have been or, as of the date of initial issuance of the series 2005-PWR10 certificates, will have been paid in full.

         In general, each of the secured creditor impaired property, environmental insurance or pollution limited liability environmental impairment policies referred to above provides coverage with respect to the subject pooled mortgage loans for one or more of the following losses, subject to the coverage limits discussed below, and further subject to each policy's conditions and exclusions:

         o    if during the term of a policy, a borrower defaults under its mortgage loan and adverse environmental conditions exist at levels above legal limits on the related underlying real property, the insurer will indemnify the insured for the outstanding principal balance of the related mortgage loan on the date of the default, together with accrued interest from the date of default until the date that the outstanding principal balance is paid; or

         o    if the insured becomes legally obligated to pay as a result of a claim first made against the insured and reported to the insurer during the term of a policy, for bodily injury, property damage or clean-up costs resulting from adverse environmental conditions on, under or emanating from an underlying real property, the insurer will pay the lesser of a specified amount and the amount of that claim; and/or

         o    if the insured enforces the related mortgage, the insurer will thereafter pay the lesser of a specified amount and the amount of the legally required clean-up costs for adverse environmental conditions at levels above legal limits which exist on or under the acquired underlying real property, provided that the
              appropriate party reported those conditions to the government in accordance with applicable law.

         The secured creditor impaired property, environmental insurance and pollution limited liability impairment environmental policies do not cover adverse environmental conditions that the insured first became aware of before the term of the policy unless those conditions were disclosed to the insurer before the policy was issued. The policies also do not insure against any liability resulting from the presence of asbestos containing materials, radon gas or lead paint. However, property condition assessments or engineering surveys were conducted for the mortgaged properties covered by the policies. If the related report disclosed the existence of material amounts of lead based paint, asbestos containing materials or radon

                                      S-120

gas affecting such a mortgaged property, the related borrower was required to remediate the condition before the closing of the related pooled mortgage loan, establish a reserve from loan proceeds in an amount considered sufficient by the mortgage loan seller or agree to establish an operations and maintenance plan.

         The secured creditor impaired property, environmental insurance and pollution limited liability environmental policies may contain additional limitations and exclusions, such as an exclusion from coverage for mold and other microbial contamination, and a limitation that coverage be limited to the lesser of the outstanding loan balance or post-foreclosure cleanup cost, further subject to policy limits.
         The group secured creditor impaired property policy generally requires that the appropriate party associated with the trust report a claim during the term of the policy, which generally extends five years beyond the term of each covered mortgage loan. No individual claim under the group policy may exceed
$5,000,000.

         There is no deductible under the secured creditor impaired property, environmental insurance and pollution limited liability impairment environmental policies.

         In general, the applicable master servicer will be required to report any claims of which it is aware that arise under a secured credit impaired property, environmental insurance or pollution limited liability impairment environmental policy relating to a mortgage loan while that loan is not a specially serviced mortgage loan and the special servicer will be required to report any claims of which it is aware that arise under the policy while that loan is a specially serviced mortgage loan or the related mortgaged property has become an REO property.

         Each insurance policy referred to above has been issued or, as of the date of initial issuance of the series 2005-PWR10 certificates, will have been issued.

ADDITIONAL MORTGAGE LOAN INFORMATION

         Each of the tables presented in Appendix A to this prospectus supplement sets forth selected characteristics of the mortgage pool presented, where applicable, as of the cut-off date. For a detailed presentation of certain of the characteristics of the pooled mortgage loans and the related mortgaged properties, on an individual basis, see Appendix B and Appendix C to this prospectus supplement, and for a brief summary of the ten (10) largest mortgage loans or groups of cross-collateralized loans in the mortgage pool, see Appendix
D to this prospectus supplement. Additional information regarding the pooled mortgage loans is contained (a) in this prospectus supplement under "Risk
Factors" and elsewhere in this "Description of the Mortgage Pool" section and
(b) under "Legal Aspects of Mortgage Loans" in the accompanying prospectus.

         For purposes of the tables in Appendix A and for the information presented in Appendix B, Appendix C and Appendix D:

         (1)  References to "DSCR" are references to "Debt Service Coverage
              Ratios". In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to
              (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property's ability to service the mortgage debt over the entire remaining loan term. For purposes of this
              prospectus supplement (unless specifically stated otherwise), including for the tables in Appendix A and the information presented in Appendix B, Appendix C and Appendix D, the "Debt
              Service Coverage Ratio" or "DSCR" for any pooled mortgage loan is calculated pursuant to the definition thereof under the "Glossary"
              in this prospectus supplement. The debt service coverage ratio information presented in this prospectus supplement with respect to each pooled mortgage loan included in a Mortgage Loan Group reflects the debt service payable under that pooled mortgage loan and, if that Mortgage Loan Group also includes one or more
              Non-Pooled Pari Passu Companion Loans, the debt service payable under those Non-Pooled Pari Passu Companion Loans, but in any case does not reflect the debt service payable on any related

                                      S-121

              Non-Pooled Subordinate Loan. The debt service coverage ratio information for the pooled mortgage loans contained in any group of cross-collateralized pooled mortgage loans is calculated on the basis of the aggregate cash flow generated by all the mortgaged properties securing the group and the aggregate debt service payable under all of those pooled mortgage loans.

              In connection with the calculation of DSCR, in determining
              Underwritten Net Cash Flow for a mortgaged property, the
              applicable mortgage loan seller relied on rent rolls and other generally unaudited financial information provided by the
              respective borrowers and calculated stabilized estimates of cash flow that took into consideration historical financial statements, material changes in the operating position of the mortgaged property of which the mortgage loan seller was aware (e.g., new signed leases or end of "free rent" periods and market data), and estimated capital expenditures, leasing commissions and tenant improvement reserves. The applicable mortgage loan seller made changes to operating statements and operating information obtained from the respective borrowers, resulting in either an increase or decrease in the estimate of Underwritten Net Cash Flow derived therefrom, based upon the mortgage loan seller's evaluation of such operating statements and operating information and the assumptions applied by the respective borrowers in preparing such statements and information. In most cases, the relevant borrower supplied "trailing-12 months" income and/or expense information or the most recent operating statements or rent rolls were utilized.
              In some cases, partial year operating income data was annualized, with certain adjustments for items deemed not appropriate to be annualized. In some instances, historical expenses were inflated.
              For purposes of calculating Underwritten Net Cash Flow for pooled mortgage loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was
              significantly higher than the market rent for similar properties.

              Historical operating results may not be available for some of the pooled mortgage loans which are secured by mortgaged properties with newly constructed improvements, mortgaged properties with triple net leases, mortgaged properties that have recently undergone substantial renovations and newly acquired mortgaged properties. In such cases, items of revenue and expense used in calculating Underwritten Net Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants or from other borrower-supplied information. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the applicable mortgage loan seller in
              determining the presented operating information.

              The Debt Service Coverage Ratios are presented in this prospectus supplement for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a mortgaged property to generate sufficient cash flow to repay the related mortgage loan.
              Accordingly, no assurance can be given, and no representation is made, that the Debt Service Coverage Ratios accurately reflect that ability.

         (2)  References in the tables to "Cut-off Date LTV" are references to
              "Cut-off Date Loan-to-Value Ratio", references to "Balloon LTV"
              are references to "LTV Ratio at Maturity" and references to
              "Remaining Term" are references to "Stated Remaining Term to
              Maturity or ARD". For purposes of this prospectus supplement
              (unless specifically stated otherwise), including for the tables in Appendix A and the information presented in Appendix B,
              Appendix C and Appendix D, the "Cut-off Date Loan-to-Value Ratio",
              "LTV Ratio at Maturity" or "Stated Remaining Term to Maturity or
              ARD" for any mortgage loan is calculated pursuant to the
              definition thereof under the "Glossary" in this prospectus supplement. The loan-to-value ratio information presented in this prospectus supplement with respect to each pooled mortgage loan included in a Mortgage Loan Group reflects the indebtedness under that pooled mortgage loan and, if that Mortgage Loan Group also includes one or more Non-Pooled Pari Passu Companion Loans, the indebtedness under those Non-Pooled Pari Passu Companion Loans, but in any case does not reflect the indebtedness under any related Non-Pooled Subordinate Loan. The loan-to-value ratio information for the pooled mortgage loans contained in any group of cross-collateralized pooled mortgage loans is calculated on the basis of the aggregate indebtedness under all of those pooled mortgage loans and the aggregate value of all the mortgaged properties securing the group.

                                      S-122

              The value of the related mortgaged property or properties for purposes of determining the Cut-off Date LTV are each based on the appraisals described above under "--Assessments of Property Value and Condition--Appraisals".

              No representation is made that any such value would approximate either the value that would be determined in a current appraisal of the related mortgaged property or the amount that would be realized upon a sale.

         (3)  The loan per net rentable square foot or unit, as applicable, information presented in this prospectus supplement with respect to each pooled mortgage loan included in a Mortgage Loan Group reflects the indebtedness under that pooled mortgage loan and, if that Mortgage Loan Group also includes one or more Non-Pooled Pari
              Passu Companion Loans, the indebtedness under those Non-Pooled
              Pari Passu Companion Loans, but in any case does not reflect the indebtedness under any related Non-Pooled Subordinate. Loan per net rentable area or unit for the pooled mortgage loans in any group of cross-collateralized pooled mortgage loans is calculated on the basis of the aggregate indebtedness under the group and the aggregate net rentable area or units at all the mortgaged
              properties securing the group.

         (4)  You should review the notes to Appendix B to this prospectus supplement for information regarding certain loan-specific adjustments regarding the calculation of debt service coverage ratio information, loan-to-value ratio information and/or loan per net rentable square foot or unit with respect to certain of the pooled mortgage loans.

         (5)  References to "weighted averages" of the pooled mortgage loans in the mortgage pool or any particular sub-group of the pooled mortgage loans are references to averages weighted on the basis of the cut-off date principal balances of the pooled mortgage loans in the mortgage pool or that sub-group, as the case may be.

         (6)  If we present a debt rating for some tenants and not others in the tables, you should assume that the other tenants are not rated and/or have below-investment grade ratings. Presentation of a tenant rating should not be construed as a statement that the relevant tenant will perform or be able to perform its obligations under the related lease.

         (7)  We present maturity and anticipated repayment dates and original and remaining terms for the pooled mortgage loans based on the assumption that scheduled monthly debt service payments, including balloon payments, will be distributed to investors in the
              respective months in which those payments are due.

          The sum in any column of any of the tables in Appendix A may not equal the indicated total due to rounding.

         Generally, the loan documents with respect to the mortgage loans require the borrowers to provide the related lender (such as the trust) with annual operating statements and rent rolls.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

         The foregoing description of the mortgage pool and the corresponding mortgaged properties is based upon scheduled principal payments due on the pooled mortgage loans on or before the cut-off date. Before the Issue Date, one or more pooled mortgage loans may be removed from the mortgage pool if we deem the removal necessary or appropriate or if those mortgage loans are prepaid. A limited number of other mortgage loans may be included in the mortgage pool before the Issue Date, unless including those mortgage loans would materially alter the characteristics of the mortgage pool, as described in this prospectus supplement. Accordingly, the characteristics of the mortgage loans constituting the mortgage pool at the time of initial issuance of the offered certificates may vary from those described in this prospectus supplement.

THE MORTGAGE LOAN SELLERS

         General. We did not originate any of the mortgage loans that we intend to include in the trust fund. We will acquire those mortgage loans directly from
Bear Stearns Commercial Mortgage, Inc., Prudential Mortgage Capital Funding,
LLC, Principal Commercial Funding, LLC , Wells Fargo Bank, National Association
and Nationwide Life Insurance Company on the Issue Date. See the table titled
"Mortgage Loan Sellers" on Appendix A to this prospectus supplement.

                                      S-123

         Wells Fargo Bank, National Association. A description of WFB is set forth under "Servicing of the Mortgage Loans Under the Series 2005-PWR10 Pooling
and Servicing Agreement--The Initial Master Servicers, the Initial Special
Servicer and the Initial Primary Servicers--Wells Fargo Bank, National
Association" in this prospectus supplement. WFB originated and underwrote all of the pooled mortgage loans it is selling to us for deposit into the trust fund.
WFB is also one of the master servicers and the certificate administrator under the series 2005-PWR10 pooling and servicing agreement.

         Bear Stearns Commercial Mortgage, Inc. BSCMI is a wholly-owned subsidiary of The Bear Stearns Companies Inc., a New York corporation and an affiliate of the Depositor and Bear, Stearns & Co. Inc., one of the
underwriters. BSCMI originated and underwrote all of the pooled mortgage loans it sold to us for deposit into the trust fund. The principal offices of BSCMI are located at 383 Madison Avenue, New York, New York 10179.

         Prudential Mortgage Capital Funding, LLC/Prudential Mortgage Capital
Company, LLC. PMCF is a limited liability company organized under the laws of the State of Delaware. PMCF is a wholly-owned, limited purpose, subsidiary of
PMCC, which is a real estate financial services company which originates commercial and multifamily real estate loans throughout the United States. PMCF was organized for the purpose of acquiring loans originated by PMCC and holding them pending securitization or other disposition. PMCC has primary offices in
Atlanta, Chicago, San Francisco and Newark, New Jersey. The principal offices of
PMCC are located at 4 Gateway Center, 8th Floor, 100 Mulberry Street, Newark,
New Jersey 07102. The pooled mortgage loans for which PMCF is the applicable mortgage loan seller were originated by PMCC (or a wholly-owned subsidiary of
PMCC). Prudential Asset Resources, Inc., an affiliate of PMCF and PMCC, is one of the master servicers under the series 2005-PWR10 pooling and servicing agreement.

         Nationwide Life Insurance Company. Nationwide Life Insurance Company
("Nationwide Life") is a leading provider of long-term savings and retirement products in the United States. Nationwide Life is a wholly-owned subsidiary of
Nationwide Financial Services, Inc. ("Nationwide Financial"), a large diversified financial and insurance services provider in the United States with assets of approximately $117.4 billion (unaudited) at September 30, 2005.
Nationwide Financial's real estate investment department originated approximately $2.1 billion and $2.5 billion in commercial mortgage loans in the first nine months of 2005 and all of 2004, respectively, and has averaged over
$2.0 billion in commercial mortgage loan originations per year over the past four years. Nationwide Financial currently manages over $11 billion of mortgage loans for Nationwide Life and its affiliates, and for other third parties.
Nationwide Financial's real estate investment department originated all of the pooled mortgage loans that Nationwide Life is selling to us for deposit into the trust fund and Nationwide Life is the primary servicer for the applicable master servicer of those pooled mortgage loans. Nationwide Life has financial strength ratings of "Aa3", "AA-" and "A+" from Moody's, S&P and A.M. Best, respectively.

         Principal Commercial Funding, LLC. PCF is a wholly owned subsidiary of
Principal Global Investors, LLC which is a wholly owned subsidiary of Principal
Life Insurance Company. PCF was formed as a Delaware limited liability company to originate and acquire loans secured by commercial and multifamily real estate. Each of the PCF loans was originated and underwritten by PCF and/or its affiliates. The offices of PCF are located at 801 Grand Avenue, Des Moines, Iowa
50392.

         The information set forth in this prospectus supplement regarding the mortgage loan sellers has, in each case, been provided by the party. Neither we nor the underwriters make any representation or warranty as to the accuracy or completeness of that information.

ASSIGNMENT OF THE POOLED MORTGAGE LOANS

         On or before the Issue Date, the mortgage loan sellers will transfer to us those mortgage loans that are to be included in the trust fund, and we will transfer to the trust fund all of those mortgage loans. In each case, the transferor will assign the mortgage loans, without recourse, to the trustee, except as described in the next succeeding paragraph. See the section of the accompanying prospectus titled "Description of the Pooling and Servicing
Agreements--Assignment of Mortgage Loans; Repurchases". Notwithstanding the
provisions described in that section, with respect to The Westin Copley Place
Pooled Mortgage Loan, the related mortgage loan documents and instruments of assignments have been or will be delivered to the trustee under the Non-Trust
Servicing Agreement (and photocopies thereof generally will be delivered to the series 2005-PWR10 trustee) other than the original mortgage note, which will be delivered to the series 2005-PWR10 trustee.

                                      S-124

         With respect to any mortgage for which the related assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements has been recorded in the name of Mortgage Electronic
Registration Systems, Inc. ("MERS") or its designee, no assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements in favor of the trustee will be required to be prepared or delivered and, instead, the applicable master servicer, at the direction of the related mortgage loan seller, will take all actions as are necessary to cause the trustee on behalf of the trust fund to be shown as, and the trustee will take all actions necessary to confirm that the trustee on behalf of the trust fund is shown as, the owner of the related pooled mortgage loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. The trustee will include the foregoing confirmation in any certification required to be delivered by the trustee after the issue date pursuant to the series 2005-PWR10 pooling and servicing agreement.

         If--

         o    any of the documents required to be delivered by a mortgage loan seller to the trustee is not delivered or is otherwise defective,
              and

         o    that omission or defect materially and adversely affects the interests of the series 2005-PWR10 certificateholders, or any of them, with respect to the subject loan, including, but not limited to, a material and adverse effect on any of the payments payable with respect to any of the series 2005-PWR10 certificates or on the value of those certificates,

then the omission or defect will constitute a material document defect. The series 2005-PWR10 pooling and servicing agreement may provide that the absence of select mortgage loan documents is deemed to be a material document defect.
The rights of the series 2005-PWR10 certificateholders, or of the trustee on their behalf, against the applicable mortgage loan seller with respect to any material document defect are described under "--Cures, Repurchases and
Substitutions" below.

         The series 2005-PWR10 pooling and servicing agreement requires that, unless recorded in the name of MERS, the assignments in favor of the trustee with respect to each pooled mortgage loan be submitted for recording in the real property records or filing with the Secretary of State, as applicable, of the appropriate jurisdictions within a specified number of days following the delivery at the expense of the related mortgage loan seller.

REPRESENTATIONS AND WARRANTIES

         As of the Issue Date, each mortgage loan seller will make, with respect to each of the pooled mortgage loans sold to us by that mortgage loan seller, specific representations and warranties generally to the effect that, subject to certain exceptions contained in the applicable mortgage loan purchase agreement:

         o    The information relating to the mortgage loan set forth in the loan schedule attached to the mortgage loan purchase agreement, will be true and correct in all material respects as of the cut-off date. That information will include select items of information included on Appendix B to this prospectus supplement, including--

              1.    the identification of the related mortgaged property,

              2.    the cut-off date principal balance of the mortgage loan,

              3.    the amount of the monthly debt service payment,

              4.    the mortgage interest rate, and

              5.    the maturity date and the original and remaining term to
                    stated maturity (or, in the case of an ARD Loan, the
                    anticipated repayment date and the original and remaining
                    term to that date).

         o    Immediately prior to its transfer and assignment of the related pooled mortgage loan, the mortgage loan seller had good title to, and was the sole owner of, the mortgage loan.

                                      S-125

         o    Except as otherwise described under "--Certain Characteristics of the Mortgage Pool--Pari Passu, Subordinate and Other Financing"
              above, the related mortgage instrument is a valid and, subject to the exceptions in the next bullet, enforceable first priority lien
              (or, in the case of the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Rushville Plaza, a second priority lien) upon the corresponding mortgaged property, free and clear of all liens and encumbrances other than Permitted Encumbrances.

         o    The promissory note, the mortgage instrument and each other agreement executed by or on behalf of the related borrower in connection with the mortgage loan is the legal, valid and binding obligation of the related borrower, subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation. In addition, each of the foregoing agreements is enforceable against the maker in accordance with its terms, except as enforcement may be limited by (1) bankruptcy, insolvency, fraudulent transfer, reorganization or other similar laws
              affecting the enforcement of creditors' rights generally and (2)
              general principles of equity, and except that certain provisions in those agreements may be further limited or rendered
              unenforceable by applicable law, but, subject to the limitations set forth in the foregoing clauses (1) and (2), those limitations or that unenforceability will not render those loan documents invalid as a whole or substantially interfere with the mortgagee's realization of the principal benefits and/or security provided thereby.

         o    The mortgage loan seller has no knowledge of any proceeding pending or any written notice of any proceeding threatened for the condemnation of all or any material portion of the mortgaged property securing any pooled mortgage loan.

         o    There exists an American Land Title Association or comparable form of lender's title insurance policy, as approved for use in the applicable jurisdiction (or, if the title policy has yet to be issued, a pro forma policy or marked up title insurance commitment or a preliminary title policy with escrow instructions binding on the issuer), on which the required premium has been paid, insuring that the related mortgage is a valid first priority lien (or, in the case of the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as
              Rushville Plaza, a second priority lien) of the related mortgage instrument in the original principal amount of the mortgage loan after all advances of principal, subject only to--

              1.    Permitted Encumbrances, and

              2.    the discussion under "Certain Characteristics of the
                    Mortgage Pool--Pari Passu, Subordinate and Other Financing"
                    above.

         o    The proceeds of the pooled mortgage loan have been fully
              disbursed, except in those cases where the full amount of the pooled mortgage loan has been made but a portion of the proceeds is being held in escrow or reserve accounts pending satisfaction of conditions relating to leasing, repairs and other matters with respect to the related mortgaged property, and there is no requirement for future advances under the pooled mortgage loan.

         o    If the related mortgage instrument is a deed of trust, a trustee, duly qualified under applicable law to serve as such, has either been properly designated and currently so serves or may be substituted in accordance with the mortgage and applicable law.

         o    Except as identified in the engineering report obtained in connection with the origination of the mortgage loan, the related mortgaged property is to the applicable mortgage loan seller's knowledge, free and clear of any damage that would materially and adversely affect its value as security for the mortgage loan
              (except in any such case where (1) an escrow of funds or insurance coverage or a letter of credit exists in an amount reasonably estimated to be sufficient to effect the necessary repairs and maintenance or (2) such repairs and maintenance have been
              completed or are required to be completed).

                                      S-126

         The mortgage loan purchase agreements will set forth additional representations and warranties to be made by each mortgage loan seller.

         The representations and warranties made by each mortgage loan seller as described above will be assigned by us to the trustee under the series
2005-PWR10 pooling and servicing agreement. If--

         o    there exists a breach of any of the above-described
              representations and warranties made by a mortgage loan seller, and

         o    that breach materially and adversely affects the interests of the series 2005-PWR10 certificateholders, or any of them, with respect to the subject loan, including, but not limited to, a material and adverse effect on any of the payments payable with respect to any of the series 2005-PWR10 certificates or on the value of those certificates,

then that breach will be a material breach of the representation and warranty.
The rights of the series 2005-PWR10 certificateholders, or of the trustee on their behalf, against the applicable mortgage loan seller with respect to any material breach are described under "--Cures, Repurchases and Substitutions"
below.

CURES, REPURCHASES AND SUBSTITUTIONS

         If there exists a material breach of any of the representations and warranties made by a mortgage loan seller with respect to any of the mortgage loans sold to us by that mortgage loan seller, as discussed under
"--Representations and Warranties" above, or a material document defect with respect to any of those mortgage loans, as discussed under "--Assignment of the
Pooled Mortgage Loans" above, then the applicable mortgage loan seller will be required to take one of the following courses of action:

         o    cure the material breach or the material document defect in all material respects;

         o    repurchase the affected pooled mortgage loan at the applicable
              Purchase Price; or

         o    prior to the second anniversary of the date of initial issuance of the offered certificates, so long as it does not result in a qualification, downgrade or withdrawal of any rating assigned by
              Fitch and S&P to the series 2005-PWR10 certificates, as confirmed in writing by each of those rating agencies, replace the affected pooled mortgage loan with a substitute mortgage loan that--

              1.    has comparable payment terms to those of the pooled mortgage loan that is being replaced, and

              2.    is acceptable to the series 2005-PWR10 controlling class
                    representative.

         If the applicable mortgage loan seller replaces one pooled mortgage loan with another mortgage loan, as described in the third bullet of the preceding paragraph, then it will be required to pay to the trust fund the amount, if any, by which--

         o    the Purchase Price, exceeds

         o    the Stated Principal Balance of the substitute mortgage loan as of the date it is added to the trust.

         The time period within which the applicable mortgage loan seller must complete the remedy, repurchase or substitution described in the second preceding paragraph, will generally be limited to 90 days following the earlier of its discovery or receipt of notice of the material breach or material document defect, as the case may be. However, in most cases, if the mortgage loan seller is diligently attempting to correct the problem, then it will be entitled to an additional 90 days to complete that remedy, repurchase or substitution.

         If a pooled mortgage loan as to which a material document defect or material breach of representation exists is to be repurchased or replaced as described above, the pooled mortgage loan is part of a group of cross-collateralized pooled

                                      S-127

mortgage loans and the applicable document defect or breach does not constitute a material document defect or material breach, as the case may be, as to the other pooled mortgage loans that are part of that group (without regard to this paragraph), then the applicable document defect or breach will be deemed to constitute a material document defect or material breach as to each such other loan in the group for purposes of the above provisions, and the related mortgage loan seller will be obligated to repurchase or replace each such other loan in accordance with the provisions described above unless, in the case of such breach or document defect, the following conditions are satisfied:

         o    the mortgage loan seller (at its expense) delivers or causes to be delivered to the trustee an opinion of counsel to the effect that its repurchase of only those pooled mortgage loans affected by the material defect or breach (without regard to the provisions of this paragraph) will not result in an adverse REMIC or grantor trust event under the pooling and servicing agreement, and

         o    both of the following conditions would be satisfied if the mortgage loan seller were to repurchase or replace only those affected pooled mortgage loans (and not the other loans in the group):

              o    the debt service coverage ratio for all those other loans
                   (excluding the affected loan(s)) for the four calendar
                   quarters immediately preceding the repurchase or replacement is not less than the least of (A) 0.10x below the debt
                   service coverage ratio for the group (including the affected loans set forth in Appendix B to this prospectus supplement,
                   (B) the debt service coverage ratio for the group (including the affected loans) for the four preceding calendar quarters preceding the repurchase or replacement and (C) 1.25x; and

              o    the loan-to-value ratio for the other loans in the group is not greater than the greatest of (A) the loan-to-value ratio for the group (including the affected loan(s)) set forth in
                   Appendix B to this prospectus supplement plus 10%, (B) the loan-to-value ratio for the group (including the affected
                   loan(s)) at the time of repurchase or replacement, and (C)
                   75%.

         The cure/repurchase/substitution obligations of each of the mortgage loan sellers, as described above, will constitute the sole remedy available to the series 2005-PWR10 certificateholders in connection with a material breach of any of the representations and warranties made by that mortgage loan seller or a material document defect, in any event with respect to a mortgage loan in the trust fund.

         No person other than the related mortgage loan seller will be obligated to perform the obligations of that mortgage loan seller if it fails to perform its cure/repurchase/substitution or other remedial obligations.

         A mortgage loan seller may have only limited assets with which to fulfill any obligations on its part that may arise as a result of a material document defect or a material breach of any of the mortgage loan seller's representations or warranties. We cannot assure you that a mortgage loan seller has or will have sufficient assets with which to fulfill any obligations on its part that may arise.

         Expenses incurred by the applicable master servicer, the special servicer and the trustee with respect to enforcing any such obligation will be borne by the applicable mortgage loan seller, or if not, will be reimbursable out of one of the collection accounts to be maintained by the master servicers.

           SERVICING OF THE MORTGAGE LOANS UNDER THE SERIES 2005-PWR10
                         POOLING AND SERVICING AGREEMENT

GENERAL

         The servicing and administration of the mortgage loans and any REO
Properties in the trust fund (other than The Westin Copley Place Pooled Mortgage
Loan) will be governed by the series 2005-PWR10 pooling and servicing agreement.
In this "Servicing of the Mortgage Loans Under the Series 2005-PWR10 Pooling and
Servicing Agreement" section, we describe some of the provisions of the series
2005-PWR10 pooling and servicing agreement relating to the servicing and administration of the mortgage loans and REO Properties subject thereto. You should refer to the accompanying prospectus, in particular the section captioned
"Description of the Pooling and Servicing Agreements", for additional important

                                      S-128

information regarding provisions of the series 2005-PWR10 pooling and servicing agreement that relate to the rights and obligations of the master servicers and the special servicer.

         The Westin Copley Place Pooled Mortgage Loan, which is the
Non-Trust-Serviced Pooled Mortgage Loan, is and will continue to be serviced and administered under the Non-Trust Servicing Agreement. See "Intercreditor and
Servicing Arrangements Regarding the Non-Trust-Serviced Pooled Mortgage Loan--
The Westin Copley Place" in this prospectus supplement. The servicing provisions of the Non-Trust Servicing Agreement are similar, though not identical to, those of the series 2005-PWR10 pooling and servicing agreement.

         The master servicers and the special servicer will each be responsible for servicing and administering the mortgage loans and any REO Properties (other than the Non-Trust-Serviced Pooled Mortgage Loan and any related REO Property)
for which it is responsible, directly or through the primary servicers or sub-servicers, in accordance with the Servicing Standard.

         In general, subject to the more specific discussions in the other subsections of this "Servicing of the Mortgage Loans Under the Series 2005-PWR10
Pooling and Servicing Agreement" section, each master servicer will be responsible for the servicing and administration of--

         o    all mortgage loans (other than the Non-Trust-Serviced Pooled
              Mortgage Loan) as to which it is the applicable master servicer and no Servicing Transfer Event has occurred, and

         o    all worked-out mortgage loans (other than the Non-Trust-Serviced
              Pooled Mortgage Loan) as to which it is the applicable master servicer and no new Servicing Transfer Event has occurred.

         If a Servicing Transfer Event occurs with respect to any such mortgage loan, that mortgage loan will not be considered to be "worked-out" until all applicable Servicing Transfer Events with respect to such mortgage loan have ceased to exist as contemplated by the definition of "Servicing Transfer Event"
in the glossary to this prospectus supplement.

         The special servicer, on the other hand, will generally be responsible for the servicing and administration of each mortgage loan (other than the
Non-Trust-Serviced Pooled Mortgage Loan) as to which a Servicing Transfer Event has occurred and is continuing. The special servicer will also be responsible for the administration of each REO Property (other than, if applicable, any REO
Property related to the Non-Trust-Serviced Pooled Mortgage Loan).

         The applicable master servicer will transfer servicing of a mortgage loan to the special servicer upon the occurrence of a Servicing Transfer Event with respect to that mortgage loan. The special servicer will return the servicing of that mortgage loan to the applicable master servicer, and that mortgage loan will be considered to have been worked-out, if and when all
Servicing Transfer Events with respect to that mortgage loan cease to exist.
Notwithstanding the transfer of the servicing of any pooled mortgage loan to the special servicer, the applicable master servicer will continue to be responsible for providing various reports to the certificate administrator and/or the trustee, making any required monthly debt service advances (including, if applicable, with respect to the Non-Trust-Serviced Pooled Mortgage Loan or any
REO Property related thereto) and making any required servicing advances with respect to any specially serviced mortgage loans and REO Properties (other than, except to the limited extent described herein, the Non-Trust-Serviced Pooled
Mortgage Loan or any REO Property related thereto) as to which it is the applicable master servicer.

         None of the master servicers or special servicer will have responsibility for the performance by any other master servicer or special servicer of its respective obligations and duties under the series 2005-PWR10 pooling and servicing agreement, unless the same party acts in all or any two such capacities.

         In the case of the pooled mortgage loans sold by Principal Commercial
Funding, LLC and Nationwide Life to us for deposit into the trust fund, the applicable master servicer will perform most of its duties through Principal
Global Investors, LLC and Nationwide Life, respectively, as the related primary servicer, which cannot be terminated, including by a successor to the master servicer, except for cause. In the case of a number of other pooled mortgage loans, it is expected that the applicable master servicer may engage one or more sub-servicers whose rights to receive a specified subservicing fee cannot be terminated (except for cause), including by a successor master servicer.
Notwithstanding the appointment of those primary servicers or those sub-servicers, the applicable master servicer will remain obligated and liable to the trustee and the certificateholders for the performance of its obligations and duties under the series 2005-PWR10 pooling and servicing

                                      S-129

agreement to the same extent and under the same terms and conditions as if it alone were servicing and administering the related pooled mortgage loans.
Without limiting the preceding statement, the parties to the series 2005-PWR10 pooling and servicing agreement will be required to accept the performance by the primary servicers of the loan servicing duties for which the applicable master servicer is responsible under the series 2005-PWR10 pooling and servicing agreement.

         For as long as any pooled mortgage loan included in a Trust-Serviced
Mortgage Loan Group, or any related REO Property, is part of the trust fund, the applicable master servicer and, if and when necessary, the special servicer will be responsible for servicing and administering and will otherwise have duties to the holders of the related Trust-Serviced Non-Pooled Mortgage Loan, including any such holders under the applicable pooling and servicing agreements in future securitizations. The servicing and administration of the Trust-Serviced Mortgage
Loan Groups and any related REO Property are to be conducted for the benefit of the series 2005-PWR10 certificateholders and the holder of the related
Trust-Serviced Non-Pooled Mortgage Loan, as a collective whole. The
Trust-Serviced Non-Pooled Mortgage Loans will not be part of the trust fund.

         Although the Non-Trust-Serviced Pooled Mortgage Loan is not serviced under the series 2005-PWR10 pooling and servicing agreement, the applicable master servicer will be required to make any advances of delinquent monthly debt service payments as described under "Description of the Offered Certificates --
Advances of Delinquent Monthly Debt Service Payments" and perform other limited services.

         If the series 2005-PWR10 trustee is requested to consent to any loan-level action in its capacity as holder of the Non-Trust-Serviced Pooled
Mortgage Loan under the related intercreditor agreement or the Non-Trust
Servicing Agreement, then the trustee will be prohibited from granting such consent unless the series 2005-PWR10 special servicer directs it to grant such consent and, in some circumstances, the special servicer has received written confirmation from each of Fitch and S&P to the effect that the consent would not result in a qualification, downgrade or withdrawal on a rating with respect to any class of certificates. If the trustee receives actual notice of a default or event of default by any party under the Non-Trust Servicing Agreement, then the trustee generally will be required to seek instructions from the series
2005-PWR10 controlling class representative and act in accordance with those instructions, except that the trustee must ignore instructions that would cause the trustee to violate applicable law or any other provision of the series
2005-PWR10 pooling and servicing agreement. In addition, the trustee will be prohibited from granting a consent or approval to any proposed modification, waiver or amendment of the Non-Trust Servicing Agreement and/or The Westin
Copley Place Intercreditor Agreement, or to any proposed adoption of a successor servicing agreement to or a change in servicer under the Non-Trust Servicing
Agreement, unless the trustee receives the consent of the applicable series
2005-PWR10 master servicer and the series 2005-PWR10 controlling class representative and a written confirmation from each of Fitch and S&P to the effect that the consent would not result in a qualification, downgrade or withdrawal on a rating with respect to any class of certificates, and any such confirmation will be at the expense of the trust fund unless it is paid by another person.

         The section in the accompanying prospectus entitled "Description of the
Pooling and Servicing Agreements--Some Matters Regarding the Servicer and the
Depositor" discusses how each master servicer and the special servicer may resign or assign its obligations under the series 2005-PWR10 pooling and servicing agreement.

THE INITIAL MASTER SERVICERS, THE INITIAL SPECIAL SERVICER AND THE INITIAL
PRIMARY SERVICERS

         General. Prudential Asset Resources, Inc. will act as master servicer with respect to those pooled mortgage loans sold by PMCF to us for deposit into the trust fund. Wells Fargo Bank, National Association will act as master servicer with respect to those pooled mortgage loans sold by it, Bear Stearns
Commercial Mortgage, Inc., Principal Commercial Funding, LLC and Nationwide Life
Insurance Company to us for deposit into the trust fund, except that Wells Fargo
Bank, National Association will conduct master servicing activities with respect to The Westin Copley Place Pooled Mortgage Loan in its capacity as initial master servicer under the applicable Non-Trust Servicing Agreement and will play a limited role in the servicing of The Westin Copley Place Pooled Mortgage Loan in its capacity as master servicer under the series 2005-PWR10 pooling and servicing agreement. ARCap Servicing, Inc. will act as special servicer with respect to all of the pooled mortgage loans, except that ARCap Servicing, Inc.
will conduct special servicing activities with respect to The Westin Copley
Place Pooled Mortgage Loan in its capacity as initial special servicer under the related Non-Trust Servicing Agreement and will play a limited role in the special servicing of The Westin Copley Place Pooled Mortgage Loan in its
capacity as special servicer under the series 2005-PWR10 pooling and servicing agreement. Nationwide Life Insurance Company will act as initial primary servicer on behalf of the applicable master servicer with respect to all of the pooled

                                      S-130

mortgage loans sold by it to us for deposit into the trust fund. Principal
Global Investors, LLC will act as initial primary servicer on behalf of the applicable master servicer with respect to all of the pooled mortgage loans sold by PCF to us for deposit into the trust fund. The special servicer under the
Non-Trust Servicing Agreement is subject to removal or replacement pursuant to the terms of the Non-Trust Servicing Agreement.

         Prudential Asset Resources, Inc. PAR, a Delaware corporation, is a wholly owned subsidiary of PMCC, which is an indirect subsidiary of Prudential
Financial, Inc. PAR is an affiliate of Prudential Mortgage Capital Funding, LLC, one of the mortgage loan sellers. PAR's principal servicing offices are located at 2200 Ross Avenue, Suite 4900E, Dallas, Texas 75201. As of September 30, 2005,
PAR was responsible for overseeing the servicing of approximately 6,137 commercial and multifamily loans, with an approximate total principal balance of
$45.3 billion.

         Wells Fargo Bank, National Association. WFB, a national banking association, provides a full range of banking services to individual, agribusiness, real estate, commercial and small business customers. WFB is also the certificate administrator and tax administrator. WFB's principal servicing offices are located at 45 Fremont Street, 2nd Floor, San Francisco, California
94105. As of September 30, 2005, WFB was responsible for servicing approximately
8,019 commercial and multifamily mortgage loans, totaling approximately $66.7 billion in aggregate outstanding principal amounts, including loans securitized in mortgage-backed securitization transactions. Wells Fargo & Company is the holding company for WFB. Wells Fargo & Company files reports with the Securities and Exchange Commission that are required under the Securities Exchange Act of
1934. Such reports include information regarding WFB and may be obtained at the website maintained by the Securities and Exchange Commission at
http://www.sec.gov.

         ARCap Servicing, Inc. ARCap, a Delaware corporation, is a wholly owned subsidiary of ARCap REIT, Inc., headquartered in Irving, Texas, the entity that is anticipated to be the initial series 2005-PWR10 controlling class representative. As of September 30, 2005, ARCap was the named special servicer on 49 commercial mortgage-backed securities transactions encompassing 7,248 loans with a principal balance of $50.5 billion. The portfolios include office, retail, multifamily, hospitality, industrial and other types of income producing properties in the United States, Canada and Puerto Rico.

         Nationwide Life Insurance Company. A description of Nationwide Life is set forth under "Description of the Mortgage Pool--The Mortgage Loan
Sellers--Nationwide Life Insurance Company" in this prospectus supplement.

         Principal Global Investors, LLC. Principal Global Investors, LLC, a
Delaware limited liability company, is a wholly owned subsidiary of Principal
Life Insurance Company. It is the parent company of PCF.

         The information set forth in this prospectus supplement concerning each of PAR, WFB, ARCap, PCF and Nationwide Life as an entity has been provided by that respective entity. Neither we nor the underwriters make any representation or warranty as to the accuracy or completeness of that information.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         The Master Servicing Fee. The principal compensation to be paid to the master servicers with respect to their master servicing activities will be the master servicing fee. Master servicing fees earned with respect to any pooled mortgage loan will be payable to the applicable master servicer for that pooled mortgage loan.

         The master servicing fee:

         o    will be earned with respect to each and every pooled mortgage loan
              (other than the Non-Trust-Serviced Pooled Mortgage Loan),
              including--

              1.   each such pooled mortgage loan, if any, that is a specially serviced mortgage loan,

              2.   each such pooled mortgage loan, if any, as to which the
                   corresponding mortgaged property has become an REO Property,
                   and

              3.   each such pooled mortgage loan as to which defeasance has
                   occurred; and

                                      S-131

         o    in the case of each such pooled mortgage loan (other than the
              Non-Trust-Serviced Pooled Mortgage Loan), will--

              1.   be calculated on the same interest accrual basis as that
                   pooled mortgage loan, which will be a 30/360 Basis or an
                   Actual/360 Basis, as applicable,

              2.   accrue at a master servicing fee rate, on a loan-by-loan
                   basis,

              3.   accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that
                   pooled mortgage loan, and

              4.   be payable monthly to the applicable master servicer from
                   amounts received with respect to interest on that pooled
                   mortgage loan.

         Each of Nationwide Life and Principal Global Investors, LLC will be entitled to a primary servicing fee with respect to the pooled mortgage loans for which it is the primary servicer. The rate at which the primary servicing fee for each mortgage loan accrues is included in the applicable master servicing fee rate for each of those pooled mortgage loans.

         With respect to the Non-Trust-Serviced Pooled Mortgage Loan, the party that serves as the master servicer under the Non-Trust Servicing Agreement will be entitled to similar fees. Those fees (which include any other administrative fees payable under the Non-Trust Servicing Agreement) are taken into account when calculating the related Administrative Fee Rate specified in Appendix B to this prospectus supplement. Those fees payable under the applicable Non-Trust
Servicing Agreement accrue at a rate per annum equal to 0.03%.

         If a master servicer resigns or is terminated for any reason, that master servicer will be entitled to continue to receive a portion of the master servicing fee that accrues with respect to each pooled mortgage loan (other than the Non-Trust-Serviced Pooled Mortgage Loan, for which no servicing fees are payable under the series 2005-PWR10 pooling and servicing agreement) for which it is the applicable master servicer at a specified number of basis points
(which number of basis points may be zero). Any successor master servicer will be entitled to receive the other portion of that master servicing fee.

         The applicable master servicer will be entitled to a master servicing fee with respect to its master servicing activities relating to the
Trust-Serviced Non-Pooled Mortgage Loans, which fee will be payable solely from interest collections on the related Trust-Serviced Non-Pooled Mortgage Loan.

         Prepayment Interest Shortfalls. The series 2005-PWR10 pooling and servicing agreement will require each master servicer to make a non-reimbursable compensating interest payment on each distribution date in an amount equal to the total amount of Prepayment Interest Shortfalls (if any) incurred in connection with principal prepayments received during the most recently ended collection period with respect to pooled mortgage loans (other than the
Non-Trust-Serviced Pooled Mortgage Loan) as to which that master servicer is the applicable master servicer, to the extent those Prepayment Interest Shortfalls arose from voluntary principal prepayments made by a borrower on such pooled mortgage loans that are not specially serviced mortgage loans or defaulted mortgage loans. Neither master servicer will be required to make a compensating interest payment in connection with involuntary principal prepayments (including those made out of insurance proceeds, condemnation proceeds or liquidation proceeds), principal prepayments accepted with the specific consent of the series 2005-PWR10 controlling class representative or on specially serviced mortgage loans or defaulted mortgage loans. In addition, in the case of the
Non-Trust-Serviced Pooled Mortgage Loan, no party will make payments of compensating interest in connection with any prepayment interest shortfalls that arise with regard to that loan.

         Any payments made by a master servicer with respect to any distribution date to cover Prepayment Interest Shortfalls will be included in the Available
Distribution Amount for that distribution date, as described under "Description of the Offered Certificates--Distributions" in this prospectus supplement. If the amount of Prepayment Interest Shortfalls incurred with respect to the pooled mortgage loans during any collection period exceeds the total of any and all payments made by the master servicers with respect to the related distribution date to cover those Prepayment Interest Shortfalls with respect to the pooled mortgage loans respectively being serviced by them, then the resulting Net
Aggregate Prepayment Interest Shortfall will be allocated among the respective classes of the series 2005-PWR10 principal balance certificates, in reduction of the interest distributable on those certificates, on a pro rata basis as and to the extent described under "Description of the Offered
Certificates--Distributions--Interest Distributions" in this prospectus supplement.

                                      S-132

         The provisions described under "--Certain Remittance Provisions and
Coverage for Related Potential Shortfalls" below do not modify (by increasing or decreasing) a servicer's obligation (or lack thereof) to pay compensating interest in respect of borrower-created Prepayment Interest Shortfalls as described under this section.

         Certain Remittance Provisions and Coverage for Related Potential
Shortfalls. In the case of each of the pooled mortgage loans that provide for scheduled payments to be due on the fifth day of each month, if the pooled mortgage loan is the subject of a principal prepayment after the end of the collection period ending in any month and the pooled mortgage loan is not a specially serviced mortgage loan or a defaulted mortgage loan, then the applicable master servicer will be required to cause to be included in the
Available Distribution Amount for the distribution date occurring in that month
(a) the principal portion of the payment, (b) any interest that accompanied the payment (in circumstances involving a principal prepayment this will be net of any portion of the accompanying interest payment that is a prepayment interest excess representing interest accrued from and after the due date in that month, which portion will be retained by the applicable master servicer as additional master servicer compensation) and (c) as already described under (and without duplication of the obligations described in) "Prepayment Interest Shortfalls"
above, solely in the case of a principal prepayment made before the due date in that month, if the borrower is not required to pay interest to the next due date, a payment of compensating interest (to be made by the applicable master servicer from its own funds) in an amount equal to the interest that would have accrued (at the related Mortgage Pass-Through Rate) on the principal portion of the payment from and including the prepayment date to but excluding that due date. If the applicable master servicer fails to perform all obligations set forth in the previous sentence, then that failure will constitute an Event of
Default on the part of the applicable master servicer, but the applicable master servicer will be entitled to cure that Event of Default (and may not be terminated under the series 2005-PWR10 pooling and servicing agreement unless it does not effect such cure) by making (from its own funds), not later than the master servicer remittance date in the month immediately following the month in which the payment occurred, a payment of compensating interest in an aggregate amount equal to the sum of one-month's interest (at the related Mortgage
Pass-Through Rate) on the principal portion of the payment and (as already described under (and without duplication of the obligations described in)
"Prepayment Interest Shortfalls" above, solely in the case of a prepayment that was made in the earlier month before the due date in that month) the interest that would have accrued (at the related Mortgage Pass-Through Rate) on the prepayment from and including the prepayment date to but excluding that due date
(net of any portion of such aggregate amount that the applicable master servicer otherwise pays as compensating interest as described under "--Prepayment
Interest Shortfalls" above). If the master servicer performs the obligation described in second preceding sentence above, then the principal amounts remitted as described in that sentence will constitute a part of the Principal
Distribution Amount for the distribution date immediately following the date of the principal prepayment (and an updated CMSA loan periodic update file will reflect this). If the master servicer initially fails to perform that obligation
(whether or not it cures the failure as described above), then the principal amounts that would otherwise (if the master servicer had not failed to perform its obligations as described above) have been included in the Principal
Distribution Amount for the distribution date immediately following the date of the principal prepayment will instead be treated as if they were collections of principal received during the collection period related to the next succeeding distribution date. In the case of each of those pooled mortgage loans that matures on the fifth day of a month, if the related balloon payment due on that maturity date is timely received on its due date, then that balloon payment will be considered to have been received during the collection period related to that month's distribution date for purposes of distributing the Available
Distribution Amount and the Principal Distribution Amount for that month;
otherwise, the applicable master servicer will be required to make the applicable monthly debt service advance as otherwise described under
"Description of the Offered Certificates--Advances of Delinquent Monthly Debt
Service Payments". In the case of the pooled mortgage loans that permit a prepayment to be made, subject to a next business day convention, during the first five days of a month in which prepayment is permitted, the applicable master servicer will in any event be entitled to remit those prepayments as part of the master servicer remittance amount for that month so as to avoid a prepayment interest shortfall that may otherwise result.

         Principal Special Servicing Compensation. The principal compensation to be paid to the special servicer with respect to its special servicing activities will be--

         o    the special servicing fee,

         o    the workout fee, and

         o    the liquidation fee.

                                      S-133

         Special Servicing Fee.  The special servicing fee:
         ---------------------

         o    will be earned with respect to--

              1.   each specially serviced mortgage loan serviced by the special servicer (other than, if applicable, the Non-Trust-Serviced
                   Pooled Mortgage Loan, for which a similar fee may become
                   payable under the Non-Trust Servicing Agreement), if any, and

              2.   each mortgage loan serviced by the special servicer (other than, if applicable, the Non-Trust-Serviced Pooled Mortgage
                   Loan, for which a similar fee may become payable under the
                   Non-Trust Servicing Agreement), if any, as to which the
                   corresponding mortgaged property has become an REO Property;

         o    in the case of each mortgage loan described in the foregoing bullet, will--

              1.   be calculated on the same interest accrual basis as that
                   mortgage loan, which will be a 30/360 Basis or an Actual/360
                   Basis, as applicable,

              2.   accrue at a special servicing fee rate of 0.25% per annum,
                   and

              3.   accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that
                   mortgage loan; and

         o    except as otherwise described in the next paragraph, will be payable monthly from related liquidation proceeds, insurance proceeds or condemnation proceeds (if any) and then from general collections on all the pooled mortgage loans and any related REO
              Properties that are on deposit in the master servicers' collection accounts from time to time.

         Notwithstanding the foregoing, any special servicing fees earned with respect to any Mortgage Loan Group that includes a Non-Pooled Subordinate Loan will be payable out of any collections on or with respect to the applicable
Non-Pooled Subordinate Loan and/or the applicable Non-Pooled Subordinate
Noteholder's share of collections on any related REO Property then in the possession of the applicable master servicer prior to payment out of any collections described in the last bullet of the immediately preceding paragraph.
Any special servicing fees earned with respect to any Non-Pooled Subordinate
Loan will be payable solely out of collections on that Non-Pooled Subordinate
Loan.

         Workout Fee. The special servicer will, in general, be entitled to receive a workout fee with respect to each mortgage loan worked out by the special servicer (other than, if applicable, the Non-Trust-Serviced Pooled
Mortgage Loan, for which a similar fee may become payable under the Non-Trust
Servicing Agreement). Except as otherwise described in the next sentence, the workout fee will be payable out of, and will be calculated by application of a workout fee rate of 1.00% to, each payment of interest, other than Default
Interest and Post-ARD Additional Interest, and each payment of principal received on the mortgage loan for so long as it remains a worked-out mortgage loan. Notwithstanding the foregoing, any workout fees earned with respect to any
Mortgage Loan Group that includes a Non-Pooled Subordinate Loan will be payable out of any collections on or with respect to the related Non-Pooled Subordinate
Loan and/or the related Non-Pooled Subordinate Noteholder's share of collections on any related REO Property then in the possession of the applicable master servicer prior to payment out of any collections on the related pooled mortgage loans or any other pooled mortgage loan. Any workout fees earned with respect to any Non-Pooled Subordinate Loan will be payable solely out of collections on that Non-Pooled Subordinate Loan.

         The workout fee with respect to any worked-out mortgage loan will cease to be payable if that worked-out mortgage loan again becomes a specially serviced mortgage loan or if the related mortgaged property becomes an REO
Property. However, a new workout fee would become payable if the mortgage loan again became a worked-out mortgage loan after having again become a specially serviced mortgage loan.

         If the special servicer is terminated or resigns, it will retain the right to receive any and all workout fees payable with respect to mortgage loans that were worked-out by it (or, except in circumstances where the special servicer is terminated for cause, as to which the circumstances that constituted the applicable Servicing Transfer Event were resolved and the borrower has timely made at least one monthly debt service payment according to that work-out) and as to which no

                                      S-134

new Servicing Transfer Event had occurred as of the time of its termination or resignation. The successor to the special servicer will not be entitled to any portion of those workout fees.

         Although workout fees are intended to provide the special servicer with an incentive to perform its duties better, the payment of any workout fee will reduce amounts payable to the series 2005-PWR10 certificateholders.

         Liquidation Fee. The special servicer will be entitled to receive a liquidation fee with respect to each specially serviced mortgage loan (other than, if applicable, the Non-Trust-Serviced Pooled Mortgage Loan, for which a similar fee may become payable under the Non-Trust Servicing Agreement) for which a full, partial or discounted payoff is obtained from the related borrower. The special servicer will also be entitled to receive a liquidation fee with respect to any specially serviced mortgage loan or REO Property (other than, if applicable, the Non-Trust-Serviced Pooled Mortgage Loan or any related
REO Property) as to which it receives any liquidation proceeds, insurance proceeds or condemnation proceeds, except as described in the next paragraph. In each case, except as described in the next paragraph, the liquidation fee will be payable from, and will be calculated by application of a liquidation fee rate of 1.00% to, the related payment or proceeds, exclusive of any portion of that payment or proceeds that represents a recovery of Default Interest, late payment charges and/or Post-ARD Additional Interest.

         In general, no liquidation fee will be payable based on, or out of, proceeds received in connection with the purchase or repurchase of any pooled mortgage loan from the trust fund by any person (whether by a mortgage loan seller in connection with a material breach of representation or warranty or a material document defect in accordance with the related mortgage loan purchase agreement or by the special servicer or 2005-PWR10 controlling class representative pursuant to the exercise of the option described under "--Fair
Value Purchase Option" below, by any person in connection with a termination of the trust fund or by another creditor of the related borrower pursuant to any co-lender, intercreditor or other similar agreement, or otherwise).

         Any liquidation fees earned with respect to any Mortgage Loan Group that includes a Non-Pooled Subordinate Loan will be payable out of any collections on or with respect to the related Non-Pooled Subordinate Loan and/or the related Non-Pooled Subordinate Noteholder's share of proceeds or payments then in the possession of the applicable master servicer prior to payment out of any collections on the related pooled mortgage loan or any other pooled mortgage loans. Any liquidation fees earned with respect to any Non-Pooled Subordinate
Loan will be payable solely out of collections on that Non-Pooled Subordinate
Loan.

         Although liquidation fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any liquidation fee will reduce amounts payable to the series 2005-PWR10 certificateholders.

         Additional Servicing Compensation. The following items collected on any mortgage loan (other than the Non-Trust-Serviced Pooled Mortgage Loan) will be allocated among the master servicers and the special servicer as additional compensation in accordance with the series 2005-PWR10 pooling and servicing agreement:

         o    any late payment charges and Default Interest actually collected on the pooled mortgage loans, except to the extent that the series
              2005-PWR10 pooling and servicing agreement requires the
              application of late payment charges and/or Default Interest to the payment or reimbursement of interest accrued on advances
              previously made on the related mortgage loan,

         o    any Prepayment Interest Excesses arising from any principal prepayments on the pooled mortgage loans, and

         o    any assumption fees, assumption application fees, modification fees, extension fees, consent fees, release fees, waiver fees, fees paid in connection with defeasance and earn-out fees or other similar fees.

         Each of the master servicers and the special servicer will be authorized to invest or direct the investment of funds held in any collection account, escrow and/or reserve account or REO account maintained by it, in
Permitted Investments. See "--Collection Accounts" below. Each master servicer and the special servicer --

                                      S-135

         o    will be entitled to retain any interest or other income earned on those funds, and

         o    will be required to cover any losses of principal of those investments from its own funds, to the extent those losses are incurred with respect to investments made for the benefit of that master servicer or special servicer, as applicable.

         No master servicer or special servicer will be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding any of those accounts.

         Payment of Expenses; Servicing Advances. Each of the master servicers, the special servicer, the trustee and the fiscal agent will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its activities under the series 2005-PWR10 pooling and servicing agreement. The master servicers, the special servicer, the trustee and the fiscal agent will not be entitled to reimbursement for these expenses except as expressly provided in the series 2005-PWR10 pooling and servicing agreement.

         Any and all customary, reasonable and necessary out-of-pocket costs and expenses incurred by a master servicer or the special servicer in connection with the servicing or administration of a mortgage loan as to which a default, delinquency or other unanticipated event has occurred or is imminent, or in connection with the administration of any REO Property, will be servicing advances. The series 2005-PWR10 pooling and servicing agreement may also designate certain other expenses as servicing advances. Servicing advances will be reimbursable from future payments and other collections, including insurance proceeds, condemnation proceeds and liquidation proceeds, received in connection with the related mortgage loan or REO Property. In addition, the special servicer may periodically require the applicable master servicer to reimburse the special servicer for any servicing advances made by it with respect to a particular mortgage loan or REO Property. Upon so reimbursing the special servicer for any servicing advance, the applicable master servicer will be deemed to have made the advance.

         Notwithstanding any provision of the series 2005-PWR10 pooling and servicing agreement described in this prospectus supplement to the contrary, the special servicer must notify the applicable master servicer whenever a servicing advance is required to be made with respect to any specially serviced mortgage loan or REO Property, and the applicable master servicer must make the servicing advance, provided that--

         o    the special servicer must make (unless it determines such advance would not be recoverable) any servicing advance on a specially serviced mortgage loan or REO Property that is an emergency advance, and

         o    the special servicer may not make requests for servicing advances more frequently than once per calendar month.

         If a master servicer is required under the series 2005-PWR10 pooling and servicing agreement to make a servicing advance, but does not do so within ten days after the servicing advance is required to be made, then the trustee will be required:

         o    if it has actual knowledge of the failure, to give the defaulting party notice of its failure, and

         o    if the failure continues for one more business day, to make the servicing advance.

The fiscal agent must make any servicing advances that the trustee is required, but fails, to make.

         Despite the foregoing discussion or anything else to the contrary in this prospectus supplement, none of the master servicers, the special servicer, the trustee or the fiscal agent will be obligated to make servicing advances that it or the special servicer determines, in its reasonable, good faith judgment, would not be ultimately recoverable from expected collections on the related mortgage loan or REO Property. If the applicable master servicer, the special servicer, the trustee or the fiscal agent makes any servicing advance that it subsequently determines, in its reasonable, good faith judgment, is not recoverable from expected collections on the related mortgage loan or REO
Property, it may obtain reimbursement for that advance, together with interest on that advance, out of general collections on the mortgage loans and any REO
Properties on deposit in

                                      S-136

that master servicer's collection account from time to time. Notwithstanding the provision described in the preceding sentence, such person will not be permitted to reimburse itself out of those general collections for any servicing advance related to a Mortgage Loan Group that includes a Non-Pooled Subordinate Loan that it has determined is not recoverable, except to the extent that amounts collected on or in respect of the applicable Non-Pooled Subordinate Loan are insufficient for that reimbursement. The trustee and the fiscal agent may each conclusively rely on the determination of the applicable master servicer or the special servicer regarding the nonrecoverability of any servicing advance.
Absent bad faith, the determination by any authorized person that an advance constitutes a nonrecoverable advance as described above will be conclusive and binding.

         Any servicing advance (with interest) that has been determined to be a nonrecoverable advance with respect to the mortgage pool will be reimbursable from the collection accounts in the collection period in which the nonrecoverability determination is made. Any reimbursement of a nonrecoverable servicing advance (including interest accrued thereon) will be made first from the principal portion of current debt service advances and payments and other collections of principal on the mortgage pool (thereby reducing the Principal
Distribution Amount otherwise distributable on the certificates on the related distribution date) prior to the application of any other general collections on the mortgage pool against such reimbursement. To the extent that the amount representing principal is insufficient to fully reimburse the party entitled to the reimbursement, then such party may elect at its sole option to defer the reimbursement of the portion that exceeds such amount (in which case interest will continue to accrue on the unreimbursed portion of the advance). To the extent that the reimbursement is made from principal collections, the Principal
Distribution Amount otherwise payable on the series 2005-PWR10 certificates on the related distribution date will be reduced and a Realized Loss will be allocated (in reverse sequential order in accordance with the loss allocation rules described above under "--Reductions of Certificate Principal Balances in
Connection with Realized Losses and Additional Trust Fund Expenses") to reduce the total principal balance of the series 2005-PWR10 certificates on that distribution date.

         Additionally, in the event that any servicing advance (including any interest accrued thereon) with respect to a defaulted pooled mortgage loan remains unreimbursed following the time that such pooled mortgage loan is modified and returned to performing status, the applicable master servicer, the trustee or the fiscal agent will be entitled to reimbursement for that advance
(even though that advance has not been determined to be nonrecoverable), on a monthly basis, out of -- but solely out of -- the principal portion of current debt service advances and payments and other collections of principal on all the pooled mortgage loans after the application of those principal advances and principal payments and collections to reimburse any party for nonrecoverable servicing advances (as described in the prior paragraph) and/or nonrecoverable debt service advances as described under "Description of the Offered
Certificates--Advances of Delinquent Monthly Debt Service Payments" (thereby reducing the Principal Distribution Amount otherwise distributable on the related distribution date). If any such advance is not reimbursed in whole on any distribution date due to insufficient principal advances and principal collections during the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be ultimately nonrecoverable out of collections on the related pooled mortgage loan, then the applicable master servicer, the trustee, or the fiscal agent, as applicable, will be entitled to immediate reimbursement as a nonrecoverable advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest (as described in the preceding paragraph). The reimbursement of advances on worked-out loans from principal advances and collections of principal as described in the first sentence of this paragraph during any collection period will result in a reduction of the Principal Distribution Amount otherwise distributable on the certificates on the related distribution date but will not result in the allocation of a Realized Loss on such distribution date (although a Realized
Loss may subsequently arise if the amount reimbursed to the applicable master servicer, the trustee or the fiscal agent ultimately turns out to be nonrecoverable from the proceeds of the mortgage loan).

         In general, none of the master servicers, the special servicers, the trustee or the fiscal agent will be required to make any servicing advances with respect to the Non-Trust-Serviced Pooled Mortgage Loan under the series
2005-PWR10 pooling and servicing agreement. Those advances will be made by the applicable master servicer, applicable special servicer and/or another party under the Non-Trust Servicing Agreement.

         The pooling and servicing agreement will also permit the applicable master servicer, and require the applicable master servicer at the direction of the special servicer if a specially serviced mortgage loan or REO Property
(other than the Non-Trust-Serviced Pooled Mortgage Loan or any related REO
Property) is involved, to pay directly out of that master

                                      S-137

servicer's collection account any servicing expense that, if advanced by that master servicer or special servicer, would not be recoverable (together with interest on the advance) from expected collections on the related mortgage loan or REO Property. This is only to be done, however, when the applicable master servicer or the special servicer, as the case may be, has determined in accordance with the Servicing Standard that making the payment is in the best interests of the series 2005-PWR10 certificateholders (or, if a Trust-Serviced
Mortgage Loan Group is involved, the best interest of the series 2005-PWR10 certificateholders and the related Trust-Serviced Non-Pooled Noteholder(s)), as a collective whole. In addition, if the servicing expense relates to a Mortgage
Loan Group that includes a Non-Pooled Subordinate Loan, the applicable master servicer will not be permitted to pay that servicing expense from general collections on the mortgage loans and any REO Properties in the trust fund on deposit in that master servicer's collection account, except to the extent that amounts collected on or in respect of the applicable Non-Pooled Subordinate Loan are insufficient for that payment.

         The master servicers, the special servicer, the trustee and the fiscal agent will each be entitled to receive interest on servicing advances made by that entity. The interest will accrue on the amount of each servicing advance for so long as the servicing advance is outstanding, at a rate per annum equal to the prime rate as published in the "Money Rates" section of The Wall Street
Journal, as that prime rate may change from time to time. Interest accrued with respect to any servicing advance will generally be payable at any time on or after the date when the advance is reimbursed, in which case the payment will be made out of general collections on the mortgage loans and any REO Properties on deposit in the master servicers' collection accounts (or, alternatively, solely if the servicing advance relates to a Mortgage Loan Group that includes a
Non-Pooled Subordinate Loan, out of collections on the related Non-Pooled
Subordinate Loan to the maximum extent possible), thereby reducing amounts available for distribution on the certificates. Under some circumstances,
Default Interest and/or late payment charges may be used to pay interest on advances prior to making payment from those general collections, but prospective investors should assume that the available amounts of Default Interest and late payment charges will be de minimis.

         If any servicing advances are made with respect to the
Non-Trust-Serviced Pooled Mortgage Loan under the Non-Trust Servicing Agreement, the party making that advance will be entitled to be reimbursed with interest at the prime rate as published in the "Money Rates" section of The Wall Street
Journal from time to time or such other publication as determined by the trustee under that Non-Trust Servicing Agreement in its reasonable discretion.

THE SERIES 2005-PWR10 CONTROLLING CLASS REPRESENTATIVE

         Controlling Class. As of any date of determination, the controlling class of series 2005-PWR10 certificateholders will be the holders of the most subordinate class of series 2005-PWR10 principal balance certificates then outstanding that has a total principal balance that is not less than 25% of that class's original total principal balance. However, if no class of series
2005-PWR10 principal balance certificates has a total principal balance that satisfies this requirement, then the controlling class of series 2005-PWR10 certificateholders will be the holders of the most subordinate class of series
2005-PWR10 principal balance certificates then outstanding that has a total principal balance greater than zero. For purposes of determining the series
2005-PWR10 controlling class, the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates will represent a single class.

         Appointment of Controlling Class Representative. The holders of series
2005-PWR10 certificates representing more than 50% of the total principal balance of the series 2005-PWR10 controlling class will be entitled to select a representative having the rights and powers described under "--Rights and Powers of Controlling Class Representative" below and to replace an existing series
2005-PWR10 controlling class representative. The series 2005-PWR10 controlling class representative may resign at any time. ARCap CMBS Fund II REIT, Inc., an affiliate of the parent of the initial special servicer is expected to be the initial series 2005-PWR10 controlling class representative.

         Rights and Powers of Controlling Class Representative. No later than approximately 45 days after the occurrence of a Servicing Transfer Event with respect to any specially serviced mortgage loan (other than any
Non-Trust-Serviced Pooled Mortgage Loan), the special servicer must, in general, deliver to the series 2005-PWR10 controlling class representative, among others, an asset status report with respect to that mortgage loan and the related mortgaged property or properties. That asset status report is required to include the following information to the extent reasonably determinable:

         o    a summary of the status of the subject specially serviced mortgage loan and any negotiations with the related borrower;

                                      S-138

         o    a discussion of the general legal and environmental considerations reasonably known to the special servicer, consistent with the
              Servicing Standard, that are applicable to the exercise of remedies set forth in the series 2005-PWR10 pooling and servicing agreement and to the enforcement of any related guaranties or other collateral for the related specially serviced mortgage loan and whether outside legal counsel has been retained;

         o    the most current rent roll and income or operating statement available for the related mortgaged property or properties;

         o    a summary of the special servicer's recommended action with respect to the specially serviced mortgage loan;

         o    the appraised value of the related mortgaged property or
              properties, together with the assumptions used in the calculation thereof; and

         o    such other information as the special servicer deems relevant in light of the Servicing Standard.

         The special servicer will be required to make one or more revisions to the report if the controlling class representative objects to the then current version of the asset status report and may in its discretion update or revise the current version of an asset status report, provided that the special servicer will not make any revisions in response to objections of the controlling class representative at any time following the date that is 90 days following the delivery of its initial version of the report. The special servicer will be required to implement the recommended action as outlined in the current version of an asset status report if the series 2005-PWR10 controlling class representative approves the report, the controlling class representative fails to object to the report within a specified number of days following its receipt or the special servicer determines in accordance with the Servicing
Standard that any objection made by the controlling class representative is not in the best interests of all the certificateholders (or, in the case of a
Trust-Serviced Mortgage Loan Group, in the best interests of all the series
2005-PWR10 certificateholders and the related Trust-Serviced Non-Pooled
Noteholder), as a collective whole.

         The special servicer may, subject to the foregoing, take any action set forth in an asset status report before the expiration of the period during which the series 2005-PWR10 controlling class representative may reject the report if--

         o    the special servicer has reasonably determined that failure to take that action would materially and adversely affect the interests of the series 2005-PWR10 certificateholders or (if a
              Trust-Serviced Mortgage Loan Group is involved) the related
              Trust-Serviced Non-Pooled Noteholder, and

         o    it has made a reasonable effort to contact the series 2005-PWR10 controlling class representative.

         The special servicer may not take any action inconsistent with an asset status report that has been adopted as described above, unless that action would be required in order to act in accordance with the Servicing Standard.

         In addition, the special servicer generally will not be permitted to take or consent to the applicable master servicer taking any of the following actions not otherwise covered by an approved asset status report, unless and until the special servicer has notified the series 2005-PWR10 controlling class representative and the series 2005-PWR10 controlling class representative has consented (or failed to object) thereto in writing within ten (10) business days of having been notified thereof in writing and provided with all reasonably requested information by it (or, in the case of a proposed action for which the applicable master servicer has requested approval from the special servicer, within any shorter period during which the special servicer is initially entitled to withhold consent without being deemed to have approved the action):

         o    any foreclosure upon or comparable conversion of the ownership of the property or properties securing any specially serviced mortgage loan that comes into and continues in default;

         o    any modification, amendment or waiver of any term (excluding the waiver of any due-on-sale or due-on-encumbrance clause, which are addressed separately below) of (a) any specially serviced mortgage loan or (b)

                                      S-139

              any mortgage loan that is not a specially serviced mortgage loan and, unless the proposed modification or waiver would involve an extension of maturity or certain waivers of Post-ARD Additional
              Interest, has an unpaid principal balance of $2,500,000 or more;

         o    any acceptance of a discounted payoff with respect to any
              specially serviced mortgage loan;

         o    any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address any
              hazardous materials located at an REO Property;

         o    any release of collateral for any mortgage loan (except that, in circumstances where either (x) both (A) the relevant mortgage loan is not a specially serviced mortgage loan and has an outstanding principal balance of less than $2,500,000 and (B) the release of collateral is not conditioned on obtaining the consent of the lender under the related mortgage loan documents, or (y) the release of collateral is made upon a satisfaction of the subject mortgage loan, the consent of (or failure to object by) the series
              2005-PWR10 controlling class representative will not constitute a condition to the taking of or consent to such action by the special servicer but the special servicer must deliver notice of such action to the series 2005-PWR10 controlling class
              representative);

         o    any acceptance of substitute or additional collateral for a mortgage loan (except that in circumstances where either (x) the relevant mortgage loan is not a specially serviced mortgage loan and has an outstanding principal balance of less than $2,500,000 or (y) the acceptance of the substitute or additional collateral is not conditioned on obtaining the consent of the lender, the consent of (or failure to object by) the series 2005-PWR10 controlling class representative will not constitute a condition to the taking of or consent to such action by the special servicer but the special servicer must deliver notice of such action to the series 2005-PWR10 controlling class representative);

         o    any releases of letters of credit, reserve funds or other
              collateral with respect to a mortgaged property (except that, in circumstances where either (x) the relevant mortgage loan is not a specially serviced mortgage loan and has a principal balance of less than $2,500,000 or (y) the release of the applicable letter of credit, reserve funds or other collateral is not conditioned on obtaining the consent of the lender, the consent of (or failure to object by) the series 2005-PWR10 controlling class representative will not constitute a condition to the taking of or consent to such action by the special servicer but the special servicer must deliver notice of such action to the series 2005-PWR10 controlling class representative);

         o    any termination or replacement, or consent to the termination or replacement, of a property manager with respect to any mortgaged property (except that, in circumstances where the relevant mortgage loan is not a specially serviced mortgage loan and has a principal balance of less than $2,500,000, the consent of (or failure to object by) the series 2005-PWR10 controlling class representative will not constitute a condition to the taking of or consent to such action by the special servicer but the special servicer must deliver notice of such action to the series
              2005-PWR10 controlling class representative);

         o    any approval of the assignment of the mortgaged property securing any mortgage loan to and assumption of such mortgage loan by another Person, any waiver of a "due-on-sale" clause in any mortgage loan, any approval of a further encumbrance of the mortgaged property securing any mortgage loan or any waiver of a
              "due-on-encumbrance" clause in any mortgage loan (except that, in circumstances where the relevant mortgage loan is not a specially serviced mortgage loan and has a principal balance of less than
              $2,500,000, the consent of (or failure to object by) the series
              2005-PWR10 controlling class representative will not constitute a condition to the taking of or consent to such action by the special servicer but the special servicer must deliver notice of such action to the series 2005-PWR10 controlling class
              representative); or

         o    any determination as to whether any type of property-level insurance is required under the terms of any pooled mortgage loan, is available at commercially reasonable rates, is available for similar types of properties in the area in which the related mortgaged property is located or any other determination or

                                      S-140

              exercise of discretion with respect to property-level insurance
              (except that, in circumstances where the relevant mortgage loan is not a specially serviced mortgage loan and has a principal balance of less than $2,500,000, the consent of (or failure to object by)
              the series 2005-PWR10 controlling class representative will not constitute a condition to the taking of or consent to such action by the special servicer but the special servicer must deliver notice of such action to the series 2005-PWR10 controlling class representative).

         However, the special servicer may take any of the actions described above without waiting for the response of the series 2005-PWR10 controlling class representative if the special servicer determines that immediate action is necessary to protect the interests of the series 2005-PWR10 certificateholders and, if affected thereby, a Trust-Serviced Non-Pooled Noteholder, as a collective whole.

         Furthermore, the series 2005-PWR10 controlling class representative may, in general, direct the special servicer to take, or to refrain from taking, any actions as that representative may deem advisable with respect to the servicing and administration of specially serviced mortgage loans and REO
Properties (other than the Non-Trust-Serviced Pooled Mortgage Loan or any related REO Property) or as to which provision is otherwise made in the series
2005-PWR10 pooling and servicing agreement.

         The series 2005-PWR10 controlling class representative will not have the rights otherwise described above in connection with any special servicing actions involving the Non-Trust-Serviced Pooled Mortgage Loan. The "controlling class" of securityholders in connection with the series 2005-TOP20 commercial securitization effected by an affiliate of the depositor, or their designee or representative, will generally have substantially similar rights under the
Non-Trust Servicing Agreement with respect to the Non-Trust-Serviced Pooled
Mortgage Loan as the series 2005-PWR10 controlling class representative has under the series 2005-PWR10 pooling and servicing agreement with respect to pooled mortgage loans other than the Non-Trust-Serviced Pooled Mortgage Loan.
However, the series 2005-PWR10 controlling class representative will be entitled to exercise any consultation rights granted to the trust under that Non-Trust
Servicing Agreement intercreditor agreement in connection with actions proposed to be taken with respect to the Non-Trust-Serviced Pooled Mortgage Loan by the
applicable special servicer under the Non-Trust Servicing Agreement.

         The series 2005-PWR10 controlling class representative will not have the rights otherwise described above with respect to the Muirwood Apartments
Loan Group unless a Muirwood Apartments Change of Control Event exists. See
"--Muirwood Apartments Non-Pooled Subordinate Noteholder" below.

         In the case of the Chapanoke Square Loan Group, the series 2005-PWR10 controlling class representative will generally have the rights otherwise described above, except that the related Non-Pooled Subordinate Noteholder's approval is required for material amendments proposed to be executed prior to the expiration of that Non-Pooled Subordinate Noteholder's defaulted loan purchase option (which option expires approximately 30 days after notice of certain material payment delinquencies and defaults). See "--Chapanoke Square
Non-Pooled Subordinate Noteholder" below.

         Notwithstanding the provisions described above, the series 2005-PWR10 controlling class representative may not direct the special servicer to act, and the special servicer is to ignore any direction for it to act, in any manner that would--

         o    require or cause the special servicer to violate applicable law, the terms of any mortgage loan or any other provision of the series 2005-PWR10 pooling and servicing agreement, including that party's obligation to act in accordance with the Servicing
              Standard;

         o    result in an adverse tax consequence for the trust fund;

         o    expose the trust, the parties to the series 2005-PWR10 pooling and servicing agreement or any of their respective affiliates, members, managers, officers, directors, employees or agents, to any material claim, suit or liability; or

         o    materially expand the scope of a master servicer's or the special servicer's responsibilities under the series 2005-PWR10 pooling and servicing agreement.

                                      S-141

         When reviewing the rest of this "Servicing Under the Series 2005-PWR10
Pooling and Servicing Agreement" section, it is important that you consider the effects that the rights and powers of the series 2005-PWR10 controlling class representative discussed above could have on the actions of the special servicer.

         Liability to Borrowers. In general, any and all expenses of the series
2005-PWR10 controlling class representative are to be borne by the holders of the series 2005-PWR10 controlling class, in proportion to their respective percentage interests in that class, and not by the trust fund. However, if a claim is made against the series 2005-PWR10 controlling class representative by a borrower with respect to the pooling and servicing agreement or any particular mortgage loan and the trust or a party to the pooling and servicing agreement is also named in the relevant legal action, the special servicer will generally assume the defense of the claim on behalf of and at the expense of the trust fund, provided that the special servicer (in its sole judgment) determines that the controlling class representative acted in good faith, without negligence or willful misfeasance with regard to the particular matter at issue.

         Liability to the Trust Fund and Certificateholders. The series
2005-PWR10 controlling class representative may have special relationships and interests that conflict with those of the holders of one or more classes of the series 2005-PWR10 certificates, may act solely in the interests of the holders of the controlling class of series 2005-PWR10 certificates, does not have any duty to the holders of any class of series 2005-PWR10 certificates other than the controlling class of series 2005-PWR10 certificates and may take actions that favor the interests of the holders of the controlling class of series
2005-PWR10 certificates over those of other classes of series 2005-PWR10 certificates. It will have no liability to any other series 2005-PWR10 certificateholders for having acted as described above and those other series
2005-PWR10 certificateholders may not take any action against it for having acted as described above.

THE MUIRWOOD APARTMENTS NON-POOLED SUBORDINATE NOTEHOLDERS

         Except under the circumstances described below in this "Muirwood
Apartments Non-Pooled Subordinate Noteholders" section, the applicable master servicer and the special servicer for the Muirwood Loan Group will be required to obtain the prior written consent of the Muirwood Apartments Non-Pooled
Subordinate Noteholders prior to taking any of the following actions (which consent may be deemed given under the circumstances contemplated by the related intercreditor agreement) with respect to any of the Muirwood Apartments Pooled
Mortgage Loan or the Muirwood Apartments Non-Pooled Subordinate Loans:

         o    any proposed foreclosure upon or comparable conversion or any other enforcement action under the related loan documents (which may include acquisition of an REO Property);

         o    any proposed modification of a monetary term or forgiveness of interest or principal or acceptance of a discounted payoff, or of any non-monetary term;

         o    any proposed sale of the related mortgaged property after it becomes REO Property (other than upon termination of the PWR10 trust pursuant to the pooling and servicing agreement) or any proposed sale of any of the defaulted pooled mortgage loan or defaulted non-pooled mortgage loans (other than pursuant to the provisions described in "--Fair Value Purchase Option" below);

         o    any determination to bring the related mortgaged property after it becomes REO Property into compliance with environmental laws or to otherwise address hazardous materials located at the related mortgaged property or related REO Property;

         o    any approval of the incurrence of additional indebtedness secured by the related mortgaged property, if approval is required by the loan documents;

         o    any acceptance of substitute or additional collateral (other than in accordance with the terms of the loan documents) or any release of collateral (other than in accordance with the terms of the loan documents or upon satisfaction of the related pooled mortgage loan and the related non-pooled mortgage loans);

         o    any waiver of a "due-on-sale" or "due-on-encumbrance" clause;

                                      S-142

         o    any acceptance of an assumption agreement releasing the borrower, a guarantor or an indemnitor from liability with respect to the
              Muirwood Apartments Loan Group or any loan therein (other than in accordance with the terms of the loan documents); or

         o    any consent to a modification, waiver or amendment of a monetary term or a term the modification of which may have a material adverse effect on the Muirwood Apartments Non-Pooled Subordinate
              Noteholders, which modification, waiver or amendment is proposed by the applicable master servicer, primary servicer or special servicer pursuant to the pooling and servicing agreement;

provided, that in the event that the applicable master servicer or the applicable special servicer determines in accordance with the Servicing Standard that immediate action is necessary to protect the interests of the holder of the
Muirwood Apartments Pooled Mortgage Loan and the Muirwood Apartments Non-Pooled
Subordinate Noteholders (as a collective whole) (except with respect to a proposed waiver or modification of monetary terms described in the second bullet in the list above or any environmental compliance described in the fourth bullet in that list), the applicable master servicer or the special servicer may take any such action without waiting for the Muirwood Apartments Non-Pooled
Subordinate Noteholders' responses.

         The approval and direction rights of the Muirwood Apartments Non-Pooled
Subordinate Noteholders will terminate upon the occurrence of a Muirwood
Apartments Change of Control Event. In this case, with respect to servicing actions involving the Muirwood Apartments Loan Group, the series 2005-PWR10 controlling class representative will have the rights and powers that it has with respect to other pooled mortgage loans generally as described under "--The
Series 2005-PWR10 Controlling Class Representative--Rights and Powers of the
Controlling Class Representative" above.

         Also notwithstanding the foregoing, no advice, direction or objection for or by a Muirwood Apartments Non-Pooled Subordinate Noteholder may (and the
applicable master servicer and special servicer must ignore and act without regarding to any such advice, direction or objection that it has determined in its reasonable, good faith judgment will) require or cause the applicable master servicer or special servicer to violate any other provisions of the related
Mortgage Loan Group Intercreditor Agreement and/or the series 2005-PWR10 pooling and servicing agreement and the applicable master servicer or special servicer shall not comply with any advice, consultation, approval or non-approval provided by the Muirwood Apartments Non-Pooled Subordinate Noteholders if such advice, consultation, approval or non-approval would (A) cause a violation of any applicable law, (B) be inconsistent with the Servicing Standard, (C) cause a violation of the provisions of the related Mortgage Loan Group Intercreditor
Agreement or the series 2005-PWR10 pooling and servicing agreement relating to the REMIC provisions, (D) cause a violation of any other provisions of the related Mortgage Loan Group Intercreditor Agreement or the series 2005-PWR10 pooling and servicing agreement, (E) cause a violation of the terms of any loan in the Muirwood Apartments Loan Group, or (F) materially expand the scope of any servicer's responsibilities under the series 2005-PWR10 pooling and servicing agreement.

         In addition, the Muirwood Apartments Non-Pooled Subordinate Noteholders
will have certain cure rights and a defaulted loan purchase option as described under "Description of the Mortgage Pool - Pari Passu, Subordinate and Other
Financing" in this prospectus supplement and certain rights to replace the
Special Servicer with respect to the special servicing of the Muirwood
Apartments Loan Group as described under "--Replacement of the Special
Servicer".

         The initial Muirwood Apartments Non-Pooled Subordinate Noteholder will be Nationwide Life Insurance Company, which is also the related mortgage loan seller.

         The Muirwood Apartments Non-Pooled Subordinate Noteholder may have relations and interests that conflict with those of the series 2005-PWR10 certificateholders. It has no obligations to the series 2005-PWR10 certificateholders and may act solely in its own interests. No series 2005-PWR10 certificateholder may take any action against the Muirwood Apartments Non-Pooled
Subordinate Noteholder for acting solely in its own interests.

         When reviewing the rest of this "Servicing of the Mortgage Loans Under the Series 2005-PWR10 Pooling and Servicing Agreement" section, it is important that you consider the effects that the rights and powers of the Muirwood
Apartments Non-Pooled Subordinate Noteholder discussed above could have on the actions of the applicable master servicer or the special servicer.

                                      S-143

THE CHAPANOKE SQUARE NON-POOLED SUBORDINATE NOTEHOLDER

         The Non-Pooled Subordinate Noteholder for the Chapanoke Square Loan
Group will have limited consent rights described under "Description of the
Mortgage Pool--Certain Characteristics of the Mortgage Pool--Pari Passu,
Subordinate and Other Financing - Chapanoke Square Loan Group" in this prospectus supplement.

REPLACEMENT OF THE SPECIAL SERVICER

         The series 2005-PWR10 controlling class representative may remove the existing special servicer, with or without cause, and appoint a successor to the special servicer, except that, if the removal is without cause, the cost of transferring the special servicing responsibilities for the special servicer will be the responsibility of the series 2005-PWR10 controlling class certificateholders. However, any such appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of written confirmation from each of Fitch and S&P that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to the series 2005-PWR10 certificates.

         Notwithstanding any contrary provision of the series 2005-PWR10 pooling and servicing agreement, in connection with the special servicing of the
Muirwood Apartments Loan Group only, at any time prior to the occurrence of a
Muirwood Apartments Change of Control Event, the holders of the Muirwood
Apartments Non-Pooled Subordinate Loans included in the Muirwood Apartments Loan
Group may remove the existing special servicer, with or without cause, and appoint a successor to the special servicer for the Muirwood Apartments Loan
Group, in which case the designated party will be the special servicer for the
Muirwood Apartments Loan Group. However, that appointment will be subject to, among other things, receipt by the trustee of written confirmation from each of
Fitch and S&P that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to the series
2005-PWR10 certificates.

MAINTENANCE OF INSURANCE

         In the case of each mortgage loan (excluding the Non-Trust-Serviced
Pooled Mortgage Loan), the applicable master servicer will be required to use reasonable efforts consistent with the Servicing Standard to cause the related borrower to maintain (including identifying the extent to which a borrower is maintaining insurance coverage and, if the borrower does not so maintain, the applicable master servicer will be required to itself cause to be maintained with Qualified Insurers having the Required Claims-Paying Ratings) for the related mortgaged property:

         o    a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is generally at least equal to the lesser of the full replacement cost of improvements securing the mortgage loan or the outstanding principal balance of the mortgage loan, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, and

         o    all other insurance coverage as is required, or (subject to the
              Servicing Standard) that the holder of the mortgage loan is entitled to reasonably require, under the related mortgage loan documents.

Notwithstanding the foregoing, however:

         o    the applicable master servicer will not be required to maintain any earthquake or environmental insurance policy on any mortgaged property unless that insurance policy was in effect at the time of the origination of the related mortgage loan pursuant to the related mortgage loan documents and is available at commercially reasonable rates (and if the applicable master servicer does not cause the borrower to maintain or itself maintain such earthquake or environmental insurance policy on any mortgaged property, the special servicer will have the right, but not the duty, to obtain, at the trust's expense, earthquake or environmental insurance on any mortgaged property securing a specially serviced mortgage loan or an REO Property so long as such insurance is available at commercially reasonable rates); and

         o    except as provided below, in no event will the applicable master servicer be required to cause the borrower to maintain, or itself obtain, insurance coverage that the applicable master servicer has determined is either (i) not available at any rate or (ii) not available at commercially reasonable rates and the related hazards are not

                                      S-144

              at the time commonly insured against for properties similar to the related mortgaged property and located in or around the region in which the related mortgaged property is located (in each case, as determined by the applicable master servicer, which will be entitled to rely, at its own expense, on insurance consultants in making such determination) (and the related determinations by the applicable master servicer must be made not less frequently (but need not be made more frequently) than annually).

         Notwithstanding the provision described in the final bullet of the prior paragraph, the applicable master servicer must, prior to availing itself of any limitation described in that bullet with respect to any pooled mortgage loan that has a Stated Principal Balance in excess of $2,500,000, obtain the approval or disapproval of the special servicer (and, in connection therewith, the special servicer will be required to comply with any applicable provisions of the series 2005-PWR10 pooling and servicing agreement described above under
"--The Series 2005-PWR10 Controlling Class Representative--Rights and Powers of
Controlling Class Representative"). The applicable master servicer will be entitled to conclusively rely on the determination of the special servicer.

         With respect to each specially serviced mortgage loan and REO Property, the special servicer will generally be required to use reasonable efforts, consistent with the Servicing Standard, to maintain (and, in the case of specially serviced mortgage loans, the special servicer will be required to (i)
direct the applicable master servicer to make a servicing advance for the costs associated with coverage that the special servicer determines to maintain, in which case the applicable master servicer will be required to make that servicing advance (subject to the recoverability determination and servicing advance procedures described in this prospectus supplement) or (ii) direct the applicable master servicer to cause that coverage to be maintained under the applicable master servicer's force-placed insurance policy, in which case that applicable master servicer will be required to so cause that coverage to be maintained to the extent that the identified coverage is available under the applicable master servicer's existing force-placed policy) with Qualified
Insurers having the Required Claims-Paying Ratings (a) a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of (i) the full replacement cost of improvements at such REO Property or (ii) the outstanding principal balance of the related mortgage loan, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, (b) a comprehensive general liability insurance policy with coverage comparable to that which would be required under prudent lending requirements and in an amount not less than $1 million per occurrence and (c) to the extent consistent with the Servicing Standard, a business interruption or rental loss insurance covering revenues or rents for a period of at least twelve months. However, the special servicer will not be required in any event to maintain or obtain insurance coverage described in this paragraph beyond what is reasonably available at commercially reasonable rates and consistent with the Servicing
Standard.

         If (1) a master servicer or special servicer obtains and maintains, or causes to be obtained and maintained, a blanket policy or master force-placed policy insuring against hazard losses on all of the mortgage loans or REO
Properties (other than the Non-Trust-Serviced Pooled Mortgage Loan or any related REO Property), as applicable, as to which it is the applicable master servicer or the special servicer, as the case may be, then, to the extent such policy (a) is obtained from a Qualified Insurer having the Required
Claims-Paying Ratings, and (b) provides protection equivalent to the individual policies otherwise required, or (2) a master servicer or special servicer has long-term unsecured debt obligations that are rated not lower than "A" by Fitch and "A" by S&P, and that master servicer or the special servicer self-insures for its obligation to maintain the individual policies otherwise required, then that master servicer or the special servicer, as the case may be, will conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related mortgaged properties or REO
Properties, as applicable. Such a blanket or master force-placed policy may contain a deductible clause (not in excess of a customary amount), in which case the applicable master servicer or the special servicer, as the case may be, whichever maintains such policy, must if there has not been maintained on any mortgaged property or REO Property thereunder a hazard insurance policy complying with the requirements described above, and there will have been one or more losses that would have been covered by such an individual policy, promptly deposit into the applicable collection account maintained by the applicable master servicer, from its own funds, the amount not otherwise payable under the blanket or master force-placed policy in connection with such loss or losses because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related mortgage loan (or, in the absence of any such deductible limitation, the deductible limitation for an individual policy which is consistent with the Servicing Standard) and, in the case of a Trust-Serviced Mortgage Loan Group, to the extent that the corresponding pooled mortgage loan is affected.

         Subject to the foregoing discussion, see also "Description of Pooling and Servicing Agreements--Hazard Insurance Policies" in the accompanying prospectus.

                                      S-145

ENFORCEMENT OF DUE-ON-ENCUMBRANCE AND DUE-ON-SALE PROVISIONS

         In connection with each pooled mortgage loan (other than the
Non-Trust-Serviced Pooled Mortgage Loan), the applicable master servicer or the special servicer, as the case may be, will be required to determine whether to waive any violation of a due-on-sale or due-on-encumbrance provision or to approve any borrower request for consent to an assignment and assumption of the mortgage loan or a further encumbrance of the related mortgaged property.
However, subject to the related mortgage loan documents, if the subject pooled mortgage loan (either alone or, if applicable, with other related pooled mortgage loans) exceeds specified size thresholds (either actual or relative) or fails to satisfy other applicable conditions imposed by Fitch and/or S&P, then neither that master servicer nor the special servicer may enter into such a waiver or approval, unless it has received written confirmation from Fitch and/or S&P, as applicable, that this action would not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by that rating agency or those rating agencies, as the case may be, to the series
2005-PWR10 certificates. Furthermore, except in limited circumstances, a master servicer may not enter into such a waiver or approval without the consent of the special servicer, and the special servicer will not be permitted to grant that consent or to itself enter into such a waiver or approval unless the special servicer has complied with any applicable provisions of the series 2005-PWR10 pooling and servicing agreement described above under "--The Series 2005-PWR10
Controlling Class Representative--Rights and Powers of Controlling Class
Representative" or "Intercreditor and Servicing Arrangements Regarding the
Non-Trust-Serviced Pooled Mortgage Loan".

TRANSFERS OF INTERESTS IN BORROWERS

         Each master servicer will generally have the right to consent to any transfers of an interest in a borrower under a non-specially serviced mortgage loan (other than the Non-Trust-Serviced Pooled Mortgage Loan, to the extent the transfer is allowed under the terms of that mortgage loan (without the exercise of any lender discretion other than confirming the satisfaction of other specified conditions that do not include any other lender discretion), including any consent to transfer to any subsidiary or affiliate of a borrower or to a person acquiring less than a majority interest in the borrower. However, subject to the terms of the related mortgage loan documents and applicable law, if--

         o    the subject mortgage loan is a pooled mortgage loan that alone -
              or together with all other pooled mortgage loans that have the same or a known affiliated borrower - is one of the ten largest mortgage loans in the trust fund (according to Stated Principal
              Balance); has a cut-off date principal balance in excess of
              $20,000,000; or has a principal balance at the time of such proposed transfer that is equal to or greater than 5% of the then aggregate mortgage pool balance; and

         o    the transfer is of an interest in the borrower of greater than
              49%,

then the applicable master servicer may not consent to the transfer unless it has received written confirmation from each of Fitch and S&P that this action would not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by that rating agency to the series 2005-PWR10 certificates. In addition, the series 2005-PWR10 pooling and servicing agreement may require the applicable master servicer to obtain the consent of the special servicer prior to consenting to the transfers of interests in borrowers that such master servicer is otherwise entitled to consent to as described above.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

         The special servicer, with respect to a specially serviced mortgage loan, or the applicable master servicer, with respect to any other mortgage loan, may, consistent with the Servicing Standard, except in the case of the
Non-Trust-Serviced Pooled Mortgage Loan, agree to:

         o    modify, waive or amend any term of any mortgage loan;

         o    extend the maturity of any mortgage loan;

         o    defer or forgive the payment of interest (including Default
              Interest and Post-ARD Additional Interest) on and principal of any mortgage loan;

                                      S-146

         o    defer or forgive the payment of late payment charges on any mortgage loan;

         o    defer or forgive Yield Maintenance Charges or Prepayment Premiums on any mortgage loan;

         o    permit the release, addition or substitution of collateral securing any mortgage loan; or

         o    permit the release, addition or substitution of the borrower or any guarantor of any mortgage loan.

         The ability of the special servicer or a master servicer to agree to any of the foregoing, however, is subject to the discussions under "--The Series
2005-PWR10 Controlling Class Representative--Rights and Powers of Controlling
Class Representative" and "--Enforcement of Due-on-Sale and Due-on-Encumbrance
Provisions" above and "Intercreditor and Servicing Arrangements Regarding the
Non-Trust-Serviced Pooled Mortgage Loan" in this prospectus supplement, and further, to each of the following limitations, conditions and restrictions:

         o    Unless the applicable master servicer has obtained the consent of the special servicer, a master servicer may not agree to modify, waive or amend any term of, or take any of the other
              above-referenced actions with respect to, any mortgage loan in the trust fund, that would affect the amount or timing of any related payment of principal, interest or other amount payable under that mortgage loan or materially and adversely affect the security for that mortgage loan, except (a) for certain waivers of Default
              Interest, late payment charges and Post-ARD Additional Interest and (b) with respect to certain routine matters.

         o    With limited exceptions generally involving the waiver of Default
              Interest and late payment charges, the special servicer may not agree to, or consent to the applicable master servicer's agreeing to, modify, waive or amend any term of, and may not take, or consent to the master servicer's taking, any of the other
              above-referenced actions with respect to any mortgage loan, if doing so would--

              1.   affect the amount or timing of any related payment of
                   principal, interest or other amount payable under the
                   mortgage loan, or

              2.   in the judgment of the special servicer, materially impair the security for the mortgage loan,

              unless a material default on the mortgage loan has occurred or, in the judgment of the special servicer, a default with respect to payment on the mortgage loan is reasonably foreseeable, and the modification, waiver, amendment or other action is reasonably likely to produce an equal or a greater recovery to the series
              2005-PWR10 certificateholders and, in the case of a Trust-Serviced
              Loan Group, the related Trust-Serviced Non-Pooled Noteholder, all as a collective whole, on a present value basis than would liquidation.

         o    As regards modifications, waivers and amendments of a
              Trust-Serviced Mortgage Loan Group:

              1.   following any modification, extension, waiver or amendment of the payment terms of that Trust-Serviced Mortgage Loan Group, any payments on and proceeds of that Trust-Serviced Mortgage
                   Loan Group must be allocated and applied (as among the
                   mortgage loans in that Trust-Serviced Mortgage Loan Group) in accordance with the allocation and payment priorities set
                   forth in the related Mortgage Loan Group Intercreditor
                   Agreement, such that none of the trust as holder of the
                   related pooled mortgage loan and the holder of that
                   Trust-Serviced Non-Pooled Mortgage Loan will gain a priority over the other with respect to any payment, which priority is not reflected in the related Mortgage Loan Group
                   Intercreditor Agreement; and

              2.   in the case of any Mortgage Loan group that also includes a
                   Non-Pooled Subordinate Loan, to the extent consistent with the Servicing Standard, taking into account the extent to
                   which the related Non-Pooled Subordinate Loan is junior to the related pooled mortgage loan,

                   (a)    no waiver, reduction or deferral of any amounts due on
                          the pooled mortgage loan will be effected prior to the
                          waiver, reduction or deferral of the entire
                          corresponding item in respect of the related
                          Non-Pooled Subordinate Loan, and

                                      S-147

                   (b)    no reduction of the mortgage rate (exclusive, if
                          applicable, of any portion thereof that represents
                          the rate at which Post-ARD Additional Interest is
                          calculated) of the related pooled mortgage loan
                          will be effected prior to the reduction of the
                          mortgage rate (exclusive, if applicable, of any
                          portion thereof that represents the rate at which
                          Post-ARD Additional Interest is calculated) of the
                          related Non-Pooled Subordinate Loan.

         o    Neither the applicable master servicer nor the special servicer may extend the date on which any balloon payment is scheduled to be due on any mortgage loan to a date beyond the earliest of--

              1.   with certain exceptions, five years after the mortgage loan's stated maturity if the mortgage loan is the subject of an
                   environmental insurance policy,

              2.   five years prior to the rated final distribution date, and

              3.   if the mortgage loan is secured by a lien solely or primarily on the related borrower's leasehold interest in the
                   corresponding mortgaged property, 20 years or, to the extent consistent with the Servicing Standard, giving due
                   consideration to the remaining term of the ground lease, ten years, prior to the end of the then current term of the
                   related ground lease, plus any unilateral options to extend.

         o    Neither the applicable master servicer nor the special servicer may make or permit any modification, waiver or amendment of any term of, or take any of the other above-referenced actions with respect to, any mortgage loan, if doing so would--

              1.   cause any of REMIC I, REMIC II or REMIC III to fail to
                   qualify as a REMIC under the Internal Revenue Code or either of the respective grantor trusts related to the class R and class V certificates to fail to qualify as a grantor trust under the Internal Revenue Code,

              2.   result in the imposition of any tax on prohibited
                   transactions or contributions after the startup date of any of REMIC I, REMIC II or REMIC III under the Internal Revenue
                   Code or the imposition of any tax on either of the respective grantor trusts related to the class R and class V
                   certificates under the Internal Revenue Code, or

              3.   adversely affect the status of any portion of the trust fund that is intended to be a grantor trust under the Internal
                   Revenue Code.

         o    Subject to applicable law, the related mortgage loan documents and the Servicing Standard, neither the applicable master servicer nor the special servicer may permit any modification, waiver or amendment of any term of any mortgage loan that is not a specially serviced mortgage loan unless all related fees and expenses are paid by the borrower.

         o    The special servicer may not permit or consent to the applicable master servicer's permitting any borrower to add or substitute any real estate collateral for any mortgage loan, unless the special servicer has first----

              1.   determined, based upon an environmental assessment prepared by an independent person who regularly conducts environmental assessments, at the expense of the borrower, that--

                   (a)    the additional or substitute collateral is in
                          compliance with applicable environmental laws and
                          regulations, and

                   (b)    there are no circumstances or conditions present with
                          respect to the new collateral relating to the use,
                          management or disposal of any hazardous materials for
                          which investigation, testing, monitoring, containment,
                          clean-up or remediation would be required under any
                          then applicable environmental laws or regulations; and

              2.   received, at the expense of the related borrower to the
                   extent permitted to be charged by the holder of the mortgage loan under the related mortgage loan documents, confirmation from each of Fitch and S&P that the addition or substitution of real estate collateral will not result in a qualification,

                                      S-148

                   downgrade or withdrawal of any rating then assigned by that rating agency to a class of series 2005-PWR10 certificates.

         o    With limited exceptions generally involving the delivery of substitute collateral, the paydown of the subject mortgage loan or the release of non-material parcels, the special servicer may not release or consent to the applicable master servicer's releasing any material real property collateral securing an outstanding mortgage loan in the trust fund other than in accordance with the terms of, or upon satisfaction of, the mortgage loan.

         The foregoing limitations, conditions and restrictions will not apply to any of the acts referenced in this "--Modifications, Waivers, Amendments and
Consents" section that occurs automatically, or that results from the exercise of a unilateral option by the related borrower within the meaning of Treasury regulation section 1.1001-3(c)(2)(iii), in any event, under the terms of the subject mortgage loan in effect on the date of initial issuance of the offered certificates or, in the case of a replacement mortgage loan, on the date it is added to the trust fund. Also, in no event will either the applicable master servicer or the special servicer be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower if, in its judgment, opposition would not ultimately prevent the confirmation of the plan or one substantially similar.

         Also notwithstanding the foregoing, the applicable master servicer will not be required to seek the consent of, or provide prior notice to, the special servicer or any series 2005-PWR10 certificateholder or obtain any confirmation from the rating agencies in order to approve waivers of minor covenant defaults
(other than financial covenants) or grant approvals and consents in connection with various routine matters.

         All modifications, amendments, material waivers and other material actions entered into or taken and all consents with respect to the mortgage loans must be in writing. Each of the master servicers and the special servicer must deliver to the trustee for deposit in the related mortgage file, an original counterpart of the agreement relating to a such modification, waiver, amendment or other action agreed to or taken by it, promptly following its execution.

         In circumstances in which the applicable master servicer is not permitted to enter into a modification, waiver, consent or amendment without the approval of the special servicer, that master servicer must provide a written recommendation and explain the rationale therefor and deliver all pertinent documents to the special servicer and to the series 2005-PWR10 controlling class representative or, if applicable, the related Non-Pooled Subordinate Noteholder.
If approval is granted by the special servicer, the applicable master servicer will be responsible for entering into the relevant documentation.

REQUIRED APPRAISALS

         Within approximately 60 days following the occurrence of any Appraisal
Trigger Event with respect to any of the pooled mortgage loans (other than the
Non-Trust-Serviced Pooled Mortgage Loan), the special servicer must obtain an appraisal of the related mortgaged property from an independent appraiser meeting the qualifications imposed in the series 2005-PWR10 pooling and servicing agreement, unless--

         o    an appraisal had previously been obtained within the prior twelve months, and

         o    the special servicer has no knowledge of changed circumstances that in the judgment of the special servicer would materially affect the value of the mortgaged property.

         Notwithstanding the foregoing, if the Stated Principal Balance of the subject mortgage loan is less than $2,000,000, then the special servicer may, at its option, perform an internal valuation of the related mortgaged property.

         As a result of any appraisal or other valuation, it may be determined by a special servicer, in consultation with the series 2005-PWR10 controlling class representative or, if applicable, the related Non-Pooled Subordinate
Noteholder, that an Appraisal Reduction Amount exists with respect to the subject mortgage loan. An Appraisal Reduction Amount is relevant to the amount of any advances of delinquent interest required to be made with respect to the affected pooled mortgage loan and, in the case of the Muirwood Apartments Loan
Group, the determination of whether the series 2005-PWR10 controlling class representative or the related Non-Pooled Subordinate Noteholder(s), as applicable, may exercise certain control rights

                                      S-149

with respect to the related Trust-Serviced Mortgage Loan Group. See "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service
Payments" in this prospectus supplement.

         If an Appraisal Trigger Event occurs with respect to any specially serviced mortgage loan (other than the Non-Trust-Serviced Pooled Mortgage Loan), then the special servicer will have an ongoing obligation to obtain or perform, as the case may be, on or about each anniversary of the occurrence of that
Appraisal Trigger Event, an update of the prior required appraisal or other valuation. Based upon that update, the special servicer is to redetermine, in consultation with the series 2005-PWR10 controlling class representative, and report to the certificate administrator, the trustee and the applicable master servicer the new Appraisal Reduction Amount, if any, with respect to the mortgage loan. This ongoing obligation will cease if and when--

         o    any and all Servicing Transfer Events with respect to the mortgage loan have ceased, and

         o    no other Servicing Transfer Event or Appraisal Trigger Event has
              occurred with respect to the subject mortgage loan during the preceding three months.

         The cost of each required appraisal, and any update of that appraisal, will be advanced by the applicable master servicer, at the direction of the special servicer, and will be reimbursable to the applicable master servicer as a servicing advance.

         Notwithstanding the foregoing, the series 2005-PWR10 controlling class representative or other controlling party will have the right (exercisable not more frequently that once every six months) to require that the special servicer, as applicable, obtain a new appraisal with respect to the subject mortgage loan, at the expense of the series 2005-PWR10 controlling class certificateholders or other controlling party, as applicable. Upon receipt of the new appraisal, the special servicer will redetermine any Appraisal Reduction
Amount.

         Appraisal Reduction Amounts with respect to Trust-Serviced Loan Groups will be calculated in the manner described under the definition of "Appraisal
Reduction Amount" in the glossary to this prospectus supplement.

         Also notwithstanding the foregoing, any Appraisal Reduction Amounts (as calculated under the Non-Trust-Servicing Agreement) with respect to the
Non-Trust-Serviced Pooled Mortgage Loan will be determined in accordance with the Non-Trust Servicing Agreement, which is similar but not identical to the series 2005-PWR10 pooling and servicing agreement in this regard, based upon appraisals obtained under the Non-Trust Servicing Agreement and may affect the amount of any advances of delinquent monthly debt service payments required to be made on the Non-Trust-Serviced Pooled Mortgage Loan.

COLLECTION ACCOUNTS

         General. Each master servicer will be required to establish and maintain a collection account for purposes of holding payments and other collections that it receives with respect to the mortgage loans for which it is the applicable master servicer. That collection account must be maintained in a manner and with a depository institution that satisfies Fitch and S&P standards for securitizations similar to the one involving the offered certificates.

         The funds held in each master servicer's collection account may be held as cash or invested in Permitted Investments. See "--Servicing and Other
Compensation and Payment of Expenses--Additional Servicing Compensation" above.

         Deposits. Each master servicer must deposit or cause to be deposited in its collection account, generally within one business day following receipt by it, all payments on and proceeds of the pooled mortgage loans that are received by or on behalf of that master servicer with respect to the related mortgage loans. These payments and proceeds include borrower payments, insurance and condemnation proceeds (other than amounts to be applied to the restoration of a property), amounts remitted monthly by the special servicer from an REO account, the proceeds of any escrow or reserve account that are applied to the mortgage loan indebtedness and the sales proceeds of any sale of any mortgage loan on behalf of the trust fund that may occur as otherwise described in this prospectus supplement. Notwithstanding the foregoing, a master servicer need not deposit into its collection account any amount that such master servicer would be authorized to withdraw immediately

                                      S-150

from that collection account as described under "--Withdrawals" below and will be entitled to instead pay that amount directly to the person(s) entitled thereto.

         Withdrawals. The master servicers may make withdrawals from the collection accounts for the purpose of making any Authorized Collection Account
Withdrawals.

         The series 2005-PWR10 pooling and servicing agreement will contain additional provisions with respect to the timing of the payments, reimbursements and remittances generally described above. The payments, reimbursements and remittances described above may result in shortfalls to the holders of the offered certificates in any particular month even if those shortfalls do not ultimately become realized losses for those holders.

FAIR VALUE PURCHASE OPTION

         If any pooled mortgage loan (other than the Non-Trust-Serviced Pooled
Mortgage Loan) becomes a Specially Designated Defaulted Pooled Mortgage Loan,
then the special servicer must notify the series 2005-PWR10 controlling class representative, the holder(s) of the series 2005-PWR10 controlling class and some of the parties to the pooling and servicing agreement and determine no later than 30 days after receipt of an appraisal (in accordance with the
Servicing Standard, without regard to the purchase option described below, and based upon, among other things, an appraisal or other valuation obtained or conducted by the special servicer within the preceding 12-month period) and report to those parties the Fair Value of the subject Specially Designated
Defaulted Pooled Mortgage Loan. The special servicer will be required to update and similarly report its Fair Value determination if an offer is made for the purchase of the applicable pooled mortgage loan at that value on a date that is later than 90 days following the special servicer's determination or if the special servicer becomes aware of any circumstances or conditions that have occurred or arisen that would, in its reasonable judgment, materially affect the most recent Fair Value determination.

         Any single holder or group of holders of certificates representing greater than 50% of the total principal balance of the series 2005-PWR10 controlling class or any assignee thereof may, at its or their option, purchase from the trust fund any Specially Designated Defaulted Pooled Mortgage Loan, at
a cash price equal to: (a) the Fair Value of that mortgage loan, as most recently determined by the special servicer and reported to the trustee, certificate administrator, the applicable master servicer and the series
2005-PWR10 controlling class representative as described above; or (b) if no such Fair Value has yet been established as described above, or if the special servicer is in the process of redetermining the Fair Value because of a change in circumstances, the applicable Purchase Price. This "Purchase Option" will instead be exercisable by the special servicer for 30 days if the majority holder(s) of the series 2005-PWR10 controlling class or an assignee thereof does not exercise the Purchase Option within 60 days following the special servicer's initial determination of Fair Value. If the special servicer or an assignee thereof does not so exercise the Purchase Option, the majority holder(s) of the series 2005-PWR10 controlling class will again become entitled to exercise the
Purchase Option. In addition, the Purchase Option with respect to any Specially
Designated Defaulted Pooled Mortgage Loan will be assignable by any holder of that option to any third party (other than the borrower or an affiliate of the borrower under the applicable pooled mortgage loan) at any time upon notice to the parties to the series 2005-PWR10 pooling and servicing agreement.

         The series 2005-PWR10 pooling and servicing agreement will specify the procedures for the exercise of the Purchase Option and the time period within which any eligible party must complete the subject purchase following its exercise of the Purchase Option.

         The Purchase Option with respect to any Specially Designated Defaulted
Pooled Mortgage Loan will end on the earliest of (1) the date on which such mortgage loan is worked out or otherwise ceases to be a Specially Designated
Defaulted Mortgage Loan, (2) the date on which the mortgage loan is liquidated or otherwise removed from the trust fund and (3) the date on which the related mortgaged property becomes an REO Property.

         The Purchase Option with respect to any Specially Designated Defaulted
Pooled Mortgage Loan may be subject to the purchase options of other related creditors of the subject borrower and its principals. In any case, the Purchase
Option with respect to each Pooled Mortgage Loan included in a Trust-Serviced
Mortgage Loan Group is subject to the prior right of one or more Non-Pooled
Subordinate Noteholders to exercise any option to purchase that Pooled Mortgage
Loan following a default and to any consultation and/or approval right that applies to a sale of a defaulted loan. See"--The Muirwood Apartments Non-Pooled
Subordinate Noteholders" and "Description of the Mortgage Pool --Pari Passu,
Subordinate and

                                      S-151

Other Financing--Split Loan Structures--Muirwood Apartments Loan Group" and
"--Chapanoke Square Loan Group" above.

         Notwithstanding the foregoing, any exercise of the Purchase Option with respect to any Specially Designated Defaulted Pooled Mortgage Loan by the
special servicer or any affiliate thereof, will be conditioned on a confirmation by the trustee that the special servicer's determination of the Fair Value is consistent with or greater than what the trustee considers to be the fair value of that mortgage loan, although the special servicer may revise any such Fair
Value determination that is rejected by the trustee. For these purposes, the trustee may at its option (and at the expense of the trust) designate an independent third party expert to make the determination, in which case the trustee will be entitled to conclusively rely upon such third party's determination. The costs of all appraisals, inspection reports, independent third party experts and broker opinions of value, incurred by the trustee or any third party expert are to be advanced by the applicable master servicer and will constitute, and be reimbursable with interest as, servicing advances; provided that, the fees payable to the trustee or any third party expert will not exceed a commercially reasonable sum as determined by the trustee.

         We cannot assure you that the Fair Value of any Specially Designated
Defaulted Pooled Mortgage Loan (determined as described above) will equal the amount that could have actually been realized in an open bid or that the cash price at which any Specially Designated Defaulted Pooled Mortgage Loan may be
purchased as described above will equal or be greater than the amount that could have been realized through foreclosure or a work-out of that mortgage loan.

         The special servicer will be required to concurrently proceed with a work-out or foreclosure in respect of any Specially Designated Defaulted
Mortgage Loan (other than the Non-Trust-Serviced Pooled Mortgage Loan) without regard to the related Purchase Option.

         Notwithstanding the foregoing, the Purchase Option under the series
2005-PWR10 pooling and servicing agreement will not apply to The Westin Copley
Place Pooled Mortgage Loan. However, the Non-Trust Servicing Agreement provides for a comparable fair value purchase option in respect of The Westin Copley
Place Non-Pooled Pari Passu Companion Loan that is owned by the trust fund established under that agreement and requires that any party exercising the right to purchase the related Non-Pooled Pari Passu Companion Loan also purchase
The Westin Copley Place Pooled Mortgage Loan from the series 2005-PWR10 trust fund at a price similarly determined under the Non-Trust Servicing Agreement.
See "Intercreditor and Servicing Arrangements Regarding the Non-Trust-Serviced
Pooled Mortgage Loan" in this prospectus supplement.

PROCEDURES WITH RESPECT TO DEFAULTED MORTGAGE LOANS AND REO PROPERTIES

         The special servicer will be responsible for liquidating defaulted pooled mortgage loans (other than, if applicable, the Non-Trust-Serviced Pooled
Mortgage Loan) and for the operation, management, leasing, maintenance and disposition of REO Properties, in any event generally as described under
"Description of the Pooling and Servicing Agreements--Realization upon Defaulted
Mortgage Loans" in the accompanying prospectus. Any REO Property relating to a
Trust-Serviced Mortgage Loan Group will be held on behalf of the series
2005-PWR10 certificateholders and the related Trust-Serviced Non-Pooled
Noteholder.

REO ACCOUNT

         If an REO Property is acquired, the special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from that REO Property. The funds held in each such REO account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the REO account maintained by the special servicer will be payable to the special servicer, subject to the limitations described in the series 2005-PWR10 pooling and servicing agreement.

         The special servicer will be required to withdraw from the REO account maintained by the special servicer funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property held by the trust fund, but only to the extent of amounts on deposit in the account relating to that particular REO Property. Promptly following the end of each collection period, the special servicer will be required to withdraw from its respective
REO account and deposit, or deliver to the applicable master servicer for deposit, into the applicable master servicer's collection account the total of all amounts received in respect of each REO Property held by the trust fund during that collection period, net of any withdrawals made out of those amounts, as described in the preceding sentence and any amounts as may be necessary to

                                      S-152

maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of that property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

         Notwithstanding the foregoing, amounts received with respect to any REO
Property relating to a Non-Trust-Serviced Pooled Mortgage Loan will be deposited into an REO account maintained by the applicable special servicer under the
Non-Trust Servicing Agreement and, subject to similar conditions as are set forth under the series 2005-PWR10 pooling and servicing agreement, will be remitted monthly to the master servicer under the Non-Trust Servicing Agreement for remittance to the applicable master servicer under the series 2005-PWR10 pooling and servicing agreement.

RIGHTS UPON THE OCCURRENCE OF AN EVENT OF DEFAULT

         If an Event of Default occurs with respect to any of the master servicers or the special servicer and remains unremedied, the trustee will be authorized, and at the direction of series 2005-PWR10 certificateholders entitled to not less than 25% of the series 2005-PWR10 voting rights, or, in the case of the special servicer, at the direction of the series 2005-PWR10 controlling class representative, the trustee will be required, to terminate all of the obligations and rights of the defaulting party under the series
2005-PWR10 pooling and servicing agreement accruing from and after the notice of termination, other than any rights the defaulting party may have as a series
2005-PWR10 certificateholder, entitlements to amounts payable to the terminated party at the time of termination and any entitlements of the terminated party that survive the termination. Upon any termination, subject to the discussion in the next two paragraphs and under "--Replacement of the Special Servicer" above, the trustee must either:

         o    succeed to all of the responsibilities, duties and liabilities of the terminated master servicer or special servicer, as the case may be, under the series 2005-PWR10 pooling and servicing
              agreement; or

         o    appoint an established mortgage loan servicing institution reasonably acceptable to the series 2005-PWR10 controlling class representative to act as successor to the terminated master servicer or special servicer, as the case may be.

         The holders of certificates entitled to a majority of the voting rights or the series 2005-PWR10 controlling class representative (solely in the case of an Event of Default involving the special servicer) may require the trustee to appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, rather than have the trustee act as that successor. In connection with the pooled mortgage loans sold by Principal Commercial Finding, LLC or Nationwide Life to us for deposit into the trust fund, the applicable master servicer will perform most of its servicing duties through Principal Commercial Finding, LLC or Nationwide Life,
as applicable, in its capacity as primary servicer and Principal Commercial
Finding, LLC or Nationwide Life, as applicable, in that capacity cannot be terminated, including by a successor master servicer, except for cause. In addition, in the case of a number of other mortgage loans, it is expected that the applicable master servicer will perform some of its servicing duties through sub-servicers whose rights to receive certain payments cannot be terminated, including by a successor master servicer, except for cause.

         Notwithstanding the foregoing discussion in this "--Rights Upon the
Occurrence of an Event of Default" section, if a master servicer receives a notice of termination because of the occurrence of any of the Events of Default described in the last two bullets under the definition of "Event of Default"
that appears in the glossary to this prospectus supplement, the applicable master servicer will continue to serve as master servicer and will have the right for a period of 45 days, at its expense, to sell or cause to be sold its master servicing rights with respect to the mortgage loans for which it is the applicable master servicer to a successor.

         The appointment of any entity as a successor to a terminated master servicer or special servicer as described in the second bullet of the first paragraph or in the second or third paragraph of this "--Rights Upon the
Occurrence of an Event of Default" section may not occur unless each of Fitch and S&P have confirmed that the appointment of that entity will not result in a qualification, downgrade or withdrawal of any of the then current ratings of the series 2005-PWR10 certificates.

         In general, certificateholders entitled to at least 66-2/3% of the voting rights allocated to each class of series 2005-PWR10 certificates affected by any Event of Default may waive the Event of Default. However, the Events of
Default

                                      S-153

described in the first, second and last two bullets under the definition of
"Event of Default" that appears in the glossary to this prospectus supplement may only be waived by all of the holders of the affected classes of series
2005-PWR10 certificates. Furthermore, if the trustee is required to spend any monies in connection with any Event of Default, then that Event of Default may not be waived unless and until the trustee has been reimbursed, with interest, by the party requesting the waiver. Upon any waiver of an Event of Default, the
Event of Default will cease to exist and will be deemed to have been remedied for every purpose under the series 2005-PWR10 pooling and servicing agreement.

         If an Event of Default on the part of the master servicer for a
Trust-Serviced Mortgage Loan Group occurs and affects a related Serviced
Non-Pooled Noteholder and that master servicer is not terminated pursuant to the provisions set forth above, then notwithstanding that the Event of Default may be waived by the series 2005-PWR10 certificateholders, the related Serviced
Non-Pooled Noteholder will be entitled to require that the applicable master servicer appoint a sub-servicer that will be responsible for servicing the applicable Mortgage Loan Group.

               INTERCREDITOR AND SERVICING ARRANGEMENTS REGARDING
                   THE NON-TRUST-SERVICED POOLED MORTGAGE LOAN

         The Westin Copley Place Pooled Mortgage Loan, which has an unpaid principal balance as of the cut-off date equal to $105,000,000 and represents
4.0% of the initial mortgage pool balance (and 4.5% of the initial loan group 1 balance), is part of a split loan structure comprised of two mortgage loans, whereby the related pooled mortgage loan and the other mortgage loan that is not included in the trust are together secured by a single mortgage instrument encumbering the related mortgaged property and both of the loans in the split loan structure are pari passu with each other in right of payment.

         The trust as the holder of The Westin Copley Place Pooled Mortgage Loan and the holder of The Westin Copley Place Non-Pooled Pari Passu Companion Loan
are bound by The Westin Copley Place Intercreditor Agreement, which provides, among other things, that The Westin Copley Place Loan Group will be principally serviced and administered under the BSCMSI Series 2005-TOP20 Pooling and
Servicing Agreement. Insofar as that agreement relates to the servicing and administration of The Westin Copley Place Loan Group, the master servicer under that agreement is Wells Fargo Bank, National Association, the special servicer under that agreement is ARCap Servicing, Inc. and the initial holder of a majority of the controlling class under that agreement is an affiliate of that special servicer. The Westin Copley Place Non-Pooled Pari Passu Companion Loan
is held as of the Issue Date by the trust established under the BSCMSI Series
2005-TOP20 Pooling and Servicing Agreement.

         The servicing arrangements under the BSCMSI Series 2005-TOP20 Pooling and Servicing Agreement are generally similar (but not identical) to the servicing arrangements under the series 2005-PWR10 pooling and servicing agreement, but this statement should not be construed as a qualification of the specific statements made below.

         In the case of The Westin Copley Place Loan Group, the collective arrangements evidenced by the related Mortgage Loan Group Intercreditor
Agreement, the Non-Trust Servicing Agreement and the series 2005-PWR10 pooling and servicing agreement generally provide that:

         o    the mortgage loans that form The Westin Copley Place Loan Group are of equal priority with each other and neither of them will have priority or preference over the other;

         o    the Non-Trust Servicing Agreement, which principally governs the servicing and administration of The Westin Copley Place Loan
              Group, provides that, subject to various servicing-related provisions of The Westin Copley Place Intercreditor Agreement, one
              or more parties to that Non-Trust Servicing Agreement will be responsible for making servicing advances with respect to The
              Westin Copley Place Loan Group and none of the parties to that
              Non-Trust Servicing Agreement (in their capacities under that agreement) will have any right or duty to make advances of delinquent debt service payments on The Westin Copley Place Pooled
              Mortgage Loan;

         o    all payments, proceeds and other recoveries on or in respect of either of or both of the mortgage loans that form The Westin
              Copley Place Loan Group (in each case, subject to the rights of the master servicer, the special servicer, the depositor, the trustee, the fiscal agent or similar parties under the Non-Trust
              Servicing Agreement and the series 2005-PWR10 pooling and
              servicing agreement) will be applied to The Westin Copley Place
              Pooled Mortgage Loan

                                      S-154

              and the related The Westin Copley Place Non-Pooled Pari Passu
              Companion Loan on a pari passu basis according to their respective outstanding principal balances;

         o    the transfer of the ownership of The Westin Copley Place Pooled
              Mortgage Loan or The Westin Copley Place Non-Pooled Pari Passu
              Companion Loan to any person or entity - other than institutional lenders, investment funds, affiliates thereof exceeding a minimum net worth, surplus or shareholder equity requirement and other than trusts or other entities established to acquire mortgage loans and issue securities backed by and payable from the proceeds of such loans - is prohibited unless the disposition is made pursuant to the series 2005-PWR10 pooling and servicing agreement or the Non-Trust Servicing Agreement, as the case may be;

         o    the mortgage loans that form The Westin Copley Place Loan Group are to be serviced and administered under the Non-Trust Servicing
              Agreement under a general servicing standard that is substantially similar to the Servicing Standard under the series 2005-PWR10 pooling and servicing agreement and as if they were a single mortgage loan indebtedness under that agreement (subject to the approval and/or consultation rights described below);

         o    the applicable master servicer for The Westin Copley Place Pooled
              Mortgage Loan under the series 2005-PWR10 pooling and servicing agreement and the comparable party under the Non-Trust Servicing
              Agreement must independently make its own decision as to the nonrecoverability of any debt service advance in respect of its
              The Westin Copley Place mortgage loan; and if that master servicer or comparable party makes a determination that a debt service advance on its The Westin Copley Place mortgage loan would be nonrecoverable, then neither the applicable master servicer nor any other comparable party may make such an advance with respect to its respective The Westin Copley Place mortgage loan unless all those parties have consulted with each other and agree that circumstances have changed such that a proposed future debt service advance would not be a nonrecoverable advance;

         o    the mortgage loans that form The Westin Copley Place Loan Group will become specially serviced mortgage loans if specified events occur, which events are substantially similar to the Servicing
              Transfer Events, in which case the party serving as the special servicer under the Non-Trust Servicing Agreement will be entitled to (among other things) special servicing fees, workout fees and/or liquidation fees with respect to The Westin Copley Place
              Pooled Mortgage Loan that arise and are payable in a manner and to an extent that is substantially similar to the special servicing fees, workout fees and/or liquidation fees that are payable to the special servicer under the series 2005-PWR10 pooling and servicing agreement with respect to other pooled mortgage loans;

         o    the master servicer and special servicer under the Non-Trust
              Servicing Agreement will be required to obtain the approval of the holders of a majority in aggregate principal amount of the loans in The Westin Copley Place Loan Group prior to taking various servicing actions (including a modification of a monetary term, foreclosure, acceptance of substitute or additional collateral, waiver of a "due-on-sale" or "due-on-encumbrance" clause, approval of additional indebtedness (if lender approval is required), renewal or replacement of insurance policies (if lender approval is required) and the sale of REO property for less than the aggregate amount due under the loan group), but if a majority is unable to agree, then the applicable servicer under the Non-Trust
              Servicing Agreement must decide, in accordance with the servicing standard set forth in that agreement, what course of action to follow;

         o    if a party to the Non-Trust Servicing Agreement requests a consent or approval from the trust as the holder of the Non-Trust-Serviced
              Pooled Mortgage Loan, then that request will be addressed in the manner described under "Servicing of the Mortgage Loans Under the
              Series 2005-PWR10 Pooling and Servicing Agreement--General";

         o    in addition to the provisions described in the preceding bullets, the series 2005-PWR10 special servicer (on behalf of the trust as the holder of The Westin Copley Place Pooled Mortgage Loan) will have the right to consult with the party that serves as the special servicer of The Westin Copley Place Loan Group under the
              Non-Trust Servicing Agreement regarding actions to be taken by that special servicer related to The Westin Copley Place Pooled
              Mortgage Loan and will have an opportunity to review any proposed action to be taken by that party under the Non-Trust Servicing
              Agreement (but the series 2005-PWR10 special servicer will not have approval rights with respect to those servicing matters and actions); however, if the special servicer under the Non-Trust
              Servicing Agreement and the series 2005-PWR10 special servicer are unable to agree on the appropriate course of action by the end of specified review periods, then the special servicer under the
              Non-Trust Servicing Agreement must decide, in accordance with the servicing standard set forth in that agreement, what course of action to follow;

                                      S-155

         o    the holder of the largest percentage of the controlling class under the Non-Trust Servicing Agreement and the special servicer under that agreement each has an assignable option to purchase all
              (and not less than all) the mortgage loans (including The Westin
              Copley Place Pooled Mortgage Loan) that form The Westin Copley
              Place Loan Group for a fair value determined by that special servicer under provisions similar to those that apply to fair value determinations under the series 2005-PWR10 pooling and servicing agreement under circumstances similar to the ones described in this prospectus supplement (see "Servicing of the
              Mortgage Loans Under the Series 2005-PWR10 Pooling and Servicing
              Agreement--Fair Value Purchase Option");

         o    the operating advisor for the holder of a majority of the
              controlling class under the Non-Trust Servicing Agreement
              generally has the right to replace the special servicer under the
              Non-Trust Servicing Agreement without consulting any
              representative for the trust as the holder of The Westin Copley
              Place Pooled Mortgage Loan, but conditions to a replacement include (among other things) delivery of confirmation from each of
              Fitch and S&P to the effect that the replacement will not result in a qualification, downgrade or withdrawal of any of its then current ratings of the series 2005-PWR10 certificates; and

         o    if an event of default has occurred and is continuing with respect to the special servicer under the Non-Trust Servicing Agreement, which event of default does not relate to any loan(s) other than
              The Westin Copley Place Loan Group, then the series 2005-PWR10 controlling class representative (on behalf of the trust as holder of The Westin Copley Place Pooled Mortgage Loan) shall be entitled to direct the trustee under the Non-Trust Servicing Agreement to terminate the defaulting special servicer solely with respect to
              The Westin Copley Place Loan Group and appoint a successor special servicer that is eligible to serve under the Non-Trust Servicing
              Agreement and the series 2005-PWR10 pooling and servicing
              agreement, subject to delivery of confirmation from each of Fitch and Moody's to the effect that the replacement will not result in a qualification, downgrade or withdrawal of any of its then current ratings of the series 2005-TOP20 certificates and
              confirmation from each of Fitch and S&P to the effect that the replacement will not result in a qualification, downgrade or withdrawal of any of its then current ratings of the series
              2005-PWR10 certificates; however, this right is subject to the provisions described in the immediately preceding bullet.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         Upon the issuance of the offered certificates, Cadwalader, Wickersham &
Taft LLP, our counsel, will deliver its opinion generally to the effect that, assuming compliance with the series 2005-PWR10 pooling and servicing agreement, compliance with the Non-Trust Servicing Agreement and assuming the continued
qualification of the REMICs formed thereunder, and subject to any other assumptions set forth in the opinion, (i) each of REMIC I, REMIC II and REMIC
III will qualify as a REMIC under the Internal Revenue Code and (ii) the portion of the trust that holds the Post-ARD Additional Interest and collections thereof
(the "Class V Grantor Trust") will be treated as a grantor trust under the
Internal Revenue Code.

         The assets of REMIC I will generally include--

         o    the pooled mortgage loans,

         o    any REO Properties acquired on behalf of the series 2005-PWR10 certificateholders (or a beneficial interest in a mortgaged property securing a Non-Trust-Serviced Pooled Mortgage Loan under the Non-Trust Servicing Agreement),

         o    the respective master servicers' collection accounts,

         o    the REO accounts maintained by the special servicer, and

         o    the certificate administrator's distribution account and interest reserve account.

                                      S-156

         However, REMIC I will exclude any collections of Post-ARD Additional
Interest on the ARD Loans.

         For federal income tax purposes,

         o    the separate non-certificated regular interests in REMIC I will be the regular interests in REMIC I and will be the assets of REMIC
              II,

         o    the separate non-certificated regular interests in REMIC II will be the regular interests in REMIC II and will be the assets of
              REMIC III,

         o    the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F,
              X-1, X-2, G, H, J, K, L, M, N, O, P, Q and S certificates will evidence the regular interests in, and will generally be treated as debt obligations of, REMIC III,

         o    the class V certificates will represent beneficial ownership of the assets of the Class V Grantor Trust, and

         o    the class R certificates will evidence the sole class of residual interests in each of REMIC I, REMIC II and REMIC III.

DISCOUNT AND PREMIUM; PREPAYMENT CONSIDERATION

         The IRS has issued regulations under sections 1271 to 1275 of the
Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Internal Revenue
Code provides for special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury
Department has not issued regulations under that section. You should be aware, however, that the regulations issued under sections 1271 to 1275 of the Internal
Revenue Code and section 1272(a)(6) of the Internal Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

         For federal income tax reporting purposes, we anticipate that the class
F certificates will be issued with a de minimis amount of original issue discount. In addition, we anticipate that the each of the class A-1, A-2, A-3,
A-AB, A-4, A-1A, A-M, A-J, B, C, D and E certificates will be treated for federal income tax purposes as having been issued at a premium. Whether any holder of these classes of offered certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any class of offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium. See "Material Federal Income Tax Consequences--Federal
Income Tax Consequences for REMIC Certificates--Taxation of Regular
Certificates--Premium" in the accompanying prospectus.

         When determining the rate of accrual of original issue discount and market discount, if any, and the amortization of premium, if any, with respect to the series 2005-PWR10 certificates for federal income tax purposes, the prepayment assumption used will be that following any date of determination:

         o    the mortgage loans with anticipated repayment dates will be paid in full on those dates,

         o    no mortgage loan in the trust will otherwise be prepaid prior to maturity, and

         o    there will be no extension of maturity for any mortgage loan in the trust.

         For a more detailed discussion of the federal income tax aspects of investing in the offered certificates, see "Material Federal Income Tax
Consequences" in each of this prospectus supplement and the accompanying prospectus.

         Prepayment premiums and yield maintenance charges actually collected on the underlying mortgage loans will be paid on the offered certificates as and to the extent described in this prospectus supplement. It is not entirely clear under the

                                      S-157

Internal Revenue Code when the amount of a prepayment premium or yield maintenance charge should be taxed to the holder of a class of offered certificates entitled to that amount. For federal income tax reporting purposes, the tax administrator will report prepayment premiums or yield maintenance charges as income to the holders of a class of offered certificates entitled thereto only after the applicable master servicer's actual receipt of those amounts. The IRS may nevertheless seek to require that an assumed amount of prepayment premiums and yield maintenance charges be included in payments projected to be made on the offered certificates and that the taxable income be reported based on the projected constant yield to maturity of the offered certificates. Therefore, the projected prepayment premiums and yield maintenance charges would be included prior to their actual receipt by holders of the offered certificates. If the projected prepayment premiums and yield maintenance charges were not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid prepayment premiums and yield maintenance charges had been projected to be received. Moreover, it appears that prepayment premiums and yield maintenance charges are to be treated as ordinary income rather than capital gain. However, the correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

         Except to the extent noted below, offered certificates held by a real estate investment trust ("REIT") will be "real estate assets" within the meaning of section 856(c)(5)(B) of the Internal Revenue Code in the same proportion that the assets of the trust would be so treated. In addition, interest, including original issue discount, if any, on offered certificates held by a REIT will be interest described in section 856(c)(3)(B) of the Internal Revenue Code to the extent that those certificates are treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the Internal Revenue Code.

         Most of the mortgage loans to be included in the trust are not secured by real estate used for residential or other purposes prescribed in section
7701(a)(19)(C) of the Internal Revenue Code. Consequently, in general, it appears that the offered certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a "domestic building and loan association" under section 7701(a)(19)(C) of the Internal Revenue Code. The offered certificates will be treated as
"qualified mortgages" for another REMIC under section 860G(a)(3)(C) of the
Internal Revenue Code.

         To the extent an offered certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate. Therefore:

         o    a portion of that certificate may not represent ownership of
              "loans secured by an interest in real property" or other assets described in section 7701(a)(19)(C) of the Internal Revenue Code;

         o    a portion of that certificate may not represent ownership of "real estate assets" under section 856(c)(5)(B) of the Internal Revenue
              Code; and

         o    the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Internal Revenue Code.

         In addition, most of the mortgage loans that we intend to include in the trust contain defeasance provisions under which the lender may release its lien on the collateral securing the mortgage loan in return for the borrower's pledge of substitute collateral in the form of Government Securities. Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, that mortgage ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the mortgage loan to remain a qualified mortgage, the
Treasury regulations require that--

         (1)  the borrower pledges substitute collateral that consist solely of
              Government Securities;

         (2)  the mortgage loan documents allow that substitution;

                                      S-158

         (3)  the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages; and

         (4)  the release is not within two years of the startup day of the
              REMIC.

         Following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a "loan secured by an interest in real property" or a "real estate asset" and interest on that loan would not constitute "interest on obligations secured by real property" for purposes of sections 7701(a)(19)(C), 856(c)(5)(B) and
856(c)(3)(B) of the Internal Revenue Code, respectively.

         See "Material Federal Income Tax Consequences--Federal Income Tax
Consequences for REMIC Certificates" in the accompanying prospectus.

         For further information regarding the federal income tax consequences of investing in the offered certificates, see "Material Federal Income Tax
Consequences" in the accompanying prospectus.

                              ERISA CONSIDERATIONS

         ERISA and the Internal Revenue Code impose requirements on Plans that are subject to ERISA and/or Section 4975 of the Internal Revenue Code. ERISA
imposes duties on persons who are fiduciaries of Plans subject to ERISA and prohibits selected transactions between a Plan and Parties in Interest with respect to such Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of such Plan. Governmental plans (as defined in Section 3(32) of
ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to the prohibited transactions restrictions of ERISA and the Internal
Revenue Code. However, such plans may be subject to similar provisions of applicable federal, state or local law.

PLAN ASSETS

         Neither ERISA nor the Internal Revenue Code defines the term "plan assets". However, the DOL has issued a final regulation (29 C.F.R. Section
2510.3-101) concerning the definition of what constitutes the assets of a Plan.
That DOL regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment will be deemed for certain purposes, including the prohibited transaction provisions of ERISA and Section 4975 of the
Internal Revenue Code, to be assets of the investing Plan unless certain exceptions apply. Under the terms of the regulation, if the assets of the trust were deemed to constitute plan assets by reason of a Plan's investment in offered certificates, such plan assets would include an undivided interest in the pooled mortgage loans and any other assets of the trust. If the pooled mortgage loans or other trust assets constitute plan assets, then any party exercising management or discretionary control regarding those assets may be deemed to be a "fiduciary" with respect to those assets, and thus subject to the fiduciary requirements and prohibited transaction provisions of ERISA and
Section 4975 of the Internal Revenue Code with respect to the pooled mortgage loans and other trust assets.

         Bear Stearns Commercial Mortgage Securities II Inc., the underwriters, the master servicers, the primary servicers, the special servicer, any party responsible for the servicing and administration of the Non-Trust-Serviced
Pooled Mortgage Loan or any related REO Property and certain of their respective affiliates might be considered or might become fiduciaries or other Parties in
Interest with respect to investing Plans. Moreover, the trustee, the certificate administrator, the fiscal agent, the series 2005-PWR10 controlling class representative, or any insurer, primary insurer or other issuer of a credit support instrument relating to the primary assets in the trust, or certain of their respective affiliates, might be considered fiduciaries or other Parties in
Interest with respect to investing Plans. In the absence of an applicable exemption, "prohibited transactions" within the meaning of ERISA and Section
4975 of the Internal Revenue Code could arise if offered certificates were acquired by, or with "plan assets" of, a Plan with respect to which any such person is a Party in Interest.

         In addition, an insurance company proposing to acquire or hold offered certificates with assets of its general account should consider the extent to which such acquisition or holding would be subject to the requirements of ERISA and Section 4975 of the Internal Revenue Code under John Hancock Mutual Life
Insurance Co. v. Harris Trust and Savings Bank, 510

                                      S-159

U.S. 86 (1993), and Section 401(c) of ERISA, as amended by the Small Business
Job Protection Act of 1996, Public Law No. 104-188, and subsequent DOL and judicial guidance. See "--Insurance Company General Accounts" below.

SPECIAL EXEMPTION APPLICABLE TO THE OFFERED CERTIFICATES

         With respect to the acquisition and holding of the offered certificates, the DOL has granted the Underwriter Exemption to Bear, Stearns &
Co. Inc. and Morgan Stanley & Co. Incorporated. The Underwriter Exemption
generally exempts from certain of the prohibited transaction rules of ERISA and
Section 4975 of the Internal Revenue Code transactions relating to:

         o    the initial purchase, the holding, and the subsequent resale by
              Plans of certificates evidencing interests in pass-through trusts;
              and

         o    transactions in connection with the servicing, management and operation of such trusts,

provided that the assets of such trusts consist of certain secured receivables, loans and other obligations that meet the conditions and requirements of the
Underwriter Exemption.

         The assets covered by the Underwriter Exemption include mortgage loans such as the pooled mortgage loans and fractional undivided interests in such loans.

         The Underwriter Exemption as applicable to the offered certificates sets forth the following five general conditions which must be satisfied for exemptive relief:

         o    the acquisition of the offered certificates by a Plan must be on terms, including the price for the certificates, that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

         o    the offered certificates acquired by the Plan must have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from Fitch, S&P or Moody's;

         o    the trustee must not be an affiliate of any other member of the
              Restricted Group, other than an underwriter;

         o    the sum of all payments made to and retained by the underwriters in connection with the distribution of the offered certificates must represent not more than reasonable compensation for
              underwriting the certificates; the sum of all payments made to and retained by us in consideration of our assignment of the mortgage loans to the trust fund must represent not more than the fair market value of such mortgage loans; the sum of all payments made to and retained by the certificate administrator, tax
              administrator, the trustee, the master servicers, the special servicer and any sub-servicer must represent not more than reasonable compensation for such person's services under the series 2005-PWR10 pooling and servicing agreement or other relevant servicing agreement and reimbursement of such person's reasonable expenses in connection therewith; and

         o    the Plan investing in the certificates must be an "accredited investor" as defined in Rule 501(a)(1) under the Securities Act of
              1933, as amended.

         A fiduciary of a Plan contemplating purchasing any of the offered certificates in the secondary market must make its own determination that at the time of such acquisition, such certificates continue to satisfy the second general condition set forth above. We expect that the third general condition set forth above will be satisfied with respect to the offered certificates. A fiduciary of a Plan contemplating purchasing any of the offered certificates must make its own determination that the first, second, fourth and fifth general conditions set forth above will be satisfied with respect to such certificates.

         Before purchasing any of the offered certificates, a fiduciary of a
Plan should itself confirm (a) that such certificates constitute "securities"
for purposes of the Underwriter Exemption and (b) that the specific and general conditions of the Underwriter Exemption and the other requirements set forth in the Underwriter Exemption would be satisfied. In addition to

                                      S-160

making its own determination as to the availability of the exemptive relief provided in the Underwriter Exemption, the Plan fiduciary should consider the availability of other prohibited transaction exemptions.

         Moreover, the Underwriter Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions, but only if, among other requirements:

         o    the investing Plan fiduciary or its affiliates is an obligor with respect to five percent or less of the fair market value of the obligations contained in the trust;

         o    the Plan's investment in each class of series 2005-PWR10
              certificates does not exceed 25% of all of the certificates outstanding of that class at the time of the acquisition;

         o    immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity;

         o    in connection with the acquisition of certificates in the initial offering, at least 50% of each class of certificates in which
              Plans invest and of the aggregate interests in the trust are acquired by persons independent of the Restricted Group; and

         o    the Plan is not sponsored by a member of the Restricted Group.

INSURANCE COMPANY GENERAL ACCOUNTS

         Based on the reasoning of the United States Supreme Court in John
Hancock Life Ins. Co. v. Harris Trust and Savings Bank, an insurance company's general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party in Interest with respect to a Plan by virtue of such investment. Any investor that is an insurance company using the assets of an insurance company general account should note that the Small
Business Job Protection Act of 1996 added Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and
Section 4975 of the Internal Revenue Code. Pursuant to Section 401(c), the
Department of Labor issued final regulations effective January 5, 2000 with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. As a result of these regulations, assets of an insurance company general account will not be treated as "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and
Section 4975 of the Internal Revenue Code to the extent such assets relate to contracts issued to employee benefit plans on or before December 31, 1998, if the insurer satisfies various conditions.

         Any assets of an insurance company general account which support insurance policies or annuity contracts issued to Plans after December 31, 1998, or on or before that date for which the insurer does not comply with the 401(c)
Regulations, may be treated as "plan assets" of such Plans. Because Section
401(c) does not relate to insurance company separate accounts, separate account assets continue to be treated as "plan assets" of any Plan that is invested in such separate account. Insurance companies contemplating the investment of general account assets in any class of certificates that is not rated at least
"BBB-" by Fitch or by S&P should consult with their legal counsel with respect to the applicability of Section 401(c).

         Accordingly, any insurance company that acquires or holds any offered certificate with "plan assets" of a Plan will be deemed to have represented and warranted to us, the trustee, the certificate administrator, the fiscal agent, each master servicer and the special servicer that (1) such acquisition and holding are permissible under applicable law, satisfy the requirements of the
Underwriter Exemption, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code, and will not subject us, the trustee, the certificate administrator, the fiscal agent, either master servicer, the special servicer or either primary servicer to any obligation in addition to those undertaken in the series 2005-PWR10 pooling and servicing agreement, or (2) the source of funds used to acquire and hold such certificates is an "insurance company general account", as defined in DOL
Prohibited Transaction Class Exemption 95-60, and the applicable conditions set forth in Sections I and III of PTCE 95-60 have been satisfied.

                                      S-161

GENERAL INVESTMENT CONSIDERATIONS

         Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA, Section 4975 of the Internal Revenue Code or any
corresponding provisions of applicable federal, state or local law, the applicability of the Underwriter Exemption or other exemptive relief, and the potential consequences to their specific circumstances, prior to making an investment in the offered certificates. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of ERISA regarding prudent investment procedure and diversification, an investment in the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio. Any sale of offered certificates to a Plan does not constitute any representation by the depositor or any underwriter that an investment in the offered certificates meets relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such investment is appropriate for Plans generally or any particular Plan.

                                LEGAL INVESTMENT

         The offered certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of
1984, as amended. The appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase offered certificates, is subject to significant interpretive uncertainties.

         No representations are made as to the proper characterization of the offered certificates for legal investment, financial institution regulatory or other purposes, or as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions.
The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

         Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment, capital or other restrictions.

         See "Legal Investment" in the accompanying prospectus.

                                 USE OF PROCEEDS

         We will use the net proceeds from the sale of offered certificates to pay part of the purchase price of the mortgage loans that we intend to include in the trust fund.

                              PLAN OF DISTRIBUTION

         Under the terms and subject to the conditions set forth in an underwriting agreement dated the date hereof, each underwriter has agreed to purchase from us and we have agreed to sell to each underwriter its allocable share, specified in the following table, of each class of the offered certificates. The underwriting agreement provides that the underwriters are obligated to purchase all the offered certificates, if any are purchased.

               UNDERWRITER                    CLASS A-1         CLASS A-2         CLASS A-3        CLASS A-AB
-----------------------------------         -------------     -------------     -------------     -------------

Bear, Stearns & Co. Inc.                    $  59,250,000     $  69,700,000     $ 29,700,000      $  85,500,000
Morgan Stanley & Co. Incorporated           $  59,250,000     $  69,700,000     $ 29,700,000      $  85,500,000
TOTAL                                       $ 118,500,000     $ 139,400,000     $ 59,400,000      $ 171,000,000

                                      S-162

               UNDERWRITER                     CLASS A-4          CLASS A-1A         CLASS A-M         CLASS A-J
-----------------------------------         ---------------     --------------     -------------     --------------

Bear, Stearns & Co. Inc.                    $   524,752,000     $  152,885,500     $ 131,684,000     $ 105,347,500
Morgan Stanley & Co. Incorporated           $   524,752,000     $  152,885,500     $ 131,684,000     $ 105,347,500
TOTAL                                       $ 1,049,504,000     $  305,771,000     $ 263,368,000     $ 210,695,000

              UNDERWRITER                      CLASS B            CLASS C         CLASS D          CLASS E           CLASS F
-----------------------------------         ------------       ------------    ------------     ------------      -------------

Bear, Stearns & Co. Inc.                    $  9,876,000       $ 14,814,500    $ 11,522,500     $  8,230,000      $ 13,168,500
Morgan Stanley & Co. Incorporated           $  9,876,000       $ 14,814,500    $ 11,522,500     $  8,230,000      $ 13,168,500
TOTAL                                       $ 19,752,000       $ 29,629,000    $ 23,045,000     $ 16,460,000      $ 26,337,000

         Bear, Stearns & Co. Inc. and Morgan Stanley & Co. Incorporated are the
underwriters of this offering. Bear, Stearns & Co. Inc. and Morgan Stanley & Co.
Incorporated will act as co-lead and co-bookrunning managers.

         The underwriting agreement provides that the obligations of the underwriters are subject to conditions precedent, and that the underwriters severally will be obligated to purchase all of the offered certificates if any are purchased. In the event of a default by an underwriter, the underwriting agreement provides that the purchase commitment of the non-defaulting underwriter may be increased. We expect to receive from this offering approximately $2,445,209,629 in sale proceeds, plus accrued interest on the offered certificates from and including December 1, 2005, before deducting expenses payable by us.

         The underwriters have advised us that they will propose to offer the offered certificates from time to time for sale in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriters may effect such transactions by selling such classes of offered certificates to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters and any purchasers of such classes of offered certificates for whom they may act as agent.

         The offered certificates are offered by the underwriters when, as and if issued by us, delivered to and accepted by the underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the offered certificates will be made in book-entry form through the facilities of DTC against payment therefor on or about December 20, 2005.

         The underwriters and any dealers that participate with the underwriters in the distribution of the offered certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of such classes of offered certificates by them may be deemed to be underwriting discounts or commissions, under the Securities Act of 1933, as amended.

         We have agreed to indemnify the underwriters against civil liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the underwriters may be required to make in respect thereof.

         The underwriters currently intend to make a secondary market in the offered certificates, but they are not obligated to do so.

         Bear Stearns Commercial Mortgage Securities II Inc. is an affiliate of
Bear, Stearns & Co. Inc., one of the underwriters, and of Bear Stearns
Commercial Mortgage, Inc., one of the mortgage loan sellers.

                                  LEGAL MATTERS

         The validity of the offered certificates and certain federal income tax matters will be passed upon by Cadwalader, Wickersham & Taft LLP, New York, New
York, and certain other legal matters will be passed upon for the underwriters by Sidley Austin Brown & Wood LLP, New York, New York.

                                      S-163

                                     RATINGS

         It is a condition to their issuance that the respective classes of offered certificates be rated as follows:

        CLASS                    FITCH                 S&P
        -----                    -----                 ---
         A-1                      AAA                  AAA
         A-2                      AAA                  AAA
         A-3                      AAA                  AAA
         A-AB                     AAA                  AAA
         A-4                      AAA                  AAA
         A-1A                     AAA                  AAA
         A-M                      AAA                  AAA
         A-J                      AAA                  AAA
          B                       AA+                  AA+
          C                       AA                   AA
          D                       AA-                  AA-
          E                       A+                   A+
          F                        A                    A

         The ratings on the offered certificates address the likelihood of--

         o    the timely receipt by their holders of all distributions of interest to which they are entitled on each distribution date, and

         o    the ultimate receipt by their holders of all distributions of principal to which they are entitled on or before the distribution date in December 2040, which is the rated final distribution date.

         The ratings on the offered certificates take into consideration--

         o    the credit quality of the pooled mortgage loans,

         o    structural and legal aspects associated with the offered
              certificates, and

         o    the extent to which the payment stream from the pooled mortgage loans is adequate to make distributions of interest and principal required under the offered certificates.

         The ratings on the respective classes of offered certificates do not represent any assessment of--

         o    the tax attributes of the offered certificates or of the trust fund,

         o    whether or to what extent prepayments of principal may be received on the pooled mortgage loans,

         o    the likelihood or frequency of prepayments of principal on the pooled mortgage loans,

         o    the degree to which the amount or frequency of prepayments of principal on the pooled mortgage loans might differ from those originally anticipated,

         o    whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net
              Aggregate Prepayment Interest Shortfalls or whether any
              compensating interest payments will be made, and

                                      S-164

         o    whether and to what extent Default Interest or Post-ARD Additional
              Interest will be received.

         Also, a security rating does not represent any assessment of the yield to maturity that investors may experience in the event of rapid prepayments and/or other liquidations of the pooled mortgage loans. In general, the ratings on the offered certificates address credit risk and not prepayment risk.

         There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by Fitch or S&P.

         The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. See "Ratings" in the accompanying prospectus.

                                      S-165

                                    GLOSSARY

         "30/360 Basis" means the accrual of interest based on a 360-day year consisting of twelve 30-day months.

         "ABN AMRO" means ABN AMRO Bank N.V.

         "Actual/360 Basis" means the accrual of interest based on the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days.

         "Additional Trust Fund Expense" means an expense of the trust fund that--

         o    arises out of a default on a mortgage loan or an otherwise unanticipated event,

         o    is not included in the calculation of a Realized Loss,

         o    is not covered by a servicing advance or a corresponding
              collection from the related borrower, and

         o    is not covered by late payment charges or Default Interest collected on the pooled mortgage loans (to the extent such coverage is provided for in the series 2005-PWR10 pooling and servicing agreement).

         We provide some examples of Additional Trust Fund Expenses under
"Description of the Offered Certificates--Reductions of Certificate Principal
Balances in Connection with Realized Losses and Additional Trust Fund Expenses"
in this prospectus supplement.

         "Administrative Fee Rate" means, for each pooled mortgage loan, the sum of the servicer report administrator fee rate, the trustee fee rate and the applicable master servicing fee rate. The master servicing fee rate will include any primary servicing fee rate. The Administrative Fee Rate for the
Non-Trust-Serviced Pooled Mortgage Loan takes account of (among other things)
the rates at which the applicable master or similar servicing fees accrue, which fees may be payable under the Non-Trust Servicing Agreement, the series
2005-PWR10 pooling and servicing agreement and/or a combination thereof.

         "Appraisal Reduction Amount" means for any pooled mortgage loan (other than the Non-Trust-Serviced Pooled Mortgage Loan and except as described below with respect to the Trust-Serviced Mortgage Loan Groups) as to which an
Appraisal Trigger Event has occurred, an amount that:

         o    will be determined shortly following the later of--

              1.   the date on which the relevant appraisal or other valuation is obtained or performed, as described under "Servicing Under the Series 2005-PWR10 Pooling and Servicing
                   Agreement--Required Appraisals" in this prospectus
                   supplement; and

              2.   the date on which the relevant Appraisal Trigger Event
                   occurred; and

         o    will generally equal the excess, if any, of "x" over "y" where--

              1. "x" is equal to the sum of:

                   (a)    the Stated Principal Balance of that mortgage loan;

                   (b)    to the extent not previously advanced by or on behalf
                          of the applicable master servicer, the trustee or the
                          fiscal agent, all unpaid interest, other than any
                          Default Interest and Post-ARD Additional Interest,
                          accrued on that mortgage loan through the most recent
                          due date prior to the date of determination;

                   (c)    all accrued but unpaid special servicing fees with
                          respect to that mortgage loan;

                                      S-166

                   (d)    all related unreimbursed advances made by or on behalf
                          of the applicable master servicer, the special
                          servicer, the trustee or the fiscal agent with respect
                          to that mortgage loan, together with interest on those
                          advances;

                   (e)    any other outstanding Additional Trust Fund Expenses
                          with respect to that mortgage loan; and

                   (f)    all currently due and unpaid real estate taxes and
                          assessments, insurance premiums and, if applicable,
                          ground rents with respect to the related mortgaged
                          property or REO Property, for which neither the
                          applicable master servicer nor the special servicer
                          holds any escrow funds or reserve funds; and

              2. "y" is equal to the sum of:

                   (a)    the excess, if any, of 90% of the resulting appraised
                          or estimated value of the related mortgaged property
                          or REO Property, over the amount of any obligations
                          secured by liens on the property that are prior to the
                          lien of that mortgage loan;

                   (b)    the amount of escrow payments and reserve funds held
                          by the applicable master servicer or the special
                          servicer with respect to the subject mortgage loan
                          that--

                          o     are not required to be applied to pay real
                                estate taxes and assessments, insurance premiums
                                or ground rents,

                          o     are not otherwise scheduled to be applied
                                (except to pay debt service on the mortgage
                                loan) within the next 12 months, and

                          o     may be applied toward the reduction of the
                                principal balance of the mortgage loan; and

                   (c)    the amount of any letter of credit that constitutes
                          additional security for the mortgage loan that may be
                          used to reduce the principal balance of the subject
                          mortgage loan.

         If, however--

         o    an Appraisal Trigger Event occurs with respect to any pooled mortgage loan (other than, if applicable, the Non-Trust-Serviced
              Pooled Mortgage Loan),

         o    the appraisal or other valuation referred to in the first bullet of this definition is not obtained or performed with respect to the related mortgaged property or REO Property within 60 days of the Appraisal Trigger Event referred to in the first bullet of this definition, and

         o    either--

              1.   no comparable appraisal or other valuation had been obtained or performed with respect to the related mortgaged property or REO Property, as the case may be, during the 12-month
                   period prior to that Appraisal Trigger Event, or

              2.   there has been a material change in the circumstances
                   surrounding the related mortgaged property or REO Property, as the case may be, subsequent to the earlier appraisal or other valuation that, in the special servicer's judgment,
                   materially affects the property's value,

then until the required appraisal or other valuation is obtained or performed, the appraisal reduction amount for the subject mortgage loan will equal 25% of the Stated Principal Balance of the subject mortgage loan. After receipt of the required appraisal or other valuation with respect to the related mortgaged property or REO Property, the special servicer will determine the appraisal reduction amount, if any, for the subject pooled mortgage loan as described in the first sentence of this definition.

                                      S-167

         For purposes of the definition of Muirwood Apartments Change of Control
Event, any Appraisal Reduction Amounts will be calculated with respect to the entirety of the related Mortgage Loan Group as if it were a single pooled mortgage loan (and allocated first to the related Non-Pooled Subordinate Loans up to the full principal balance thereof). For all other purposes, an Appraisal
Reduction Amount will be calculated only with respect to the related Pooled
Mortgage Loan.

         An Appraisal Reduction Amount as calculated above will be reduced to zero as of the date all Servicing Transfer Events have ceased to exist with respect to the related pooled mortgage loan and at least 90 days have passed following the occurrence of the most recent Appraisal Trigger Event. No
Appraisal Reduction Amount as calculated above will exist as to any pooled mortgage loan after it has been paid in full, liquidated, repurchased or otherwise disposed of.

         Any Appraisal Reduction Amount with respect to the Non-Trust-Serviced
Pooled Mortgage Loan for purposes of monthly debt service advances will be the amount calculated under the Non-Trust Servicing Agreement and will, in general, equal a proportionate share, by balance, of an amount calculated with respect to the Non-Trust-Serviced Pooled Mortgage Loan and the Non-Pooled Pari Passu
Companion Loan in a manner similar to, but not the same as, that described in the first sentence of this definition, except that the entire outstanding balance of the related Mortgage Loan Group will be taken into account and the resulting Appraisal Reduction Amount will be allocated to each mortgage loan that forms a part of that Mortgage Loan Group on a pari passu basis.

         "Appraisal Trigger Event" means, with respect to any pooled mortgage loan (other than the Non-Trust-Serviced Pooled Mortgage Loan), any of the
following events:

         o    the occurrence of a Servicing Transfer Event and the modification of the mortgage loan by the special servicer in a manner that--

              1.   materially affects the amount or timing of any payment of
                   principal or interest due thereon, other than, or in addition to, bringing monthly debt service payments current with
                   respect to the mortgage loan;

              2.   except as expressly contemplated by the related mortgage loan documents, results in a release of the lien of the related mortgage instrument on any material portion of the related mortgaged property without a corresponding principal
                   prepayment in an amount, or the delivery of substitute real property collateral with a fair market value (as is), that is not less than the fair market value (as is) of the property to be released; or

              3.   in the judgment of the special servicer, otherwise materially impairs the security for the mortgage loan or materially
                   reduces the likelihood of timely payment of amounts due
                   thereon;

         o    the mortgaged property securing the mortgage loan becomes an REO
              Property;

         o    the related borrower becomes the subject of (1) voluntary
              bankruptcy, insolvency or similar proceedings or (2) involuntary bankruptcy, insolvency or similar proceedings that remain
              undismissed for 60 days;

         o    the related borrower fails to make any monthly debt service payment with respect to the mortgage loan, which failure remains unremedied for 60 days, and the failure constitutes a Servicing
              Transfer Event; and

         o    the passage of 60 days after a receiver or similar official is appointed and continues in that capacity with respect to the mortgaged property securing the mortgage loan.

         The "Appraisal Trigger Event" (or the equivalent) with respect to The
Westin Copley Place Loan Group is defined under the Non-Trust Servicing
Agreement and the relevant events are similar to, but may differ from, those specified above.

         "Appraised Value" means, for any mortgaged property securing a pooled mortgage loan, the value estimate reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date. The appraisals for certain of the mortgaged properties state a "stabilized value" as well as an "as-is" value for such properties based on the assumption that certain events will occur with respect to the re-tenanting, renovation or other

                                      S-168

repositioning of such properties. The stabilized value is presented as the
Appraised Value in this prospectus supplement to the extent stated in the notes titled "Footnotes to Appendix B".

         "ARCap" means ARCap Servicing, Inc., formerly ARCap Special Servicing,
Inc.

         "ARD" means anticipated repayment date.

         "ARD Loan" means any mortgage loan that provides for the accrual of
Post-ARD Additional Interest if the mortgage loan is not paid in full on or prior to its anticipated repayment date.

         "Authorized Collection Account Withdrawals" means any withdrawal from a collection account for any one or more of the following purposes (which are generally not governed by any set of payment priorities):

         1.   to remit to the certificate administrator for deposit in the certificate administrator's distribution account described under
              "Description of the Offered Certificates--Distribution Account" in
              this prospectus supplement, on the business day preceding each distribution date, all payments and other collections on the pooled mortgage loans and the trust's interest in any related REO
              Properties that are then on deposit in that collection account, exclusive of any portion of those payments and other collections that represents one or more of the following--

              (a)  monthly debt service payments due on a due date in a calendar month subsequent to the month in which the subject
                   distribution date occurs,

              (b)  with limited exception involving the Non-Trust-Serviced
                   Pooled Mortgage Loan and pooled mortgage loans that have due dates occurring after the end of the related collection
                   period, payments and other collections received by or on
                   behalf of the trust fund after the end of the related
                   collection period; and

              (c)  amounts that are payable or reimbursable from that collection account to any person other than the series 2005-PWR10
                   certificateholders in accordance with any of clauses 2
                   through 6 below;

         2.   to pay or reimburse one or more parties to the series 2005-PWR10 pooling and servicing agreement for unreimbursed servicing and monthly debt service advances, master servicing compensation, special servicing compensation and indemnification payments or reimbursement to which they are entitled (subject to any
              limitations on the source of funds that may be used to make such payment or reimbursement);

         3.   to pay or reimburse any other items generally or specifically described in this prospectus supplement or the accompanying prospectus or otherwise set forth in the series 2005-PWR10 pooling and servicing agreement as being payable or reimbursable out of a collection account or otherwise being at the expense of the trust fund (including interest that accrued on advances, costs
              associated with permitted environmental remediations, unpaid expenses incurred in connection with the sale or liquidation of a pooled mortgage loan or REO Property, amounts owed by the trust fund to a third party pursuant to any co-lender, intercreditor or other similar agreement, the costs of various opinions of counsel and tax-related advice and costs incurred in the confirmation of
              Fair Value determinations);

         4.   to remit to any third party that is entitled thereto any mortgage loan payments that are not owned by the trust fund, such as any payments attributable to the period before the cut-off date and payments that are received after the sale or other removal of a pooled mortgage loan from the trust fund;

         5.   to withdraw amounts deposited in the collection account in error;
              and

         6.   to clear and terminate the collection account upon the termination of the series 2005-PWR10 pooling and servicing agreement.

                                      S-169

         "Available Distribution Amount" means, with respect to any distribution date, in general, the sum of--

         1.   the amounts remitted by the two master servicers to the
              certificate administrator for such distribution date, as described under "Description of the Offered Certificates--Distribution
              Account--Deposits" in this prospectus supplement, exclusive of any portion thereof that represents one or more of the following:

              o    Prepayment Premiums or Yield Maintenance Charges (which are separately distributable on the series 2005-PWR10
                   certificates as described in this prospectus supplement);

              o    any collections of Post-ARD Additional Interest (which are distributable to the holders of the class V certificates);
                   and

              o    any amounts that may be withdrawn from the certificate
                   administrator's distribution account, as described under
                   "Description of the Offered Certificates--Distribution
                   Account--Withdrawals" in this prospectus supplement, for any reason other than distributions on the series 2005-PWR10
                   certificates, including if such distribution date occurs
                   during January, other than a leap year, or February of any year subsequent to 2005, the interest reserve amounts with respect to the pooled mortgage loans that accrue interest on an Actual/360 Basis, which are to be deposited into the
                   certificate administrator's interest reserve account; plus

         2.   if such distribution date occurs during March of any year
              subsequent to 2005, the aggregate of the interest reserve amounts then on deposit in the certificate administrator's interest reserve account in respect of each pooled mortgage loan that accrues interest on an Actual/360 Basis, which are to be deposited into the certificate administrator's distribution account.

         The certificate administrator will apply the Available Distribution
Amount as described under "Description of the Offered
Certificates--Distributions" in this prospectus supplement to pay principal and accrued interest on the series 2005-PWR10 certificates on each distribution date.

         In connection with the pooled mortgage loan secured by the mortgaged property identified on Exhibit B to the prospectus supplement as Marcus Avenue, the Available Distribution Amount for the Distribution Date in January 2006 will include a cash deposit made by the related mortgage loan seller in an amount equal to one month's interest on the cut-off date principal balance at the mortgage interest rate that we present in this prospectus supplement and will exclude the entirety of any collection of the interest accrued under that loan during December 2005, to which the mortgage loan seller will be entitled as described under "Description of the Mortgage Pool--Certain Characteristics of
the Mortgage Pool--Mortgage Rates; Calculations of Interest" in this prospectus supplement.

         "BSCMI" means Bear Stearns Commercial Mortgage, Inc.

         "BSCMSI Series 2005-TOP20 Pooling and Servicing Agreement" means the pooling and servicing agreement for the Bear Stearns Commercial Mortgage
Securities Inc., Commercial Mortgage Pass-Through Certificates, Series
2005-TOP20.

         "CBD" means, with respect to a particular jurisdiction, its central business district.

         "Chapanoke Square Loan Group" means, collectively, the Chapanoke Square
Pooled Mortgage Loan and the Chapanoke Square Non-Pooled Subordinate Loan.

         "Chapanoke Square Mortgaged Property" means the mortgaged property identified on Appendix B to this prospectus supplement as "Chapanoke Square".

         "Chapanoke Square Non-Pooled Subordinate Loan" means the loan in the original principal amount of $354,000 that is secured by the same mortgage instruments encumbering the Chapanoke Square Mortgaged Property as the Chapanoke
Square Pooled Mortgage Loan and is subordinate in right of payment to the
Chapanoke Square Pooled Mortgage Loan.

                                      S-170

         "Chapanoke Square Non-Pooled Subordinate Noteholder" means the holder of the promissory note evidencing the Chapanoke Square Non-Pooled Subordinate
Loan.

         "Chapanoke Square Pooled Mortgage Loan" means the pooled mortgage loan in the original principal amount of $6,000,000 that is secured by the mortgage instruments encumbering the Chapanoke Square Mortgaged Property.

         "Class A Principal Distribution Cross-Over Date" means the first distribution date as of the commencement of business on which--

         o    two or more classes of the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates remain outstanding, and

         o    the total principal balance of the class A-M, A-J, B, C, D, E, F,
              G, H, J, K, L, M, N, O, P, Q and S certificates have previously been reduced to zero as described under "Description of the
              Offered Certificates--Reductions of Certificate Principal Balances
              in Connection with Realized Losses and Additional Trust Fund
              Expenses" in this prospectus supplement.

         "Class A-AB Planned Principal Balance" means, for any distribution date, the principal balance specified for that distribution date on Schedule II to this prospectus supplement. Such principal balances were calculated using, among other things, the Structuring Assumptions. Based on the Structuring
Assumptions, it is anticipated that the total principal balance of the class
A-AB certificates on each distribution date would be reduced to approximately the scheduled principal balance indicated for that distribution date on Schedule
II to this prospectus supplement. We cannot assure you, however, that the pooled mortgage loans will perform in conformity with the Structuring Assumptions.
Therefore, we cannot assure you that the total principal balance of the class
A-AB certificates on any distribution date will be equal to (and, following retirement of the class A-1, A-2 and A-3 certificates, that total principal balance may be less than) the principal balance that is specified for such distribution date on Schedule II to this prospectus supplement.

         "Clearstream" means Clearstream Banking, societe anonyme.

         "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-outstanding principal balance of a pool of mortgage loans (in this case, the pooled mortgage loans)
for the life of those loans. The CPR model is the prepayment model that we use in this prospectus supplement.

         "Cut-off Date Loan-to-Value Ratio" or "Cut-off Date LTV Ratio" means the ratio, expressed as a percentage, of the cut-off date principal balance of a mortgage loan to the Appraised Value of the related mortgaged property or properties determined as described under "Description of the Mortgage
Pool--Assessments of Property Value and Condition--Appraisals". See "Description
of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement and the notes to Appendix B to this prospectus supplement.

         "Debt Service Coverage Ratio", "DSCR", "Underwritten Debt Service
Coverage Ratio" or "U/W DSCR" means the ratio of the Underwritten Net Cash Flow for the related mortgaged property or properties to the Annual Debt Service as shown in Appendix B. In the case of pooled mortgage loans with an interest-only period that has not expired as of the cut-off date but will expire prior to maturity, 12 months of interest-only payments is used as the Annual Debt Service even if such remaining interest-only period is less than 12 months. See
"Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement and the notes to Appendix B to this prospectus supplement.

         "Debt Service Coverage Ratio (after IO Period)" or "DSCR (after IO
Period)" means the DSCR except with respect to any pooled mortgage loan that has an interest-only period that has not expired as of the cut-off date but will expire prior to maturity. In those such cases, the debt service coverage ratio is calculated in the same manner as the DSCR except that the amount of the annual debt service considered in the calculation is generally the total of the
12 monthly payments that are due immediately after such interest-only period expires. See "Description of the Mortgage Pool--Additional Mortgage Loan
Information" in this prospectus supplement and the notes to Appendix B to this prospectus supplement.

         "Default Interest" means any interest that--

         o    accrues on a defaulted mortgage loan solely by reason of the subject default, and

                                      S-171

         o    is in excess of all interest at the related mortgage interest rate, including any Post-ARD Additional Interest, accrued on the mortgage loan.

         "DOL" means the U.S. Department of Labor.

         "DTC" means The Depository Trust Company.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

         "ERISA Plan" means any employee benefit plan, or other retirement plan, arrangement or account, that is subject to the fiduciary responsibility provisions of ERISA.

         "Euroclear" means The Euroclear System.

         "Euroclear Operator" means Euroclear Bank S.A./N.V. as the licensed operator of Euroclear.

         "Event of Default" means, notwithstanding the discussion under
"Description of the Pooling and Servicing Agreements--Events of Default" in the
accompanying prospectus, each of the following events, circumstances and conditions under the series 2005-PWR10 pooling and servicing agreement:

         o    either master servicer or the special servicer fails to deposit, or to remit to the appropriate party for deposit, into either master servicer's collection account or the special servicer's REO account, as applicable, any amount required to be so deposited, which failure continues unremedied for one business day following the date on which the deposit or remittance was required to be made;

         o    any failure by a master servicer to remit to the certificate administrator for deposit in the certificate administrator's distribution account any amount required to be so remitted, which failure continues unremedied beyond a specified time on the business day following the date on which the remittance was required to be made;

         o    any failure by a master servicer to timely make, or by the special servicer to timely make or request the applicable master servicer to make, any servicing advance required to be made by that party under the series 2005-PWR10 pooling and servicing agreement, which failure continues unremedied for one business day following the date on which notice has been given to that master servicer or the special servicer, as the case may be, by the trustee;

         o    any failure by a master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or agreements under the series 2005-PWR10 pooling and servicing agreement, which failure continues unremedied for 30 days after written notice of it has been given to that master servicer or special servicer, as the case may be, by any other party to the series 2005-PWR10 pooling and servicing agreement or by series 2005-PWR10 certificateholders entitled to not less than
              25% of the series 2005-PWR10 voting rights or, if affected by the failure, by a Non-Pooled Subordinate Noteholder; provided, however, that, with respect to any such failure that is not curable within such 30-day period, that master servicer or special servicer, as the case may be, will have an additional cure period of 60 days to effect such cure so long as that master servicer or special servicer, as the case may be, has commenced to cure the failure within the initial 30-day period and has provided the trustee with an officer's certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure;

         o    any breach on the part of a master servicer or special servicer of any of its representations or warranties contained in the series
              2005-PWR10 pooling and servicing agreement that materially and adversely affects the interests of any class of series 2005-PWR10 certificateholders, a Non-Pooled Subordinate Noteholder, which breach continues unremedied for 30 days after written notice of it has been given to that master servicer or special servicer, as the case may be, by any other party to the series 2005-PWR10 pooling and servicing agreement, by series 2005-PWR10 certificateholders entitled to not less than 25% of the series

                                      S-172

              2005-PWR10 voting rights or, if affected by the breach, by a
              Non-Pooled Subordinate Noteholder; provided, however, that, with respect to any such breach that is not curable within such 30-day period, that master servicer or special servicer, as the case may be, will have an additional cure period of 60 days to effect such cure so long as that master servicer or special servicer, as the case may be, has commenced to cure the failure within the initial
              30-day period and has provided the trustee with an officer's certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure;

         o    the occurrence of any of various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings with respect to a master servicer or the special servicer, or the taking by a master servicer or the special servicer of various actions indicating its bankruptcy, insolvency or inability to pay its obligations;

         o    any failure by the applicable master servicer to timely make any payments required to be made by it under the series 2005-PWR10 pooling and servicing agreement to a Trust-Serviced Non-Pooled
              Noteholder and such failure continues for one business day;

         o    a master servicer ceases to have a master servicer rating of at least "CMS3" from Fitch or the special servicer ceases to have a special servicer rating of at least "CSS3" from Fitch.; and

         o    a master servicer or a special servicer is removed from S&P's
              Select Servicer List as a U.S. Commercial Mortgage Master Servicer
              or a U.S. Commercial Mortgage Special Servicer, as the case may be, and, in either case, is not reinstated within 60 days and the ratings then assigned by S&P to any class of series 2005-PWR10 certificates are downgraded, qualified or withdrawn (including, without limitation, being placed on negative credit watch) in connection with such removal.

         When a single entity acts as two or more of the capacities of the master servicers and the special servicer, an Event of Default (other than an event described in the final three bullets above) in one capacity will constitute an Event of Default in both or all such capacities.

         "Exemption-Favored Party" means any of the following--

         o    Bear, Stearns & Co. Inc.,

         o    Morgan Stanley & Co. Incorporated,

         o    any person directly or indirectly, through one or more
              intermediaries, controlling, controlled by or under common control with Bear, Stearns & Co. Inc. or Morgan Stanley & Co.
              Incorporated, and

         o    any member of the underwriting syndicate or selling group of which a person described in the prior four bullets is a manager or co-manager with respect to any particular class of the offered certificates.

         "Fair Value" means the amount that, in the special servicer's judgment, is the fair value of a Specially Designated Defaulted Pooled Mortgage Loan.

         "FF&E" means furniture, fixtures and equipment.

         "Financial Intermediary" means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

         "Fitch" means Fitch, Inc.

         "Government Securities" means non-callable United States Treasury obligations, and other non-callable government securities within the meaning of section 2(a)(16) of the Investment Company Act of 1940, as amended.

                                      S-173

         "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

         "IRS" means the Internal Revenue Service.

         "Issue Date" means the date of initial issuance of the series
2005-PWR10 certificates.

         "LaSalle" means LaSalle Bank National Association.

         "Leased As-of Date" means, with respect to any mortgaged property, the date specified as such for that mortgaged property on Appendix B to this prospectus supplement.

         "Lock-out Period" means, with respect to a mortgage loan, the period during which voluntary principal prepayments are prohibited (even if the mortgage loan may be defeased during that period).

         "LTV Ratio at Maturity" means the ratio, expressed as a percentage, of
(a) the principal balance of a balloon mortgage loan scheduled to be outstanding on the scheduled maturity date or (b) the principal balance of an ARD Loan scheduled to be outstanding on the related anticipated repayment date to (b) the
Appraised Value of the related mortgaged property or properties determined as described under "Description of the Mortgage Pool--Assessments of Property Value
and Condition--Appraisals". See "Description of the Mortgage Pool--Additional
Mortgage Loan Information" in this prospectus supplement and the notes to
Appendix B to this prospectus supplement.

         "Moody's" means Moody's Investors Service, Inc.

         "Mortgage Loan Group" means one or more of The Westin Copley Place Loan
Group, the Muirwood Apartments Loan Group and the Chapanoke Square Loan Group,
as applicable.

         "Mortgage Loan Group Intercreditor Agreement" means one or more of The
Westin Copley Place Intercreditor Agreement, the Muirwood Apartments
Intercreditor Agreement and the Chapanoke Square Intercreditor Agreement, as
applicable.

         "Mortgage Pass-Through Rate" means, with respect to any pooled mortgage loan for any distribution date, an annual rate generally equal to:

         o    in the case of a mortgage loan that accrues interest on a 30/360
              Basis, a rate per annum equal to the mortgage interest rate for that mortgage loan under its contractual terms in effect as of the
              Issue Date, minus the Administrative Fee Rate for that mortgage loan.

         o    in the case of a mortgage loan that accrues interest on an
              Actual/360 Basis, twelve times a fraction, expressed as a
              percentage--

              1.   the numerator of which fraction is, subject to adjustment as described below in this definition, an amount of interest
                   equal to the product of (a) the number of days in the related interest accrual period, multiplied by (b) the Stated
                   Principal Balance of that mortgage loan immediately preceding that distribution date, multiplied by (c) 1/360, multiplied by (d) a rate per annum equal to the mortgage interest rate for that mortgage loan under its contractual terms in effect as of the Issue Date, minus the related Administrative Fee
                   Rate for that mortgage loan, and

              2.   the denominator of which is the Stated Principal Balance of that mortgage loan immediately preceding that distribution date.

         Notwithstanding the foregoing, if the subject distribution date occurs in any January (except in a leap year) or in any February, then the amount of interest referred to in the numerator of the fraction described in clause 1 of the second bullet of the first paragraph of this definition will be decreased to reflect any interest reserve amount with respect to the subject mortgage loan that is transferred from the certificate administrator's distribution account to the certificate administrator's interest reserve account during that month.
Furthermore, if the subject distribution date occurs during March in any year subsequent to 2005, then the amount of interest referred to in the numerator of the fraction described in clause 1 of the second

                                      S-174

bullet of the first paragraph of this definition will be increased to reflect any interest reserve amounts with respect to the subject mortgage loan that are transferred from the certificate administrator's interest reserve account to the certificate administrator's distribution account during that month.

         The Mortgage Pass-Through Rate of each pooled mortgage loan:

         o    will not reflect any modification, waiver or amendment of that mortgage loan occurring subsequent to the Issue Date (whether entered into by the applicable master servicer, the special servicer or any other appropriate party or in connection with any bankruptcy, insolvency or other similar proceeding involving the related borrower), or any Default Interest,

         o    in the case of an ARD Loan following its anticipated repayment date, will exclude the marginal increase in the mortgage interest rate by reason of the passage of the anticipated repayment date;

         o    in the case of the Mortgage Pass-Through Rate applicable to the pooled mortgage loan secured by the mortgaged property identified on Exhibit B to the prospectus supplement as Marcus Avenue, which loan is evidenced by two promissory notes that each bears a different rate of interest, will be calculated separately for those two promissory notes based on the interest rates on those notes, the portions of the Stated Principal Balance represented by the indebtedness under each of those notes and otherwise in the manner set forth above and the weighted average of the results will constitute the Mortgage Pass-Through Rate for that pooled mortgage loan; and

         o    also in the case of the Mortgage Pass-Through Rate applicable to the pooled mortgage loan secured by the mortgaged property identified on Exhibit B to the prospectus supplement as Marcus
              Avenue for the distribution date in January 2006, will be based on the mortgage interest rate that we present in this prospectus supplement and otherwise calculated in the manner set forth above
              (without regard to the prior bullet), notwithstanding that the loan actually accrues interest during a portion of the month of
              December 2005 at a rate in excess of that rate as described under
              "Description of the Mortgage Pool--Certain Characteristics of the
              Mortgage Pool--Mortgage Rates; Calculations of Interest".

         "Muirwood Apartments Change of Control Event" means the event that results in the trust, as the holder of the Muirwood Apartments Pooled Mortgage
Loan, constituting the "controlling holder" under the related Mortgage Loan
Group Intercreditor Agreement, which event occurs if and when (a) the aggregate original principal balance of the Muirwood Apartments Non-Pooled Subordinate
Loans, less the sum (without duplication) of any payments of principal received on the Muirwood Apartments Non-Pooled Subordinate Loans (whether as prepayments or otherwise), any Appraisal Reduction Amount allocated to those loans in accordance with the series 2005-PWR10 pooling and servicing agreement (see the definition of "Appraisal Reduction Amount" above) and any realized principal loss on the Muirwood Apartments Loan Group, is less than (b) 25% of the original principal balance of the Muirwood Apartments Non-Pooled Subordinate Loans as
reduced by any payments of principal received on those loans (whether as prepayments or otherwise).

         "Muirwood Apartments Loan Group" means, collectively, the Muirwood
Apartments Pooled Mortgage Loan and the Muirwood Apartments Non-Pooled
Subordinate Loans.

         "Muirwood Apartments Mortgaged Property" means the mortgaged property identified on Appendix B to this prospectus supplement as "Muirwood Apartments".

         "Muirwood Apartments Non-Pooled Subordinate Loans" means the loans in the aggregate original principal amount of $17,000,000 that are secured by the same mortgage instruments encumbering the Muirwood Apartments Mortgaged Property as the Muirwood Apartments Pooled Mortgage Loan and are subordinate in right of payment to the Muirwood Apartments Pooled Mortgage Loan. The Muirwood Apartments
Non-Pooled Subordinate Loans consist of the Muirwood Apartments Non-Pooled
Subordinate Note B Mortgage Loan and the Muirwood Apartments Non-Pooled
Subordinate Note C Mortgage Loan, neither of which will be part of the mortgage pool or will be considered a pooled mortgage loan.

                                      S-175

         "Muirwood Apartments Non-Pooled Subordinate Note B Mortgage Loan" means the loan that has an original principal balance of $12,000,000, an interest rate of 6.07% and the same maturity date as the Muirwood Apartments Pooled Mortgage
Loan and is subordinate in right of payment to the Muirwood Apartments Pooled
Mortgage Loan and pari passu in right of payment with the Muirwood Apartments
Non-Pooled Subordinate Note C Mortgage Loan.

         "Muirwood Apartments Non-Pooled Subordinate Note C Mortgage Loan" means the loan that has an original principal balance of $5,000,000, an interest rate of 5.87% and the same maturity date as the Muirwood Apartments Pooled Mortgage
Loan and is subordinate in right of payment to the Muirwood Apartments Pooled
Mortgage Loan and pari passu in right of payment with the Muirwood Apartments
Non-Pooled Subordinate Note B Mortgage Loan.

         "Muirwood Apartments Non-Pooled Subordinate Noteholder" means the holder of the promissory notes evidencing the Muirwood Apartments Non-Pooled
Subordinate Loans.

         "Muirwood Apartments Pooled Mortgage Loan" means the pooled mortgage loan in the original principal amount of $45,000,000 that is secured by the mortgage instruments encumbering the Muirwood Apartments Mortgaged Property.

         "Nationwide Life" means Nationwide Life Insurance Company.

         "Net Aggregate Prepayment Interest Shortfall" means, with respect to any distribution date, the excess, if any, of:

         o    the total Prepayment Interest Shortfalls incurred with respect to the pooled mortgage loans during the related collection period;
              over

         o    the sum of the total payments made by the master servicers to cover those Prepayment Interest Shortfalls.

         "Non-Pooled Mortgage Loan" means any of The Westin Copley Place
Non-Pooled Pari Passu Companion Loan, the Muirwood Apartments Non-Pooled
Subordinate Loans and the Chapanoke Square Non-Pooled Subordinate Loan, as
applicable.

         "Non-Pooled Pari Passu Companion Loan" means The Westin Copley Place
Non-Pooled Pari Passu Companion Loan.

         "Non-Pooled Subordinate Loan" means the Muirwood Apartments Non-Pooled
Subordinate Loans and the Chapanoke Square Non-Pooled Subordinate Loan, as
applicable.

         "Non-Pooled Subordinate Noteholder" means the holder of the promissory note evidencing the Muirwood Apartments Non-Pooled Subordinate Loans and the
Chapanoke Square Non-Pooled Subordinate Loan, as applicable.

         "Non-Trust-Serviced Pooled Mortgage Loan" means The Westin Copley Place
Pooled Mortgage Loan.

         "Non-Trust Servicing Agreement" means the pooling and servicing agreement for the Bear Stearns Commercial Mortgage Securities Inc., Commercial
Mortgage Pass-Through Certificates, Series 2005-TOP20.

         "NRA" means net rentable area.

         "NRSF" means net rentable square feet.

         "PAR" means Prudential Asset Resources, Inc.

         "Party in Interest" means any person that is a "party in interest" as defined in Section 3(14) of ERISA or a "disqualified person" as defined in
Section 4975 of the Internal Revenue Code.

         "PCF" means Principal Commercial Funding, LLC.

                                      S-176

         "Percent Leased" means the percentage of net rentable area, in the case of mortgaged properties that are retail, office or industrial properties, or units, in the case of mortgaged properties that are multifamily rental properties or self-storage properties, or pads, in the case of mortgaged properties that are manufactured housing communities, or rooms, in the case of mortgaged properties that are hospitality properties, of the subject property that were occupied or leased as of the Leased As-of Date as reflected in information provided by the related borrower.

         "Permitted Encumbrances" means, with respect to any mortgaged property securing a mortgage loan in the trust fund, any and all of the following--

         o    the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable,

         o    covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a pro forma title policy or a marked-up commitment, none of which materially interferes with the security intended to be provided by the related mortgage instrument, the current principal use of the property or the current ability of the property to generate income sufficient to service the related mortgage loan,

         o    exceptions and exclusions specifically referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a pro forma title policy or marked-up commitment, none of which materially interferes with the security intended to be provided by the related mortgage instrument, the current principal use of the property or the current ability of the property to generate income sufficient to service the related mortgage loan,

         o    other matters to which like properties are commonly subject, none of which materially interferes with the security intended to be provided by the related mortgage instrument, the current principal use of the property or the current ability of the property to generate income sufficient to service the related mortgage loan,

         o    the rights of tenants, as tenants only, under leases, including subleases, pertaining to the related mortgaged property which the related mortgage loan seller did not require to be subordinated to the lien of the related mortgage instrument and which do not materially interfere with the security intended to be provided by the related mortgage instrument, the current principal use of the related mortgaged property or the current ability of the related mortgaged property to generate income sufficient to service the related mortgage loan,

         o    if the related mortgage loan is cross-collateralized with any other pooled mortgage loan, the lien of the mortgage instrument for that other pooled mortgage loan, and

         o    if the related mortgaged property is a unit in a condominium, the related condominium declaration.

         "Permitted Investments" means the United States government securities and other investment grade obligations specified in the series 2005-PWR10 pooling and servicing agreement.

         "Plan" means any ERISA Plan or any other employee benefit or retirement plan, arrangement or account that is subject to Section 4975 of the Internal
Revenue Code, including any individual retirement account or Keogh Plan.

         "PMCC" means Prudential Mortgage Capital Company, LLC.

         "PMCF" means Prudential Mortgage Capital Funding, LLC.

         "Post-ARD Additional Interest" means, with respect to any ARD Loan, the additional interest accrued with respect to that mortgage loan as a result of the marginal increase in the related mortgage interest rate upon passage of the related anticipated repayment date, as that additional interest may compound in accordance with the terms of that mortgage loan.

                                      S-177

         "Prepayment Interest Excess" means, with respect to any pooled mortgage loan (including the Non-Trust-Serviced Pooled Mortgage Loan) that was subject to a principal prepayment in full or in part made (or, if resulting from the application of insurance proceeds or condemnation proceeds, any other early recovery of principal received) after the due date for that pooled mortgage loan in any collection period, any payment of interest (net of related master servicing fees payable under the series 2005-PWR10 pooling and servicing agreement (and, in the case of the Non-Trust-Serviced Pooled Mortgage Loan, the master servicing fees (including any primary servicing or subservicing fees included therein) payable to the party serving as master servicer under the
Non-Trust Servicing Agreement) and, further, net of any portion of that interest that represents Default Interest, late payment charges or Post-ARD Additional
Interest) actually collected from the related borrower or out of such insurance proceeds or condemnation proceeds, as the case may be, and intended to cover the period from and after the due date to, but not including, the date of prepayment.

         "Prepayment Interest Shortfall" means, with respect to any pooled mortgage loan (including the Non-Trust-Serviced Pooled Mortgage Loan) that was subject to a principal prepayment in full or in part made (or, if resulting from the application of insurance proceeds or condemnation proceeds, any other early recovery of principal received) prior to the due date for that pooled mortgage loan in any collection period, the amount of interest, to the extent not collected from the related borrower or otherwise (without regard to any
Prepayment Premium or Yield Maintenance Charge that may have been collected), that would have accrued on the amount of such principal prepayment during the period from the date to which interest was paid by the related borrower to, but not including, the related due date immediately following the date of the subject principal prepayment (net of related master servicing fees payable under the series 2005-PWR10 pooling and servicing agreement (and, in the case of the
Non-Trust-Serviced Pooled Mortgage Loan, the master servicing fees (including any primary servicing or subservicing fees included therein) payable to the party serving as master servicer under the Non-Trust Servicing Agreement) and, further, net of any portion of that interest that represents Default Interest, late payment charges or Post-ARD Additional Interest).

         "Prepayment Premium" means, with respect to any mortgage loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge)
paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, that mortgage loan (including any payoff of a mortgage loan by a mezzanine lender on behalf of the subject borrower if and as set forth in the related intercreditor agreement).

         "Principal Distribution Amount" means, for any distribution date prior to the final distribution date, an amount equal to the total, without duplication, of the following--

         1.   all payments of principal, including voluntary principal
              prepayments, received by or on behalf of the trust fund with respect to the pooled mortgage loans during the related collection period, exclusive of any of those payments that represents a collection of principal for which an advance was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the cut-off date for the related pooled mortgage loan or on a due date for the related pooled mortgage loan subsequent to the end of the calendar month in which the subject distribution date occurs,

         2.   all monthly payments of principal that were received by or on behalf of the trust fund with respect to the pooled mortgage loans prior to, but that are due (or deemed due) during, the related collection period (or, in the case of any pooled mortgage loan on which scheduled payments are due on the fifth day of each month, that were received prior to a specified date in the prior calendar month but are due in the current calendar month of such
              distribution date),

         3.   all other collections, including liquidation proceeds,
              condemnation proceeds, insurance proceeds and repurchase proceeds, that were received by or on behalf of the trust fund with respect to any of the pooled mortgage loans or any related REO Properties during the related collection period and that were identified and applied by the respective master servicers as recoveries of principal of the subject pooled mortgage loan(s), in each case net of any portion of the particular collection that represents a collection of principal for which an advance of principal was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the cut-off date for the related pooled mortgage loan, and

         4.   all advances of principal made with respect to the pooled mortgage loans for that distribution date;

                                      S-178

provided that (I) (A) if any insurance proceeds, condemnation proceeds and/or liquidation proceeds are received with respect to any pooled mortgage loan, or if any pooled mortgage loan is otherwise liquidated, including at a discount, in any event during the collection period for the subject distribution date, then that portion, if any, of the aggregate amount described in clauses 1 through 4 above that is attributable to that mortgage loan will be reduced - to not less than zero - by any workout fees or liquidation fees paid with respect to that mortgage loan from a source other than related Default Interest and late payment charges during the collection period for the subject distribution date; (B) the aggregate amount described in clauses 1 through 4 above will be further subject to reduction - to not less than zero - by any nonrecoverable advances (and interest thereon) that are reimbursed from the principal portion of debt service advances and payments and other collections of principal on the mortgage pool
(see "--Advances of Delinquent Monthly Debt Service Payments" below and
"Servicing of the Mortgage Loans Under the Series 2005-PWR10 Pooling and
Servicing Agreement--Servicing and Other Compensation and Payment of Expenses")
during the related collection period (although any of those amounts that were reimbursed from advances or collections of principal and are subsequently collected (notwithstanding the nonrecoverability determination) on the related pooled mortgage loan will be added to the Principal Distribution Amount for the distribution date following the collection period in which the subsequent collection occurs); and (C) the aggregate amount described in clauses 1 through
4 above will be subject to further reduction - to not less than zero - by any advances (and interest thereon) with respect to a defaulted pooled mortgage loan that remained unreimbursed at the time of the loan's modification and return to performing status and are reimbursed from the principal portion of debt service advances and payments and other collections of principal on the mortgage pool
(see "--Advances of Delinquent Monthly Debt Service Payments" below and
"Servicing of the Mortgage Loans Under the Series 2005-PWR10 Pooling and
Servicing Agreement--Servicing and Other Compensation and Payment of Expenses")
during that collection period (although any of those amounts that were reimbursed from principal collections and are subsequently collected on the related pooled mortgage loan will be added to the Principal Distribution Amount for the distribution date following the collection period in which the subsequent collection occurs); and (II) the foregoing shall be construed in a manner that is consistent with the provisions described under "Servicing of the
Mortgage Loans Under the Series 2005-PWR10 Pooling and Servicing
Agreement--Servicing and Other Compensation and Payment of Expenses--Certain
Remittance Provisions and Coverage for Related Potential Shortfalls".

         In general, for purposes of determining the portion of the Principal
Distribution Amount that is attributable to loan group 1 or loan group 2--

         o    any reduction in the Principal Distribution Amount that is described in any of clauses (I)(A), (B) and (C) of the preceding paragraph that arises from an advance made on a particular pooled mortgage loan will be applied--

              1.   first, as a reduction of the portion of the Principal
                   Distribution Amount that is otherwise attributable to the
                   loan group that includes that pooled mortgage loan (until
                   such portion, net of all subtractions pursuant to clauses
                   (I)(A), (B) and (C) arising from pooled mortgage loans in
                   that loan group, is equal to zero), and

              2.   then, as a reduction of the portion of the Principal
                   Distribution Amount that is otherwise attributable to the
                   other loan group (until such portion, net of all such
                   subtractions pursuant to clauses (I)(A), (B) and (C) arising from pooled mortgage loans in that loan group and all
                   subtractions as described in this clause 2, is equal to
                   zero); and

         o    any increase in the Principal Distribution Amount that is
              described in either of clauses (I)(B) or (C) of the preceding paragraph that arises from a recovery of a previously reimbursed amount related to a particular pooled mortgage loan will be applied--

              1.   first, if the attributable portion of the Principal
                   Distribution Amount for the unrelated loan group (that is, the loan group that does not include that pooled mortgage
                   loan) was previously reduced on account of that particular pooled mortgage loan or any other pooled mortgage loan in the same loan group as that particular pooled mortgage loan, as an increase in the portion of the Principal Distribution
                   Amount that is otherwise attributable to the loan group that does not include that pooled mortgage loan, until the
                   cumulative amount of these increases under this clause 1 is equal to the cumulative reductions to the attributable
                   portion of Principal

                                      S-179

                   Distribution Amount for that loan group on account of pooled mortgage loans not included in that loan group, and

              2.   then, as an increase in the portion of the Principal
                   Distribution Amount that is otherwise attributable to the
                   loan group that includes that pooled mortgage loan.

         For the final distribution date, the "Principal Distribution Amount"
will be an amount equal to the total Stated Principal Balance of the mortgage pool outstanding immediately prior to that final distribution date.

         The Non-Pooled Mortgage Loans will not be part of the mortgage pool and will not be considered a pooled mortgage loan. Accordingly, any amounts applied to the principal of such loan will not constitute part of the Principal
Distribution Amount for any distribution date.

         "PSF" means per square foot.

         "PTE" means prohibited transaction exemption.

         "Purchase Option" means, with respect to any Specially Designated
Defaulted Pooled Mortgage Loan, the purchase option described under "Servicing of the Mortgage Loans Under the Series 2005-PWR10 Pooling and Servicing
Agreement--Fair Value Purchase Option" in this prospectus supplement.

         "Purchase Price" means, with respect to any particular mortgage loan being purchased from the trust fund, a price approximately equal to the sum of the following:

         o    the outstanding principal balance of that mortgage loan;

         o    all accrued and unpaid interest on that mortgage loan generally through the due date in the collection period of purchase, other than Default Interest and Post-ARD Interest;

         o    all unreimbursed servicing advances with respect to that mortgage loan, together with any unpaid interest on those advances owing to the party or parties that made them;

         o    all servicing advances with respect to that mortgage loan that were reimbursed out of collections on or with respect to other mortgage loans in the trust fund;

         o    all accrued and unpaid interest on any monthly debt service advances made with respect to the subject mortgage loan; and

         o    in the case of a repurchase or substitution of a defective mortgage loan by a mortgage loan seller, (1) all related special servicing fees and, to the extent not otherwise included, other related Additional Trust Fund Expenses (including without
              limitation any liquidation fee payable in connection with the applicable purchase or repurchase), and (2) to the extent not otherwise included, any costs and expenses incurred by the applicable master servicer, the special servicer or the trustee or an agent of any of them, on behalf of the trust fund, in enforcing any obligation of a mortgage loan seller to repurchase or replace the mortgage loan.

         "Qualified Insurer" means, with respect to any insurance policy, an insurance company or security or bonding company qualified to write the related insurance policy in the relevant jurisdiction.

         "Realized Losses" means losses on or with respect to the pooled mortgage loans arising from the inability of the applicable master servicer and/or the special servicer (or, in the case of the Non-Trust-Serviced Pooled
Mortgage Loan, the applicable master servicer and/or the special servicer under the Non-Trust Servicing Agreement) to collect all amounts due and owing under the mortgage loans, including by reason of the fraud or bankruptcy of a borrower or, to the extent not covered by insurance, a casualty of any nature at a mortgaged property, as and to the extent described under "Description of the
Offered Certificates--Reductions of Certificate Principal Balances in Connection
with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

                                      S-180

         "REMIC" means a real estate mortgage investment conduit within the meaning of, and formed in accordance with, Sections 860A through 860G of the
Internal Revenue Code.

         "REO Property" means any mortgaged property that is acquired for the benefit of the certificateholders (and, in the case of a mortgaged property securing any Mortgage Loan Group, also on behalf of the related Non-Pooled
Noteholders) through foreclosure, deed in lieu of foreclosure or otherwise following a default on the corresponding pooled mortgage loan. If a mortgaged property securing the Non-Trust-Serviced Pooled Mortgage Loan becomes an REO
Property, it will be held on behalf of, and in the name of, the trustee under the Non-Trust Servicing Agreement for the benefit of the legal and beneficial owners of the Non-Trust-Serviced Pooled Mortgage Loan and the related Non-Pooled
Pari Passu Companion Loan. In the case of each Mortgage Loan Group, when we refer in this prospectus supplement to an REO Property that is in the trust fund, we mean the beneficial interest in that property that is owned by the series 2005-PWR10 trust fund.

         "Required Claims-Paying Ratings" means, with respect to any insurance carrier, claims-paying ability ratings at least equal to (a) in the case of fidelity bond coverage provided by such insurance carrier, "A-" by Fitch and "A"
by S&P, (b) in the case of a policy or policies of insurance issued by such insurance carrier covering loss occasioned by the errors and omissions of officers and employees, "A-" by Fitch and "A" by S&P and (c) in the case of any other insurance coverage provided by such insurance carrier, "A-" by Fitch and
"A" by S&P. However, an insurance carrier will be deemed to have the applicable claims-paying ability ratings set forth above if the obligations of that insurance carrier under the related insurance policy are guaranteed or backed in writing by an entity that has long-term unsecured debt obligations that are rated not lower than the ratings set forth above or claim-paying ability ratings that are not lower than the ratings set forth above; and an insurance carrier will be deemed to have the applicable claims-paying ability ratings set forth above if (among other conditions) the rating agency whose rating requirement has not been met has confirmed in writing that the insurance carrier would not result in the qualification, downgrade or withdrawal of any of the then current ratings assigned by that rating agency to any of the certificates.

         "Restricted Group" means, collectively, the following persons and entities--

         o    the trustee,

         o    the Exemption-Favored Parties,

         o    us,

         o    the master servicers,

         o    the special servicer,

         o    the primary servicers,

         o    any sub-servicers,

         o    any person responsible for servicing a Non-Trust-Serviced Pooled
              Mortgage Loan or any related REO Property,

         o    the mortgage loan sellers,

         o    each borrower, if any, with respect to pooled mortgage loans constituting more than 5.0% of the total unamortized principal balance of the mortgage pool as of the date of initial issuance of the offered certificates, and

         o    any and all affiliates of any of the aforementioned persons.

         "S&P" means Standard & Poor's Ratings Services, a division of The
McGraw-Hill Companies, Inc.

                                      S-181

         "SEC" means the Securities and Exchange Commission.

         "Servicing Standard" means, with respect to each master servicer and the special servicer, to service and administer those mortgage loans and any REO
Properties for which that party is responsible under the series 2005-PWR10 pooling and servicing agreement:

         o    in the best interests and for the benefit of the series 2005-PWR10 certificateholders (or, in the case of a Trust-Serviced Mortgage
              Loan Group, for the benefit of the series 2005-PWR10
              certificateholders and the related Trust-Serviced Non-Pooled
              Noteholder(s)) (as determined by the applicable master servicer or the special servicer, as the case may be, in its good faith and reasonable judgment), as a collective whole (it being understood, in the case of the Trust-Serviced Mortgage Loan Groups containing
              Non-Pooled Subordinate Loans, that the interests of the Non-Pooled
              Subordinate Noteholders are junior promissory notes, subject to the terms and conditions of the related Mortgage Loan Group
              Intercreditor Agreement),

         o    in accordance with any and all applicable laws, the terms of the series 2005-PWR10 pooling and servicing agreement, the terms of the respective mortgage loans and, in the case of a Trust-Serviced
              Mortgage Loan Group, the terms of the related Mortgage Loan Group
              Intercreditor Agreement, and

         o    to the extent consistent with the foregoing, in accordance with the following standards:

         o    with the same care, skill, prudence and diligence as is normal and usual in its general mortgage servicing and REO property
              management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and real properties that are comparable to those mortgage loans and any REO Properties for which it is responsible under the series
              2005-PWR10 pooling and servicing agreement;

         o    with a view to--

              1.   in the case of the master servicers, the timely collection of all scheduled payments of principal and interest under those mortgage loans,

              2.   in the case of the master servicers, the full collection of all Yield Maintenance Charges and Prepayment Premiums that may become payable under those mortgage loans, and

              3.   in the case of the special servicer, if a mortgage loan comes into and continues in default and, in the good faith and
                   reasonable judgment of the special servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, including payments of Yield Maintenance Charges,
                   Prepayment Premiums, Default Interest and late payment
                   charges, or the related mortgaged property becomes an REO
                   Property, the maximization of the recovery of principal and interest on that defaulted mortgage loan to the series
                   2005-PWR10 certificateholders (or, in the case of a
                   Trust-Serviced Mortgage Loan Group, for the benefit of the series 2005-PWR10 certificateholders and the related
                   Trust-Serviced Non-Pooled Noteholder(s)), as a collective
                   whole, on a present value basis (it being understood, in the case of the Trust-Serviced Mortgage Loan Groups containing
                   Non-Pooled Subordinate Loans, that the interests of the
                   Non-Pooled Subordinate Noteholders are junior promissory
                   notes, subject to the terms and conditions of the related
                   Mortgage Loan Group Intercreditor Agreement); and

              without regard to--

              1.   any known relationship that the applicable master servicer or the special servicer, as the case may be, or any of its
                   affiliates may have with any of the underlying borrowers, any of the mortgage loan sellers or any other party to the series
                   2005-PWR10 pooling and servicing agreement,

                                      S-182

              2.   the ownership of any series 2005-PWR10 certificate or any
                   interest in any Non-Pooled Mortgage Loan by the applicable master servicer or the special servicer, as the case may be, or by any of its affiliates,

              3.   the obligation of the applicable master servicer to make
                   advances or otherwise to incur servicing expenses with
                   respect to any mortgage loan or REO property serviced or
                   administered, respectively, under the series 2005-PWR10
                   pooling and servicing agreement,

              4.   the obligation of the special servicer to make, or to direct the applicable master servicer to make, servicing advances or otherwise to incur servicing expenses with respect to any
                   mortgage loan or REO property serviced or administered,
                   respectively, under the series 2005-PWR10 pooling and
                   servicing agreement,

              5.   the right of the applicable master servicer or the special servicer, as the case may be, or any of its affiliates to
                   receive reimbursement of costs, or the sufficiency of any
                   compensation payable to it, under the series 2005-PWR10
                   pooling and servicing agreement or with respect to any
                   particular transaction,

              6.   the ownership, servicing and/or management by the applicable master servicer or special servicer, as the case may be, or any of its affiliates, of any other mortgage loans or real property,

              7.   the ownership by the applicable master servicer or special servicer, as the case may be, or any of its affiliates of any other debt owed by, or secured by ownership interests in, any of the borrowers or any affiliate of a borrower, and

              8.   the obligations of the applicable master servicer or special servicer, as the case may be, or any of its affiliates to
                   repurchase any pooled mortgage loan from the trust fund, or to indemnify the trust fund, in any event as a result of a material breach or a material document defect.

provided that the foregoing standards will apply with respect to the
Non-Trust-Serviced Pooled Mortgage Loan only to the extent that the applicable master servicer or the special servicer has any express duties or rights to grant consent with respect to such pooled mortgage loan or any related REO
Property pursuant to the series 2005-PWR10 pooling and servicing agreement.

         "Servicing Transfer Event" means, with respect to any pooled mortgage loan (other than the Non-Trust-Serviced Pooled Mortgage Loan) and a
Trust-Serviced Non-Pooled Mortgage Loan, any of the following events:

         1.   the related borrower fails to make when due any balloon payment and the borrower does not deliver to the applicable master servicer, on or prior to the due date of the balloon payment, a written refinancing commitment from an acceptable lender and reasonably satisfactory in form and substance to the applicable master servicer which provides that such refinancing will occur within 120 days after the date on which the balloon payment will become due (provided that if either such refinancing does not occur during that time or the applicable master servicer is required during that time to make any monthly debt service advance in respect of the mortgage loan, a Servicing Transfer Event will occur immediately);

         2.   the related borrower fails to make when due any monthly debt service payment (other than a balloon payment) or any other payment (other than a balloon payment) required under the related mortgage note or the related mortgage, which failure continues unremedied for 60 days;

         3.   the applicable master servicer determines (in accordance with the
              Servicing Standard) that a default in making any monthly debt service payment (other than a balloon payment) or any other material payment (other than a balloon payment) required under the related mortgage note or the related mortgage is likely to occur in the foreseeable future and the default is likely to remain unremedied for at least 60 days beyond the date on which the subject payment will become due; or the applicable master servicer determines (in accordance with the Servicing Standard) that a default in making a balloon payment is likely to occur in the foreseeable future and the default is likely to remain unremedied for at least 60 days beyond the date on which the balloon payment will become due (or, if the borrower has delivered a written refinancing

                                      S-183

              commitment from an acceptable lender and reasonably satisfactory in form and substance to the applicable master servicer which provides that such refinancing will occur within 120 days after the date of the balloon payment, that master servicer determines
              (in accordance with the Servicing Standard) that (a) the borrower is likely not to make one or more assumed monthly debt service payments (as described under "Description of the Offered
              Certificates--Advances of Delinquent Monthly Debt Service
              Payments" in this prospectus supplement) prior to a refinancing or
              (b) the refinancing is not likely to occur within 120 days following the date on which the balloon payment will become due);

         4.   the applicable master servicer determines that a non-payment default (including, in the applicable master servicer's or the special servicer's judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related mortgage loan documents) has occurred under the mortgage loan that may materially impair the value of the
              corresponding mortgaged property as security for the mortgage loan or otherwise materially and adversely affect the interests of series 2005-PWR10 certificateholders and the default continues unremedied for the applicable cure period under the terms of the mortgage loan or, if no cure period is specified, for 60 days;

         5.   various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the related borrower or the corresponding mortgaged property, or the related borrower takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations; or

         6.   the applicable master servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the
              corresponding mortgaged property.

         A Servicing Transfer Event will cease to exist, if and when:

         o    with respect to the circumstances described in clauses 1 and 2 immediately above in this definition, the related borrower makes three consecutive full and timely monthly debt service payments under the terms of the mortgage loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the applicable master servicer or the special servicer;

         o    with respect to the circumstances described in clauses 3 and 5 immediately above in this definition, those circumstances cease to exist in the judgment of the special servicer;

         o    with respect to the circumstances described in clause 4
              immediately above in this definition, the default is cured in the judgment of the special servicer; and

         o    with respect to the circumstances described in clause 6
              immediately above in this definition, the proceedings are
              terminated.

         If a Servicing Transfer Event exists with respect to any mortgage loan in a Trust-Serviced Mortgage Loan Group, then it will also be deemed to exist with respect to the other mortgage loan in that Trust-Serviced Mortgage Loan
Group. The mortgage loans in a Trust-Serviced Mortgage Loan Group are intended to always be serviced or specially serviced, as the case may be, together.

         "SF" means square feet.

         "Specially Designated Defaulted Pooled Mortgage Loan" means a pooled mortgage loan (other than the Non-Trust-Serviced Pooled Mortgage Loan) that both
(A) is a specially serviced pooled mortgage loan and (B) either (i) is delinquent 120 days or more with respect to any balloon payment or 60 days or more with respect to any other monthly payment, with such delinquency to be determined without giving effect to any grace period permitted by the related mortgage or mortgage note and without regard to any acceleration of payments under the related mortgage and mortgage note, or (ii) is a pooled mortgage loan as to which the amounts due thereunder have been accelerated following any other material default.

                                      S-184

         "Stated Principal Balance" means, for each mortgage loan in the trust fund, a principal amount that:

         o    will initially equal its unpaid principal balance as of the cut-off date or, in the case of a replacement mortgage loan, as of the date it is added to the trust fund, after application of all payments of principal due on or before that date, whether or not those payments have been received; and

         o    will be permanently reduced on each subsequent distribution date, to not less than zero, by that portion, if any, of the Principal
              Distribution Amount (without regard to the adjustments otherwise contemplated by clauses (I)(A), (B) and (C) of the definition thereof) for that distribution date that represents principal actually received or advanced on that mortgage loan, and the principal portion of any Realized Loss (See "Description of the
              Offered Certificates -- Reductions of Certificate Principal
              Balances in Connection with Realized Losses and Additional Trust
              Fund Expenses") incurred with respect to that mortgage loan during the related collection period.

         However, the "Stated Principal Balance" of any mortgage loan in the trust fund will, in all cases, be zero as of the distribution date following the collection period in which it is determined that all amounts ultimately collectable with respect to that mortgage loan or any related REO Property have been received.

         "Stated Remaining Term to Maturity or ARD" means, with respect to any pooled mortgage loan, the number of months from the cut-off date to the stated
maturity date or, in the case of an ARD Loan, the anticipated repayment date.

         "Structuring Assumptions" means, collectively, the following assumptions regarding the series 2005-PWR10 certificates and the mortgage loans in the trust fund:

         o    except as otherwise set forth below, the mortgage loans have the characteristics set forth on Appendix B to this prospectus supplement and the initial mortgage pool balance, the initial loan group 1 balance and the initial loan group 2 balance are as described in this prospectus supplement;

         o    the total initial principal balance or notional amount, as the case may be, of each interest-bearing class of series 2005-PWR10 certificates is as described in this prospectus supplement;

         o    the pass-through rate for each interest-bearing class of series
              2005-PWR10 certificates is as described in this prospectus supplement;

         o    no delinquencies, defaults or losses occur with respect to any of the pooled mortgage loans (or any Non-Pooled Subordinate Loans);

         o    no Additional Trust Fund Expenses arise, no servicing advances are made under the series 2005-PWR10 pooling and servicing agreement or the Non-Trust Servicing Agreement and the only expenses of the trust consist of the trustee fees, the servicer report
              administrator fees, the master servicing fees (including any applicable primary or sub-servicing fees) and, in the case of the
              Non-Trust-Serviced Pooled Mortgage Loan, the administrative fees payable with respect thereto under the Non-Trust Servicing
              Agreement;

         o    there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the pooled mortgage loans and the mortgage interest rate in effect under each pooled mortgage loan as of the date of initial issuance for the series 2005-PWR10 certificates remains in effect during the entire term of that mortgage loan;

         o    with respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as
              Marcus Avenue, for which the initial scheduled payments of principal and interest are not due until February 2006, a payment is due and paid in January 2006 in an amount equal to one month's interest on its cut-off date principal balance and the length of the loan term is thus one month greater

                                      S-185

              (but the maturity is no later) than otherwise stated in this prospectus supplement, and an additional month was added to the
              Lock-out Period;

         o    each of the pooled mortgage loans provides for monthly debt service payments to be due on the first day of each month, regardless of the actual day of the month on which those payments are otherwise due and regardless of whether the subject date is a business day or not;

         o    all monthly debt service payments on the pooled mortgage loans are timely received by the applicable master servicer on behalf of the trust on the day on which they are assumed to be due or paid as described in the two immediately preceding bullets;

         o    no involuntary prepayments are received as to any pooled mortgage loan at any time (including, without limitation, as a result of any application of escrows, reserve or holdback amounts if performance criteria are not satisfied);

         o    no voluntary prepayments are received as to any pooled mortgage loan during that mortgage loan's prepayment Lock-out Period, including any contemporaneous period when defeasance is permitted, or during any period when principal prepayments on that mortgage loan are required to be accompanied by a Prepayment Premium or
              Yield Maintenance Charge, including any contemporaneous period when defeasance is permitted;

         o    each ARD Loan in the trust fund is paid in full on its anticipated repayment date;

         o    except as otherwise assumed in the immediately preceding three bullets, prepayments are made on each of the pooled mortgage loans at the indicated CPRs (which apply to the pooled mortgage loans only (and not the related Non-Pooled Subordinate Loan) in any
              Mortgage Loan Group that includes any Non-Pooled Subordinate Loan)
              set forth in the subject tables or other relevant part of this prospectus supplement, without regard to any limitations in those mortgage loans on partial voluntary principal prepayments;

         o    all prepayments on the mortgage loans are assumed to be
              accompanied by a full month's interest and no Prepayment Interest
              Shortfalls occur with respect to any mortgage loan;

         o    no Yield Maintenance Charges or Prepayment Premiums are collected in connection with any of the mortgage loans;

         o    no person or entity entitled thereto exercises its right of optional termination as described in this prospectus supplement under "Description of the Offered Certificates--Termination of the
              Series 2005-PWR10 Pooling and Servicing Agreement";

         o    no pooled mortgage loan is required to be repurchased by a mortgage loan seller, as described under "Description of the
              Mortgage Pool--Cures, Repurchases and Substitutions" in this prospectus supplement;

         o    payments on the offered certificates are made on the 11th day of each month, commencing in January 2006; and

         o    the offered certificates are settled with investors on December
              20, 2005.

         "The Westin Copley Place Intercreditor Agreement" means the intercreditor agreement between the initial holders of The Westin Copley Place
Pooled Mortgage Loan and The Westin Copley Place Non-Pooled Pari Passu Companion
Loan.

         "The Westin Copley Place Loan Group" means The Westin Copley Place
Pooled Mortgage Loan and The Westin Copley Place Non-Pooled Pari Passu Companion
Loan, together.

                                      S-186

         "The Westin Copley Place Mortgaged Property" means the mortgaged property identified on Appendix B to this prospectus supplement as "The Westin
Copley Place".

         "The Westin Copley Place Non-Pooled Pari Passu Companion Loan" means the loan in the original principal amount of $105,000,000 that is secured by the same mortgage instrument encumbering The Westin Copley Place Mortgaged Property as The Westin Copley Place Pooled Mortgage Loan and is pari passu in right of payment with The Westin Copley Place Pooled Mortgage Loan. The Westin Copley
Place Non-Pooled Pari Passu Companion Loan will not be part of the mortgage pool and will not be considered a pooled mortgage loan.

         "The Westin Copley Place Pooled Mortgage Loan" means the pooled mortgage loan in the original principal amount of $105,000,000 secured by The
Westin Copley Place Mortgaged Property.

          "Trust-Serviced Mortgage Loan Group" means the Muirwood Apartments
Loan Group and the Chapanoke Square Loan Group, as applicable.

         "Trust-Serviced Non-Pooled Mortgage Loan" means the Muirwood Apartments
Non-Pooled Subordinate Loans and the Chapanoke Square Non-Pooled Subordinate
Loan, as applicable.

         "Trust-Serviced Non-Pooled Noteholder" means any holder of a promissory note evidencing a Trust-Serviced Non-Pooled Mortgage Loan.

         "Underwriter Exemption" means PTE 90-30 issued to Bear, Stearns & Co.
Inc. or PTE 90-24 issued to Morgan Stanley & Co. Incorporated, each as subsequently amended by PTE 97-34, PTE 2000-58 and PTE 2002-41 and as may be
subsequently amended after the closing date.

         "Underwritten Net Cash Flow" or "Underwritten NCF" means an estimate of stabilized cash flow available for debt service. In general, it is the estimated stabilized revenue derived from the use and operation of a mortgaged property, consisting primarily of rental income, less the sum of (a) estimated stabilized operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising), (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments, and (c)
reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Net Cash Flow generally does not reflect interest expenses and non-cash items such as depreciation and amortization.

         "Underwritten Net Operating Income" or "Underwritten NOI" means an estimate of the stabilized cash flow available for debt service before deductions for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Net Operating Income is generally estimated in the same manner as Underwritten Net Cash Flow, except that no deduction is made for capital expenditures, including tenant improvement costs and leasing commissions.

         "Weighted Average Pool Pass-Through Rate" means, for each distribution date, the weighted average of the respective Mortgage Pass-Through Rates with respect to all of the pooled mortgage loans for that distribution date, weighted on the basis of their respective Stated Principal Balances immediately prior to that distribution date.

         "WFB" means Wells Fargo Bank, National Association.

         "Yield Maintenance Charge" means, with respect to any mortgage loan, any premium, fee or other additional amount paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, a mortgage loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such
Yield Maintenance Charge may be.

                                      S-187

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                                   SCHEDULE I

                              AMORTIZATION SCHEDULE

                        GREENTEC IV POOLED MORTGAGE LOAN

   PERIOD       DATE           BALANCE ($)   PRINCIPAL ($)     INTEREST ($)     TOTAL PAYMENT ($)
   ------     ---------        -----------   -------------     ------------     -----------------

        0     11/1/2005         9,950,000

        1     12/1/2005         9,950,000         -                46,376             46,376

        2      1/1/2006         9,950,000         -                47,922             47,922

        3      2/1/2006         9,950,000         -                47,922             47,922

        4      3/1/2006         9,950,000         -                43,284             43,284

        5      4/1/2006         9,950,000         -                47,922             47,922

        6      5/1/2006         9,950,000         -                46,376             46,376

        7      6/1/2006         9,950,000         -                47,922             47,922

        8      7/1/2006         9,950,000         -                46,376             46,376

        9      8/1/2006         9,950,000         -                47,922             47,922

       10      9/1/2006         9,950,000         -                47,922             47,922

       11     10/1/2006         9,950,000         -                46,376             46,376

       12     11/1/2006         9,950,000         -                47,922             47,922

       13     12/1/2006         9,950,000         -                46,376             46,376

       14      1/1/2007         9,950,000         -                47,922             47,922

       15      2/1/2007         9,950,000         -                47,922             47,922

       16      3/1/2007         9,950,000         -                43,284             43,284

       17      4/1/2007         9,950,000         -                47,922             47,922

       18      5/1/2007         9,950,000         -                46,376             46,376

       19      6/1/2007         9,950,000         -                47,922             47,922

       20      7/1/2007         9,950,000         -                46,376             46,376

       21      8/1/2007         9,950,000         -                47,922             47,922

       22      9/1/2007         9,950,000         -                47,922             47,922

       23     10/1/2007         9,950,000         -                46,376             46,376

       24     11/1/2007         9,950,000         -                47,922             47,922

       25     12/1/2007         9,950,000         -                46,376             46,376

       26      1/1/2008         9,950,000         -                47,922             47,922

       27      2/1/2008         9,950,000         -                47,922             47,922

       28      3/1/2008         9,950,000         -                44,830             44,830

       29      4/1/2008         9,950,000         -                47,922             47,922

       30      5/1/2008         9,950,000         -                46,376             46,376

       31      6/1/2008         9,950,000         -                47,922             47,922

       32      7/1/2008         9,950,000         -                46,376             46,376

       33      8/1/2008         9,950,000         -                47,922             47,922

       34      9/1/2008         9,950,000         -                47,922             47,922

       35     10/1/2008         9,950,000         -                46,376             46,376

       36     11/1/2008         9,950,000         -                47,922             47,922

       37     12/1/2008         9,950,000         -                46,376             46,376

       38      1/1/2009         9,950,000         -                47,922             47,922

       39      2/1/2009         9,950,000         -                47,922             47,922

       40      3/1/2009         9,950,000         -                43,284             43,284

       41      4/1/2009         9,950,000         -                47,922             47,922

       42      5/1/2009         9,950,000         -                46,376             46,376

                                  I-1

   PERIOD       DATE           BALANCE ($)   PRINCIPAL ($)     INTEREST ($)     TOTAL PAYMENT ($)
   ------     ---------        -----------   -------------     ------------     -----------------

       43      6/1/2009         9,950,000         -                47,922             47,922

       44      7/1/2009         9,950,000         -                46,376             46,376

       45      8/1/2009         9,950,000         -                47,922             47,922

       46      9/1/2009         9,950,000         -                47,922             47,922

       47     10/1/2009         9,950,000         -                46,376             46,376

       48     11/1/2009         9,950,000         -                47,922             47,922

       49     12/1/2009         9,950,000         -                46,376             46,376

       50      1/1/2010         9,950,000         -                47,922             47,922

       51      2/1/2010         9,950,000         -                47,922             47,922

       52      3/1/2010         9,950,000         -                43,284             43,284

       53      4/1/2010         9,950,000         -                47,922             47,922

       54      5/1/2010         9,950,000         -                46,376             46,376

       55      6/1/2010         9,950,000         -                47,922             47,922

       56      7/1/2010         9,950,000         -                46,376             46,376

       57      8/1/2010         9,950,000         -                47,922             47,922

       58      9/1/2010         9,950,000         -                47,922             47,922

       59     10/1/2010         9,950,000         -                46,376             46,376

       60     11/1/2010         9,950,000         -                47,922             47,922

       61     12/1/2010         9,940,422        9,578             46,376             55,954

       62      1/1/2011         9,932,499        7,923             47,876             55,798

       63      2/1/2011         9,924,535        7,965             47,838             55,802

       64      3/1/2011         9,911,421       13,114             43,174             56,288

       65      4/1/2011         9,903,344        8,077             47,736             55,813

       66      5/1/2011         9,893,525        9,818             46,159             55,977

       67      6/1/2011         9,885,354        8,172             47,650             55,822

       68      7/1/2011         9,875,443        9,911             46,075             55,986

       69      8/1/2011         9,867,175        8,268             47,563             55,831

       70      9/1/2011         9,858,862        8,312             47,523             55,835

       71     10/1/2011         9,848,815       10,047             45,951             55,999

       72     11/1/2011         9,840,406        8,410             47,435             55,844

       73     12/1/2011         9,830,263       10,142             45,865             56,007

       74      1/1/2012         9,821,755        8,508             47,345             55,854

       75      2/1/2012         9,813,202        8,554             47,304             55,858

       76      3/1/2012         9,801,236       11,965             44,214             56,179

       77      4/1/2012         9,792,573        8,663             47,205             55,868

       78      5/1/2012         9,782,185       10,388             45,642             56,031

       79      6/1/2012         9,773,421        8,764             47,114             55,878

       80      7/1/2012         9,762,934       10,487             45,553             56,040

       81      8/1/2012         9,754,068        8,866             47,021             55,887

       82      9/1/2012         9,745,154        8,913             46,978             55,892

       83     10/1/2012         9,734,522       10,632             45,421             56,054

       84     11/1/2012         9,725,505        9,017             46,884             55,901

       85     12/1/2012         9,714,771       10,734             45,330             56,063

       86      1/1/2013         9,705,649        9,122             46,789             55,911

       87      2/1/2013         9,696,478        9,171             46,745             55,916

       88      3/1/2013         9,682,269       14,209             42,181             56,391

       89      4/1/2013         9,672,973        9,295             46,632             55,928

       90      5/1/2013         9,661,970       11,004             45,085             56,089

       91      6/1/2013         9,652,566        9,403             46,535             55,938

                                  I-2

   PERIOD       DATE           BALANCE ($)   PRINCIPAL ($)     INTEREST ($)     TOTAL PAYMENT ($)
   ------     ---------        -----------   -------------     ------------     -----------------

       92      7/1/2013         9,641,458       11,109             44,990             56,099

       93      8/1/2013         9,631,945        9,512             46,436             55,948

       94      9/1/2013         9,622,382        9,563             46,390             55,953

       95     10/1/2013         9,611,118       11,264             44,849             56,113

       96     11/1/2013         9,601,445        9,674             46,290             55,963

       97     12/1/2013         9,590,073       11,372             44,751             56,123

       98      1/1/2014         9,580,287        9,785             46,188             55,974

       99      2/1/2014         9,570,450        9,837             46,141             55,979

      100      3/1/2014         9,555,635       14,815             41,633             56,448

      101      4/1/2014         9,545,667        9,969             46,023             55,991

      102      5/1/2014         9,534,008       11,659             44,491             56,150

      103      6/1/2014         9,523,924       10,084             45,918             56,002

      104      7/1/2014         9,512,153       11,771             44,390             56,161

      105      8/1/2014         9,501,954       10,200             45,813             56,013

      106      9/1/2014         9,491,700       10,254             45,764             56,018

      107     10/1/2014         9,479,763       11,937             44,240             56,177

      108     11/1/2014         9,469,391       10,372             45,657             56,029

      109     12/1/2014         9,457,340       12,051             44,136             56,187

      110      1/1/2015         9,446,848       10,491             45,549             56,040

      111      2/1/2015         9,436,301       10,547             45,499             56,046

      112      3/1/2015         9,420,842       15,459             41,050             56,509

      113      4/1/2015         9,410,157       10,685             45,373             56,059

      114      5/1/2015         9,397,801       12,356             43,860             56,216

      115      6/1/2015         9,386,993       10,808             45,262             56,070

      116      7/1/2015         9,374,518       12,475             43,752             56,227

      117      8/1/2015         9,363,586       10,932             45,150             56,082

      118      9/1/2015         9,352,596       10,990             45,098             56,087

      119     10/1/2015         9,339,944       12,652             43,592             56,244

      120     11/1/2015             -        9,339,944             44,984          9,384,927

                                  I-3

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                   SCHEDULE II

                      CLASS A-AB PLANNED PRINCIPAL BALANCES

                         CLASS A-AB                               CLASS A-AB                                 CLASS A-AB
                          PLANNED                                   PLANNED                                    PLANNED
DISTRIBUTION            PRINCIPAL            DISTRIBUTION          PRINCIPAL            DISTRIBUTION          PRINCIPAL
DATE                    BALANCE ($)          DATE                 BALANCE ($)           DATE                 BALANCE ($)
--------------         --------------        --------------      --------------         --------------      ---------------

Closing Date           171,000,000.00        March 2009          171,000,000.00         June 2012           120,512,000.00
January 2006           171,000,000.00        April 2009          171,000,000.00         July 2012           117,481,000.00
February 2006          171,000,000.00        May 2009            171,000,000.00         August 2012         114,798,000.00
March 2006             171,000,000.00        June 2009           171,000,000.00         September 2012      109,818,000.00
April 2006             171,000,000.00        July 2009           171,000,000.00         October 2012        106,880,000.00
May 2006               171,000,000.00        August 2009         171,000,000.00         November 2012       104,162,000.00
June 2006              171,000,000.00        September 2009      171,000,000.00         December 2012       101,199,000.00
July 2006              171,000,000.00        October 2009        171,000,000.00         January 2013         98,454,000.00
August 2006            171,000,000.00        November 2009       171,000,000.00         February 2013        95,696,000.00
September 2006         171,000,000.00        December 2009       171,000,000.00         March 2013           92,230,000.00
October 2006           171,000,000.00        January 2010        171,000,000.00         April 2013           89,443,000.00
November 2006          171,000,000.00        February 2010       171,000,000.00         May 2013             86,411,000.00
December 2006          171,000,000.00        March 2010          171,000,000.00         June 2013            83,597,000.00
January 2007           171,000,000.00        April 2010          171,000,000.00         July 2013            80,539,000.00
February 2007          171,000,000.00        May 2010            171,000,000.00         August 2013          77,696,000.00
March 2007             171,000,000.00        June 2010           171,000,000.00         September 2013       74,841,000.00
April 2007             171,000,000.00        July 2010           171,000,000.00         October 2013         71,742,000.00
May 2007               171,000,000.00        August 2010         171,000,000.00         November 2013        68,858,000.00
June 2007              171,000,000.00        September 2010      171,000,000.00         December 2013        65,733,000.00
July 2007              171,000,000.00        October 2010        171,000,000.00         January 2014         62,821,000.00
August 2007            171,000,000.00        November 2010       171,000,000.00         February 2014        59,894,000.00
September 2007         171,000,000.00        December 2010       170,975,306.01         March 2014           56,275,000.00
October 2007           171,000,000.00        January 2011        168,420,000.00         April 2014           53,317,000.00
November 2007          171,000,000.00        February 2011       165,854,000.00         May 2014             24,557,000.00
December 2007          171,000,000.00        March 2011          162,522,000.00         June 2014            21,625,000.00
January 2008           171,000,000.00        April 2011          159,928,000.00         July 2014            18,458,000.00
February 2008          171,000,000.00        May 2011            157,071,000.00         August 2014          15,496,000.00
March 2008             171,000,000.00        June 2011           154,451,000.00         September 2014       12,521,000.00
April 2008             171,000,000.00        July 2011           151,570,000.00         October 2014          9,312,000.00
May 2008               171,000,000.00        August 2011         148,924,000.00         November 2014         6,308,000.00
June 2008              171,000,000.00        September 2011      146,265,000.00         December 2014         3,071,000.00
July 2008              171,000,000.00        October 2011        143,346,000.00         January 2015                  0.00
August 2008            171,000,000.00        November 2011       140,661,000.00
September 2008         171,000,000.00        December 2011       137,717,000.00
October 2008           171,000,000.00        January 2012        135,006,000.00
November 2008          171,000,000.00        February 2012       132,282,000.00
December 2008          171,000,000.00        March 2012          129,053,000.00
January 2009           171,000,000.00        April 2012          126,301,000.00
February 2009          171,000,000.00        May 2012            123,291,000.00

                                      II-1

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                 APPENDIX A(1)
                            MORTGAGE POOL INFORMATION

MORTGAGE LOAN SELLERS

------------------------------------------------------------------------------------------------------------------------------------
                         NUMBER                      PERCENT BY  WEIGHTED    WEIGHTED               WEIGHTED      WEIGHTED WEIGHTED
                           OF           AGGREGATE     AGGREGATE   AVERAGE     AVERAGE  WEIGHTED      AVERAGE       AVERAGE  AVERAGE
                        MORTGAGE     CUT-OFF DATE  CUT-OFF DATE  MORTGAGE   REMAINING   AVERAGE         DSCR  CUT-OFF DATE  BALLOON
LOAN SELLER               LOANS       BALANCE ($)   BALANCE (%)  RATE (%) TERM (MOS.)  DSCR (X) AFTER IO (X)       LTV (%)  LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

Wells Fargo Bank, N.A.     87       1,045,680,699          39.7    5.5176         120      1.56         1.48          67.2     60.1
Bear Stearns
 Commercial Mortgage,
 Inc.                      41         733,548,442          27.9    5.5769         116      1.71         1.42          69.0     60.1
Prudential Mortgage
 Capital Funding           52         567,658,070          21.6    5.4729         115      1.53         1.39          69.8     59.5
Nationwide Life
 Insurance Co.             11         184,822,393           7.0    5.4263         118      1.64         1.51          69.0     57.6
Principal Commercial
 Funding, LLC.             21         101,970,068           3.9    5.4109         111      1.68         1.66          64.9     52.7
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:   212      $2,633,679,672         100.0%   5.5140%        117      1.61X        1.45X         68.3%    59.5%
====================================================================================================================================

CUT-OFF DATE BALANCES

------------------------------------------------------------------------------------------------------------------------------------
                          NUMBER                   PERCENT BY  WEIGHTED     WEIGHTED               WEIGHTED      WEIGHTED  WEIGHTED
                            OF        AGGREGATE     AGGREGATE   AVERAGE      AVERAGE  WEIGHTED      AVERAGE       AVERAGE   AVERAGE
                         MORTGAGE  CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    REMAINING   AVERAGE         DSCR  CUT-OFF DATE   BALLOON
CUT-OFF DATE BALANCE ($)   LOANS    BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X) AFTER IO (X)       LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

957,747 - 2,000,000          25      39,241,655           1.5    5.5931          125      1.63         1.59          62.0      47.8
2,000,001 - 3,000,000        33      82,859,412           3.1    5.5654          125      1.51         1.45          66.3      52.5
3,000,001 - 5,000,000        44     177,217,342           6.7    5.3520          125      1.56         1.47          68.6      55.2
5,000,001 - 7,000,000        25     149,334,870           5.7    5.4017          121      1.52         1.47          67.0      53.8
7,000,001 - 9,000,000        19     149,985,430           5.7    5.4169          122      1.62         1.49          68.3      58.7
9,000,001 - 11,000,000       10      98,776,187           3.8    5.5554          136      1.48         1.37          70.7      58.3
11,000,001 - 13,000,000      11     133,750,253           5.1    5.4376          119      1.74         1.45          70.5      60.9
13,000,001 - 15,000,000       9     127,660,676           4.8    5.4216          111      1.70         1.61          66.6      60.3
15,000,001 - 17,000,000       4      63,894,900           2.4    5.3754          101      1.56         1.39          75.5      68.4
17,000,001 - 19,000,000       2      35,670,000           1.4    5.4451          148      1.52         1.24          74.2      61.8
19,000,001 - 21,000,000       4      80,800,000           3.1    5.7130          135      1.38         1.32          73.8      59.3
21,000,001 - 31,000,000      13     329,873,600          12.5    5.2859          112      1.55         1.38          72.7      60.9
31,000,001 - 41,000,000       5     183,019,130           6.9    5.3156           86      1.69         1.47          70.7      63.8
41,000,001 - 61,000,000       3     155,896,217           5.9    5.1600          119      2.24         1.96          47.9      41.2
61,000,001 - 275,700,000      5     825,700,000          31.4    5.7955          118      1.54         1.38          68.8      63.9
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:     212  $2,633,679,672         100.0%   5.5140%         117      1.61X        1.45X         68.3%     59.5%
====================================================================================================================================

Minimum: $957,747
Maximum: $275,700,000
Average: $12,423,017

(1) For purposes of the prospectus supplement and this Appendix A, the
$105,000,000 The Westin-Copley Place pooled mortgage loan represents a 50.0%
portion of a pari passu note in a $210,000,000 first mortgage loan in a split loan structure comprised of two (2) pari passu notes. One (1) of such notes with a loan amount of $105,000,000 is not included in the trust. All LTV and DSCR figures in this table are based on the total $210,000,000 financing.

                                      A-1

                                 APPENDIX A(1)
                            MORTGAGE POOL INFORMATION

STATES

------------------------------------------------------------------------------------------------------------------------------------
                         NUMBER                    PERCENT BY  WEIGHTED    WEIGHTED                WEIGHTED      WEIGHTED  WEIGHTED
                           OF         AGGREGATE     AGGREGATE   AVERAGE     AVERAGE  WEIGHTED       AVERAGE       AVERAGE   AVERAGE
                        MORTGAGED  CUT-OFF DATE  CUT-OFF DATE  MORTGAGE   REMAINING   AVERAGE          DSCR  CUT-OFF DATE   BALLOON
STATE                  PROPERTIES   BALANCE ($)   BALANCE (%)  RATE (%) TERM (MOS.)  DSCR (X)  AFTER IO (X)       LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

Kansas                       2      295,100,000          11.2    5.8454         120      1.25          1.25          70.3      69.3
California                  47      284,219,341          10.8    5.2946         116      1.78          1.61          61.0      49.3
  Southern California       27      177,566,709           6.7    5.2552         110      1.75          1.51          62.7      51.0
  Northern California       20      106,652,632           4.0    5.3602         126      1.82          1.76          58.2      46.5
Nevada                       4      272,200,000          10.3    5.9665         116      1.67          1.35          63.9      54.5
Ohio                        16      239,935,836           9.1    5.5318         119      1.48          1.30          77.8      65.5
Massachusetts               14      194,971,237           7.4    5.4799         118      1.80          1.70          67.4      63.5
Texas                       14      115,529,594           4.4    5.4722         107      1.45          1.33          74.4      67.2
New York                     8      113,562,637           4.3    5.3272         120      1.86          1.59          66.4      54.8
Michigan                     9      112,504,631           4.3    5.5200         123      1.93          1.72          63.2      51.7
Arizona                      7      111,589,901           4.2    5.0122         118      1.81          1.80          56.0      44.5
Florida                      7      102,219,186           3.9    5.2838         101      1.54          1.39          77.9      71.3
Washington                   9       92,045,063           3.5    5.5500          93      1.68          1.43          63.7      56.0
New Jersey                  13       69,492,062           2.6    5.4671         154      1.46          1.25          78.6      66.6
Virginia                     3       66,300,000           2.5    5.2039         128      2.06          1.71          51.8      42.2
Utah                         4       50,886,172           1.9    5.4507         123      1.53          1.38          62.0      51.5
Delaware                     3       50,611,708           1.9    5.4374         135      1.46          1.35          71.7      60.5
Oregon                       5       50,304,031           1.9    5.4815         117      1.84          1.67          59.0      49.2
Pennsylvania                 7       49,146,772           1.9    5.5889         129      1.52          1.48          71.3      58.4
Maryland                     6       43,172,800           1.6    5.4529         140      1.55          1.31          74.7      65.0
Iowa                         2       42,320,330           1.6    5.5327         110      1.19          1.19          74.9      63.4
Illinois                     4       36,553,388           1.4    5.3959          89      1.40          1.40          77.9      71.1
Georgia                      5       36,311,100           1.4    5.5739         119      1.40          1.31          75.7      65.9
Minnesota                    7       30,952,096           1.2    5.4699         119      1.40          1.27          76.6      67.2
Connecticut                  5       29,500,441           1.1    5.3705         118      1.40          1.34          74.4      62.6
North Carolina               4       26,802,891           1.0    5.3545         100      1.63          1.47          73.3      64.4
Kentucky                     2       26,600,000           1.0    5.2202         118      1.55          1.24          79.0      69.8
Colorado                     4       23,381,549           0.9    5.4439         119      2.10          1.96          56.2      50.5
Indiana                      4       22,031,309           0.8    5.5211          82      1.43          1.43          78.5      73.6
Vermont                      2        9,409,755           0.4    5.4100         117      1.31          1.31          79.7      66.8
Tennessee                    2        8,240,928           0.3    5.4752         119      1.44          1.44          70.8      59.3
Missouri                     6        7,200,000           0.3    5.4300         119      1.53          1.25          80.0      71.5
Hawaii                       1        3,818,933           0.1    5.3800          59      1.40          1.40          74.6      67.0
South Carolina               1        3,800,000           0.1    5.5500         120      1.28          1.28          80.9      67.8
Arkansas                     1        3,089,905           0.1    5.3300         117      1.59          1.59          71.9      60.0
South Dakota                 1        2,886,670           0.1    5.2400         118      1.19          1.19          72.2      46.4
New Mexico                   1        2,744,915           0.1    5.9500         118      1.51          1.51          68.6      58.3
Alabama                      1        2,694,491           0.1    5.5010         118      1.37          1.37          74.8      62.8
Wisconsin                    1        1,550,000           0.1    5.3300         120      1.52          1.52          57.1      36.7
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:    232   $2,633,679,672         100.0%   5.5140%        117      1.61X         1.45X         68.3%     59.5%
====================================================================================================================================

(1) For purposes of the prospectus supplement and this Appendix A, the
$105,000,000 The Westin-Copley Place pooled mortgage loan represents a 50.0%
portion of a pari passu note in a $210,000,000 first mortgage loan in a split loan structure comprised of two (2) pari passu notes. One (1) of such notes with a loan amount of $105,000,000 is not included in the trust. All LTV and DSCR figures in this table are based on the total $210,000,000 financing.

                                      A-2

                                 APPENDIX A(1)
                            MORTGAGE POOL INFORMATION

PROPERTY TYPES

------------------------------------------------------------------------------------------------------------------------------------
                         NUMBER                    PERCENT BY  WEIGHTED    WEIGHTED                WEIGHTED      WEIGHTED  WEIGHTED
                           OF         AGGREGATE     AGGREGATE   AVERAGE     AVERAGE  WEIGHTED       AVERAGE       AVERAGE   AVERAGE
                       MORTGAGED   CUT-OFF DATE  CUT-OFF DATE  MORTGAGE   REMAINING   AVERAGE          DSCR  CUT-OFF DATE   BALLOON
PROPERTY TYPE          PROPERTIES   BALANCE ($)   BALANCE (%)  RATE (%) TERM (MOS.)  DSCR (X)  AFTER IO (X)       LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

Retail                     76       971,346,144          36.9    5.4651         118      1.52          1.44          68.7      61.1
Multifamily                54       426,792,702          16.2    5.4922         123      1.57          1.40          70.8      62.1
Office                     40       377,265,293          14.3    5.5428         123      1.50          1.34          70.9      59.6
Hospitality                11       265,713,126          10.1    5.3364          99      2.14          1.86          62.7      57.6
Other                       2       226,463,426           8.6    6.0138         115      1.71          1.37          62.8      53.4
Mixed Use                   6       149,594,945           5.7    5.5744         116      1.50          1.30          75.8      65.9
Industrial                 21       110,235,174           4.2    5.3233         122      1.42          1.35          66.2      49.2
Manufactured Housing
 Community                 11        68,645,200           2.6    5.4215         119      1.90          1.79          60.5      52.8
Self Storage               11        37,623,661           1.4    5.4633         113      1.57          1.50          66.0      54.9
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:   232    $2,633,679,672         100.0%   5.5140%        117      1.61X         1.45X         68.3%     59.5%
====================================================================================================================================

MORTGAGE RATES

------------------------------------------------------------------------------------------------------------------------------------
                        NUMBER                    PERCENT BY   WEIGHTED    WEIGHTED                WEIGHTED      WEIGHTED  WEIGHTED
                          OF         AGGREGATE     AGGREGATE    AVERAGE     AVERAGE   WEIGHTED      AVERAGE       AVERAGE   AVERAGE
                       MORTGAGE   CUT-OFF DATE  CUT-OFF DATE   MORTGAGE   REMAINING    AVERAGE         DSCR  CUT-OFF DATE   BALLOON
MORTGAGE RATE (%)        LOANS     BALANCE ($)   BALANCE (%)   RATE (%) TERM (MOS.)   DSCR (X) AFTER IO (X)       LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

4.7500% - 5.0000%         8        178,211,016           6.8     4.8863         100       2.16         1.89          54.1      43.9
5.0001% - 5.2500%        35        338,304,811          12.8     5.1281         110       1.69         1.54          69.1      60.1
5.2501% - 5.5000%        83        757,705,483          28.8     5.3710         115       1.61         1.49          70.3      61.9
5.5001% - 5.7500%        62        625,644,252          23.8     5.6358         123       1.58         1.43          69.3      58.8
5.7501% - 6.0000%        21        504,674,114          19.2     5.8289         125       1.33         1.26          71.0      64.8
6.0001% - 6.2500%         2        227,991,587           8.7     6.0169         115       1.71         1.38          62.6      53.3
6.2501% - 6.2700%         1          1,148,408           0.0     6.2700         119       1.46         1.46          69.6      54.6
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE: 212     $2,633,679,672         100.0%    5.5140%        117       1.61X        1.45X         68.3%     59.5%
====================================================================================================================================

Minimum: 4.7500%
Maximum: 6.2700%
Weighted Average: 5.5140%

REMAINING TERMS TO STATED MATURITY OR ARD

------------------------------------------------------------------------------------------------------------------------------------
                        NUMBER                   PERCENT BY  WEIGHTED     WEIGHTED                 WEIGHTED      WEIGHTED  WEIGHTED
                          OF        AGGREGATE     AGGREGATE   AVERAGE      AVERAGE   WEIGHTED       AVERAGE       AVERAGE   AVERAGE
REMAINING TERM TO      MORTGAGE  CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    REMAINING    AVERAGE          DSCR  CUT-OFF DATE   BALLOON
STATED MATURITY (MOS.)   LOANS    BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)   DSCR (X)  AFTER IO (X)       LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

57 - 60                    9      147,798,733           5.6    5.3587           59       1.84          1.72          69.9      68.8
61 - 84                    4       80,392,094           3.1    5.0481           80       2.40          1.77          60.8      55.8
85 - 120                 177    2,236,395,324          84.9    5.5321          118       1.58          1.44          68.0      59.6
121 - 240                 22      169,093,522           6.4    5.6313          180       1.41          1.22          74.3      52.5
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:  212   $2,633,679,672         100.0%   5.5140%         117       1.61X         1.45X         68.3%     59.5%
====================================================================================================================================

Minimum: 57 mos.
Maximum: 240 mos.
Weighted Average: 117 mos.

(1) For purposes of the prospectus supplement and this Appendix A, the
$105,000,000 The Westin-Copley Place pooled mortgage loan represents a 50.0%
portion of a pari passu note in a $210,000,000 first mortgage loan in a split loan structure comprised of two (2) pari passu notes. One (1) of such notes with a loan amount of $105,000,000 is not included in the trust. All LTV and DSCR figures in this table are based on the total $210,000,000 financing.

                                      A-3

                                 APPENDIX A(1)
                            MORTGAGE POOL INFORMATION

DEBT SERVICE COVERAGE RATIOS

------------------------------------------------------------------------------------------------------------------------------------
                         NUMBER                    PERCENT BY  WEIGHTED    WEIGHTED                WEIGHTED      WEIGHTED  WEIGHTED
                           OF         AGGREGATE     AGGREGATE   AVERAGE     AVERAGE  WEIGHTED       AVERAGE       AVERAGE   AVERAGE
DEBT SERVICE            MORTGAGE   CUT-OFF DATE  CUT-OFF DATE  MORTGAGE   REMAINING   AVERAGE          DSCR  CUT-OFF DATE   BALLOON
COVERAGE RATIO (X)        LOANS     BALANCE ($)   BALANCE (%)  RATE (%) TERM (MOS.)  DSCR (X)  AFTER IO (X)       LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

1.12 - 1.20                13       155,422,938           5.9    5.5050         127      1.19          1.19          71.9      52.4
1.21 - 1.30                25       508,713,302          19.3    5.6009         120      1.25          1.24          72.9      66.7
1.31 - 1.40                35       211,442,570           8.0    5.5399         133      1.36          1.29          74.5      61.1
1.41 - 1.50                35       424,341,767          16.1    5.5924         120      1.46          1.29          74.1      64.5
1.51 - 1.60                37       360,519,702          13.7    5.4668         121      1.56          1.39          73.0      62.7
1.61 - 1.70                22       182,503,999           6.9    5.3645         109      1.66          1.49          68.3      59.8
1.71 - 1.80                14       291,121,420          11.1    5.8848         114      1.72          1.40          63.2      54.3
1.81 - 1.90                 8        27,453,046           1.0    5.4358         118      1.86          1.73          65.1      57.4
1.91 - 2.00                 3        12,770,028           0.5    5.2961         119      1.95          1.88          53.9      45.4
2.01 - 2.10                 3       202,196,217           7.7    5.2115         107      2.07          1.98          58.3      54.2
2.11 - 2.20                 1         5,616,800           0.2    5.1500          59      2.14          2.14          57.3      57.3
2.21 - 2.30                 3        60,392,453           2.3    5.0477         119      2.24          1.83          50.3      45.9
2.31 - 2.50                 5       103,068,704           3.9    5.2957          92      2.41          1.99          53.7      50.4
2.51 - 4.56                 8        88,116,726           3.3    5.2129         105      2.82          2.37          45.8      40.7
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:   212    $2,633,679,672         100.0%   5.5140%        117      1.61X         1.45X         68.3%     59.5%
====================================================================================================================================

Minimum: 1.12x
Maximum: 4.56x
Weighted Average: 1.61x

DEBT SERVICE COVERAGE RATIOS AFTER IO PERIOD

------------------------------------------------------------------------------------------------------------------------------------
                            NUMBER                   PERCENT BY  WEIGHTED    WEIGHTED               WEIGHTED     WEIGHTED  WEIGHTED
                              OF        AGGREGATE     AGGREGATE   AVERAGE     AVERAGE  WEIGHTED      AVERAGE      AVERAGE   AVERAGE
DEBT SERVICE COVERAGE      MORTGAGE  CUT-OFF DATE  CUT-OFF DATE  MORTGAGE   REMAINING   AVERAGE         DSCR CUT-OFF DATE   BALLOON
RATIO AFTER IO PERIOD (X)    LOANS    BALANCE ($)   BALANCE (%)  RATE (%) TERM (MOS.)  DSCR (X) AFTER IO (X)      LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

1.02 - 1.20                   27      285,874,938          10.9    5.5087         138      1.26         1.15         75.0      59.4
1.21 - 1.30                   50      931,504,302          35.4    5.5836         120      1.38         1.25         74.0      66.7
1.31 - 1.40                   36      482,250,570          18.3    5.7457         121      1.58         1.36         68.0      57.0
1.41 - 1.50                   34      182,665,767           6.9    5.3900         107      1.54         1.45         70.1      60.8
1.51 - 1.60                   19      188,424,702           7.2    5.5688         100      1.66         1.56         66.9      57.0
1.61 - 1.70                   16      126,653,999           4.8    5.2503          96      1.85         1.67         64.3      56.1
1.71 - 1.80                    6       74,591,420           2.8    5.1744         118      2.10         1.77         52.5      47.1
1.81 - 1.90                    6       18,503,046           0.7    5.5697         119      1.85         1.85         59.0      52.4
1.91 - 2.00                    3       23,010,028           0.9    5.3293         116      2.32         1.95         53.5      44.1
2.01 - 2.10                    4      239,896,217           9.1    5.2088         113      2.25         2.06         55.6      51.5
2.11 - 2.20                    2       18,616,800           0.7    5.1151         100      2.57         2.17         50.9      47.2
2.21 - 2.30                    1        6,192,453           0.2    4.9300         119      2.23         2.23         46.4      38.2
2.31 - 2.50                    3       23,068,704           0.9    4.9157          62      2.44         2.44         54.4      54.1
2.51 - 4.56                    5       32,426,726           1.2    5.4272         120      2.89         2.89         31.5      28.3
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      212   $2,633,679,672         100.0%   5.5140%        117      1.61X        1.45X        68.3%     59.5%
====================================================================================================================================

Minimum: 1.02x
Maximum: 4.56x
Weighted Average: 1.45x

(1) For purposes of the prospectus supplement and this Appendix A, the
$105,000,000 The Westin-Copley Place pooled mortgage loan represents a 50.0%
portion of a pari passu note in a $210,000,000 first mortgage loan in a split loan structure comprised of two (2) pari passu notes. One (1) of such notes with a loan amount of $105,000,000 is not included in the trust. All LTV and DSCR figures in this table are based on the total $210,000,000 financing.

                                      A-4

                                 APPENDIX A(1)
                            MORTGAGE POOL INFORMATION

CUT-OFF DATE LOAN-TO-VALUE RATIOS

------------------------------------------------------------------------------------------------------------------------------------
                         NUMBER                    PERCENT BY   WEIGHTED    WEIGHTED               WEIGHTED      WEIGHTED  WEIGHTED
                           OF         AGGREGATE     AGGREGATE    AVERAGE     AVERAGE  WEIGHTED      AVERAGE       AVERAGE   AVERAGE
CUT-OFF DATE LOAN-      MORTGAGE   CUT-OFF DATE  CUT-OFF DATE   MORTGAGE   REMAINING   AVERAGE         DSCR  CUT-OFF DATE   BALLOON
TO-VALUE RATIO (%)        LOANS     BALANCE ($)   BALANCE (%)   RATE (%) TERM (MOS.)  DSCR (X) AFTER IO (X)       LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

9.5% - 40.0%                8        46,716,179           1.8     5.5101         134      2.51         2.51          33.6      21.7
40.1% - 45.0%               3         9,395,401           0.4     5.4496         120      1.64         1.64          43.5      34.5
45.1% - 50.0%               6       134,019,842           5.1     5.2075         120      2.25         2.04          46.8      37.9
50.1% - 55.0%              13       108,862,971           4.1     5.1619         111      2.02         1.80          51.5      46.3
55.1% - 60.0%              28       190,635,481           7.2     5.3773          98      2.01         1.69          57.9      48.5
60.1% - 65.0%              18       464,873,724          17.7     5.6238         113      1.78         1.57          63.1      54.8
65.1% - 70.0%              23       422,782,016          16.1     5.7278         119      1.34         1.29          69.4      65.7
70.1% - 75.0%              47       527,001,217          20.0     5.5265         119      1.46         1.32          73.0      62.6
75.1% - 80.0%              53       655,349,307          24.9     5.4580         120      1.42         1.28          79.1      68.2
80.1% - 83.7%              13        74,043,534           2.8     5.4436         137      1.41         1.23          80.5      68.5
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:   212    $2,633,679,672         100.0%    5.5140%        117      1.61X        1.45X         68.3%     59.5%
====================================================================================================================================

Minimum: 9.5%
Maximum: 83.7%
Weighted Average: 68.3%

BALLOON LOAN-TO-VALUE RATIOS

------------------------------------------------------------------------------------------------------------------------------------
                         NUMBER                   PERCENT BY   WEIGHTED    WEIGHTED                WEIGHTED      WEIGHTED  WEIGHTED
                           OF        AGGREGATE     AGGREGATE    AVERAGE     AVERAGE  WEIGHTED       AVERAGE       AVERAGE   AVERAGE
BALLOON LOAN-TO-        MORTGAGE  CUT-OFF DATE  CUT-OFF DATE   MORTGAGE   REMAINING   AVERAGE          DSCR  CUT-OFF DATE   BALLOON
VALUE RATIO (%)           LOANS    BALANCE ($)   BALANCE (%)   RATE (%) TERM (MOS.)  DSCR (X)  AFTER IO (X)       LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

0.2% - 25.0%                9       35,207,943           1.3     5.5780         186      1.59          1.59          51.1       3.3
25.1% - 30.0%               3       16,271,021           0.6     5.3765         119      2.88          2.88          32.8      27.4
30.1% - 35.0%               3       80,096,217           3.0     4.9883         119      2.12          2.12          43.4      33.9
35.1% - 40.0%              12       60,330,010           2.3     5.2263         119      1.56          1.56          56.7      37.4
40.1% - 45.0%              10       95,874,984           3.6     5.5160         118      2.16          1.88          49.2      43.5
45.1% - 50.0%              18      136,278,268           5.2     5.2833         118      1.94          1.67          55.1      47.2
50.1% - 55.0%              30      402,105,290          15.3     5.7047         110      1.76          1.49          62.5      53.1
55.1% - 60.0%              25      292,075,740          11.1     5.4739         113      1.64          1.46          69.2      57.7
60.1% - 65.0%              37      569,528,276          21.6     5.4550         117      1.55          1.43          72.0      63.5
65.1% - 70.0%              48      622,718,923          23.6     5.6384         126      1.35          1.26          74.6      68.4
70.1% - 79.5%              17      323,193,000          12.3     5.4575         104      1.51          1.32          79.2      73.3
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:   212   $2,633,679,672         100.0%    5.5140%        117      1.61X         1.45X         68.3%     59.5%
====================================================================================================================================

Minimum: 0.2%
Maximum: 79.5%
Weighted Average: 59.5%

(1) For purposes of the prospectus supplement and this Appendix A, the
$105,000,000 The Westin-Copley Place pooled mortgage loan represents a 50.0%
portion of a pari passu note in a $210,000,000 first mortgage loan in a split loan structure comprised of two (2) pari passu notes. One (1) of such notes with a loan amount of $105,000,000 is not included in the trust. All LTV and DSCR figures in this table are based on the total $210,000,000 financing.

                                      A-5

                                  APPENDIX A(1)
                                     GROUP 1
                            MORTGAGE POOL INFORMATION

MORTGAGE LOAN SELLERS

------------------------------------------------------------------------------------------------------------------------------------
                        NUMBER                   PERCENT BY   WEIGHTED     WEIGHTED                WEIGHTED      WEIGHTED  WEIGHTED
                          OF        AGGREGATE     AGGREGATE    AVERAGE      AVERAGE  WEIGHTED       AVERAGE       AVERAGE   AVERAGE
                       MORTGAGE  CUT-OFF DATE  CUT-OFF DATE   MORTGAGE    REMAINING   AVERAGE          DSCR  CUT-OFF DATE   BALLOON
LOAN SELLER              LOANS    BALANCE ($)   BALANCE (%)   RATE (%)  TERM (MOS.)  DSCR (X)  AFTER IO (X)       LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

Wells Fargo Bank, N.A.    73      932,495,554          40.1     5.5241          120      1.56          1.48          67.4      60.7
Bear Stearns Commercial
 Mortgage, Inc.           33      677,556,442          29.1     5.5792          112      1.74          1.44          68.1      59.5
Prudential Mortgage
 Capital Funding          42      509,449,699          21.9     5.4964          116      1.53          1.40          69.7      59.2
Nationwide Life
 Insurance Co.             9      118,522,393           5.1     5.2670          119      1.38          1.34          75.4      61.0
Principal Commercial
 Funding, LLC.            19       89,883,601           3.9     5.4144          110      1.73          1.71          64.0      51.8
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:  176   $2,327,907,690         100.0%    5.5167%         116      1.60X         1.45X         68.4%     59.7%
====================================================================================================================================

CUT-OFF DATE BALANCES

------------------------------------------------------------------------------------------------------------------------------------
                         NUMBER                   PERCENT BY  WEIGHTED     WEIGHTED                WEIGHTED      WEIGHTED  WEIGHTED
                           OF        AGGREGATE     AGGREGATE   AVERAGE      AVERAGE  WEIGHTED       AVERAGE       AVERAGE   AVERAGE
CUT-OFF DATE            MORTGAGE  CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    REMAINING   AVERAGE          DSCR  CUT-OFF DATE   BALLOON
BALANCE ($)               LOANS    BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)  AFTER IO (X)       LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

957,747 - 2,000,000        24       37,243,860           1.6    5.6003          125      1.63          1.58          62.1      47.6
2,000,001 - 3,000,000      25       62,721,047           2.7    5.6032          123      1.53          1.49          65.6      51.0
3,000,001 - 5,000,000      35      142,329,438           6.1    5.3667          126      1.50          1.43          70.1      55.6
5,000,001 - 7,000,000      23      138,015,655           5.9    5.3980          121      1.51          1.46          68.1      54.6
7,000,001 - 9,000,000      14      111,743,400           4.8    5.4002          119      1.65          1.52          69.0      59.4
9,000,001 - 11,000,000      8       79,239,515           3.4    5.5767          133      1.52          1.42          69.2      56.8
11,000,001 - 13,000,000     9      109,140,253           4.7    5.4378          118      1.77          1.48          69.6      59.7
13,000,001 - 15,000,000     8      114,220,676           4.9    5.4035          104      1.73          1.66          65.0      59.5
15,000,001 - 17,000,000     3       47,494,900           2.0    5.4912           95      1.55          1.45          74.0      67.6
17,000,001 - 19,000,000     1       17,170,000           0.7    5.4830          179      1.60          1.31          74.7      59.1
19,000,001 - 21,000,000     2       40,400,000           1.7    5.8164          150      1.39          1.26          76.3      58.7
21,000,001 - 31,000,000    12      308,573,600          13.3    5.2608          112      1.56          1.38          72.2      60.4
31,000,001 - 41,000,000     5      183,019,130           7.9    5.3156           86      1.69          1.47          70.7      63.8
41,000,001 - 61,000,000     2      110,896,217           4.8    4.9247          119      2.15          1.94          48.1      40.1
61,000,001 - 275,700,000    5      825,700,000          35.5    5.7955          118      1.54          1.38          68.8      63.9
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:   176   $2,327,907,690         100.0%   5.5167%         116      1.60X         1.45X         68.4%     59.7%
====================================================================================================================================

Minimum: $957,747
Maximum: $275,700,000
Average: $13,226,748

(1) For purposes of the prospectus supplement and this Appendix A, the
$105,000,000 The Westin-Copley Place pooled mortgage loan represents a 50.0%
portion of a pari passu note in a $210,000,000 first mortgage loan in a split loan structure comprised of two (2) pari passu notes. One (1) of such notes with a loan amount of $105,000,000 is not included in the trust. All LTV and DSCR figures in this table are based on the total $210,000,000 financing.

                                      A-6

                                  APPENDIX A(1)
                                     GROUP 1
                            MORTGAGE POOL INFORMATION

STATES

------------------------------------------------------------------------------------------------------------------------------------
                        NUMBER                    PERCENT BY   WEIGHTED    WEIGHTED                WEIGHTED      WEIGHTED  WEIGHTED
                          OF         AGGREGATE     AGGREGATE    AVERAGE     AVERAGE  WEIGHTED       AVERAGE       AVERAGE   AVERAGE
                       MORTGAGED  CUT-OFF DATE  CUT-OFF DATE   MORTGAGE   REMAINING   AVERAGE          DSCR  CUT-OFF DATE   BALLOON
STATE                 PROPERTIES   BALANCE ($)   BALANCE (%)   RATE (%) TERM (MOS.)  DSCR (X)  AFTER IO (X)       LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

Kansas                     2       295,100,000          12.7     5.8454         120      1.25          1.25          70.3      69.3
Nevada                     4       272,200,000          11.7     5.9665         116      1.67          1.35          63.9      54.5
California                42       269,772,625          11.6     5.2891         116      1.79          1.62          61.3      49.4
  Southern California     22       163,119,993           7.0     5.2426         109      1.77          1.53          63.3      51.3
  Northern California     20       106,652,632           4.6     5.3602         126      1.82          1.76          58.2      46.5
Ohio                      15       218,635,836           9.4     5.5203         119      1.49          1.29          77.7      65.4
Massachusetts             14       194,971,237           8.4     5.4799         118      1.80          1.70          67.4      63.5
New York                   7       108,573,332           4.7     5.3294         120      1.79          1.51          68.1      56.1
Texas                     12       107,693,296           4.6     5.4845         106      1.44          1.33          74.6      67.6
Arizona                    6       105,364,901           4.5     4.9799         118      1.81          1.79          56.5      44.9
Florida                    6        83,719,186           3.6     5.2560          97      1.57          1.43          78.8      72.8
Virginia                   3        66,300,000           2.8     5.2039         128      2.06          1.71          51.8      42.2
Washington                 5        59,619,565           2.6     5.5679          79      1.92          1.54          61.9      56.1
Utah                       4        50,886,172           2.2     5.4507         123      1.53          1.38          62.0      51.5
Delaware                   3        50,611,708           2.2     5.4374         135      1.46          1.35          71.7      60.5
Michigan                   6        44,009,603           1.9     5.3040         131      1.53          1.45          75.0      55.4
Iowa                       1        39,526,130           1.7     5.5400         109      1.19          1.19          74.6      63.2
Pennsylvania               6        39,058,100           1.7     5.6454         131      1.60          1.54          70.7      57.6
Illinois                   4        36,553,388           1.6     5.3959          89      1.40          1.40          77.9      71.1
Georgia                    4        34,093,661           1.5     5.5969         120      1.42          1.32          75.2      65.7
Maryland                   5        31,412,800           1.3     5.4072         127      1.60          1.36          72.8      64.2
Minnesota                  7        30,952,096           1.3     5.4699         119      1.40          1.27          76.6      67.2
Connecticut                5        29,500,441           1.3     5.3705         118      1.40          1.34          74.4      62.6
Oregon                     2        27,750,000           1.2     5.5184         117      2.04          1.73          60.7      50.5
New Jersey                 5        25,800,062           1.1     5.3408         129      1.55          1.39          75.9      65.1
Colorado                   4        23,381,549           1.0     5.4439         119      2.10          1.96          56.2      50.5
Indiana                    4        22,031,309           0.9     5.5211          82      1.43          1.43          78.5      73.6
North Carolina             3        13,952,891           0.6     5.3955         117      1.48          1.48          76.4      63.9
Kentucky                   1        10,200,000           0.4     5.5100         119      1.53          1.25          77.3      67.8
Vermont                    2         9,409,755           0.4     5.4100         117      1.31          1.31          79.7      66.8
Tennessee                  1         6,243,133           0.3     5.4800         119      1.35          1.35          74.1      62.0
Hawaii                     1         3,818,933           0.2     5.3800          59      1.40          1.40          74.6      67.0
South Carolina             1         3,800,000           0.2     5.5500         120      1.28          1.28          80.9      67.8
Arkansas                   1         3,089,905           0.1     5.3300         117      1.59          1.59          71.9      60.0
South Dakota               1         2,886,670           0.1     5.2400         118      1.19          1.19          72.2      46.4
New Mexico                 1         2,744,915           0.1     5.9500         118      1.51          1.51          68.6      58.3
Alabama                    1         2,694,491           0.1     5.5010         118      1.37          1.37          74.8      62.8
Wisconsin                  1         1,550,000           0.1     5.3300         120      1.52          1.52          57.1      36.7
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:  190    $2,327,907,690         100.0%    5.5167%        116      1.60X         1.45X         68.4%     59.7%
====================================================================================================================================

(1) For purposes of the prospectus supplement and this Appendix A, the
$105,000,000 The Westin-Copley Place pooled mortgage loan represents a 50.0%
portion of a pari passu note in a $210,000,000 first mortgage loan in a split loan structure comprised of two (2) pari passu notes. One (1) of such notes with a loan amount of $105,000,000 is not included in the trust. All LTV and DSCR figures in this table are based on the total $210,000,000 financing.

                                      A-7

                                  APPENDIX A(1)
                                     GROUP 1
                            MORTGAGE POOL INFORMATION

PROPERTY TYPES

------------------------------------------------------------------------------------------------------------------------------------
                          NUMBER                   PERCENT BY   WEIGHTED    WEIGHTED                WEIGHTED      WEIGHTED WEIGHTED
                            OF        AGGREGATE     AGGREGATE    AVERAGE     AVERAGE  WEIGHTED       AVERAGE       AVERAGE  AVERAGE
                        MORTGAGED  CUT-OFF DATE  CUT-OFF DATE   MORTGAGE   REMAINING   AVERAGE          DSCR  CUT-OFF DATE  BALLOON
PROPERTY TYPE          PROPERTIES   BALANCE ($)   BALANCE (%)   RATE (%) TERM (MOS.)  DSCR (X)  AFTER IO (X)       LTV (%)  LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

Retail                      76      971,346,144          41.7     5.4651         118      1.52          1.44          68.7     61.1
Office                      40      377,265,293          16.2     5.5428         123      1.50          1.34          70.9     59.6
Hospitality                 11      265,713,126          11.4     5.3364          99      2.14          1.86          62.7     57.6
Other                        2      226,463,426           9.7     6.0138         115      1.71          1.37          62.8     53.4
Mixed Use                    6      149,594,945           6.4     5.5744         116      1.50          1.30          75.8     65.9
Multifamily                 13      127,245,719           5.5     5.4945         115      1.40          1.25          77.7     70.8
Industrial                  21      110,235,174           4.7     5.3233         122      1.42          1.35          66.2     49.2
Manufactured Housing
 Community                  10       62,420,200           2.7     5.4076         119      1.90          1.77          61.9     54.1
Self Storage                11       37,623,661           1.6     5.4633         113      1.57          1.50          66.0     54.9
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:    190   $2,327,907,690         100.0%    5.5167%        116      1.60X         1.45X         68.4%    59.7%
====================================================================================================================================

MORTGAGE RATES

------------------------------------------------------------------------------------------------------------------------------------
                        NUMBER                   PERCENT BY   WEIGHTED     WEIGHTED                WEIGHTED      WEIGHTED  WEIGHTED
                          OF        AGGREGATE     AGGREGATE    AVERAGE      AVERAGE  WEIGHTED       AVERAGE       AVERAGE   AVERAGE
                       MORTGAGE  CUT-OFF DATE  CUT-OFF DATE   MORTGAGE    REMAINING   AVERAGE          DSCR  CUT-OFF DATE   BALLOON
MORTGAGE RATE (%)        LOANS    BALANCE ($)   BALANCE (%)   RATE (%)  TERM (MOS.)  DSCR (X)  AFTER IO (X)       LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

4.7500% - 5.0000%           7     174,115,988           7.5     4.8848           99      2.17          1.89          54.1      43.9
5.0001% - 5.2500%          31     308,487,372          13.3     5.1296          109      1.71          1.57          68.5      59.6
5.2501% - 5.5000%          66     665,576,999          28.6     5.3710          115      1.62          1.50          70.8      62.4
5.5001% - 5.7500%          48     445,913,221          19.2     5.6379          119      1.54          1.39          70.4      59.5
5.7501% - 6.0000%          21     504,674,114          21.7     5.8289          125      1.33          1.26          71.0      64.8
6.0001% - 6.2500%           2     227,991,587           9.8     6.0169          115      1.71          1.38          62.6      53.3
6.2501% - 6.2700%           1       1,148,408           0.0     6.2700          119      1.46          1.46          69.6      54.6
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:   176  $2,327,907,690         100.0%    5.5167%         116      1.60X         1.45X         68.4%     59.7%
====================================================================================================================================

Minimum: 4.7500%
Maximum: 6.2700%
Weighted Average: 5.5167%

REMAINING TERMS TO STATED MATURITY OR ARD

------------------------------------------------------------------------------------------------------------------------------------
                         NUMBER                   PERCENT BY  WEIGHTED     WEIGHTED                WEIGHTED      WEIGHTED  WEIGHTED
                           OF        AGGREGATE     AGGREGATE   AVERAGE      AVERAGE  WEIGHTED       AVERAGE       AVERAGE   AVERAGE
REMAINING TERM TO       MORTGAGE  CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    REMAINING   AVERAGE          DSCR  CUT-OFF DATE   BALLOON
STATED MATURITY (MOS.)    LOANS    BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)  AFTER IO (X)       LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------
57 - 60                     9      147,798,733           6.3    5.3587           59      1.84          1.72          69.9      68.8
61 - 84                     3       67,542,094           2.9    4.9983           79      2.52          1.83          59.1      54.0
85 - 120                  149    1,994,925,341          85.7    5.5378          118      1.56          1.43          68.4      60.0
121 - 240                  15      117,641,522           5.1    5.6559          182      1.42          1.25          71.8      46.1
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:   176   $2,327,907,690         100.0%   5.5167%         116      1.60X         1.45X         68.4%     59.7%
====================================================================================================================================

Minimum: 57 mos.
Maximum: 240 mos.
Weighted Average: 116 mos.

(1) For purposes of the prospectus supplement and this Appendix A, the
$105,000,000 The Westin-Copley Place pooled mortgage loan represents a 50.0%
portion of a pari passu note in a $210,000,000 first mortgage loan in a split loan structure comprised of two (2) pari passu notes. One (1) of such notes with a loan amount of $105,000,000 is not included in the trust. All LTV and DSCR figures in this table are based on the total $210,000,000 financing.

                                      A-8

                                  APPENDIX A(1)
                                     GROUP 1
                            MORTGAGE POOL INFORMATION

DEBT SERVICE COVERAGE RATIOS

------------------------------------------------------------------------------------------------------------------------------------
                        NUMBER                   PERCENT BY   WEIGHTED     WEIGHTED                WEIGHTED      WEIGHTED  WEIGHTED
                          OF        AGGREGATE     AGGREGATE    AVERAGE      AVERAGE  WEIGHTED       AVERAGE       AVERAGE   AVERAGE
DEBT SERVICE COVERAGE  MORTGAGE  CUT-OFF DATE  CUT-OFF DATE   MORTGAGE    REMAINING   AVERAGE          DSCR  CUT-OFF DATE   BALLOON
RATIO (X)                LOANS    BALANCE ($)   BALANCE (%)   RATE (%)  TERM (MOS.)  DSCR (X)  AFTER IO (X)       LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

1.12 - 1.20               11      132,205,499           5.7     5.4947          128      1.19          1.19          72.3      51.3
1.21 - 1.30               21      483,536,215          20.8     5.6158          120      1.26          1.24          73.2      67.3
1.31 - 1.40               30      167,366,560           7.2     5.5221          130      1.36          1.30          73.4      59.8
1.41 - 1.50               28      366,294,494          15.7     5.6099          115      1.46          1.30          73.7      64.4
1.51 - 1.60               28      298,773,403          12.8     5.4894          121      1.56          1.39          72.8      62.3
1.61 - 1.70               21      179,507,282           7.7     5.3622          109      1.66          1.49          68.8      60.3
1.71 - 1.80               10      260,919,595          11.2     5.9360          115      1.71          1.38          63.3      54.3
1.81 - 1.90                8       27,453,046           1.2     5.4358          118      1.86          1.73          65.1      57.4
1.91 - 2.00                1        2,450,000           0.1     5.2040          119      1.96          1.57          72.1      62.8
2.01 - 2.10                3      202,196,217           8.7     5.2115          107      2.07          1.98          58.3      54.2
2.11 - 2.20                1        5,616,800           0.2     5.1500           59      2.14          2.14          57.3      57.3
2.21 - 2.30                3       60,392,453           2.6     5.0477          119      2.24          1.83          50.3      45.9
2.31 - 2.50                4       58,068,704           2.5     4.9514           72      2.37          1.98          58.6      55.3
2.51 - 4.56                7       83,127,421           3.6     5.2088          104      2.79          2.31          46.6      41.6
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:  176   $2,327,907,690         100.0%    5.5167%         116      1.60X         1.45X         68.4%     59.7%
====================================================================================================================================

Minimum: 1.12x
Maximum: 4.56x
Weighted Average: 1.60x

DEBT SERVICE COVERAGE RATIOS AFTER IO PERIOD

------------------------------------------------------------------------------------------------------------------------------------
                           NUMBER                   PERCENT BY  WEIGHTED    WEIGHTED               WEIGHTED      WEIGHTED  WEIGHTED
                             OF        AGGREGATE     AGGREGATE   AVERAGE     AVERAGE  WEIGHTED      AVERAGE       AVERAGE   AVERAGE
DEBT SERVICE COVERAGE     MORTGAGE  CUT-OFF DATE  CUT-OFF DATE  MORTGAGE   REMAINING   AVERAGE         DSCR  CUT-OFF DATE   BALLOON
RATIO AFTER IO PERIOD (X)   LOANS    BALANCE ($)   BALANCE (%)  RATE (%) TERM (MOS.)  DSCR (X) AFTER IO (X)       LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------
1.02 - 1.20                  18      204,781,499           8.8    5.5057         136      1.23         1.15          74.9      57.6
1.21 - 1.30                  37      850,661,215          36.5    5.6082         119      1.37         1.25          74.1      67.1
1.31 - 1.40                  34      458,760,560          19.7    5.7513         121      1.59         1.36          67.5      56.6
1.41 - 1.50                  32      165,674,494           7.1    5.3969         109      1.52         1.46          70.2      60.5
1.51 - 1.60                  17      165,728,403           7.1    5.5667          97      1.67         1.56          66.0      56.4
1.61 - 1.70                  15      123,657,282           5.3    5.2443          95      1.85         1.67          65.0      56.8
1.71 - 1.80                   3       57,239,595           2.5    5.0632         119      2.22         1.78          51.4      47.0
1.81 - 1.90                   6       18,503,046           0.8    5.5697         119      1.85         1.85          59.0      52.4
1.91 - 2.00                   1       12,690,000           0.5    5.3385         113      2.62         1.95          56.7      46.4
2.01 - 2.10                   3      194,896,217           8.4    5.0862         112      2.20         2.07          57.5      53.2
2.11 - 2.20                   2       18,616,800           0.8    5.1151         100      2.57         2.17          50.9      47.2
2.21 - 2.30                   1        6,192,453           0.3    4.9300         119      2.23         2.23          46.4      38.2
2.31 - 2.50                   3       23,068,704           1.0    4.9157          62      2.44         2.44          54.4      54.1
2.51 - 4.56                   4       27,437,421           1.2    5.4539         120      2.82         2.82          31.5      28.7
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:     176   $2,327,907,690         100.0%   5.5167%        116      1.60X        1.45X         68.4%     59.7%
====================================================================================================================================

Minimum: 1.02x
Maximum: 4.56x
Weighted Average: 1.45x

(1) For purposes of the prospectus supplement and this Appendix A, the
$105,000,000 The Westin-Copley Place pooled mortgage loan represents a 50.0%
portion of a pari passu note in a $210,000,000 first mortgage loan in a split loan structure comprised of two (2) pari passu notes. One (1) of such notes with a loan amount of $105,000,000 is not included in the trust. All LTV and DSCR figures in this table are based on the total $210,000,000 financing.

                                      A-9

                                  APPENDIX A(1)
                                     GROUP 1
                            MORTGAGE POOL INFORMATION

CUT-OFF DATE LOAN-TO-VALUE RATIOS

------------------------------------------------------------------------------------------------------------------------------------
                        NUMBER                   PERCENT BY   WEIGHTED     WEIGHTED                WEIGHTED      WEIGHTED  WEIGHTED
                          OF        AGGREGATE     AGGREGATE    AVERAGE      AVERAGE  WEIGHTED       AVERAGE       AVERAGE   AVERAGE
CUT-OFF DATE LOAN-TO-  MORTGAGE  CUT-OFF DATE  CUT-OFF DATE   MORTGAGE    REMAINING   AVERAGE          DSCR  CUT-OFF DATE   BALLOON
VALUE RATIO (%)          LOANS    BALANCE ($)   BALANCE (%)   RATE (%)  TERM (MOS.)  DSCR (X)  AFTER IO (X)       LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

9.5% - 40.0%               6       38,730,157           1.7     5.5405          137      2.47          2.47          33.8      20.5
40.1% - 45.0%              3        9,395,401           0.4     5.4496          120      1.64          1.64          43.5      34.5
45.1% - 50.0%              4       82,794,842           3.6     4.8916          121      2.16          2.07          46.5      34.5
50.1% - 55.0%             11      102,667,943           4.4     5.1660          111      2.03          1.80          51.4      46.4
55.1% - 60.0%             23      161,431,451           6.9     5.3694           94      2.08          1.72          58.0      48.5
60.1% - 65.0%             16      457,781,715          19.7     5.6280          113      1.79          1.57          63.2      54.9
65.1% - 70.0%             18      379,304,434          16.3     5.7575          120      1.32          1.29          69.5      66.5
70.1% - 75.0%             42      471,772,545          20.3     5.5341          119      1.46          1.32          72.8      62.5
75.1% - 80.9%             53      624,029,202          26.8     5.4539          118      1.42          1.29          79.1      68.2
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:  176   $2,327,907,690         100.0%    5.5167%         116      1.60X         1.45X         68.4%     59.7%
====================================================================================================================================

Minimum: 9.5%
Maximum: 80.9%
Weighted Average: 68.4%

BALLOON LOAN-TO-VALUE RATIOS

------------------------------------------------------------------------------------------------------------------------------------
                        NUMBER                   PERCENT BY   WEIGHTED     WEIGHTED                WEIGHTED      WEIGHTED  WEIGHTED
                          OF        AGGREGATE     AGGREGATE    AVERAGE      AVERAGE  WEIGHTED       AVERAGE       AVERAGE   AVERAGE
BALLOON LOAN-TO-       MORTGAGE  CUT-OFF DATE  CUT-OFF DATE   MORTGAGE    REMAINING   AVERAGE          DSCR  CUT-OFF DATE   BALLOON
VALUE RATIO (%)          LOANS    BALANCE ($)   BALANCE (%)   RATE (%)  TERM (MOS.)  DSCR (X)  AFTER IO (X)       LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

0.2% - 25.0%               9       35,207,943           1.5     5.5780          186      1.59          1.59          51.1       3.3
25.1% - 30.0%              1        8,285,000           0.4     5.3900          120      3.08          3.08          32.9      27.5
30.1% - 35.0%              3       80,096,217           3.4     4.9883          119      2.12          2.12          43.4      33.9
35.1% - 40.0%             11       54,105,010           2.3     5.1879          119      1.51          1.51          57.9      37.1
40.1% - 45.0%              8       46,779,956           2.0     5.3501          119      1.89          1.73          50.5      42.9
45.1% - 50.0%             14      111,624,238           4.8     5.2508          118      2.02          1.69          54.8      47.1
50.1% - 55.0%             24      382,876,971          16.4     5.7211          110      1.77          1.50          62.5      53.2
55.1% - 60.0%             23      266,934,466          11.5     5.4657          112      1.68          1.49          69.3      57.7
60.1% - 65.0%             32      505,989,605          21.7     5.4562          118      1.55          1.44          71.9      63.5
65.1% - 70.0%             37      540,415,284          23.2     5.6500          122      1.35          1.27          73.8      68.5
70.1% - 79.5%             14      295,593,000          12.7     5.4846          103      1.50          1.32          79.1      73.5
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:  176   $2,327,907,690         100.0%    5.5167%         116      1.60X         1.45X         68.4%     59.7%
====================================================================================================================================

Minimum: 0.2%
Maximum: 79.5%
Weighted Average: 59.7%

(1) For purposes of the prospectus supplement and this Appendix A, the
$105,000,000 The Westin-Copley Place pooled mortgage loan represents a 50.0%
portion of a pari passu note in a $210,000,000 first mortgage loan in a split loan structure comprised of two (2) pari passu notes. One (1) of such notes with a loan amount of $105,000,000 is not included in the trust. All LTV and DSCR figures in this table are based on the total $210,000,000 financing.

                                      A-10

                                   APPENDIX A
                                     GROUP 2
                            MORTGAGE POOL INFORMATION

MORTGAGE LOAN SELLERS

------------------------------------------------------------------------------------------------------------------------------------
                         NUMBER                   PERCENT BY  WEIGHTED     WEIGHTED                WEIGHTED      WEIGHTED  WEIGHTED
                           OF        AGGREGATE     AGGREGATE   AVERAGE      AVERAGE   WEIGHTED      AVERAGE       AVERAGE   AVERAGE
                        MORTGAGE  CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    REMAINING    AVERAGE         DSCR  CUT-OFF DATE   BALLOON
LOAN SELLER               LOANS    BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)   DSCR (X) AFTER IO (X)       LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

Wells Fargo Bank, N.A.    14       113,185,145          37.0    5.4645          119       1.58         1.52          65.3      55.1
Nationwide Life
 Insurance Co.             2        66,300,000          21.7    5.7111          117       2.11         1.81          57.5      51.4
Prudential Mortgage
 Capital Funding          10        58,208,371          19.0    5.2669          111       1.57         1.31          70.1      62.2
Bear Stearns Commercial
 Mortgage, Inc.            8        55,992,000          18.3    5.5491          170       1.41         1.16          79.6      67.1
Principal Commercial
 Funding, LLC.             2        12,086,466           4.0    5.3849          119       1.32         1.32          71.4      59.7
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:   36      $305,771,982         100.0%   5.4927%         126       1.65X        1.47X         67.4%     58.0%
====================================================================================================================================

CUT-OFF DATE BALANCES

------------------------------------------------------------------------------------------------------------------------------------
                          NUMBER                   PERCENT BY  WEIGHTED     WEIGHTED               WEIGHTED      WEIGHTED  WEIGHTED
                            OF        AGGREGATE     AGGREGATE   AVERAGE      AVERAGE  WEIGHTED      AVERAGE       AVERAGE   AVERAGE
                         MORTGAGE  CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    REMAINING   AVERAGE         DSCR  CUT-OFF DATE   BALLOON
CUT-OFF DATE BALANCE ($)   LOANS    BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)  AFTER IO (X)      LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

1,997,794 - 2,000,000       1         1,997,794           0.7    5.4600          119      1.72         1.72          60.5      50.7
2,000,001 - 3,000,000       8        20,138,365           6.6    5.4476          133      1.43         1.29          68.3      57.2
3,000,001 - 5,000,000       9        34,887,905          11.4    5.2920          123      1.82         1.66          62.6      53.5
5,000,001 - 7,000,000       2        11,319,215           3.7    5.4475          120      1.62         1.62          53.1      44.3
7,000,001 - 9,000,000       5        38,242,031          12.5    5.4658          131      1.53         1.42          66.4      56.5
9,000,001 - 11,000,000      2        19,536,672           6.4    5.4691          146      1.29         1.18          76.7      64.3
11,000,001 - 13,000,000     2        24,610,000           8.0    5.4366          126      1.61         1.31          74.8      66.0
13,000,001 - 15,000,000     1        13,440,000           4.4    5.5750          174      1.46         1.21          80.0      67.1
15,000,001 - 17,000,000     1        16,400,000           5.4    5.0400          118      1.57         1.24          80.0      71.0
17,000,001 - 19,000,000     1        18,500,000           6.1    5.4100          119      1.45         1.18          73.7      64.4
19,000,001 - 45,000,000     4       106,700,000          34.9    5.6727          118      1.83         1.65          62.8      54.6
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:    36      $305,771,982        100.0%   5.4927%          126     1.65X        1.47X         67.4%     58.0%
====================================================================================================================================

Minimum: $1,997,794
Maximum: $45,000,000
Average: $8,493,666

                                      A-11

                                   APPENDIX A
                                     GROUP 2
                            MORTGAGE POOL INFORMATION

STATES

------------------------------------------------------------------------------------------------------------------------------------
                         NUMBER                    PERCENT BY  WEIGHTED     WEIGHTED               WEIGHTED      WEIGHTED  WEIGHTED
                           OF         AGGREGATE     AGGREGATE   AVERAGE      AVERAGE  WEIGHTED      AVERAGE       AVERAGE   AVERAGE
                        MORTGAGED  CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    REMAINING   AVERAGE         DSCR  CUT-OFF DATE   BALLOON
STATE                  PROPERTIES   BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)  AFTER IO (X)      LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

Michigan                    3        68,495,028          22.4    5.6588          119      2.18         1.90          55.5      49.3
New Jersey                  8        43,692,000          14.3    5.5416          169      1.41         1.16          80.2      67.5
Washington                  4        32,425,499          10.6    5.5170          119      1.23         1.23          67.0      55.8
Oregon                      3        22,554,031           7.4    5.4362          118      1.59         1.59          56.9      47.6
Ohio                        1        21,300,000           7.0    5.6500          114      1.38         1.38          78.9      67.1
Florida                     1        18,500,000           6.1    5.4100          119      1.45         1.18          73.7      64.4
Kentucky                    1        16,400,000           5.4    5.0400          118      1.57         1.24          80.0      71.0
California                  5        14,446,716           4.7    5.3970          119      1.58         1.34          55.3      48.1
 Southern California        5        14,446,716           4.7    5.3970          119      1.58         1.34          55.3      48.1
North Carolina              1        12,850,000           4.2    5.3100           82      1.80         1.45          70.0      65.0
Maryland                    1        11,760,000           3.8    5.5750          175      1.41         1.16          80.0      67.1
Pennsylvania                1        10,088,672           3.3    5.3700          119      1.24         1.24          73.6      61.5
Texas                       2         7,836,299           2.6    5.3034          118      1.51         1.34          70.5      61.3
Missouri                    6         7,200,000           2.4    5.4300          119      1.53         1.25          80.0      71.5
Arizona                     1         6,225,000           2.0    5.5600          120      1.94         1.94          46.8      39.3
New York                    1         4,989,305           1.6    5.2800          118      3.30         3.30          31.2      26.0
Iowa                        1         2,794,200           0.9    5.4300          118      1.22         1.22          79.8      66.8
Georgia                     1         2,217,439           0.7    5.2200          119      1.19         1.19          83.7      69.5
Tennessee                   1         1,997,794           0.7    5.4600          119      1.72         1.72          60.5      50.7
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:    42      $305,771,982         100.0%   5.4927%         126      1.65X        1.47X         67.4%     58.0%
====================================================================================================================================

PROPERTY TYPES

------------------------------------------------------------------------------------------------------------------------------------
                         NUMBER                    PERCENT BY   WEIGHTED    WEIGHTED               WEIGHTED      WEIGHTED  WEIGHTED
                           OF         AGGREGATE     AGGREGATE    AVERAGE     AVERAGE  WEIGHTED      AVERAGE       AVERAGE   AVERAGE
                        MORTGAGED  CUT-OFF DATE  CUT-OFF DATE   MORTGAGE   REMAINING   AVERAGE         DSCR  CUT-OFF DATE   BALLOON
PROPERTY TYPE          PROPERTIES   BALANCE ($)   BALANCE (%)   RATE (%)  TERM (MOS.)  DSCR (X) AFTER IO (X)      LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

Multifamily                41       299,546,982          98.0     5.4913         126      1.65         1.46          67.8      58.4
Manufactured Housing
 Community                  1         6,225,000           2.0     5.5600         120      1.94         1.94          46.8      39.3
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:    42      $305,771,982         100.0%    5.4927%        126      1.65X        1.47X         67.4%     58.0%
====================================================================================================================================

MORTGAGE RATES

------------------------------------------------------------------------------------------------------------------------------------
                        NUMBER                   PERCENT BY   WEIGHTED     WEIGHTED                WEIGHTED      WEIGHTED  WEIGHTED
                          OF        AGGREGATE     AGGREGATE    AVERAGE      AVERAGE   WEIGHTED      AVERAGE       AVERAGE   AVERAGE
                       MORTGAGE  CUT-OFF DATE  CUT-OFF DATE   MORTGAGE    REMAINING    AVERAGE         DSCR  CUT-OFF DATE   BALLOON
MORTGAGE RATE (%)        LOANS    BALANCE ($)   BALANCE (%)   RATE (%)  TERM (MOS.)   DSCR (X)  AFTER IO (X)      LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

4.9500% - 5.0000%          1        4,095,028           1.3     4.9500          119       1.97         1.97          53.7      44.3
5.0001% - 5.2500%          4       29,817,439           9.8     5.1124          118       1.47         1.25          75.4      65.5
5.2501% - 5.5000%         17       92,128,485          30.1     5.3711          114       1.59         1.41          67.0      58.2
5.5001% - 5.7400%         14      179,731,031          58.8     5.6305          134       1.71         1.53          66.6      57.1
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:   36     $305,771,982         100.0%    5.4927%         126       1.65X        1.47X         67.4%     58.0%
====================================================================================================================================

Minimum: 4.9500%
Maximum: 5.7400%
Weighted Average: 5.4927%

                                      A-12

                                   APPENDIX A
                                     GROUP 2
                            MORTGAGE POOL INFORMATION

REMAINING TERMS TO STATED MATURITY OR ARD

------------------------------------------------------------------------------------------------------------------------------------
                         NUMBER                   PERCENT BY   WEIGHTED     WEIGHTED               WEIGHTED      WEIGHTED  WEIGHTED
                           OF        AGGREGATE     AGGREGATE    AVERAGE      AVERAGE  WEIGHTED      AVERAGE       AVERAGE   AVERAGE
REMAINING TERM TO       MORTGAGE  CUT-OFF DATE  CUT-OFF DATE   MORTGAGE    REMAINING   AVERAGE         DSCR  CUT-OFF DATE   BALLOON
STATED MATURITY (MOS.)    LOANS    BALANCE ($)   BALANCE (%)   RATE (%)  TERM (MOS.)  DSCR (X)  AFTER IO (X)      LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

82 - 84                    1        12,850,000           4.2     5.3100           82      1.80         1.45          70.0      65.0
85 - 120                  28       241,469,982          79.0     5.4849          118      1.70         1.54          64.5      55.7
121 - 175                  7        51,452,000          16.8     5.5750          174      1.40         1.16          80.1      67.2
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:   36      $305,771,982         100.0%    5.4927%         126      1.65X        1.47X         67.4%     58.0%
====================================================================================================================================

Minimum: 82 mos.
Maximum: 175 mos.
Weighted Average: 126 mos.

DEBT SERVICE COVERAGE RATIOS

------------------------------------------------------------------------------------------------------------------------------------
                        NUMBER                   PERCENT BY   WEIGHTED     WEIGHTED                WEIGHTED      WEIGHTED  WEIGHTED
                          OF        AGGREGATE     AGGREGATE    AVERAGE      AVERAGE   WEIGHTED      AVERAGE       AVERAGE   AVERAGE
DEBT SERVICE COVERAGE  MORTGAGE  CUT-OFF DATE  CUT-OFF DATE   MORTGAGE    REMAINING    AVERAGE         DSCR  CUT-OFF DATE   BALLOON
RATIO (X)                LOANS    BALANCE ($)   BALANCE (%)   RATE (%)  TERM (MOS.)   DSCR (X)  AFTER IO (X)      LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

1.18 - 1.20               2        23,217,439           7.6     5.5637          120       1.18         1.18          69.8      58.5
1.21 - 1.30               4        25,177,087           8.2     5.3130          119       1.25         1.25          67.5      56.3
1.31 - 1.40               5        44,076,010          14.4     5.6075          142       1.36         1.25          78.9      66.4
1.41 - 1.50               7        58,047,273          19.0     5.4820          148       1.45         1.21          76.7      65.5
1.51 - 1.60               9        61,746,299          20.2     5.3575          119       1.57         1.37          74.1      64.3
1.61 - 1.70               1         2,996,716           1.0     5.5000          119       1.64         1.64          35.3      29.5
1.71 - 1.80               4        30,201,825           9.9     5.4428          102       1.76         1.61          62.2      54.9
1.91 - 2.00               2        10,320,028           3.4     5.3179          120       1.95         1.95          49.5      41.3
2.01 - 3.30               2        49,989,305          16.3     5.6941          118       2.54         2.15          45.8      42.2
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:  36      $305,771,982         100.0%    5.4927%         126       1.65X        1.47X         67.4%     58.0%
====================================================================================================================================

Minimum: 1.18x
Maximum: 3.30x
Weighted Average: 1.65x

DEBT SERVICE COVERAGE RATIOS AFTER IO PERIOD

------------------------------------------------------------------------------------------------------------------------------------
                           NUMBER                   PERCENT BY  WEIGHTED    WEIGHTED               WEIGHTED      WEIGHTED  WEIGHTED
                             OF        AGGREGATE     AGGREGATE   AVERAGE     AVERAGE  WEIGHTED      AVERAGE       AVERAGE   AVERAGE
DEBT SERVICE COVERAGE     MORTGAGE  CUT-OFF DATE  CUT-OFF DATE  MORTGAGE   REMAINING   AVERAGE         DSCR  CUT-OFF DATE   BALLOON
RATIO AFTER IO PERIOD (X)   LOANS    BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)  AFTER IO (X)     LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

1.11 - 1.20                  9        81,093,439          26.5    5.5162         143      1.34         1.16          75.3      64.0
1.21 - 1.30                 13        80,843,087          26.4    5.3249         130      1.44         1.24          73.4      63.1
1.31 - 1.40                  2        23,490,010           7.7    5.6360         114      1.38         1.38          77.8      65.6
1.41 - 1.50                  2        16,991,273           5.6    5.3222          91      1.71         1.45          69.6      63.1
1.51 - 1.60                  2        22,696,299           7.4    5.5837         120      1.58         1.58          73.5      61.7
1.61 - 1.70                  1         2,996,716           1.0    5.5000         119      1.64         1.64          35.3      29.5
1.71 - 1.80                  3        17,351,825           5.7    5.5411         117      1.73         1.73          56.4      47.4
1.91 - 2.00                  2        10,320,028           3.4    5.3179         120      1.95         1.95          49.5      41.3
2.01 - 3.30                  2        49,989,305          16.3    5.6941         118      2.54         2.15          45.8      42.2
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:     36      $305,771,982         100.0%   5.4927%        126      1.65X        1.47X         67.4%     58.0%
====================================================================================================================================

Minimum: 1.11x
Maximum: 3.30x
Weighted Average: 1.47x

                                      A-13

                                   APPENDIX A
                                     GROUP 2
                            MORTGAGE POOL INFORMATION

CUT-OFF DATE LOAN-TO-VALUE RATIOS

------------------------------------------------------------------------------------------------------------------------------------
                         NUMBER                  PERCENT BY   WEIGHTED     WEIGHTED                WEIGHTED      WEIGHTED  WEIGHTED
                           OF       AGGREGATE     AGGREGATE    AVERAGE      AVERAGE   WEIGHTED      AVERAGE       AVERAGE   AVERAGE
CUT-OFF DATE LOAN-TO-   MORTGAGE CUT-OFF DATE  CUT-OFF DATE   MORTGAGE    REMAINING    AVERAGE         DSCR  CUT-OFF DATE   BALLOON
VALUE RATIO (%)           LOANS   BALANCE ($)   BALANCE (%)   RATE (%)  TERM (MOS.)   DSCR (X)  AFTER IO (X)      LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

31.2% - 40.0%              2        7,986,021           2.6     5.3626          118       2.68         2.68          32.7      27.3
45.1% - 50.0%              2       51,225,000          16.8     5.7181          118       2.40         2.01          47.3      43.4
50.1% - 55.0%              2        6,195,028           2.0     5.0924          119       1.84         1.74          53.3      44.8
55.1% - 60.0%              5       29,204,031           9.6     5.4211          118       1.58         1.51          57.3      48.5
60.1% - 65.0%              2        7,092,010           2.3     5.3523          119       1.36         1.36          60.6      50.6
65.1% - 70.0%              5       43,477,582          14.2     5.4690          108       1.42         1.32          68.6      59.1
70.1% - 75.0%              5       55,228,672          18.1     5.4618          119       1.47         1.34          73.9      63.3
75.1% - 80.0%              6       72,894,200          23.8     5.4567          136       1.45         1.26          79.7      68.4
80.1% - 83.7%              7       32,469,439          10.6     5.5058          163       1.38         1.15          80.5      67.8
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:   36     $305,771,982         100.0%    5.4927%         126       1.65X        1.47X         67.4%     58.0%
====================================================================================================================================

Minimum: 31.2%
Maximum: 83.7%
Weighted Average: 67.4%

BALLOON LOAN-TO-VALUE RATIOS

------------------------------------------------------------------------------------------------------------------------------------
                        NUMBER                   PERCENT BY   WEIGHTED     WEIGHTED                WEIGHTED      WEIGHTED  WEIGHTED
                          OF        AGGREGATE     AGGREGATE    AVERAGE      AVERAGE   WEIGHTED      AVERAGE       AVERAGE   AVERAGE
BALLOON LOAN-TO-       MORTGAGE  CUT-OFF DATE  CUT-OFF DATE   MORTGAGE    REMAINING    AVERAGE         DSCR  CUT-OFF DATE   BALLOON
VALUE RATIO (%)          LOANS    BALANCE ($)   BALANCE (%)   RATE (%)  TERM (MOS.)   DSCR (X)  AFTER IO (X)      LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------
26.0% - 35.0%             2         7,986,021           2.6     5.3626          118       2.68         2.68          32.7      27.3
35.1% - 40.0%             1         6,225,000           2.0     5.5600          120       1.94         1.94          46.8      39.3
40.1% - 45.0%             2        49,095,028          16.1     5.6741          118       2.42         2.02          47.9      44.0
45.1% - 50.0%             4        24,654,031           8.1     5.4306          118       1.59         1.57          56.5      47.5
50.1% - 55.0%             6        19,228,319           6.3     5.3783          119       1.45         1.35          61.6      51.7
55.1% - 60.0%             2        25,141,273           8.2     5.5605          120       1.22         1.22          68.3      57.3
60.1% - 65.0%             5        63,538,672          20.8     5.4458          112       1.54         1.37          73.2      63.5
65.1% - 70.0%            11        82,303,639          26.9     5.5623          152       1.39         1.22          79.5      67.1
70.1% - 71.5%             3        27,600,000           9.0     5.1664          118       1.55         1.24          80.2      71.1
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:  36      $305,771,982         100.0%    5.4927%         126       1.65X        1.47X         67.4%     58.0%
====================================================================================================================================

Minimum: 26.0%
Maximum: 71.5%
Weighted Average: 58.0%

                                      A-14

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES II INC., SERIES 2005-PWR10

APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
-----------------------------------------------------------------------------------

                                                                                                                 % OF
                                                                                     % OF                     APPLICABLE
               CMSA        CMSA                                                   INITIAL POOL  LOAN GROUP    LOAN GROUP
    ID       LOAN NO.  PROPERTY NO.  PROPERTY NAME (1)                              BALANCE    (ONE OR TWO)     BALANCE
---------------------------------------------------------------------------------------------------------------------------

     1          1          1-001     Oak Park Mall                                   10.5%          1            11.8%
     2          2          2-001     World Market Center                             8.5%           1            9.7%
     3          3                    Oasis Net Leased Portfolio                      4.6%           1            5.2%
    3-a                    3-001     3300-3380 W. Sahara                             1.5%                        1.7%
    3-b                    3-002     1022 Hingham Street                             0.5%                        0.6%
---------------------------------------------------------------------------------------------------------------------------
    3-c                    3-003     2 Concord Farms                                 0.4%                        0.5%
    3-d                    3-004     3 Concord Farms                                 0.4%                        0.5%
    3-e                    3-005     300 Friberg Parkway                             0.4%                        0.4%
    3-f                    3-006     4 Concord Farms                                 0.4%                        0.4%
    3-g                    3-007     6 Concord Farms                                 0.4%                        0.4%
---------------------------------------------------------------------------------------------------------------------------
    3-h                    3-008     5 Concord Farms                                 0.3%                        0.3%
    3-i                    3-009     355 Wood Road                                   0.2%                        0.2%
    3-j                    3-010     101 Philip Drive                                0.1%                        0.2%
     4          4          4-001     The Westin Copley Place                         4.0%           1            4.5%
     5          5          5-001     Crocker Park                                    3.8%           1            4.3%
---------------------------------------------------------------------------------------------------------------------------
     6          6          6-001     The Promenade - AZ                              2.3%           1            2.6%
     7          7          7-001     Sully Place Shopping Center                     1.9%           1            2.2%
     8          8          8-001     Muirwood Apartments                             1.7%           2            14.7%
     9          9          9-001     College Square Mall                             1.5%           1            1.7%
    10          10        10-001     Skamania Lodge                                  1.4%           1            1.6%
---------------------------------------------------------------------------------------------------------------------------
    11          11        11-001     Marcus Avenue                                   1.4%           1            1.6%
    12          12        12-001     Renaissance Long Beach                          1.3%           1            1.5%
    13          13        13-001     Embassy Crossing                                1.3%           1            1.5%
    14          14        14-001     Skylight Tower                                  1.2%           1            1.3%
    15          15        15-001     Renaissance Westchester                         1.1%           1            1.3%
---------------------------------------------------------------------------------------------------------------------------
    16          16        16-001     1001 Ross Avenue                                1.1%           1            1.3%
    17          17        17-001     Regions Bank Plaza                              1.1%           1            1.2%
    18          18        18-001     Greenville Center                               1.0%           1            1.2%
    19          19        19-001     Golden Springs Bldg J-K                         1.0%           1            1.1%
    20          20        20-001     The Family Center                               0.9%           1            1.1%
---------------------------------------------------------------------------------------------------------------------------
    21          21        21-001     Greenway Park Plaza                             0.9%           1            1.1%
    22          22        22-001     Embassy Suites LAX                              0.9%           1            1.0%
    23          23        23-001     Waterstone Plaza                                0.9%           1            1.0%
    24          24        24-001     Hawley Lane Mall                                0.8%           1            0.9%
    25          25        25-001     Old Towne University Square                     0.8%           2            7.0%
---------------------------------------------------------------------------------------------------------------------------
    26          26        26-001     State Street Commons Phase II                   0.8%           1            0.9%
    27          27        27-001     49 East 52nd Street                             0.8%           1            0.9%
    28          28        28-001     Canyon Park Apartments - Washington             0.8%           2            6.9%
    29          29        29-001     PRA Building                                    0.7%           1            0.8%
    30          30        30-001     Parkview Village Apartments                     0.7%           2            6.3%
---------------------------------------------------------------------------------------------------------------------------
    31          31        31-001     Lago Club Apartments                            0.7%           2            6.1%
    32          32        32-001     Pacific East Mall                               0.7%           1            0.7%
    33          33        33-001     University Plaza                                0.6%           1            0.7%
    34          34        34-001     Old Farm Apartments                             0.6%           2            5.4%
    35          35        35-001     Winchester Square II                            0.6%           1            0.7%
---------------------------------------------------------------------------------------------------------------------------
    36          36        36-001     Hayden Island                                   0.6%           1            0.6%
    37          37        37-001     Tennant Station                                 0.6%           1            0.6%
    38          38        38-001     Prides Court (Wellington)                       0.6%           1            0.6%
    39          39        39-001     University Brook                                0.6%           1            0.6%
    40          40        40-001     Pacheco Pass Phase I Shopping Center            0.5%           1            0.6%
---------------------------------------------------------------------------------------------------------------------------
    41          41        41-001     Riverwoods I, II and III                        0.5%           1            0.6%
    42          42        42-001     Seattle University Plaza                        0.5%           1            0.6%
    43          43        43-001     The Plaza at Windward Phase III                 0.5%           1            0.6%
    44          44        44-001     Eastampton Gardens                              0.5%           2            4.4%
    45          45        45-001     University Glen                                 0.5%           1            0.6%
---------------------------------------------------------------------------------------------------------------------------
    46          46        46-001     Sand Canyon Medical Office                      0.5%           1            0.6%
    47          47        47-001     Meridian at Indian Trail                        0.5%           2            4.2%
    48          48        48-001     Valley River Inn                                0.5%           1            0.5%
    49          49        49-001     Seville Commons Shopping Center                 0.5%           1            0.5%
    50          50        50-001     Colony Plaza Shopping Center                    0.5%           1            0.5%
---------------------------------------------------------------------------------------------------------------------------
    51          51        51-001     Radisson Hotel Trevose                          0.5%           1            0.5%
    52          52        52-001     Eastwood Square Shopping Center                 0.5%           1            0.5%
    53          53        53-001     Arapahoe Park East                              0.5%           1            0.5%
    54          54        54-001     Cedar Gardens                                   0.4%           2            3.8%
    55          55                   Park Meadow Estates                             0.4%           1            0.5%
---------------------------------------------------------------------------------------------------------------------------
   55-a                   55-001     Parkwood Mobile Home Park                       0.2%                        0.3%
   55-b                   55-002     Meadow Streams Village                          0.2%                        0.2%
   55-c                   55-003     Maple Grove Estates                             0.0%                        0.0%
    56          56        56-001     Epps Village                                    0.4%           1            0.5%
    57          57        57-001     Hampton Inn - Springboro                        0.1%           1            0.2%
---------------------------------------------------------------------------------------------------------------------------
    58          58        58-001     Holiday Inn Express - Bowling Green             0.1%           1            0.1%
    59          59        59-001     Holiday Inn Express - Wilmington                0.1%           1            0.1%
    60          60        60-001     Holiday Inn Express - Troy                      0.1%           1            0.1%
    61          61        61-001     Sonora Quest Laboratories Building              0.4%           1            0.5%
    62          62        62-001     Commerce Crossings Business Center              0.4%           1            0.4%
---------------------------------------------------------------------------------------------------------------------------
    63          63        63-001     Black Hawk Apartments                           0.4%           2            3.3%
    64          64        64-001     Valley Green MHC                                0.4%           1            0.4%
    65          65        65-001     Greentec IV                                     0.4%           1            0.4%
    66          66        66-001     Stewart Plaza 440                               0.2%           1            0.2%
    67          67        67-001     Stewart Plaza 400                               0.1%           1            0.2%
---------------------------------------------------------------------------------------------------------------------------
    68          68        68-001     Stewart Plaza 450                               0.0%           1            0.0%
    69          69        69-001     Haymaker Village                                0.4%           1            0.4%
    70          70        70-001     Lover's Lane Station                            0.4%           1            0.4%
    71          71        71-001     Nieuw Amsterdam Apartments                      0.4%           2            3.1%
    72          72        72-001     Two Silverlake Plaza                            0.4%           1            0.4%
---------------------------------------------------------------------------------------------------------------------------
    73          73        73-001     Todd Center                                     0.3%           1            0.4%
    74          74        74-001     Summerwood Park Apartments                      0.3%           1            0.4%
    75          75        75-001     Woodacres                                       0.3%           1            0.4%
    76          76        76-001     Lakeview Terrace                                0.3%           2            2.8%
    77          77        77-001     Hamilton Plaza Shopping Center                  0.3%           1            0.4%
---------------------------------------------------------------------------------------------------------------------------
    78          78        78-001     Eastgate Village                                0.3%           1            0.4%
    79          79        79-001     Temple Terrace Shoppes                          0.3%           1            0.3%
    80          80        80-001     Galloway Village Square                         0.3%           1            0.3%
    81          81        81-001     Union Park I                                    0.3%           1            0.3%
    82          82        82-001     Creekside I and II                              0.3%           2            2.6%
---------------------------------------------------------------------------------------------------------------------------
    83          83        83-001     Alameda Street Industrial                       0.3%           1            0.3%
    84          84                   Towncentre-Balfour                              0.3%           1            0.3%
   84-a                   84-001     Town Centre Self Storage                        0.2%                        0.2%
   84-b                   84-002     2201 Balfour Road                               0.1%                        0.1%
    85          85        85-001     Lemont Medical Office Building                  0.3%           1            0.3%
---------------------------------------------------------------------------------------------------------------------------
    86          86        86-001     2050 Martin Avenue                              0.3%           1            0.3%
    87          87        87-001     Shops at Burnt Mills                            0.3%           1            0.3%
    88          88        88-001     Quakertown Shopping Center                      0.3%           1            0.3%
    89          89        89-001     Spring Creek Apartments                         0.3%           2            2.4%
    90          90        90-001     Fountain Park Apartments                        0.3%           2            2.4%
---------------------------------------------------------------------------------------------------------------------------
    91          91                   Plaza District Apartments                       0.3%           2            2.4%
   91-a                   91-001     Plaza District Apartments - Plaza Tower         0.1%                        1.1%
   91-b                   91-002     Plaza District Apartments - Cambridge/El Mirador0.1%                        0.5%
   91-c                   91-003     Plaza District Apartments - Seville Plaza       0.0%                        0.3%
   91-d                   91-004     Plaza District Apartments - Oak Rose Place      0.0%                        0.2%
---------------------------------------------------------------------------------------------------------------------------
   91-e                   91-005     Plaza District Apartments - Jarboe Place        0.0%                        0.2%
   91-f                   91-006     Plaza District Apartments - Marquis Plaza       0.0%                        0.2%
    92          92        92-001     Mandarin Central                                0.3%           1            0.3%
    93          93        93-001     3850 Royal Avenue                               0.3%           1            0.3%
    94          94        94-001     Northmont Plaza Shopping Center                 0.3%           1            0.3%
---------------------------------------------------------------------------------------------------------------------------
    95          95        95-001     Northpointe Business Park III                   0.3%           1            0.3%
    96          96        96-001     459 Smith Street                                0.2%           1            0.3%
    97          97        97-001     Top Heavy Industrial Building                   0.2%           1            0.3%
    98          98        98-001     Cheyenne Plaza Shopping Center                  0.2%           1            0.3%
    99          99        99-001     Shoppes at Harpeth Village                      0.2%           1            0.3%
---------------------------------------------------------------------------------------------------------------------------
    100        100        100-001    Holiday Spa                                     0.2%           2            2.0%
    101        101        101-001    Pavilion Estates                                0.2%           1            0.3%
    102        102        102-001    Access Self Storage - Bernardsville             0.2%           1            0.3%
    103        103        103-001    The Shops at England Run                        0.2%           1            0.3%
    104        104        104-001    Centre of Lovejoy                               0.2%           1            0.3%
---------------------------------------------------------------------------------------------------------------------------
    105        105        105-001    Sandwich Commons                                0.2%           1            0.3%
    106        106        106-001    Chapanoke Square                                0.2%           1            0.3%
    107        107        107-001    220 Remington Boulevard                         0.2%           1            0.3%
    108        108        108-001    Greentree Village Townhomes                     0.2%           1            0.3%
    109        109        109-001    Burbank Town Center                             0.2%           1            0.3%
---------------------------------------------------------------------------------------------------------------------------
    110        110        110-001    McDermott Towne Crossing                        0.2%           1            0.2%
    111        111        111-001    Cascade MHP                                     0.2%           1            0.2%
    112        112        112-001    Mission Hills Shopping Center                   0.2%           1            0.2%
    113        113        113-001    Plaza Oaks Shopping Center                      0.2%           1            0.2%
    114        114        114-001    Park Square Court Building                      0.2%           1            0.2%
---------------------------------------------------------------------------------------------------------------------------
    115        115        115-001    Stop & Stor - Flatlands                         0.2%           1            0.2%
    116        116        116-001    Crossroads Plaza - NY                           0.2%           1            0.2%
    117        117        117-001    Collegian Court                                 0.2%           2            1.7%
    118        118        118-001    Winslow Plaza Shopping Center                   0.2%           1            0.2%
    119        119        119-001    Stevenson Station                               0.2%           1            0.2%
---------------------------------------------------------------------------------------------------------------------------
    120        120        120-001    Romeo Plank Crossing Shopping Center            0.2%           1            0.2%
    121        121        121-001    Rombout Village                                 0.2%           2            1.6%
    122        122        122-001    Dumbarton Square                                0.2%           1            0.2%
    123        123        123-001    Valley Terrace                                  0.2%           1            0.2%
    124        124        124-001    Price Chopper - Morrisville                     0.2%           1            0.2%
---------------------------------------------------------------------------------------------------------------------------
    125        125        125-001    Southhaven MHC                                  0.2%           1            0.2%
    126        126        126-001    Price Chopper - St. Johnsbury                   0.2%           1            0.2%
    127        127        127-001    Provincial West                                 0.2%           1            0.2%
    128        128        128-001    Nueces Oaks Apartments                          0.2%           2            1.5%
    129        129        129-001    Walgreens - Schererville                        0.2%           1            0.2%
---------------------------------------------------------------------------------------------------------------------------
    130        130        130-001    Woodlake Boulevard Plaza                        0.2%           1            0.2%
    131        131        131-001    Anderburg Lund Building                         0.2%           1            0.2%
    132        132        132-001    Desert Business Park                            0.2%           1            0.2%
    133        133        133-001    Vista View Apartments                           0.2%           2            1.4%
    134        134        134-001    Petsmart - Germantown                           0.2%           1            0.2%
---------------------------------------------------------------------------------------------------------------------------
    135        135        135-001    Franklin Square Apartments                      0.2%           2            1.3%
    136        136        136-001    Falling Creek Plaza                             0.2%           1            0.2%
    137        137                   Alma Terrace & Linden West Apartments           0.2%           2            1.3%
   137-a                  137-001    Linden West Apartments                          0.1%                        0.8%
   137-b                  137-002    Alma Terrace Apartments                         0.1%                        0.5%
---------------------------------------------------------------------------------------------------------------------------
    138        138        138-001    Bisonhead Shopping Center                       0.2%           1            0.2%
    139        139        139-001    The Enclave at Kennedy Ridge                    0.2%           1            0.2%
    140        140        140-001    701 East Trade Street Building                  0.2%           1            0.2%
    141        141        141-001    Fletcher Heights Plaza - Peoria, AZ             0.2%           1            0.2%
    142        142        142-001    A-American Kona Self Storage                    0.1%           1            0.2%
---------------------------------------------------------------------------------------------------------------------------
    143        143        143-001    Crowfield Village Center                        0.1%           1            0.2%
    144        144        144-001    29 Research Way Associates                      0.1%           1            0.2%
    145        145        145-001    JG Midvale Retail Center                        0.1%           1            0.2%
    146        146        146-001    Blanco Gardens Office Building                  0.1%           1            0.2%
    147        147        147-001    831 Latour Court                                0.1%           1            0.2%
---------------------------------------------------------------------------------------------------------------------------
    148        148        148-001    Canyon Crest Apartments                         0.1%           2            1.1%
    149        149        149-001    2034 Fillmore Street                            0.1%           1            0.1%
    150        150        150-001    Oxford Pointe Apartments                        0.1%           2            1.1%
    151        151        151-001    Channingway Retail Center                       0.1%           1            0.1%
    152        152        152-001    CVS-Glendale, AZ                                0.1%           1            0.1%
---------------------------------------------------------------------------------------------------------------------------
    153        153        153-001    565 Sinclair Road                               0.1%           1            0.1%
    154        154        154-001    Seagrass Cove                                   0.1%           2            1.0%
    155        155        155-001    Biltmore Apartments                             0.1%           2            1.0%
    156        156        156-001    Tower Plaza                                     0.1%           1            0.1%
    157        157        157-001    Tudor Storage                                   0.1%           1            0.1%
---------------------------------------------------------------------------------------------------------------------------
    158        158        158-001    Security Public Storage - Vacaville             0.1%           1            0.1%
    159        159        159-001    Centralia Apartments                            0.1%           2            1.0%
    160        160        160-001    125 Greenwich Avenue                            0.1%           1            0.1%
    161        161        161-001    Security Public Storage - Pinole                0.1%           1            0.1%
    162        162        162-001    57th Street Village                             0.1%           1            0.1%
---------------------------------------------------------------------------------------------------------------------------
    163        163        163-001    Hemet Retail                                    0.1%           1            0.1%
    164        164        164-001    Douglas Office Park                             0.1%           1            0.1%
    165        165        165-001    The Village at Sheridan Meadows                 0.1%           2            0.9%
    166        166        166-001    River Point Shopping Center                     0.1%           1            0.1%
    167        167        167-001    South Pacific Apartments                        0.1%           2            0.9%
---------------------------------------------------------------------------------------------------------------------------
    168        168        168-001    E Bell Road                                     0.1%           1            0.1%
    169        169        169-001    CVS-Mobile                                      0.1%           1            0.1%
    170        170        170-001    815 Nicollet Mall                               0.1%           1            0.1%
    171        171        171-001    Westwood Gardens                                0.1%           2            0.9%
    172        172        172-001    King's Crossing                                 0.1%           1            0.1%
---------------------------------------------------------------------------------------------------------------------------
    173        173        173-001    Pearland Office Park                            0.1%           1            0.1%
    174        174        174-001    Milford Parkway Retail                          0.1%           1            0.1%
    175        175        175-001    Warwick Terrace                                 0.1%           2            0.8%
    176        176        176-001    Smart & Final Hemet                             0.1%           1            0.1%
    177        177                   Udolf Portfolio                                 0.1%           1            0.1%
---------------------------------------------------------------------------------------------------------------------------
   177-a                  177-001    45 S. Main Street                               0.1%                        0.1%
   177-b                  177-002    553 Farmington Avenue                           0.0%                        0.0%
    178        178        178-001    Sierra West Business Park                       0.1%           1            0.1%
    179        179        179-001    Pinetree Plaza                                  0.1%           1            0.1%
    180        180        180-001    Westminster Apartments                          0.1%           2            0.7%
---------------------------------------------------------------------------------------------------------------------------
    181        181        181-001    Rivers Bend Plaza                               0.1%           1            0.1%
    182        182        182-001    Ballou Apartments                               0.1%           2            0.7%
    183        183        183-001    Rushville Plaza                                 0.1%           1            0.1%
    184        184        184-001    Planet Self Storage - Brookfield                0.1%           1            0.1%
    185        185        185-001    Wilshire Occidental Apartments                  0.1%           2            0.7%
---------------------------------------------------------------------------------------------------------------------------
    186        186        186-001    San Marco Office Building                       0.1%           1            0.1%
    187        187        187-001    Planet Self Storage - Lindenwold                0.1%           1            0.1%
    188        188        188-001    1802 Santo Domingo Avenue Industrial            0.1%           1            0.1%
    189        189        189-001    Marci's Furniture Building                      0.1%           1            0.1%
    190        190        190-001    Cumberland Retreat Apartments                   0.1%           2            0.7%
---------------------------------------------------------------------------------------------------------------------------
    191        191        191-001    Pelham Plaza                                    0.1%           1            0.1%
    192        192        192-001    Avon Corner Shops, Phase I                      0.1%           1            0.1%
    193        193        193-001    Santee Plaza II                                 0.1%           1            0.1%
    194        194        194-001    Promontory Corporate Plaza                      0.1%           1            0.1%
    195        195        195-001    4510 Trail Boss Drive                           0.1%           1            0.1%
---------------------------------------------------------------------------------------------------------------------------
    196        196        196-001    140 NW California Boulevard                     0.1%           1            0.1%
    197        197        197-001    Planet Self Storage - Quakertown                0.1%           1            0.1%
    198        198        198-001    Petco Hemet                                     0.1%           1            0.1%
    199        199        199-001    Planet Self Storage - Old Colony                0.1%           1            0.1%
    200        200        200-001    Apple Valley Business Center                    0.1%           1            0.1%
---------------------------------------------------------------------------------------------------------------------------
    201        201        201-001    West Place Two Retail Center                    0.1%           1            0.1%
    202        202        202-001    Sammamish Landing                               0.1%           1            0.1%
    203        203        203-001    1401 and 1405 West 178th Street                 0.1%           1            0.1%
    204        204        204-001    Wachovia Outparcel                              0.1%           1            0.1%
    205        205                   Wingate Street & Main Street                    0.1%           1            0.1%
---------------------------------------------------------------------------------------------------------------------------
   205-a                  205-001    62-70 Wingate Street                            0.0%                        0.0%
   205-b                  205-002    355-359 Main Street                             0.0%                        0.0%
    206        206        206-001    3030 Olcott Street                              0.0%           1            0.1%
    207        207        207-001    Federal Way Office Building                     0.0%           1            0.1%
    208        208        208-001    4890 Geneva Street                              0.0%           1            0.1%
---------------------------------------------------------------------------------------------------------------------------
    209        209        209-001    Comstock-Crosser Office Building                0.0%           1            0.1%
    210        210        210-001    Mission Plaza                                   0.0%           1            0.0%
    211        211        211-001    4820 Adohr Lane Industrial                      0.0%           1            0.0%
    212        212        212-001    Camino Real Mobile Estates                      0.0%           1            0.0%

                         MORTGAGE                                                   CUT-OFF               BALANCE
               # OF        LOAN           LOAN PURPOSE            ORIGINAL             DATE                    AT
    ID      PROPERTIES  SELLER (2)   (REFINANCE/ACQUISITION)    BALANCE ($)   BALANCE (3)($)    MATURITY OR ARD($)
------------------------------------------------------------------------------------------------------------------

     1           1          WFB            Acquisition         275,700,000      275,700,000           275,700,000
     2           1         BSCMI            Refinance          225,000,000      225,000,000           191,209,879
     3          10          WFB             Refinance          120,000,000      120,000,000           105,986,903
    3-a          1          WFB                                 39,000,000       39,000,000            34,445,742
    3-b          1          WFB                                 13,680,000       13,680,000            12,082,507
------------------------------------------------------------------------------------------------------------------
    3-c          1          WFB                                 11,100,000       11,100,000             9,803,789
    3-d          1          WFB                                 11,100,000       11,100,000             9,803,789
    3-e          1          WFB                                  9,850,000        9,850,000             8,699,759
    3-f          1          WFB                                  9,825,000        9,825,000             8,677,678
    3-g          1          WFB                                  9,800,000        9,800,000             8,655,597
------------------------------------------------------------------------------------------------------------------
    3-h          1          WFB                                  6,895,000        6,895,000             6,089,831
    3-i          1          WFB                                  4,875,000        4,875,000             4,305,717
    3-j          1          WFB                                  3,875,000        3,875,000             3,422,493
     4           1          WFB            Acquisition         105,000,000      105,000,000           105,000,000
     5           1         PMCF             Refinance          100,000,000      100,000,000            88,220,715
------------------------------------------------------------------------------------------------------------------
     6           1          WFB            Acquisition          60,000,000       59,896,217            44,685,888
     7           1         PMCF             Refinance           51,000,000       51,000,000            47,152,743
     8           1         NLIC             Refinance           45,000,000       45,000,000            41,800,016
     9           1         PMCF            Acquisition          40,000,000       39,526,130            33,487,271
    10           1         BSCMI           Acquisition          37,300,000       37,300,000            35,246,652
------------------------------------------------------------------------------------------------------------------
    11           1         NLIC             Refinance           37,000,000       37,000,000            30,648,621
    12           1         BSCMI           Acquisition          35,000,000       35,000,000            32,053,458
    13           1         BSCMI           Acquisition          34,193,000       34,193,000            34,193,000
    14           1         BSCMI            Refinance           30,500,000       30,500,000            26,688,390
    15           1         BSCMI           Acquisition          30,000,000       30,000,000            27,475,112
------------------------------------------------------------------------------------------------------------------
    16           1         BSCMI           Acquisition          29,300,000       29,300,000            26,250,622
    17           1         BSCMI           Acquisition          28,000,000       28,000,000            25,965,097
    18           1         BSCMI            Refinance           28,000,000       27,411,708            23,311,777
    19           1          WFB             Refinance           25,500,000       25,427,318            14,572,534
    20           1         PMCF             Refinance           25,000,000       25,000,000            23,240,519
------------------------------------------------------------------------------------------------------------------
    21           1          WFB            Acquisition          24,750,000       24,720,563            20,426,236
    22           1         BSCMI            Refinance           23,000,000       22,765,585            17,653,715
    23           1         NLIC             Refinance           22,500,000       22,427,534            16,888,825
    24           1         PMCF             Refinance           21,950,000       21,903,744            18,289,537
    25           1         NLIC             Refinance           21,300,000       21,300,000            18,128,611
------------------------------------------------------------------------------------------------------------------
    26           1         NLIC             Refinance           21,200,000       21,117,150            16,936,837
    27           1          WFB             Refinance           21,000,000       21,000,000            15,823,977
    28           1          WFB             Refinance           21,000,000       21,000,000            17,632,800
    29           1         PMCF             Refinance           19,400,000       19,400,000            15,295,561
    30           1          WFB             Refinance           19,400,000       19,400,000            16,299,244
------------------------------------------------------------------------------------------------------------------
    31           1          WFB             Refinance           18,500,000       18,500,000            16,171,550
    32           1         BSCMI            Refinance           17,170,000       17,170,000            13,584,639
    33           1         PMCF            Acquisition          16,984,900       16,984,900            16,984,900
    34           1         PMCF             Refinance           16,400,000       16,400,000            14,555,904
    35           1          WFB             Refinance           15,450,000       15,450,000            13,518,544
------------------------------------------------------------------------------------------------------------------
    36           1          WFB             Refinance           15,060,000       15,060,000            12,672,067
    37           1         PMCF             Refinance           15,000,000       15,000,000            15,000,000
    38           1         BSCMI            Refinance           14,640,000       14,640,000            12,287,342
    39           1         PMCF            Acquisition          14,600,000       14,600,000            14,600,000
    40           1          PCF            Acquisition          14,400,000       14,400,000            14,400,000
------------------------------------------------------------------------------------------------------------------
    41           1         PMCF             Refinance           14,180,000       14,180,000            11,781,760
    42           1         BSCMI            Refinance           14,000,000       14,000,000            11,852,612
    43           1          PCF             Refinance           14,000,000       13,985,576            11,830,319
    44           1         BSCMI            Refinance           13,440,000       13,440,000            11,277,602
    45           1         PMCF            Acquisition          13,415,100       13,415,100            13,415,100
------------------------------------------------------------------------------------------------------------------
    46           1          WFB             Refinance           13,000,000       13,000,000            11,553,006
    47           1         PMCF            Acquisition          12,850,000       12,850,000            11,926,144
    48           1         BSCMI            Refinance           12,690,000       12,690,000            10,393,772
    49           1         NLIC            Acquisition          12,400,000       12,400,000            11,098,262
    50           1         PMCF            Acquisition          12,000,000       11,987,086            10,070,528
------------------------------------------------------------------------------------------------------------------
    51           1         BSCMI            Refinance           12,000,000       11,981,999             9,240,595
    52           1         PMCF             Refinance           12,000,000       11,981,167             9,146,668
    53           1          WFB            Acquisition          11,900,000       11,900,000            11,063,772
    54           1         BSCMI            Refinance           11,760,000       11,760,000             9,870,161
    55           3          WFB             Refinance           11,700,000       11,700,000            10,437,869
------------------------------------------------------------------------------------------------------------------
   55-a          1          WFB                                  6,530,000        6,530,000             5,825,579
   55-b          1          WFB                                  4,050,000        4,050,000             3,613,109
   55-c          1          WFB                                  1,120,000        1,120,000               999,181
    56           1         PMCF             Refinance           11,500,000       11,500,000            10,700,032
    57           1         PMCF             Refinance            3,800,000        3,791,551             2,483,169
------------------------------------------------------------------------------------------------------------------
    58           1         PMCF             Refinance            2,650,000        2,644,108             1,731,684
    59           1         PMCF             Refinance            2,600,000        2,594,219             1,699,010
    60           1         PMCF             Refinance            1,950,000        1,945,664             1,274,258
    61           1         NLIC             Refinance           10,900,000       10,877,709             9,121,746
    62           1         PMCF             Refinance           10,200,000       10,200,000             8,952,599
------------------------------------------------------------------------------------------------------------------
    63           1          PCF             Refinance           10,100,000       10,088,672             8,418,927
    64           1          WFB            Acquisition          10,000,000       10,000,000             9,300,110
    65           1         BSCMI           Acquisition           9,950,000        9,950,000             9,339,944
    66           1          WFB             Refinance            4,950,000        4,950,000             4,321,842
    67           1          WFB             Refinance            3,880,000        3,880,000             3,387,626
------------------------------------------------------------------------------------------------------------------
    68           1          WFB             Refinance            1,100,000        1,100,000               960,410
    69           1         BSCMI            Refinance            9,840,000        9,840,000             7,167,302
    70           1         BSCMI           Acquisition           9,800,000        9,800,000             9,800,000
    71           1         BSCMI            Refinance            9,448,000        9,448,000             7,927,886
    72           1          WFB             Refinance            9,400,000        9,371,806             7,922,138
------------------------------------------------------------------------------------------------------------------
    73           1         PMCF             Refinance            9,200,000        9,200,000               191,553
    74           1         PMCF             Refinance            9,000,000        9,000,000             7,855,717
    75           1         BSCMI            Refinance            8,560,000        8,560,000             7,184,403
    76           1         BSCMI            Refinance            8,488,000        8,488,000             7,122,342
    77           1          WFB            Acquisition           8,400,000        8,400,000             7,388,147
------------------------------------------------------------------------------------------------------------------
    78           1          WFB             Refinance            8,285,000        8,285,000             6,911,816
    79           1         BSCMI           Acquisition           8,000,000        8,000,000             7,423,105
    80           1         BSCMI           Acquisition           8,000,000        8,000,000             6,808,375
    81           1         PMCF             Refinance            8,000,000        8,000,000             6,160,466
    82           1          WFB             Refinance            8,000,000        7,991,391             6,713,686
------------------------------------------------------------------------------------------------------------------
    83           1          WFB             Refinance            8,000,000        7,991,144             6,682,928
    84           2          WFB             Refinance            8,000,000        7,990,909             6,653,912
   84-a          1          WFB                                  5,650,000        5,643,579             4,699,325
   84-b          1          WFB                                  2,350,000        2,347,330             1,954,587
    85           1         PMCF             Refinance            7,760,000        7,719,688             6,472,677
------------------------------------------------------------------------------------------------------------------
    86           1          PCF             Refinance            7,650,000        7,641,798             6,423,859
    87           1         BSCMI            Refinance            7,500,000        7,500,000             6,954,045
    88           1          PCF            Acquisition           7,470,000        7,470,000             7,470,000
    89           1          WFB             Refinance            7,400,000        7,362,640             6,197,266
    90           1          WFB             Refinance            7,200,000        7,200,000             5,969,057
------------------------------------------------------------------------------------------------------------------
    91           6         PMCF             Refinance            7,200,000        7,200,000             6,441,486
   91-a          1         PMCF                                  3,282,177        3,282,177             2,936,402
   91-b          1         PMCF                                  1,399,223        1,399,223             1,251,816
   91-c          1         PMCF                                    855,525          855,525               765,396
   91-d          1         PMCF                                    591,671          591,671               529,339
------------------------------------------------------------------------------------------------------------------
   91-e          1         PMCF                                    551,693          551,693               493,572
   91-f          1         PMCF                                    519,711          519,711               464,960
    92           1          WFB             Refinance            7,200,000        7,184,859             6,001,172
    93           1          PCF             Refinance            7,000,000        7,000,000             6,000,141
    94           1          WFB            Acquisition           6,800,000        6,800,000             5,896,730
------------------------------------------------------------------------------------------------------------------
    95           1         PMCF             Refinance            6,800,000        6,775,232               129,687
    96           1         PMCF             Refinance            6,500,000        6,500,000             4,998,551
    97           1          WFB            Acquisition           6,400,000        6,379,828             5,354,694
    98           1         NLIC             Refinance            6,250,000        6,250,000             4,771,642
    99           1          PCF             Refinance            6,250,000        6,243,133             5,227,471
------------------------------------------------------------------------------------------------------------------
    100          1          WFB             Refinance            6,225,000        6,225,000             5,220,503
    101          1          WFB             Refinance            6,200,000        6,192,453             5,096,242
    102          1         PMCF             Refinance            6,200,000        6,190,062             4,702,685
    103          1         PMCF             Refinance            6,100,000        6,100,000             5,115,673
    104          1         PMCF             Refinance            6,000,000        6,000,000             4,986,799
------------------------------------------------------------------------------------------------------------------
    105          1         BSCMI            Refinance            6,000,000        5,992,811             4,945,445
    106          1          WFB            Acquisition           6,000,000        5,970,372             5,040,192
    107          1          WFB             Refinance            6,000,000        5,961,717             4,998,885
    108          1         BSCMI            Refinance            5,920,000        5,920,000             4,967,515
    109          1         PMCF            Acquisition           5,900,000        5,887,083             4,888,304
------------------------------------------------------------------------------------------------------------------
    110          1          PCF            Acquisition           5,616,800        5,616,800             5,616,800
    111          1          WFB             Refinance            5,525,000        5,525,000             4,630,628
    112          1         PMCF             Refinance            5,500,000        5,488,704             4,599,883
    113          1         PMCF             Refinance            5,480,000        5,468,053             4,543,208
    114          1         PMCF            Acquisition           5,460,000        5,454,407             4,617,922
------------------------------------------------------------------------------------------------------------------
    115          1         PMCF             Refinance            5,200,000        5,200,000             3,958,950
    116          1          WFB             Refinance            5,100,000        5,100,000             4,610,943
    117          1         PMCF             Refinance            5,100,000        5,094,215             4,243,197
    118          1         BSCMI           Acquisition           5,000,000        5,000,000             5,000,000
    119          1          WFB             Refinance            5,000,000        5,000,000             4,135,952
------------------------------------------------------------------------------------------------------------------
    120          1          PCF             Refinance            5,000,000        5,000,000               145,890
    121          1          WFB             Refinance            5,000,000        4,989,305             4,157,059
    122          1         BSCMI            Refinance            4,950,000        4,941,800             3,725,491
    123          1         BSCMI            Refinance            4,896,000        4,896,000             4,109,210
    124          1          WFB             Refinance            4,800,000        4,784,621             4,006,130
------------------------------------------------------------------------------------------------------------------
    125          1          WFB            Acquisition           4,700,000        4,700,000             4,358,708
    126          1          WFB             Refinance            4,640,000        4,625,134             3,872,591
    127          1         BSCMI            Refinance            4,560,000        4,560,000             3,826,329
    128          1         BSCMI            Refinance            4,540,000        4,540,000             4,047,872
    129          1          WFB             Refinance            4,450,000        4,445,229             3,736,755
------------------------------------------------------------------------------------------------------------------
    130          1         NLIC             Refinance            4,400,000        4,400,000             3,362,735
    131          1         PMCF             Refinance            4,325,000        4,315,591             3,586,788
    132          1          WFB             Refinance            4,250,000        4,240,851             3,530,165
    133          1          WFB             Refinance            4,150,000        4,141,273             3,459,010
    134          1         BSCMI           Acquisition           4,125,000        4,125,000             3,688,492
------------------------------------------------------------------------------------------------------------------
    135          1          WFB             Refinance            4,100,000        4,095,028             3,372,287
    136          1         PMCF             Refinance            4,000,000        4,000,000             3,324,533
    137          2          WFB            Acquisition           4,000,000        4,000,000             3,479,728
   137-a         1          WFB                                  2,350,000        2,350,000             2,044,341
   137-b         1          WFB                                  1,650,000        1,650,000             1,435,387
------------------------------------------------------------------------------------------------------------------
    138          1         BSCMI            Refinance            4,000,000        3,995,622             3,347,636
    139          1         PMCF             Refinance            4,000,000        3,991,293             3,318,837
    140          1         PMCF             Refinance            4,000,000        3,982,519             3,316,851
    141          1          WFB             Refinance            4,000,000        3,974,961             3,341,913
    142          1          WFB             Refinance            3,825,000        3,818,933             3,431,786
------------------------------------------------------------------------------------------------------------------
    143          1         PMCF             Refinance            3,800,000        3,800,000             3,185,840
    144          1          WFB             Refinance            3,800,000        3,773,332             2,428,328
    145          1          WFB             Refinance            3,950,000        3,706,172                80,582
    146          1          WFB             Refinance            3,700,000        3,691,934             3,067,495
    147          1          WFB            Acquisition           3,600,000        3,600,000             3,208,128
------------------------------------------------------------------------------------------------------------------
    148          1         PMCF             Refinance            3,500,000        3,500,000             3,061,748
    149          1          WFB             Refinance            3,458,000        3,450,588             2,874,119
    150          1          WFB             Refinance            3,300,000        3,296,299             2,750,738
    151          1          WFB            Acquisition           3,280,000        3,270,244             2,767,626
    152          1          WFB             Refinance            3,200,000        3,200,000             2,769,004
------------------------------------------------------------------------------------------------------------------
    153          1          PCF             Refinance            3,200,000        3,194,674             2,405,724
    154          1         BSCMI            Refinance            3,176,000        3,176,000             2,665,005
    155          1         PMCF             Refinance            3,150,000        3,150,000             2,755,572
    156          1          WFB             Refinance            3,100,000        3,093,890             2,607,734
    157          1          WFB             Refinance            3,100,000        3,089,905             2,580,865
------------------------------------------------------------------------------------------------------------------
    158          1          WFB             Refinance            3,050,000        3,039,595             2,520,853
    159          1         PMCF             Refinance            3,000,000        2,996,716             2,510,727
    160          1          PCF             Refinance            3,000,000        2,996,698             2,508,414
    161          1          WFB             Refinance            3,000,000        2,991,587             2,552,270
    162          1          WFB             Refinance            2,900,000        2,886,670             1,856,602
------------------------------------------------------------------------------------------------------------------
    163          1          WFB             Refinance            2,875,000        2,871,793             2,398,709
    164          1          WFB             Refinance            2,825,000        2,822,166             2,397,045
    165          1          WFB             Refinance            2,800,000        2,794,200             2,338,868
    166          1         PMCF             Refinance            2,750,000        2,744,915             2,333,359
    167          1         PMCF             Refinance            2,700,000        2,700,000             2,362,387
------------------------------------------------------------------------------------------------------------------
    168          1          WFB            Acquisition           2,750,000        2,695,451             2,309,359
    169          1         BSCMI           Acquisition           2,700,000        2,694,491             2,260,279
    170          1          WFB             Refinance            2,700,000        2,691,437             2,256,929
    171          1         BSCMI            Refinance            2,650,000        2,650,000             2,223,635
    172          1          PCF            Acquisition           2,610,900        2,608,085             2,190,429
------------------------------------------------------------------------------------------------------------------
    173          1          WFB             Refinance            2,550,000        2,542,094             2,288,273
    174          1         NLIC            Acquisition           2,500,000        2,500,000             2,089,520
    175          1         BSCMI            Refinance            2,490,000        2,490,000             2,089,377
    176          1          WFB             Refinance            2,450,000        2,450,000             2,044,564
    177          2         BSCMI            Refinance            2,450,000        2,450,000             2,134,622
------------------------------------------------------------------------------------------------------------------
   177-a         1         BSCMI                                 1,900,000        1,900,000             1,655,421
   177-b         1         BSCMI                                   550,000          550,000               479,201
    178          1          WFB            Acquisition           2,450,000        2,442,497             2,058,608
    179          1         PMCF            Acquisition           2,350,000        2,340,056                69,666
    180          1         PMCF            Acquisition           2,220,000        2,217,439             1,841,823
------------------------------------------------------------------------------------------------------------------
    181          1          WFB            Acquisition           2,200,000        2,195,491             1,840,519
    182          1          WFB            Acquisition           2,200,000        2,190,010             1,679,847
    183          1         PMCF             Refinance            2,175,000        2,175,000             1,817,321
    184          1          WFB             Refinance            2,150,000        2,150,000             1,876,481
    185          1         PMCF             Refinance            2,100,000        2,100,000             1,837,048
------------------------------------------------------------------------------------------------------------------
    186          1          WFB             Refinance            2,100,000        2,092,736                45,354
    187          1          WFB             Refinance            2,050,000        2,050,000             1,793,416
    188          1          WFB            Acquisition           2,050,000        2,046,029             1,728,625
    189          1          WFB            Acquisition           2,050,000        2,045,521             1,699,018
    190          1          PCF             Refinance            2,000,000        1,997,794             1,671,762
------------------------------------------------------------------------------------------------------------------
    191          1          PCF             Refinance            2,000,000        1,996,101             1,684,945
    192          1          PCF            Acquisition           2,000,000        1,995,980             1,677,821
    193          1          WFB             Refinance            2,000,000        1,990,962             1,528,722
    194          1          PCF             Refinance            1,950,000        1,950,000             1,497,514
    195          1          PCF            Acquisition           1,950,000        1,947,862             1,631,473
------------------------------------------------------------------------------------------------------------------
    196          1          PCF             Refinance            1,950,000        1,941,326                51,959
    197          1          WFB             Refinance            1,850,000        1,850,000             1,622,921
    198          1          WFB             Refinance            1,650,000        1,650,000             1,376,951
    199          1          WFB             Refinance            1,600,000        1,600,000             1,402,128
    200          1          WFB             Refinance            1,600,000        1,595,170             1,217,744
------------------------------------------------------------------------------------------------------------------
    201          1         NLIC             Refinance            1,550,000        1,550,000               995,831
    202          1          PCF            Acquisition           1,500,000        1,498,472             1,269,784
    203          1          WFB             Refinance            1,500,000        1,497,024             1,260,662
    204          1         PMCF             Refinance            1,465,000        1,463,426             1,229,817
    205          2         BSCMI            Refinance            1,380,000        1,378,427             1,147,189
------------------------------------------------------------------------------------------------------------------
   205-a         1         BSCMI                                   789,000          788,101               655,893
   205-b         1         BSCMI                                   591,000          590,326               491,296
    206          1          WFB             Refinance            1,300,000        1,297,278             1,084,220
    207          1          WFB            Acquisition           1,300,000        1,296,093             1,095,287
    208          1          PCF            Acquisition           1,250,000        1,248,687             1,053,135
------------------------------------------------------------------------------------------------------------------
    209          1          WFB             Refinance            1,200,000        1,198,704             1,006,441
    210          1          PCF             Refinance            1,150,000        1,148,408               901,118
    211          1          WFB             Refinance            1,150,000        1,146,529               968,327
    212          1          WFB             Refinance              970,000          957,747                15,957

          GENERAL                         DETAILED                                                      INTEREST       ORIGINAL
          PROPERTY                        PROPERTY                          INTEREST   ADMINISTRATIVE   ACCRUAL    TERM TO MATURITY
 ID       TYPE                            TYPE                              RATE (4)      FEE RATE       BASIS       OR ARD (MOS.)
------------------------------------------------------------------------------------------------------------------------------------

  1       Retail                          Regional Mall                      5.8500%      0.03145%       30/360           120
  2       Other                           Design Center                      6.0165%      0.03145%     Actual/360         120
  3       Office                          Suburban                           5.7700%      0.03145%     Actual/360         120
 3-a      Office                          Suburban
 3-b      Office                          Suburban
------------------------------------------------------------------------------------------------------------------------------------
 3-c      Office                          Suburban
 3-d      Office                          Suburban
 3-e      Office                          Suburban
 3-f      Office                          Suburban
 3-g      Office                          Suburban
------------------------------------------------------------------------------------------------------------------------------------
 3-h      Office                          Suburban
 3-i      Office                          Suburban
 3-j      Office                          Suburban
  4       Hospitality                     Full Service                       5.2800%      0.03145%     Actual/360         120
  5       Mixed Use                       Retail/Office/Multifamily          5.7200%      0.10645%     Actual/360         120
------------------------------------------------------------------------------------------------------------------------------------
  6       Retail                          Anchored                           4.8010%      0.03145%     Actual/360         120
  7       Retail                          Anchored                           5.0700%      0.02145%     Actual/360         120
  8       Multifamily                     Garden                             5.7400%      0.06135%       30/360           120
  9       Retail                          Regional Mall                      5.5400%      0.02145%     Actual/360         120
 10       Hospitality                     Full Service                       5.6780%      0.03145%     Actual/360         60
------------------------------------------------------------------------------------------------------------------------------------
 11       Office                          Urban                              5.1708%      0.07645%     Actual/360         120
 12       Hospitality                     Full Service                       4.9750%      0.03145%     Actual/360         84
 13       Retail                          Anchored                           5.1660%      0.03145%     Actual/360         60
 14       Office                          Urban                              5.3690%      0.03145%     Actual/360         120
 15       Hospitality                     Full Service                       4.9770%      0.03145%     Actual/360         84
------------------------------------------------------------------------------------------------------------------------------------
 16       Multifamily                     Multifamily/Retail                 5.5000%      0.03145%     Actual/360         120
 17       Retail                          Anchored                           5.2630%      0.12145%     Actual/360         120
 18       Mixed Use                       Retail/Office                      5.3210%      0.12145%     Actual/360         120
 19       Industrial                      Warehouse                          4.9100%      0.03145%     Actual/360         120
 20       Retail                          Anchored                           5.4500%      0.02145%     Actual/360         120
------------------------------------------------------------------------------------------------------------------------------------
 21       Retail                          Anchored                           5.0550%      0.03145%     Actual/360         120
 22       Hospitality                     Full Service                       5.6390%      0.03145%     Actual/360         120
 23       Retail                          Anchored                           5.0100%      0.06645%     Actual/360         120
 24       Retail                          Anchored                           5.3500%      0.07145%     Actual/360         120
 25       Multifamily                     Student Housing                    5.6500%      0.09645%     Actual/360         120
------------------------------------------------------------------------------------------------------------------------------------
 26       Office                          Suburban                           5.3000%      0.10645%     Actual/360         120
 27       Office                          Urban                              5.8500%      0.03145%     Actual/360         180
 28       Multifamily                     Low Rise                           5.6000%      0.03145%     Actual/360         120
 29       Office                          Suburban                           5.7800%      0.02145%     Actual/360         120
 30       Multifamily                     Low Rise                           5.6200%      0.03145%     Actual/360         120
------------------------------------------------------------------------------------------------------------------------------------
 31       Multifamily                     Garden                             5.4100%      0.03145%     Actual/360         120
 32       Retail                          Anchored                           5.4830%      0.03145%     Actual/360         180
 33       Multifamily                     Student Housing                    5.4975%      0.02145%     Actual/360         60
 34       Multifamily                     Garden                             5.0400%      0.02145%     Actual/360         120
 35       Retail                          Anchored                           5.3100%      0.03145%     Actual/360         120
------------------------------------------------------------------------------------------------------------------------------------
 36       Manufactured Housing Community  Manufactured Housing Community     5.6700%      0.03145%     Actual/360         120
 37       Retail                          Anchored                           5.5900%      0.02145%     Actual/360         120
 38       Multifamily                     Garden                             5.5750%      0.03145%     Actual/360         180
 39       Multifamily                     Student Housing                    5.4975%      0.02145%     Actual/360         60
 40       Retail                          Anchored                           4.7500%      0.03145%       30/360           60
------------------------------------------------------------------------------------------------------------------------------------
 41       Office                          Suburban                           5.2600%      0.07145%     Actual/360         120
 42       Mixed Use                       Multifamily/Retail                 5.2380%      0.04145%     Actual/360         120
 43       Retail                          Anchored                           5.8200%      0.03145%     Actual/360         120
 44       Multifamily                     Garden                             5.5750%      0.03145%     Actual/360         180
 45       Multifamily                     Student Housing                    5.4975%      0.02145%     Actual/360         60
------------------------------------------------------------------------------------------------------------------------------------
 46       Office                          Medical                            5.1000%      0.08145%     Actual/360         120
 47       Multifamily                     Garden                             5.3100%      0.02145%     Actual/360         84
 48       Hospitality                     Full Service                       5.3385%      0.03145%     Actual/360         120
 49       Retail                          Anchored                           5.5200%      0.11155%       30/360           120
 50       Retail                          Anchored                           5.5900%      0.02145%     Actual/360         120
------------------------------------------------------------------------------------------------------------------------------------
 51       Hospitality                     Full Service                       5.7470%      0.03145%     Actual/360         120
 52       Retail                          Anchored                           5.4500%      0.07145%     Actual/360         120
 53       Industrial                      Flex                               5.4450%      0.03145%     Actual/360         120
 54       Multifamily                     Garden                             5.5750%      0.03145%     Actual/360         180
 55       Manufactured Housing Community  Manufactured Housing Community     5.2800%      0.03145%     Actual/360         120
------------------------------------------------------------------------------------------------------------------------------------
55-a      Manufactured Housing Community  Manufactured Housing Community
55-b      Manufactured Housing Community  Manufactured Housing Community
55-c      Manufactured Housing Community  Manufactured Housing Community
 56       Retail                          Anchored                           5.5000%      0.02145%     Actual/360         120
 57       Hospitality                     Limited Service                    5.7720%      0.02145%     Actual/360         120
------------------------------------------------------------------------------------------------------------------------------------
 58       Hospitality                     Limited Service                    5.7720%      0.02145%     Actual/360         120
 59       Hospitality                     Limited Service                    5.7720%      0.02145%     Actual/360         120
 60       Hospitality                     Limited Service                    5.7720%      0.02145%     Actual/360         120
 61       Office                          Suburban                           5.4900%      0.08645%     Actual/360         120
 62       Office                          Suburban                           5.5100%      0.02145%     Actual/360         120
------------------------------------------------------------------------------------------------------------------------------------
 63       Multifamily                     Garden                             5.3700%      0.03145%     Actual/360         120
 64       Manufactured Housing Community  Manufactured Housing Community     5.4800%      0.03145%     Actual/360         120
 65       Office                          Suburban                           5.5931%      0.03145%     Actual/360         120
 66       Office                          Suburban                           5.2900%      0.03145%     Actual/360         120
 67       Office                          Suburban                           5.2900%      0.03145%     Actual/360         120
------------------------------------------------------------------------------------------------------------------------------------
 68       Office                          Suburban                           5.2900%      0.10145%     Actual/360         120
 69       Retail                          Anchored                           5.9000%      0.03145%     Actual/360         180
 70       Retail                          Anchored                           5.2280%      0.03145%     Actual/360         120
 71       Multifamily                     Garden                             5.5750%      0.03145%     Actual/360         180
 72       Retail                          Unanchored                         5.7300%      0.03145%     Actual/360         120
------------------------------------------------------------------------------------------------------------------------------------
 73       Retail                          Anchored                           5.7100%      0.02145%     Actual/360         180
 74       Multifamily                     Garden                             5.2700%      0.02145%     Actual/360         120
 75       Multifamily                     Garden                             5.5750%      0.03145%     Actual/360         180
 76       Multifamily                     Garden                             5.5750%      0.03145%     Actual/360         180
 77       Retail                          Anchored                           5.5900%      0.03145%     Actual/360         120
------------------------------------------------------------------------------------------------------------------------------------
 78       Manufactured Housing Community  Manufactured Housing Community     5.3900%      0.03145%     Actual/360         120
 79       Retail                          Anchored                           5.3180%      0.03145%     Actual/360         120
 80       Retail                          Anchored                           5.2070%      0.07145%     Actual/360         120
 81       Office                          Suburban                           5.7400%      0.07145%     Actual/360         120
 82       Multifamily                     Garden                             5.5900%      0.03145%     Actual/360         120
------------------------------------------------------------------------------------------------------------------------------------
 83       Industrial                      Warehouse                          5.4400%      0.03145%     Actual/360         120
 84       Various                         Various                            5.3000%      0.03145%     Actual/360         120
84-a      Self Storage                    Self Storage
84-b      Office                          Medical
 85       Office                          Medical                            5.3800%      0.02145%     Actual/360         120
------------------------------------------------------------------------------------------------------------------------------------
 86       Industrial                      Flex                               5.6100%      0.03145%     Actual/360         120
 87       Retail                          Anchored                           5.2660%      0.03145%     Actual/360         120
 88       Retail                          Anchored                           5.1300%      0.03145%       30/360           60
 89       Multifamily                     Garden                             5.5100%      0.03145%     Actual/360         120
 90       Multifamily                     Garden                             5.1900%      0.03145%     Actual/360         120
------------------------------------------------------------------------------------------------------------------------------------
 91       Multifamily                     Various                            5.4300%      0.02145%     Actual/360         120
91-a      Multifamily                     Mid Rise
91-b      Multifamily                     Garden
91-c      Multifamily                     Mid Rise
91-d      Multifamily                     Garden
------------------------------------------------------------------------------------------------------------------------------------
91-e      Multifamily                     Garden
91-f      Multifamily                     Garden
 92       Retail                          Unanchored                         5.3600%      0.03145%     Actual/360         120
 93       Industrial                      Light                              5.4500%      0.03145%     Actual/360         120
 94       Retail                          Anchored                           5.0100%      0.03145%     Actual/360         120
------------------------------------------------------------------------------------------------------------------------------------
 95       Industrial                      Flex                               5.3200%      0.02145%     Actual/360         180
 96       Industrial                      Warehouse                          5.7000%      0.02145%     Actual/360         120
 97       Industrial                      Warehouse                          5.4900%      0.03145%     Actual/360         120
 98       Retail                          Anchored                           5.4900%      0.10645%     Actual/360         120
 99       Retail                          Unanchored                         5.4800%      0.03145%     Actual/360         120
------------------------------------------------------------------------------------------------------------------------------------
 100      Manufactured Housing Community  Manufactured Housing Community     5.5600%      0.03145%     Actual/360         120
 101      Manufactured Housing Community  Manufactured Housing Community     4.9300%      0.03145%     Actual/360         120
 102      Self Storage                    Self Storage                       5.3100%      0.02145%     Actual/360         120
 103      Retail                          Anchored                           5.5600%      0.02145%     Actual/360         120
 104      Retail                          Shadow Anchored                    5.2700%      0.02145%     Actual/360         120
------------------------------------------------------------------------------------------------------------------------------------
 105      Retail                          Anchored                           5.0150%      0.07145%     Actual/360         120
 106      Retail                          Anchored                           5.6100%      0.03145%     Actual/360         120
 107      Office                          Suburban                           5.3500%      0.03145%     Actual/360         120
 108      Multifamily                     Garden                             5.5750%      0.03145%     Actual/360         180
 109      Retail                          Anchored                           5.1700%      0.02145%     Actual/360         120
------------------------------------------------------------------------------------------------------------------------------------
 110      Retail                          Shadow Anchored                    5.1500%      0.03145%       30/360           60
 111      Manufactured Housing Community  Manufactured Housing Community     5.5400%      0.03145%     Actual/360         120
 112      Retail                          Anchored                           5.4700%      0.02145%     Actual/360         120
 113      Retail                          Shadow Anchored                    5.1900%      0.02145%     Actual/360         120
 114      Office                          Urban                              5.8500%      0.02145%     Actual/360         120
------------------------------------------------------------------------------------------------------------------------------------
 115      Self Storage                    Self Storage                       5.4100%      0.02145%     Actual/360         120
 116      Retail                          Shadow Anchored                    5.9500%      0.08145%     Actual/360         120
 117      Multifamily                     Multifamily/Retail                 5.3100%      0.07145%     Actual/360         120
 118      Retail                          Shadow Anchored                    5.2200%      0.03145%     Actual/360         120
 119      Retail                          Unanchored                         5.1200%      0.03145%     Actual/360         120
------------------------------------------------------------------------------------------------------------------------------------
 120      Retail                          Unanchored                         5.8400%      0.03145%     Actual/360         240
 121      Multifamily                     Garden                             5.2800%      0.03145%     Actual/360         120
 122      Mixed Use                       Retail/Office                      5.0910%      0.03145%     Actual/360         120
 123      Multifamily                     Garden                             5.5750%      0.03145%     Actual/360         180
 124      Retail                          Anchored                           5.4100%      0.03145%     Actual/360         120
------------------------------------------------------------------------------------------------------------------------------------
 125      Manufactured Housing Community  Manufactured Housing Community     5.2800%      0.03145%     Actual/360         120
 126      Retail                          Anchored                           5.4100%      0.03145%     Actual/360         120
 127      Multifamily                     Mid Rise                           5.5750%      0.03145%     Actual/360         180
 128      Multifamily                     Garden                             5.2550%      0.03145%     Actual/360         120
 129      Retail                          Free Standing                      5.6100%      0.03145%     Actual/360         120
------------------------------------------------------------------------------------------------------------------------------------
 130      Retail                          Unanchored                         5.5200%      0.10645%     Actual/360         120
 131      Industrial                      Flex                               5.2000%      0.02145%     Actual/360         120
 132      Industrial                      Flex                               5.2500%      0.08145%     Actual/360         120
 133      Multifamily                     Garden                             5.3600%      0.03145%     Actual/360         120
 134      Retail                          Anchored                           5.3950%      0.03145%     Actual/360         120
------------------------------------------------------------------------------------------------------------------------------------
 135      Multifamily                     Garden                             4.9500%      0.03145%     Actual/360         120
 136      Retail                          Shadow Anchored                    5.2700%      0.02145%     Actual/360         120
 137      Multifamily                     Garden                             5.2100%      0.03145%     Actual/360         120
137-a     Multifamily                     Garden
137-b     Multifamily                     Garden
------------------------------------------------------------------------------------------------------------------------------------
 138      Retail                          Shadow Anchored                    5.5000%      0.03145%     Actual/360         120
 139      Multifamily                     Garden                             5.2200%      0.07145%     Actual/360         120
 140      Office                          Urban                              5.2000%      0.02145%     Actual/360         120
 141      Retail                          Shadow Anchored                    5.4400%      0.03145%     Actual/360         120
 142      Self Storage                    Self Storage                       5.3800%      0.03145%     Actual/360         60
------------------------------------------------------------------------------------------------------------------------------------
 143      Retail                          Anchored                           5.5500%      0.02145%     Actual/360         120
 144      Office                          Medical                            5.2000%      0.03145%     Actual/360         120
 145      Retail                          Unanchored                         5.5600%      0.05145%     Actual/360         180
 146      Office                          Suburban                           5.1900%      0.03145%     Actual/360         120
 147      Industrial                      Flex                               5.2400%      0.03145%     Actual/360         120
------------------------------------------------------------------------------------------------------------------------------------
 148      Multifamily                     Garden                             5.3700%      0.02145%     Actual/360         120
 149      Retail                          Unanchored                         5.2700%      0.03145%     Actual/360         120
 150      Multifamily                     Garden                             5.3700%      0.03145%     Actual/360         120
 151      Retail                          Shadow Anchored                    5.7700%      0.03145%     Actual/360         120
 152      Retail                          Big Box                            4.9200%      0.05145%     Actual/360         120
------------------------------------------------------------------------------------------------------------------------------------
 153      Industrial                      Light                              5.0600%      0.03145%     Actual/360         120
 154      Multifamily                     Garden                             5.5750%      0.03145%     Actual/360         180
 155      Multifamily                     Garden                             5.3700%      0.02145%     Actual/360         120
 156      Retail                          Shadow Anchored                    5.6600%      0.08145%     Actual/360         120
 157      Self Storage                    Self Storage                       5.3300%      0.03145%     Actual/360         120
------------------------------------------------------------------------------------------------------------------------------------
 158      Self Storage                    Self Storage                       5.1000%      0.05145%     Actual/360         120
 159      Multifamily                     Garden                             5.5000%      0.02145%     Actual/360         120
 160      Office                          Suburban                           5.4700%      0.03145%     Actual/360         120
 161      Self Storage                    Self Storage                       6.0500%      0.05145%     Actual/360         120
 162      Retail                          Unanchored                         5.2400%      0.03145%     Actual/360         120
------------------------------------------------------------------------------------------------------------------------------------
 163      Retail                          Shadow Anchored                    5.4000%      0.03145%     Actual/360         120
 164      Office                          Suburban                           5.9600%      0.03145%     Actual/360         120
 165      Multifamily                     Garden                             5.4300%      0.03145%     Actual/360         120
 166      Retail                          Anchored                           5.9500%      0.02145%     Actual/360         120
 167      Multifamily                     Multifamily                        5.3700%      0.02145%     Actual/360         120
------------------------------------------------------------------------------------------------------------------------------------
 168      Retail                          Unanchored                         5.6000%      0.03145%     Actual/360         120
 169      Retail                          Free Standing                      5.5010%      0.08145%     Actual/360         120
 170      Mixed Use                       Office/Retail                      5.4600%      0.03145%     Actual/360         120
 171      Multifamily                     Garden                             5.5750%      0.03145%     Actual/360         180
 172      Retail                          Unanchored                         5.5800%      0.03145%     Actual/360         120
------------------------------------------------------------------------------------------------------------------------------------
 173      Office                          Suburban                           5.5700%      0.03145%     Actual/360         84
 174      Retail                          Unanchored                         5.4500%      0.10645%     Actual/360         120
 175      Multifamily                     Garden                             5.5750%      0.03145%     Actual/360         180
 176      Retail                          Anchored                           5.4000%      0.08145%     Actual/360         120
 177      Various                         Various                            5.2040%      0.03145%     Actual/360         120
------------------------------------------------------------------------------------------------------------------------------------
177-a     Office                          Suburban
177-b     Mixed Use                       Retail/Office
 178      Industrial                      Flex                               5.6300%      0.03145%     Actual/360         120
 179      Office                          Medical                            5.8900%      0.07145%     Actual/360         240
 180      Multifamily                     Garden                             5.2200%      0.02145%     Actual/360         120
------------------------------------------------------------------------------------------------------------------------------------
 181      Retail                          Unanchored                         5.4800%      0.08145%     Actual/360         120
 182      Multifamily                     Low Rise                           5.5000%      0.03145%     Actual/360         120
 183      Retail                          Anchored                           5.4400%      0.02145%     Actual/360         120
 184      Self Storage                    Self Storage                       5.6300%      0.03145%     Actual/360         120
 185      Multifamily                     Garden                             5.3700%      0.02145%     Actual/360         120
------------------------------------------------------------------------------------------------------------------------------------
 186      Office                          Suburban                           5.9300%      0.03145%     Actual/360         180
 187      Self Storage                    Self Storage                       5.7300%      0.03145%     Actual/360         120
 188      Industrial                      Warehouse                          5.7400%      0.03145%     Actual/360         120
 189      Industrial                      Warehouse                          5.1800%      0.05145%     Actual/360         120
 190      Multifamily                     Garden                             5.4600%      0.03145%     Actual/360         120
------------------------------------------------------------------------------------------------------------------------------------
 191      Retail                          Anchored                           5.7100%      0.03145%     Actual/360         120
 192      Retail                          Shadow Anchored                    5.5700%      0.03145%     Actual/360         120
 193      Office                          Suburban                           5.5300%      0.13145%     Actual/360         120
 194      Industrial                      Warehouse                          5.6600%      0.03145%     Actual/360         120
 195      Retail                          Free Standing                      5.4900%      0.03145%     Actual/360         120
------------------------------------------------------------------------------------------------------------------------------------
 196      Retail                          Shadow Anchored                    5.5000%      0.03145%     Actual/360         240
 197      Self Storage                    Self Storage                       5.8700%      0.03145%     Actual/360         120
 198      Retail                          Big Box                            5.4000%      0.10145%     Actual/360         120
 199      Self Storage                    Self Storage                       5.8200%      0.08145%     Actual/360         120
 200      Industrial                      Warehouse                          5.4000%      0.08145%     Actual/360         120
------------------------------------------------------------------------------------------------------------------------------------
 201      Retail                          Unanchored                         5.3300%      0.10645%     Actual/360         120
 202      Retail                          Unanchored                         5.8800%      0.03145%     Actual/360         120
 203      Industrial                      Light                              5.6300%      0.08145%     Actual/360         120
 204      Other                           Land                               5.6000%      0.02145%     Actual/360         120
 205      Multifamily                     Multifamily/Retail                 5.2830%      0.03145%     Actual/360         120
------------------------------------------------------------------------------------------------------------------------------------
205-a     Multifamily                     Multifamily/Retail
205-b     Multifamily                     Multifamily/Retail
 206      Industrial                      Flex                               5.3800%      0.08145%     Actual/360         120
 207      Office                          Suburban                           5.7200%      0.05145%     Actual/360         120
 208      Industrial                      Flex Industrial                    5.7200%      0.03145%     Actual/360         120
------------------------------------------------------------------------------------------------------------------------------------
 209      Office                          Suburban                           5.5700%      0.15145%     Actual/360         120
 210      Retail                          Unanchored                         6.2700%      0.03145%     Actual/360         120
 211      Industrial                      Warehouse                          5.7000%      0.10145%     Actual/360         120
 212      Manufactured Housing Community  Manufactured Housing Community     5.1900%      0.15145%     Actual/360         120

              STATED REMAINING       ORIGINAL        REMAINING                   FIRST    MATURITY          ANNUAL
              TERM TO MATURITY     AMORTIZATION     AMORTIZATION      NOTE      PAYMENT     DATE              DEBT
    ID          OR ARD (MOS.)    TERM (MOS.) (4)  TERM (MOS.) (4)     DATE       DATE      OR ARD       SERVICE ($)(4)(5)
------------------------------------------------------------------------------------------------------------------------------

     1               120                0                0         11/15/2005  1/1/2006  12/1/2015         16,128,450
     2               115               315              315         6/8/2005   8/1/2005   7/1/2015         13,725,141
     3               120               360              360        11/14/2005  1/5/2006  12/5/2015          7,020,167
    3-a
    3-b
------------------------------------------------------------------------------------------------------------------------------
    3-c
    3-d
    3-e
    3-f
    3-g
------------------------------------------------------------------------------------------------------------------------------
    3-h
    3-i
    3-j
     4               117                0                0          8/30/2005  10/1/2005  9/1/2015          5,621,000
     5               120               360              360        11/23/2005  1/5/2006  12/5/2015          5,799,444
------------------------------------------------------------------------------------------------------------------------------
     6               119               300              299        10/17/2005  12/1/2005 11/1/2015          4,125,993
     7               119               360              360        10/26/2005  12/5/2005 11/5/2015          2,621,613
     8               118               360              360         9/30/2005  11/1/2005 10/1/2015          2,583,000
     9               109               360              349        12/14/2004  2/1/2005   1/1/2015          2,738,506
    10               57                300              300         8/29/2005  10/1/2005  9/1/2010          2,147,309
------------------------------------------------------------------------------------------------------------------------------
    11               120               360              360         8/17/2005  2/1/2006   1/1/2016          2,430,063
    12               79                300              300         6/23/2005  8/1/2005   7/1/2012          1,765,434
    13               59                 0                0          10/4/2005  12/1/2005 11/1/2010          1,790,944
    14               113               360              360         4/19/2005  6/1/2005   5/1/2015          1,660,289
    15               79                300              300         6/23/2005  8/1/2005   7/1/2012          1,513,838
------------------------------------------------------------------------------------------------------------------------------
    16               119               360              360         10/5/2005  12/1/2005 11/1/2015          1,633,882
    17               118               360              360         9/21/2005  11/1/2005 10/1/2015          1,494,107
    18               101               360              341         4/30/2004  6/1/2004   5/1/2014          1,870,208
    19               119               218              217        10/28/2005  12/1/2005 11/1/2015          2,124,238
    20               119               360              360         11/4/2005  12/5/2005 11/5/2015          1,381,424
------------------------------------------------------------------------------------------------------------------------------
    21               119               360              359        10/31/2005  12/1/2005 11/1/2015          1,604,358
    22               113               300              293         4/26/2005  6/1/2005   5/1/2015          1,717,868
    23               118               300              298         9/13/2005  11/1/2005 10/1/2015          1,579,967
    24               118               360              358         9/27/2005  11/5/2005 10/5/2015          1,470,862
    25               114               360              360         5/12/2005  7/1/2005   6/1/2015          1,475,415
------------------------------------------------------------------------------------------------------------------------------
    26               117               330              327         8/23/2005  10/1/2005  9/1/2015          1,466,010
    27               178               360              360         9/15/2005  11/1/2005 10/1/2020          1,245,563
    28               120               360              360         11/2/2005  1/1/2006  12/1/2015          1,446,679
    29               120               312              312        11/21/2005  1/5/2006  12/5/2015          1,443,717
    30               120               360              360        11/10/2005  1/1/2006  12/1/2015          1,339,393
------------------------------------------------------------------------------------------------------------------------------
    31               119               360              360         10/6/2005  12/1/2005 11/1/2015          1,014,751
    32               179               360              360        10/21/2005  12/1/2005 11/1/2020            954,507
    33               59                 0                0         10/21/2005  12/5/2005 11/5/2010            946,714
    34               118               360              360         9/29/2005  11/5/2005 10/5/2015            838,040
    35               109               360              360        12/20/2004  2/1/2005   1/1/2015            831,789
------------------------------------------------------------------------------------------------------------------------------
    36               120               360              360        11/10/2005  1/1/2006  12/1/2015          1,045,467
    37               120                0                0          12/1/2005  1/5/2006  12/5/2015            850,146
    38               175               360              360         6/30/2005  8/1/2005   7/1/2020            827,516
    39               59                 0                0         10/21/2005  12/5/2005 11/5/2010            813,783
    40               60                 0                0         11/18/2005  1/1/2006  12/1/2010            684,000
------------------------------------------------------------------------------------------------------------------------------
    41               120               360              360         11/9/2005  1/5/2006  12/5/2015            940,684
    42               114               360              360         5/27/2005  7/1/2005   6/1/2015            743,505
    43               119               360              359        10/14/2005  12/5/2005 11/5/2015            987,886
    44               174               360              360         5/31/2005  7/1/2005   6/1/2020            759,687
    45               59                 0                0         10/21/2005  12/5/2005 11/5/2010            747,738
------------------------------------------------------------------------------------------------------------------------------
    46               118               360              360         9/1/2005   11/1/2005 10/1/2015            672,208
    47               82                360              360         9/12/2005  11/5/2005 10/5/2012            691,812
    48               113               300              300         4/29/2005  6/1/2005   5/1/2015            686,865
    49               118               300              300         9/14/2005  11/5/2005 10/5/2015            684,480
    50               119               360              359        10/18/2005  12/5/2005 11/5/2015            825,766
------------------------------------------------------------------------------------------------------------------------------
    51               119               300              299         11/1/2005  12/1/2005 11/1/2015            905,652
    52               119               300              299         10/7/2005  12/5/2005 11/5/2015            879,991
    53               118               360              360         9/27/2005  11/1/2005 10/1/2015            656,954
    54               175               360              360         6/30/2005  8/1/2005   7/1/2020            664,726
    55               115               360              360         6/29/2005  8/1/2005   7/1/2015            626,340
------------------------------------------------------------------------------------------------------------------------------
   55-a
   55-b
   55-c
    56               120               360              360        11/17/2005  1/5/2006  12/5/2015            641,285
    57               119               240              239         11/2/2005  12/5/2005 11/5/2015            320,723
------------------------------------------------------------------------------------------------------------------------------
    58               119               240              239         11/2/2005  12/5/2005 11/5/2015            223,662
    59               119               240              239         11/2/2005  12/5/2005 11/5/2015            219,442
    60               119               240              239         11/2/2005  12/5/2005 11/5/2015            164,582
    61               118               360              358         9/26/2005  11/1/2005 10/1/2015            741,848
    62               119               360              360         11/3/2005  12/5/2005 11/5/2015            569,826
------------------------------------------------------------------------------------------------------------------------------
    63               119               360              359        10/24/2005  12/1/2005 11/1/2015            678,307
    64               119               360              360        10/24/2005  12/1/2005 11/1/2015            555,611
    65               119               360              360        10/31/2005  12/1/2005 11/1/2015            564,242
    66               119               360              360        10/24/2005  12/1/2005 11/1/2015            265,492
    67               119               360              360        10/24/2005  12/1/2005 11/1/2015            208,103
------------------------------------------------------------------------------------------------------------------------------
    68               119               360              360        10/24/2005  12/1/2005 11/1/2015             58,998
    69               180               360              360        11/10/2005  1/1/2006  12/1/2020            700,376
    70               119                0                0          10/3/2005  12/1/2005 11/1/2015            519,460
    71               174               360              360         5/31/2005  7/1/2005   6/1/2020            534,042
    72               117               360              357         8/9/2005   10/1/2005  9/1/2015            656,838
------------------------------------------------------------------------------------------------------------------------------
    73               180               180              180        11/10/2005  1/5/2006  12/5/2020            914,410
    74               118               360              360         9/28/2005  11/5/2005 10/5/2015            480,888
    75               175               360              360         6/30/2005  8/1/2005   7/1/2020            483,848
    76               174               360              360         5/31/2005  7/1/2005   6/1/2020            479,778
    77               120               360              360        11/17/2005  1/1/2006  12/1/2015            476,082
------------------------------------------------------------------------------------------------------------------------------
    78               120               360              360        11/10/2005  1/1/2006  12/1/2015            557,654
    79               119               360              360         10/6/2005  12/1/2005 11/1/2015            431,349
    80               120               360              360         12/1/2005  1/1/2006  12/1/2015            422,346
    81               120               300              300         12/5/2005  1/5/2006  12/5/2015            603,362
    82               119               360              359         10/3/2005  12/1/2005 11/1/2015            550,511
------------------------------------------------------------------------------------------------------------------------------
    83               119               360              359        10/31/2005  12/1/2005 11/1/2015            541,469
    84               119               360              359        10/17/2005  12/1/2005 11/1/2015            533,093
   84-a
   84-b
    85               115               360              355         6/20/2005  8/5/2005   7/5/2015            521,736
------------------------------------------------------------------------------------------------------------------------------
    86               119               360              359        10/14/2005  12/1/2005 11/1/2015            527,583
    87               117               360              360         8/23/2005  10/1/2005  9/1/2015            400,435
    88               58                 0                0          9/27/2005  11/1/2005 10/1/2010            383,211
    89               115               360              355         7/1/2005   8/1/2005   7/1/2015            504,754
    90               120               360              360        11/23/2005  1/1/2006  12/1/2015            473,898
------------------------------------------------------------------------------------------------------------------------------
    91               119               360              360        10/20/2005  12/5/2005 11/5/2015            396,390
   91-a
   91-b
   91-c
   91-d
------------------------------------------------------------------------------------------------------------------------------
   91-e
   91-f
    92               118               360              358         9/19/2005  11/1/2005 10/1/2015            483,008
    93               119               336              336        10/19/2005  12/1/2005 11/1/2015            386,799
    94               116               360              360         7/7/2005   9/1/2005   8/1/2015            345,412
------------------------------------------------------------------------------------------------------------------------------
    95               179               180              179        10/25/2005  12/1/2005 11/1/2020            658,971
    96               120               300              300        11/29/2005  1/5/2006  12/5/2015            488,349
    97               117               360              357         8/8/2005   10/1/2005  9/1/2015            435,580
    98               120               300              300        11/13/2005  1/1/2006  12/1/2015            460,118
    99               119               360              359        10/17/2005  12/1/2005 11/1/2015            424,901
------------------------------------------------------------------------------------------------------------------------------
    100              120               360              360        11/10/2005  1/1/2006  12/1/2015            426,955
    101              119               360              359        10/11/2005  12/1/2005 11/1/2015            396,219
    102              119               300              299        10/28/2005  12/5/2005 11/5/2015            448,478
    103              120               360              360         12/1/2005  1/5/2006  12/5/2015            418,381
    104              120               360              360         11/8/2005  1/5/2006  12/5/2015            398,479
------------------------------------------------------------------------------------------------------------------------------
    105              119               360              359        10/31/2005  12/1/2005 11/1/2015            387,172
    106              115               360              355         6/30/2005  8/1/2005   7/1/2015            413,791
    107              114               360              354         5/25/2005  7/1/2005   6/1/2015            402,058
    108              174               360              360         5/31/2005  7/1/2005   6/1/2020            334,624
    109              118               360              358         9/26/2005  11/5/2005 10/5/2015            387,459
------------------------------------------------------------------------------------------------------------------------------
    110              59                 0                0         10/28/2005  12/1/2005 11/1/2010            289,265
    111              120               360              360        11/10/2005  1/1/2006  12/1/2015            378,110
    112              118               360              358         9/30/2005  11/5/2005 10/5/2015            373,499
    113              118               360              358         9/19/2005  11/5/2005 10/5/2015            360,689
    114              119               360              359         11/2/2005  12/5/2005 11/5/2015            386,529
------------------------------------------------------------------------------------------------------------------------------
    115              120               300              300        11/23/2005  1/5/2006  12/5/2015            379,844
    116              120               360              360         11/3/2005  1/1/2006  12/1/2015            307,665
    117              119               360              359         11/3/2005  12/5/2005 11/5/2015            340,227
    118              120                0                0         11/15/2005  1/1/2006  12/1/2015            264,625
    119              120               360              360        11/16/2005  1/1/2006  12/1/2015            326,508
------------------------------------------------------------------------------------------------------------------------------
    120              240               240              240         11/7/2005  1/1/2006  12/1/2025            424,339
    121              118               360              358         9/29/2005  11/1/2005 10/1/2015            332,438
    122              119               300              299        10/13/2005  12/1/2005 11/1/2015            350,403
    123              175               360              360         6/30/2005  8/1/2005   7/1/2020            276,743
    124              117               360              357         8/12/2005  10/1/2005  9/1/2015            323,801
------------------------------------------------------------------------------------------------------------------------------
    125              119               360              360         10/7/2005  12/1/2005 11/1/2015            251,607
    126              117               360              357         8/12/2005  10/1/2005  9/1/2015            313,008
    127              174               360              360         5/31/2005  7/1/2005   6/1/2020            257,751
    128              118               360              360         9/26/2005  11/1/2005 10/1/2015            241,891
    129              119               360              359        10/17/2005  12/1/2005 11/1/2015            306,895
------------------------------------------------------------------------------------------------------------------------------
    130              120               300              300        11/23/2005  1/1/2006  12/1/2015            324,869
    131              118               360              358         9/14/2005  11/5/2005 10/5/2015            284,989
    132              118               360              358         9/27/2005  11/1/2005 10/1/2015            281,624
    133              118               360              358         9/15/2005  11/1/2005 10/1/2015            278,400
    134              120               360              360         11/8/2005  1/1/2006  12/1/2015            225,635
------------------------------------------------------------------------------------------------------------------------------
    135              119               360              359        10/11/2005  12/1/2005 11/1/2015            262,615
    136              120               360              360         11/8/2005  1/5/2006  12/5/2015            265,653
    137              116               360              360         7/18/2005  9/1/2005   8/1/2015            211,294
   137-a
   137-b
------------------------------------------------------------------------------------------------------------------------------
    138              119               360              359        10/27/2005  12/1/2005 11/1/2015            272,539
    139              118               360              358         9/23/2005  11/5/2005 10/5/2015            264,202
    140              116               360              356         8/2/2005   9/5/2005   8/5/2015            263,573
    141              114               360              354         5/5/2005   7/1/2005   6/1/2015            270,735
    142              59                300              299         9/14/2005  12/1/2005 11/1/2010            278,586
------------------------------------------------------------------------------------------------------------------------------
    143              120               360              360        11/22/2005  1/5/2006  12/5/2015            260,344
    144              117               240              237         8/5/2005   10/1/2005  9/1/2015            306,001
    145              163               180              163         6/4/2004   8/1/2004   7/1/2019            388,808
    146              118               360              358         9/6/2005   11/1/2005 10/1/2015            243,531
    147              119               360              360        10/12/2005  12/1/2005 11/1/2015            191,260
------------------------------------------------------------------------------------------------------------------------------
    148              119               360              360        10/17/2005  12/5/2005 11/5/2015            190,560
    149              118               360              358         9/19/2005  11/1/2005 10/1/2015            229,657
    150              119               360              359         10/7/2005  12/1/2005 11/1/2015            221,625
    151              117               360              357         8/12/2005  10/1/2005  9/1/2015            230,195
    152              118               360              360         9/12/2005  11/1/2005 10/1/2015            159,627
------------------------------------------------------------------------------------------------------------------------------
    153              119               300              299        10/17/2005  12/1/2005 11/1/2015            225,827
    154              174               360              360         5/31/2005  7/1/2005   6/1/2020            179,521
    155              119               360              360         10/7/2005  12/5/2005 11/5/2015            171,504
    156              118               360              358         9/15/2005  11/1/2005 10/1/2015            214,967
    157              117               360              357         8/10/2005  10/1/2005  9/1/2015            207,267
------------------------------------------------------------------------------------------------------------------------------
    158              117               360              357         8/25/2005  10/1/2005  9/1/2015            198,720
    159              119               360              359        10/20/2005  12/5/2005 11/5/2015            204,404
    160              119               360              359         10/3/2005  12/1/2005 11/1/2015            203,727
    161              117               360              357         8/25/2005  10/1/2005  9/1/2015            216,997
    162              118               240              238         9/2/2005   11/1/2005 10/1/2015            234,303
------------------------------------------------------------------------------------------------------------------------------
    163              119               360              359        10/25/2005  12/1/2005 11/1/2015            193,728
    164              119               360              359         10/7/2005  12/1/2005 11/1/2015            202,377
    165              118               360              358         9/28/2005  11/1/2005 10/1/2015            189,304
    166              118               360              358         9/30/2005  11/5/2005 10/5/2015            196,792
    167              120               360              360         11/7/2005  1/5/2006  12/5/2015            147,004
------------------------------------------------------------------------------------------------------------------------------
    168              101               360              341         4/9/2004   6/1/2004   5/1/2014            189,446
    169              118               360              358         9/7/2005   11/1/2005 10/1/2015            183,984
    170              117               360              357         8/11/2005  10/1/2005  9/1/2015            183,151
    171              174               360              360         5/31/2005  7/1/2005   6/1/2020            149,789
    172              119               360              359        10/11/2005  12/1/2005 11/1/2015            179,469
------------------------------------------------------------------------------------------------------------------------------
    173              81                360              357         8/18/2005  10/1/2005  9/1/2012            175,090
    174              120               360              360         11/4/2005  1/1/2006  12/1/2015            169,397
    175              174               360              360         5/31/2005  7/1/2005   6/1/2020            140,745
    176              120               360              360         11/9/2005  1/1/2006  12/1/2015            165,090
    177              119               360              360        10/18/2005  12/1/2005 11/1/2015            129,269
------------------------------------------------------------------------------------------------------------------------------
   177-a
   177-b
    178              117               360              357         8/8/2005   10/1/2005  9/1/2015            169,336
    179              238               240              238         9/30/2005  11/5/2005 10/5/2025            200,248
    180              119               360              359         11/3/2005  12/5/2005 11/5/2015            146,612
------------------------------------------------------------------------------------------------------------------------------
    181              118               360              358         9/29/2005  11/1/2005 10/1/2015            149,565
    182              117               300              297         8/26/2005  10/1/2005  9/1/2015            162,119
    183              120               360              360        11/14/2005  1/5/2006  12/5/2015            147,212
    184              119               324              324         10/4/2005  12/1/2005 11/1/2015            122,726
    185              119               360              360         11/1/2005  12/5/2005 11/5/2015            114,336
------------------------------------------------------------------------------------------------------------------------------
    186              179               180              179        10/12/2005  12/1/2005 11/1/2020            211,700
    187              120               324              324        11/14/2005  1/1/2006  12/1/2015            119,096
    188              118               360              358         9/2/2005   11/1/2005 10/1/2015            143,403
    189              118               360              358         8/26/2005  11/1/2005 10/1/2015            134,778
    190              119               360              359        10/21/2005  12/1/2005 11/1/2015            135,668
------------------------------------------------------------------------------------------------------------------------------
    191              118               360              358         9/12/2005  11/1/2005 10/1/2015            139,448
    192              118               360              358         9/26/2005  11/1/2005 10/1/2015            137,325
    193              117               300              297         8/22/2005  10/1/2005  9/1/2015            147,811
    194              120               300              300        11/10/2005  1/1/2006  12/1/2015            145,941
    195              119               360              359         10/7/2005  12/1/2005 11/1/2015            132,716
------------------------------------------------------------------------------------------------------------------------------
    196              238               240              238         9/20/2005  11/1/2005 10/1/2025            160,966
    197              119               324              324        10/21/2005  12/1/2005 11/1/2015            110,103
    198              120               360              360         11/9/2005  1/1/2006  12/1/2015            111,183
    199              119               324              324        10/21/2005  12/1/2005 11/1/2015             94,413
    200              118               300              298         9/20/2005  11/1/2005 10/1/2015            116,761
------------------------------------------------------------------------------------------------------------------------------
    201              120               240              240        11/22/2005  1/1/2006  12/1/2015            126,168
    202              119               360              359        10/19/2005  12/1/2005 11/1/2015            106,534
    203              118               360              358         9/21/2005  11/1/2005 10/1/2015            103,675
    204              119               360              359        10/11/2005  12/5/2005 11/5/2015            100,923
    205              119               360              359        10/18/2005  12/1/2005 11/1/2015             91,784
------------------------------------------------------------------------------------------------------------------------------
   205-a
   205-b
    206              118               360              358         9/6/2005   11/1/2005 10/1/2015             87,404
    207              117               360              357         8/4/2005   10/1/2005  9/1/2015             90,740
    208              119               360              359         10/5/2005  12/1/2005 11/1/2015             87,250
------------------------------------------------------------------------------------------------------------------------------
    209              119               360              359        10/20/2005  12/1/2005 11/1/2015             82,395
    210              119               300              299        10/25/2005  12/1/2005 11/1/2015             91,205
    211              117               360              357         8/2/2005   10/1/2005  9/1/2015             80,095
    212              118               120              118         8/30/2005  11/1/2005 10/1/2015            124,544

                      MONTHLY         REMAINING                                                          ARD             CROSSED
                         DEBT       INTEREST ONLY                                                        LOAN             WITH
  ID               SERVICE($)(4)    PERIOD (MOS.)            LOCKBOX      LOCKBOX TYPE                  (Y/N)          OTHER LOANS
------------------------------------------------------------------------------------------------------------------------------------

  1              1,344,037.50            120                   Yes        Hard                            No
  2              1,143,761.72            19                    Yes        Hard                            No
  3                585,013.89            24                    Yes        Springing Hard                  No
 3-a
 3-b
------------------------------------------------------------------------------------------------------------------------------------
 3-c
 3-d
 3-e
 3-f
 3-g
------------------------------------------------------------------------------------------------------------------------------------
 3-h
 3-i
 3-j
  4                468,416.67            117                   Yes        Hard                           Yes
  5                483,287.04            24                    Yes        Hard                           Yes
------------------------------------------------------------------------------------------------------------------------------------
  6                343,832.76                                  Yes        Springing Hard                  No
  7                218,467.71            59                    Yes        Soft, Springing Hard            No
  8                215,250.00            58                    No         NAP                             No
  9                228,208.87                                  Yes        Hard                           Yes
  10               178,942.43            21                    Yes        Hard                            No
------------------------------------------------------------------------------------------------------------------------------------
  11               202,505.27                                  No         NAP                             No
  12               147,119.50            31                    Yes        Hard                            No
  13               149,245.32            59                    Yes        Hard                            No
  14               138,357.39            17                    Yes        Hard                            No
  15               126,153.13            31                    Yes        Hard                            No
------------------------------------------------------------------------------------------------------------------------------------
  16               136,156.83            35                    Yes        Springing Hard                  No
  17               124,508.94            58                    Yes        Hard                            No
  18               155,850.65                                  Yes        Springing Hard                  No
  19               177,019.83                                  No         NAP                             No
  20               115,118.63            59                    Yes        Springing Hard                 Yes
------------------------------------------------------------------------------------------------------------------------------------
  21               133,696.53                                  No         NAP                             No
  22               143,155.70                                  Yes        Hard                            No
  23               131,663.88                                  No         NAP                             No
  24               122,571.81                                  No         NAP                             No
  25               122,951.22             0                    No         NAP                             No
------------------------------------------------------------------------------------------------------------------------------------
  26               122,167.50                                  No         NAP                             No
  27               103,796.88            10                    Yes        Springing Hard                  No
  28               120,556.59                                  No         NAP                             No
  29               120,309.76                                  Yes        Hard                           Yes
  30               111,616.10                                  No         NAP                             No
------------------------------------------------------------------------------------------------------------------------------------
  31                84,562.56            22                    No         NAP                             No
  32                79,542.21            35                    Yes        Hard                            No
  33                78,892.80            59                    Yes        Hard                           Yes
  34                69,836.67            34                    No         NAP                             No
  35                69,315.78            14                    No         NAP                             No
------------------------------------------------------------------------------------------------------------------------------------
  36                87,122.21                                  No         NAP                             No
  37                70,845.49            120                   No         NAP                             No
  38                68,959.65            55                    Yes        Hard                           Yes
  39                67,815.23            59                    Yes        Hard                           Yes
  40                57,000.00            60                    No         NAP                             No
------------------------------------------------------------------------------------------------------------------------------------
  41                78,390.34                                  No         NAP                             No
  42                61,958.75             3                    Yes        Hard                            No
  43                82,323.82                                  No         NAP                            Yes
  44                63,307.22            54                    Yes        Hard                           Yes
  45                62,311.51            59                    Yes        Hard                           Yes
------------------------------------------------------------------------------------------------------------------------------------
  46                56,017.36            34                    No         NAP                             No
  47                57,650.99            22                    Yes        Springing Hard                  No
  48                57,238.73            17                    Yes        Hard                            No
  49                57,040.00            58                    No         NAP                             No
  50                68,813.83                                  No         NAP                             No
------------------------------------------------------------------------------------------------------------------------------------
  51                75,471.02                                  No         NAP                             No
  52                73,332.61                                  Yes        Springing Hard                 Yes
  53                54,746.20            58                    Yes        Springing Hard                 Yes
  54                55,393.82            55                    Yes        Hard                           Yes
  55                52,195.00            31                    No         NAP                             No
------------------------------------------------------------------------------------------------------------------------------------
 55-a
 55-b
 55-c
  56                53,440.39            60                    Yes        Springing Hard                 Yes
  57                26,726.92                                  Yes        Hard                            No            Crossed A
------------------------------------------------------------------------------------------------------------------------------------
  58                18,638.51                                  Yes        Hard                            No            Crossed A
  59                18,286.84                                  Yes        Hard                            No            Crossed A
  60                13,715.13                                  Yes        Hard                            No            Crossed A
  61                61,820.63                                  No         NAP                             No
  62                47,485.49            23                    No         NAP                             No
------------------------------------------------------------------------------------------------------------------------------------
  63                56,525.62                                  No         NAP                             No
  64                46,300.93            59                    No         NAP                             No
  65                47,020.15            59                    Yes        Hard                            No
  66                22,124.32            23                    No         NAP                             No            Crossed B
  67                17,341.89            23                    No         NAP                             No            Crossed B
------------------------------------------------------------------------------------------------------------------------------------
  68                 4,916.52            23                    No         NAP                             No            Crossed B
  69                58,364.63                                  Yes        Hard                            No
  70                43,288.32            119                   Yes        Hard                            No
  71                44,503.47            54                    Yes        Hard                           Yes
  72                54,736.48                                  No         NAP                             No
------------------------------------------------------------------------------------------------------------------------------------
  73                76,200.82                                  No         NAP                             No
  74                40,073.96            22                    No         NAP                             No
  75                40,320.67            55                    Yes        Hard                           Yes
  76                39,981.53            54                    Yes        Hard                           Yes
  77                39,673.47            24                    No         NAP                             No
------------------------------------------------------------------------------------------------------------------------------------
  78                46,471.13                                  No         NAP                             No
  79                35,945.74            59                    No         NAP                             No
  80                35,195.46            12                    No         NAP                             No
  81                50,280.18                                  No         NAP                             No
  82                45,875.88                                  No         NAP                             No
------------------------------------------------------------------------------------------------------------------------------------
  83                45,122.42                                  No         NAP                             No
  84                44,424.38                                  No         NAP                             No
 84-a
 84-b
  85                43,477.96                                  No         NAP                             No
------------------------------------------------------------------------------------------------------------------------------------
  86                43,965.29                                  No         NAP                             No
  87                33,369.62            57                    No         NAP                             No
  88                31,934.25            58                    No         NAP                             No
  89                42,062.83                                  No         NAP                             No
  90                39,491.52                                  No         NAP                             No
------------------------------------------------------------------------------------------------------------------------------------
  91                33,032.50            35                    No         NAP                             No
 91-a
 91-b
 91-c
 91-d
------------------------------------------------------------------------------------------------------------------------------------
 91-e
 91-f
  92                40,250.63                                  No         NAP                             No
  93                32,233.22            23                    No         NAP                             No
  94                28,784.31            20                    No         NAP                             No
------------------------------------------------------------------------------------------------------------------------------------
  95                54,914.29                                  No         NAP                             No
  96                40,695.75                                  No         NAP                             No
  97                36,298.35                                  No         NAP                             No
  98                38,343.15                                  No         NAP                             No
  99                35,408.43                                  No         NAP                             No
------------------------------------------------------------------------------------------------------------------------------------
 100                35,579.56                                  No         NAP                             No
 101                33,018.21                                  No         NAP                             No
 102                37,373.13                                  No         NAP                             No
 103                34,865.11                                  No         NAP                             No
 104                33,206.59                                  Yes        Springing Hard                  No
------------------------------------------------------------------------------------------------------------------------------------
 105                32,264.32                                  No         NAP                             No
 106                34,482.58                                  No         NAP                             No
 107                33,504.82                                  No         NAP                             No
 108                27,885.32            54                    Yes        Hard                           Yes
 109                32,288.29                                  No         NAP                             No
------------------------------------------------------------------------------------------------------------------------------------
 110                24,105.43            59                    No         NAP                             No
 111                31,509.14                                  No         NAP                             No
 112                31,124.95                                  No         NAP                             No
 113                30,057.43                                  No         NAP                             No
 114                32,210.78                                  No         NAP                             No
------------------------------------------------------------------------------------------------------------------------------------
 115                31,653.67                                  No         NAP                             No
 116                25,638.72            36                    No         NAP                             No
 117                28,352.22                                  No         NAP                             No
 118                22,052.08            120                   No         NAP                             No
 119                27,208.97                                  No         NAP                             No
------------------------------------------------------------------------------------------------------------------------------------
 120                35,361.56                                  No         NAP                             No
 121                27,703.17                                  No         NAP                             No
 122                29,200.26                                  No         NAP                             No
 123                23,061.92            55                    Yes        Hard                           Yes
 124                26,983.44                                  Yes        Springing Hard                 Yes
------------------------------------------------------------------------------------------------------------------------------------
 125                20,967.22            59                    No         NAP                             No
 126                26,084.00                                  Yes        Springing Hard                  No
 127                21,479.24            54                    Yes        Hard                           Yes
 128                20,157.55            34                    No         NAP                             No
 129                25,574.58                                  Yes        Hard                           Yes
------------------------------------------------------------------------------------------------------------------------------------
 130                27,072.43                                  No         NAP                             No
 131                23,749.05                                  No         NAP                             No
 132                23,468.66                                  No         NAP                             No
 133                23,200.01                                  No         NAP                             No
 134                18,802.89            36                    No         NAP                            Yes
------------------------------------------------------------------------------------------------------------------------------------
 135                21,884.57                                  No         NAP                             No
 136                22,137.72                                  Yes        Springing Hard                  No
 137                17,607.87            19                    No         NAP                             No
137-a
137-b
------------------------------------------------------------------------------------------------------------------------------------
 138                22,711.56                                  No         NAP                             No
 139                22,016.86                                  No         NAP                             No
 140                21,964.44                                  No         NAP                             No
 141                22,561.21                                  No         NAP                             No
 142                23,215.52                                  No         NAP                             No
------------------------------------------------------------------------------------------------------------------------------------
 143                21,695.34                                  Yes        Springing Hard                  No
 144                25,500.05                                  Yes        Springing Hard                  No
 145                32,400.70                                  No         NAP                             No
 146                20,294.25                                  No         NAP                             No
 147                15,938.33            35                    No         NAP                             No
------------------------------------------------------------------------------------------------------------------------------------
 148                15,880.03            23                    No         NAP                             No
 149                19,138.06                                  No         NAP                             No
 150                18,468.77                                  No         NAP                             No
 151                19,182.88                                  No         NAP                             No
 152                13,302.22            22                    No         NAP                             No
------------------------------------------------------------------------------------------------------------------------------------
 153                18,818.92                                  No         NAP                             No
 154                14,960.10            54                    Yes        Hard                           Yes
 155                14,292.03            23                    No         NAP                             No
 156                17,913.91                                  No         NAP                             No
 157                17,272.24                                  No         NAP                             No
------------------------------------------------------------------------------------------------------------------------------------
 158                16,559.97                                  No         NAP                             No
 159                17,033.67                                  No         NAP                             No
 160                16,977.25                                  No         NAP                             No
 161                18,083.07                                  No         NAP                             No
 162                19,525.29                                  No         NAP                             No
------------------------------------------------------------------------------------------------------------------------------------
 163                16,144.01                                  No         NAP                             No
 164                16,864.72                                  No         NAP                             No
 165                15,775.34                                  No         NAP                             No
 166                16,399.34                                  Yes        Hard                            No
 167                12,250.31            24                    No         NAP                             No
------------------------------------------------------------------------------------------------------------------------------------
 168                15,787.17                                  No         NAP                             No
 169                15,332.00                                  No         NAP                            Yes
 170                15,262.61                                  No         NAP                             No
 171                12,482.45            54                    Yes        Hard                           Yes
 172                14,955.72                                  No         NAP                             No
------------------------------------------------------------------------------------------------------------------------------------
 173                14,590.81                                  No         NAP                             No
 174                14,116.40                                  No         NAP                             No
 175                11,728.79            54                    Yes        Hard                           Yes
 176                13,757.50                                  No         NAP                             No
 177                10,772.40            23                    No         NAP                             No
------------------------------------------------------------------------------------------------------------------------------------
177-a
177-b
 178                14,111.32                                  No         NAP                             No
 179                16,687.34                                  No         NAP                             No
 180                12,217.70                                  No         NAP                             No
------------------------------------------------------------------------------------------------------------------------------------
 181                12,463.77                                  No         NAP                             No
 182                13,509.93                                  No         NAP                             No
 183                12,267.66                                  No         NAP                             No
 184                10,227.18            35                    No         NAP                             No
 185                 9,528.02            23                    No         NAP                             No
------------------------------------------------------------------------------------------------------------------------------------
 186                17,641.67                                  No         NAP                             No
 187                 9,924.70            36                    No         NAP                             No
 188                11,950.22                                  No         NAP                             No
 189                11,231.46                                  No         NAP                             No
 190                11,305.64                                  No         NAP                             No
------------------------------------------------------------------------------------------------------------------------------------
 191                11,620.69                                  No         NAP                             No
 192                11,443.77                                  No         NAP                             No
 193                12,317.61                                  No         NAP                             No
 194                12,161.74                                  No         NAP                             No
 195                11,059.65                                  No         NAP                             No
------------------------------------------------------------------------------------------------------------------------------------
 196                13,413.80                                  No         NAP                             No
 197                 9,175.27            35                    No         NAP                             No
 198                 9,265.26                                  Yes        Springing Hard                  No
 199                 7,867.78            35                    No         NAP                             No
 200                 9,730.08                                  No         NAP                             No
------------------------------------------------------------------------------------------------------------------------------------
 201                10,513.98                                  No         NAP                             No
 202                 8,877.86                                  No         NAP                             No
 203                 8,639.58                                  No         NAP                             No
 204                 8,410.26                                  Yes        Springing Hard                 Yes
 205                 7,648.64                                  No         NAP                             No
------------------------------------------------------------------------------------------------------------------------------------
205-a
205-b
 206                 7,283.68                                  No         NAP                             No
 207                 7,561.69                                  No         NAP                             No
 208                 7,270.86                                  No         NAP                            Yes
------------------------------------------------------------------------------------------------------------------------------------
 209                 6,866.26                                  No         NAP                             No
 210                 7,600.42                                  No         NAP                             No
 211                 6,674.60                                  No         NAP                             No
 212                10,378.68                                  No         NAP                             No

                                 DSCR
                            AFTER INITIAL        GRACE         PAYMENT           APPRAISED       APPRAISAL
     ID          DSCR (5)     IO PERIOD      PERIOD (DAYS)       DATE          VALUE ($)(6)    AS-OF DATE (6)
----------------------------------------------------------------------------------------------------------------

      1            1.25          NAP               5             1st           394,000,000       10/13/2005
      2            1.71          1.37              0             1st           359,000,000        8/4/2005
      3            1.45          1.21              0             5th           167,250,000        Various
     3-a                                                                        49,000,000       9/15/2005
     3-b                                                                        17,100,000        9/6/2005
----------------------------------------------------------------------------------------------------------------
     3-c                                                                        19,250,000        9/6/2005
     3-d                                                                        13,900,000        9/6/2005
     3-e                                                                        12,800,000       9/27/2005
     3-f                                                                        16,200,000        9/6/2005
     3-g                                                                        15,700,000        9/6/2005
----------------------------------------------------------------------------------------------------------------
     3-h                                                                        11,700,000        9/6/2005
     3-i                                                                         6,600,000        9/6/2005
     3-j                                                                         5,000,000        9/6/2005
      4            2.08          NAP               5             1st           325,000,000       7/28/2005
      5            1.47          1.22              0             5th           125,300,000       6/20/2005
----------------------------------------------------------------------------------------------------------------
      6            2.07          NAP               5             1st           130,000,000        9/1/2005
      7            2.24          1.78              0             5th           101,000,000        8/3/2005
      8            2.46          2.02              0             1st            95,000,000        9/1/2005
      9            1.19          NAP               5             1st            53,000,000       11/10/2004
     10            2.06          1.58              5             1st            62,200,000       8/11/2005
----------------------------------------------------------------------------------------------------------------
     11            1.26          NAP               0             1st            47,500,000       6/30/2005
     12            2.32          1.67              5             1st            57,100,000        5/9/2005
     13            1.67          NAP               0             1st            43,000,000       8/10/2005
     14            1.60          1.30              0             1st            40,800,000        3/3/2005
     15            2.85          2.05              5             1st            54,000,000       5/10/2005
----------------------------------------------------------------------------------------------------------------
     16            1.24          1.02              0             1st            36,802,750       9/22/2005
     17            1.52          1.22              5             1st            35,300,000        6/8/2005
     18            1.56          NAP               5             1st            42,400,000       3/31/2005
     19            1.20          NAP               5             1st            40,410,000       8/25/2005
     20            1.65          1.35              0             5th            36,000,000       8/29/2005
----------------------------------------------------------------------------------------------------------------
     21            1.28          NAP               5             1st            33,000,000        9/6/2005
     22            1.60          NAP               5             1st            31,800,000       3/14/2005
     23            1.26          NAP               0             1st            28,350,000        8/1/2005
     24            1.25          NAP               0             5th            27,500,000       8/18/2005
     25            1.38          1.38              0             1st            27,000,000       8/18/2005
----------------------------------------------------------------------------------------------------------------
     26            1.38          NAP               0             1st            26,500,000       5/27/2005
     27            1.56          1.31              5             1st            27,000,000        9/1/2005
     28            1.18          NAP               5             1st            30,750,000        7/6/2005
     29            1.20          NAP               0             5th            26,000,000       11/24/2005
     30            1.59          NAP               5             1st            25,940,000        9/1/2005
----------------------------------------------------------------------------------------------------------------
     31            1.45          1.18              5             1st            25,100,000        9/8/2005
     32            1.60          1.31              5             1st            23,000,000       7/14/2005
     33            1.47          NAP               0             5th            21,500,000       9/16/2005
     34            1.57          1.24              0             5th            20,500,000        9/8/2005
     35            1.64          1.32              5             1st            19,800,000        4/1/2006
----------------------------------------------------------------------------------------------------------------
     36            1.55          NAP               5             1st            23,500,000        9/6/2005
     37            2.58          NAP               0             5th            46,600,000       10/3/2005
     38            1.35          1.11              5             1st            18,300,000       4/26/2005
     39            1.50          NAP               0             5th            18,500,000        9/9/2005
     40            2.44          NAP               0             1st            26,500,000       10/25/2005
----------------------------------------------------------------------------------------------------------------
     41            1.45          NAP               0             5th            27,850,000       10/14/2005
     42            1.63          1.30              5             1st            19,500,000       10/3/2005
     43            1.31          NAP               0             5th            18,700,000       10/8/2005
     44            1.46          1.21              5             1st            16,800,000       4/28/2005
     45            1.51          NAP               0             5th            16,900,000       9/16/2005
----------------------------------------------------------------------------------------------------------------
     46            2.75          2.18              5             1st            27,000,000       7/28/2005
     47            1.80          1.45              0             5th            18,350,000       6/20/2005
     48            2.62          1.95              5             1st            22,400,000       3/23/2005
     49            1.70          1.27              0             5th            17,900,000       8/31/2005
     50            1.20          NAP               0             5th            15,750,000       8/26/2005
----------------------------------------------------------------------------------------------------------------
     51            1.54          NAP               5             1st            17,400,000        9/1/2005
     52            1.29          NAP               0             5th            15,200,000       8/12/2005
     53            1.57          1.28              5             1st            16,335,000        8/3/2005
     54            1.41          1.16              5             1st            14,700,000       4/27/2005
     55            1.60          1.29              5             1st            14,560,000        Various
----------------------------------------------------------------------------------------------------------------
    55-a                                                                         8,100,000       5/17/2005
    55-b                                                                         5,060,000       5/19/2005
    55-c                                                                         1,400,000       5/19/2005
     56            1.52          1.24              0             5th            14,700,000       8/30/2005
     57            1.69          NAP               0             5th             5,300,000        9/1/2005
----------------------------------------------------------------------------------------------------------------
     58            1.69          NAP               0             5th             4,700,000        9/1/2005
     59            1.69          NAP               0             5th             4,400,000        9/1/2005
     60            1.69          NAP               0             5th             3,900,000        1/1/2005
     61            1.52          NAP               0             1st            15,500,000       8/15/2005
     62            1.53          1.25              0             5th            13,200,000       8/29/2005
----------------------------------------------------------------------------------------------------------------
     63            1.24          NAP               0             1st            13,700,000       6/30/2005
     64            1.54          1.26              5             1st            13,570,000       9/14/2005
     65            1.72          1.45              5             1st            13,700,000        9/9/2005
     66            1.75          1.41              5             1st             8,120,000        9/8/2005
     67            1.75          1.41              5             1st             6,710,000        9/8/2005
----------------------------------------------------------------------------------------------------------------
     68            1.75          1.41              5             1st             2,090,000        9/8/2005
     69            1.20          NAP               5             1st            12,800,000       6/30/2005
     70            1.65          NAP               5             1st            13,975,000       6/15/2005
     71            1.34          1.11              5             1st            11,800,000       4/27/2005
     72            1.39          NAP               5             1st            13,300,000        7/1/2005
----------------------------------------------------------------------------------------------------------------
     73            1.64          NAP               0             5th            23,000,000       9/28/2005
     74            1.65          1.32              0             5th            16,150,000       8/12/2005
     75            1.34          1.10              5             1st            10,700,000       4/26/2005
     76            1.35          1.11              5             1st            10,600,000       4/28/2005
     77            1.50          1.23              5             1st            10,500,000       8/23/2005
----------------------------------------------------------------------------------------------------------------
     78            3.08          NAP               5             1st            25,150,000        9/7/2005
     79            1.63          1.31              5             1st            10,000,000       5/26/2005
     80            1.53          1.23              5             1st            10,000,000       9/13/2005
     81            1.39          NAP               0             5th            12,250,000       10/25/2005
     82            1.73          NAP               5             1st            14,360,000       8/24/2005
----------------------------------------------------------------------------------------------------------------
     83            1.49          NAP               5             1st            11,700,000       10/1/2005
     84            1.44          NAP               5             1st            11,230,000        Various
    84-a                                                                         7,930,000        8/9/2005
    84-b                                                                         3,300,000        8/1/2005
     85            1.29          NAP               0             5th             9,600,000        4/1/2005
----------------------------------------------------------------------------------------------------------------
     86            1.23          NAP               0             1st            11,200,000       8/29/2005
     87            1.73          1.39              5             1st             8,500,000        4/8/2005
     88            2.44          NAP               0             1st            13,200,000       10/1/2005
     89            1.73          NAP               5             1st            13,140,000       5/10/2005
     90            1.30          NAP               5             1st            12,200,000       10/15/2005
----------------------------------------------------------------------------------------------------------------
     91            1.53          1.25              0             5th             9,005,000       9/19/2005
    91-a                                                                         4,105,000       9/19/2005
    91-b                                                                         1,750,000       9/19/2005
    91-c                                                                         1,070,000       9/19/2005
    91-d                                                                           740,000       9/19/2005
----------------------------------------------------------------------------------------------------------------
    91-e                                                                           690,000       9/19/2005
    91-f                                                                           650,000       9/19/2005
     92            1.35          NAP               5             1st             9,000,000       6/29/2005
     93            1.61          1.27              0             1st             9,450,000        9/1/2005
     94            1.87          1.47              5             1st             8,450,000        6/1/2005
----------------------------------------------------------------------------------------------------------------
     95            1.20          NAP               5             1st            11,600,000        9/2/2005
     96            1.38          NAP               0             5th            11,000,000        9/1/2005
     97            1.30          NAP               5             1st             8,000,000        7/7/2005
     98            1.53          NAP               0             1st            10,400,000       3/15/2005
     99            1.35          NAP               0             1st             8,425,000       7/27/2005
----------------------------------------------------------------------------------------------------------------
     100           1.94          NAP               5             1st            13,300,000        9/8/2005
     101           2.23          NAP               5             1st            13,350,000        9/2/2005
     102           1.41          NAP               0             5th             8,800,000        9/1/2005
     103           1.21          NAP               0             5th             7,600,000        9/8/2005
     104           1.47          NAP               0             5th             8,325,000       9/26/2005
----------------------------------------------------------------------------------------------------------------
     105           1.70          NAP               5             1st            10,000,000       9/30/2005
     106           1.41          NAP              15             1st             7,475,000       4/20/2005
     107           1.46          NAP               5             1st             7,900,000        4/8/2005
     108           1.38          1.14              5             1st             7,400,000       4/26/2005
     109           1.29          NAP               0             5th             7,990,000       5/27/2005
----------------------------------------------------------------------------------------------------------------
     110           2.14          NAP               0             1st             9,800,000       9/15/2005
     111           1.89          NAP               5             1st            10,500,000       8/18/2005
     112           1.32          NAP               0             5th            10,800,000        8/1/2005
     113           1.50          NAP               0             5th             6,850,000       7/16/2005
     114           1.15          NAP               0             5th             6,800,000       7/25/2005
----------------------------------------------------------------------------------------------------------------
     115           1.44          NAP               0             5th            11,720,000       8/15/2005
     116           1.55          1.30              5             1st             7,000,000        8/6/2005
     117           1.22          NAP               0             5th             8,395,000        9/1/2005
     118           1.85          NAP               5             1st             6,800,000        8/1/2005
     119           1.39          NAP               5             1st             7,620,000       9/13/2005
----------------------------------------------------------------------------------------------------------------
     120           1.12          NAP               0             1st             6,400,000       7/15/2005
     121           3.30          NAP               5             1st            16,000,000        8/8/2005
     122           1.45          NAP               5             1st             7,220,000        8/5/2005
     123           1.36          1.12              5             1st             6,120,000       4/27/2005
     124           1.29          NAP               5             1st             6,000,000        7/5/2005
----------------------------------------------------------------------------------------------------------------
     125           1.44          1.16              5             1st             6,100,000        1/1/2006
     126           1.33          NAP               5             1st             5,800,000        7/5/2005
     127           1.34          1.10              5             1st             5,700,000       4/28/2005
     128           1.49          1.20              5             1st             6,150,000       8/12/2005
     129           1.19          NAP               5             1st             5,600,000        7/7/2005
----------------------------------------------------------------------------------------------------------------
     130           1.42          NAP               0             1st             6,150,000       10/4/2005
     131           1.43          NAP               0             5th             5,400,000        8/3/2005
     132           1.38          NAP               5             1st             5,400,000       8/10/2005
     133           1.43          NAP               5             1st             6,050,000        9/1/2005
     134           1.56          1.27              5             1st             5,525,000       7/30/2005
----------------------------------------------------------------------------------------------------------------
     135           1.97          NAP               5             1st             7,620,000        9/2/2005
     136           1.38          NAP               0             5th             5,200,000       9/28/2005
     137           1.53          1.22              5             1st             4,930,000       5/25/2005
    137-a                                                                        2,900,000       5/25/2005
    137-b                                                                        2,030,000       5/25/2005
----------------------------------------------------------------------------------------------------------------
     138           1.33          NAP               0             1st             5,210,000       9/10/2005
     139           1.23          NAP               0             5th             5,020,000       6/10/2005
     140           1.69          NAP              15             5th             5,650,000       6/27/2005
     141           1.70          NAP               5             1st             6,715,000        6/1/2005
     142           1.40          NAP               5             1st             5,120,000       8/15/2005
----------------------------------------------------------------------------------------------------------------
     143           1.28          NAP               0             5th             4,700,000       8/29/2005
     144           1.37          NAP               5             1st             6,500,000       4/13/2005
     145           1.33          NAP               5             1st             7,700,000        8/1/2005
     146           1.47          NAP               5             1st             5,600,000        8/3/2005
     147           1.60          1.28              5             1st             4,900,000       9/20/2005
----------------------------------------------------------------------------------------------------------------
     148           1.54          1.25              0             5th             6,000,000        9/2/2005
     149           1.25          NAP               5             1st             5,000,000        7/7/2005
     150           1.53          NAP               5             1st             5,000,000       8/23/2005
     151           1.33          NAP               5             1st             4,100,000        7/1/2005
     152           2.26          1.77              5             1st             5,795,000       7/27/2005
----------------------------------------------------------------------------------------------------------------
     153           2.75          NAP               0             1st            10,200,000       9/22/2005
     154           1.50          1.24              5             1st             3,950,000       4/28/2005
     155           1.53          1.24              0             5th             5,300,000        9/1/2005
     156           1.69          NAP               5             1st             6,050,000       8/16/2005
     157           1.59          NAP               5             1st             4,300,000       7/18/2005
----------------------------------------------------------------------------------------------------------------
     158           1.78          NAP               5             1st             4,900,000        7/6/2005
     159           1.64          NAP               0             5th             8,500,000       5/13/2005
     160           1.68          NAP               0             1st             7,100,000        9/9/2005
     161           1.82          NAP               5             1st             5,120,000        7/7/2005
     162           1.19          NAP               5             1st             4,000,000       7/18/2005
----------------------------------------------------------------------------------------------------------------
     163           1.52          NAP               5             1st             3,900,000       7/11/2005
     164           1.26          NAP               5             1st             4,490,000       8/31/2005
     165           1.22          NAP               5             1st             3,500,000       8/16/2005
     166           1.51          NAP               0             5th             4,000,000       4/19/2005
     167           1.59          1.29              0             5th             3,800,000       10/4/2005
----------------------------------------------------------------------------------------------------------------
     168           1.50          NAP               5             1st             4,300,000       9/20/2005
     169           1.37          NAP               5             1st             3,600,000        8/8/2005
     170           1.29          NAP               5             1st             3,450,000       7/20/2005
     171           1.34          1.11              5             1st             3,300,000       4/27/2005
     172           1.41          NAP               0             1st             3,650,000       9/18/2005
----------------------------------------------------------------------------------------------------------------
     173           1.38          NAP               5             1st             3,650,000       10/1/2005
     174           1.62          NAP               0             1st             3,200,000       9/29/2005
     175           1.44          1.18              5             1st             3,100,000       4/27/2005
     176           1.45          NAP               5             1st             3,290,000        8/1/2005
     177           1.96          1.57              5             1st             3,400,000       8/22/2005
----------------------------------------------------------------------------------------------------------------
    177-a                                                                        2,550,000       8/22/2005
    177-b                                                                          850,000       8/22/2005
     178           1.58          NAP               5             1st             4,350,000       7/13/2005
     179           1.46          NAP               0             5th             3,600,000       9/18/2005
     180           1.19          NAP               0             5th             2,650,000       9/20/2005
----------------------------------------------------------------------------------------------------------------
     181           1.44          NAP               5             1st             3,050,000       11/1/2005
     182           1.37          NAP               5             1st             3,275,000        7/1/2005
     183           1.43          NAP               0             5th             3,000,000       6/14/2005
     184           1.89          1.49              5             1st             3,100,000       7/25/2005
     185           1.60          1.30              0             5th             4,000,000        9/2/2005
----------------------------------------------------------------------------------------------------------------
     186           1.53          NAP               5             1st             5,800,000       8/22/2005
     187           1.79          1.43              5             1st             2,790,000       7/12/2005
     188           1.59          NAP               5             1st             3,850,000       7/27/2005
     189           1.42          NAP               5             1st             3,320,000        8/9/2005
     190           1.72          NAP               0             1st             3,300,000       9/17/2005
----------------------------------------------------------------------------------------------------------------
     191           1.28          NAP               0             1st             2,750,000       8/11/2005
     192           1.39          NAP               0             1st             2,600,000       8/25/2005
     193           1.81          NAP               5             1st             3,950,000        8/1/2005
     194           1.36          NAP               0             1st             3,200,000       11/11/2005
     195           1.66          NAP               0             1st             3,740,000        9/1/2005
----------------------------------------------------------------------------------------------------------------
     196           1.24          NAP               0             1st             2,900,000       8/31/2005
     197           1.71          1.38              5             1st             2,470,000       7/12/2005
     198           1.50          NAP               5             1st             2,220,000        8/1/2005
     199           1.79          1.44              5             1st             2,380,000       7/25/2005
     200           1.31          NAP               5             1st             2,100,000       10/1/2005
----------------------------------------------------------------------------------------------------------------
     201           1.52          NAP               0             1st             2,715,000       11/1/2005
     202           1.82          NAP               0             1st             2,940,000        9/9/2005
     203           1.86          NAP               5             1st             2,750,000       8/11/2005
     204           1.20          NAP               0             5th             1,900,000       5/11/2005
     205           1.60          NAP               5             1st             2,100,000       4/27/2005
----------------------------------------------------------------------------------------------------------------
    205-a                                                                        1,200,000       4/27/2005
    205-b                                                                          900,000       4/27/2005
     206           1.30          NAP               5             1st             2,150,000       7/14/2005
     207           1.37          NAP               5             1st             2,100,000       6/30/2005
     208           1.39          NAP               0             1st             2,120,000       9/13/2005
----------------------------------------------------------------------------------------------------------------
     209           2.40          NAP               5             1st             2,800,000       8/19/2005
     210           1.46          NAP               0             1st             1,650,000       8/29/2005
     211           1.39          NAP               5             1st             1,810,000       6/29/2005
     212           4.56          NAP               5             1st            10,070,000       7/29/2005

                CUT-OFF           LTV
                DATE LTV       RATIO AT
    ID         RATIO (6)  MATURITY OR ARD (6) ADDRESS
---------------------------------------------------------------------------------------------------------------

     1           70.0%           70.0%        11461 West 95th Street
     2           62.7%           53.3%        495 S. Grand Central Parkway
     3           71.7%           63.4%        Various
    3-a                                       3300 W. Sahara Avenue
    3-b                                       1022 Hingham Street
---------------------------------------------------------------------------------------------------------------
    3-c                                       2 Concord Farms
    3-d                                       3 Concord Farms
    3-e                                       300 Friberg Parkway
    3-f                                       4 Concord Farms
    3-g                                       6 Concord Farms
---------------------------------------------------------------------------------------------------------------
    3-h                                       5 Concord Farms
    3-i                                       355 Wood Road
    3-j                                       101 Philip Drive
     4           64.6%           64.6%        10 Huntington Avenue
     5           79.8%           70.4%        25 Main Street
---------------------------------------------------------------------------------------------------------------
     6           46.1%           34.4%        SEC Scottsdale Road & Frank Lloyd Wright Blvd.
     7           50.5%           46.7%        13800-13955 Metrotech Drive
     8           47.4%           44.0%        35055 Muirwood Drive
     9           74.6%           63.2%        6301 University Avenue
    10           60.0%           56.7%        1131 SW  Skamania Lodge Way
---------------------------------------------------------------------------------------------------------------
    11           77.9%           64.5%        2001 Marcus Avenue
    12           61.3%           56.1%        111 East Ocean Boulevard
    13           79.5%           79.5%        9550-9690 US Highway 19
    14           74.8%           65.4%        1660 West 2nd Street
    15           55.6%           50.9%        80 West Red Oak Lane
---------------------------------------------------------------------------------------------------------------
    16           79.6%           71.3%        1001 Ross Avenue
    17           79.3%           73.6%        2400 North Federal Highway
    18           64.7%           55.0%        3801 Kennett Pike
    19           62.9%           36.1%        13409 and 13527/35 Orden Drive
    20           69.4%           64.6%        400 South 600 East
---------------------------------------------------------------------------------------------------------------
    21           74.9%           61.9%        3202 E. Greenway Road
    22           71.6%           55.5%        9801 Airport Boulevard
    23           79.1%           59.6%        9851 - 9891 Waterstone Blvd
    24           79.6%           66.5%        100 Hawley Lane
    25           78.9%           67.1%        1744 North Westwood Avenue
---------------------------------------------------------------------------------------------------------------
    26           79.7%           63.9%        2723 South State Street
    27           77.8%           58.6%        49 East 52nd Street
    28           68.3%           57.3%        5601 112th Street East
    29           74.6%           58.8%        9755 Ridge Drive
    30           74.8%           62.8%        27489 Parkview Blvd.
---------------------------------------------------------------------------------------------------------------
    31           73.7%           64.4%        12375 SW 18th Street
    32           74.7%           59.1%        3254-3288 Pierce Street
    33           79.0%           79.0%        807 South Main Street
    34           80.0%           71.0%        3751 Appian Way
    35           78.0%           68.3%        6075-6211 Gender Road
---------------------------------------------------------------------------------------------------------------
    36           64.1%           53.9%        1503 N. Hayden Island Dr.
    37           32.2%           32.2%        100-900 Tennant Avenue
    38           80.0%           67.1%        6 Sussex Drive
    39           78.9%           78.9%        5020 Sam Houston Avenue
    40           54.3%           54.3%        850 and 890 Renz Lane and 7011, 7111, 7171, 7181 and 7201 Camino Arroyo
---------------------------------------------------------------------------------------------------------------
    41           50.9%           42.3%        Edgewood Drive
    42           71.8%           60.8%        400 45th Street
    43           74.8%           63.3%        5530 Windward Parkway
    44           80.0%           67.1%        A-1 Bentley Road
    45           79.4%           79.4%        500 South Park Ridge Road
---------------------------------------------------------------------------------------------------------------
    46           48.1%           42.8%        16300 Sand Canyon Avenue
    47           70.0%           65.0%        1101 Flagstone Lane
    48           56.7%           46.4%        1000 Valley River Way
    49           69.3%           62.0%        2101-2151 North Collins Street
    50           76.1%           63.9%        4555 State Highway 6
---------------------------------------------------------------------------------------------------------------
    51           68.9%           53.1%        2400 Old Lincoln Highway
    52           78.8%           60.2%        S.R. 91 and Eastwood Avenue
    53           72.8%           67.7%        1645, 1685, 1688, 1727, and 1730 Conestoga St.
    54           80.0%           67.1%        3701 Rolling Road
    55           80.4%           71.7%        Various
---------------------------------------------------------------------------------------------------------------
   55-a                                       3120 Chari Drive
   55-b                                       3101 N. River Road
   55-c                                       1696 143rd Avenue
    56           78.2%           72.8%        1720 Epps Bridge Road
    57           60.0%           39.3%        25 Greenwood Lane
---------------------------------------------------------------------------------------------------------------
    58           60.0%           39.3%        2150 East Wooster Street
    59           60.0%           39.3%        155 Holiday Drive
    60           60.0%           39.3%        60 Troy Town Drive
    61           70.2%           58.8%        1255 West Washington Street
    62           77.3%           67.8%        5111 Commerce Crossings Drive
---------------------------------------------------------------------------------------------------------------
    63           73.6%           61.5%        1 Black Hawk Circle
    64           73.7%           68.5%        300 Valley Green Park
    65           72.6%           68.2%        7700-7720 Hubble Drive
    66           58.7%           51.2%        440 N. Mountain Avenue
    67           58.7%           51.2%        400 N. Mountain Avenue
---------------------------------------------------------------------------------------------------------------
    68           58.7%           51.2%        450 N. Mountain Avenue
    69           76.9%           56.0%        4500 Broadway Boulevard
    70           70.1%           70.1%        5111 Greenville Avenue
    71           80.1%           67.2%        37 North Maple Avenue
    72           70.5%           59.6%        9330 Broadway
---------------------------------------------------------------------------------------------------------------
    73           40.0%           0.8%         2300 West Mercury Boulevard
    74           55.7%           48.6%        1500 Hickory Avenue
    75           80.0%           67.1%        915 Cedartree Lane
    76           80.1%           67.2%        29A Lakeview Terrace
    77           80.0%           70.4%        2250-2600 Dixie Highway
---------------------------------------------------------------------------------------------------------------
    78           32.9%           27.5%        3060 East Bridge St.
    79           80.0%           74.2%        9219 North 56th Street
    80           80.0%           68.1%        401-407 S. Pitney Road
    81           65.3%           50.3%        6925 Union Park Center
    82           55.7%           46.8%        1613 SW 49th Street
---------------------------------------------------------------------------------------------------------------
    83           68.3%           57.1%        19600 S. Alameda Street
    84           71.2%           59.3%        Various
   84-a                                       345-350 Towncentre Terrace
   84-b                                       2201 Balfour Road
    85           80.4%           67.4%        15900 West 127th Street
---------------------------------------------------------------------------------------------------------------
    86           68.2%           57.4%        2050 Martin Avenue
    87           70.1%           63.7%        10715 Colesville Road
    88           56.6%           56.6%        901 South West End Boulevard
    89           56.0%           47.2%        5032 SW Technology Loop
    90           59.0%           48.9%        4550 SW Murray Blvd.
---------------------------------------------------------------------------------------------------------------
    91           80.0%           71.5%        Various
   91-a                                       209 Eldridge Cleaver II Boulevard
   91-b                                       4406 - 4418 Pennsylvania
   91-c                                       4545 Main
   91-d                                       4033 Oak Street
---------------------------------------------------------------------------------------------------------------
   91-e                                       4400 Jarboe
   91-f                                       4505 Jarboe
    92           79.8%           66.7%        11018 St. Augustine Road
    93           74.1%           63.5%        3850 Royal Avenue
    94           80.5%           69.8%        606 Taywood Road
---------------------------------------------------------------------------------------------------------------
    95           58.4%           1.1%         5153, 5159, 5165 Commercial Circle
    96           59.1%           45.4%        459 Smith Street
    97           79.7%           66.9%        28381 Vincent Moraga Drive
    98           60.1%           45.9%        6000-6010 W. Cheyenne Avenue
    99           74.1%           62.0%        1010 and 1110 Hillsboro Road
---------------------------------------------------------------------------------------------------------------
    100          46.8%           39.3%        10401 North Cave Creek Rd
    101          46.4%           38.2%        6830 E N Ave
    102          70.3%           53.4%        3 Old Quarry Road
    103          80.3%           67.3%        736 Warrenton Road
    104          72.1%           59.9%        11331-11379 Tara Boulevard
---------------------------------------------------------------------------------------------------------------
    105          59.9%           49.5%        77 Quaker Meeting House Road
    106          79.9%           67.4%        3210 South Wilmington Street
    107          75.5%           63.3%        220 Remington Boulevard
    108          80.0%           67.1%        519 Summit Street
    109          73.7%           61.2%        7608 South LaCrosse Ave
---------------------------------------------------------------------------------------------------------------
    110          57.3%           57.3%        1314-1328 McDermott Drive
    111          52.6%           44.1%        2311 West 16th Avenue
    112          50.8%           42.6%        15431-15441 Devonshire Street
    113          79.8%           66.3%        2101 W. Wadley Ave.
    114          80.2%           67.9%        400 Sibley Street and 225 6th Street East
---------------------------------------------------------------------------------------------------------------
    115          44.4%           33.8%        12501 Flatlands Avenue
    116          72.9%           65.9%        2300 Nesconset Highway
    117          60.7%           50.5%        4707 12th Avenue NE
    118          73.5%           73.5%        525 Berlin-Cross Keys Road
    119          65.6%           54.3%        5741-5763 Stevenson Boulevard
---------------------------------------------------------------------------------------------------------------
    120          78.1%           2.3%         50750-50990 Romeo Plank Road
    121          31.2%           26.0%        129a Sterling Street
    122          68.4%           51.6%        3709 Old Court Road
    123          80.0%           67.1%        3630 Valley Terrace
    124          79.7%           66.8%        370 Munson Ave
---------------------------------------------------------------------------------------------------------------
    125          77.0%           71.5%        1125 Southhaven
    126          79.7%           66.8%        857 Memorial Drive
    127          80.0%           67.1%        106 Chestnut Street
    128          73.8%           65.8%        2710 Nueces Street
    129          79.4%           66.7%        22 Indianapolis Blvd.
---------------------------------------------------------------------------------------------------------------
    130          71.5%           54.7%        6125 Lake Worth Road
    131          79.9%           66.4%        6999 Oxford Street
    132          78.5%           65.4%        77928 & 77962 Palapas Road, 77851 & 77885 Las Montanas Road
    133          68.5%           57.2%        14505 NE 20th Avenue
    134          74.7%           66.8%        20924 Frederick Road
---------------------------------------------------------------------------------------------------------------
    135          53.7%           44.3%        28940 Lancaster St.
    136          76.9%           63.9%        722 UW Highway 74 Business
    137          81.1%           70.6%        Various
   137-a                                      Linden Avenue and West Street
   137-b                                      500 Alma Terrace
---------------------------------------------------------------------------------------------------------------
    138          76.7%           64.3%        8992 Preston Road
    139          79.5%           66.1%        24900 Kennedy Ridge Road
    140          70.5%           58.7%        701 East Trade Street
    141          59.2%           49.8%        8267-8285 West Lake Pleasant Parkway
    142          74.6%           67.0%        73-5562 Lawehana Street
---------------------------------------------------------------------------------------------------------------
    143          80.9%           67.8%        431 St. James Avenue
    144          58.1%           37.4%        205 N. Belle Mead Road
    145          48.1%           1.0%         39 West 7200 South and 7210 State Street
    146          65.9%           54.8%        1188 Padre Drive
    147          73.5%           65.5%        831 Latour Court
---------------------------------------------------------------------------------------------------------------
    148          58.3%           51.0%        7833 Ventura Canyon Avenue
    149          69.0%           57.5%        2034 Fillmore Street
    150          65.9%           55.0%        3100 Highway 31 East
    151          79.8%           67.5%        6100 Channingway BLVD
    152          55.2%           47.8%        7499 W. Bethany Home Road
---------------------------------------------------------------------------------------------------------------
    153          31.3%           23.6%        565 Sinclair Road
    154          80.4%           67.5%        105 E. Ridgewood Avenue
    155          59.4%           52.0%        3705 Artesia Boulevard
    156          51.1%           43.1%        1690-1696 Arden Way
    157          71.9%           60.0%        3521 E. Tudor Rd.
---------------------------------------------------------------------------------------------------------------
    158          62.0%           51.4%        1090 Leisure Town Road
    159          35.3%           29.5%        21114 - 21118 Pioneer Boulevard & 11840 Centralia Street
    160          42.2%           35.3%        125 Greenwich Avenue
    161          58.4%           49.8%        2975 Pinole Valley Road
    162          72.2%           46.4%        5000 S. Marion Road
---------------------------------------------------------------------------------------------------------------
    163          73.6%           61.5%        2565-2595 W. Florida Avenue
    164          62.9%           53.4%        5955 Granite Lake Drive and 8483 Douglas Plaza
    165          79.8%           66.8%        711 North First Street
    166          68.6%           58.3%        701 Main Street SE
    167          71.1%           62.2%        13020 Kornblum Avenue
---------------------------------------------------------------------------------------------------------------
    168          62.7%           53.7%        3510 E Bell Road
    169          74.8%           62.8%        7101 Cottage Hill Road
    170          78.0%           65.4%        815 Nicollet Mall
    171          80.3%           67.4%        21 Di Pilla Drive
    172          71.5%           60.0%        2851 North Cobb Parkway
---------------------------------------------------------------------------------------------------------------
    173          69.6%           62.7%        8619 Broadway
    174          78.1%           65.3%        175 Rivers Edge Drive
    175          80.3%           67.4%        413 N. Warwick Road
    176          74.5%           62.1%        2525 W. Florida Ave. (SWC Florida Avenue & Kirby Street)
    177          72.1%           62.8%        Various
---------------------------------------------------------------------------------------------------------------
   177-a                                      45 S. Main Street
   177-b                                      553 Farmington Avenue
    178          56.1%           47.3%        11700 Enterprise
    179          65.0%           1.9%         31200 Pinetree Road
    180          83.7%           69.5%        600 Redmond Road NW
---------------------------------------------------------------------------------------------------------------
    181          72.0%           60.3%        14001-14007 St Francis Boulevard NW
    182          66.9%           51.3%        4140-4160 W. Ft. George Wright Drive
    183          72.5%           60.6%        202 South Main Street
    184          69.4%           60.5%        25 and 87 Del Mar Drive
    185          52.5%           45.9%        415 South Occidental Avenue
---------------------------------------------------------------------------------------------------------------
    186          36.1%           0.8%         1399 Montego
    187          73.5%           64.3%        901 Egg Harbor Rd
    188          53.1%           44.9%        1802 Santo Domingo Avenue
    189          61.6%           51.2%        1962 Barranca Parkway
    190          60.5%           50.7%        411 Annex Avenue
---------------------------------------------------------------------------------------------------------------
    191          72.6%           61.3%        6543-57 Greene Street
    192          76.8%           64.5%        1086-1100 N .State Road 267
    193          50.4%           38.7%        110-120 Town Center Parkway
    194          60.9%           46.8%        4133 W Patrick Lane
    195          52.1%           43.6%        4510 Trail Boss Drive
---------------------------------------------------------------------------------------------------------------
    196          66.9%           1.8%         140 NW California Boulevard
    197          74.9%           65.7%        1320 South West End Boulevard
    198          74.3%           62.0%        2545 W. Florida Ave.
    199          67.2%           58.9%        135 Old Colony Ave
    200          76.0%           58.0%        5708 Upper 147th Street
---------------------------------------------------------------------------------------------------------------
    201          57.1%           36.7%        7050 Mineral Point Road
    202          51.0%           43.2%        7275 West Lake Sammamish Parkway
    203          54.4%           45.8%        1401 and 1405 West 178th Street
    204          77.0%           64.7%        13000 IH-35 North
    205          65.6%           54.6%        Various
---------------------------------------------------------------------------------------------------------------
   205-a                                      62-70 Wingate Street
   205-b                                      355-359 Main Street
    206          60.3%           50.4%        3030 Olcott Street
    207          61.7%           52.2%        1300 South 320th Street
    208          58.9%           49.7%        4890 Geneva Street
---------------------------------------------------------------------------------------------------------------
    209          42.8%           35.9%        321 12th Street
    210          69.6%           54.6%        3501 50th Street
    211          63.3%           53.5%        4820 Adohr Lane
    212           9.5%           0.2%         15820 South Harlan

                                                                            YEAR                  YEAR
    ID       CITY                              STATE   ZIP CODE             BUILT               RENOVATED
-------------------------------------------------------------------------------------------------------------

     1       Overland Park                      KS      66214               1974                  2001
     2       Las Vegas                          NV      89106               2005
     3       Various                          Various  Various             Various               Various
    3-a      Las Vegas                          NV      89102               1986
    3-b      Rockland                           MA      02370               1986                  1993
-------------------------------------------------------------------------------------------------------------
    3-c      Concord                            MA      01742               2001
    3-d      Concord                            MA      01742               1982                  1992
    3-e      Westborough                        MA      01581               1983                  1989
    3-f      Concord                            MA      01742               1985
    3-g      Concord                            MA      01742               1986
-------------------------------------------------------------------------------------------------------------
    3-h      Concord                            MA      01742               1980
    3-i      Braintree                          MA      02184               1987
    3-j      Norwell                            MA      02061               1986                  1994
     4       Boston                             MA      02116               1983                1999-2004
     5       Westlake                           OH      44145               2005
-------------------------------------------------------------------------------------------------------------
     6       Scottsdale                         AZ      85254             1999-2005
     7       Chantilly                          VA      20151               1991
     8       Farmington Hills                   MI      48335            1976 - 1986
     9       Cedar Falls                        IA      50613               1969                  2002
    10       Stevenson                          WA      98648             1991-1992             2001-2002
-------------------------------------------------------------------------------------------------------------
    11       Lake Success (New Hyde Park)       NY      11042               1978
    12       Long Beach                         CA      90802               1986                  2005
    13       Port Richey                        FL      34668               1985                  2005
    14       Cleveland                          OH      44114               1990
    15       White Plains                       NY      10604               1977                  2005
-------------------------------------------------------------------------------------------------------------
    16       Dallas                             TX      75202               2004
    17       Fort Lauderdale                    FL      33305               1960               1989 / 2000
    18       Christiana                         DE      19807            1962 / 1980
    19       Santa Fe Springs                   CA      90670             2003-2004
    20       Salt Lake City                     UT      84102               1995
-------------------------------------------------------------------------------------------------------------
    21       Phoenix                            AZ      85032             1988-1993
    22       Los Angeles                        CA      90045               1990                  2004
    23       Cincinnati                         OH      45249             1997-1998
    24       Trumbull                           CT      06611               1971                  2005
    25       Toledo                             OH      43606               2005
-------------------------------------------------------------------------------------------------------------
    26       Ann Arbor                          MI      48104               2004
    27       New York                           NY      10022               1903                  1996
    28       Puyallup                           WA      98375               1995
    29       Lenexa                             KS      66219               2004
    30       Warren                             MI      48092             1969-1973
-------------------------------------------------------------------------------------------------------------
    31       Miami                              FL      33175               1991
    32       Richmond                           CA      94804               1970                1997-1998
    33       Normal                             IL      61761               2005
    34       Lexington                          KY      40517               1985                  2004
    35       Canal Winchester                   OH      43110               1995
-------------------------------------------------------------------------------------------------------------
    36       Portland                           OR      97217             1967-1986             2001-2002
    37       Morgan Hill                        CA      95037               1981                  2004
    38       Newark                             DE      19713               1969
    39       Huntsville                         TX      77430               2005
    40       Gilroy                             CA      95020             2003-2004
-------------------------------------------------------------------------------------------------------------
    41       Provo                              UT      84064               1997
    42       Seattle                            WA      98105               1966                  2005
    43       Alpharetta                         GA      30004               2005
    44       Eastampton                         NJ      08060               1961
    45       Bloomington                        IN      47401               2000
-------------------------------------------------------------------------------------------------------------
    46       Irvine                             CA      92618               1990
    47       Indian Trail                       NC      28079               2003
    48       Eugene                             OR      97401               1973                  2004
    49       Arlington                          TX      76011               1987
    50       Sugar Land                         TX      77467               2004
-------------------------------------------------------------------------------------------------------------
    51       Trevose                            PA      19503               1974                  2004
    52       Tallmadge                          OH      44278               1996
    53       Boulder                            CO      80301               1981                  2001
    54       Randallstown                       MD      21244               1972
    55       Various                            MI      49323              Various
-------------------------------------------------------------------------------------------------------------
   55-a      Flint                              MI      48507               1966
   55-b      Sodus                              MI      49126               1972
   55-c      Dorr                               MI      49323               1970
    56       Athens                             GA      30606               2000
    57       Springboro                         OH      45066               2002
-------------------------------------------------------------------------------------------------------------
    58       Bowling Green                      OH      43402               2004
    59       Wilmington                         OH      45517               1997                  2000
    60       Troy                               OH      45373               1998                  2005
    61       Tempe                              AZ      85281               1998
    62       Louisville                         KY      40229               1999                  2001
-------------------------------------------------------------------------------------------------------------
    63       Downingtown Borough                PA      19335               1964
    64       Jordan                             MN      55352             1970-1971
    65       Greenbelt                          MD      20706               1994
    66       Upland                             CA      91786               1988
    67       Upland                             CA      91786               1987
-------------------------------------------------------------------------------------------------------------
    68       Upland                             CA      91786               1987
    69       Monroeville                        PA      15146               1990
    70       Dallas                             TX      75206               1997
    71       Marlton                            NJ      08053               1960
    72       Pearland                           TX      77584               2001
-------------------------------------------------------------------------------------------------------------
    73       Hampton                            VA      23666               1972                  2003
    74       Torrance                           CA      90503               1966                  2004
    75       Claymont                           DE      19703               1964
    76       Eatontown                          NJ      07724               1963
    77       Hamilton                           OH      45015               1965                  1992
-------------------------------------------------------------------------------------------------------------
    78       Brighton                           CO      80601               1971
    79       Temple Terrace                     FL      33617            1957 / 1999           1990 / 2002
    80       Galloway                           NJ      08205               2003
    81       Midvale                            UT      84047               1984
    82       Corvallis                          OR      97333            1996 / 1998
-------------------------------------------------------------------------------------------------------------
    83       Rancho Dominguez                   CA      90221               1960                  2005
    84       Brentwood                          CA      94513              Various
   84-a      Brentwood                          CA      94513        1989 / 1993 / 2000
   84-b      Brentwood                          CA      94513               2005
    85       Lemont                             IL      60439               2001
-------------------------------------------------------------------------------------------------------------
    86       Santa Clara                        CA      95050               1978                  2005
    87       Silver Spring                      MD      20901               2005
    88       Quakertown                         PA      18951               2004
    89       Corvallis                          OR      97333               1995
    90       Beaverton                          OR      97005               1969
-------------------------------------------------------------------------------------------------------------
    91       Kansas City                        MO     Various             Various               Various
   91-a      Kansas City                        MO      64112               1950                  1990
   91-b      Kansas City                        MO      64111               1966                  2001
   91-c      Kansas City                        MO      64111               1924                  1990
   91-d      Kansas City                        MO      64111               1960                  2003
-------------------------------------------------------------------------------------------------------------
   91-e      Kansas City                        MO      64111               1926                  2003
   91-f      Kansas City                        MO      64111               1967                  1995
    92       Jacksonville                       FL      32257               1987                  2000
    93       Simi Valley                        CA      93063               1984
    94       Englewood                          OH      45322               1973                  1991
-------------------------------------------------------------------------------------------------------------
    95       Concord                            CA      94520               2003
    96       Brooklyn                           NY      11231               1971
    97       Temecula                           CA      92501               1995
    98       Las Vegas                          NV      89108               1982
    99       Franklin                           TN      37064    1980 / 1996 / 2002 / 2004 / 2005 2003
-------------------------------------------------------------------------------------------------------------
    100      Phoenix                            AZ      85020               1963                  1993
    101      Kalamazoo                          MI      49048               1969                  1997
    102      Bernardsville                      NJ      07924               2001
    103      Fredericksburg                     VA      22406               1994                  2005
    104      Lovejoy                            GA      30250               2005
-------------------------------------------------------------------------------------------------------------
    105      Sandwich                           MA      02563               1991
    106      Raleigh                            NC      27603               1962
    107      Bollingbrook                       IL      60440               1987
    108      Lebanon                            PA      17042             1968-1972
    109      Burbank                            IL      60459               1984
-------------------------------------------------------------------------------------------------------------
    110      Allen                              TX      75013               1998
    111      Spokane                            WA      99204               1970
    112      Mission Hills                      CA      91345               1954                  1979
    113      Midland                            TX      79705               1974                  1994
    114      St. Paul                           MN      55101               1886                  1986
-------------------------------------------------------------------------------------------------------------
    115      Brooklyn                           NY      11208               1960                  2005
    116      Stony Brook                        NY      11790               1991
    117      Seattle                            WA      98105               2004
    118      Winslow Township                   NJ      08081               1990
    119      Newark                             CA      94560               1978                  1995
-------------------------------------------------------------------------------------------------------------
    120      Macomb                             MI      48044               2005
    121      Beacon                             NY      12508               1974
    122      Pikesville                         MD      21208               1972
    123      Randallstown                       MD      21244               1964
    124      Morrisville                        VT      05661               1994
-------------------------------------------------------------------------------------------------------------
    125      Mankato                            MN      56001               1971
    126      Saint Johnsbury                    VT      05819               1995
    127      Cherry Hill                        NJ      08002               1960
    128      Austin                             TX      78705               1986                  2003
    129      Schererville                       IN      46375               2003
-------------------------------------------------------------------------------------------------------------
    130      Greenacres                         FL      33167               1981                  1997
    131      St. Louis Park                     MN      55426               1969                  1989
    132      Palm Desert                        CA      92211               2004
    133      Vancouver                          WA      98686               1998
    134      Germantown                         MD      20876               1996
-------------------------------------------------------------------------------------------------------------
    135      Livonia                            MI      48154               1965
    136      Rockingham                         NC      28379               2005
    137      Various                            NJ      07666              Various
   137-a     Elmwood Park                       NJ      07407               1947
   137-b     Teaneck                            NJ      07666               1942
-------------------------------------------------------------------------------------------------------------
    138      Frisco                             TX      75034               1994
    139      North Olmsted                      OH      44070               2004
    140      Charlotte                          NC      28202               1968                  1990
    141      Peoria                             AZ      85382               2004
    142      Kailua-Kona                        HI      96740               1988
-------------------------------------------------------------------------------------------------------------
    143      Goose Creek                        SC      29445               1992
    144      East Setauket                      NY      11733               1995
    145      Salt Lake City                     UT      84047             1976-1978          1998-1999 / 2003
    146      Salinas                            CA      93901               1981                  2003
    147      Napa                               CA      94558               1987
-------------------------------------------------------------------------------------------------------------
    148      Van Nuys                           CA      91405               1986                  2004
    149      San Francisco                      CA      94115               1900               1900 / 1983
    150      Tyler                              TX      75702               1970                2002-2004
    151      Columbus                           OH      43232               1974                1999-2000
    152      Glendale                           AZ      85303               2005
-------------------------------------------------------------------------------------------------------------
    153      Milpitas                           CA      95035               1983
    154      Pleasantville                      NJ      08232               1989
    155      Torrance                           CA      90504               1961
    156      Sacramento                         CA      95815               1970s                 1998
    157      Anchorage                          AK      99507               1998
-------------------------------------------------------------------------------------------------------------
    158      Vacaville                          CA      95687               1986
    159      Lakewood                           CA      90715               1972                  2004
    160      Greenwich                          CT      06830               1917               1968 / 1982
    161      Pinole                             CA      94564               1988
    162      Sioux Falls                        SD      57106               2004
-------------------------------------------------------------------------------------------------------------
    163      Hemet                              CA      92545               2005
    164      Granite Bay                        CA      95746               2005
    165      Eldridge                           IA      52748               2001
    166      Los Lunas                          NM      87031               1972                  1999
    167      Hawthorne                          CA      90250               1963
-------------------------------------------------------------------------------------------------------------
    168      Phoenix                            AZ      85032            1986 / 1996
    169      Mobile                             AL      36695               2003
    170      Minneapolis                        MN      55402               1914                  1999
    171      Thorofare                          NJ      08086               1977
    172      Kennesaw                           GA      30152               2003
-------------------------------------------------------------------------------------------------------------
    173      Pearland                           TX      77584               2003
    174      Milford                            OH      45150               2002
    175      Somerdale                          NJ      08083               1962
    176      Hemet                              CA      92545               2005
    177      Various                            CT     Various             Various
-------------------------------------------------------------------------------------------------------------
   177-a     West Hartford                      CT      06107               1967                  2004
   177-b     Hartford                           CT      06105            1900 / 1930
    178      Auburn                             CA      95603               1987
    179      Pepper Pike                        OH      44124               1986                  2005
    180      Rome                               GA      30165               1975
-------------------------------------------------------------------------------------------------------------
    181      Ramsey                             MN      55303               1988
    182      Spokane                            WA      99224               1992
    183      Rushville                          IN      46173               1978                  2000
    184      Brookfield                         CT      06804            1984 / 1986
    185      Los Angeles                        CA      90057               1967
-------------------------------------------------------------------------------------------------------------
    186      Walnut Creek                       CA      94598               1974
    187      Lindenwold                         NJ      08021               1979
    188      Duarte                             CA      91010               1983
    189      Irvine                             CA      92606               1978
    190      Nashville                          TN      37209               1970
-------------------------------------------------------------------------------------------------------------
    191      Philadelphia                       PA      19119               1990
    192      Avon                               IN      46213               2003
    193      Santee                             CA      92071               2005
    194      Las Vegas                          NV      89118               2005
    195      Castle Rock                        CO      80104               2005
-------------------------------------------------------------------------------------------------------------
    196      Port Saint Lucie                   FL      34986               2005
    197      Quakertown                         PA      18951               1987                  2000
    198      Hemet                              CA      92545               2005
    199      Boston                             MA      02127            1925 / 1989              2002
    200      Apple Valley                       MN      55124               2005
-------------------------------------------------------------------------------------------------------------
    201      Madison                            WI      53717               1996
    202      Redmond                            WA      98052               1985               1999 / 2000
    203      Gardena                            CA      90248               1954                  2004
    204      Austin                             TX      78753                NAP
    205      Haverhill                          MA     Various             Various               Various
-------------------------------------------------------------------------------------------------------------
   205-a     Haverhill                          MA      01832               1900                  1989
   205-b     Haverhill                          MA      01830               1967                  2004
    206      Santa Clara                        CA      95054               1974                  2005
    207      Federal Way                        WA      98003               1973
    208      Denver                             CO      80238               2005
-------------------------------------------------------------------------------------------------------------
    209      Manhattan Beach                    CA      90266               1984
    210      Lubbock                            TX      79413               1983
    211      Camarillo                          CA      93012               1979
    212      Lathrop                            CA      95330               1972

                                    NET    UNITS        CUT-OFF DATE BALANCE PER NET    PREPAYMENT
                      RENTABLE AREA SF/      OF              RENTABLE AREA SF/UNITS/    PROVISIONS
    ID            UNITS/ROOMS/BEDS/PADS   MEASURE                 ROOMS/BEDS/PADS ($)   (# OF PAYMENTS) (7)
--------------------------------------------------------------------------------------------------------------------------

     1                        1,562,863     Sq Ft                             176.41    LO(24)/Defeasance(92)/Open(4)
     2                        1,091,878     Sq Ft                             206.07    LO(37)/Defeasance(82)/Open(1)
     3                          796,507     Sq Ft                             150.66    LO(24)/Defeasance(94)/Open(2)
    3-a                         213,144     Sq Ft                             182.97
    3-b                         125,366     Sq Ft                             109.12
--------------------------------------------------------------------------------------------------------------------------
    3-c                          58,800     Sq Ft                             188.78
    3-d                          68,077     Sq Ft                             163.05
    3-e                          88,000     Sq Ft                             111.93
    3-f                          62,062     Sq Ft                             158.31
    3-g                          60,250     Sq Ft                             162.66
--------------------------------------------------------------------------------------------------------------------------
    3-h                          44,600     Sq Ft                             154.60
    3-i                          43,708     Sq Ft                             111.54
    3-j                          32,500     Sq Ft                             119.23
     4                              803     Rooms                         261,519.30    LO(27)/Defeasance(89)/Open(4)
     5                          618,817     Sq Ft                             161.60    LO(25)/Defeasance(91)/Open(4)
--------------------------------------------------------------------------------------------------------------------------
     6                          433,707     Sq Ft                             138.10    LO(25)/Defeasance(91)/Open(4)
     7                          384,018     Sq Ft                             132.81    LO(26)/Defeasance(91)/Open(3)
     8                            1,272     Units                          35,377.36    LO(26)/Defeasance(90)/Open(4)
     9                          405,908     Sq Ft                              97.38    LO(36)/Defeasance(80)/Open(4)
    10                              254     Rooms                         146,850.39    LO(37)/Defeasance(22)/Open(1)
--------------------------------------------------------------------------------------------------------------------------
    11                          212,990     Sq Ft                             173.72    GRTR1% or YM(116)/Open(4)
    12                              373     Rooms                          93,833.78    LO(29)/Defeasance(52)/Open(3)
    13                          335,766     Sq Ft                             101.84    LO(25)/Defeasance(34)/Open(1)
    14                          320,870     Sq Ft                              95.05    LO(31)/Defeasance(85)/Open(4)
    15                              347     Rooms                          86,455.33    LO(29)/Defeasance(52)/Open(3)
--------------------------------------------------------------------------------------------------------------------------
    16                              204     Units                         143,627.45    LO(25)/Defeasance(94)/Open(1)
    17                          155,771     Sq Ft                             179.75    LO(26)/Defeasance(93)/Open(1)
    18                          133,289     Sq Ft                             205.66    LO(43)/Defeasance(75)/Open(2)
    19                          489,615     Sq Ft                              51.93    LO(35)/Defeasance(81)/Open(4)
    20                           71,441     Sq Ft                             349.94    LO(26)/Defeasance(90)/Open(4)
--------------------------------------------------------------------------------------------------------------------------
    21                          205,848     Sq Ft                             120.09    LO(35)/Defeasance(83)/Open(2)
    22                              221     Rooms                         103,011.70    LO(31)/Defeasance(88)/Open(1)
    23                          153,356     Sq Ft                             146.24    GRTR1% or YM(116)/Open(4)
    24                          214,961     Sq Ft                             101.90    LO(27)/Defeasance(88)/Open(5)
    25                              550     Beds                           38,727.27    LO(30)/Defeasance(86)/Open(4)
--------------------------------------------------------------------------------------------------------------------------
    26                          129,948     Sq Ft                             162.50    LO(27)/Defeasance(89)/Open(4)
    27                           56,338     Sq Ft                             372.75    LO(26)/Flex(147)/Open(7)
    28                              300     Units                          70,000.00    LO(35)/Defeasance(81)/Open(4)
    29                          142,679     Sq Ft                             135.97    LO(25)/Defeasance(91)/Open(4)
    30                              544     Units                          35,661.76    LO(24)/Defeasance(92)/Open(4)
--------------------------------------------------------------------------------------------------------------------------
    31                              189     Units                          97,883.60    LO(25)/Defeasance(93)/Open(2)
    32                          108,445     Sq Ft                             158.33    LO(25)/Defeasance(154)/Open(1)
    33                              475     Beds                           35,757.68    LO(23)/GRTR1% or YM(34)/Open(3)
    34                              330     Units                          49,696.97    LO(27)/Defeasance(89)/Open(4)
    35                          135,824     Sq Ft                             113.75    LO(35)/Defeasance(82)/Open(3)
--------------------------------------------------------------------------------------------------------------------------
    36                              609     Pads                           24,729.06    LO(24)/Defeasance(92)/Open(4)
    37                          196,329     Sq Ft                              76.40    LO(25)/Defeasance(91)/Open(4)
    38                              297     Units                          49,292.93    LO(29)/Defeasance(150)/Open(1)
    39                              532     Beds                           27,443.61    LO(23)/GRTR1% or YM(34)/Open(3)
    40                           87,389     Sq Ft                             164.78    LO(12)/GRTR1% or YM(46)/Open(2)
--------------------------------------------------------------------------------------------------------------------------
    41                          182,335     Sq Ft                              77.77    LO(25)/Defeasance(91)/Open(4)
    42                           73,683     Sq Ft                             190.00    LO(30)/Defeasance(89)/Open(1)
    43                           73,900     Sq Ft                             189.25    LO(25)/Defeasance(91)/Open(4)
    44                              240     Units                          56,000.00    LO(30)/Defeasance(149)/Open(1)
    45                              528     Beds                           25,407.39    LO(23)/GRTR1% or YM(34)/Open(3)
--------------------------------------------------------------------------------------------------------------------------
    46                          110,547     Sq Ft                             117.60    LO(34)/Defeasance(82)/Open(4)
    47                              252     Units                          50,992.06    LO(27)/Defeasance(53)/Open(4)
    48                              257     Rooms                          49,377.43    LO(31)/Defeasance(88)/Open(1)
    49                          113,673     Sq Ft                             109.08    GRTR1% or YM(116)/Open(4)
    50                           97,950     Sq Ft                             122.38    LO(26)/Defeasance(90)/Open(4)
--------------------------------------------------------------------------------------------------------------------------
    51                              272     Rooms                          44,051.47    LO(25)/Flex(94)/Open(1)
    52                          106,950     Sq Ft                             112.03    LO(26)/Defeasance(90)/Open(4)
    53                          129,425     Sq Ft                              91.95    LO(35)/Flex(82)/Open(3)
    54                              228     Units                          51,578.95    LO(29)/Defeasance(150)/Open(1)
    55                              452     Pads                           25,884.96    LO(35)/Defeasance(81)/Open(4)
--------------------------------------------------------------------------------------------------------------------------
   55-a                             247     Pads                           26,437.25
   55-b                             159     Pads                           25,471.70
   55-c                              46     Pads                           24,347.83
    56                           90,274     Sq Ft                             127.39    LO(25)/Defeasance(91)/Open(4)
    57                               75     Rooms                          38,109.52    LO(26)/Defeasance(90)/Open(4)
--------------------------------------------------------------------------------------------------------------------------
    58                               73     Rooms                          38,109.52    LO(26)/Defeasance(90)/Open(4)
    59                               75     Rooms                          38,109.52    LO(26)/Defeasance(90)/Open(4)
    60                               65     Rooms                          38,109.52    LO(26)/Defeasance(90)/Open(4)
    61                          118,000     Sq Ft                              92.18    LO(26)/GRTR1% or YM(90)/Open(4)
    62                          110,428     Sq Ft                              92.37    LO(26)/Defeasance(90)/Open(4)
--------------------------------------------------------------------------------------------------------------------------
    63                              202     Units                          49,943.92    LO(25)/Defeasance(91)/Open(4)
    64                              290     Pads                           34,482.76    LO(35)/Defeasance(81)/Open(4)
    65                          120,000     Sq Ft                              82.92    LO(25)/Defeasance(91)/Open(4)
    66                           44,176     Sq Ft                             103.91    LO(35)/Defeasance(81)/Open(4)
    67                           41,732     Sq Ft                             103.91    LO(35)/Defeasance(81)/Open(4)
--------------------------------------------------------------------------------------------------------------------------
    68                            9,653     Sq Ft                             103.91    LO(35)/Defeasance(81)/Open(4)
    69                          102,129     Sq Ft                              96.35    LO(24)/Defeasance(154)/Open(2)
    70                           50,771     Sq Ft                             193.02    LO(25)/Defeasance(93)/Open(2)
    71                              171     Units                          55,251.46    LO(30)/Defeasance(149)/Open(1)
    72                           67,067     Sq Ft                             139.74    LO(35)/Defeasance(81)/Open(4)
--------------------------------------------------------------------------------------------------------------------------
    73                          244,147     Sq Ft                              37.68    LO(25)/Defeasance(151)/Open(4)
    74                               84     Units                         107,142.86    LO(27)/Defeasance(89)/Open(4)
    75                              177     Units                          48,361.58    LO(29)/Defeasance(150)/Open(1)
    76                              108     Units                          78,592.59    LO(30)/Defeasance(149)/Open(1)
    77                          207,200     Sq Ft                              40.54    LO(35)/Defeasance(83)/Open(2)
--------------------------------------------------------------------------------------------------------------------------
    78                              452     Pads                           18,329.65    LO(24)/Defeasance(92)/Open(4)
    79                           72,773     Sq Ft                             109.93    LO(25)/Defeasance(94)/Open(1)
    80                           66,840     Sq Ft                             119.69    LO(24)/Defeasance(95)/Open(1)
    81                           82,282     Sq Ft                              97.23    LO(25)/Defeasance(91)/Open(4)
    82                              220     Units                          36,324.50    LO(35)/Flex(81)/Open(4)
--------------------------------------------------------------------------------------------------------------------------
    83                          150,350     Sq Ft                              53.15    LO(35)/Defeasance(81)/Open(4)
    84                          105,373     Sq Ft                              75.83    LO(35)/Defeasance(83)/Open(2)
   84-a                          93,152     Sq Ft                              60.58
   84-b                          12,221     Sq Ft                             192.07
    85                           38,882     Sq Ft                             198.54    LO(30)/Defeasance(86)/Open(4)
--------------------------------------------------------------------------------------------------------------------------
    86                           83,055     Sq Ft                              92.01    LO(25)/Defeasance(93)/Open(2)
    87                           31,314     Sq Ft                             239.51    LO(47)/Defeasance(71)/Open(2)
    88                           58,339     Sq Ft                             128.04    LO(14)/GRTR1% or YM(44)/Open(2)
    89                              208     Units                          35,397.31    LO(35)/Flex(81)/Open(4)
    90                              216     Units                          33,333.33    LO(35)/Flex(83)/Open(2)
--------------------------------------------------------------------------------------------------------------------------
    91                              187     Units                          38,502.67    LO(26)/Defeasance(87)/Open(7)
   91-a                              81     Units                          40,520.70
   91-b                              33     Units                          42,400.70
   91-c                              29     Units                          29,500.86
   91-d                              14     Units                          42,262.21
--------------------------------------------------------------------------------------------------------------------------
   91-e                              18     Units                          30,649.61
   91-f                              12     Units                          43,309.25
    92                           63,346     Sq Ft                             113.42    LO(35)/Defeasance(78)/Open(7)
    93                           96,850     Sq Ft                              72.28    LO(25)/Defeasance(93)/Open(2)
    94                          132,286     Sq Ft                              51.40    LO(35)/Defeasance(83)/Open(2)
--------------------------------------------------------------------------------------------------------------------------
    95                           92,214     Sq Ft                              73.47    LO(47)/GRTR1% or YM(129)/Open(4)
    96                          126,800     Sq Ft                              51.26    LO(25)/Defeasance(91)/Open(4)
    97                           99,100     Sq Ft                              64.38    LO(27)/Defeasance(89)/Open(4)
    98                           71,880     Sq Ft                              86.95    LO(24)/Defeasance(92)/Open(4)
    99                           24,421     Sq Ft                             255.65    LO(49)/GRTR1% or YM(69)/Open(2)
--------------------------------------------------------------------------------------------------------------------------
    100                             332     Pads                           18,750.00    LO(24)/Defeasance(92)/Open(4)
    101                             529     Pads                           11,705.96    LO(25)/Defeasance(91)/Open(4)
    102                          62,332     Sq Ft                              99.31    LO(47)/GRTR1% or YM(69)/Open(4)
    103                          62,500     Sq Ft                              97.60    LO(25)/Defeasance(91)/Open(4)
    104                          46,700     Sq Ft                             128.48    LO(26)/GRTR1% or YM(87)/Open(7)
--------------------------------------------------------------------------------------------------------------------------
    105                          54,896     Sq Ft                             109.17    LO(25)/Defeasance(92)/Open(3)
    106                          89,663     Sq Ft                              66.59    LO(35)/Defeasance(83)/Open(2)
    107                          79,675     Sq Ft                              74.83    LO(35)/Defeasance(83)/Open(2)
    108                             124     Units                          47,741.94    LO(30)/Defeasance(149)/Open(1)
    109                          39,204     Sq Ft                             150.17    LO(27)/Defeasance(89)/Open(4)
--------------------------------------------------------------------------------------------------------------------------
    110                          42,700     Sq Ft                             131.54    LO(13)/GRTR1% or YM(45)/Open(2)
    111                             284     Pads                           19,454.23    LO(24)/Defeasance(92)/Open(4)
    112                          80,838     Sq Ft                              67.90    LO(27)/Defeasance(89)/Open(4)
    113                          93,962     Sq Ft                              58.19    LO(27)/Defeasance(89)/Open(4)
    114                         128,783     Sq Ft                              42.35    LO(26)/Defeasance(90)/Open(4)
--------------------------------------------------------------------------------------------------------------------------
    115                          70,867     Sq Ft                              73.38    LO(25)/Defeasance(91)/Open(4)
    116                          23,867     Sq Ft                             213.68    LO(35)/Defeasance(81)/Open(4)
    117                              98     Units                          51,981.79    LO(47)/GRTR1% or YM(69)/Open(4)
    118                          40,695     Sq Ft                             122.87    LO(24)/Defeasance(95)/Open(1)
    119                          30,789     Sq Ft                             162.40    LO(35)/Flex(81)/Open(4)
--------------------------------------------------------------------------------------------------------------------------
    120                          34,615     Sq Ft                             144.45    LO(24)/Defeasance(212)/Open(4)
    121                             144     Units                          34,647.95    LO(26)/Defeasance(92)/Open(2)
    122                          28,575     Sq Ft                             172.94    LO(25)/Defeasance(93)/Open(2)
    123                             100    Units                           48,960.00    LO(29)/GRTR1% or YM(150)/Open(1)
    124                          53,626    Sq Ft                               89.22    LO(35)/Defeasance(83)/Open(2)
--------------------------------------------------------------------------------------------------------------------------
    125                             219     Pads                           21,461.19    LO(35)/Defeasance(81)/Open(4)
    126                          44,800     Sq Ft                             103.24    LO(35)/Defeasance(83)/Open(2)
    127                              89     Units                          51,235.96    LO(30)/GRTR1% or YM(149)/Open(1)
    128                              40     Units                         113,500.00    LO(26)/Defeasance(93)/Open(1)
    129                          15,120     Sq Ft                             294.00    LO(35)/Defeasance(81)/Open(4)
--------------------------------------------------------------------------------------------------------------------------
    130                          52,685     Sq Ft                              83.52    LO(24)/Defeasance(92)/Open(4)
    131                         110,333     Sq Ft                              39.11    LO(27)/Defeasance(89)/Open(4)
    132                          39,650     Sq Ft                             106.96    LO(35)/Flex(81)/Open(4)
    133                              90     Units                          46,014.15    LO(35)/Defeasance(81)/Open(4)
    134                          26,137     Sq Ft                             157.82    LO(24)/Defeasance(95)/Open(1)
--------------------------------------------------------------------------------------------------------------------------
    135                             152     Units                          26,940.97    LO(25)/Defeasance(91)/Open(4)
    136                          41,000     Sq Ft                              97.56    LO(26)/GRTR1% or YM(87)/Open(7)
    137                              57     Units                          70,175.44    LO(35)/Defeasance(83)/Open(2)
   137-a                             32     Units                          73,437.50
   137-b                             25     Units                          66,000.00
--------------------------------------------------------------------------------------------------------------------------
    138                          24,348     Sq Ft                             164.10    LO(25)/Defeasance(94)/Open(1)
    139                              40     Units                          99,782.32    LO(27)/Defeasance(89)/Open(4)
    140                          23,987     Sq Ft                             166.03    LO(29)/Defeasance(87)/Open(4)
    141                          31,351     Sq Ft                             126.79    LO(35)/Defeasance(81)/Open(4)
    142                          33,824     Sq Ft                             112.91    LO(35)/Flex(21)/Open(4)
--------------------------------------------------------------------------------------------------------------------------
    143                          67,683     Sq Ft                              56.14    LO(25)/Defeasance(91)/Open(4)
    144                          33,190     Sq Ft                             113.69    LO(27)/Defeasance(91)/Open(2)
    145                         105,186     Sq Ft                              35.23    LO(35)/YM1(6)/Flex(135)/Open(4)
    146                          27,903     Sq Ft                             132.31    LO(35)/Flex(81)/Open(4)
    147                          37,620     Sq Ft                              95.69    LO(25)/Flex(91)/Open(4)
--------------------------------------------------------------------------------------------------------------------------
    148                              62     Units                          56,451.61    LO(26)/Defeasance(90)/Open(4)
    149                          11,100     Sq Ft                             310.86    LO(35)/Defeasance(83)/Open(2)
    150                             152     Units                          21,686.18    LO(35)/Defeasance(81)/Open(4)
    151                          93,915     Sq Ft                              34.82    LO(35)/Defeasance(81)/Open(4)
    152                          13,824     Sq Ft                             231.48    LO(35)/Defeasance(81)/Open(4)
--------------------------------------------------------------------------------------------------------------------------
    153                         120,965     Sq Ft                              26.41    LO(25)/GRTR1% or YM(93)/Open(2)
    154                              46     Units                          69,043.48    LO(30)/GRTR1% or YM(149)/Open(1)
    155                              44     Units                          71,590.91    LO(26)/Defeasance(90)/Open(4)
    156                          39,900     Sq Ft                              77.54    LO(35)/Flex(81)/Open(4)
    157                          37,921     Sq Ft                              81.48    LO(35)/Flex(81)/Open(4)
--------------------------------------------------------------------------------------------------------------------------
    158                          66,000     Sq Ft                              46.05    LO(35)/Defeasance(83)/Open(2)
    159                              64     Units                          46,823.69    LO(26)/Defeasance(90)/Open(4)
    160                          17,015     Sq Ft                             176.12    LO(25)/Defeasance(91)/Open(4)
    161                          62,246     Sq Ft                              48.06    LO(35)/Flex(83)/Open(2)
    162                          30,540     Sq Ft                              94.52    LO(35)/Defeasance(81)/Open(4)
--------------------------------------------------------------------------------------------------------------------------
    163                          15,232     Sq Ft                             188.54    LO(35)/Flex(81)/Open(4)
    164                          15,905     Sq Ft                             177.44    LO(35)/Flex(83)/Open(2)
    165                              84     Units                          33,264.28    LO(35)/Defeasance(81)/Open(4)
    166                          57,836     Sq Ft                              47.46    LO(27)/Defeasance(89)/Open(4)
    167                              57     Units                          47,368.42    LO(25)/Defeasance(91)/Open(4)
--------------------------------------------------------------------------------------------------------------------------
    168                          24,307     Sq Ft                             110.89    LO(35)/YM1(8)/Flex(73)/Open(4)
    169                          13,813     Sq Ft                             195.07    LO(35)/GRTR1% or YM(83)/Open(2)
    170                          14,206     Sq Ft                             189.46    LO(35)/Defeasance(81)/Open(4)
    171                              40     Units                          66,250.00    LO(30)/GRTR1% or YM(149)/Open(1)
    172                          15,100     Sq Ft                             172.72    LO(25)/Defeasance(94)/Open(1)
--------------------------------------------------------------------------------------------------------------------------
    173                          19,589     Sq Ft                             129.77    LO(35)/Flex(45)/Open(4)
    174                          23,000     Sq Ft                             108.70    LO(24)/Defeasance(92)/Open(4)
    175                              70     Units                          35,571.43    LO(30)/GRTR1% or YM(149)/Open(1)
    176                          20,000     Sq Ft                             122.50    LO(35)/Flex(81)/Open(4)
    177                          31,398     Sq Ft                              78.03    LO(25)/Defeasance(94)/Open(1)
--------------------------------------------------------------------------------------------------------------------------
   177-a                         23,739     Sq Ft                              80.04
   177-b                          7,659     Sq Ft                              71.81
    178                          35,953     Sq Ft                              67.94    LO(35)/Defeasance(83)/Open(2)
    179                          16,402     Sq Ft                             142.67    LO(27)/Defeasance(206)/Open(7)
    180                             104     Units                          21,321.53    LO(26)/Defeasance(90)/Open(4)
--------------------------------------------------------------------------------------------------------------------------
    181                          24,780     Sq Ft                              88.60    LO(35)/Defeasance(81)/Open(4)
    182                              72     Units                          30,416.81    LO(35)/Flex(83)/Open(2)
    183                          77,156     Sq Ft                              28.19    LO(25)/Defeasance(91)/Open(4)
    184                          64,700     Sq Ft                              33.23    LO(25)/Flex(90)/Open(5)
    185                              54     Units                          38,888.89    LO(26)/Defeasance(90)/Open(4)
--------------------------------------------------------------------------------------------------------------------------
    186                          37,682     Sq Ft                              55.54    LO(35)/Defeasance(144)/Open(1)
    187                          52,643     Sq Ft                              38.94    LO(24)/Flex(91)/Open(5)
    188                          45,528     Sq Ft                              44.94    LO(35)/Defeasance(81)/Open(4)
    189                          25,494     Sq Ft                              80.24    LO(35)/Flex(81)/Open(4)
    190                              80     Units                          24,972.43    LO(25)/Defeasance(91)/Open(4)
--------------------------------------------------------------------------------------------------------------------------
    191                          20,460     Sq Ft                              97.56    LO(26)/GRTR1% or YM(92)/Open(2)
    192                          14,400     Sq Ft                             138.61    LO(26)/GRTR1% or YM(92)/Open(2)
    193                          12,470     Sq Ft                             159.66    LO(35)/Flex(78)/Open(7)
    194                          26,206     Sq Ft                              74.41    LO(24)/Defeasance(94)/Open(2)
    195                          10,800     Sq Ft                             180.36    GRTR1% or YM(118)/Open(2)
--------------------------------------------------------------------------------------------------------------------------
    196                           8,231     Sq Ft                             235.86    LO(26)/GRTR1% or YM(212)/Open(2)
    197                          67,712     Sq Ft                              27.32    LO(25)/Flex(90)/Open(5)
    198                          13,500     Sq Ft                             122.22    LO(35)/Flex(81)/Open(4)
    199                          26,368     Sq Ft                              60.68    LO(25)/Flex(90)/Open(5)
    200                          30,000     Sq Ft                              53.17    LO(35)/Defeasance(81)/Open(4)
--------------------------------------------------------------------------------------------------------------------------
    201                           9,894     Sq Ft                             156.66    LO(24)/Defeasance(92)/Open(4)
    202                          14,350     Sq Ft                             104.42    GRTR1% or YM(118)/Open(2)
    203                          51,533     Sq Ft                              29.05    LO(35)/Defeasance(81)/Open(4)
    204                          55,757     Sq Ft                              26.25    LO(47)/GRTR1% or YM(69)/Open(4)
    205                              17     Units                          81,083.93    LO(25)/Defeasance(94)/Open(1)
--------------------------------------------------------------------------------------------------------------------------
   205-a                             11     Units                          71,645.50
   205-b                              6     Units                          98,387.71
    206                          14,644     Sq Ft                              88.59    LO(35)/Flex(83)/Open(2)
    207                           7,063     Sq Ft                             183.50    LO(35)/Defeasance(81)/Open(4)
    208                          17,570     Sq Ft                              71.07    LO(25)/Defeasance(94)/Open(1)
--------------------------------------------------------------------------------------------------------------------------
    209                           8,144     Sq Ft                             147.19    LO(35)/Flex(81)/Open(4)
    210                          38,181     Sq Ft                              30.08    LO(25)/Defeasance(93)/Open(2)
    211                          22,276     Sq Ft                              51.47    LO(35)/Flex(81)/Open(4)
    212                             167     Pads                            5,735.01    LO(35)/Flex(81)/Open(4)

                       THIRD
                 MOST RECENT
    ID                NOI ($)
------------------------------

     1            19,342,991
     2
     3            11,050,370
    3-a
    3-b
------------------------------
    3-c
    3-d
    3-e
    3-f
    3-g
------------------------------
    3-h
    3-i
    3-j
     4            20,647,000
     5
------------------------------
     6
     7             4,178,640
     8             6,761,577
     9             4,451,585
    10             4,439,563
------------------------------
    11             3,082,058
    12             3,759,674
    13
    14             4,844,911
    15             4,332,131
------------------------------
    16
    17             2,081,457
    18             2,189,385
    19
    20             2,523,412
------------------------------
    21
    22             1,754,588
    23             2,175,044
    24             1,244,372
    25
------------------------------
    26
    27             1,726,727
    28             1,299,354
    29
    30             2,537,718
------------------------------
    31             1,482,913
    32             1,778,468
    33
    34             1,125,362
    35             1,240,847
------------------------------
    36             1,599,425
    37             1,185,819
    38             1,148,480
    39
    40
------------------------------
    41               809,474
    42
    43
    44             1,214,842
    45             1,503,288
------------------------------
    46             1,650,560
    47
    48             1,529,205
    49             1,214,448
    50               865,107
------------------------------
    51             1,141,900
    52             1,136,059
    53
    54               781,826
    55             1,433,854
------------------------------
   55-a              861,608
   55-b              448,936
   55-c              123,311
    56             1,039,849
    57               552,158
------------------------------
    58
    59               413,841
    60               301,956
    61             1,260,936
    62               554,534
------------------------------
    63               944,910
    64               806,967
    65             1,778,594
    66               443,215
    67               399,403
------------------------------
    68                49,161
    69
    70               738,043
    71               758,725
    72               976,806
------------------------------
    73             1,681,393
    74               856,359
    75               705,200
    76               680,313
    77               805,318
------------------------------
    78             1,683,266
    79               675,903
    80
    81               990,873
    82               969,532
------------------------------
    83
    84
   84-a
   84-b
    85               198,494
------------------------------
    86               809,198
    87
    88
    89               908,465
    90               460,940
------------------------------
    91
   91-a
   91-b
   91-c
   91-d
------------------------------
   91-e
   91-f
    92               578,776
    93
    94
------------------------------
    95               147,690
    96
    97
    98               736,973
    99
------------------------------
    100              788,383
    101              852,768
    102              378,703
    103              657,905
    104
------------------------------
    105              842,931
    106              583,135
    107
    108              465,253
    109
------------------------------
    110              495,085
    111              755,454
    112              578,844
    113              547,703
    114              678,480
------------------------------
    115
    116              386,131
    117
    118              489,070
    119              346,640
------------------------------
    120
    121
    122              417,555
    123              320,337
    124              466,002
------------------------------
    125              357,426
    126              456,968
    127              393,295
    128              398,965
    129              375,000
------------------------------
    130              341,350
    131              406,841
    132
    133              438,096
    134              364,920
------------------------------
    135              570,602
    136
    137
   137-a
   137-b
------------------------------
    138              247,369
    139
    140              490,500
    141
    142              335,430
------------------------------
    143              570,204
    144
    145              728,333
    146              238,769
    147              322,550
------------------------------
    148              303,225
    149              290,600
    150              279,734
    151
    152
------------------------------
    153              900,240
    154              217,717
    155              289,043
    156              352,114
    157              356,000
------------------------------
    158              397,915
    159              234,259
    160              126,324
    161              411,216
    162
------------------------------
    163
    164
    165              283,231
    166               18,182
    167              256,596
------------------------------
    168              197,928
    169
    170              276,078
    171              215,053
    172
------------------------------
    173
    174              114,345
    175              174,925
    176
    177
------------------------------
   177-a
   177-b
    178              310,528
    179              184,245
    180              238,868
------------------------------
    181              231,275
    182              194,309
    183              255,663
    184              282,575
    185              219,387
------------------------------
    186              443,984
    187              164,551
    188
    189              226,997
    190              307,261
------------------------------
    191              106,495
    192
    193
    194
    195
------------------------------
    196
    197              138,398
    198
    199              188,335
    200
------------------------------
    201
    202              235,334
    203              147,166
    204
    205              173,683
------------------------------
   205-a
   205-b
    206
    207
    208
------------------------------
    209              193,321
    210
    211
    212              586,226

              THIRD MOST           SECOND SECOND MOST                 MOST RECENT
              RECENT NOI      MOST RECENT  RECENT NOI     MOST RECENT     NOI        UNDERWRITTEN    UNDERWRITTEN
    ID           DATE              NOI ($)    DATE             NOI ($)   DATE              NOI ($)         EGI ($)
------------------------------------------------------------------------------------------------------------------

     1        12/31/2003       19,804,181  12/31/2004      18,930,003  9/30/2005       20,703,593      29,096,634
     2                                                                                 24,200,125      31,332,041
     3        12/31/2003       13,945,270  12/31/2004      13,905,413  8/31/2005       10,917,632      16,574,715
    3-a
    3-b
------------------------------------------------------------------------------------------------------------------
    3-c
    3-d
    3-e
    3-f
    3-g
------------------------------------------------------------------------------------------------------------------
    3-h
    3-i
    3-j
     4        12/31/2003       24,078,000  12/31/2004      24,170,000  7/31/2005       26,683,744      83,270,000
     5                                                                                  9,037,337      18,986,932
------------------------------------------------------------------------------------------------------------------
     6                                                                                  8,908,906      12,287,129
     7        12/31/2002        4,986,792  12/31/2003       5,138,179 12/31/2004        6,224,716       7,895,493
     8        12/31/2003        6,286,782  12/31/2004       6,105,903  7/31/2005        6,664,519      11,922,356
     9        12/31/2003        3,587,834  9/30/2004        4,781,940  6/30/2005        3,544,794       6,088,719
    10        12/31/2003        4,873,685  12/31/2004       5,421,510  9/30/2005        5,233,446      20,199,891
------------------------------------------------------------------------------------------------------------------
    11        12/31/2002        2,769,380  12/31/2003       3,171,429 12/31/2004        3,518,899       7,214,889
    12        12/31/2003        4,541,737  12/31/2004       3,785,640  9/9/2005         4,811,056      17,877,277
    13                                                                                  3,045,218       4,215,174
    14        12/31/2002        4,152,649  12/31/2003       4,019,400 12/31/2004        3,084,704       6,025,159
    15        12/31/2003        4,400,694  12/31/2004       3,312,252  8/12/2005        5,267,084      23,975,057
------------------------------------------------------------------------------------------------------------------
    16                                                      1,191,760  8/31/2005        2,094,409       3,493,621
    17        12/31/2003        2,283,101  12/31/2004       2,588,951  5/31/2005        2,361,626       3,864,256
    18        12/31/2003        2,478,694  12/31/2004       2,593,967  8/31/2005        3,096,038       3,991,199
    19                                                      2,358,888  6/30/2005        2,695,472       3,285,473
    20        12/31/2003        2,630,035  12/31/2004       2,694,953  7/31/2004        2,356,205       2,742,860
------------------------------------------------------------------------------------------------------------------
    21                          1,992,471  12/31/2004       2,072,850  6/30/2005        2,188,457       3,092,008
    22        12/31/2003        2,564,161  12/31/2004       2,792,766  8/31/2005        3,144,283       9,728,626
    23        12/31/2003        2,255,545  12/31/2004       1,992,340  6/30/2005        2,094,144       2,954,640
    24        12/31/2003        1,085,886  12/31/2004       1,358,118  7/31/2005        1,948,090       3,125,433
    25                                                                                  2,095,918       3,343,080
------------------------------------------------------------------------------------------------------------------
    26                                                                                  2,177,041       3,545,130
    27        12/31/2003        1,798,668  12/31/2004       1,740,414  6/30/2005        2,038,829       3,054,928
    28        12/31/2003        1,368,483  12/31/2004       1,864,642  8/31/2005        1,797,322       2,996,292
    29                                                                                  1,860,441       3,151,824
    30        12/31/2003        2,267,731  12/31/2004       2,279,013  9/30/2005        2,268,482       4,032,241
------------------------------------------------------------------------------------------------------------------
    31        12/31/2003        1,545,091  12/31/2004       1,509,066  6/30/2005        1,519,509       2,297,044
    32        12/31/2003        1,939,390  12/31/2004       1,823,847  6/30/2005        1,633,741       3,561,870
    33                                                                                  1,423,675       2,550,183
    34        12/31/2003        1,287,884  12/31/2004       1,354,246  7/31/2005        1,399,994       2,214,158
    35        12/31/2003        1,239,538  12/31/2004       1,211,050  6/30/2005        1,425,532       2,044,032
------------------------------------------------------------------------------------------------------------------
    36        12/31/2003        1,604,710  12/31/2004       1,603,495  9/30/2005        1,648,391       3,376,247
    37        12/31/2003        1,314,228  12/31/2004       3,032,345  5/31/2005        2,339,260       3,108,531
    38        12/31/2003          473,227  12/31/2004         980,208  8/31/2005        1,189,106       2,312,219
    39                                                                                  1,272,779       2,446,457
    40                                                                                  1,706,662       2,408,186
------------------------------------------------------------------------------------------------------------------
    41        12/31/2003        1,156,517  12/31/2004       1,614,026  7/31/2005        1,619,962       2,890,625
    42                                                                                  1,240,996       1,633,605
    43                                                                                  1,336,201       1,713,168
    44        12/31/2003        1,057,024  12/31/2004         968,699  8/31/2005        1,172,659       2,252,371
    45        12/31/2003        1,242,800  12/31/2004         871,230  5/30/2005        1,195,380       2,295,462
------------------------------------------------------------------------------------------------------------------
    46        12/31/2003        2,007,779  12/31/2004       2,027,599  5/31/2005        2,031,871       3,727,416
    47                                                      1,191,832  7/31/2005        1,296,553       2,094,031
    48        12/31/2003        2,014,613  12/31/2004       2,068,589  8/31/2005        2,257,924      11,469,884
    49        12/31/2003        1,128,547  12/31/2004       1,145,467  8/31/2005        1,252,982       1,823,783
    50        12/31/2003          946,306  12/31/2004         908,690  7/31/2005        1,066,623       1,508,636
------------------------------------------------------------------------------------------------------------------
    51        12/31/2003        1,073,980  12/31/2004       1,780,969  8/31/2005        1,770,853       9,342,719
    52        12/31/2002        1,294,691  12/31/2003       1,256,823 12/31/2004        1,199,160       1,623,357
    53                          1,379,286  12/31/2003       1,340,215 12/31/2004        1,191,356       1,550,261
    54        12/31/2003          857,608  12/31/2004         950,198  8/31/2005          994,180       1,842,624
    55        12/31/2003        1,060,642  12/31/2004       1,058,038  3/31/2005        1,033,483       1,677,068
------------------------------------------------------------------------------------------------------------------
   55-a       12/31/2003          590,033  12/31/2004         578,307  3/31/2005          592,200         961,908
   55-b       12/31/2003          383,524  12/31/2004         382,260  3/31/2005          346,564         546,197
   55-c       12/31/2003           87,084  12/31/2004          97,471  3/31/2005           94,719         168,962
    56        12/31/2003        1,043,040  12/31/2004       1,017,634  7/31/2005        1,017,985       1,241,724
    57        12/31/2003          602,707  12/31/2004         626,376  7/31/2005          599,965       1,594,121
------------------------------------------------------------------------------------------------------------------
    58                            215,856  12/31/2004         498,799  7/31/2005          441,467       1,270,170
    59        12/31/2003          448,430  12/31/2004         522,284  7/31/2005          430,256       1,343,701
    60        12/31/2003          377,859  12/31/2004         393,519  7/31/2005          336,882       1,170,412
    61        12/31/2003        1,401,436  12/31/2004       1,393,706  9/30/2005        1,246,582       1,817,734
    62        12/31/2003          984,331  12/31/2004         986,316  4/30/2005        1,017,309       1,317,822
------------------------------------------------------------------------------------------------------------------
    63        12/31/2002          963,030  12/31/2003         876,015 12/31/2004          926,027       1,970,524
    64        12/31/2003          854,734  12/31/2004         901,060  6/30/2005          868,792       1,271,695
    65        12/31/2003        1,721,263  12/31/2004       1,174,377  8/31/2005        1,074,655       1,922,718
    66        12/31/2003          476,129  12/31/2004         470,819  8/31/2004          530,602         992,867
    67        12/31/2003          397,412  12/31/2004         428,996  8/31/2005          410,805         851,763
------------------------------------------------------------------------------------------------------------------
    68        12/31/2003           53,565  12/31/2004         115,425  9/30/2005          137,768         215,584
    69                                                        211,279 12/31/2004          882,940       1,282,201
    70        12/31/2002          627,504  12/31/2003         845,566 12/31/2004          866,661       1,153,106
    71        12/31/2003          784,673  12/31/2004         734,521  8/31/2005          760,281       1,592,333
    72        12/31/2003          970,984  12/31/2004         965,996  6/30/2005          982,980       1,402,118
------------------------------------------------------------------------------------------------------------------
    73        12/31/2003        1,742,475  12/31/2004       1,683,379  7/31/2005        1,697,330       2,273,165
    74        12/31/2003          928,126  12/31/2004         883,151  8/31/2005          816,583       1,333,351
    75        12/31/2003          491,807  12/31/2004         587,114  8/31/2005          691,760       1,432,163
    76        12/31/2003          619,404  12/31/2004         633,353  8/31/2005          674,593       1,254,645
    77        12/31/2003          764,188  12/31/2004         884,113  6/30/2005          862,014       1,277,930
------------------------------------------------------------------------------------------------------------------
    78        12/31/2003        1,691,949  12/31/2004       1,733,779  9/30/2005        1,737,560       2,442,861
    79        12/31/2002          697,328  12/31/2003         711,793 12/31/2004          731,935         986,152
    80                            560,654  12/31/2004         756,740  9/5/2005           663,237         966,305
    81        12/31/2002          885,577  12/31/2003         936,020 12/31/2004          959,979       1,440,519
    82        12/31/2003        1,015,416  12/31/2004       1,023,696  8/31/2005        1,005,160       1,668,315
------------------------------------------------------------------------------------------------------------------
    83                                                                                    837,404       1,033,155
    84                            567,214   Various           497,006   Various           804,484       1,200,078
   84-a                           567,214  12/31/2004         497,006  7/31/2005          557,969         869,793
   84-b                                                                                   246,516         330,285
    85        12/31/2002          328,436  12/31/2003         374,342 12/31/2004          742,588       1,184,713
------------------------------------------------------------------------------------------------------------------
    86        12/31/2002          877,648  12/31/2003                                     748,294       1,067,787
    87                                                                                    722,249       1,175,029
    88                                                                                    947,120       1,351,550
    89        12/31/2003          908,670  12/31/2004         891,789  8/31/2005          926,037       1,606,494
    90        12/31/2003          551,523  12/31/2004         594,158  7/31/2005          669,746       1,596,639
------------------------------------------------------------------------------------------------------------------
    91                            430,088  12/31/2004         496,799  7/31/2005          664,064       1,040,495
   91-a
   91-b
   91-c
   91-d
------------------------------------------------------------------------------------------------------------------
   91-e
   91-f
    92        12/31/2003          679,906  12/31/2004         676,735  5/1/2005           695,491         944,198
    93                            520,165  12/31/2003         295,777 12/31/2004          676,116         926,628
    94                                                                                    715,728       1,092,395
------------------------------------------------------------------------------------------------------------------
    95        12/31/2003          549,878  12/31/2004         943,518  7/31/2005          858,659       1,080,373
    96                                                                                    765,004       1,082,922
    97                                                                                    596,958         775,691
    98        12/31/2003          774,134  12/31/2004         780,740  9/30/2005          764,869         978,828
    99                                                                                    588,673         734,473
------------------------------------------------------------------------------------------------------------------
    100       12/31/2003          835,487  12/31/2004         876,168  6/30/2005          844,114       1,313,841
    101       12/31/2003          849,843  12/31/2004         838,007  6/30/2005          909,703       1,604,576
    102       12/31/2003          516,870  12/31/2004         581,837  9/30/2005          640,031       1,079,407
    103       12/31/2003          592,536  12/31/2004         566,695  7/31/2005          562,711         728,211
    104                                                                                   629,362         796,302
------------------------------------------------------------------------------------------------------------------
    105       12/31/2002          761,760  12/31/2003         804,043 12/31/2004          694,543         901,306
    106       12/31/2003          553,838  12/31/2004         725,710  9/25/2005          604,939         735,796
    107                           934,722  12/31/2003         668,778 12/31/2004          665,071       1,406,146
    108       12/31/2003          523,919  12/31/2004         471,451  8/31/2005          494,125         915,619
    109                           264,972  12/31/2003         565,048 12/31/2004          556,017       1,176,999
------------------------------------------------------------------------------------------------------------------
    110       12/31/2002          596,323  12/31/2003         682,253 12/31/2004          669,180       1,012,708
    111       12/31/2003          729,470  12/31/2004         732,991  9/30/2005          727,752       1,204,967
    112       12/31/2003          556,378  12/31/2004         515,677  7/31/2005          552,815         878,442
    113       12/31/2003          534,645  12/31/2004         624,903  5/31/2005          632,967         875,816
    114       12/31/2003          590,734  12/31/2004         585,276  5/31/2005          592,160       1,315,053
------------------------------------------------------------------------------------------------------------------
    115                           179,095  12/31/2004         414,841  9/30/2005          557,868       1,099,464
    116       12/31/2003          448,988  12/31/2004         467,469  6/27/2005          503,402         727,091
    117                                                       377,533  7/31/2005          434,474         690,043
    118       12/31/2002          431,740  12/31/2003         526,795 12/31/2004          523,951         795,954
    119       12/31/2003          320,077  12/31/2004         513,542  8/31/2005          488,412         630,428
------------------------------------------------------------------------------------------------------------------
    120                                                                                   503,283         670,277
    121                                                                                 1,145,257       1,718,005
    122       12/31/2003          456,563  12/31/2004         426,369  7/31/2005          536,206         720,728
    123       12/31/2003          234,790  12/31/2004         300,875  8/31/2005          401,759         885,643
    124       12/31/2003          468,660  12/31/2004         477,701  5/31/2005          442,014         611,365
------------------------------------------------------------------------------------------------------------------
    125       12/31/2003          370,346  12/31/2004         366,584  5/31/2005          374,225         583,841
    126       12/31/2003          457,205  12/31/2004         457,795  5/31/2005          438,380         563,591
    127       12/31/2003          311,599  12/31/2004         311,767  8/31/2005          367,323         878,502
    128       12/31/2003          405,429  12/31/2004         395,208  7/31/2005          370,225         579,600
    129       12/31/2003          375,000  12/31/2004         375,000  9/30/2005          367,538         371,250
------------------------------------------------------------------------------------------------------------------
    130       12/31/2003          403,006  12/31/2004         474,157  9/30/2005          505,088         734,509
    131       12/31/2003          411,374  12/31/2004         392,276  7/31/2005          430,221         651,907
    132                                                       416,738  8/10/2005          424,383         515,158
    133       12/31/2003          412,096  12/31/2004         404,065  4/30/2005          424,824         729,090
    134       12/31/2003          376,271  12/31/2004         385,732  7/31/2005          355,452         366,445
------------------------------------------------------------------------------------------------------------------
    135       12/31/2003          536,529  12/31/2004         521,936  6/30/2005          555,490       1,153,036
    136                                                                                   403,083         515,277
    137                                                       386,311  8/1/2005           337,053         571,748
   137-a
   137-b
------------------------------------------------------------------------------------------------------------------
    138       12/31/2003          209,816  12/31/2004         254,274  8/31/2005          376,744         513,253
    139                                                                                   332,252         516,476
    140       12/31/2003          505,305  12/31/2004         549,961  5/31/2005          475,800         583,006
    141                                                                                   489,894         649,002
    142       12/31/2003          402,938  12/31/2004         421,108  6/30/2005          394,014         546,999
------------------------------------------------------------------------------------------------------------------
    143       12/31/2002          510,578  12/31/2003         485,777 12/31/2004          384,675         606,289
    144                           466,020  12/31/2004         464,169  3/31/2005          472,150         841,016
    145       12/31/2003          632,445  12/31/2004         659,611  7/31/2005          613,996         838,341
    146       12/31/2003          317,191  12/31/2004         392,291  6/30/2005          400,738         625,710
    147       12/31/2003          319,548  12/31/2004         386,283  8/26/2005          340,414         452,827
------------------------------------------------------------------------------------------------------------------
    148       12/31/2003          343,371  12/31/2004         306,415  9/30/2005          313,444         583,789
    149       12/31/2002          373,215  12/31/2003         356,263 12/31/2004          307,310         415,387
    150       12/31/2003          345,403  12/31/2004         397,668  7/31/2005          376,972         958,331
    151                           179,449  12/31/2003         285,587 12/31/2004          381,526         857,650
    152                                                                                   373,804         385,365
------------------------------------------------------------------------------------------------------------------
    153       12/31/2002          986,676  12/31/2003       1,016,400 12/31/2004          659,368         889,072
    154       12/31/2003          162,208  12/31/2004         260,537  8/31/2005          281,168         441,661
    155       12/31/2003          326,940  12/31/2004         272,349  8/31/2005          275,678         467,360
    156       12/31/2003          439,223  12/31/2004         452,120  6/30/2005          406,475         588,647
    157       12/31/2003          351,472  12/31/2004         328,442  4/30/2005          334,336         611,185
------------------------------------------------------------------------------------------------------------------
    158       12/31/2003          356,035  12/31/2004         348,982  5/31/2005          364,488         605,606
    159       12/31/2003          394,081  12/31/2004         419,949  4/30/2005          359,651         803,928
    160       12/31/2002          331,961  12/31/2003         400,657 12/31/2004          380,891         589,165
    161       12/31/2003          386,131  12/31/2004         415,575  5/31/2005          405,059         652,641
    162                                                                                   301,404         386,879
------------------------------------------------------------------------------------------------------------------
    163                                                                                   310,742         323,690
    164                                                                                   280,515         358,206
    165       12/31/2003          307,751  12/31/2004         257,869  8/31/2005          251,567         489,468
    166       12/31/2002          298,172  12/31/2003         221,799 12/31/2004          333,706         466,953
    167       12/31/2003          286,545  12/31/2004         270,608  8/31/2005          252,264         507,732
------------------------------------------------------------------------------------------------------------------
    168       12/31/2003          308,507  12/31/2004         278,936  9/30/2005          307,050         423,501
    169                                                                                   251,781         251,781
    170       12/31/2003          287,063  12/31/2004         287,427  7/31/2005          252,524         392,030
    171       12/31/2003          235,839  12/31/2004         211,875  8/31/2005          211,230         357,756
    172                                                                                   269,358         354,991
------------------------------------------------------------------------------------------------------------------
    173                           131,918  12/31/2004         224,017  6/30/2005          266,343         406,022
    174       12/31/2003          175,529  12/31/2004         184,862  8/31/2005          298,142         459,389
    175       12/31/2003          165,261  12/31/2004         229,332  8/31/2005          220,191         518,259
    176                                                                                   253,413         261,250
    177                           275,379  12/31/2003         275,892 12/31/2004          286,857         598,345
------------------------------------------------------------------------------------------------------------------
   177-a
   177-b
    178       12/31/2003          359,908  12/31/2004         357,931  7/31/2005          293,422         539,350
    179       12/31/2003          191,949  12/31/2004         186,441  4/30/2005          317,325         454,803
    180       12/31/2003          243,330  12/31/2004         200,062  5/31/2005          206,396         561,528
------------------------------------------------------------------------------------------------------------------
    181       12/31/2003          225,481  12/31/2004         219,989  6/30/2005          237,428         384,134
    182       12/31/2003          241,478  12/31/2004         244,338  6/30/2005          250,078         485,744
    183       12/31/2003          246,862  12/31/2004         245,687  4/30/2005          260,214         391,063
    184       12/31/2003          233,380  12/31/2004         242,766  5/31/2005          241,544         506,227
    185       12/31/2002          224,023  12/31/2003         236,273 12/31/2004          201,595         425,657
------------------------------------------------------------------------------------------------------------------
    186       12/31/2003          449,253  12/31/2004         444,726  6/30/2005          386,654         676,934
    187       12/31/2003          210,520  12/31/2004         224,463  7/31/2005          221,507         501,515
    188                                                                                   250,259         369,604
    189       12/31/2002          234,409  12/31/2003         242,054 12/31/2004          215,037         263,428
    190       12/31/2002          262,101  12/31/2003         269,700 12/31/2004          257,983         569,592
------------------------------------------------------------------------------------------------------------------
    191       12/31/2002          130,677  12/31/2003         173,941 12/31/2004          198,271         272,298
    192                                                                                   202,961         257,366
    193                                                                                   291,656         474,593
    194                                                                                   206,539         243,310
    195                                                                                   227,417         296,078
------------------------------------------------------------------------------------------------------------------
    196                                                                                   206,908         270,008
    197       12/31/2003          169,736  12/31/2004         194,675  8/31/2005          198,844         429,740
    198                                                                                   176,071         181,517
    199       12/31/2003          179,938  12/31/2004         168,914  5/31/2005          173,086         428,475
    200                                                                                   167,226         258,100
------------------------------------------------------------------------------------------------------------------
    201                           224,784  12/31/2003         233,310 12/31/2004          201,470         274,217
    202       12/31/2002          225,622  12/31/2003         184,109 12/31/2004          208,844         330,444
    203       12/31/2002          145,256  12/31/2003          90,323 12/31/2004          205,293         260,862
    204                                                                                   121,282         123,129
    205       12/31/2002          174,845  12/31/2003         173,162 12/31/2004          159,242         247,177
------------------------------------------------------------------------------------------------------------------
   205-a
   205-b
    206                                                                                   132,165         166,320
    207                                                                                   135,515         187,501
    208                                                                                   133,692         183,155
------------------------------------------------------------------------------------------------------------------
    209       12/31/2003          242,419  12/31/2004         264,767  7/31/2005          211,953         291,304
    210                           104,144  12/31/2003         118,636 12/31/2004          165,262         253,092
    211                           123,520  12/31/2003         123,685 12/31/2004          126,308         165,354
    212       12/31/2003          590,838  12/31/2004         587,186  6/30/2005          575,802       1,212,168

                 UNDERWRITTEN        UNDERWRITTEN    UNDERWRITTEN
    ID            EXPENSES ($)   NET CASH FLOW ($)    RESERVES ($)   LARGEST TENANT (8)                                      SF
--------------------------------------------------------------------------------------------------------------------------------

     1              8,393,041          20,090,989         108,869    Dillard's                                          429,469
     2              7,131,917          23,461,137         109,188    Cambiam Business Group                              22,114
     3              5,657,082          10,168,746         191,414
    3-a                                                              Wells Fargo Nevada                                 213,144
    3-b                                                              Blue Cross Blue Shield of Massachusetts             79,800
--------------------------------------------------------------------------------------------------------------------------------
    3-c                                                              Hamilton, Brook, Smith & Reynolds                   58,800
    3-d                                                              Welch Foods, Inc                                    68,077
    3-e                                                              Bay State Gas                                       88,000
    3-f                                                              Sybase Inc.                                         62,062
    3-g                                                              Sybase Inc.                                         60,250
--------------------------------------------------------------------------------------------------------------------------------
    3-h                                                              Sybase Inc.                                         44,600
    3-i                                                              Haemonetics, Inc.                                   43,708
    3-j                                                              Kluwer Boston, Inc                                  32,500
     4             56,586,256          23,352,944       3,330,800
     5              9,949,595           8,499,742         106,969    Dick's Sporting Goods                               75,000
--------------------------------------------------------------------------------------------------------------------------------
     6              3,378,223           8,545,423          65,056    Linens 'N Things                                    34,922
     7              1,670,777           5,882,802          78,212    K-Mart                                             104,300
     8              5,257,837           6,346,519         318,000
     9              2,543,925           3,253,516          60,886    Younker's                                           83,524
    10             14,966,445           4,425,450         807,996
--------------------------------------------------------------------------------------------------------------------------------
    11              3,695,990           3,072,441          31,949    Grassi & Co CPA                                     15,539
    12             13,066,221           4,095,965         715,091
    13              1,169,956           2,994,718          50,500    The Sports Authority                                50,400
    14              2,940,455           2,655,526          64,174                                                       102,112
    15             18,707,973           4,308,082         959,002
--------------------------------------------------------------------------------------------------------------------------------
    16              1,399,212           2,027,331          54,305    CVS                                                 11,463
    17              1,502,630           2,273,239          23,366    Winn Dixie Stores, Inc.                             39,777
    18                895,161           2,912,524          26,658    Clemens Markets, Inc. (Food Source)                 20,416
    19                590,002           2,545,286          48,962    Nishimoto Trading Company                          219,759
    20                386,655           2,282,931          19,289    Staples, Inc.                                       20,033
--------------------------------------------------------------------------------------------------------------------------------
    21                903,552           2,048,456          30,878    Food City                                           51,585
    22              6,584,343           2,755,138         389,145
    23                860,496           1,993,777          23,003    Best Buy                                            53,000
    24              1,177,343           1,836,209          32,244    Kohl's Department Stores, Inc.                      95,000
    25              1,247,162           2,028,718          67,200
--------------------------------------------------------------------------------------------------------------------------------
    26              1,368,089           2,025,838          19,589    Plante Moran                                        30,192
    27              1,016,099           1,941,065          16,901    ABN AMRO                                            21,398
    28              1,198,970           1,714,222          83,100
    29              1,291,383           1,729,364          28,536    Pharmaceutical Research Associates, Inc.           142,679
    30              1,763,759           2,132,482         136,000
--------------------------------------------------------------------------------------------------------------------------------
    31                777,535           1,472,259          47,250
    32              1,928,129           1,524,122          21,263    99 Ranch Market                                     34,624
    33              1,126,508           1,387,075          36,600
    34                814,164           1,317,494          82,500
    35                618,500           1,362,995          20,027    Kroger                                              62,500
--------------------------------------------------------------------------------------------------------------------------------
    36              1,727,856           1,617,941          30,450
    37                769,270           2,190,420          39,266    Rosso's Furniture (sublease from Safeway)           40,428
    38              1,123,112           1,114,856          74,250
    39              1,173,678           1,220,979          51,800
    40                701,524           1,671,684          13,117    Best Buy                                            29,915
--------------------------------------------------------------------------------------------------------------------------------
    41              1,270,664           1,364,527          49,230    Synergy                                             20,942
    42                392,609           1,208,758          25,227    Office Max                                          25,814
    43                376,967           1,294,189          11,100    LA Fitness International, LLC                       45,000
    44              1,079,712           1,112,659          60,000
    45              1,100,082           1,129,580          65,800
--------------------------------------------------------------------------------------------------------------------------------
    46              1,695,546           1,845,650          30,953    Bristol Park Med Grp, Inc.                          11,297
    47                797,478           1,246,153          50,400
    48              9,211,960           1,799,129         458,795
    49                570,801           1,162,358          17,051    Albertson's, Inc.                                   58,629
    50                442,013             988,668          12,968    Mulan World Inc. (Wel-Farm Market)                  42,512
--------------------------------------------------------------------------------------------------------------------------------
    51              7,571,866           1,397,144         373,709
    52                433,197           1,131,659          17,127    Tops Market, LLC                                    56,815
    53                358,904           1,034,014          25,885    Ball Aerospace                                     105,195
    54                848,444             937,180          57,000
    55                643,585           1,000,483          33,000
--------------------------------------------------------------------------------------------------------------------------------
   55-a               369,708             574,416          17,784
   55-b               199,633             334,798          11,766
   55-c                74,244              91,269           3,450
    56                223,739             972,885          13,541    Kroger                                              55,696
    57                994,156             536,200          63,765
--------------------------------------------------------------------------------------------------------------------------------
    58                828,703             390,660          50,807
    59                913,445             363,071          67,185
    60                833,530             278,361          58,521
    61                571,152           1,130,108          17,700    Sonora Quest Laboratories, LLC                     118,000
    62                300,513             872,823          22,086    RBC South                                           26,795
--------------------------------------------------------------------------------------------------------------------------------
    63              1,044,497             841,187          84,840
    64                402,903             854,292          14,500
    65                848,063             969,917          18,000    Computer Sciences Corporation                      120,000
    66                462,265             460,803           9,719    Advo System, Inc.                                    4,286
    67                440,958             348,938           9,598    Medical Center for Bones                            11,592
--------------------------------------------------------------------------------------------------------------------------------
    68                 77,816             124,806           2,606    Great Expectations                                   3,011
    69                399,261             841,076          15,319    Giant Eagle                                         49,545
    70                286,444             858,629           3,061    Office Depot                                        30,367
    71                832,052             717,531          42,750
    72                419,139             913,611          10,060    American Grille - DineTime                           5,696
--------------------------------------------------------------------------------------------------------------------------------
    73                575,834           1,499,450          48,829    Paul's Discount Center                              55,130
    74                516,768             791,383          25,200
    75                740,403             647,260          44,500
    76                580,052             647,593          27,000
    77                415,916             712,978          41,467    Big Lots                                            40,000
--------------------------------------------------------------------------------------------------------------------------------
    78                705,301           1,714,960          22,600
    79                254,217             701,207          10,916    Save A Lot                                          14,425
    80                303,068             646,397          11,099    Stop & Shop                                         55,040
    81                480,540             838,943          20,568    American Express Dept.                              10,379
    82                663,154             950,160          55,000
--------------------------------------------------------------------------------------------------------------------------------
    83                195,751             805,134          28,567    Agunsa Logistics Distribution (Los Angeles) Inc.   150,350
    84                395,593             769,083          16,640
   84-a               311,824             543,773          14,196
   84-b                83,769             225,310           2,444    LaJuana Hall, DDS, Inc                               6,744
    85                442,125             674,445           7,776    Convenient Care Center-Advocate Health Care          5,718
--------------------------------------------------------------------------------------------------------------------------------
    86                319,493             649,251          12,458    GE Capital Corp.                                    83,055
    87                452,780             691,981           4,697    Trader Joe's                                         9,304
    88                404,430             934,871           8,750    Giant Food Stores                                   54,339
    89                680,457             874,037          52,000
    90                926,893             615,746          54,000
--------------------------------------------------------------------------------------------------------------------------------
    91                376,431             607,964          56,100
   91-a
   91-b
   91-c
   91-d
--------------------------------------------------------------------------------------------------------------------------------
   91-e
   91-f
    92                248,707             652,936           9,502    Capital Gymnastics                                   6,300
    93                250,512             620,912          29,055    Line 6, Inc                                         63,150
    94                376,668             644,479          19,843    Big Lots                                            30,600
--------------------------------------------------------------------------------------------------------------------------------
    95                221,714             790,624          15,676    Mission Foods Corporation                           20,688
    96                317,918             675,519          25,360    Harvic International Ltd.                          126,800
    97                178,733             566,947           9,910    Top Heavy Clothing Company                          99,100
    98                213,959             705,590          10,782    Vons                                                52,855
    99                145,800             572,858           3,663    La Hacienda Mexican Restaurant                       7,335
--------------------------------------------------------------------------------------------------------------------------------
    100               469,726             827,514          16,600
    101               694,873             883,253          26,450
    102               439,376             630,381           9,350
    103               165,500             504,681          24,539    Food Lion                                           35,650
    104               166,940             584,101           7,005    Dollar Tree                                         10,000
--------------------------------------------------------------------------------------------------------------------------------
    105               206,763             657,857          10,979    Stop & Shop                                         40,526
    106               130,858             584,315          13,482    AA Supermarket                                      32,600
    107               741,075             585,202          15,935    Unicare Life & Health                               67,308
    108               421,494             463,125          31,000
    109               620,983             499,399          29,030    Grant's Appliance                                   14,896
--------------------------------------------------------------------------------------------------------------------------------
    110               343,528             618,370           8,112    Blockbuster Video                                    5,285
    111               477,215             713,552          14,200
    112               325,627             492,905          24,251    Vons - Safeway                                      40,000
    113               242,849             539,870          28,301    Chesapeake Interiors                                16,506
    114               722,893             443,158          34,184    MN Housing                                          49,803
--------------------------------------------------------------------------------------------------------------------------------
    115               541,596             547,238          10,630
    116               223,689             476,252           3,580    Lucille Roberts                                      8,000
    117               255,569             414,874          19,600
    118               272,003             488,404          10,174    King's Liquors                                       6,880
    119               142,016             454,467           8,827    Ethan Allen                                         12,116
--------------------------------------------------------------------------------------------------------------------------------
    120               166,994             475,434           5,197    Shield's Pizza of Macomb                             7,200
    121               572,748           1,095,793          49,464
    122               184,522             509,689           5,715    Gourmet Again                                        8,352
    123               483,883             376,759          25,000
    124               169,351             416,646          10,189    Price Chopper                                       53,626
--------------------------------------------------------------------------------------------------------------------------------
    125               209,616             363,275          10,950
    126               125,212             415,163           7,616    Price Chopper                                       42,406
    127               511,179             345,073          22,250
    128               209,375             360,225          10,000
    129                 3,713             365,270           2,268    Walgreen Co.                                        15,120
--------------------------------------------------------------------------------------------------------------------------------
    130               229,421             460,528          12,118    Unique Fitness                                      10,103
    131               221,686             408,154          22,067    Anderburg-Lund Printing Co.                         62,088
    132                90,774             389,893           5,948    Golf Outlets of America, Inc.                       13,350
    133               304,265             397,750          27,075
    134                10,993             352,838           2,614    PETsMART                                            26,137
--------------------------------------------------------------------------------------------------------------------------------
    135               597,546             517,490          38,000
    136               112,194             367,047           6,150    Dollar Tree                                         10,000
    137               234,695             322,803          14,250
   137-a
   137-b
--------------------------------------------------------------------------------------------------------------------------------
    138               136,509             361,783           3,652    Pink's Western Wear                                  9,048
    139               184,224             324,252           8,000
    140               107,206             445,866           9,595    BTI/ITC Deltacom                                     7,873
    141               159,108             461,079           4,703    Johhny's Ace Hardware                               16,000
    142               152,985             388,940           5,074
--------------------------------------------------------------------------------------------------------------------------------
    143               221,614             333,657          16,244    Piggly Wiggly (subleased)                           41,388
    144               368,867             419,549          10,621    NYS - DEC                                           20,290
    145               224,345             516,503          19,985    Victoria Market                                     25,000
    146               224,972             357,597           5,581    Hayashi & Wayland Accounting                        18,883
    147               112,413             305,494           7,524    FKI Logistex, Inc.                                  18,445
--------------------------------------------------------------------------------------------------------------------------------
    148               270,345             294,038          19,406
    149               108,077             287,963           4,329    Physiotherapy Associates, Inc.                       3,800
    150               581,359             338,972          38,000
    151               476,124             306,148          33,918    Carestar, Inc.                                       7,619
    152                11,561             361,431           2,074    CVS                                                 13,824
--------------------------------------------------------------------------------------------------------------------------------
    153               229,704             620,661          12,096    Comac, Inc.                                        120,965
    154               160,493             269,668          11,500
    155               191,682             262,706          12,972
    156               182,172             364,246          11,172    Party City                                          16,116
    157               276,849             328,648           5,688
--------------------------------------------------------------------------------------------------------------------------------
    158               241,118             354,588           9,900
    159               444,277             334,645          25,006
    160               208,274             342,488           5,392    Kates Paperie                                        4,529
    161               247,583             395,722           9,337
    162                85,475             279,120           4,581    Movie Gallery                                        4,000
--------------------------------------------------------------------------------------------------------------------------------
    163                12,948             294,181           2,285    Hollywood Video                                      6,504
    164                77,691             254,646           3,181    Folsom Lake Mortgage                                 4,372
    165               237,901             230,567          21,000
    166               133,247             296,592          11,567    Save a Lot                                          18,000
    167               255,468             233,292          18,972
--------------------------------------------------------------------------------------------------------------------------------
    168               116,451             284,238           6,806    Arizona Music                                        6,784
    169                                   251,781                    CVS                                                 13,813
    170               139,506             235,940           4,120    TH Hunter                                            7,541
    171               146,526             201,230          10,000
    172                85,633             253,366           2,310    Montecalvo's Italian Cuisine                         3,000
--------------------------------------------------------------------------------------------------------------------------------
    173               139,679             242,464           2,938    Pearland Primary Care                                5,398
    174               161,247             273,966           3,450    Buffalo Wild Wings                                   5,600
    175               298,068             202,691          17,500
    176                 7,838             240,129           3,000    Smart & Final                                       20,000
    177               311,488             252,779           6,195
--------------------------------------------------------------------------------------------------------------------------------
   177-a                                                             Dornenburgh Designs                                  3,200
   177-b                                                             West End Eye Care                                    3,000
    178               245,928             267,696          10,067    Pl Cnty #3                                          11,882
    179               137,478             292,540           4,101    Lu-Jean Feng, M.D. and Clinic                       16,402
    180               355,132             175,196          31,200
--------------------------------------------------------------------------------------------------------------------------------
    181               146,706             214,835           3,717    Tanner's Tavern, Inc                                 4,000
    182               235,667             221,399          28,679
    183               130,849             210,879          20,539    The Kroger Co.                                      37,437
    184               264,683             231,839           9,705
    185               224,062             182,749          18,846
--------------------------------------------------------------------------------------------------------------------------------
    186               290,280             323,509           7,536    Diablo Cardiology MD                                 3,883
    187               280,008             213,610           7,896
    188               119,345             228,332           9,540    Cosmo Fiber Corporation                             45,528
    189                48,392             192,003           9,178    Marci's Furniture Finds                             25,494
    190               311,610             233,743          24,240
--------------------------------------------------------------------------------------------------------------------------------
    191                74,027             177,870           6,547    Family Dollar                                        8,660
    192                54,405             191,298           2,160    Legends Pub & Grill                                  4,800
    193               182,937             268,151           2,494    United States of America                             9,000
    194                36,771             198,678           2,621    Marble Express                                      26,206
    195                68,661             220,614           1,620    Pier 1 Imports                                      10,800
--------------------------------------------------------------------------------------------------------------------------------
    196                63,100             198,822           1,522    Payless Shoesource                                   2,800
    197               230,897             188,687          10,157
    198                 5,446             167,104           2,025    Petco Animal Supplies, Inc.                         13,500
    199               255,390             169,131           3,955
    200                90,874             152,588           4,500    Scott Lofgren                                        9,000
--------------------------------------------------------------------------------------------------------------------------------
    201                72,747             191,613           1,484    Boston Market                                        3,000
    202               121,600             193,764           3,280    7-Eleven                                             2,562
    203                55,569             192,362          10,822    Tribo Coating, LLC                                  31,600
    204                 1,847             120,674             608    Wachovia                                            55,757
    205                87,935             147,072          12,170
--------------------------------------------------------------------------------------------------------------------------------
   205-a
   205-b
    206                34,155             113,372           5,272    PSIA Inc.                                            7,560
    207                51,986             124,163           3,532    US HealthWorks                                       4,383
    208                49,463             121,543           1,757    Stryker Orthopaedics                                17,570
--------------------------------------------------------------------------------------------------------------------------------
    209                79,351             197,524           1,629    Comstock, Crosser & Associates                       8,144
    210                87,830             132,754           7,691    Eagle Charter Schools                                8,400
    211                39,045             111,533           7,128    So-Cal Value Added                                  22,276
    212               636,366             567,452           8,350

                LEASE                                                                LEASE
    ID        EXPIRATION  2ND LARGEST TENANT (8)                               SF EXPIRATION
----------------------------------------------------------------------------------------------

     1        12/18/2011  Nordstrom                                       207,000  2/28/2028
     2        6/30/2010   Amini Innovation, Corp. (AICO)                   21,718  6/30/2010
     3
    3-a       11/30/2011
    3-b       12/31/2006  BioMerieux, Inc                                  44,600  9/30/2008
----------------------------------------------------------------------------------------------
    3-c       10/3/2013
    3-d       2/28/2013
    3-e       6/30/2012
    3-f       10/31/2012
    3-g       10/31/2012
----------------------------------------------------------------------------------------------
    3-h       10/31/2012
    3-i       8/31/2007
    3-j       5/31/2009
     4
     5        1/31/2025   Barnes & Noble                                   28,684  3/31/2015
----------------------------------------------------------------------------------------------
     6        1/31/2016   Nordstrom Rack                                   34,565 10/31/2010
     7        9/30/2011   Lowe's (Furniture Oasis)                         68,880 10/31/2011
     8
     9        12/31/2006  Von-Maur                                         57,792  2/28/2007
    10
----------------------------------------------------------------------------------------------
    11        7/31/2009   Roy Rosenbaum                                    14,180  3/31/2014
    12
    13        11/30/2015  Bed Bath & Beyond                                32,975  1/31/2016
    14         3/1/2016   Traveler's                                       32,233 12/31/2007
    15
----------------------------------------------------------------------------------------------
    16        1/31/2015   Porti Di Roma                                     2,873 11/30/2014
    17         2/1/2009   Whole Foods Market Group                         33,650  2/23/2019
    18        3/31/2015   Wachovia Securities, LLC                         14,037  2/28/2011
    19        1/31/2014   L.A. Specialty Produce Co.                      187,817  2/28/2015
    20        11/30/2015  Barnes & Noble Superstore                        19,717  8/31/2015
----------------------------------------------------------------------------------------------
    21        8/31/2007   Goodwill Industries                              25,000  3/31/2011
    22
    23        7/31/2017   Barnes & Noble                                   25,000  2/29/2012
    24        1/31/2010   Best Buy Stores, L.P.                            54,000 11/30/2015
    25
----------------------------------------------------------------------------------------------
    26        8/31/2015   UCAID                                            28,750  1/12/2020
    27        4/30/2023   ABN AMRO/Plaza Construction                      14,518  4/30/2013
    28
    29        6/30/2020
    30
----------------------------------------------------------------------------------------------
    31
    32         4/1/2008   Culinary Wonderland                               5,308  1/1/2010
    33
    34
    35        11/30/2015  Dollar Tree Stores, Inc.                          6,000  1/31/2011
----------------------------------------------------------------------------------------------
    36
    37         4/4/2006   Morgan Hill Bowl                                 27,894 12/31/2015
    38
    39
    40        1/31/2014   Linens & Things                                  27,984  1/31/2015
----------------------------------------------------------------------------------------------
    41        7/31/2008   Star Satellite                                   11,989  9/30/2007
    42        9/30/2020   Eyes Rite                                         1,232  9/30/2010
    43        10/31/2020  Message Envy                                      3,200  9/15/2012
    44
    45
----------------------------------------------------------------------------------------------
    46        6/12/2009   Women's Medical Group of Irvine, Inc              9,340  6/30/2007
    47
    48
    49        4/30/2012   La Madeleine                                      4,720  2/28/2007
    50        12/14/2008  Cafe East Restaurant                              8,039 10/31/2008
----------------------------------------------------------------------------------------------
    51
    52        12/31/2016  Revco/CVS Pharmacy, Inc.                         10,722  7/31/2016
    53        5/31/2012   Lefthand Networks                                24,230  8/31/2007
    54
    55
----------------------------------------------------------------------------------------------
   55-a
   55-b
   55-c
    56        2/28/2020   Petland                                           5,000  4/30/2010
    57
----------------------------------------------------------------------------------------------
    58
    59
    60
    61        12/31/2013
    62        1/30/2018   AdWare (now MediaPlex)                           20,797  2/28/2007
----------------------------------------------------------------------------------------------
    63
    64
    65        4/30/2009
    66        8/12/2006   John W. Reed                                      3,870  6/30/2009
    67        3/31/2008   Century 21 Beachside                              9,958  1/31/2009
----------------------------------------------------------------------------------------------
    68        12/31/2010  Talbrook Escrow                                   2,729  1/31/2009
    69        11/11/2020  Eckerd Drugs                                     12,468  2/28/2006
    70        4/30/2016   CVS                                              10,594 11/12/2017
    71
    72        7/31/2010   Balmori Day Spa                                   5,400 10/15/2006
----------------------------------------------------------------------------------------------
    73        1/31/2007   Grand Furniture Company                          29,483 12/31/2013
    74
    75
    76
    77        1/31/2013   Valley Thrift                                    21,600 11/30/2005
----------------------------------------------------------------------------------------------
    78
    79        8/31/2007   CVS Pharmacy                                     13,556 10/28/2019
    80         5/1/2023   Workout Express                                   2,185  7/1/2008
    81        2/29/2008   Shared Office (Executive Suite                    8,258 11/30/2010
    82
----------------------------------------------------------------------------------------------
    83        9/30/2012
    84
   84-a
   84-b       2/28/2010   Liberty Dental Group                              3,190  4/15/2010
    85        7/31/2014   M&M Orthopedics, Ltd.                             5,132  8/31/2011
----------------------------------------------------------------------------------------------
    86        9/30/2008
    87        1/31/2016   Mattress Discounter Corp                          3,400  7/31/2015
    88        5/31/2024   EB Games                                          1,600  4/30/2014
    89
    90
----------------------------------------------------------------------------------------------
    91
   91-a
   91-b
   91-c
   91-d
----------------------------------------------------------------------------------------------
   91-e
   91-f
    92        12/31/2005  Wing It                                           5,370  9/30/2010
    93        3/31/2010   Financial Title Company                          33,700  1/31/2013
    94        3/31/2009   Dinorex                                          20,771 11/30/2009
----------------------------------------------------------------------------------------------
    95        1/31/2011   Arista, Inc.                                     13,380  2/28/2010
    96        12/31/2019
    97        11/30/2020
    98        10/31/2021  Double Diamond                                    3,835  8/1/2009
    99        10/30/2015  Corner Wine                                       4,160  4/30/2015
----------------------------------------------------------------------------------------------
    100
    101
    102
    103       12/14/2013  Goodwill                                          8,450  2/28/2010
    104       7/31/2010   The Shoe Depot                                    5,600  8/31/2010
----------------------------------------------------------------------------------------------
    105       12/31/2015  CVS                                               8,000  1/27/2010
    106       3/31/2008   North Chatham Sports Club                        22,540  6/30/2009
    107       12/31/2009
    108
    109       11/30/2011  FMC Dialysis Services                             9,356 12/31/2012
----------------------------------------------------------------------------------------------
    110       10/31/2008  Unlimited Success Martial                         4,450 11/30/2009
    111
    112       2/28/2009   Rite Aid                                         18,410  5/31/2014
    113       1/31/2008   Julian Gold                                      12,925  9/30/2014
    114       5/31/2009   Commonwealth Land Title                           9,224  4/30/2007
----------------------------------------------------------------------------------------------
    115
    116       11/30/2010  Boaters World Discount Marine Centers             7,800  1/31/2008
    117
    118       11/30/2020  Karate - Women's                                  4,800 10/31/2007
    119       8/31/2008   Tuesday Morning                                   9,454  1/31/2010
----------------------------------------------------------------------------------------------
    120        8/4/2015   Dollars and Sense                                 4,800 11/10/2010
    121
    122       7/31/2014   Community First, FSB                              6,076  1/31/2008
    123
    124        6/3/2019
----------------------------------------------------------------------------------------------
    125
    126       6/30/2015   Community National Bank                           2,394  6/30/2015
    127
    128
    129       10/31/2063
----------------------------------------------------------------------------------------------
    130       9/30/2007   Nutrition World                                   7,872  9/30/2008
    131       3/31/2012   C.E. Sundberg Co.                                21,581 11/30/2010
    132       8/31/2009   Construction Design Systems                       7,400 10/31/2009
    133
    134       12/31/2021
----------------------------------------------------------------------------------------------
    135
    136       7/31/2010   Peking Wok                                        5,000  9/30/2010
    137
   137-a
   137-b
----------------------------------------------------------------------------------------------
    138       7/31/2008   Blockbuster Video                                 3,970  6/30/2008
    139
    140       6/30/2008   Frontier Communications                           4,400  3/31/2006
    141       11/30/2014  BFD Enterprises                                   4,051 12/19/2009
    142
----------------------------------------------------------------------------------------------
    143       7/31/2012   CVS                                               8,450  1/31/2009
    144       2/28/2015   SUNY - UH                                        12,900  9/30/2010
    145       12/31/2010  TVI, Inc.                                        22,722  9/30/2007
    146       12/31/2011  Bank of America                                   3,724  2/28/2009
    147       7/31/2008   The Regulus Group                                16,306  7/31/2010
----------------------------------------------------------------------------------------------
    148
    149       7/31/2008   International Orange                              3,800  8/7/2011
    150
    151       9/30/2009   Wedgies                                           6,717  2/28/2009
    152        7/2/2025
----------------------------------------------------------------------------------------------
    153       4/30/2015
    154
    155
    156       1/31/2013   Chuck E. Cheese Pizza                            13,300  2/28/2013
    157
----------------------------------------------------------------------------------------------
    158
    159
    160       9/30/2017   Asset Intl                                        4,100 11/30/2007
    161
    162        1/1/2012   Billy Frogs                                       4,000  11/1/2014
----------------------------------------------------------------------------------------------
    163        2/1/2020   Walker Mattress                                   2,800  4/1/2010
    164        6/9/2010   Granite Bay Management, LLC                       2,090  4/30/2010
    165
    166       10/31/2012  Adelante Development Center Bargain Square       15,050  4/30/2010
    167
----------------------------------------------------------------------------------------------
    168       8/31/2008   B & B Eateries                                    5,290 12/31/2013
    169       11/25/2023
    170       6/15/2014   Walgreens                                         6,665  2/29/2008
    171
    172       10/31/2009  Rock & Roll Foods, Inc.                           3,000 10/31/2008
----------------------------------------------------------------------------------------------
    173       5/31/2008   UT Physicians                                     3,161  9/30/2007
    174       12/31/2012  Mio's Pizza                                       3,400  9/30/2008
    175
    176       10/31/2020
    177
----------------------------------------------------------------------------------------------
   177-a      1/31/2010   Tom O'Connor/Paul Gaurdino                        2,398  9/30/2012
   177-b      12/31/2009  Hadlock Law Offices                               2,495  6/30/2006
    178       5/31/2007   Pl Cnty #2                                        8,468  3/31/2006
    179       6/30/2025
    180
----------------------------------------------------------------------------------------------
    181       10/31/2015  Movie Gallery                                     3,353  5/15/2008
    182
    183       2/28/2009   Bailey's True Value Hardware                     10,901  3/31/2012
    184
    185
----------------------------------------------------------------------------------------------
    186       9/30/2006   Bankers First Financial                           3,613  2/28/2006
    187
    188       8/31/2020
    189       6/30/2009
    190
----------------------------------------------------------------------------------------------
    191       6/30/2010   All about Kidz In                                 5,100  5/31/2009
    192       7/31/2011   Los Rancheros                                     3,200  7/31/2014
    193        8/1/2015   Development Contractor, Inc.                      3,470  8/1/2017
    194       8/31/2025
    195       2/29/2016
----------------------------------------------------------------------------------------------
    196       6/30/2015   Nextel                                            1,600  7/31/2012
    197
    198       10/31/2015
    199
    200       5/30/2015   Victory Tops and Services                         3,000  7/31/2008
----------------------------------------------------------------------------------------------
    201       5/25/2007   Noodles & Company                                 2,602 12/31/2007
    202       8/31/2010   Celtic Bayou                                      2,537  3/31/2006
    203       4/30/2008   Kelly Paper Company                              19,933 12/31/2008
    204       11/30/2020
    205
----------------------------------------------------------------------------------------------
   205-a
   205-b
    206       7/31/2010   Daihen Advanced Component                         7,084  6/30/2010
    207       12/31/2008  Evergreen Bank                                    2,680  6/30/2008
    208       7/31/2010
----------------------------------------------------------------------------------------------
    209       10/31/2018
    210       10/31/2006  Family Dollar                                     7,504  1/31/2007
    211       12/31/2009
    212

                                                                                                               UPFRONT
                                                                LEASE       PERCENT             LEASED     REPLACEMENT
    ID       3RD LARGEST TENANT (8)                       SF  EXPIRATION     LEASED         AS-OF DATE     RESERVES ($)
-----------------------------------------------------------------------------------------------------------------------

     1       JC Penney                               201,097  3/31/2027       98.9%           8/1/2005
     2       Ashley Furniture Industries              19,474  6/30/2008       99.4%         10/11/2005          18,575
     3                                                                       100.0%          10/1/2005
    3-a                                                                      100.0%          10/1/2005
    3-b                                                                      100.0%          10/1/2005
-----------------------------------------------------------------------------------------------------------------------
    3-c                                                                      100.0%          10/1/2005
    3-d                                                                      100.0%          10/1/2005
    3-e                                                                      100.0%          10/1/2005
    3-f                                                                      100.0%          10/1/2005
    3-g                                                                      100.0%          10/1/2005
-----------------------------------------------------------------------------------------------------------------------
    3-h                                                                      100.0%          10/1/2005
    3-i                                                                      100.0%          10/1/2005
    3-j                                                                      100.0%          10/1/2005
     4                                                                        76.7%          7/31/2005         931,344
     5       Regal Cinemas Crocker                    24,442  4/30/2020       77.4%         11/15/2005
-----------------------------------------------------------------------------------------------------------------------
     6       Old Navy                                 25,000  7/31/2010       97.7%          9/30/2005
     7       Babies R Us                              30,400  1/31/2010       99.5%           9/1/2005
     8                                                                        92.5%          10/6/2005
     9       Scheels All Sports                       41,345  10/30/2009      92.2%          9/30/2005       1,185,000
    10                                                                        62.5%          9/30/2005          66,905
-----------------------------------------------------------------------------------------------------------------------
    11       Multex.com Inc                           13,216  10/31/2005      96.5%          9/12/2005
    12                                                                        65.0%           9/9/2005
    13       Ross Dress for Less                      30,160  1/31/2010       72.7%           8/1/2005
    14       Capgemini                                28,744  3/31/2012       85.2%          8/16/2005           5,346
    15                                                                        67.6%          8/12/2005
-----------------------------------------------------------------------------------------------------------------------
    16       Coldstone Creamery                        1,682  12/31/2010      89.0%          9/25/2005           3,784
    17       ABC Liquors, Inc.                        12,000  3/31/2008       98.0%          9/19/2005           1,817
    18       Christina Bank & Trust Company           11,326  12/31/2012      94.4%          10/1/2005           2,221
    19       Kenko Freight Systems, Inc.              82,039  7/16/2009      100.0%         10/22/2005
    20       Old Navy                                 12,653  10/31/2005     100.0%          8/31/2005
-----------------------------------------------------------------------------------------------------------------------
    21       Pure Fitness                             15,000  1/31/2007       95.5%          8/24/2005
    22                                                                        80.4%          8/31/2005          30,114
    23       Michaels Arts & Crafts                   23,696  2/28/2009       98.4%          8/30/2005
    24       HomeGoods                                27,130  11/30/2010      99.4%           8/9/2005
    25                                                                        89.5%         10/14/2005
-----------------------------------------------------------------------------------------------------------------------
    26       MERIT                                    19,658  12/27/2020     100.0%          8/11/2005
    27       Fisher Cleaning Company                   8,513  4/30/2013      100.0%          6/30/2005
    28                                                                        98.3%          9/27/2005
    29                                                                       100.0%         11/16/2005
    30                                                                        94.7%          7/31/2005
-----------------------------------------------------------------------------------------------------------------------
    31                                                                        98.9%          9/21/2005
    32       Daimo Noodle House                        4,000  12/1/2009       99.7%           9/1/2005
    33                                                                        97.1%           9/8/2005
    34                                                                        91.8%           9/7/2005
    35       Irwin's Hallmark                          5,182  1/31/2006       85.6%          9/27/2005
-----------------------------------------------------------------------------------------------------------------------
    36                                                                        95.0%          9/30/2005
    37       24 Hour Fitness                          24,708  10/5/2010       90.0%          9/12/2005
    38                                                                        92.6%          9/29/2005           6,167
    39                                                                        96.8%           9/8/2005
    40       Monterey Spa & Stove                      4,612  11/10/2014      98.2%         11/18/2005
-----------------------------------------------------------------------------------------------------------------------
    41       Merrill Lynch                            11,356   2/3/2007       82.8%          10/7/2005
    42       Cartridge World                           1,132  9/30/2010       97.1%         10/12/2005           2,095
    43       Simply Sophie                             3,200  9/15/2010       92.8%         10/14/2005
    44                                                                        97.1%          9/29/2005           5,300
    45                                                                        98.1%           9/8/2005
-----------------------------------------------------------------------------------------------------------------------
    46       Baird/Becker/White/Kadakia                5,754  3/31/2010       99.8%           9/9/2005
    47                                                                        98.8%           9/1/2005
    48                                                                        72.0%          6/30/2005          38,141
    49       Mortiz Interests, Ltd.                    4,543  8/31/2009       89.8%           9/9/2005
    50       Fort Bend Talent Academy                  5,500  5/31/2009       96.2%          10/7/2005
-----------------------------------------------------------------------------------------------------------------------
    51                                                                        70.4%          8/31/2005          15,572
    52       Dollar Tree                              10,075  2/28/2007      100.0%          10/3/2005
    53                                                                       100.0%           9/1/2005          51,770
    54                                                                        91.7%          9/29/2005           4,729
    55                                                                        82.4%          5/24/2005
-----------------------------------------------------------------------------------------------------------------------
   55-a                                                                       79.4%          5/24/2005
   55-b                                                                       85.5%          5/24/2005
   55-c                                                                       93.5%          5/24/2005
    56       Hallmark                                  4,400  4/30/2005       98.6%          8/31/2005
    57                                                                        72.3%          7/31/2005
-----------------------------------------------------------------------------------------------------------------------
    58                                                                        60.2%          7/31/2005
    59                                                                        82.6%          7/31/2005
    60                                                                        74.7%          7/31/2005
    61                                                                       100.0%          9/23/2005
    62       ADT                                      17,103  1/31/2007       82.2%          10/1/2005
-----------------------------------------------------------------------------------------------------------------------
    63                                                                        92.1%         10/24/2005
    64                                                                        89.0%           8/1/2005
    65                                                                       100.0%          8/17/2005           1,500
    66       Kinecta Federal Credit Union              3,194  11/30/2009      96.4%         10/20/2005
    67       Home Team Promotions, Inc.                1,863  9/30/2006      100.0%         10/20/2005
-----------------------------------------------------------------------------------------------------------------------
    68       C.H. Robinson Worldwide, Inc.             2,568  12/22/2009     100.0%         10/20/2005
    69       Advance Auto Parts                        7,000  12/31/2006     100.0%          10/1/2005
    70       US Post Office                            7,500  12/11/2012     100.0%           7/6/2005             255
    71                                                                        95.9%          9/22/2005           4,489
    72       Texas Childrens Pediatric Associates      5,280  5/17/2007      100.0%           8/3/2005
-----------------------------------------------------------------------------------------------------------------------
    73       OfficeMax                                25,000  1/31/2007       96.5%          8/31/2005
    74                                                                        98.8%          8/29/2005
    75                                                                       100.0%          9/22/2005           3,688
    76                                                                       100.0%          9/29/2005           2,655
    77       Sav-A-Lot                                15,800  2/28/2010       83.9%           7/1/2005
-----------------------------------------------------------------------------------------------------------------------
    78                                                                        95.6%          9/30/2005
    79       Dollar Tree                               7,992  1/31/2008      100.0%         10/27/2005             910
    80       Style                                     2,000   2/1/2007      100.0%           9/1/2005             145
    81       Star Bridge Systems                       8,227  1/31/2007       97.3%          11/1/2005          40,000
    82                                                                       100.0%          8/29/2005
-----------------------------------------------------------------------------------------------------------------------
    83                                                                       100.0%         10/20/2005
    84                                                                        86.4%            Various
   84-a                                                                       86.5%          8/11/2005
   84-b      Michael A. Arrow, DMD                     2,287  4/30/2010      100.0%          9/30/2005
    85       Lemont MRI                                3,422  10/31/2009      81.1%          6/16/2005
-----------------------------------------------------------------------------------------------------------------------
    86                                                                       100.0%          10/9/2005
    87       Chico's                                   2,674  6/30/2010       80.8%         10/20/2005             391
    88       Best Cuts - Regis Corporation             1,200  6/30/2009      100.0%          9/27/2005
    89                                                                        99.5%          9/16/2005
    90                                                                        98.2%          9/20/2005
-----------------------------------------------------------------------------------------------------------------------
    91                                                                        92.0%          9/30/2005
   91-a                                                                       96.3%          9/30/2005
   91-b                                                                       90.9%          9/30/2005
   91-c                                                                       89.7%          9/30/2005
   91-d                                                                       85.7%          9/30/2005
-----------------------------------------------------------------------------------------------------------------------
   91-e                                                                       83.3%          9/30/2005
   91-f                                                                       91.7%          9/30/2005
    92       Dollar General                            5,250  5/31/2008       96.0%           6/1/2005         140,000
    93                                                                       100.0%         10/19/2005
    94       Aldi, Inc.                               15,422  6/30/2006       98.7%           3/3/2005
-----------------------------------------------------------------------------------------------------------------------
    95       Altaquip, LLC                            12,101  10/31/2008      85.6%         10/18/2005
    96                                                                       100.0%          11/1/2005
    97                                                                       100.0%          6/28/2005
    98       Total Image Salon                         3,780  1/31/2006       96.3%          11/1/2005          35,833
    99       Cool Cafe                                 2,000  8/31/2010      100.0%         10/17/2005
-----------------------------------------------------------------------------------------------------------------------
    100                                                                       91.9%          7/31/2005
    101                                                                       76.4%          9/20/2005
    102                                                                       86.8%          7/31/2005
    103      ABC Store                                 2,400  1/31/2006      100.0%           9/1/2005
    104      By Essence                                5,500  8/31/2008       94.9%         10/27/2005
-----------------------------------------------------------------------------------------------------------------------
    105      Physical Therapy Associates               3,900  6/30/2007      100.0%          10/6/2005             915
    106      Family Dollar                            10,788  12/31/2007     100.0%          9/30/2005         150,000
    107                                                                       84.5%         10/11/2005
    108                                                                       95.1%          9/29/2005           2,997
    109      Super Chinese Buffet                      4,500  1/31/2007       77.2%          8/16/2005
-----------------------------------------------------------------------------------------------------------------------
    110      Cozzoli's Pizzeria                        2,943  5/31/2006      100.0%         10/28/2005
    111                                                                       94.0%          9/30/2005
    112      Discount Tire Centers                     7,050  8/31/2005       96.4%           8/1/2005
    113      Joe James Salon                           6,300  4/30/2011       87.4%           9/1/2005
    114      MN State Arts Board                       7,078  10/31/2006      67.6%         10/19/2005
-----------------------------------------------------------------------------------------------------------------------
    115                                                                       63.0%           9/7/2005
    116      Bagel Shop                                3,267  12/31/2016     100.0%           7/1/2005
    117                                                                       87.8%          9/26/2005
    118      NovaCare                                  2,400  5/31/2008       97.1%         10/17/2005             848
    119      Carpeteria                                3,765  12/31/2014     100.0%          8/31/2005
-----------------------------------------------------------------------------------------------------------------------
    120      The Coney Grill                           4,156  10/1/2015       92.9%          11/7/2005
    121                                                                      100.0%          6/29/2005         885,242
    122      Susquehanna Bank                          2,960  10/31/2025     100.0%          6/27/2005             476
    123                                                                       96.0%          9/22/2005           2,083
    124                                                                      100.0%           7/1/2005
-----------------------------------------------------------------------------------------------------------------------
    125                                                                       89.0%           7/1/2005
    126                                                                      100.0%          8/10/2005
    127                                                                       97.9%          9/22/2005           1,921
    128                                                                       92.5%          8/30/2005          35,600
    129                                                                      100.0%          9/27/2005
-----------------------------------------------------------------------------------------------------------------------
    130      Third Federal Savings and Loan            6,763  9/30/2010       95.0%          10/1/2005          31,611
    131      Hope for the City                        20,166  5/31/2008      100.0%           8/3/2005
    132      Ashbrook Construction                     4,700  5/31/2010       93.0%          7/26/2005
    133                                                                      100.0%          8/29/2005
    134                                                                      100.0%           9/1/2005             327
-----------------------------------------------------------------------------------------------------------------------
    135                                                                       94.1%          7/31/2005
    136      The Shoe Department                       4,800  8/31/2010       92.2%         10/27/2005
    137                                                                      100.0%           6/8/2005
   137-a                                                                     100.0%           6/8/2005
   137-b                                                                     100.0%           6/8/2005
-----------------------------------------------------------------------------------------------------------------------
    138      Music Conservatory of Texas               2,412  12/31/2005     100.0%         10/31/2005             304
    139                                                                       89.4%          9/15/2005
    140      MCI Worldcom-MCI                          4,188  8/31/2006       93.0%          7/28/2005         190,000
    141      Relaxation Roost Salon & Day Spa          2,227  3/31/2010       95.9%         10/10/2005
    142                                                                       96.8%          6/10/2005
-----------------------------------------------------------------------------------------------------------------------
    143      St. James Sports Bar                      2,800  6/30/2008       96.5%           9/1/2005
    144                                                                      100.0%           7/1/2005
    145      $2 Fabric Store                          15,818  9/30/2010      100.0%          10/7/2005
    146      Thelander Management Co.                  1,916  11/30/2005     100.0%           7/1/2005
    147      Constellation Brands                      2,869  2/28/2008      100.0%          9/29/2005
-----------------------------------------------------------------------------------------------------------------------
    148                                                                       98.3%         10/12/2005
    149      Smith & Hawken                            3,500  1/31/2007      100.0%          9/13/2005
    150                                                                       92.1%           9/1/2005
    151      Appointed Time Ministries                 6,250  8/14/2006       98.3%          5/19/2005
    152                                                                      100.0%           6/8/2005
-----------------------------------------------------------------------------------------------------------------------
    153                                                                      100.0%          10/6/2005
    154                                                                       97.8%          9/22/2005             985
    155                                                                       97.7%          7/26/2005
    156      Tropicana Sacramento                     10,484  10/31/2013     100.0%          9/16/2005
    157                                                                       97.5%          6/30/2005
-----------------------------------------------------------------------------------------------------------------------
    158                                                                       90.0%          5/31/2005
    159                                                                       98.4%          4/30/2005
    160      Toni Goodrich                             2,260  6/30/2007      100.0%          10/3/2005
    161                                                                       78.0%          5/30/2005
    162      First American Bank                       3,225   1/1/2015      100.0%          8/25/2005
-----------------------------------------------------------------------------------------------------------------------
    163      Cal-Dental Group, LLC                     1,600  7/25/2012      100.0%         10/31/2005
    164      Granite Bay Capital                       2,072  4/30/2010      100.0%          9/19/2005
    165                                                                       89.3%           9/7/2005
    166      Dollar Tree                              10,800   6/5/2013       95.9%           4/1/2005
    167                                                                       96.5%          9/30/2005
-----------------------------------------------------------------------------------------------------------------------
    168      Trick Shoots Billiards                    3,504  11/30/2010     100.0%           9/7/2005
    169                                                                      100.0%          11/1/2005
    170                                                                      100.0%          7/27/2005
    171                                                                       95.0%          9/22/2005             970
    172      Bottle Shop                               1,800  3/31/2008      100.0%         10/11/2005
-----------------------------------------------------------------------------------------------------------------------
    173      Therapy Spot                              2,665  11/30/2008     100.0%           7/1/2005
    174      Party Zone                                3,120  12/31/2007      89.2%           8/1/2005
    175                                                                      100.0%          9/29/2005           1,668
    176                                                                      100.0%          11/1/2005
    177                                                                       98.9%            Various
-----------------------------------------------------------------------------------------------------------------------
   177-a     Summit Technologies                       1,961  12/31/2005      98.6%          8/22/2005
   177-b     South Whitney Pizza                       1,564  7/31/2007      100.0%           9/1/2005
    178      DMV                                       5,733  12/31/2010      88.9%          9/13/2005
    179                                                                      100.0%          9/28/2005
    180                                                                       85.6%          10/1/2005
-----------------------------------------------------------------------------------------------------------------------
    181      St. Germain Style                         2,507  12/31/2009     100.0%           9/1/2005
    182                                                                       93.1%          8/31/2005         113,683
    183      AutoZone, Inc.                            7,800  7/31/2006       93.9%          7/15/2005
    184                                                                       75.1%          6/27/2005
    185                                                                      100.0%          7/25/2005
-----------------------------------------------------------------------------------------------------------------------
    186      John Frangoulis                           2,392     MTM          94.1%          9/30/2005
    187                                                                       79.1%          6/27/2005
    188                                                                      100.0%           9/8/2005
    189                                                                      100.0%          8/26/2005
    190                                                                      100.0%         10/21/2005
-----------------------------------------------------------------------------------------------------------------------
    191      Ken-Crest Services                        2,500  12/31/2007     100.0%           9/7/2005
    192      Movie Gallery                             3,200  5/31/2009      100.0%          9/26/2005
    193                                                                      100.0%          8/23/2005
    194                                                                      100.0%         11/10/2005
    195                                                                      100.0%          10/7/2005
-----------------------------------------------------------------------------------------------------------------------
    196      HealthSouth                               1,431  7/31/2010      100.0%          8/29/2005
    197                                                                       69.3%          6/30/2005
    198                                                                      100.0%          11/1/2005
    199                                                                       76.2%          6/27/2005
    200      Power Stroke Graphic                      3,000  8/31/2008       90.0%          7/22/2005
-----------------------------------------------------------------------------------------------------------------------
    201      T.Q. Diamonds                             2,292  3/31/2007      100.0%          10/1/2005
    202      Pet Professionals                         1,950  6/30/2008       90.2%         10/19/2005
    203                                                                      100.0%           9/1/2005
    204                                                                      100.0%          7/22/2005
    205                                                                      100.0%         10/13/2005             537
-----------------------------------------------------------------------------------------------------------------------
   205-a                                                                     100.0%         10/13/2005
   205-b                                                                     100.0%         10/13/2005
    206                                                                      100.0%           9/9/2005
    207                                                                      100.0%           8/5/2005
    208                                                                      100.0%          10/5/2005
-----------------------------------------------------------------------------------------------------------------------
    209                                                                      100.0%           8/1/2005
    210      Frame Pro's                               3,550  8/31/2007      100.0%         10/25/2005
    211                                                                      100.0%           8/9/2005
    212                                                                      100.0%          6/30/2005

                                             MONTHLY
                                         REPLACEMENT            UPFRONT    MONTHLY    MONTHLY TAX     MONTHLY INSURANCE
    ID                                   RESERVES ($)          TI/LC ($)  TI/LC ($)     ESCROW ($)            ESCROW ($)
------------------------------------------------------------------------------------------------------------------------

     1
     2                                        18,575                                      187,910                19,361
     3                                        11,333          1,500,000     44,416         57,120                11,699
    3-a
    3-b
------------------------------------------------------------------------------------------------------------------------
    3-c
    3-d
    3-e
    3-f
    3-g
------------------------------------------------------------------------------------------------------------------------
    3-h
    3-i
    3-j
     4     Quarterly Deposit of 4% of Gross Revenues                                      342,439
     5                                         8,916          2,070,234     30,000        600,000                13,083
------------------------------------------------------------------------------------------------------------------------
     6
     7                                                                                     66,782                 6,262
     8                                        26,500                                      121,581                21,890
     9                                         5,100     2,000,000 (LOC)    16,958        106,589                 5,250
    10                                        66,905                                       29,407
------------------------------------------------------------------------------------------------------------------------
    11                                         2,662                        26,622        144,833
    12                                                                                     40,700
    13                                         4,198          2,137,538      6,250         42,083                11,251
    14                                         5,346            395,599     33,333
    15                                                                                     60,517
------------------------------------------------------------------------------------------------------------------------
    16                                         3,784            345,000                    49,938
    17                                         1,817                                       57,069                 2,582
    18                                         2,221             12,500     12,500          9,544                 1,637
    19
    20                                                                                     15,761
------------------------------------------------------------------------------------------------------------------------
    21                                         2,573                         4,114         25,684                 5,100
    22                                        30,114                                       31,201
    23
    24                                         2,687                                                              5,436
    25                                         5,600
------------------------------------------------------------------------------------------------------------------------
    26                                                                                     46,449                 1,961
    27
    28                                         6,925                                       26,077                 4,322
    29                                         2,378                                        8,920                 2,447
    30                                                                                     34,213
------------------------------------------------------------------------------------------------------------------------
    31
    32                                                                                     17,141                 3,057
    33                                         4,948             44,800                     1,945                 3,570
    34                                         6,188                                       10,526                 4,238
    35                                                                                     28,948
------------------------------------------------------------------------------------------------------------------------
    36                                                                                     24,046
    37
    38                                         6,167                                        4,821
    39                                         5,538                                        3,375                 3,400
    40
------------------------------------------------------------------------------------------------------------------------
    41                                                          180,000     15,000         16,992
    42                                         2,095                                       10,833                 1,120
    43                                                                       1,000          4,166
    44                                         5,300                                       23,456
    45                                         5,483                                       27,823                 3,230
------------------------------------------------------------------------------------------------------------------------
    46                                                                                     38,612
    47                                         4,200                                        6,662                 3,006
    48                                        38,141                                       27,798
    49
    50                                         1,000                         8,500
------------------------------------------------------------------------------------------------------------------------
    51                                                                                                            2,333
    52                                         1,431                         5,858         17,223                 2,053
    53                                                          544,000     11,325                                3,355
    54                                         4,729                                        8,456
    55                                         1,883                                       14,915                 2,226
------------------------------------------------------------------------------------------------------------------------
   55-a
   55-b
   55-c
    56                                         1,128                                        6,517                 1,030
    57                                         5,031                                        1,687
------------------------------------------------------------------------------------------------------------------------
    58                                         4,234                                          209
    59                                         5,599                                        2,825
    60                                         4,877                                          621
    61                                         1,967                         4,688
    62                                         1,700            195,000      8,335          4,380
------------------------------------------------------------------------------------------------------------------------
    63                                                                                     21,521
    64                                           846                                        2,448                 1,050
    65                                         1,500            600,000                    17,095                 1,820
    66                                           810                                        2,649                 1,399
    67                                           800                                        2,649                 1,399
------------------------------------------------------------------------------------------------------------------------
    68                                           217                                          817                   296
    69
    70                                           255
    71                                         4,489                                       13,040
    72                                           831                         5,300         16,321                 2,614
------------------------------------------------------------------------------------------------------------------------
    73
    74                                         2,100                                        7,251                 1,675
    75                                         3,688                                        6,103
    76                                         2,655                                       10,055
    77                                         3,456                         7,300          7,320
------------------------------------------------------------------------------------------------------------------------
    78                                                                                      4,743
    79                                           910              1,625      1,625          5,675
    80                                           145                354        354         12,889                 1,964
    81                                         1,714            240,000      8,000         10,752                 1,856
    82                                                                                     13,535                 8,112
------------------------------------------------------------------------------------------------------------------------
    83                                                     300,000 (LOC)
    84                                         1,387                         1,636          6,331
   84-a
   84-b
    85                                           648                         5,039         16,600                   697
------------------------------------------------------------------------------------------------------------------------
    86                                                     527,600 (LOC)                    5,252
    87                                           391              1,171      1,171          4,128                   843
    88
    89                                                                                     17,244                 1,532
    90                                         5,454                                       12,564                 1,466
------------------------------------------------------------------------------------------------------------------------
    91                                         4,675                                        4,442                 4,980
   91-a
   91-b
   91-c
   91-d
------------------------------------------------------------------------------------------------------------------------
   91-e
   91-f
    92                                           792            100,000                     6,274                 1,333
    93                                                                       9,470          2,443                 3,123
    94                                         1,654                         8,929         14,629
------------------------------------------------------------------------------------------------------------------------
    95
    96                                         2,113                                       17,510                 2,088
    97                                           826                                        6,867                   577
    98
    99                                                                                      1,866
------------------------------------------------------------------------------------------------------------------------
    100                                                                                     2,847
    101                                                                                     8,753
    102                                          779                                        7,767                 1,168
    103                                        2,047                         1,750          4,603                   583
    104                                          584                                        4,913                   365
------------------------------------------------------------------------------------------------------------------------
    105                                          915                                        4,863
    106                                        1,124            300,000      5,000          3,271                 1,318
    107                                        1,328     1,000,000 (LOC)                   17,740                 1,290
    108                                        2,997                                        5,893
    109                                        2,420                         2,000         30,150                 1,995
------------------------------------------------------------------------------------------------------------------------
    110
    111                                                                                     5,334
    112                                        2,000                                        8,830                 2,543
    113                                        1,572             90,000      5,400          6,051                 2,216
    114
------------------------------------------------------------------------------------------------------------------------
    115                                          886                                        6,807                   842
    116                                                                      2,163
    117                                        1,500                                        4,520                 1,754
    118                                          848              2,500      2,500         12,743
    119                                          736                         1,000          3,090                   480
------------------------------------------------------------------------------------------------------------------------
    120                                                                      2,325             95
    121                                        4,122                                        9,556                   461
    122                                          476              1,667      1,667          3,724                   797
    123                                        2,083                                        5,272
    124                                          670
------------------------------------------------------------------------------------------------------------------------
    125                                          639                                        1,441                   408
    126                                          560
    127                                        1,921                                        6,930
    128                                          833                                        5,917                   759
    129                                          189
------------------------------------------------------------------------------------------------------------------------
    130                                                                                     7,189                 2,790
    131
    132                                                                                     1,816                   435
    133
    134                                          327
------------------------------------------------------------------------------------------------------------------------
    135                                                                                    10,392
    136                                          513                                        2,761                   287
    137                                        1,188                                        5,887                 1,706
   137-a
   137-b
------------------------------------------------------------------------------------------------------------------------
    138                                          304              1,250      1,250          6,404                   872
    139                                          665                                        5,000                   665
    140                                          800                         2,500          2,886                   588
    141                                                          41,160                     1,360
    142                                                                                     1,819                   448
------------------------------------------------------------------------------------------------------------------------
    143                                        1,354            200,000      1,750          7,075                 1,893
    144
    145
    146                                                                                     3,251                   654
    147                                          627                         2,283          4,675                 1,050
------------------------------------------------------------------------------------------------------------------------
    148                                        1,620                                        3,328                   834
    149                                                                                       284
    150                                        3,167                                        4,382                 3,461
    151                                        2,827                         4,317          6,780                   584
    152
------------------------------------------------------------------------------------------------------------------------
    153
    154                                          985                                        4,054
    155                                        1,081                                        3,473                   835
    156                                                                                     5,452                 1,383
    157                                          475                                        3,532                   661
------------------------------------------------------------------------------------------------------------------------
    158
    159                                                                                     2,989                 2,315
    160                                                                                     1,974
    161
    162                                          378                         1,964          4,813                   777
------------------------------------------------------------------------------------------------------------------------
    163                                                                      1,204
    164                                                                      1,890            664                   537
    165                                        1,750                                        7,660                 1,252
    166                                        1,000                         2,750          3,417                 2,959
    167                                        1,581                                        3,808                 1,118
------------------------------------------------------------------------------------------------------------------------
    168                                          651                         1,450          4,200                   254
    169
    170                                          343             50,000      1,039          6,578                   648
    171                                          970                                        2,612
    172                                                                      1,283          3,872
------------------------------------------------------------------------------------------------------------------------
    173                                          250                         1,803          3,774                   983
    174                                          375                         1,600          1,341                   542
    175                                        1,668                                        5,078
    176
    177                                                                                     6,369
------------------------------------------------------------------------------------------------------------------------
   177-a
   177-b
    178                                          929            200,000      3,085          3,676                   385
    179                                          274                           575          4,437                   302
    180                                        2,600                                        2,416                 3,111
------------------------------------------------------------------------------------------------------------------------
    181                                          310                         1,174          5,311                   635
    182                                        2,390                                        3,112                 1,291
    183                                        3,081             75,000      2,670          4,591                   734
    184                                          809                                        4,450                   970
    185                                        1,571                                        2,102                   955
------------------------------------------------------------------------------------------------------------------------
    186                                                                                     5,983                   451
    187                                          750                                        4,851                   449
    188                                                                                     3,662                 1,457
    189                                                                                     1,424                   489
    190                                                                                     4,294
------------------------------------------------------------------------------------------------------------------------
    191                                                                      1,705          2,279
    192                                                             600        600          1,322
    193
    194                                                          55,000                     1,022
    195                                                                                     1,286
------------------------------------------------------------------------------------------------------------------------
    196                                                                                       699
    197                                          846                                        4,758                   611
    198
    199                                          330                                        4,388                   406
    200                                                                                       342                   440
------------------------------------------------------------------------------------------------------------------------
    201                                                                                     2,688                   353
    202                                                          25,000                     2,193
    203                                                         100,000
    204                                                                                     1,905
    205                                          537                516        516          1,906
------------------------------------------------------------------------------------------------------------------------
   205-a
   205-b
    206                                                                      1,127          1,362
    207                                          295                           652          1,158                   254
    208                                                                                       682                   161
------------------------------------------------------------------------------------------------------------------------
    209
    210                                                                                     2,474
    211                                                                                     1,303                   333
    212

                      UPFRONT    OTHER ESCROW
 ID      OTHER ESCROW ($) (9)    DESCRIPTION (9)
------------------------------------------------------------------------------------------------------------------------------------

  1
  2                 6,760,318    Debt Service ($1,141,377) and Construction ($5,618,941)
  3                     5,000    Environmental Reserve
 3-a
 3-b
------------------------------------------------------------------------------------------------------------------------------------
 3-c
 3-d
 3-e
 3-f
 3-g
------------------------------------------------------------------------------------------------------------------------------------
 3-h
 3-i
 3-j
  4                   924,000    Debt Service Reserve
  5                25,746,749    LOC ($22,000,000), Public Improvement Bond Assessments Reserve ($2,643,153), Morgan Stanley Reserve
                                   ($370,948), Retail Rent Reserve ($145,688), Boulevard Suite Construction Reserve ($586,960)
------------------------------------------------------------------------------------------------------------------------------------
  6
  7                    50,000    Environmental Reserve
  8
  9                 1,445,000    Blockbuster Reserve ($1,290,000), Starbucks Building Reserve ($155,000)
 10
------------------------------------------------------------------------------------------------------------------------------------
 11
 12                 1,816,429    PIP Escrow
 13
 14
 15                 4,409,703    Environmental & PIP Escrow
------------------------------------------------------------------------------------------------------------------------------------
 16                   300,000    Debt Service ($300,000), Excess Cash Reserve Fund
 17                   515,800    Winn-Dixie Reserve
 18
 19
 20                   300,000    Holdback Reserve
------------------------------------------------------------------------------------------------------------------------------------
 21
 22                              Other Ground Rent
 23
 24            4,675,000 (LOC)   Best Buy TI Holdback Reserve
 25
------------------------------------------------------------------------------------------------------------------------------------
 26
 27
 28
 29
 30
------------------------------------------------------------------------------------------------------------------------------------
 31                    47,000    Capex Letter of Credit
 32                    73,858    Ground Rent Reserve
 33                    24,624    Identified Lease Reserve
 34
 35            2,000,000 (LOC)   Additional Collateral
------------------------------------------------------------------------------------------------------------------------------------
 36
 37
 38
 39
 40
------------------------------------------------------------------------------------------------------------------------------------
 41
 42
 43
 44
 45
------------------------------------------------------------------------------------------------------------------------------------
 46
 47
 48                    18,742    Parking Easement Reserve
 49
 50                    37,972    Pearle Vision Reserve
------------------------------------------------------------------------------------------------------------------------------------
 51
 52
 53                   500,000    Special Impound (Unit 1688):  Extra security for certain Tenant Improvements
 54
 55
------------------------------------------------------------------------------------------------------------------------------------
55-a
55-b
55-c
 56
 57
------------------------------------------------------------------------------------------------------------------------------------
 58
 59
 60
 61
 62                   400,000    Century 21 Reserve
------------------------------------------------------------------------------------------------------------------------------------
 63
 64
 65
 66
 67
------------------------------------------------------------------------------------------------------------------------------------
 68
 69
 70
 71
 72
------------------------------------------------------------------------------------------------------------------------------------
 73
 74                    53,750    Seismic Reserve
 75
 76
 77
------------------------------------------------------------------------------------------------------------------------------------
 78
 79
 80
 81
 82
------------------------------------------------------------------------------------------------------------------------------------
 83                   450,000    Letter of Credit in Lieu of Security Deposit
 84
84-a
84-b
 85                 1,312,444    Improvement Reserve ($112,444), Occupancy Reserve ($1,200,000)
------------------------------------------------------------------------------------------------------------------------------------
 86
 87                 1,554,167    New Tenant Holdback, Ground Rent Reserve
 88
 89
 90
------------------------------------------------------------------------------------------------------------------------------------
 91                    15,000    Environmental Reserve
91-a
91-b
91-c
91-d
------------------------------------------------------------------------------------------------------------------------------------
91-e
91-f
 92
 93
 94
------------------------------------------------------------------------------------------------------------------------------------
 95
 96                     4,375    Environmental Reserve
 97
 98
 99
------------------------------------------------------------------------------------------------------------------------------------
 100
 101
 102
 103
 104
------------------------------------------------------------------------------------------------------------------------------------
 105
 106
 107
 108
 109
------------------------------------------------------------------------------------------------------------------------------------
 110
 111
 112
 113
 114
------------------------------------------------------------------------------------------------------------------------------------
 115                   70,000    Environmental Reserve
 116
 117
 118
 119
------------------------------------------------------------------------------------------------------------------------------------
 120                  205,888    Closing Competion ($63,000) and Construction Completion ($142,888)
 121
 122                  569,275    Susquehanna Reserve ($320,000), Construction Reserve ($249,275)
 123
 124
------------------------------------------------------------------------------------------------------------------------------------
 125                  470,000    Holdback Impound (LOC)
 126
 127
 128
 129
------------------------------------------------------------------------------------------------------------------------------------
 130
 131
 132
 133
 134
------------------------------------------------------------------------------------------------------------------------------------
 135
 136
 137
137-a
137-b
------------------------------------------------------------------------------------------------------------------------------------
 138
 139                  728,800    Stabilization Letter of Credit ($725,000 LOC), Tax Lien Reserve ($3,800)
 140
 141                  159,986    Holdback Impound
 142
------------------------------------------------------------------------------------------------------------------------------------
 143
 144
 145
 146
 147
------------------------------------------------------------------------------------------------------------------------------------
 148                   64,000    Seismic Reserve
 149
 150
 151
 152
------------------------------------------------------------------------------------------------------------------------------------
 153
 154
 155
 156
 157
------------------------------------------------------------------------------------------------------------------------------------
 158
 159
 160
 161
 162
------------------------------------------------------------------------------------------------------------------------------------
 163
 164
 165
 166                   20,000    Vacant Space Reserve
 167
------------------------------------------------------------------------------------------------------------------------------------
 168
 169
 170
 171
 172                   60,900    Rental Reserves
------------------------------------------------------------------------------------------------------------------------------------
 173
 174
 175
 176
 177
------------------------------------------------------------------------------------------------------------------------------------
177-a
177-b
 178
 179
 180
------------------------------------------------------------------------------------------------------------------------------------
 181                   48,000    Rent-Up Impound
 182                   65,000    Rent Reserve
 183                  312,633    Permitted Mortgage Reserve LOC ($304,333), First Mortgage Reserve ($8,300)
 184
 185
------------------------------------------------------------------------------------------------------------------------------------
 186
 187
 188
 189
 190
------------------------------------------------------------------------------------------------------------------------------------
 191
 192
 193
 194
 195
------------------------------------------------------------------------------------------------------------------------------------
 196
 197
 198
 199
 200
------------------------------------------------------------------------------------------------------------------------------------
 201
 202
 203
 204
 205
------------------------------------------------------------------------------------------------------------------------------------
205-a
205-b
 206
 207
 208
------------------------------------------------------------------------------------------------------------------------------------
 209
 210
 211
 212

       ENVIRONMENTAL  ENGINEERING
 ID     REPORT DATE   REPORT DATE   SPONSOR
------------------------------------------------------------------------------------------------------------------------------------

  1      8/1/2005     10/20/2005    CBL & Associates Limited Partnership
  2      3/25/2005                  The Related Companies, L.P.
  3      9/13/2005     9/13/2005    Raymond C. Lee
 3-a     9/12/2005     9/13/2005
 3-b     9/13/2005     9/13/2005
------------------------------------------------------------------------------------------------------------------------------------
 3-c     9/13/2005     9/13/2005
 3-d     9/13/2005     9/13/2005
 3-e     9/13/2005     9/13/2005
 3-f     9/13/2005     9/13/2005
 3-g     9/13/2005     9/13/2005
------------------------------------------------------------------------------------------------------------------------------------
 3-h     9/13/2005     9/13/2005
 3-i     9/13/2005     9/13/2005
 3-j     9/13/2005     9/13/2005
  4      8/23/2005     8/16/2005    LaSalle Hotel Properties, Inc.
  5      11/7/2005     11/7/2005    Robert L. Stark, Morry Weiss
------------------------------------------------------------------------------------------------------------------------------------
  6      6/17/2005     6/29/2005    William S. Levine
  7      7/14/2005     7/12/2005    Guy E. Beatty
  8      9/21/2005     9/21/2005    Harold Beznos, Paola Luptak
  9     11/30/2004    11/19/2004    Garo Kholamian
 10      7/19/2005     8/29/2005    Pennsylvania State Employees' Retirement System
------------------------------------------------------------------------------------------------------------------------------------
 11      8/12/2005     8/6/2005     Jeffrey J. Feil, Lloyd Goldman, Joseph Nakash
 12      7/11/2005     6/28/2005    Sunstone Hotel Investors, Inc.
 13      9/21/2005    10/21/2005    Investcorp International
 14      3/16/2005     3/16/2005    Forest City Ratner
 15      7/6/2005      7/1/2005     Sunstone Hotel Investors, Inc.
------------------------------------------------------------------------------------------------------------------------------------
 16      10/3/2005     9/15/2005    JPI Lifestyle Apartment Communities, L.P.
 17      7/30/2005     8/5/2005     Daniel Massry
 18      4/1/2004      3/31/2004    Jack P. Stoltz and Keith Stoltz
 19      9/9/2005      9/8/2005     Barry Berckett, Moshe J. Sassover, Robert Flesh
 20      9/2/2005      9/2/2005     Nick S. Vidalakis
------------------------------------------------------------------------------------------------------------------------------------
 21      9/20/2005     10/5/2005    Nazirudin Hirani, Sim Capon
 22      3/31/2005     3/31/2005    Robert Alter
 23      8/23/2005     8/16/2005    Edward H. Rogerson, B & J Development LLC
 24      8/11/2005     8/25/2005    Robert C. Baker
 25      5/3/2005      5/5/2005     Peter H. Edwards
------------------------------------------------------------------------------------------------------------------------------------
 26      8/10/2005     8/5/2005     Vlasic Properties, L.L.C
 27      8/16/2005     8/17/2005    Richard Fisher, M. Anthony Fisher, Kenneth Fisher, Steven Fisher and Arnold Fisher
 28      9/13/2005     9/8/2005     Barbara J. Tucci, Timothy F. Tucci, Kathryn J. Dobler, Gonzalo de Jesus Fernandez,
                                        Christina E. Dobler, David W. Dearth
 29      8/26/2005     8/30/2005    Gary R. Janko, Christopher Noon
 30      9/14/2005     9/15/2005    Spencer Partrich, Mickey Shapiro
------------------------------------------------------------------------------------------------------------------------------------
 31      8/26/2005     8/26/2005    Joseph Milton
 32      8/1/2005      8/9/2005     Terry Kwong
 33      10/3/2005     9/16/2005    Place Properties, L.P.
 34      9/15/2005     9/14/2005    Richard M. Perlman
 35      11/8/2004    11/10/2004    Columbus Realty Investments, Ltd
------------------------------------------------------------------------------------------------------------------------------------
 36      9/12/2005     9/13/2005    Spencer Partrich, Mickey Shapiro
 37      11/6/2005     11/7/2005    Michael LaBarbera, Robert B. Facchino, Robert B. Facchino II, Marie Hedges, Salvatore LaBarbera
 38      7/20/2005     7/20/2005    Seryl Kushner and George Gellert
 39      9/16/2005     9/16/2005    Place Properties, L.P.
 40     10/28/2005    10/26/2005    Inland Western Retail Real Estate Trust, Inc.
------------------------------------------------------------------------------------------------------------------------------------
 41      11/6/2005     11/7/2005    Esnet Ltd.
 42      4/22/2005    10/24/2005    George Petrie and John A. Goodman
 43      9/6/2005     10/14/2005    Harvin, William; Howard Bowen
 44     10/15/2005    10/11/2005    Seryl Kushner and George Gellert
 45      9/16/2005     9/16/2005    Place Properties, L.P.
------------------------------------------------------------------------------------------------------------------------------------
 46      8/1/2005      8/3/2005     Sand Canyon MOB No. 1
 47      6/17/2005     6/13/2005    Covington Realty Partners LLC
 48      5/25/2005     3/31/2005    Sunstone Hotel Investors, Inc.
 49      8/25/2005     8/31/2005    TPRF/Seville, L.P.
 50      9/20/2005     10/5/2005    Patrick Kong, Debra Kong
------------------------------------------------------------------------------------------------------------------------------------
 51      9/9/2005      9/6/2005     William McNamara, Joe Heenan and Chris Churchill
 52      8/31/2005     8/31/2005     Lawrence Levey
 53      8/8/2005      8/8/2005     P. Randall ten Doesschate, Joseph W. Lamkin, Douglas J. McDonald
 54      7/20/2005     7/20/2005    Seryl Kushner and George Gellert
 55      5/23/2005     5/24/2005    Benjamin L Kadish, James Soboleski
------------------------------------------------------------------------------------------------------------------------------------
55-a     5/23/2005     5/24/2005
55-b     5/23/2005     5/24/2005
55-c     5/23/2005     5/24/2005
 56      9/1/2005      8/29/2005    Steven J. Maxwell
 57      8/30/2005     8/30/2005    Thomas E. Shoemaker, Douglas L. Steinke
------------------------------------------------------------------------------------------------------------------------------------
 58      8/29/2005     8/31/2005    Thomas E. Shoemaker, Douglas L. Steinke
 59      8/31/2005     9/1/2005     Thomas E. Shoemaker, Douglas L. Steinke
 60      8/25/2005     9/1/2005     Thomas E. Shoemaker, Douglas L. Steinke
 61      9/16/2005     9/6/2005     James Chamberlain, Carl Greenwood
 62      9/6/2005      9/6/2005     Donald Cook, Roger Allen
------------------------------------------------------------------------------------------------------------------------------------
 63     10/10/2005     10/3/2005    Weissenberger, Sr., Guntram
 64      9/27/2005     9/26/2005    Continental Communities II, LLC
 65      10/6/2005    10/10/2005    Andrew Eshelman and Charles Salcetti
 66      9/9/2005      9/13/2005    William R Lee, Gary V Wild
 67      9/9/2005      9/13/2005    William R Lee, Gary V Wild
------------------------------------------------------------------------------------------------------------------------------------
 68      9/9/2005      9/13/2005    William R Lee, Gary V Wild
 69      8/25/2005     7/28/2005    Joseph T. Scuderi and Elaine M. Scuderi
 70      9/19/2005     6/30/2005    Steven Fogel and Howard Banchik
 71     10/15/2005    10/11/2005    Seryl Kushner and George Gellert
 72      6/30/2005     7/8/2005     Wayne Ausmus, John Carlew, Faye Ausmus
------------------------------------------------------------------------------------------------------------------------------------
 73      9/21/2005     9/21/2005    Robert L. Freeman, Jr.
 74      8/19/2005     8/19/2005    Gerald J. Marcil
 75     10/19/2005    10/11/2005    Seryl Kushner and George Gellert
 76     10/15/2005    10/11/2005    Seryl Kushner and George Gellert
 77      8/31/2005     8/30/2005    Igal Namdar, Michael M Nassimi, Essagh Dario Zar
------------------------------------------------------------------------------------------------------------------------------------
 78      9/12/2005     9/12/2005    Spencer Partrich, Mickey Shapiro
 79      9/7/2005      5/26/2005    Richard Cohen
 80      9/21/2005     9/21/2005    Harold Wachtel
 81      11/9/2005     11/8/2005    Thomas M. Lloyd
 82      8/22/2005     8/25/2005    Todd Woodley and Bruce & Nora Slayden
------------------------------------------------------------------------------------------------------------------------------------
 83      9/21/2005     9/2/2005     Stanley Black, Richard E. Lucy, Robert K. Barth
 84                                 John Hauck, Philip R Bates, Mark Elstob
84-a     8/10/2005     8/11/2005
84-b     8/12/2005     8/12/2005
 85      4/6/2005      4/7/2005     John E. Shaffer, Melissa S. Pielet, Robert E. Smietana
------------------------------------------------------------------------------------------------------------------------------------
 86      9/26/2005     9/22/2005    Stephens, Don; Lane Stephens
 87      3/15/2005     6/27/2005    Marc Solomon and David Fink
 88      9/13/2005     9/15/2005    Inland Western Retail Real Estate Trust, Inc.
 89      5/24/2005     5/26/2005    Todd Woodley, R. C. Frame, Mike Philips, Nora Slayden, Bruce Slayden
 90      9/27/2005     9/30/2005    Jerome W. Parker, Jerome W. Parker Revocable Living Trust
------------------------------------------------------------------------------------------------------------------------------------
 91      9/20/2005     9/22/2005    Nickolas W. Jekogian III
91-a     9/20/2005     9/22/2005
91-b     9/20/2005     9/22/2005
91-c     9/20/2005     9/22/2005
91-d     9/20/2005     9/22/2005
------------------------------------------------------------------------------------------------------------------------------------
91-e     9/20/2005     9/22/2005
91-f     9/20/2005     9/22/2005
 92      7/7/2005      7/11/2005    Milestone Properties, Inc.
 93      9/23/2005    10/10/2005    Rosen, David; Harvey Rosen
 94      6/6/2005      6/6/2005     Michael M Nassimi
------------------------------------------------------------------------------------------------------------------------------------
 95      9/2/2005      9/1/2005     Carl Zocchi and Louis Zocchi
 96      9/13/2005     9/14/2005    Henry A. Abadi
 97      7/5/2005      7/7/2005     Doug T. Lo
 98     10/31/2005    10/31/2005    Arthur Adams, James Parks
 99      7/29/2005     8/1/2005     Crabtree, David; Pardue, Chris
------------------------------------------------------------------------------------------------------------------------------------
 100     9/12/2005     9/14/2005    Spencer Partrich, Mickey Shapiro
 101     8/31/2005     8/31/2005    Spencer Partrich, Mickey Shapiro
 102     9/12/2005     9/12/2005    Kenneth W. Cooley, Foy  R. Cooley, Kevin Page, Larry Lahs
 103     11/3/2005    10/28/2005    Michael T. Hall
 104     9/28/2005     9/28/2005    Arthur J. Kepes, Stephen Rainer, T. Scott Smith
------------------------------------------------------------------------------------------------------------------------------------
 105    10/10/2005     10/7/2005    Jeffrey Hanson and The Hampsire Companies
 106     4/26/2005     4/28/2005    Naomi Tessler, Aaron Tessler
 107     4/19/2005     4/18/2005    Gurrie Rhoads
 108     7/20/2005     7/21/2005    Seryl Kushner and George Gellert
 109     6/14/2005     6/13/2005    Tony K. Youshaei
------------------------------------------------------------------------------------------------------------------------------------
 110    10/27/2005    10/25/2005    Inland Western Retail Real Estate Trust, Inc.
 111     9/12/2005     9/12/2005    Spencer Partrich, Mickey Shapiro
 112     8/17/2005     8/19/2005    Stephen A. Robbins, Arthur A. Polacheck Jr., Stephen B. Polacheck
 113     8/9/2005      7/25/2005    David Pemberton
 114     8/15/2005     8/9/2005     James L. Crockarell, Rosemary Kortgard
------------------------------------------------------------------------------------------------------------------------------------
 115     8/25/2005     8/26/2005    Neil Simon, Kenneth Henick
 116     8/12/2005     8/9/2005     Wolfe Miller
 117    10/20/2005    10/20/2005    Donald L. Mar, Janine Chin, Peter C. Djajadi, Suzanna M. Djajadi, Douglas J. Mar,
                                        Herman Setijono, Donna Seike-Setijono, Hank S. Lo and Taidi Fang
 118     8/31/2005     7/14/2005    Jeffrey Hipple and Ken Waetzman
 119     9/27/2005     9/26/2005    Ike Gulesserian, Sam Gulesserian, and Alec Gulesserian
------------------------------------------------------------------------------------------------------------------------------------
 120     7/9/2005      7/8/2005     Morelli, Gino
 121     8/19/2005     8/22/2005    Romowner's Inc.
 122     9/13/2005     9/22/2005    Jeffrey Klein, Phil Klein, Mel Goldman, Don Goldman, Mike Brooks
 123    10/24/2005    10/11/2005    Seryl Kushner and George Gellert
 124     7/8/2005      7/8/2005     Peter Murphy
------------------------------------------------------------------------------------------------------------------------------------
 125     8/25/2005     8/29/2005    Robert M. Fitzgerald, Daniel T. VanVoorhis
 126     7/6/2005      7/8/2005     Peter Murphy
 127    10/19/2005    10/11/2005    Seryl Kushner and George Gellert
 128     8/25/2005     8/25/2005    Douglas M. Hickok
 129     8/25/2005     7/21/2005    Kathy Gannett, George Markopoulos
------------------------------------------------------------------------------------------------------------------------------------
 130    10/20/2005    10/21/2005    Robert Wechsler, Stephen Winningham
 131     8/16/2005     8/15/2005    Dennis Doyle
 132     8/16/2005     8/17/2005    Evergreen Capital Trust
 133     8/12/2005     8/11/2005    Gayle B. Marger, Jerome S. Marger, Tammy Kitterman, Donald Kitterman
 134     8/3/2005      8/2/2005     Harvey Rosen, Donna Rosen and David Rosen
------------------------------------------------------------------------------------------------------------------------------------
 135     9/1/2005      9/2/2005     Spencer Partrich, Mickey Shapiro
 136     9/28/2005     9/27/2005    Arthur J. Kepes, Stephen Rainer, T. Scott Smith
 137      Various      5/31/2005    Frank Ferrari
137-a    5/30/2005     5/31/2005
137-b    5/28/2005     5/31/2005
------------------------------------------------------------------------------------------------------------------------------------
 138     9/21/2005     9/21/2005    Shula Netzer
 139     6/13/2005     6/15/2005    NRP Contractors, LLC, Alan F. Scott, J. David Heller, T. Richard Bailey, Jr.
 140     7/2/2005      7/5/2005     Ray S. Farris, III
 141                   3/16/2005    Charles Likerman, Alice Mavoides
 142                   8/4/2005     Edmund C. Olson, Craig D. Olson
------------------------------------------------------------------------------------------------------------------------------------
 143     9/19/2005     9/22/2005    Guy E. Beatty
 144                   4/22/2005    Robert J. Coughlan, James L. Coughlan
 145                   5/4/2003     Thomas A Ellison
 146                   8/1/2004     Susan Merrill, Doug Hayashi, Warren Wayland, Alan Stark, John Gibbons, Cecil Robbins,
                                        Tom Merrill, Sherrie Isaac
 147     7/14/2005     9/27/2005    Robert McHugh, Michael C Jaeger
------------------------------------------------------------------------------------------------------------------------------------
 148     9/9/2005      9/9/2005     Gerald J. Marcil
 149     7/15/2005     7/25/2005    Vera Cort
 150                   8/23/2005    Mark Steffensen
 151                   7/19/2005    Chaim Schonberger, David Schonberger
 152                   7/19/2005    Tricor Investment Corporation
------------------------------------------------------------------------------------------------------------------------------------
 153    10/10/2005    10/11/2005    Smith, Michael; James Hill
 154    10/19/2005    10/11/2005    Seryl Kushner and George Gellert
 155     9/7/2005      9/7/2005     Gerald J. Marcil
 156                   8/12/2005    Barbara Copeland
 157                   7/22/2005    Kathryn M. Hertz, Kenneth D. Hertz
------------------------------------------------------------------------------------------------------------------------------------
 158                   6/28/2005    Allen Orwitz, Benjamin D. Eisler
 159     5/20/2005     5/19/2005    Donald E. Hollingshead
 160     8/31/2005     8/26/2005    Lesser, Warren; Roy Stillman
 161                   6/22/2005    Allen Orwitz, Benjamin D. Eisler
 162                   7/14/2005    James Bruns, Michael Dalsin
------------------------------------------------------------------------------------------------------------------------------------
 163                   7/21/2005    Charles Kavanaugh, Mark Zimmerman
 164                   8/12/2005    Terry Slaughter, Eric E. Bryant
 165                   8/23/2005    Scott Anderson
 166     7/20/2005     7/20/2005    Rozella M. Haynes
 167     9/22/2005     9/22/2005    Gerald J. Marcil
------------------------------------------------------------------------------------------------------------------------------------
 168                   9/23/2005    Paul B. Warren and Collette Warren
 169     8/10/2005     8/11/2005    Rubin Salant
 170                   6/22/2005    Jim Peterson
 171    10/19/2005    10/11/2005    Seryl Kushner and George Gellert
 172     9/26/2005     9/26/2005    Lakstigala, Patty
------------------------------------------------------------------------------------------------------------------------------------
 173                   7/21/2005    Jennifer Pollak Evans, Michael Pollak
 174     2/2/2005     10/12/2005    Michael T. Brandy
 175     7/20/2005     7/20/2005    Seryl Kushner and George Gellert
 176                   7/21/2005    Charles Kavanaugh, Mark Zimmerman
 177    10/24/2005    10/24/2005    Leonard Udolf
------------------------------------------------------------------------------------------------------------------------------------
177-a   10/24/2005    10/24/2005
177-b   10/24/2005    10/24/2005
 178                   7/21/2005    Khalid T. Siddiqui
 179     9/22/2005     9/20/2005    Mark R. Munsell, Dr. Lu-Jean Feng, Linda L. Haas
 180     7/18/2005     7/15/2005    David Roberts
------------------------------------------------------------------------------------------------------------------------------------
 181                   8/23/2005    Jim Archer, Gregg Sutherland
 182                   7/6/2005     Rachael A. Spencer, Kevin M Rooney
 183     6/20/2005     6/20/2005    Lawrence Goodman, Lawrence Goodman Revocable Trust
 184                   7/26/2005    David Inman, Bryce Grefe
 185     9/12/2005     8/6/2005     Gerald J. Marcil
------------------------------------------------------------------------------------------------------------------------------------
 186                   8/29/2005    Rene J. Marcotte
 187     9/30/2005     7/29/2005    David Inman, Bryce Grefe
 188                   8/5/2005     SISSY RU, SIDNEY RU
 189                   7/29/2005    Rosalba Burtin, Jorge Burtin
 190    10/12/2005    10/12/2005    Mildred Hudgins Realty LLC; Leigh-Land Stables LLC
------------------------------------------------------------------------------------------------------------------------------------
 191     9/12/2005     9/22/2005    Young, Michael
 192     8/31/2005     9/11/2005    Funke, David
 193                   8/3/2005     Michael A. Grant
 194     9/6/2005      11/9/2005    Gerber, Jason; Jack Shemtov; Moses Shemtov
 195     9/7/2005      9/13/2005    Reifel, Loretto
------------------------------------------------------------------------------------------------------------------------------------
 196     9/6/2005      9/26/2005    Gordon, Eric; James Leach
 197     9/13/2005     8/1/2005     David Inman, Bryce Grefe
 198                   7/26/2005    Charles Kavanaugh, Mark Zimmerman
 199     9/15/2005     7/28/2005    David Inman, Bryce Grefe
 200                   8/3/2005     Scott A Lofgren, Michael S Dorn, Mark R Hebert
------------------------------------------------------------------------------------------------------------------------------------
 201     11/9/2005    11/11/2005    John P. Livesey
 202     9/29/2005     9/29/2005    Nakata, Nelson; Dickson Maruyama
 203                   8/8/2005     Wallace Wong, Robert K. Barth
 204     5/20/2005                  Barclay L. Anthony
 205      Various       Various     Doug Locke and Ed Rudolph
------------------------------------------------------------------------------------------------------------------------------------
205-a    9/12/2005     9/4/2005
205-b    9/14/2005     9/26/2005
 206    12/30/2004     7/20/2005    David B. Dollinger
 207                   7/12/2005    Chun H. Pak and Ui Chon Pak
 208     9/15/2005     9/14/2005    Spierer, Steven; John Woodward; Joseph Hohm; Robert Riley
------------------------------------------------------------------------------------------------------------------------------------
 209                   8/23/2005    Robert W. Comstock, Sandra Comstock
 210     9/2/2005      8/31/2005    Fleming, David; Patrick Randolph; Andrew Fleming; Anne Leigh Wikle
 211     7/8/2005      8/2/2005     Isaac Michael Bergman, Jonathan David Bergman, Paul Bergman
 212                   8/5/2005     Wendell M. Stewart

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES II INC., SERIES 2005-PWR10

APPENDIX C - CERTAIN CHARACTERISTICS OF THE MULTIFAMILY AND MANUFACTURED HOUSING COMMUNITY LOANS

                                                                                                          % OF
                  CMSA         CMSA       MORTGAGE                                                     INITIAL POOL
      ID        LOAN NO.   PROPERTY NO.  SELLER (2) PROPERTY NAME (1)                                    BALANCE
-------------------------------------------------------------------------------------------------------------------

       8            8         8-001         NLIC    Muirwood Apartments                                   1.7%
      25           25         25-001        NLIC    Old Towne University Square                           0.8%
      28           28         28-001        WFB     Canyon Park Apartments - Washington                   0.8%
      30           30         30-001        WFB     Parkview Village Apartments                           0.7%
      31           31         31-001        WFB     Lago Club Apartments                                  0.7%
-------------------------------------------------------------------------------------------------------------------
      34           34         34-001        PMCF    Old Farm Apartments                                   0.6%
      44           44         44-001       BSCMI    Eastampton Gardens                                    0.5%
      47           47         47-001        PMCF    Meridian at Indian Trail                              0.5%
      54           54         54-001       BSCMI    Cedar Gardens                                         0.4%
      63           63         63-001        PCF     Black Hawk Apartments                                 0.4%
-------------------------------------------------------------------------------------------------------------------
      71           71         71-001       BSCMI    Nieuw Amsterdam Apartments                            0.4%
      76           76         76-001       BSCMI    Lakeview Terrace                                      0.3%
      82           82         82-001        WFB     Creekside I and II                                    0.3%
      89           89         89-001        WFB     Spring Creek Apartments                               0.3%
      90           90         90-001        WFB     Fountain Park Apartments                              0.3%
-------------------------------------------------------------------------------------------------------------------
      91           91                       PMCF    Plaza District Apartments                             0.3%
     91-a                     91-001        PMCF    Plaza District Apartments - Plaza Tower               0.1%
     91-b                     91-002        PMCF    Plaza District Apartments - Cambridge/El Mirador      0.1%
     91-c                     91-003        PMCF    Plaza District Apartments - Seville Plaza             0.0%
     91-d                     91-004        PMCF    Plaza District Apartments - Oak Rose Place            0.0%
-------------------------------------------------------------------------------------------------------------------
     91-e                     91-005        PMCF    Plaza District Apartments - Jarboe Place              0.0%
     91-f                     91-006        PMCF    Plaza District Apartments - Marquis Plaza             0.0%
      100          100       100-001        WFB     Holiday Spa                                           0.2%
      117          117       117-001        PMCF    Collegian Court                                       0.2%
      121          121       121-001        WFB     Rombout Village                                       0.2%
-------------------------------------------------------------------------------------------------------------------
      128          128       128-001       BSCMI    Nueces Oaks Apartments                                0.2%
      133          133       133-001        WFB     Vista View Apartments                                 0.2%
      135          135       135-001        WFB     Franklin Square Apartments                            0.2%
      137          137                      WFB     Alma Terrace & Linden West Apartments                 0.2%
     137-a                   137-001        WFB     Linden West Apartments                                0.1%
-------------------------------------------------------------------------------------------------------------------
     137-b                   137-002        WFB     Alma Terrace Apartments                               0.1%
      148          148       148-001        PMCF    Canyon Crest Apartments                               0.1%
      150          150       150-001        WFB     Oxford Pointe Apartments                              0.1%
      154          154       154-001       BSCMI    Seagrass Cove                                         0.1%
      155          155       155-001        PMCF    Biltmore Apartments                                   0.1%
-------------------------------------------------------------------------------------------------------------------
      159          159       159-001        PMCF    Centralia Apartments                                  0.1%
      165          165       165-001        WFB     The Village at Sheridan Meadows                       0.1%
      167          167       167-001        PMCF    South Pacific Apartments                              0.1%
      171          171       171-001       BSCMI    Westwood Gardens                                      0.1%
      175          175       175-001       BSCMI    Warwick Terrace                                       0.1%
-------------------------------------------------------------------------------------------------------------------
      180          180       180-001        PMCF    Westminster Apartments                                0.1%
      182          182       182-001        WFB     Ballou Apartments                                     0.1%
      185          185       185-001        PMCF    Wilshire Occidental Apartments                        0.1%
      190          190       190-001        PCF     Cumberland Retreat Apartments                         0.1%

                               % OF APPLICABLE               GENERAL                          DETAILED
                  LOAN GROUP      LOAN GROUP        # OF     PROPERTY                         PROPERTY
      ID         (ONE OR TWO)      BALANCE       PROPERTIES  TYPE                             TYPE
--------------------------------------------------------------------------------------------------------------------------------

       8              2             14.7%            1       Multifamily                      Garden
      25              2              7.0%            1       Multifamily                      Student Housing
      28              2              6.9%            1       Multifamily                      Low Rise
      30              2              6.3%            1       Multifamily                      Low Rise
      31              2              6.1%            1       Multifamily                      Garden
--------------------------------------------------------------------------------------------------------------------------------
      34              2              5.4%            1       Multifamily                      Garden
      44              2              4.4%            1       Multifamily                      Garden
      47              2              4.2%            1       Multifamily                      Garden
      54              2              3.8%            1       Multifamily                      Garden
      63              2              3.3%            1       Multifamily                      Garden
--------------------------------------------------------------------------------------------------------------------------------
      71              2              3.1%            1       Multifamily                      Garden
      76              2              2.8%            1       Multifamily                      Garden
      82              2              2.6%            1       Multifamily                      Garden
      89              2              2.4%            1       Multifamily                      Garden
      90              2              2.4%            1       Multifamily                      Garden
--------------------------------------------------------------------------------------------------------------------------------
      91              2              2.4%            6       Multifamily                      Various
     91-a                            1.1%            1       Multifamily                      Mid Rise
     91-b                            0.5%            1       Multifamily                      Garden
     91-c                            0.3%            1       Multifamily                      Mid Rise
     91-d                            0.2%            1       Multifamily                      Garden
--------------------------------------------------------------------------------------------------------------------------------
     91-e                            0.2%            1       Multifamily                      Garden
     91-f                            0.2%            1       Multifamily                      Garden
      100             2              2.0%            1       Manufactured Housing Community   Manufactured Housing Community
      117             2              1.7%            1       Multifamily                      Multifamily/Retail
      121             2              1.6%            1       Multifamily                      Garden
--------------------------------------------------------------------------------------------------------------------------------
      128             2              1.5%            1       Multifamily                      Garden
      133             2              1.4%            1       Multifamily                      Garden
      135             2              1.3%            1       Multifamily                      Garden
      137             2              1.3%            2       Multifamily                      Garden
     137-a                           0.8%            1       Multifamily                      Garden
--------------------------------------------------------------------------------------------------------------------------------
     137-b                           0.5%            1       Multifamily                      Garden
      148             2              1.1%            1       Multifamily                      Garden
      150             2              1.1%            1       Multifamily                      Garden
      154             2              1.0%            1       Multifamily                      Garden
      155             2              1.0%            1       Multifamily                      Garden
--------------------------------------------------------------------------------------------------------------------------------
      159             2              1.0%            1       Multifamily                      Garden
      165             2              0.9%            1       Multifamily                      Garden
      167             2              0.9%            1       Multifamily                      Multifamily
      171             2              0.9%            1       Multifamily                      Garden
      175             2              0.8%            1       Multifamily                      Garden
--------------------------------------------------------------------------------------------------------------------------------
      180             2              0.7%            1       Multifamily                      Garden
      182             2              0.7%            1       Multifamily                      Low Rise
      185             2              0.7%            1       Multifamily                      Garden
      190             2              0.7%            1       Multifamily                      Garden

      ID        STREET ADDRESS                                           CITY                   COUNTY       STATE   ZIP CODE
-------------------------------------------------------------------------------------------------------------------------------

       8        35055 Muirwood Drive                                     Farmington Hills       Oakland        MI     48335
      25        1744 North Westwood Avenue                               Toledo                 Lucas          OH     43606
      28        5601 112th Street East                                   Puyallup               Pierce         WA     98375
      30        27489 Parkview Blvd.                                     Warren                 Macomb         MI     48092
      31        12375 SW 18th Street                                     Miami                  Miami-Dade     FL     33175
-------------------------------------------------------------------------------------------------------------------------------
      34        3751 Appian Way                                          Lexington              Fayette        KY     40517
      44        A-1 Bentley Road                                         Eastampton             Burlington     NJ     08060
      47        1101 Flagstone Lane                                      Indian Trail           Union          NC     28079
      54        3701 Rolling Road                                        Randallstown           Baltimore      MD     21244
      63        1 Black Hawk Circle                                      Downingtown Borough    Chester        PA     19335
-------------------------------------------------------------------------------------------------------------------------------
      71        37 North Maple Avenue                                    Marlton                Burlington     NJ     08053
      76        29A Lakeview Terrace                                     Eatontown              Monmouth       NJ     07724
      82        1613 SW 49th Street                                      Corvallis              Benton         OR     97333
      89        5032 SW Technology Loop                                  Corvallis              Benton         OR     97333
      90        4550 SW Murray Blvd.                                     Beaverton              Washington     OR     97005
-------------------------------------------------------------------------------------------------------------------------------
      91        Various                                                  Kansas City            Jackson        MO    Various
     91-a       209 Eldridge Cleaver II Boulevard                        Kansas City            Jackson        MO     64112
     91-b       4406 - 4418 Pennsylvania                                 Kansas City            Jackson        MO     64111
     91-c       4545 Main                                                Kansas City            Jackson        MO     64111
     91-d       4033 Oak Street                                          Kansas City            Jackson        MO     64111
-------------------------------------------------------------------------------------------------------------------------------
     91-e       4400 Jarboe                                              Kansas City            Jackson        MO     64111
     91-f       4505 Jarboe                                              Kansas City            Jackson        MO     64111
      100       10401 North Cave Creek Rd                                Phoenix                Maricopa       AZ     85020
      117       4707 12th Avenue NE                                      Seattle                King           WA     98105
      121       129a Sterling Street                                     Beacon                 Dutchess       NY     12508
-------------------------------------------------------------------------------------------------------------------------------
      128       2710 Nueces Street                                       Austin                 Travis         TX     78705
      133       14505 NE 20th Avenue                                     Vancouver              Clark          WA     98686
      135       28940 Lancaster St.                                      Livonia                Wayne          MI     48154
      137       Various                                                  Various                Various        NJ     07666
     137-a      Linden Avenue and West Street                            Elmwood Park           Bergen         NJ     07407
-------------------------------------------------------------------------------------------------------------------------------
     137-b      500 Alma Terrace                                         Teaneck                Bergen         NJ     07666
      148       7833 Ventura Canyon Avenue                               Van Nuys               Los Angeles    CA     91405
      150       3100 Highway 31 East                                     Tyler                  Smith          TX     75702
      154       105 E. Ridgewood Avenue                                  Pleasantville          Atlantic       NJ     08232
      155       3705 Artesia Boulevard                                   Torrance               Los Angeles    CA     90504
-------------------------------------------------------------------------------------------------------------------------------
      159       21114 - 21118 Pioneer Boulevard & 11840 Centralia Street Lakewood               Los Angeles    CA     90715
      165       711 North First Street                                   Eldridge               Scott          IA     52748
      167       13020 Kornblum Avenue                                    Hawthorne              Los Angeles    CA     90250
      171       21 Di Pilla Drive                                        Thorofare              Gloucester     NJ     08086
      175       413 N. Warwick Road                                      Somerdale              Camden         NJ     08083
-------------------------------------------------------------------------------------------------------------------------------
      180       600 Redmond Road NW                                      Rome                   Floyd          GA     30165
      182       4140-4160 W. Ft. George Wright Drive                     Spokane                Spokane        WA     99224
      185       415 South Occidental Avenue                              Los Angeles            Los Angeles    CA     90057
      190       411 Annex Avenue                                         Nashville              Davidson       TN     37209

                                        CUT-OFF DATE                   ORIGINAL       STATED REMAINING       ORIGINAL
                  CUT-OFF DATE           BALANCE PER               TERM TO MATURITY   TERM TO MATURITY     AMORTIZATION
      ID            BALANCE (3) ($) UNIT/ROOM/BED ($)  NOTE DATE    OR ARD (MOS.)       OR ARD (MOS.)    TERM (MOS.) (4)
--------------------------------------------------------------------------------------------------------------------------

       8            45,000,000                35,377   9/30/2005         120                 118               360
      25            21,300,000                38,727   5/12/2005         120                 114               360
      28            21,000,000                70,000   11/2/2005         120                 120               360
      30            19,400,000                35,662  11/10/2005         120                 120               360
      31            18,500,000                97,884   10/6/2005         120                 119               360
--------------------------------------------------------------------------------------------------------------------------
      34            16,400,000                49,697   9/29/2005         120                 118               360
      44            13,440,000                56,000   5/31/2005         180                 174               360
      47            12,850,000                50,992   9/12/2005          84                 82                360
      54            11,760,000                51,579   6/30/2005         180                 175               360
      63            10,088,672                49,944  10/24/2005         120                 119               360
--------------------------------------------------------------------------------------------------------------------------
      71             9,448,000                55,251   5/31/2005         180                 174               360
      76             8,488,000                78,593   5/31/2005         180                 174               360
      82             7,991,391                36,325   10/3/2005         120                 119               360
      89             7,362,640                35,397   7/1/2005          120                 115               360
      90             7,200,000                33,333  11/23/2005         120                 120               360
--------------------------------------------------------------------------------------------------------------------------
      91             7,200,000                38,503  10/20/2005         120                 119               360
     91-a            3,282,177                40,521
     91-b            1,399,223                42,401
     91-c              855,525                29,501
     91-d              591,671                42,262
--------------------------------------------------------------------------------------------------------------------------
     91-e              551,693                30,650
     91-f              519,711                43,309
      100            6,225,000                18,750  11/10/2005         120                 120               360
      117            5,094,215                51,982   11/3/2005         120                 119               360
      121            4,989,305                34,648   9/29/2005         120                 118               360
--------------------------------------------------------------------------------------------------------------------------
      128            4,540,000               113,500   9/26/2005         120                 118               360
      133            4,141,273                46,014   9/15/2005         120                 118               360
      135            4,095,028                26,941  10/11/2005         120                 119               360
      137            4,000,000                70,175   7/18/2005         120                 116               360
     137-a           2,350,000                73,438
--------------------------------------------------------------------------------------------------------------------------
     137-b           1,650,000                66,000
      148            3,500,000                56,452  10/17/2005         120                 119               360
      150            3,296,299                21,686   10/7/2005         120                 119               360
      154            3,176,000                69,043   5/31/2005         180                 174               360
      155            3,150,000                71,591   10/7/2005         120                 119               360
--------------------------------------------------------------------------------------------------------------------------
      159            2,996,716                46,824  10/20/2005         120                 119               360
      165            2,794,200                33,264   9/28/2005         120                 118               360
      167            2,700,000                47,368   11/7/2005         120                 120               360
      171            2,650,000                66,250   5/31/2005         180                 174               360
      175            2,490,000                35,571   5/31/2005         180                 174               360
--------------------------------------------------------------------------------------------------------------------------
      180            2,217,439                21,322   11/3/2005         120                 119               360
      182            2,190,010                30,417   8/26/2005         120                 117               300
      185            2,100,000                38,889   11/1/2005         120                 119               360
      190            1,997,794                24,972  10/21/2005         120                 119               360

                   REMAINING       REMAINING                 DSCR      CUT-OFF           LTV
                  AMORTIZATION   INTEREST ONLY           AFTER INITIAL DATE LTV       RATIO AT
      ID        TERM (MOS.) (4)  PERIOD (MOS.)  DSCR (5)  IO PERIOD   RATIO (6)  MATURITY OR ARD (6)
-----------------------------------------------------------------------------------------------------

       8              360              58         2.46       2.02       47.4%           44.0%
      25              360              0          1.38       1.38       78.9%           67.1%
      28              360                         1.18       NAP        68.3%           57.3%
      30              360                         1.59       NAP        74.8%           62.8%
      31              360              22         1.45       1.18       73.7%           64.4%
-----------------------------------------------------------------------------------------------------
      34              360              34         1.57       1.24       80.0%           71.0%
      44              360              54         1.46       1.21       80.0%           67.1%
      47              360              22         1.80       1.45       70.0%           65.0%
      54              360              55         1.41       1.16       80.0%           67.1%
      63              359                         1.24       NAP        73.6%           61.5%
-----------------------------------------------------------------------------------------------------
      71              360              54         1.34       1.11       80.1%           67.2%
      76              360              54         1.35       1.11       80.1%           67.2%
      82              359                         1.73       NAP        55.7%           46.8%
      89              355                         1.73       NAP        56.0%           47.2%
      90              360                         1.30       NAP        59.0%           48.9%
-----------------------------------------------------------------------------------------------------
      91              360              35         1.53       1.25       80.0%           71.5%
     91-a
     91-b
     91-c
     91-d
-----------------------------------------------------------------------------------------------------
     91-e
     91-f
      100             360                         1.94       NAP        46.8%           39.3%
      117             359                         1.22       NAP        60.7%           50.5%
      121             358                         3.30       NAP        31.2%           26.0%
-----------------------------------------------------------------------------------------------------
      128             360              34         1.49       1.20       73.8%           65.8%
      133             358                         1.43       NAP        68.5%           57.2%
      135             359                         1.97       NAP        53.7%           44.3%
      137             360              19         1.53       1.22       81.1%           70.6%
     137-a
-----------------------------------------------------------------------------------------------------
     137-b
      148             360              23         1.54       1.25       58.3%           51.0%
      150             359                         1.53       NAP        65.9%           55.0%
      154             360              54         1.50       1.24       80.4%           67.5%
      155             360              23         1.53       1.24       59.4%           52.0%
-----------------------------------------------------------------------------------------------------
      159             359                         1.64       NAP        35.3%           29.5%
      165             358                         1.22       NAP        79.8%           66.8%
      167             360              24         1.59       1.29       71.1%           62.2%
      171             360              54         1.34       1.11       80.3%           67.4%
      175             360              54         1.44       1.18       80.3%           67.4%
-----------------------------------------------------------------------------------------------------
      180             359                         1.19       NAP        83.7%           69.5%
      182             297                         1.37       NAP        66.9%           51.3%
      185             360              23         1.60       1.30       52.5%           45.9%
      190             359                         1.72       NAP        60.5%           50.7%

                                                                                                          STUDIOS
            UTILITIES                                                                                      NO. OF       AVG RENT
  ID        PAID BY TENANT                                                                               UNITS/ROOMS  PER MO. ($)
-----------------------------------------------------------------------------------------------------------------------------------

   8        Water, Sewer, Electric, Cable, Gas
  25        Electric
  28        Garbage/Recycling, Electricity, (Water & Sewage paid by Landlord and reimbursed by Tenant)
  30        Gas, Electric
  31        Electric, Water
-----------------------------------------------------------------------------------------------------------------------------------
  34        Electric, Water
  44        Electric, Gas
  47        Electric, Sewer, Water
  54        Electric, Gas
  63        None
-----------------------------------------------------------------------------------------------------------------------------------
  71        None
  76        Electric
  82        Electric
  89        Electric
  90        Water, Electric
-----------------------------------------------------------------------------------------------------------------------------------
  91        Electric                                                                                         21           430
 91-a       Electric
 91-b       Electric
 91-c       Electric                                                                                         11           420
 91-d       Electric                                                                                         1            400
-----------------------------------------------------------------------------------------------------------------------------------
 91-e       Electric                                                                                         9            445
 91-f       Electric
  100       Gas. Electric, Water, Sewage
  117       Electric
  121       Electric
-----------------------------------------------------------------------------------------------------------------------------------
  128       Electric
  133       Gas. Electric
  135       Gas. Electric
  137       Gas. Electric                                                                                    3            750
 137-a      Gas. Electric
-----------------------------------------------------------------------------------------------------------------------------------
 137-b      Gas. Electric                                                                                    3            750
  148       Electric, Gas                                                                                    6            700
  150       Electric
  154       Electric, Gas, Water
  155       Electric                                                                                         4            825
-----------------------------------------------------------------------------------------------------------------------------------
  159       Electric
  165       Electric
  167       None                                                                                             17           UAV
  171       Electric, Gas
  175       Electric                                                                                         4            570
-----------------------------------------------------------------------------------------------------------------------------------
  180       Electric
  182       Electric
  185       Electric                                                                                         4            750
  190       None

                  1 BEDROOM                   2 BEDROOM                   3 BEDROOM
                    NO. OF       AVG RENT       NO. OF       AVG RENT       NO. OF       AVG RENT
      ID          UNITS/ROOMS  PER MO. ($)    UNITS/ROOMS  PER MO. ($)    UNITS/ROOMS  PER MO. ($)
----------------------------------------------------------------------------------------------------

       8             440           803           832          1,021
      25              72           592            4            625           378           477
      28              72           693           168           827            60           975
      30             272           605           248           720            24           928
      31                                         189          1,059
----------------------------------------------------------------------------------------------------
      34             144           550           186           674
      44             160           700            80           950
      47              72           561           120           702            60           835
      54              96           655           132           785
      63              76           798           126           889
----------------------------------------------------------------------------------------------------
      71             139           801            32           990
      76              76           915            32          1,180
      82              20           625           199           685
      89                                         207           670
      90              96           500           120           626
----------------------------------------------------------------------------------------------------
      91              99           560            65           649            2            800
     91-a             63           561            18           672
     91-b             5            565            28           650
     91-c             18           560
     91-d             2            550            9            600            2            800
----------------------------------------------------------------------------------------------------
     91-e             9            572
     91-f             2            475            10           650
      100
      117             93           586            5            850
      121             86           975            58          1,138
----------------------------------------------------------------------------------------------------
      128                                         40           885
      133             18           640            72           746
      135             76           675            76           775
      137             38           926            16           985
     137-a            16           900            16           985
----------------------------------------------------------------------------------------------------
     137-b            22           945
      148             45           870            10          1,250           1           1,300
      150             25           430            94           503            33           606
      154             2            710            24           906
      155             18           975            22          1,220
----------------------------------------------------------------------------------------------------
      159                                         40          1,250           19          1,400
      165             60           463            24           610
      167             36           850            4           1,150
      171             32           755            8            930
      175             58           640            8            735
----------------------------------------------------------------------------------------------------
      180                                         88           550            16           650
      182             3            415            25           544            44           638
      185             19           900            22          1,200
      190             16           560            64           662

                  4 BEDROOM                  OTHER UNITS
                    NO. OF       AVG RENT       NO. OF       AVG RENT     NO. OF
      ID          UNITS/ROOMS  PER MO. ($)    UNITS/ROOMS  PER MO. ($)  ELEVATORS
-----------------------------------------------------------------------------------

       8
      25              96           449
      28
      30
      31                                                                    3
-----------------------------------------------------------------------------------
      34
      44
      47
      54
      63
-----------------------------------------------------------------------------------
      71
      76
      82                                         204            38
      89                                         188            21
      90
-----------------------------------------------------------------------------------
      91
     91-a                                                                   2
     91-b
     91-c
     91-d
-----------------------------------------------------------------------------------
     91-e
     91-f
      100                                        332           360
      117                                                                   1
      121
-----------------------------------------------------------------------------------
      128
      133
      135
      137
     137-a
-----------------------------------------------------------------------------------
     137-b
      148
      150
      154
      155
-----------------------------------------------------------------------------------
      159             5           1,550
      165                                         63            50
      167
      171
      175
-----------------------------------------------------------------------------------
      180
      182
      185                                         9            600          1
      190

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES II INC., SERIES 2005-PWR10

FOOTNOTES TO APPENDIX B AND APPENDIX C
--------------------------------------

1    Standard and Poor's Ratings Services and Fitch, Inc. have confirmed that
     Loan ID#6 (The Promenade - AZ) has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated
     "AAA" / "AA+", respectively. Standard and Poor's Ratings Services and
     Fitch, Inc. have confirmed that Loan ID#7 (Sully Place Shopping Center)
     has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "BBB-" / "BBB", respectively.
     Standard and Poor's Ratings Services and Fitch, Inc. have confirmed that
     Loan ID#8 (Muirwood Apartments) has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated
     "AAA" / "AAA", respectively. Standard and Poor's Ratings Services and
     Fitch, Inc. have confirmed that Loan ID#37 (Tennant Station) has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "AAA" / "AA", respectively. Standard and
     Poor's Ratings Services and Fitch, Inc. have confirmed that Loan ID#40
     (Pacheco Pass Phase I Shopping Center) has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "BBB-" / "BBB-", respectively. Standard and Poor's Ratings Services and Fitch, Inc. have confirmed that Loan ID#46 (Sand Canyon Medical Office)
     has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "A+" / "A", respectively.
     Standard and Poor's Ratings Services and Fitch, Inc. have confirmed that
     Loan ID#73 (Todd Center) has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "AAA" /
     "AAA", respectively. Standard and Poor's Ratings Services and Fitch, Inc.
     have confirmed that Loan ID#78 (Eastgate Village) has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "AAA" / "AAA", respectively. Standard and Poor's
     Ratings Services and Fitch, Inc. have confirmed that Loan ID#88 (Quakertown
     Shopping Center) has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "BBB-" /
     "BBB-", respectively. Standard and Poor's Ratings Services and Fitch, Inc.
     have confirmed that Loan ID#89 (Spring Creek Apartments) has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "A" / "BBB-", respectively. Standard and
     Poor's Ratings Services and Fitch, Inc. have confirmed that Loan ID#100
     (Holiday Spa) has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "AAA" / "AA", respectively. Standard and Poor's Ratings Services and Fitch, Inc. have confirmed that Loan ID#101 (Pavilion Estates) has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "AAA" / "AAA", respectively.

2    WFB - Wells Fargo Bank, National Association; BSCMI - Bear Stearns
     Commercial Mortgage, Inc.; PMCF - Prudential Mortgage Capital Funding, LLC;
     NLIC - Nationwide Life Insurance Company; PCF - Principal Commercial
     Funding, LLC

3    For Loan ID#4 (The Westin Copley Place), the $105,000,000 pooled mortgage loan represents an approximate 50% pari passu interest in an A-Note portion
     ("A-2 Note") of a $210,000,000 mortgage loan secured by The Westin Copley
     Place. The $105,000,000 A-1 Note is not included in the trust. All LTV,
     DSCR and Cut-off Date Balance per Room numbers presented are based on the entire first mortgage loan.

     For Loan ID#8 (Muirwood Apartments), the $45,000,000 mortgage loan represents an A-Note portion ("A-Note") of a $62,000,000 first mortgage split into an A-Note, B-Note and a C-Note. The $12,000,000 B-Note portion
     ("B-Note") and the $5,000,000 C-Note portions are not included in the trust. All LTV, DSCR and Cut-off Date Balance per Net Rentable Area SF/Unit
     numbers presented are based on the $45,000,000 A-Note financing. The DSCR based on the total first mortgage debt during the interest only period is
     1.76x. The DSCR based on the total first mortgage debt would be 1.45x, based on the principal and interest payment due on November 1, 2010 (after the interest only period). The LTV based on the total first mortgage debt is 65.3% while the Loan Per Unit based on the total first mortgage debt is
     $48,742.

     For Loan ID#106 (Chapanoke Square), the $6,000,000 mortgage loan represents an A-Note portion ("A-Note") of a $6,354,000 first mortgage split into an
     A-Note and a B-Note. The $354,000 B-Note portion ("B-Note") is not included in the trust. All LTV, DSCR and Cut-off Date Balance per Net Rentable Area
     SF/Unit numbers presented are based on the $6,000,000 A-Note financing. The
     DSCR based on the total first mortgage debt is 1.27x. The LTV based on the total first mortgage debt is 84.6% while the Loan Per SF based on the total first mortgage debt is $70.53.

     For Loan ID#183 (Rushville Plaza), the $2,175,000 pooled mortgage loan represents a second lien mortgage ("2nd") of a $2,479,333 total debt balance split into a first mortgage ("1st") and a 2nd. The $304,333 1st portion is not included in the trust. All LTV, DSCR and Cut-off Date
     Balance per Net Rentable Area SF/Unit numbers presented are based on the
     $2,175,000 2nd financing since the borrower posted a letter of credit at closing in the amount of the 1st.

     For Loan IDs#57-60 (Hampton Inn - Springboro, Holiday Inn Express - Bowling
     Green, Holiday Inn Express - Wilmington and Holiday Inn Express - Troy),
     the pooled mortgage loans are cross-collateralized and cross-defaulted with each other. All LTV, DSCR and Cut-off Date Balance per Net Rentable Area
     SF/Unit numbers presented are based on the combined entire first mortgage loan, appraised value, underwritten net cash flow and net rentable area.

     For Loan IDs#66-68 (Stewart Plaza 440, Stewart Plaza 400 and Stewart Plaza
     450), the pooled mortgage loans are cross-collateralized and cross-defaulted with each other. All LTV, DSCR and Cut-off Date Balance per
     Net Rentable Area SF/Unit numbers presented are based on the combined entire first mortgage loan, appraised value, underwritten net cash flow and net rentable area.

     For Loan ID#11 (Marcus Avenue), an initial loan amount of $13,500,000 was funded on August 17, 2005. Subsequent to this initial funding and subject to certain conditions met by the borrower, an additional advance will be/was funded on December 10, 2005 in the amount of $23,500,000 bringing the loan's current balance as of that date to $37,000,000. For purposes of the Appendix B, the loan has been disclosed with an original balance of
     $37,000,000 the current combined P&I Payment of both Notes due through
     Maturity, and an original term of 120, which excludes the first 4 payments for which the original Interest only payments were due.

     For Loan ID#42 (Seattle University Plaza), an initial amount of $11,500,000 was funded on May 27, 2005. The $2,500,000 earn-out was funded on October
     21, 2005 after the required conditions in the loan documents were met. For the purposes of the Appendix B, the loan has been disclosed with an original balance of $14,000,000, an original term of 120 months, a current debt service payment of $61,958.75 (based on an initial interest only period of 9 months), and a seasoning of 6 months.

4    For Loan ID#9 (College Square Mall), the borrower executed a promissory note dated December 14, 2004 in the original principal amount of
     $40,000,000. The interest rate was increased from 5.44% per annum to 5.54%
     per annum effective as of December 1, 2005. As of December 1, 2005, the
     balance of the note will be $39,526,130.37, resulting in the Cut-off Date
     Balance of $39,526,130.37 as of the Cut-Off Date of December 1, 2005.

     For Loan ID#11 (Marcus Avenue), consisting of two Notes, Note A is a
     4-month Interest Only loan structure with a 7.625% rate and a payment of
     $149,322.92 in the first 3 months. Beginning December 10, 2005 the interest rate decreases to 5.20% with an Interest Only payment of $119,474.55 (*-See
     Below) due January 1, 2006 followed by an amortizing payment of $129,041.06 beginning February 1, 2006 and continuing through the maturity date of the loan. Note B is a 4-month Interest Only loan structure with a 5.12% rate with payments based on a schedule with interest accruing on an Actual/360 basis. Beginning February 1, 2006 and continuing through the maturity date of the loan the amortizing loan payment will be $73,464.21. The total ongoing monthly payment is $202,505.27 as noted in Appendix B.

          * The interest only payment to be made January 1, 2006 for Note A is
          $119,474.55 comprised of $44,796.87 for the period from December 1 to
          December 9 (7.625% rate) and $74,677.68 for the period from December
          10 to December 31 (5.20% rate). The payment based on the new rate
          (5.20%) for the whole month would be $101,833.33. The difference between these payments, due to Nationwide, is $17,641.22.

          An additional payment of $59,520.00 will be made on January 1, 2006 as an interest only payment on Note B.

          At closing lender will sell to the trust $161,353.33 in order to ensure the trust receives the proper amount of interim interest, and will retain the payment of $178,994.55 that the borrower will make on
          January 1, 2006. These amounts may be adjusted by appropriate servicing fees.

     For Loan ID#40 (Pacheco Pass Phase I Shopping Center), the loan is a 5-year
     Interest Only loan structure with the rate in the first two years being
     4.75% with a payment of $57,000.00. Beginning January 1, 2008 the interest rate increases to 5.42% with a payment of $65,040.00. The DSCR is based on the current interest rate of 4.75%.

     For Loan ID#65, (Greentec IV), please refer to the amortization schedule in the Prospectus Supplement on Schedule I.

     For Loan ID#139 (The Enclave at Kennedy Ridge), the borrower executed a promissory note dated September 23, 2005 in the original principal amount of $4,000,000. The interest rate was increased from 5.18% per annum to
     5.22% per annum effective as of November 5, 2005. As of November 5, 2005, the balance of the note was $3,995,927.18, resulting in the Cut-off Date
     Balance of $3,991,292.60.

5    Annual Debt Service Payments, Monthly Debt Service Payments, and DSCR for
     loans are defined in the Prospectus Supplement. These numbers reflect current scheduled payments as of the Cut-off Date for all mortgage loans.

6    For Loan ID#12 (Renaissance Long Beach), the Appraised Value and LTV is
     based on the "When Complete" value of $57,100,000 as of May 9, 2005. The
     "When Complete" value assumes the completion of renovations at the property. The renovations at the property are underway and the lender has reserved $1,816,429 in an upfront PIP Reserve until renovations are complete. The "As-Is" value as to May 9, 2005 is $50,400,000. The "When
     Stabilized" prospective market value as of May 1, 2007 is $63,500,000.

     For Loan ID#15 (Renaissance Westchester), the Appraised Value and LTV is
     based on the "When Complete" value of $54,000,000 as of May 10, 2005. The
     "When Complete" value assumes the completion of renovations at the property. The renovations at the property are underway and the lender has reserved $4,384,703 in an upfront PIP Reserve until renovations are complete. The "As-Is" value as to May 10, 2005 is $44,900,000. The "When
     Stabilized" prospective market value as of May 1, 2007 is $56,600,000.

     For Loan ID#25 (Old Towne University Square), the Appraised Value and LTV
     is based on the "Stabilized" value of $27,000,000 as of August 18, 2005.
     The "Stabilized" value assumes completion of construction and occupancy of the 224 Unit (550-bed) space. The occupancy as of October 14, 2005 was
     89.5%.

     For Loan ID#35 (Winchester Square II), the Appraised Value and LTV is based on the "Stabilized" value of $19,800,000 as of April 1, 2006. The
     "Stabilized" value assumes the construction and occupancy stabilization of an 18,016 square foot retail building, situated adjacent to the anchor tenant space and within the collateral property. The occupancy as of
     September 27, 2005 was 85.5%. The "As-Is" value was $16,830,000 as of July
     13, 2005.

     For Loan ID#83 (Alameda Street Industrial), the Appraised Value and LTV is
     based on the "Stabilized" value of $11,700,000 as of October 1, 2005. The
     "Stabilized" value assumes the occupancy has stabilized and the tenant has commenced rent payments. The occupancy as of July 26, 2005 was 100%. The
     "As-Is" value was $11,620,000 as of August 20, 2005.

     For Loan ID#84 (Towncentre-Balfour), the Appraised Value and LTV for the
     2201 Balfour Road Property is based on the "Stabilized" value of $3,300,000 as of August 1, 2005. The "Stabilized" value assumes the occupancy has stabilized. The occupancy as of September 30, 2005 was 100%. The "As-Is"
     value was $3,200,000 as of August 1, 2005.

     For Loan ID#125 (Southhaven MHC), the Appraised Value and LTV is based on the "Stabilized" value of $6,100,000 as of January 1, 2006. The
     "Stabilized" value assumes the occupancy has stabilized. The occupancy as of July 1, 2005 was 89.0%. The "As-Is" value was $5,600,000 as of August
     22, 2005.

     For Loan ID#141 (Fletcher Heights Plaza - Peoria, AZ), the Appraised Value
     and LTV is based on the "Stabilized" value of $6,715,000 as of June 1,
     2005. The "Stabilized" value assumes the occupancy has stabilized. The occupancy as of October 10, 2005 was 95.9%. The "As-Is" value was
     $6,530,000 as of March 7, 2005.

     For Loan ID#163 (Hemet Retail), the Appraised Value and LTV is based on the
     "Stabilized" value of $3,900,000 as of July 11, 2005. The "Stabilized"
     value assumes the occupancy has stabilized. The occupancy as of October 31,
     2005 was 100%. The "As-Is" value is $3,880,000 as of July 11, 2005.

     For Loan ID#173 (Pearland Office Park), the Appraised Value and LTV is
     based on the "Stabilized" value of $3,650,000 as of October 1, 2005. The
     "Stabilized" value assumes the occupancy has stabilized. The occupancy as of July 1, 2005 was 100%. The "As-Is" value was $3,600,000 as of June 30,
     2005.

     For Loan ID#176 (Smart & Final Hemet), the Appraised Value and LTV is based on the "Stabilized" value of $3,290,000 as of August 1, 2005. The
     "Stabilized" value assumes the completion of construction and occupancy of the Smart & Final space. The Smart & Final space has been completed and they are open for business. The "As-Is" value is $3,280,000 as of July 11,
     2005.

     For Loan ID#181 (Rivers Bend Plaza), the Appraised Value and LTV is based on the "Stabilized" value of $3,050,000 as of November 1, 2005. The
     "Stabilized" value assumes the occupancy has stabilized. The occupancy as of September 1, 2005 was 100%. The "As-Is" value was $3,040,000 as of
     August 10, 2005.

     For Loan ID#193 (Santee Plaza II), the Appraised Value and LTV is based on the "Stabilized" value of $3,950,000 as of August 1, 2005. The "Stabilized"
     value assumes the completion of construction and stabilized occupancy. The
     "As-Is" value is $3,050,000 as of May 20, 2005.

     For Loan ID#194 (Promontory Corporate Plaza), the Appraised value and LTV for Promontory Corporate Plaza is based on the "Stabilized" value of
     $3,200,000 as of November 11, 2005. The "Stabilized" value assumes the
     TI/LC's have been completed and the single tenant has taken full occupancy.
     The occupancy as of November 10, 2005 was 100.0%. The "As-Is" Value as of
     August 11, 2005 is $3,040,000.

     For Loan ID#198 (Petco Hemet), the Appraised Value and LTV is based on the
     "Stabilized" value of $2,220,000 as of August 1, 2005. The "Stabilized"
     value assumes the completion of construction and stabilized occupancy. The
     "As-Is" value was $2,195,000 as of July 11, 2005.

     For Loan ID#200 (Apple Valley Business Center), the Appraised Value and LTV
     is based on the "Stabilized" value of $2,100,000 as of October 1, 2005. The
     "Stabilized" value assumes the occupancy has stabilized and the tenant has commenced rent payments. The occupancy as of July 22, 2005 was 90%. The
     "As-Is" value was $1,750,000 as of July 27, 2005.

7    For Loan ID#190 (Cumberland Retreat Apartments), the borrower does not have the right to prepay the pooled mortgage loan prior to 3 month prior to the maturity date except in the event of a casualty and the borrower is unable to rebuild as a result of it being a non-conforming legal use. In this event the borrower is required to prepay the pooled mortgage loan with a make whole premium to a level in which the DSCR is 1.70x or greater.

     For Loan ID#210 (Mission Plaza), the borrower does not have the right to prepay the pooled mortgage loan prior to 1 month prior to the maturity date except in the event of a casualty and the borrower is unable to rebuild as a result of it being a non-conforming legal use. In this event the borrower is required to prepay the pooled mortgage loan with a make whole premium to a level to be determined by the lender.

8    Certain of the mortgage loans that are secured by retail properties include in-line and/or anchor tenant ground lease parcels in the calculation of the total square footage of the property.

9    For Loan ID#35 (Winchester Square II), the pooled mortgage loan is structured with a performance holdback of $2,000,000 in the form of a letter of credit, which is subject to achievement of certain release conditions. The proceeds of the letter of credit can be applied to the balance of the mortgage loan with a yield maintenance premium after May 15,
     2008, if specified release conditions have not been completed and evidence provided in accordance with the terms of the respective reserve agreement.

     For Loan ID#86 (2050 Martin Avenue), the pooled mortgage loan is structured with a performance holdback of $527,600 in the form of a letter of credit, which is subject to achievement of certain release conditions. The proceeds of the letter of credit can be applied to the balance of the pooled mortgage loan with yield maintenance premium 30 days prior to the expiration of the letter of credit if the letter of credit is not renewed and the releasing requirements have not been met in accordance with the respective reserve agreement.

     For Loan ID#87 (Shops at Burnt Mills), the pooled mortgage loan is structured with a performance holdback of $1,540,000, which is subject to achievement of certain release conditions. All LTV and Cut-off Date Balance per Net Rentable Area SF/Unit numbers presented are based on the numerator for the LTV calculated by subtracting $1,540,000 from the Cut-off Date
     Balance or Maturity Balance of the pooled mortgage loan. The pooled mortgage loan was structured as a pre-funded earnout with an upfront reserve of $1,540,000 to be held until the property achieves a stabilized occupancy level. The property was 80.8% leased as of October 20, 2005.

     For Loan ID#125 (Southhaven MHC), the pooled mortgage loan is structured with a performance holdback of $470,000 in the form of a letter of credit, which is subject to achievement of certain release conditions. The proceeds of the letter of credit can be applied to the balance of the pooled mortgage loan with a yield maintenance premium by October 1, 2012, if specified release conditions have not been completed and evidence provided in accordance with the terms of the respective reserve agreement.

     For Loan ID#194 (Promontory Corporate Plaza), the pooled mortgage loan is structured with a performance holdback of $55,000, which is subject to achievement of certain release conditions. The amount of the reserve can be applied to the balance of the mortgage loan with yield maintenance by
     January 10, 2006, if the items identified in the property condition assessment have not been completed and evidence provided in accordance with the terms of the respective reserve agreement.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                   APPENDIX D

                      MORTGAGE LOAN NO. 1 -- OAK PARK MALL

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--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 1 -- OAK PARK MALL
--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:          WFB
LOAN PURPOSE:                  Acquisition
ORIGINAL BALANCE:              $275,700,000
CUT-OFF DATE BALANCE:          $275,700,000
FIRST PAYMENT DATE:            01/01/2006
INTEREST RATE:                 5.85000%
AMORTIZATION TERM:             Interest Only
ARD:                           No
ANTICIPATED REPAYMENT DATE:    NAP
MATURITY DATE:                 12/01/2015
EXPECTED MATURITY BALANCE:     $275,700,000

SPONSOR:                       CBL and Associates Limited
                               Partnership
INTEREST CALCULATION:          30/360
CALL PROTECTION:               24-payment lockout from the first payment date,
                               with U.S. Treasury defeasance for the following
                               92 payments, and open to prepayment without
                               premium thereafter through maturity.

CUT-OFF DATE BALANCE PER SF:   $176.41

UP-FRONT RESERVES:             None

ONGOING RESERVES:(1)           RE Taxes:         Springing
                               Insurance:        Springing
                               TI/LC:            Springing
                               Replacement:      Springing
                               Low Debt Service: Springing
LOCKBOX:                       Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING:           NAP
SINGLE ASSET/PORTFOLIO:  Single Asset
PROPERTY TYPE:           Retail
PROPERTY SUB-TYPE:       Regional Mall
LOCATION:                Overland Park, KS
YEAR BUILT/RENOVATED:    1974 / 2001
PERCENT LEASED (AS OF):  98.9% (08/01/05)
NET RENTABLE AREA:       1,562,863

THE COLLATERAL:          A regional mall anchored by Dillard's, Nordstrom, JC
                         Penney and Jones Store located in Overland Park,
                         Kansas.

OWNERSHIP INTEREST:(2)   Fee

                                                   LEASE
                                                   -----
MAJOR TENANTS:(3)           NRA     RENT PSF     EXPIRATION
-------------               ---     --------     ----------
Dillard's                 429,469     $0.17     12/18/2011 &
                                                 01/31/2012
Nordstrom                 207,000     $0.00      02/28/2028
JC Penney                 201,097     $0.00      03/31/2027

PROPERTY MANAGEMENT:     CBL & Associates Management, Inc.

U/W NET CASH FLOW:       $20,090,989
APPRAISED VALUE (AS OF): $394,000,000 (10/13/05)

CUT-OFF DATE LTV RATIO:  70.0%
LTV RATIO AT MATURITY:   70.0%
U/W DSCR:                1.25x
U/W DSCR POST IO:        NAP
--------------------------------------------------------------------------------
(1)  Borrower is not required to make monthly RE Tax, Insurance, TI/LC, or
     Replacement deposits unless and until the earliest of: (i) the occurrence of a default under the loan; (ii) the debt service coverage ratio is less then 1.15x; or (iii) any assignment of borrower's obligations under the mortgage loan documents to, and assumption of such obligations by, a successor borrower. The borrower is required to deposit all excess monthly cash flow into a low debt service reserve upon the earlier of the following events: (i) the occurrence of a default under the loan; or (ii) the debt service coverage ratio is less than 1.10x.

(2)  The borrower owns both the fee and leasehold interests in the property.

(3)  Nordstrom and JC Penney do not pay base rent but do pay percentage rent and common area maintenance charges.

THE OAK PARK MALL LOAN.

     THE LOAN. The largest loan (the "Oak Park Mall Loan") is a $275,700,000 first mortgage loan secured by the borrower's fee simple interest in the Oak
Park Mall located in Overland Park, Kansas.

     THE BORROWER. The borrower, Oak Park Mall, LLC, owns no material assets other than the Oak Park Mall and related interests. The borrower is a single purpose entity whose managing member is structured with one independent director. A non-consolidation opinion was delivered at origination. The borrower is 100% owned by CBL and Associates Limited Partnership and CBL and Associates
Management, Inc.

                                      D-3

     THE PROPERTY. The Oak Park Mall is a 1,562,863 square foot regional mall located in Overland Park, Kansas. The property is approximately 98.9% leased to
175 tenants. The Oak Park Mall is anchored by Dillard's, Nordstrom, JC Penney and Jones Store.

     SIGNIFICANT TENANTS: As of August 1, 2005, the Oak Park Mall was
approximately 98.9% leased by 175 tenants.

     Dillard's (NYSE: DDS; rated BB/BB-/B2 by S/F/M) leases 429,469 sq.ft.
(27.5% of the NRA) under leases with 224,402 square feet expiring in December
2011 and 205,067 square feet expiring in January 2012. Dillard's pays $0.09psf in base rent for the 224,402 square feet of space and $0.08psf for the 205,067 square feet in addition to percentage rent and common area maintenance.
Dillard's is a large national retail department store chain that sells fashion apparel and home furnishings with annual revenues exceeding $7.8 billion.
Dillard's has 329 stores in 29 states, located in the Sunbelt and the central
U.S.

     Nordstrom (NYSE: JWN; rated A-/A-/Baa1 by S/F/M) leases 207,000 sq.ft.
(13.2% of the NRA) under a lease expiring in February 2028. Nordstrom does not pay base rent but pays percentage rent and common area maintenance charges.
Nordstrom is a national luxury fashion specialty retailer, with 155 U.S. stores located in 27 states. Founded in 1901 as a shoe store, today Nordstrom operates
98 Full-Line Stores, 49 Nordstrom Racks, five Faconnable boutiques, one free-standing shoe store and two clearance stores. Nordstrom also operates 32
Faconnable boutiques in Europe.

     JC Penney (NYSE: JCP; rated BB+/BBB-/Ba1 by S/F/M) leases 201,097 sq.ft.
(12.9% of the NRA) under a lease expiring in March 2027. JC Penney does not pay base rent but pays percentage rent and common area maintenance fees. JC Penney is a large department store, catalog and e-commerce retailer, offering fashion and basic apparel, accessories and home furnishings.

============================================================================================================
 LEASE EXPIRATION SCHEDULE (1)
------------------------------------------------------------------------------------------------------------
                 # OF LEASES      TOTAL SF      % OF TOTAL SF   CUMULATIVE     CUMULATIVE %    AVG. RENT
     YEAR          EXPIRING       EXPIRING         EXPIRING      TOTAL SF     OF SF EXPIRING  PSF EXPIRING
------------------------------------------------------------------------------------------------------------

          MTM          3            5,499             0.4%          5,499           0.4%         $37.40
         2005          8           12,622             0.8%         18,121           1.2%         $43.48
         2006         20           28,989             1.9%         47,110           3.0%         $47.87
         2007         20           28,216             1.8%         75,326           4.8%         $59.33
         2008         23           99,393             6.4%        174,719          11.2%         $24.37
         2009         17           70,688             4.5%        245,407          15.7%         $33.69
         2010         14          215,467            13.8%        460,874          29.5%          $6.17
         2011         11          251,406            16.1%        712,280          45.6%          $4.15
         2012         14          236,891            15.2%        949,171          60.7%          $4.84
         2013         16           57,248             3.7%      1,006,419          64.4%         $38.57
         2014         18           70,014             4.5%      1,076,433          68.9%         $37.79
   THEREAFTER         11          469,921            30.1%      1,546,354          98.9%          $3.31
       VACANT        NAP           16,509             1.1%      1,562,863         100.0%            NAP
------------------------------------------------------------------------------------------------------------
        TOTAL        175        1,562,863           100.0%                                       $11.87
============================================================================================================

(1) The above table represents the rollover at the property through year-end
2014. Years in which there are no lease expirations have been excluded. The information in the table is based on the underwritten rent roll.

     PROPERTY MANAGEMENT. The Oak Park Mall is managed by CBL and Associates
Management, Inc., affiliates of the borrower.

     ADDITIONAL INDEBTEDNESS. The borrower is permitted to incur future unsecured subordinate debt from affiliates of the borrower for various purposes, provided that, among other conditions, (i) a subordination agreement acceptable to lender is delivered; (ii) the proceeds are used for the payment of property-related expenses for capital improvements, tenant improvements or leasing commissions, or for the purchase or leasing of equipment; (iii) the intercompany debt does not exceed 5% of the outstanding principal balance of the
Oak Park Mall Loan.

       GROUND LEASE. The borrower owns both the fee and leasehold interests in the property. The ground lease expires on December 31, 2091 with no renewal options. The fixed annual ground rent is $1,421,180 with no rent step-ups. The ground lease is subordinate to the mortgage.

     RELEASE OF PARCELS. With lender's prior consent, the borrower may obtain the release of any parcel of land at the property subject to certain conditions set forth in the mortgage loan documents, including among other things (i) the parcel to be released is not occupied by a tenant, and (ii) the rent for the parcel has not formed the basis for the lender's underwriting of the loan.

                                      D-4

                   MORTGAGE LOAN NO. 2 -- WORLD MARKET CENTER

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                                      D-6

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 2 -- WORLD MARKET CENTER
--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:            BSCMI
LOAN PURPOSE:                    Refinance
ORIGINAL BALANCE:                $225,000,000
CUT-OFF DATE BALANCE:            $225,000,000
FIRST PAYMENT DATE:              08/01/2005
INTEREST RATE:                   6.01650%
AMORTIZATION TERM:               Months 1-24: Interest Only
                                 Months 25-120:  315 months
ARD:                             No
ANTICIPATED REPAYMENT DATE:      NAP
MATURITY DATE:                   07/01/2015
EXPECTED MATURITY BALANCE:       $191,209,879

SPONSOR:                         The Related Companies, L.P.
INTEREST CALCULATION:            Actual/360
CALL PROTECTION:                 37-payment lockout from the first payment date,
                                 with U.S. Treasury defeasance for the following
                                 82 payments, and open to prepayment without
                                 premium thereafter through the maturity date.

CUT-OFF DATE BALANCE PER SF:     $206.07
UP-FRONT RESERVES:               RE Taxes:         $939,552
                                 Insurance:        $154,889
                                 Replacement:      $18,575
                                 Debt Service:     $1,141,377
                                 Construction:(1)  $5,618,941
ONGOING RESERVES:                RE Taxes:         $187,910 / month
                                 Insurance:        $19,361 / month
                                 Replacement:      $18,575 / month
                                 TI/LC:(2)         Springing
LOCKBOX:                         Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING:               NAP
SINGLE ASSET/PORTFOLIO:      Single Asset
PROPERTY TYPE:               Other
PROPERTY SUB-TYPE:           Design Center
LOCATION:                    Las Vegas, NV
YEAR BUILT/RENOVATED:        2005 / NAP
OCCUPANCY (AS OF):           99.4% (10/11/05)

NET RENTABLE AREA:           1,091,878

THE COLLATERAL:              A 10-story building serving as a furniture design
                             center facility with over 200 tenants located in
                             Las Vegas, Nevada.

OWNERSHIP INTEREST:          Fee

                                                       LEASE
                                                       -----
MAJOR TENANTS                      NRA    RENT PSF   EXPIRATION
-------------                      ---    --------   ----------
Cambium Business Group           22,114    $15.23    06/30/2010
Amini Innovation, Corp. (AICO)   21,718    $15.23    06/30/2010
Ashley Furniture Industries      19,474    $14.21    06/30/2008

PROPERTY MANAGEMENT:         WMCV Phase I Management, LLC

U/W NET CASH FLOW:           $23,461,137
APPRAISED VALUE (AS OF):     $359,000,000 (08/04/05)
CUT-OFF DATE LTV RATIO:      62.7%
LTV RATIO AT MATURITY:       53.3%
U/W DSCR:                    1.71x
U/W DSCR POST IO:            1.37x
--------------------------------------------------------------------------------
(1)  The original up-front construction escrow was $23,686,620, however, the escrow balance has been partially released and reduced to the amount above.

(2)  In the related year, borrower deposits the following amounts in twelve equal installments: years 1 and 6: $0; years 2 and 7: $500,000; years 3 and
     8: $1,000,000; years 4 and 9: $1,500,000; years 5 and 10: $2,000,000. After the 5th year, any unused portion will be released to the borrower, and the annual reserve requirements stated above are reduced by 50% of the corresponding designated reserve, provided that the borrower has met the following performance criteria: (i) DSCR (calculated after the IO period)
     is at least 1.35x or better as determined by lender, (ii) the property has a minimum leased level of 95% (iii) 85% of the property is leased to tenants having remaining lease terms not less than 3 years and 10% of the property is leased to tenants having remaining lease terms of not less than
     1 year as evidenced by a tenant estoppel certificate reasonably acceptable to lender, and (iv) rollover expenditures during the previous 5 years have not exceeded $2,500,000 in the aggregate.

THE WORLD MARKET CENTER LOAN.

     THE LOAN. The second largest loan (the "World Market Center Loan") is a
$225,000,000 first mortgage loan secured by the borrower's fee simple interest in the World Market Center located in Las Vegas, Nevada.

     THE BORROWER. The borrower, WMCV Phase 1, LLC, is a single purpose entity that owns no material assets other than the mortgaged property and related interests. The managing member of the borrower is structured with one independent director. A non-consolidation opinion was delivered at origination.
The borrower is sponsored by The Related Companies, L.P. ("Related") which was founded in 1972. Related is a real estate company principally engaged in the ownership, development, acquisition and management of commercial and residential real estate throughout the United States.

                                      D-7

     THE PROPERTY. The World Market Center is a 1,091,878 square foot, 10-story home furniture and furnishing accessories showroom and design center located in
Las Vegas, Nevada. The World Market Center was built in 2005 and is the first of eight buildings to be completed within the World Market Development. The World
Market Development is planned to comprise 12,000,000 square feet of permanent showroom space on 57 contiguous acres, serving as the hub for a semi-annual furniture and design convention/exhibition called Las Vegas Market ("Market")
and as a year-round facility for tenants to use showrooms as desired.

     SIGNIFICANT TENANTS: As of October 11, 2005, the World Market Center was
approximately 99.4% leased by over 200 tenants.

     Cambiam Business Group leases 22,114 sq.ft. (2.0% of the NRA) under leases for $15.23psf expiring in June 2010. Based in Chicago, IL, Cambiam Business
Group sells handcrafted furniture, kitchen cabinetry and home accessories.

     Amini Innovation, Corp. (AICO) leases 21,718 sq.ft. (2.0% of the NRA) under a lease for $15.23psf expiring in June 2010. Amini Innovation, Corp. is headquartered in Southern California and sells home furnishing products for the bedroom and dining room.

     Ashley Furniture Industries leases 19,474 sq.ft. (1.8% of the NRA) under a lease for $14.21psf expiring in June 2008. Founded by Carlyle Weinberger in 1945 and headquartered in Arcadia, WI, Ashley Furniture Industries is a furniture manufacturer selling several combinations of furniture for living rooms, dining rooms, and bedrooms through 100 franchised Ashley Furniture Home Stores in the
U.S., Canada and Japan.

===========================================================================================================
LEASE EXPIRATION SCHEDULE (1)
-----------------------------------------------------------------------------------------------------------
               # OF LEASES    TOTAL SF     % OF TOTAL    CUMULATIVE    CUMULATIVE % OF   AVERAGE RENT PSF
     YEAR        EXPIRING     EXPIRING    SF EXPIRING     TOTAL SF       SF EXPIRING         EXPIRING
-----------------------------------------------------------------------------------------------------------

         2007         1          9,364         0.9%           9,364           0.9%            $18.27
         2008        23        140,268        12.8%         149,632          13.7%            $18.37
         2010       207        929,511        85.1%       1,079,143          98.8%            $21.45
         2015         1          6,168         0.6%       1,085,311          99.4%            $22.33
       VACANT       NAP          6,567         0.6%       1,091,878         100.0%              NAP
-----------------------------------------------------------------------------------------------------------
        TOTAL       232      1,091,878       100.0%                                           $21.03
===========================================================================================================

(1) The above table represents the rollover at the property through year-end
2015. Years in which there are no lease expirations have been excluded. The information in the table is based on the underwritten rent roll.

     PROPERTY MANAGEMENT. The property is managed by WMCV Phase I Management,
LLC, an affiliate of the borrower.

     ADDITIONAL INDEBTEDNESS. There is no existing mezzanine debt. Future mezzanine debt is permitted subject to, among other things, a maximum combined loan to value ratio of 62.7%, a minimum combined debt service coverage ratio (as calculated after the IO period) of 1.36x and rating agency confirmation of no downgrade of the ratings on the certificates.

     GROUND LEASE.  None.

     RELEASE OF PARCELS. Not Allowed.

                                      D-8

                MORTGAGE LOAN NO. 3 -- OASIS NET LEASED PORTFOLIO

                                [PHOTO OMITTED]

                                [PHOTO OMITTED]

[PHOTO OMITTED]                                                  [PHOTO OMITTED]

                                      D-9

                             [MAP & LEGEND OMITTED]

                                      D-10

--------------------------------------------------------------------------------
                MORTGAGE LOAN NO. 3 -- OASIS NET LEASED PORTFOLIO
--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:          WFB
LOAN PURPOSE:                  Refinance
ORIGINAL BALANCE:              $120,000,000
CUT-OFF DATE BALANCE:          $120,000,000
FIRST PAYMENT DATE:            01/05/2006
INTEREST RATE:                 5.7700%
AMORTIZATION TERM:             Months 1-24:  Interest Only
                               Months 25-120:  360 months
ARD:                           No
ANTICIPATED REPAYMENT DATE:    NAP
MATURITY DATE:                 12/05/2015
EXPECTED MATURITY BALANCE:     $105,986,903
SPONSOR:                       Raymond C. Lee
INTEREST CALCULATION:          Actual/360
CALL PROTECTION:               24-payment lockout from the first payment date,
                               with U.S. Treasury defeasance for the following
                               94 payments, and open to prepayment without
                               premium thereafter through maturity.

CUT-OFF DATE BALANCE PER SF:   $150.66
UP-FRONT RESERVES:             RE Taxes:       $114,239
                               Insurance:      $23,399
                               Environmental:  $5,000
                               TI/LC:          $1,500,000
ONGOING RESERVES:              RE Taxes:       $57,120 / month
                               Insurance:      $11,699 / month
                               Replacement:    $11,333 / month
                               TI/LC:(1)       $44,416 / month
LOCKBOX:                       Springing Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING:               NAP
SINGLE ASSET/PORTFOLIO:      Portfolio
PROPERTY TYPE:               Office
PROPERTY SUB-TYPE:           Suburban
LOCATION:                    See Table Below
YEAR BUILT/RENOVATED:        Various
PERCENT LEASED (AS OF):      100%  (10/01/05)

NET RENTABLE AREA:           796,507

THE COLLATERAL:              10 Class A and B office buildings located in
                             Massachusetts and Nevada.

OWNERSHIP INTEREST:          Fee

                                                       LEASE
                                                       -----
MAJOR TENANTS                   NRA     RENT PSF     EXPIRATION
-------------                   ---     --------     ----------
Wells Fargo Bank              213,144    $17.64      11/30/2011
Sybase, Inc.                  166,912    $26.37      10/31/2012
Baystate Gas Company           88,000    $12.75       6/30/2012

PROPERTY MANAGEMENT:         Wight & Company, Incorporated

U/W NET CASH FLOW:           $10,168,746
APPRAISED VALUE (AS OF):     $167,250,000 (Various)
CUT-OFF DATE LTV RATIO:      71.7%
LTV RATIO AT MATURITY:       63.4%
U/W DSCR:                    1.45x
U/W DSCR POST IO:            1.21x
--------------------------------------------------------------------------------
(1)  If the tenant Baystate Gas does not exercise its renewal option in 2012, the borrower will be required to fund an additional reserve between July
     2011 and June 2012, in the amount of $15psf for each square foot not extended by Baystate Gas. Additionally, if the tenant Welch's Food exercises its termination option in February 2010, the tenant is required to pay a termination fee of $812,176. These funds are required to be deposited with lender and used solely for TI/LC's relating to this space.
     Beginning in November 2012, the general TI/LC reserve will be capped at
     $2,500,000 until loan maturity.

THE OASIS NET LEASED PORTFOLIO LOAN.

     THE LOAN. The third largest loan (the "Oasis Net Leased Portfolio Loan") is a $120,000,000 first mortgage loan secured by the borrower's fee simple interest in ten suburban office buildings located in Massachusetts and Nevada.

     THE BORROWER. The borrowers consist of 10 separate single purpose entities that are controlled by the sponsor, Raymond C. Lee. Each borrower owns no material assets other than the related property and related interests. The borrowers are structured with an independent director. A non-consolidation opinion was delivered at origination. Mr. Lee reports a net worth in excess of
$64 million.

     THE PROPERTIES. The collateral consists of 10 cross-collateralized suburban office buildings totaling approximately 796,507 net rentable square feet. Nine of the properties are located in various suburbs of Boston, MA and one is located in Las Vegas, NV. The portfolio is 100% leased as of October 1, 2005.
Nine out of the ten properties are leased to single tenants including three properties leased to various investment grade-rated tenants.

                                      D-11

     More specific information about each property is set forth in the table below:

--------------------------------------------------------------------------------------------------------------
                                            YEAR
                                           BUILT/                                                "AS-IS"
       PROPERTY          LOCATION         RENOVATED     NRSF     OCCUPANCY(1)    U/W NCF     APPRAISED VALUE
--------------------------------------------------------------------------------------------------------------

2 Concord Farms         Concord, MA      2001 / NAP     58,800       100%        $909,411      $19,250,000
3 Concord Farms         Concord, MA      1982 / 1992    68,077       100%        $911,712      $13,900,000
4 Concord Farms         Concord, MA      1985 / NAP     62,062       100%        $810,755      $16,200,000
5 Concord Farms         Concord, MA      1980 / NAP     44,600       100%        $596,245      $11,700,000
6 Concord Farms         Concord, MA      1986 / NAP     60,250       100%        $804,188      $15,700,000
300 Friberg Parkway     Westborough, MA  1983 / 1989    88,000       100%        $811,726      $12,800,000
355 Wood Road           Braintree, MA    1987 / NAP     43,708       100%        $400,656       $6,600,000
101 Philip Drive        Norwell, MA      1986 / 1994    32,500       100%        $319,274       $5,000,000
1022 Hingham Street     Rockland, MA     1986 / 1993   125,366       100%       $1,244,276     $17,100,000
3300-3380 W. Sahara     Las Vegas, NV    1986 / NAP    213,144       100%       $3,210,502     $49,000,000
TOTAL PORTFOLIO / WTD. AVG.                            796,507       100%      $10,168,746*   $167,250,000
--------------------------------------------------------------------------------------------------------------

* Please note that the underwritten net cash flow on a portfolio basis includes a $150,000 credit for the upfront TI/LC reserve of $1,500,000.

     SIGNIFICANT TENANTS: As of October 1, 2005, the portfolio was 100% leased by 8 tenants.

     Wells Fargo Bank, a subsidiary of Wells Fargo & Co. (NYSE: WFC; rated
AA-/AA/Aaa by S/F/M) leases 213,144 sq.ft. (26.8% of the NRA) under a lease for
$17.64psf expiring in November 2011. Wells Fargo Bank is the fifth largest U.S.
bank, with approximately $435 billion in assets. Wells Fargo Bank provides banking, insurance, investments, mortgage and consumer finance through more than
6,000 branches worldwide.

     Sybase, Inc. leases 166,912 sq.ft. (21.0% of the NRA) under a lease for
$26.37psf expiring in October 2012. Sybase, Inc. is a large global enterprise software provider that develops innovative database technologies for managing information and data across software and hardware platforms. Sybase, Inc.
customers include 95 of the Fortune 100 Companies.

     Baystate Gas Company leases 88,000 sq.ft. (11.0% of the NRA) under a lease for $12.75psf expiring in June 2012. Baystate Gas Company is an energy services company serving more than 300,000 natural gas customers in Massachusetts, New
Hampshire and Maine. The company is a wholly-owned subsidiary of NiSource Inc.
(rated BBB/BBB/NR by S/F/M) based in Merrillville, IN. NiSource Inc. is a
Fortune 500 holding company, engaging in natural gas transmission, storage and distribution, as well as electric generation, transmission and distribution from the Gulf Coast through the Midwest to New England.

------------------------------------------------------------------------------------------------------------
LEASE EXPIRATION SCHEDULE (1)
------------------------------------------------------------------------------------------------------------
                # OF LEASES       TOTAL SF      % OF TOTAL   CUMULATIVE  CUMULATIVE % OF   AVERAGE RENT PSF
     YEAR         EXPIRING        EXPIRING      SF EXPIRING   TOTAL SF     SF EXPIRING         EXPIRING
------------------------------------------------------------------------------------------------------------

         2006          1           79,800           10.0%       79,800          10.0%            $17.00
         2007          1           43,708            5.5%      123,508          15.5%            $12.00
         2008          1           45,566            5.7%      169,074          21.2%            $11.75
         2009          1           32,500            4.1%      201,574          25.3%            $12.75
         2010          1           68,077            8.5%      269,651          33.9%            $16.74
         2011          1          213,144           26.8%      482,795          60.6%            $17.64
         2012          4          254,912           32.0%      737,707          92.6%            $15.27
         2013          1           58,800            7.4%      796,507         100.0%            $19.50
       VACANT        NAP                0            0.0%      796,507         100.0%               NAP
------------------------------------------------------------------------------------------------------------
        TOTAL         11          796,507          100.0%                                        $19.17
------------------------------------------------------------------------------------------------------------

(1) The above table represents the rollover at the property through year-end
2013. Years in which there are no lease expirations have been excluded. The information in the table is based on the underwritten rent roll.

     PROPERTY MANAGEMENT. The property is managed by Wight & Company,
Incorporated, a third-party property manager.

     ADDITIONAL INDEBTEDNESS. There is no existing mezzanine debt. Future mezzanine debt is permitted, subject to satisfaction of certain conditions set forth in the mortgage loan documents, including, among others, an aggregate combined loan-to-value ratio not to exceed 85% and a combined debt service coverage ratio to be equal to or greater than 1.07x. Alternatively, the borrower may issue preferred equity interests under analogous terms and conditions.

     GROUND LEASE.  None.

     RELEASE OF PROPERTIES. The borrower is permitted to obtain a release of individual properties subject to certain conditions set forth in the mortgage loan documents, including, among others, defeasance of an amount equal to 125%
of the allocated loan amount. In addition, the remaining collateral must have a debt service coverage ratio equal to or greater than 1.20x and a loan-to-value ratio equal to or less than 72.0%.

                                      D-12

                 MORTGAGE LOAN NO. 4 -- THE WESTIN COPLEY PLACE

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                                [PHOTO OMITTED]

                                      D-13

                                 [MAP OMITTED]

                                      D-14

--------------------------------------------------------------------------------
                 MORTGAGE LOAN NO. 4 -- THE WESTIN COPLEY PLACE
--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:             WFB
LOAN PURPOSE:                     Acquisition
ORIGINAL BALANCE:(1)              $105,000,000
CUT-OFF DATE BALANCE:(1)          $105,000,000
FIRST PAYMENT DATE:               10/01/2005
INTEREST RATE:                    5.28000%
AMORTIZATION TERM:                Interest Only
ARD:                              Yes
ANTICIPATED REPAYMENT DATE:       09/01/2015
MATURITY DATE:                    09/01/2035
EXPECTED ARD BALANCE:(1)          $105,000,000

SPONSOR:                          LaSalle Hotel Properties, Inc.
INTEREST CALCULATION:             Actual/360
CALL PROTECTION:                  27-payment lockout from the first payment
                                  date, with U.S. Treasury defeasance for the
                                  following 89 payments, and open to prepayment
                                  without premium thereafter through the
                                  maturity date.

CUT-OFF DATE BALANCE PER
  ROOM:(1)                        $261,519
UP-FRONT RESERVES:                RE Tax:           $684,877
                                  FF&E:             $931,344
                                  Debt Service:     $924,000
ONGOING RESERVES:                 RE Tax:           $342,439 / month
                                  Insurance:(2)     Springing
                                  FF&E:(3)          4% of Revenues / quarter
                                  Flag:(4)          Springing
                                  Amortization:(5)  Springing
LOCKBOX:                          Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING:                    NAP
SINGLE ASSET/PORTFOLIO:           Single Asset
PROPERTY TYPE:                    Hospitality
PROPERTY SUB-TYPE:                Full Service
LOCATION:                         Boston, MA
YEAR BUILT/RENOVATED:             1983 / 1999-2004
OCCUPANCY (AS OF):                76.7% (T-12 - 07/31/05)
ADR (AS OF):                      $220.08 (T-12 - 07/31/05)
REVPAR (AS OF):                   $168.74 (T-12 - 07/31/05)
ROOMS:                            803
THE COLLATERAL:                   A 38-story, 803-room, full-service hotel
                                  located in Boston, Massachusetts.

OWNERSHIP INTEREST:               Leasehold

PROPERTY MANAGEMENT:              Westin Management Company East

U/W NET CASH FLOW:                $23,352,944
APPRAISED VALUE (AS OF):          $325,000,000 (07/28/05)
CUT-OFF DATE LTV RATIO:(1)        64.6%
LTV RATIO AT ARD:(1)              64.6%
U/W DSCR:(1)                      2.08x
U/W DSCR POST IO:(1)              NAP
--------------------------------------------------------------------------------
(1)  The subject $105,000,000 loan represents a 50% pari passu portion of the
     $210,000,000 mortgage loan. All LTV, DSCR and Loan per Room numbers in this table are based on the total $210,000,000 financing.

(2)  Borrower is not required to make insurance deposits so long as there is an approved blanket policy for general liability and property insurance in place, the loan is not in default and evidence of insurance payments are provided to lender.

(3)  A quarterly deposit equal to 4% of gross revenues less the sum of (i) any
     FF&E expenditures incurred and paid for by borrower and not reimbursed pursuant to the loan documents, (ii) any carry forward credit amounts as described in the loan documents, and (iii) any amounts collected by manager in respect of FF&E pursuant to the management agreement. An example of the calculation is attached to the promissory note.

(4)  Borrower is not required to make flag deposits unless and until the earlier of every March 31, June 30, September 30 and December 31 of each calendar loan year, commencing December 31, 2005, and the following events occur:
     (i) the property is no longer operated and branded as (A) a "Westin" hotel or (B) an approved hotel flag (as defined in the mortgage); (ii) the debt service coverage ratio has decreased 20% or more from the debt service coverage ratio of the calendar quarter immediately prior to the date the property ceased being operated and branded as a "Westin" hotel or an approved hotel flag; and (iii) the annual cash flow for the property is less then $22,000,0000.

(5)  All excess cash flow will be deposited unless and until the earlier of the following events occurs: (i) the loan has not been paid in full on the anticipated repayment date; (ii) any time during the period commencing on the first Due Date through the Due Date that is one month prior to the seventh anniversary of the first Due Date, the debt service coverage ratio is less then 1.55x; (iii) any time during the period commencing on the seventh anniversary of the first Due Date through the Due Date that is one month prior to the ninth anniversary of the first Due Date, the debt service coverage ratio is less then 1.85x; or (iv) any time during the period commencing on the ninth anniversary of the first Due Date through and including the anticipated repayment date, the debt service coverage ratio is less then 1.95x.

THE WESTIN COPLEY PLACE LOAN.

     THE LOAN. The fourth largest loan (the "Westin Copley Place Loan") is evidenced by one of two pari passu promissory notes and is secured by a single first priority leasehold mortgage on the Westin Copley Place hotel located in
Boston, Massachusetts.

                                      D-15

The first mortgage loan was originated on August 30, 2005 by Wells Fargo Bank
N.A., and was split into two equal portion A-1 and A-2 pari passu notes. Note
A-2 will be included in the BSCMSI 2005-PWR10 trust. Note A-1 has been included in the REMIC trust known as BSCMSI 2005-TOP20, and has the same interest rate, maturity date and amortization term as the Westin Copley Place Loan Note A-2.

     THE BORROWER. The borrower, LHO Backstreets, L.L.C., is a single purpose entity that owns no material assets other than the Westin Copley Place and related interests. The borrower is single member limited liability company structured with an independent director. A non-consolidation opinion was delivered at origination. The guarantor is LaSalle Hotel Operating Partnership,
L.P. (the "LaSalle OP"), whereby LaSalle Hotel Properties ("LaSalle"; NYSE:
LHO), the sponsor, is the sole general partner of the LaSalle OP owning a 97.7%
interest and other various investors hold the remaining 2.3%. The LaSalle OP holds substantially all of LaSalle's assets and conducts all of LaSalle's operations. LaSalle is a Maryland-based real estate investment trust ("REIT")
that owns approximately 23 hotels consisting of 7,600 guest rooms throughout the
United States. LaSalle's hotels are operated under a number of flags, including
West Hotels and Resorts, Sheraton, Crestline, Hyatt, Benchmark, White Lodging,
Sandcastle, Davidson and Kimpton.

     THE PROPERTY. The Westin Copley Place is a Westin flagged, 38-story,
803-room full-service hotel located in Boston, Massachusetts. The property was built in 1983, renovated between 1999 and 2004, and features a fully equipped health club with a heated indoor swimming pool, spa and salon services, as well as approximately 57,000 square feet of function space, including two major ballrooms, five restaurants and a business center. The property is located in the historic "Back Bay" area of Boston in Massachusetts on a parcel bounded by
Huntington Avenue, Dartmouth Street and Stuart Street. The property is part of the Copley Place complex and is connected by sky bridges to the Copley Place,
Marriott Copley Place, Prudential Center, Hynes Convention Center, Sheraton
Boston and 111 Huntington Avenue, an office development. Interstate 90 (I-90), which passes directly below the property, and Interstate 93 (I-93) provides access to the property and its surrounding neighborhood. I-90 provides access to all points west of Boston, while I-93 is the major north-south roadway in
Boston. The property is approximately 5 miles from Logan International Airport.
During 1999 - 2004, approximately $40.0 million, or $49,813 per key, was spent in capital improvements on the property. The property is constructed on air rights above Interstate 90, with the Massachusetts Turnpike Authority (MTA) as the owner of the underlying interstate and the air rights. All rents under the ground lease have been prepaid. The lease provides that the MTA cannot terminate the lease or evict the tenant or leasehold mortgagee in possession under any circumstances. The ground lease expires December 14, 2077.

----------------------------------------------------------------------------------------------------------------------------
                                    SUBJECT AND MARKET HISTORICAL OCCUPANCY, ADR, REVPAR(1)
----------------------------------------------------------------------------------------------------------------------------
                         COMPETITIVE SET                 THE WESTIN COPLEY PLACE                   PENETRATION FACTOR
--------------- ----------------------------------- ----------------------------------- ------------------------------------
     YEAR        OCCUPANCY      ADR       REVPAR     OCCUPANCY      ADR       REVPAR     OCCUPANCY      ADR          REVPAR
--------------- ------------ ---------- ----------- ------------ ---------- ----------- ------------ ----------- -----------

     2002          71.1%      $181.90    $129.26       74.4%      $206.97    $153.95      104.6%       113.8%        119.1%
--------------- ------------ ---------- ----------- ------------ ---------- ----------- ------------ ----------- -----------
     2003          71.1%      $173.76    $123.47       72.6%      $200.47    $145.54      102.1%       115.4%        117.9%
--------------- ------------ ---------- ----------- ------------ ---------- ----------- ------------ ----------- -----------
     2004          73.9%      $188.06    $139.04       76.5%      $219.00    $167.48      103.5%       116.5%        120.5%
--------------- ------------ ---------- ----------- ------------ ---------- ----------- ------------ ----------- -----------
 T-12 6/2005       74.6%      $191.72    $143.03       76.2%      $224.53    $171.06      102.1%       117.1%        119.6%
--------------- ------------ ---------- ----------- ------------ ---------- ----------- ------------ ----------- -----------

(1) The above table is based on data provided by STR Reports.

     PROPERTY MANAGEMENT. The property is managed by Westin Management Company
East ("Westin"), an affiliate of Starwood Hotels and Resorts Worldwide, Inc.
("Starwood"). Starwood (NYSE: HOT; rated BB+/BB+/Ba1 by S/F/M) is a hospitality company with 750 hotels in the United States and 80 other countries. Starwood has approximately 120,000 employees as of year-end 2004 and is headquartered in
White Plains, New York.

     ADDITIONAL INDEBTEDNESS. The loan documents provide a constituent party or parties of borrower (other than any such constituent party which is required to be a single purpose, bankruptcy remote entity pursuant to the mortgage loan documents) are permitted to incur mezzanine financing secured by a pledge of
100% of the direct or indirect equity ownership interest in borrower; provided borrower obtains lender's approval, which shall be at lender's sole discretion, and, if requested by lender, rating agency confirmation of no downgrade of the ratings on the certificates.

     GROUND LEASE. The Westin Copley Place is encumbered by a ground lease that expires December 14, 2077. Fixed rent payments of $1.00 per annum are due through the end of the term. Annual ground lease payments have been prepaid through the ground lease expiration date. The ground lessor is the Massachusetts
Turnpike Authority, which operates the Massachusetts Turnpike (MassPike), including 138 miles of highway as well as the Ted Williams Tunnel beneath Boston
Harbor.

     RELEASE OF PARCELS.  Not Allowed.

                                      D-16

                       MORTGAGE LOAN NO. 5 -- CROCKER PARK

                                [PHOTO OMITTED]

                                [PHOTO OMITTED]

                                      D-17

                                 [MAP OMITTED]

                                      D-18

--------------------------------------------------------------------------------
                       MORTGAGE LOAN NO. 5 -- CROCKER PARK
--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:          PMCF
LOAN PURPOSE:                  Refinance
ORIGINAL BALANCE:              $100,000,000
CUT-OFF DATE BALANCE:          $100,000,000
FIRST PAYMENT DATE:            01/05/2006
INTEREST RATE:                 5.72000%
AMORTIZATION TERM:             Months 1-24: Interest Only
                               Months 25-120: 360 months
ARD:                           Yes
ANTICIPATED REPAYMENT DATE:    12/05/2015
MATURITY DATE:                 12/05/2028
EXPECTED ARD BALANCE:          $88,220,715
SPONSORS:                      Robert L. Stark and Morry Weiss

INTEREST CALCULATION:          Actual/360
CALL PROTECTION:               25-payment lockout from the first payment date,
                               defeasance for the following 91 payments, and
                               open to prepayment without premium thereafter
                               until the maturity date.

CUT-OFF DATE BALANCE PER SF:   $161.60
UP-FRONT RESERVES:             RE Taxes:       $511,000
                               Insurance:      $117,750
                               TI/LC:          $2,070,234
                               Other:(1, 2,
                               3, 4, 5, 6)     See Footnotes
ONGOING RESERVES:              RE Taxes:(7)    $600,000 / month
                               Insurance:      $13,083 / month
                               Replacement:    $8,916 / month
                               TI/LC:(8)       $30,000 / month
LOCKBOX:                       Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING:               NAP
SINGLE ASSET/PORTFOLIO:      Single Asset
PROPERTY TYPE:               Mixed Use
PROPERTY SUB-TYPE:           Retail / Office / Multifamily
LOCATION:                    Westlake, OH
YEAR BUILT/RENOVATED:        2005 / NAP
PERCENT LEASED (AS OF):(9)   77.4% (11/15/05)

NET RENTABLE AREA:           618,817

THE COLLATERAL:              A mixed use project with retail, office and
                             multifamily components located in Westlake, Ohio.

OWNERSHIP INTEREST:          Fee. See "Ground Lease/Bond Financings" below.

                                                   LEASE
MAJOR TENANTS                  NRA    RENT PSF   EXPIRATION
-------------                  ---    --------   ----------
Dick's Sporting Goods        75,000    $15.85    01/31/2025
Barnes & Noble #2155         28,684    $17.43    03/31/2015
Regal Cinemas Crocker(10)    24,442    $24.08    04/30/2020

PROPERTY MANAGEMENT:         Stark Enterprises, Comet Management Services, Inc.

U/W NET CASH FLOW:           $8,499,742
APPRAISED VALUE (AS OF):(11) $125,300,000 (06/20/05)
CUT-OFF DATE LTV RATIO:(11)  79.8%
LTV RATIO AT ARD: (11)       70.4%
U/W DSCR:                    1.47x
U/W DSCR POST IO:            1.22x
--------------------------------------------------------------------------------
(1)  The borrower posted a $22,000,000 letter of credit ("LOC") at origination to be held as additional security for the loan. The LOC may be released subject to satisfaction of certain conditions including: (i) the property achieves a minimum debt service coverage ratio both at the time the release is requested and at the time the release occurs of 1.20x (based upon a
     30-year amortization schedule); (ii) a specified underwritten net cash flow is achieved; and (iii) specified leasing parameters have been met. The amount of the LOC may be reduced quarterly provided that after giving effect to such reduction, the property achieves a minimum debt service coverage ratio of 1.20x and specified leasing parameters have been met.

(2)  A reserve of $2,326,674 was collected that is equal to four months of debt service payments. An amount equal to three months of debt service
     (approximately $1,745,000) will be released to the borrower from this reserve when the property achieves a debt service coverage ratio of at least 1.10x (based upon a 30-year amortization schedule) for a period of three consecutive months. The remaining balance in such reserve will be released to the borrower when the property achieves a debt service coverage ratio of at least 1.20x (based upon a 30-year amortization schedule) for a period of three consecutive months.

(3)  A reserve of $2,643,153 was collected that is equal to the January 2006 semi-annual bond payment due from the borrower and Crocker Park, LLC relating to the bonds issued to finance the cost of the infrastructure at the Crocker Center and the public improvements at the Crocker Center including the public parking garages, street widening and related improvements. Semi-annual payments are due in January and July of each year. See "Ground Lease/Bond Financings" below.

(4)  A reserve of $145,688 was collected for retail tenants at the property that have executed leases but are not currently in occupancy.

(5)  A reserve of $370,948 was collected that consists of (i) approximately
     $73,288 to cover the monthly rental payments for a period extending from origination until tenant Morgan Stanley takes occupancy and begins paying rent to the borrower and (ii) $297,660 relating to Morgan Stanley's tenant allowance from the borrower.

(6)  A reserve of $586,960 was collected to bring three retail suites located on
     Crocker Park Boulevard to "vanilla box" condition in anticipation of future tenant-specific improvements.

(7)  A reserve of $600,000 will be collected monthly to cover both future real estate tax payments and semi-annual bond payments. See "Ground Lease/Bond
     Financings" below.

(8)  Capped at $1,000,000.

(9)  According to the rent rolls provided by the borrower, the retail component is currently 98.97% leased, the office component is currently 10.72% leased and, excluding the master lease, the multifamily component is currently
     56.96% leased.

(10) Regal Cinemas Crocker pays annual rent to the borrower of approximately
     $1,512,000. The tenant leases 24,442 sq.ft. under a lease with the borrower expiring April 30, 2020. The tenant is occupying an additional 38,360
     sq.ft. of theater space in an adjacent shopping center, The Promenade of
     Westlake, with a skywalk connecting the two spaces. The tenant pays rent to the borrower on the entire 62,802 square feet it occupies but a portion of the rent attributable to these premises is passed through to The Promenade of Westlake owner under its lease with the borrower. The rent per sq.ft. is calculated on a weighted average of the square footage that is included in the collateral.

(11) The Cut-off Date LTV Ratio and the LTV Ratio at ARD are based on the
     "As-Is" value of $125,300,000. The appraiser also concluded that the
     "As-Stabilized" value of the property would be $131,900,000 as of June 20,
     2008.

                                      D-19

THE CROCKER PARK LOAN.

     THE LOAN. The fifth largest loan (the "Crocker Park Loan") is a
$100,000,000 first mortgage loan secured by the Crocker Park Borrower's leasehold interests and the ground lessor's fee interest in a mixed use retail/office/multifamily project located in Westlake, Ohio (the "Crocker Park
Property").

     THE BORROWER. The borrower, Crocker Park Delaware LLC (the "Crocker Park
Borrower"), is a single purpose entity that owns no material assets other than the mortgaged property and related interests, which include ownership interests in a subsidiary, Crocker Park Bondco LLC ("Crocker Park Sub"), which is a single purpose entity that owns no material asset other than the Construction Bonds described below under "Ground Lease/Bond Financings." The borrower's managing member has an independent director, and a non-consolidation opinion was delivered at origination. The sponsors are Robert L. Stark and Morry Weiss.
Robert L. Stark is the President and CEO of Robert L. Stark Enterprises Inc., a
real estate investment development and management firm. Morry Weiss is the former Chief Executive Officer of American Greetings (NYSE: AM), an
international manufacturer of social expression products, which reported total revenue of approximately $2 billion for the 12 months ending February 2005.

     THE PROPERTY. The Crocker Park Property is a mixed use retail/office/
multifamily project consisting of 13 buildings (with two to three floors each)
located on Crocker Road near the interchange to Interstate 90 in Westlake, Ohio, approximately 10 miles from downtown Cleveland. The Crocker Park Property constitutes a portion of the Crocker Center (the "Crocker Center"), the remainder of which is owned by a borrower affiliate. The Crocker Center includes four public parking garages, four surface parking lots and 70 on-street parking spaces on the four primary roads through the Crocker Center, that collectively provide approximately 2,978 parking spaces. The Crocker Park Property was completed in 2005 and consists of approximately 618,871 net rentable square feet including: 393,468 square feet of retail space (63.6% of the NRA), 84,167 square feet of office space (13.6% of the NRA) and 158 multifamily units totaling
141,182 square feet (22.8% of the NRA). The retail component of the Crocker Park
Property is currently 99% leased to more than 50 tenants. The office component is currently 10.7% leased. The Crocker Park Property also includes 158 luxury residential units, comprising 83 one-bedroom units, 23 one-bedroom units and den units, 40 two-bedroom units and 12 two or three-bedroom corner units. The residential units include amenities such as a washer/dryer, concierge service, high speed internet access, a fitness center and a 24-hour business center.
Excluding the master lease described below, 90 units are currently leased. The entire multifamily portion of the Crocker Park Property has been master leased by CP MF, LLC, an affiliate of the Crocker Park Borrower ("CPMF"). The master lease is subordinate to the mortgage and the master lessee is obligated to pay to the Crocker Park Borrower the gross receipts from the multifamily portion of the Crocker Park Property less any related expenses. Such expenses are subject to approval by the Crocker Park Borrower and, to the extent the lender would otherwise approve expenses for the rest of the Crocker Park Property, by the lender.

     The Crocker Park Borrower is permitted, without lender's consent, to expand the existing multifamily component of the Crocker Park Property by constructing
(or ground leasing to a third-party who constructs) additional multifamily improvements on parcels to be created above the existing improvements. Such parcels and improvements thereon may become collateral for the Crocker Park Loan or, as discussed further below, may be released and upon release would not constiture additional collateral for the Crocker Park Loan. See "Right to Add
Additional Collateral" and "Release of Parcels" below.

     SIGNIFICANT TENANTS: As of November 15, 2005, the Crocker Park Property was
approximately 77.4% leased (excluding the master lease described below).

     Dick's Sporting Goods ("Dick's") leases 75,000 sq.ft. (12.1% of the total
NRA and 19.1% of the retail component) under a lease for $15.85psf expiring
January 31, 2025. Dick's is a sporting goods retailer offering an assortment of brand name sporting goods equipment, apparel and footwear in a specialty store environment. Dick's currently operates approximately 145 stores in 26 states throughout the eastern United States.

     Barnes & Noble #2155 ("Barnes & Noble") leases 28,684 sq.ft. (4.6% of the
NRA and 7.3% of the retail component) under a lease for $17.43psf expiring March
31, 2015. Barnes & Noble employs 40,000 employees in approximately 800 stores in
49 states under the Barnes & Noble and B. Dalton names.

     Regal Cinemas Crocker ("Regal Cinemas") leases 24,442 sq.ft. (4.0% of the
NRA and 6.2% of the retail component) under a lease for $61.86psf expiring April
30, 2020. Regal Cinemas also occupies 38,360 sq.ft. of theater space (the
"Promenade Premises") in the adjacent shopping center, The Promenade of
Westlake, with a skywalk connecting the two spaces. The Crocker Park Borrower has a leasehold interest in the 24,442 square feet (through a ground lease from the Toledo-Lucas County Port Authority) and a leasehold interest in the
Promenade Premises (through a lease from the owner of The Promenade of
Westlake). Regal Cinemas pays rent to the Crocker Park Borrower on the entire
62,802 square feet it occupies but a portion of the rent

                                      D-20

attributable to the Promenade Premises is passed through to the owner of The
Promenade of Westlake under its lease with the Crocker Park Borrower. Regal
Cinemas is a wholly owned subsidiary of Regal Entertainment Group (NYSE: RGC), a large national motion picture exhibitor in the U.S.

-----------------------------------------------------------------------------------------------------------
LEASE EXPIRATION SCHEDULE (1)
-----------------------------------------------------------------------------------------------------------
                # OF LEASES   TOTAL SF    % OF TOTAL   CUMULATIVE    CUMULATIVE % OF     AVERAGE RENT PSF
     YEAR        EXPIRING     EXPIRING    SF EXPIRING   TOTAL SF       SF EXPIRING           EXPIRING
-----------------------------------------------------------------------------------------------------------

         2009         3         7,905         1.7%        7,905              1.7%              $40.09
         2010         5        22,995         4.8%       30,900              6.5%              $23.16
         2011         4         5,486         1.1%       36,386              7.6%              $36.87
         2014         9        57,239        12.0%       93,625             19.6%              $27.57
         2015        19       135,794        28.4%      229,419             48.0%              $26.81
   THEREAFTER        23       168,997        35.3%      398,416             83.3%              $27.01
       VACANT       NAP        79,802        16.7%      478,218            100.0%                 NAP
-----------------------------------------------------------------------------------------------------------
        TOTAL        63       478,218       100.0%                                             $27.19
-----------------------------------------------------------------------------------------------------------

(1) The above table represents the rollover at the property for the retail and office tenants only through year-end 2015. Years in which there are no lease expirations have been excluded. The information in the table is based on the underwritten rent roll.

     PROPERTY MANAGEMENT. The retail and office components of the Crocker Park
Property are managed by Stark Enterprises, and the multifamily component is managed by Comet Management Services, Inc. Both Stark Enterprises and Comet
Management Services, Inc. are affiliated with the Crocker Park Borrower.

     ADDITIONAL INDEBTEDNESS. There exists a $15,250,000 mezzanine loan from The
Prudential Insurance Company of America to CD Westlake, LLC secured by its ownership interest in Crocker Park LLC (the "Developer"), the sole member of the
Crocker Park Borrower and the previous owner of the Crocker Park Property. CD
Westlake, LLC holds a 50% non-controlling interest in the Developer. The lender entered into an agreement with the mezzanine lender that, among other things, provides the mezzanine lender certain rights to cure defaults by the Crocker
Park Borrower and with a right to purchase the Crocker Park Loan under certain circumstances. For more information, see "Description of the Mortgage
Pool--Certain Characteristics of the Mortgage Pool-- Pari Passu, Subordinate and
Other Financing--Other Property-Secured Financing and Mezzanine and Similar
Financing" in the prospectus supplement.

     In addition, members of the Developer are permitted to incur additional mezzanine debt secured by a pledge of their respective membership interests, subject to certain conditions, including the following: (i) review and approval by the lender of the terms and conditions of any proposed mezzanine loan, including the identity of the proposed mezzanine lender, the amount of the mezzanine loan, and the form and substance of the mezzanine loan documents; (ii)
after giving effect to the proposed mezzanine loan, the minimum combined debt service coverage ratio (based on the Crocker Park Loan, the proposed mezzanine loan and any other outstanding mezzanine loans) must be at least 1.10x; (iii)
after giving effect to the proposed mezzanine loan, the maximum combined loan-to-value (based on the Crocker Park Loan, the proposed mezzanine loan and any other outstanding mezzanine loans) must be no greater than 89%; (iv)
execution of an intercreditor agreement acceptable to the lender; and (v) if required by the lender, rating agency confirmation of no downgrade of the ratings on the certificates.

     GROUND LEASE/BOND FINANCINGS. The lender has both a fee and a leasehold mortgage on Crocker Park (other than with respect to the Promenade Premises, as to which the lender has a leasehold mortgage). In connection with construction of the Crocker Center, the Crocker Park Borrower entered into a sale-leaseback arrangement with the Toledo-Lucas County Port Authority (the "Port Authority")
which issued taxable bonds to finance development of the Crocker Park Property in the original amount of $86,000,000 (the "Construction Bonds"). In consideration for the lender undertaking to make the Crocker Park Loan, the Port
Authority has subjected its fee interest to a mortgage in favor of the lender. A portion of the loan proceeds from the Crocker Park Loan have been contributed by the Crocker Park Borrower to Crocker Park Sub to acquire the Construction Bonds.
Crocker Park Sub has pledged all of its rights in, and delivered possession of, the Construction Bonds to the lender. The Crocker Park Borrower has an option to acquire the fee from the Port Authority commencing January 1, 2010 for a purchase price of $100 plus a discharge of the Construction Bonds. The Crocker
Park Borrower is obligated under the loan documents to exercise such option.

     In addition, the Port Authority issued $76,175,000 in Special Assessment
Revenue Bonds (the "Port Authority Infrastructure Bonds") to finance the construction of infrastructure within the Crocker Center including 4 public parking garages and off-street parking spaces that are not part of the collateral. The City of Westlake also issued $7,200,000 in general obligation bonds (together with the Port Authority Infrastructure Bonds, the
"Infrastructure Bonds") to partially pay the costs relating to road widening, landscaping and associated improvements. The Infrastructure Bonds are to be repaid by the Crocker Park Borrower and the Developer through a series of semi-annual special assessments against the retail portion of the Crocker Center
(including the retail

                                      D-21

portion of the Crocker Park Property). A portion of these special assessments are permitted to be passed on to the ground floor retail tenants at the Crocker
Park Property.

     RELEASE OF PARCELS. The Crocker Park Borrower is permitted to obtain the release of the multifamily component through a partial defeasance subject to certain conditions, including: (i) the principal balance of the defeased portion of the Crocker Park Loan is at least equal to 125% of the allocated loan amount for the multifamily component, (ii) the loan-to-value ratio for the remaining undefeased portion of the Crocker Park Loan and the remaining property is not greater than 80%, (iii) the debt service coverage ratio for the remaining undefeased portion of the Crocker Park Loan is at least 1.20x and (iv) the
Crocker Park Borrower delivers rating agency confirmation of no downgrade of the ratings on the certificates.

     Additionally, certain air rights that are included in the collateral may be released without payment of any release price, or may be leased to third parties. If leased, the air rights are permitted to be improved subject to the satisfaction of certain conditions. The value of these air rights was not included in the appraisal valuation or the underwriting for the Crocker Park
Loan.

     RIGHT TO ADD ADDITIONAL COLLATERAL. To obtain the release or reduction of a
$22,000,000 letter of credit posted at origination, the Crocker Park Borrower will be permitted to add additional collateral located in the Crocker Center to secure the Crocker Park Loan, subject to satisfaction of certain conditions in the mortgage loan documents, including that such collateral must consist of income-producing retail, office or multifamily property.

                                      D-22

                    MORTGAGE LOAN NO. 6 -- THE PROMENADE - AZ

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                                [PHOTO OMITTED]

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                                      D-23

                                 [MAP OMITTED]

                                      D-24

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 6 -- THE PROMENADE - AZ
--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:          WFB
LOAN PURPOSE:                  Acquisition
ORIGINAL BALANCE:              $60,000,000
CUT-OFF DATE BALANCE:          $59,896,217
FIRST PAYMENT DATE:            12/01/2005
INTEREST RATE:                 4.80100%
AMORTIZATION TERM:             300 months
ARD:                           No
ANTICIPATED REPAYMENT DATE:    NAP
MATURITY DATE:                 11/01/2015
EXPECTED MATURITY BALANCE:     $44,685,888
SPONSOR:                       William S. Levine
INTEREST CALCULATION:          Actual/360
CALL PROTECTION:               25-payment lockout from the first payment date,
                               with U.S. Treasury defeasance for the following
                               91 payments, and open to prepayment without
                               premium thereafter through maturity.

CUT-OFF DATE BALANCE PER SF:   $138.10

UP-FRONT RESERVES:             None
ONGOING RESERVES:              RE Tax:(1)        Springing
                               Insurance:(1)     Springing
                               Replacement:(1)   Springing
                               TI/LC:(1)         Springing

LOCKBOX:                       Springing Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING (S/F):(2)        AAA / AA+
SINGLE ASSET/PORTFOLIO:        Single Asset
PROPERTY TYPE:                 Retail
PROPERTY SUB-TYPE:             Anchored
LOCATION:                      Scottsdale, AZ
YEAR BUILT/RENOVATED:          1999-2005 / NAP
PERCENT LEASED (AS OF):        97.7% (09/30/05)
NET RENTABLE AREA:             433,707

THE COLLATERAL:                20 single-story buildings serving as an anchored
                               retail center with 64 tenants located in
                               Scottsdale, Arizona.

OWNERSHIP INTEREST:            Fee

                                                        LEASE
                                                        -----
MAJOR TENANTS                     NRA     RENT PSF    EXPIRATION
-------------                     ---     --------    ----------
Linens 'N Things                34,922     $14.85     01/31/2016
Nordstrom Rack                  34,565     $14.78     10/31/2010
Old Navy                        25,000     $13.44     07/31/2010

PROPERTY MANAGEMENT:           Pederson Group, Inc.

U/W NET CASH FLOW:             $8,545,423
APPRAISED VALUE (AS OF):       $130,000,000 (09/01/05)
CUT-OFF DATE LTV RATIO:        46.1%
LTV RATIO AT MATURITY:         34.4%
U/W DSCR:                      2.07x
U/W DSCR POST IO:              NAP
--------------------------------------------------------------------------------
(1)  Borrower is not required to make monthly RE Tax, Insurance, Replacement, or
     TI/LC deposits unless and until the earlier of the following events occurs:
     (i) the occurrence of a default under the loan; or (ii) the borrower elects to sell, exchange or transfer the property.

(2)  Standard and Poor's Ratings Services and Fitch, Inc. have confirmed that the Promenade - AZ Loan has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "AAA" /
     "AA+", respectively.

THE PROMENADE - AZ LOAN.

     THE LOAN. The sixth largest loan (the "Promenade - AZ Loan") is a
$60,000,000 first mortgage loan secured by the borrower's fee simple interest in the Promenade located in Scottsdale, Arizona.

     THE BORROWER. The borrower, Pacific Promenade LLC, is a single purpose entity that owns no material assets other than the mortgaged property and related interests. The managing member of the borrower is structured with one independent director. A non-consolidation opinion was delivered at origination.
The borrower is a wholly owned subsidiary of Levine Investments, LP. Levine
Investments, LP, is beneficially owned by William S. Levine, the sponsor and founder of Levine Investments, LP. The sponsor reports a net worth in excess of
$230 million and over 30 years of professional real estate experience.

     THE PROPERTY. Promenade is a 433,707 square foot, 20 building anchored retail center located in Scottsdale, Arizona. The property is 97.7% leased to 64 tenants. The anchor tenants make up 41.4% of the net rentable area and 26.1% of the total contract rent of the property. Of the 64 tenants at the property, 27 tenants are national businesses, of which 5 are investment grade-rated tenants
(Nordstrom, Old Navy (Gap), Bank of America, Verizon Wireless (Cellco) and
United Parcel Service). In addition, the property is part of a larger power center, which is not part of collateral, and benefits from the tenants in proximity including a 133,120 square foot Great Indoors, and a 163,268 square foot Lowe's home improvement stores. The property is located on the

                                      D-25

southeast corner of Frank Lloyd Wright Boulevard and Scottsdale Road. Frank
Lloyd Wright Boulevard is an east/west thoroughfare with 3 lanes of traffic in each direction that experiences traffic of approximately 36,000 vehicles per day. Scottsdale Road is a north/south thoroughfare with 1 lane of traffic in each direction that experiences traffic of 44,000 vehicles per day.

     SIGNIFICANT TENANTS: As of September 30, 2005, the Promenade was
approximately 97.7% leased by 64 tenants.

     Linens `N Things leases 34,922 square feet (8.1% of the NRA) under a lease for $14.85psf expiring in January 2016. Linens 'N Things is one of the leading, national retailers of home textiles, house wares, and decorative home accessories in the United States and Canada. As of April 2, 2005, the company operated 499 retail stores in 45 states and 5 Canadian provinces. Linens 'N
Things was founded in 1975 and is headquartered in Clifton, New Jersey.

     Nordstrom, Inc., doing business as Nordstrom Rack, leases 34,565 square feet (8.0% of the NRA) under a lease for $14.78psf expiring in October 2010.
Nordstrom, Inc. (NYSE: JWN; rated A-/A-/Baa1 by S/F/M) operates as a fashion specialty retailer in the United States, and operates in three segments: retail stores, credit operations, and catalog/internet. The retail stores segment offers apparel, shoes, cosmetics, and accessories. The credit operations segment operates the Nordstrom private label and co-branded VISA credit cards. The catalog/internet segment sells apparel, shoes, cosmetics, and accessories via direct mail catalogs and its web site. As of September 1, 2005, the company operated 95 full-line stores, 49 Nordstrom Rack, 5 Faconnable boutiques, 1 free-standing shoe store, and 2 clearance stores, as well as 32 Faconnable boutiques in Europe. Nordstrom, Inc. was founded in 1901 and is based in
Seattle, Washington.

     Gap, Inc., doing business as Old Navy, leases 25,000 square feet (5.8% of the NRA) under a lease for $13.44psf expiring in July 2010. Gap, Inc. (NYSE:
GPS; rated BBB-/BBB-/Baa3 by S/F/M) operates as a specialty retailing company, offering casual apparel, accessories, and personal care products under the Gap,
Banana Republic, and Old Navy brands. Gap, Inc. provides a range of products, including denim, khakis, and T-shirts, fashion apparel, shoes, accessories for men, women, teens, and children. As of August 25, 2005, the Gap, Inc. operated
3,050 stores in the United States, Canada, the United Kingdom, France, and
Japan. In addition, it offers products through its various brand web sites. Gap,
Inc. was founded in 1969 and is headquartered in San Francisco, California.

-----------------------------------------------------------------------------------------------------------
LEASE EXPIRATION SCHEDULE (1)
-----------------------------------------------------------------------------------------------------------
     YEAR       # OF LEASES   TOTAL SF    % OF TOTAL   CUMULATIVE    CUMULATIVE % OF     AVERAGE RENT PSF
                 EXPIRING     EXPIRING    SF EXPIRING   TOTAL SF       SF EXPIRING           EXPIRING
--------------- ------------ ------------ ------------ ------------ ------------------- -------------------

         2005       1           2,558          0.6%        2,558            0.6%              $40.00
         2006       5          17,004          3.9%       19,562            4.5%              $36.48
         2007       4           6,834          1.6%       26,396            6.1%              $35.88
         2009       8          19,957          4.6%       46,353           10.7%              $36.72
         2010      17         146,263         33.7%      192,616           44.4%              $18.36
         2011       5          20,160          4.6%      212,776           49.1%              $28.50
         2012       4          30,433          7.0%      243,209           56.1%              $29.40
         2013       1           1,518          0.4%      244,727           56.4%              $41.20
         2014       3          28,918          6.7%      273,645           63.1%              $18.76
         2015       9          79,172         18.3%      352,817           81.3%              $20.28
   THEREAFTER       7          70,747         16.3%      423,564           97.7%              $18.80
       VACANT     NAP          10,143          2.3%      433,707          100.0%                 NAP
-----------------------------------------------------------------------------------------------------------
        TOTAL      64         433,707        100.0%                                           $22.18
-----------------------------------------------------------------------------------------------------------

(1) The above table represents the rollover at the property through year-end
2015. Years in which there are no lease expirations have been excluded. The information in the table is based on the underwritten rent roll.

     PROPERTY MANAGEMENT. The property is managed by Pederson Group, Inc., which is not an affiliate of the Promenade - AZ Loan's sponsor. The Pederson Group
Inc. manages the property under a management agreement that has been subordinated to the Promenade - AZ Loan. The Pederson Group Inc. was established in 1983 and is an Arizona-based real estate company that specializes in developing and managing premiere up-scale retail projects throughout Arizona.
The company has developed more than 5 million square feet of neighborhood, community and specialty centers.

     ADDITIONAL INDEBTEDNESS. In conjunction with the Promenade - AZ Loan, the lender simultaneously funded a $30 million mezzanine loan secured by a pledge of
Levine Investments' ownership interests in the borrower. The mezzanine loan has a term of three years with 2 one-year extension options. This mezzanine loan is also subject to an intercreditor agreement, and is full recourse to William S.
Levine and Levine Investments, LP.

     GROUND LEASE.  None.

     RELEASE OF PARCELS.  Not Allowed.

                                      D-26

               MORTGAGE LOAN NO. 7 -- SULLY PLACE SHOPPING CENTER

                                [PHOTO OMITTED]

                                [PHOTO OMITTED]

                                      D-27

                                 [MAP OMITTED]

                                      D-28

--------------------------------------------------------------------------------
               MORTGAGE LOAN NO. 7 -- SULLY PLACE SHOPPING CENTER
--------------------------------------------------------------------------------
                        LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:          PMCF
LOAN PURPOSE:                  Refinance
ORIGINAL BALANCE:              $51,000,000
CUT-OFF DATE BALANCE:          $51,000,000
FIRST PAYMENT DATE:            12/05/2005
INTEREST RATE:                 5.07000%
AMORTIZATION TERM:             Months 1-60: Interest Only
                               Months 61-120: 360 months
ARD:                           No
ANTICIPATED REPAYMENT DATE:    NAP
MATURITY DATE:                 11/05/2015
EXPECTED MATURITY BALANCE:     $47,152,743
SPONSOR:                       Guy E. Beatty
INTEREST CALCULATION:          Actual/360
CALL PROTECTION:               26-payment lockout from the first payment date,
                               defeasance for the following 91 payments, and
                               open to prepayment without premium thereafter
                               until the maturity date

CUT-OFF DATE BALANCE PER SF:   $132.81

UP-FRONT RESERVES:             RE Taxes:         $333,909
                               Insurance:        $68,882
                               Environmental:(1) $50,000

ONGOING RESERVES:              RE Taxes:         $66,782 / month
                               Insurance:        $6,262 / month
                               Other:(2)         Springing

LOCKBOX:                       Soft, Springing Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING (S/F): (3)      BBB- / BBB
SINGLE ASSET/PORTFOLIO:       Single Asset
PROPERTY TYPE:                Retail
PROPERTY SUB-TYPE:            Anchored
LOCATION:                     Chantilly, VA
YEAR BUILT/RENOVATED:         1991 / NAP
PERCENT LEASED (AS OF):       99.5% (09/01/05)

NET RENTABLE AREA:            384,018

THE COLLATERAL:               An anchored retail center located  in Chantilly,
                              Virginia.

OWNERSHIP INTEREST:           Fee

                                                       LEASE
MAJOR TENANTS                    NRA     RENT PSF    EXPIRATION
-------------                    ---     --------    ----------
K-Mart                         104,300     $7.00     09/30/2011
Lowe's (4)                     68,880     $11.01     10/31/2011
Babies R Us                    30,400     $11.00     01/31/2010

PROPERTY MANAGEMENT:          Beatty Management Company

U/W NET CASH FLOW:            $5,882,802
APPRAISED VALUE (AS OF):      $101,000,000 (08/03/05)
CUT-OFF DATE LTV RATIO:(5)    50.5%
LTV RATIO AT MATURITY:(5)     46.7%
U/W DSCR:                     2.24x
U/W DSCR POST IO:             1.78x
--------------------------------------------------------------------------------
(1)  $50,000 was funded at origination to pay the cost of specified environmental remediation.

(2)  Upon the occurrence of a "Sweep Event" arising by reason of the property failing to maintain a debt service coverage ratio of at least 1.15x, borrower will be required to fund a debt service coverage reserve on a monthly basis. Upon the occurrence of a "Sweep Event" arising by reason of
     Lowe's vacating its pad space, terminating its ground lease, or filing bankruptcy (and so long as no debt service coverage reserve is then in effect), borrower will be required to fund a reserve on a monthly basis to pay unaffiliated, third party leasing commissions and tenant improvement costs in connection with re-leasing the Lowe's pad space. A "Sweep Event"
     means the occurrence of any of the following events: (i) an event of default occurs; (ii) the property fails to maintain a debt service coverage ratio of at least 1.15x; or (iii) the tenant Lowe's vacates its pad space, terminates its ground lease or files a bankruptcy petition.

(3)  Standard & Poor's and Fitch, Inc. have confirmed that the Sully Place
     Shopping Center loan has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "BBB-" /
     "BBB", respectively.

(4)  Lowe's does not currently occupy this space, but continues to meet its obligations under its lease. Lowe's has subleased the entire space to
     Furniture Oasis. Lowe's also ground leases 135,197 square feet and owns its own improvements.

(5)  The Cut-off Date LTV Ratio and the LTV Ratio at Maturity are based on the
     "As-Is" value of $101,000,000. The appraiser also concluded that the
     "As-Stabilized" value of the property would be $103,700,000 as of August 1,
     2006.

THE SULLY PLACE SHOPPING CENTER LOAN.

     THE LOAN. The seventh largest loan (the "Sully Place Shopping Center Loan")
is a $51,000,000 first mortgage loan secured by the borrower's fee interest in an anchored retail shopping center located in Chantilly, Virginia.

     THE BORROWER. The borrower, The Sully Place Limited Partnership (the "Sully
Place Shopping Center Borrower"), is a single purpose entity that owns no material assets other than the mortgaged property and related interests. The
Sully Place Shopping Center Borrower's general partner was structured with one independent director. A non-consolidation opinion was delivered at origination.
The sponsor is Guy E. Beatty. Guy E. Beatty is the founder of Beatty Management
Company, a real estate investment

                                      D-29

and management company he founded in 1971. Based on a financial statement dated
October 31, 2005, Guy E. Beatty reported a net worth in excess of $213 million.

      THE PROPERTY. The Sully Place Shopping Center is a 526,003 square foot anchored retail center located in Chantilly, Virginia. The collateral consists of 384,018 square feet on 57.55 acres. The Sully Place Shopping Center also includes three ground leased pads, with tenants Lowe's (135,197 square feet),
Ruby Tuesday (4,808 square feet) and Taco Bell (1,980 square feet) owning their own improvements. The Sully Place Shopping Center was constructed in 1991.
Within a 3-mile and 5-mile radius of the property, the 2005 population was
69,380 and 208,712, respectively, and the average household income was $110,546 and $94,871, respectively.

     SIGNIFICANT TENANTS: As of September 1, 2005, the Sully Place Shopping
Center was approximately 99.5% leased by 55 tenants.

     K-Mart leases 104,300 sq.ft. (27.2% of the NRA) under a lease for $7.00psf expiring September 1, 2011. K-Mart is a wholly owned subsidiary of Sears
Holdings Corporation (rated BB+/Ba1/BBB- by S/M/F), which is the nation's third largest broad line retailer, with approximately 3,800 full-line and specialty retail stores in the United States and Canada.

     Lowe's (rated A+/A2/A by S/M/F) currently leases two separate spaces: (i)
68,880 sq.ft. (17.9% of NRA) under a lease for $11.01psf expiring October 31,
2011, that is currently subleased and occupied by Furniture Oasis; and (ii) a
135,197 sq.ft. pad site that is ground leased from the borrower, as to which
Lowe's owns the improvements. Lowe's has been a tenant at the Sully Place
Shopping Center since 1991 and opened a Lowe's Home Improvement Center on one of the ground leased pads in 2004. Furniture Oasis is a local, privately owned furniture company operating four stores in the Washington D.C./Virginia area.

     Babies R Us leases 30,400 sq.ft. (7.9% of NRA) under a lease for $11.00psf expiring January 31, 2010. Babies R Us is a wholly owned subsidiary of Toys R
Us. In fiscal year 2004, Babies R Us operated 198 baby-juvenile retail stores nationwide with sales exceeding $1.9 billion. Babies R Us reported sales per square foot nationally in fiscal year 2004 of approximately $315.

-----------------------------------------------------------------------------------------------------------
LEASE EXPIRATION SCHEDULE (1)
-----------------------------------------------------------------------------------------------------------
                # OF LEASES   TOTAL SF    % OF TOTAL   CUMULATIVE   CUMULATIVE % OF     AVERAGE RENT PSF
     YEAR        EXPIRING     EXPIRING    SF EXPIRING   TOTAL SF      SF EXPIRING           EXPIRING
-----------------------------------------------------------------------------------------------------------

       MTM(2)         1            825        0.2%          825           0.2%               $31.00
         2005         2          9,950        2.6%       10,775           2.8%               $23.48
         2006         5         12,021        3.1%       22,796           5.9%               $23.02
         2007         6         21,220        5.5%       44,016          11.5%               $20.96
         2008         4          6,265        1.6%       50,281          13.1%               $22.30
         2009        13         27,696        7.2%       77,977          20.3%               $24.56
         2010        11         61,696       16.1%      139,673          36.4%               $16.14
         2011         3        174,680       45.5%      314,353          81.9%                $8.71
         2012         2          9,875        2.6%      324,228          84.4%               $18.31
         2013         1              0        0.0%      324,228          84.4%                $0.00
         2014         1          2,850        0.7%      327,078          85.2%               $23.17
         2015         2         26,440        6.9%      353,518          92.1%               $18.88
   THEREAFTER         4         28,500        7.4%      382,018          99.5%               $17.43
       VACANT       NAP          2,000        0.5%      384,018         100.0%                  NAP
-----------------------------------------------------------------------------------------------------------
        TOTAL        55        478,218      100.0%                                           $14.56
-----------------------------------------------------------------------------------------------------------

(1) The above table represents the rollover at the property through year-end
2015. Years in which there are no lease expirations have been excluded. The information in the table is based on a borrower provided rent roll dated
September 1, 2005.
(2) MTM tenants are classified as tenants whose leases expired prior to 2005 but the tenant was still in occupancy and paying rent to the borrower as of the occupancy date.

     PROPERTY MANAGEMENT. The property is managed by Beatty Management Company, an affiliate of the Sully Place Shopping Center Borrower.

     ADDITIONAL INDEBTEDNESS.  Not allowed.

     GROUND LEASE.  None.

     RELEASE OF PARCELS. The Sully Place Shopping Center Borrower may obtain the release of a specified parcel of land, without any required prepayment of the
Sully Place Shopping Center Loan, provided that it satisfies certain conditions specified in the mortgage loan documents. The lender did not underwrite any income from this parcel, and the appraisal did not assign any value to this parcel.

                                      D-30

                   MORTGAGE LOAN NO. 8 -- MUIRWOOD APARTMENTS

                                [PHOTO OMITTED]

                                [PHOTO OMITTED]

                                      D-31

                                 [MAP OMITTED]

                                      D-32

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 8 -- MUIRWOOD APARTMENTS
--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:             NLIC
LOAN PURPOSE:                     Refinance
ORIGINAL BALANCE:(1)              $45,000,000
CUT-OFF DATE BALANCE:(1)          $45,000,000
FIRST PAYMENT DATE:               11/01/2005
INTEREST RATE:                    5.74000%
AMORTIZATION TERM:                Months 1-60: Interest Only
                                  Months 61-120: 360 months
ARD:                              No
ANTICIPATED REPAYMENT DATE:       NAP
MATURITY DATE:                    10/01/2015
EXPECTED MATURITY BALANCE:(1)     $41,800,016
SPONSORS:                         Harold Beznos and Paola Luptak

INTEREST CALCULATION:             30/360
CALL PROTECTION:                  26-payment lockout from the first payment
                                  date, with U.S. Treasury defeasance for the
                                  following 90 payments, and open to prepayment
                                  without premium thereafter through maturity
                                  date.

CUT-OFF DATE BALANCE PER UNIT:(1) $35,377

UP-FRONT RESERVES:                RE Taxes:        $598,097
                                  Insurance:       $133,017
                                  Deferred
                                  Maintenance:     $33,500
ONGOING RESERVES:                 RE Taxes:        $121,581 / month
                                  Insurance:       $21,890 / month
                                  Replacement:(2)  $26,500 / month U/W
LOCKBOX:                          None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING (S/F):(3)       AAA / AAA
SINGLE ASSET/PORTFOLIO:       Single Asset
PROPERTY TYPE:                Multifamily
PROPERTY SUB-TYPE:            Garden
LOCATION:                     Farmington Hills, MI
YEAR BUILT/RENOVATED:         1976 - 1986 / NAP
PERCENT LEASED (AS OF):       92.5% (10/06/05)
UNITS:                        1,272
THE COLLATERAL:               A garden-style multifamily property located in
                              Farmington Hills, Michigan.

OWNERSHIP INTEREST:           Fee

PROPERTY MANAGEMENT:          Oakland Management Corp.

U/W NET CASH FLOW:            $6,346,519
APPRAISED VALUE (AS OF):      $95,000,000 (09/01/05)
CUT-OFF DATE LTV RATIO:(1)    47.4%
LTV RATIO AT MATURITY:(1)     44.0%
U/W DSCR:(1)(4)               2.46x
U/W DSCR POST IO:(1)(4)       2.02x
--------------------------------------------------------------------------------
(1)  This $45,000,000 mortgage loan represents the A-Note senior portion of a
     $62,000,000 total first mortgage. All loan numbers and loan per SF, LTV and
     DSCR statistics, in this table are based on the A-Note. All LTV calculations are based on the appraised "As-Is" value.

(2)  Replacement Reserve is capped at $636,000

(3)  Standard & Poor's Ratings Services and Fitch, Inc., have confirmed that the
     Muirwood Apartments Loan has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "AAA"
     respectively.

(4)  The DSCR is based solely on the A-Note portion. The DSCR based on the total first mortgage debt during the interest only period is 1.76x. The DSCR based on the total first mortgage debt would be 1.45x, based on the principal and interest payment due on November 1, 2010 (after the interest only period).

THE MUIRWOOD APARTMENTS LOAN.

     THE LOAN. The eighth largest loan (the "Muirwood Apartments Loan") is a
$45,000,000 A-Note (the "A-Note"), which is the senior portion of a $62,000,000 first mortgage loan originated by Nationwide Life Insurance Company. The junior portion of the $62,000,000 first mortgage loan is evidenced by a $12,000,000 note (the "B-Note") and a $5,000,000 note (the "C-Note) and are currently held by Nationwide Life Insurance Company. The B-Note and the C-Note are each 10-year balloon notes that provide for interest only payments for the first 5 years. The
Muirwood Apartments Loan is secured by the borrower's fee interest in the
Muirwood Apartments which is located in Farmington Hills, Michigan. The mortgage loan is subject to an intercreditor agreement that sets forth the relative priorities between the senior and subordinate portions of the first mortgage.

                                      D-33

     THE BORROWER. The borrower, Mornington Associates LLC, is a single purpose entity that owns no material assets other than the mortgaged property and related interests. The borrower has one independent director and a non-consolidation opinion was delivered at closing. The general partner of the borrower is Mornington General, Inc and the limited partner is Copperfield
Associates LP. Each general partner and limited partner is comprised of multiple entities that are equally owned by the Beznos and Luptak families. Harold Beznos and Paola Luptak are the sponsors of the Muirwood Apartments Loan.

     THE PROPERTY. The Muirwood Apartments is a 1,272-unit, garden-style, apartment complex situated on 130 acres in Farmington Hills, Michigan. The
Muirwood Apartments was constructed in phases from 1976-1986 and includes 86 two-and three-story apartment buildings totaling 1,274,832 square feet of net rentable area, along with an office, leasing center and clubhouse. The Muirwood
Apartments' amenities include: a clubhouse featuring a fitness center, sauna, indoor heated lap pool, outdoor pool with Jacuzzi, weight room, locker rooms and a banquet / party room offering a full-size kitchen. Unit amenities include fully appointed kitchens, a washer and dryer in all two-bedroom/two-bath units and a laundry facility in each one-bath unit buildings. The Muirwood Apartments also features a sand volleyball court, three lighted tennis courts and walking/running paths.

     The following table outlines the types of units at the Muirwood Apartments:

----------------------------------------------------------------------------------------------------
                                                                                         AVERAGE
                                                                                         MONTHLY
                                                  NUMBER OF       SUB-      AVERAGE       MARKET
                           UNIT TYPE                UNITS        TOTAL         SF         RENTS
----------------------------------------------------------------------------------------------------

1 Bdrm           1 BR / 1 BA                         440          440         730           $803
----------------------------------------------------------------------------------------------------
2 Bdrm           2 BR / 1 BA                         248          832         930           $913
                 2 BR / 2 BA                         584                     1,238        $1,067
----------------------------------------------------------------------------------------------------
                 TOTAL / WEIGHTED AVG.              1,272                  1,274,832        $946
----------------------------------------------------------------------------------------------------

     PROPERTY MANAGEMENT. The Muirwood Apartments is managed by Oakland
Management Corp., an affiliate of the borrower.

     ADDITIONAL INDEBTEDNESS. The Muirwood Apartments also secures a subordinate
B-Note, with an original principal balance of $12,000,000 and a subordinate
C-Note, with an original principal balance of $5,000,000. Only the A-Note is included in the BSCMSI 2005-PWR10 trust. The combined aggregate original principal balance of the A-Note, B-Note and C-Note was $62 million. The B-Note has a 10 year term (interest only first 5-years) with a 30 year amortization schedule, 6.07% interest rate while the C-Note has a 10 year term (interest only first 5-years) with a 30 year amortization schedule, and an interest rate of
5.87%. Both the B-Note and the C-Note are held by Nationwide Life Insurance.

     Secondary financing of the Muirwood Apartments Property shall be permitted after the earlier to occur of the third anniversary of the date of funding of the Muirwood Apartments Loan or two years after securitization, as long as: (i)
the net operating income generated by the Muirwood Apartments covers the annual debt service on the entire first mortgage loan and on such secondary financing is at least 1.25x; (ii) the combined aggregate loan-to-value ratio does not exceed 80%; (iii) the borrower is not in default under any of the terms, covenants, and conditions of the loan documents; and (iv) such secondary financing must provide for a fixed rate of interest on the secondary loan.

     GROUND LEASE. None.

     RELEASE OF PARCELS.  Not Allowed.

                                      D-34

                    MORTGAGE LOAN NO. 9 - COLLEGE SQUARE MALL

                                 [PHOTO OMITTED]

                                 [PHOTO OMITTED]

                                      D-35

                                  [MAP OMITTED]

                                      D-36

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 9 - COLLEGE SQUARE MALL
--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:           PMCF
LOAN PURPOSE:                   Acquisition
ORIGINAL BALANCE:               $40,000,000
CUT-OFF DATE BALANCE:           $39,526,130
FIRST PAYMENT DATE:             02/01/2005
INTEREST RATE:                  5.54000%(1)
AMORTIZATION TERM:              360 months
ARD:                            Yes
ANTICIPATED REPAYMENT DATE:     01/01/2015
MATURITY DATE:                  01/01/2035
EXPECTED ARD BALANCE:           $33,487,271
SPONSOR:                        Garo Kholamian
INTEREST CALCULATION:           Actual/360
CALL PROTECTION:                36-payment lockout from the first payment date,
                                with U.S. Treasury defeasance for the following
                                80 payments, and open to prepayment without
                                premium thereafter until the maturity date.

CUT-OFF DATE BALANCE PER SF:    $97.38
UP-FRONT RESERVES:              RE Taxes:(2)     $532,944
                                Insurance:       $57,750
                                Replacement:     $1,185,000
                                TI/LC:           $2,000,000 (LOC)
                                Other:(3)        $1,445,000
ONGOING RESERVES:               RE Taxes:(2)     $106,589 / month
                                Insurance:       $5,250 / month
                                Replacement:     $5,100 / month
                                TI/LC:(4)        $16,958 / month
                                Other:(5)        Springing
LOCKBOX:                        Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING:              NAP
SINGLE ASSET/PORTFOLIO:     Single Asset
PROPERTY TYPE:              Retail
PROPERTY SUB-TYPE:          Regional Mall
LOCATION:                   Cedar Falls, IA
YEAR BUILT/RENOVATED:       1969 / 2002
PERCENT LEASED (AS OF):     92.2% (09/30/05)
NET RENTABLE AREA:          405,908

THE COLLATERAL:             A single-story regional mall located in Cedar Falls,
                            Iowa.

OWNERSHIP INTEREST:         Fee

                                                   LEASE
                                                   -----
MAJOR TENANTS                 NRA    RENT PSF    EXPIRATION
-------------                 ---    --------    ----------
Younker's                   83,524     $2.81     12/31/2006
Von-Maur                    57,792     $4.50     02/28/2007
Scheels All Sports          41,345     $9.96     10/30/2009

PROPERTY MANAGEMENT:        GK Development, Inc.

U/W NET CASH FLOW:          $3,253,516
APPRAISED VALUE (AS OF):    $53,000,000 (11/10/04)
CUT-OFF DATE LTV RATIO:     74.6%
LTV RATIO AT ARD:           63.2%
U/W DSCR:                   1.19x
U/W DSCR POST IO:           NAP
--------------------------------------------------------------------------------
(1)  The borrower executed a promissory note dated December 14, 2004 in the original principal amount of $40 million. The interest rate was increased from 5.44% per annum to 5.54% per annum effective as of December 1, 2005.
     As of December 1, 2005, the balance of the note is $39,526,130, resulting in the Cut-off Date Balance of $39,526,130.

(2)  The property is part of a larger tax parcel and, until the property is separately assessed, the borrower is required to escrow taxes on the larger parcel.

(3)  This upfront reserve consists of amounts held for tenant improvements on two separate spaces. Each of these reserves will be released upon satisfaction of the conditions specified in the loan documents, which generally include that (i) specified tenants have taken occupancy of the related space and are paying their respective full contractual rent; (ii)
     all tenant improvements have been completed; and (iii) the tenant and/or tenants deliver an estoppel certificate.

(4)  Monthly deposits are not required at any time when (i) the TI/LC reserve has a balance of $500,000 or more or (ii) the lender holds as additional collateral a letter of credit in an amount at least equal to $1,500,000.

(5)  If a "Tenant Sweep Event" occurs, excess cash flow is required to be held as additional security for the College Square Mall Loan, provided that such cash flow is generally not required to be held if the amount held equals or exceeds the debt service to become due under the College Square Mall Loan for the next 12-month period. A "Tenant Sweep Event" means an anchor tenant
     (Younker's, Von Maur, Inc. or Scheels All Sports, Inc.) vacates, fails to give notice of renewal of its respective lease, terminates its respective lease or becomes insolvent, or the debt service coverage ratio of the
     College Square Mall Loan is less than 1.15x.

THE COLLEGE SQUARE MALL LOAN.

     THE LOAN. The ninth largest loan (the "College Square Mall Loan") is a
$40,000,000 first mortgage loan, secured by the borrower's fee simple interest in an anchored retail center known as College Square Mall located in Cedar
Falls, Iowa (the "College Square Mall Property").

                                      D-37

     THE BORROWER. The borrower, College Square Mall Partners, LLC, is a single purpose entity that owns no material assets other than the subject property and related interests. The managing member of the borrower was structured with one independent director and a non-consolidation opinion was delivered at closing.
The borrower is owned by Garo Kholamian (84.5%), College Square SPE, Inc.
(0.5%), and three non-managing members, each with a 5.0% interest. The sponsor of the loan is Garo Kholamian. Mr. Kholamian is president of GK Development,
Inc., a real estate development company formed in 1995. Mr. Kholamian reports a net worth in excess of $13.9 million.

     THE PROPERTY. The College Square Mall is located in Cedar Falls, Iowa. The
College Square Mall was constructed in 1969, renovated in 2002, and is situated on approximately 40.13 acres. The College Square Mall Property is comprised of a
405,908 square foot interior shopping center, which is part of a larger 570,892 square foot regional mall. The College Square Mall Property is anchored by
Younker's, Von-Mauer, Scheels All Sports and College Square Cinema, a recently expanded eight-screen stadium style theater.

     SIGNIFICANT TENANTS: As of September 30, 2005, the College Square Mall
Property was approximately 92.2% leased to 76 tenants.

     Younker's leases 83,524 sq.ft. (20.6% of the NRA) under a lease for
$2.81psf expiring in December 2006. Younker's is a department store chain which has been in business for 144 years. It carries a large assortment of apparel and accessories for men, women, teens, and children, and its selection features both famous designers and its own exclusive collections. Younkers is wholly owned by
Saks Incorporated (NYSE: SKS; rated B+/B+/B2 by S/F/M) and operated under Saks
Department Store Group (SDSG).

     Von-Maur leases 57,792 sq.ft. (14.2% of the NRA) under a lease for $4.50psf expiring in February 2007. Von-Maur is a department store chain that has been in business since 1872. Von-Maur has 22 stores that are located in Illinois,
Indiana, Iowa, Kansas, Kentucky, Michigan, Minnesota and Nebraska.

     Scheels All Sports ("Scheels") leases 41,345 sq.ft. (10.2% of the NRA)
under a lease for $9.96psf expiring in October 2009. Scheels started out in 1902 as a small hardware and general merchandise store, in Sabin, Minnesota. Scheels started adding a small selection of sporting goods to their stores in 1954. As interest grew, more and more sports lines were added with athletic shoes and clothing being introduced to Scheels' product mix in 1972. Scheels' first All
Sports Superstore opened in Grand Forks, North Dakota in 1989. Scheels has 22 stores that are located in North Dakota, Iowa, South Dakota, Montana, Minnesota,
Wisconsin and Nebraska.

-----------------------------------------------------------------------------------------------------------
LEASE EXPIRATION SCHEDULE (1)
-----------------------------------------------------------------------------------------------------------
                # OF LEASES   TOTAL SF    % OF TOTAL   CUMULATIVE    CUMULATIVE % OF     AVERAGE RENT PSF
     YEAR        EXPIRING     EXPIRING    SF EXPIRING   TOTAL SF       SF EXPIRING           EXPIRING
-----------------------------------------------------------------------------------------------------------

          2005       13          8,190           2.0%      8,190             2.0%             $17.05
          2006       22        124,866          30.8%    133,056            32.8%              $6.84
          2007       10         91,583          22.6%    224,639            55.3%              $7.66
          2008        4          7,990           2.0%    232,629            57.3%             $18.71
          2009        3         45,369          11.2%    277,998            68.5%             $12.01
          2010        8         27,986           6.9%    305,984            75.4%             $16.36
          2011        5         10,012           2.5%    315,996            77.9%             $26.42
          2012        3          7,770           1.9%    323,766            79.8%             $24.79
          2013        2          4,465           1.1%    328,231            80.9%             $21.82
          2015        6          9,883           2.4%    338,114            83.3%             $27.59
    THEREAFTER        3         36,063           8.9%    374,177            92.2%              $6.39
        VACANT      NAP         31,731           7.8%    405,908           100.0%                NAP
-----------------------------------------------------------------------------------------------------------
         TOTAL       79        405,908         100.0%                                          $9.62
-----------------------------------------------------------------------------------------------------------

(1) The above table represents the rollover at the property through year-end
2015. Years in which there are no lease expirations have been excluded. The information in the table is based on the underwritten rent roll.

     PROPERTY MANAGEMENT. The property is managed by GK Development, Inc., an affiliate of the borrower.

     ADDITIONAL INDEBTEDNESS. Not Allowed.

     GROUND LEASE.  None.

     RELEASE OF PARCELS.  Not Allowed.

                                      D-38

                     MORTGAGE LOAN NO. 10 -- SKAMANIA LODGE

                                 [PHOTO OMITTED]

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                                      D-39

                                  [MAP OMITTED]

                                      D-40

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 10 -- SKAMANIA LODGE
--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:            BSCMI
LOAN PURPOSE:                    Acquisition
ORIGINAL BALANCE:                $37,300,000
CUT-OFF DATE BALANCE:            $37,300,000
FIRST PAYMENT DATE:              10/01/2005
INTEREST RATE:                   5.67800%
AMORTIZATION TERM:               Months 1-24: Interest Only
                                 Months 25-60: 300 months
ARD:                             No
ANTICIPATED REPAYMENT DATE:      NAP
MATURITY DATE:                   09/01/2010
EXPECTED MATURITY BALANCE:       $35,246,652
SPONSOR:                         Pennsylvania State Employees' Retirement System
INTEREST CALCULATION:            Actual/360
CALL PROTECTION:                 37-payment lockout from the first payment date,
                                 with U.S. Treasury defeasance for the following
                                 22 payments, and open to prepayment without
                                 premium on the maturity date.
CUT-OFF DATE BALANCE PER ROOM:   $146,850
UP-FRONT RESERVES:               RE Taxes:       $147,034
                                 Replacement:    $66,905
ONGOING RESERVES:                RE Taxes:       $29,407 / month
                                 Insurance:(1)   Springing
                                 Replacement:(2) $66,905 / month
LOCKBOX:                         Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING:                   NAP
SINGLE ASSET/PORTFOLIO:          Single Asset
PROPERTY TYPE:                   Hospitality
PROPERTY SUB-TYPE:               Full Service
LOCATION:                        Stevenson, WA
YEAR BUILT/RENOVATED:            1991-1992 / 2001-2002
OCCUPANCY (AS OF):               62.5% (T-12 - 09/30/05)
ADR (AS OF):                     $146.99 (T-12 - 09/30/05)
REVPAR (AS OF):                  $91.89 (T-12 - 09/30/05)
ROOMS:                           254
THE COLLATERAL:                  A 254-room, full-service resort hotel located
                                 in Stevenson, Washington.

OWNERSHIP INTEREST:              Fee

PROPERTY MANAGEMENT:             Destination Washington Management, Inc.

U/W NET CASH FLOW:               $4,425,450
APPRAISED VALUE (AS OF):         $62,200,000 (08/11/05)
CUT-OFF DATE LTV RATIO:          60.0%
LTV RATIO AT MATURITY:           56.7%
U/W DSCR:                        2.06x
U/W DSCR POST IO:                1.58x
--------------------------------------------------------------------------------
(1)  An ongoing insurance escrow springs if the borrower fails to provide lender with evidence of payment of the insurance premiums or an event of default exists under the mortgage loan documents.

(2)  Monthly deposits are required in an amount equal to one-twelfth of 4% times the gross income from operations (for the preceding 12 months) but in no event less than the amount required by the lender during the first year of the term of the loan.

THE SKAMANIA LODGE LOAN.

     THE LOAN. The tenth largest loan (the "Skamania Lodge Loan") is a
$37,300,000 first mortgage loan secured by the borrower's fee simple interest in the Skamania Lodge located in Stevenson, Washington.

     THE BORROWER. The borrower, Commonwealth Washington Holding, Inc., is a single purpose entity that owns no material assets other than the mortgaged property and related interests. The managing member of the borrower is structured with one independent director. A non-consolidation opinion was delivered at origination. The sponsor, Pennsylvania State Employees' Retirement
System (PSERS), was established in 1923 and is a statewide retirement plan for public school employees.

     THE PROPERTY. The property is a 254-room full-service resort hotel located in Stevenson, Washington. The Skamania Lodge was built in 1991-1992 and is situated on 168 wooded acres overlooking the Columbia River Gorge. The property features an 18-hole golf course, a spa, a fitness center, two year-round restaurants, a seasonal restaurant (situated on the golf course), an indoor heated swimming pool, tennis courts, volleyball courts and a business center.
There is approximately 22,000 square feet of meeting space with 23 meeting and banquet rooms. Between 2000 and 2004, approximately $15.8 million, or $62,189 per key, was spent in capital improvements on the Skamania Lodge. These capital improvements include approximately $12.7 million that was spent on constructing a new conference center and guestroom wing in 2001-2002.

                                      D-41

---------------------------------------------------------------------------------------------------------------------------------
                                    SUBJECT AND MARKET HISTORICAL OCCUPANCY, ADR, REVPAR(1)
---------------------------------------------------------------------------------------------------------------------------------
                         COMPETITIVE SET                      SKAMANIA LODGE                       PENETRATION FACTOR
---------------------------------------------------------------------------------------------------------------------------------
     YEAR        OCCUPANCY      ADR       REVPAR     OCCUPANCY      ADR       REVPAR     OCCUPANCY      ADR          REVPAR
---------------------------------------------------------------------------------------------------------------------------------

     2002          52.5%      $137.92      $72.43      48.6%      $145.50     $70.73       92.6%       105.5%         97.7%
---------------------------------------------------------------------------------------------------------------------------------
     2003          56.1%      $134.43      $75.41      61.5%      $140.67     $86.58      109.6%       104.6%        114.8%
---------------------------------------------------------------------------------------------------------------------------------
     2004          56.4%      $138.53      $78.18      62.1%      $145.29     $90.29      110.1%       104.9%        115.5%
---------------------------------------------------------------------------------------------------------------------------------
 T-12 8/2005       56.8%      $143.95      $81.76      62.1%      $145.61     $90.36      109.3%       101.2%        110.5%
---------------------------------------------------------------------------------------------------------------------------------

(1)  The above table is based on data provided by STR Reports for the competitive set and by the borrower for Skamania Lodge.

     PROPERTY MANAGEMENT. The property is managed by Destination Washington
Management, Inc., an affiliate of Destination Hotels & Resorts, a subsidiary of
Lowe Enterprises and the fund advisor to the sponsor. Through its hotel management company, Lowe Enterprises manages 33 hotel properties totaling over
8,000 rooms.

     ADDITIONAL INDEBTEDNESS.  Not Allowed.

     GROUND LEASE.  None.

     RELEASE OF PARCELS.  Not Allowed.

                                      D-42

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                   APPENDIX E

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

         Except in limited circumstances, the globally offered series 2005-PWR10
Commercial Mortgage Pass-Through Certificates, class A-1, A-2, A-3, A-AB, A-4,
A-1A, A-M, A-J, B, C, D, E and F will be available only in book-entry form.

         The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding book-entry certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days'
settlement.

         Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between member organizations of
Clearstream or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, as DTC participants.

         As described under "U.S. Federal Income Tax Documentation Requirements"
below, non-U.S. holders of book-entry certificates will be subject to U.S.
withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

INITIAL SETTLEMENT

         All certificates of each class of offered certificates will be held in registered form by DTC in the name of Cede & Co. as nominee of DTC. Investors'
interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants. As a result, Clearstream and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

         Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their book-entry certificates through
Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Trading between DTC Participants. Secondary market trading between DTC participants will be settled in same-day funds.

         Trading between Clearstream and/or Euroclear Participants. Secondary market trading between member organizations of Clearstream or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

                                      E-1

         Trading between DTC Seller and Clearstream or Euroclear Purchaser. When
book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream or Euroclear, the purchaser will send instructions to Clearstream or Euroclear through that member organization at least one business day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including December 1, 2005) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. Payment will then be made by participant's account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream or
Euroclear, as the case may be. The securities credit will appear the next day,
European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the
Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

         Member organizations of Clearstream and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the book-entry certificates are credited to their accounts one day later.

         As an alternative, if Clearstream or Euroclear has extended a line of credit to them, member organizations of Clearstream or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts.
However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream or
Euroclear.

         Since the settlement is taking place during New York business hours,
DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

         Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due
to time zone differences in their favor, member organizations of Clearstream or
Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a member organization of
Clearstream or Euroclear at least one business day prior to settlement. In these cases, Clearstream or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the DTC participant's account against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including December 1, 2005) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. The payment will then be reflected in the account of the member organization of Clearstream or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream or
Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the member organization of
Clearstream or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream or Euroclear would be valued instead as of the actual settlement date.

                                      E-2

         Finally, day traders that use Clearstream or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

         o    borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system's customary procedures;

         o    borrowing the book-entry certificates in the United States from a
              DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

         o    staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of Clearstream or Euroclear.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A holder that is not a "United States person" (a "U.S. person") within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a "non-U.S.
holder") holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a
"U.S. withholding agent") establishing an exemption from withholding. A non-U.S.
holder may be subject to withholding unless each U.S. withholding agent receives:

           1.     from a non-U.S. holder that is classified as a corporation for
                  U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor
                  form);

           2.     from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor
                  form);

           3.     from a non-U.S. holder that is classified as a partnership for
                  U.S. federal income tax purposes, a duly completed and
                  executed IRS Form W-8IMY (or any successor form) with all
                  supporting documentation (as specified in the U.S. Treasury
                  Regulations) required to substantiate exemptions from
                  withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

           4.     from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a certificate):

                (a)   if the intermediary is a "qualified intermediary" within
                      the meaning of section 1.1441-1(e)(5)(ii) of the U.S.
                      Treasury Regulations (a "qualified intermediary"), a duly
                      completed and executed IRS Form W-8IMY (or any successor
                      or substitute form)--

                      (i)    stating the name, permanent residence address and
                             qualified intermediary employer identification
                             number of the qualified intermediary and the
                             country under the laws of which the qualified
                             intermediary is created, incorporated or governed,

                      (ii)   certifying that the qualified intermediary has
                             provided, or will provide, a withholding statement
                             as required under section 1.1441-1(e)(5)(v) of the
                             U.S. Treasury Regulations,

                                      E-3

                      (iii)  certifying that, with respect to accounts it
                             identifies on its withholding statement, the
                             qualified intermediary is not acting for its own
                             account but is acting as a qualified intermediary,
                             and

                      (iv)   providing any other information, certifications, or
                             statements that may be required by the IRS Form
                             W-8IMY or accompanying instructions in addition to,
                             or in lieu of, the information and certifications
                             described in section 1.1441-1(e)(3)(ii) or
                             1.1441-1(e)(5)(v) of the U.S. Treasury Regulations;
                             or

                (b)   if the intermediary is not a qualified intermediary (a
                      "nonqualified intermediary"), a duly completed and
                      executed IRS Form W-8IMY (or any successor or substitute
                      form)--

                      (i)    stating the name and permanent residence address of
                             the nonqualified intermediary and the country under
                             the laws of which the nonqualified intermediary is
                             created, incorporated or governed,

                      (ii)   certifying that the nonqualified intermediary is
                             not acting for its own account,

                      (iii)  certifying that the nonqualified intermediary has
                             provided, or will provide, a withholding statement
                             that is associated with the appropriate IRS Forms
                             W-8 and W-9 required to substantiate exemptions
                             from withholding on behalf of such nonqualified
                             intermediary's beneficial owners, and

                      (iv)   providing any other information, certifications or
                             statements that may be required by the IRS Form
                             W-8IMY or accompanying instructions in addition to,
                             or in lieu of, the information, certifications, and
                             statements described in section 1.1441-1(e)(3)(iii)
                             or (iv) of the U.S. Treasury Regulations; or

           5.     from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the certificate, either an IRS Form
                  W-8BEN or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

         All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the
U.S. Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

         In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder--

         o    provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a
              non-U.S. holder;

         o    provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

         o    can be treated as a "exempt recipient" within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g.,
              a corporation or a financial institution such as a bank).

         This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

                                      E-4

PROSPECTUS

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                              (ISSUABLE IN SERIES)

               BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES II INC.
                                   (DEPOSITOR)

     Consider carefully the risk factors beginning on page 2 in this prospectus.

     The securities to be issued are mortgage backed certificates issued by a trust. The securities represent interests only in the related trust fund and do not represent interests in or obligations of Bear Stearns Commercial Mortgage
Securities II Inc.

     Unless otherwise specified in the applicable prospectus supplement, neither the certificates nor the underlying assets are insured or guaranteed by any governmental agency or other person.

     This prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series.

THE TRUST FUNDS--

     (1) A new trust fund will be established to issue each series of certificates.

     (2) Each trust fund will consist primarily of loans secured by pledges of commercial, multifamily residential or mixed use properties.

     (3) A new trust fund may also include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, and interest rate exchange agreements, interest rate cap or floor agreements or currency exchange agreements.

THE CERTIFICATES--

     (1) Each series of certificates will be issued as part of a designated series that may include one or more classes.

     (2) Each series of certificates will represent the entire beneficial ownership interest in the related trust fund and will be paid only from the related trust fund assets.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED THESE CERTIFICATES OR DETERMINED THAT
THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A
CRIMINAL OFFENSE.

                The date of this prospectus is December 1, 2005.

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
               PROSPECTUS AND THE APPLICABLE PROSPECTUS SUPPLEMENT

     We provide information about the certificates in two separate documents that progressively provide more detail. These documents are:

     o    this prospectus, which provides general information, some of which may not apply to a particular series of certificates, including your series; and

     o    the prospectus supplement for a series of certificates, which will describe the specific terms of that series of certificates.

     You should rely only on the information provided in this prospectus and the applicable prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the certificates in any state where the offer is not permitted.

     We have included cross-references to captions in these materials where you can find related discussions that we believe will enhance your understanding of the topic being discussed. The table of contents of this prospectus and the table of contents included in the applicable prospectus supplement list the pages on which these captions are located. You can also find references to key topics in the table of contents on the preceding page.

     You can find the definitions of capitalized terms that are used in this prospectus beginning on page 109 of this prospectus under the caption
"Glossary."

                                        i

   Shortfalls in Collections of Interest as a Result of Prepayments of

   Distributions on the Certificates in Respect of Prepayment Premiums or

                                       ii

   Federal Income Tax Consequences for Certificates as to Which No REMIC

                                       iii

--------------------------------------------------------------------------------

                              SUMMARY OF PROSPECTUS

     This summary includes selected information from this prospectus. It does not contain all of the information you need to consider in deciding whether to buy any class of the offered certificates. To understand the terms of the offering of the offered certificates, you should read carefully this entire prospectus and the applicable prospectus supplement.

TITLE OF CERTIFICATES.........   Commercial/Multifamily Mortgage Pass-Through
                                 Certificates, issuable in series.

DEPOSITOR.....................   Bear Stearns Commercial Mortgage Securities II
                                 Inc., a Delaware corporation. Our telephone
                                 number is (212) 272-2000.

DESCRIPTION OF CERTIFICATES;
   RATINGS....................   The certificates of each series will be issued
                                 pursuant to a pooling and servicing agreement
                                 and may be issued in one or more classes. The
                                 certificates of each series will represent in
                                 the aggregate the entire beneficial ownership
                                 interest in the property of the related trust
                                 fund. Each trust fund will consist primarily of
                                 a segregated pool of commercial or multifamily
                                 mortgage loans, or mortgage-backed securities
                                 that evidence interests in, or that are secured
                                 by commercial or multifamily mortgage loans.
                                 Each class or certificate will be rated not
                                 lower than investment grade by one or more
                                 nationally recognized statistical rating
                                 agencies at the date of issuance.

     The prospectus supplement for a series of certificates includes important information on related trust fund, certificates, and risks, including information on the following:

                                 (1)  the name of the servicer and special
                                      servicer, the circumstances when a special
                                      servicer will be appointed and their
                                      respective obligations (if any) to make
                                      advances to cover delinquent payments on
                                      the assets of the trust fund, taxes,
                                      assessments or insurance premiums;

                                 (2)  the assets in the trust fund, including a
                                      description of the pool of mortgage loans
                                      or mortgage-backed securities;

                                 (3)  the identity and attributes of each class
                                      within a series of certificates, including
                                      whether (and to what extent) any credit
                                      enhancement benefits any class of a series
                                      of certificates;

                                 (4)  the tax status of certificates; and

                                 (5)  whether the certificates will be eligible
                                      to be purchased by investors subject to
                                      ERISA or will be mortgage related
                                      securities for purposes of SMMEA.

--------------------------------------------------------------------------------

                                        1

                                  RISK FACTORS

     You should carefully consider, among other things, the following risk factors and any other factors set forth under the heading "Risk Factors" in the related prospectus supplement. In general, to the extent that the factors discussed below pertain to or are influenced by the characteristics or behavior of mortgage loans included in a particular trust fund, they would similarly pertain to and be influenced by the characteristics or behavior of the mortgage loans underlying any mortgage-backed securities included in the trust fund. If any of the following risks are realized, your investment could be materially and adversely affected. In addition, other risks unknown to us or which we currently consider immaterial may also impair your investment.

RISKS RELATING TO THE CERTIFICATES

     LACK OF A SECONDARY MARKET FOR THE CERTIFICATES MAY MAKE IT DIFFICULT FOR
YOU TO RESELL YOUR CERTIFICATES AT ALL OR AT AN ATTRACTIVE PRICE. We cannot assure you that a secondary market will develop for certificates. Even if a secondary market develops, we cannot assure you that it will provide you with liquidity of investment or will continue for as long as the offered certificates remain outstanding. The absence of a secondary market for your certificates means that you may not be able to find a buyer for your certificates or, if you find a buyer, that the selling price may be less than it would have been if a secondary market existed for the certificates. The underwriter for a series of certificates will not be obligated to make a market for that series of certificates even if it intends to do so. Even if a secondary market for your certificates develops, it may provide less liquidity than any comparable market for securities that evidence interests in single-family mortgage loans.

     Insofar as a secondary market does develop with respect to any series of offered certificates or class of any series of offered certificates, other factors may affect their market value. These include:

     o    the perceived liquidity of the offered certificates;

     o    their anticipated cash flow, which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying mortgage loans; and

     o    prevailing interest rates.

     For example, small fluctuations in prevailing interest rates may affect at any given time the price payable of some of the classes of offered certificates.
In particular, a class with a relatively long average life, a companion class or a class of stripped interest certificates or stripped principal certificates may be extremely sensitive to small fluctuations in prevailing interest rates. In addition, the relative change in price for an offered certificate in response to an upward or downward movement in prevailing interest rates may not necessarily equal the relative change in price for the offered certificate in response to an equal but opposite movement in the rates. Accordingly, you may only be able to sell your certificates at a discount from the price that you paid for them even if a secondary market develops for the certificates. We are not aware of any source through which holders of the certificates may obtain price information about the offered certificates on an ongoing basis.

     You will have no right to redeem your certificates except to the extent described in this prospectus and the related prospectus supplement. Offered certificates are subject to early retirement only under some specified circumstances described in this prospectus and in the related prospectus supplement.

     You will be entitled to receive periodic reports pursuant to the related pooling and servicing agreement regarding the status of the related mortgage assets and any credit support for your certificates and any subordination of your certificates to other classes of certificates. The periodic reports will be the primary source of ongoing information regarding the offered certificates of any series. The certificateholders may not receive any additional information from any other source. The limited nature of the information may adversely affect the liquidity of your certificates, even if a secondary market does develop for them.

                                        2

     SINCE THE MORTGAGE LOANS WILL NOT BE GUARANTEED, YOU MAY NOT RECEIVE FULL
PAYMENT ON YOUR CERTIFICATES TO THE EXTENT THERE IS A SHORTFALL IN PAYMENT ON
THE ASSETS OR THE RELATED TRUST FUND. The only sources of funds for payment on a series of certificates will generally be the assets of the related trust fund and, to the extent provided in the applicable prospectus supplement, any credit enhancement. The certificates will not be guaranteed by us or any of our affiliates, by any governmental agency or instrumentality or by any other person or entity unless otherwise stated in the related prospectus supplement. A portion of the amounts remaining in some funds or accounts constituting part of a trust fund, including any certificate account and any accounts maintained as credit support, may be withdrawn under conditions described in the applicable prospectus supplement for purposes other than the payment of principal or interest in the related series of certificates. A series of certificates will have no claim against or security interest in the trust fund for any other series. As a result, you may suffer a loss on your certificates if the sources for payment are insufficient to pay all the principal of and interest on the certificates of your series. If you are a holder of a subordinate certificate, you may bear a portion of the amount of the losses or shortfalls in collections on the mortgage assets before the holders of the remaining classes of certificates in the priority and manner and subject to the limitations specified in the applicable prospectus supplement.

     THE RATE OF PRINCIPAL PREPAYMENTS ON THE MORTGAGE LOANS AND THE RATE OF
REPURCHASES OF THE MORTGAGE LOANS MAY ADVERSELY AFFECT THE YIELD ON YOUR
INVESTMENT. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment assumptions to be used. The pre-tax return on your investment will change from time to time for a number of reasons, including the following:

     o    The amount of distributions of principal of the certificates and the times when you receive those distributions depends on the amount and the times at which borrowers make principal payments of the underlying mortgage loans, and on whether we or the servicer purchases the underlying mortgage loans.

     o    Prepayments of the mortgage loans in any trust fund by the related borrowers generally will result in a faster rate of principal payments on one or more classes of the related certificates than if payment on those mortgage loans are made as scheduled. The prepayment rate on mortgage loans may be influenced by a variety of economic, tax, legal and social factors. While one prepayment rate may be used for the purpose of pricing the certificates, there can be no assurance that the actual prepayment rate will be faster or slower than any assumed prepayment rate.

     In addition, to the extent described in this prospectus and in the related prospectus supplement, in order to maximize recoveries on defaulted mortgage loans, the servicer or a special servicer will be permitted, within prescribed limits, to extend and modify mortgage loans that are in default or as to which a payment default is imminent. While the servicer or a special servicer generally will be required to determine that any extension or modification is reasonably likely to produce a greater recovery than liquidation, we can give you no assurance that any extension or modification will increase the present value of receipts from or proceeds of the affected mortgage loans.

     We or the mortgage loan seller or sellers named in the applicable prospectus supplement will be required to repurchase a mortgage loan from the trust, or if so specified in the applicable prospectus supplement, substitute another mortgage loan, if we or such seller or sellers breach the representations and warranties made with respect to that mortgage loan. In addition, the servicer may have the option to purchase the mortgage loans in the trust fund and may be obligated to purchase mortgage loans from the trust fund under the circumstances described in the prospectus supplement.

     If you buy your certificates at a premium or discount your yield to maturity will be sensitive to prepayments on the mortgage loans in the related trust fund. If the amount of interest payable with respect to your class is disproportionately large, as compared to the amount of principal, as with some classes of stripped interest certificates, you might fail to recover your original investment under some prepayment scenarios. The extent to which the yield to maturity of your certificates may vary from the anticipated yield will depend in part upon the degree to which you purchased them at a discount or premium and the amount and timing of distributions on those certificates. If you purchase a certificate at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to you that is lower than the anticipated yield, and if you purchase a certificate at a premium, you should consider the risk that a faster than

                                        3

anticipated rate of principal payments could result in an actual yield to you that is lower than the anticipated yield. For more detailed information regarding these risks, you should refer to the section in this prospectus titled
"Yield and Maturity Considerations."

     Average Life of Certificates. The terms of your certificates will determine the extent to which prepayments on the mortgage loans in any trust fund ultimately affect the average life of your certificates. For example, a class of certificates, including a class of offered certificates, may provide that on any distribution date you are entitled to a pro rata share of the prepayments on the mortgage loans in the related trust fund that are distributable on that date, to all or a disproportionately large share of the prepayments, or to none or a disproportionately small share of the prepayments. A class of certificates that entitles you to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund increases the likelihood of early retirement of that class if the rate of prepayment is relatively fast. A class of certificates that entitles you to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund increases the likelihood of an extended average life of that class if the rate of prepayment is relatively slow. Entitlements of the various classes of certificateholders of any series to receive payments and, in particular, prepayments of principal of the mortgage loans in the related trust fund may vary based on the occurrence of some events, e.g., the retirement of one or more classes of certificates of the series, or subject to some contingencies, e.g., prepayment and default rates with respect to the mortgage loans.

     Controlled Amortization Classes and Companion Classes. A series of certificates may include one or more controlled amortization classes, which will entitle you to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment of the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for the certificates. However, prepayment risk will not disappear.

     The stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, a companion class may entitle you to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and/or may entitle you to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. A companion class absorbs some, but not all, of the risk that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

     Ratings on your certificates do not guarantee that you will receive payment under the pooling and servicing agreement. Ratings assigned by a rating agency to a class of certificates reflect the rating agency's assessment of the likelihood that the holders of certificates of that class will receive all payments to which they are entitled. The ratings are based on the structural, legal and issuer-related aspects associated with these certificates, the nature of the underlying mortgage loans and the extent and quality of any credit enhancement. Ratings will not constitute an assessment of the following:

     o    the likelihood that principal prepayments on the related mortgage loans will be made;

     o    the degree to which the rate of prepayments might differ from that originally anticipated;

     o    the likelihood of early optional termination of the related trust fund; or

     o    the possibility that prepayment of the related mortgage loans may be made at any particular rate.

     The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of the series. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting any related actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the

                                        4

delinquency, foreclosure or loss experience of any particular pool of mortgage loans. These criteria may also be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans. However, we cannot assure you that those values will not decline in the future. For more detailed information regarding these risks, you should refer to the section in this prospectus titled "Description of Credit Support" and "Ratings."

     ERISA IMPOSES LIMITATIONS ON WHO CAN PURCHASE THE CERTIFICATES; FAILURE TO
COMPLY WITH ERISA MAY MATERIALLY AND ADVERSELY AFFECT THE TRUST FUND AND RESULT
IN REDUCED PAYMENTS ON YOUR CERTIFICATES. Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of those plans. In addition, some other retirement plans and arrangements, including individual retirement accounts and Keogh plans, are subject to Section
4975 of the Internal Revenue Code. Due to the complexity of regulations that govern the plans, if you are subject to ERISA or Section 4975 of the Internal
Revenue Code you are urged to consult your own counsel regarding the consequences under ERISA or the Internal Revenue Code of acquisition, ownership and disposition of the offered certificates of any series.

     For more detailed information regarding ERISA restrictions, you should review the section in this prospectus titled "Certain ERISA Considerations."

     IF YOU ACQUIRE RESIDUAL CERTIFICATES YOU MAY BE SUBJECT TO ADVERSE TAX
CONSEQUENCES. If you are a holder of residual certificates that represents a residual interest in a real estate investment conduit or "REMIC," you will be required to report on your federal income tax returns as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your receipt of cash payments, if any. Accordingly, you may have taxable income and tax liabilities arising from your investment during a taxable year in excess of the economic income, if any, attributable to your certificate during that period. While you will have a corresponding amount of the losses later in the term of the REMIC, the present value of phantom income may significantly exceed tax losses. Therefore, the after-tax yield on the residual certificate that you receive may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics. A residual certificate may have negative value.

     All or a portion of your share of the REMIC taxable income may be treated under the Internal Revenue Code as an "excess inclusion." You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. Excess inclusion income:

     o    generally will not be subject to offset by losses from other activities;

     o    will be treated as unrelated business taxable income for a tax-exempt holder; and

     o    will not qualify for exemption from withholding tax for a foreign holder.

     In addition, residual certificates are subject to numerous restrictions on transfer.

     INDIVIDUALS AND SOME OTHER ENTITIES SHOULD NOT INVEST IN CERTIFICATES THAT
ARE RESIDUAL INTERESTS. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC.
However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Internal Revenue Code. Therefore, the certificates that are residual interests generally are not appropriate investments for

     o    individuals;

     o    estates;

     o    trusts beneficially owned by any individual or estate; and

     o    pass-through entities having any individual, estate or trust as a shareholder, member or partner.

                                        5

     In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to sell a
REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to a foreign person or to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of a "United States person" within the meaning of the Internal Revenue Code.

     IF YOUR CERTIFICATES ARE ISSUED IN BOOK-ENTRY FORM, YOU WILL ONLY BE ABLE
TO EXERCISE YOUR RIGHTS INDIRECTLY THROUGH DTC AND YOU MAY ALSO HAVE LIMITED
ACCESS TO INFORMATION REGARDING THOSE CERTIFICATES. One or more classes of the offered certificates of any series may be issued as book-entry certificates.
Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee for DTC. As a result, unless and until corresponding definitive certificates are issued, you will be able to exercise your rights only indirectly through DTC and its participating organizations. In addition, your access to information regarding the book-entry certificates may be limited. Conveyance of notices and other communications by
DTC to its participating organizations, and directly and indirectly through these organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Furthermore, as described in this prospectus, you may suffer delays in the receipt of payments on the book-entry certificates. In addition, your ability to pledge or otherwise take actions with respect to your interest in the book-entry certificates may be limited due to the lack of a physical certificate evidencing that interest.

     For more detailed information regarding book-entry registration, you should review the section in this prospectus titled "Description of the
Certificates--Book-Entry Registration and Definitive Certificates."

RISKS RELATING TO THE MORTGAGE LOANS

     MORTGAGE LOANS ARE SUSCEPTIBLE TO NUMEROUS RISKS THAT MAY RESULT IN LOSSES
TO YOU.

     (1) Mortgage loans made on the security of multifamily or commercial property may entail risks of delinquency and foreclosure that are greater than similar risks associated with loans made on the security of an owner-occupied single-family property. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of that property rather than upon the existence of independent income or assets of the borrower. Thus, the value of an income-producing property is directly related to the net operating income derived from that property. If the net operating income of the property is reduced--for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase--the borrower's ability to repay the loan may be impaired. A number of the mortgage loans may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from the mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants. Furthermore, the value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including the following:

     o    changes in general or local economic conditions and/or specific industry segments;

     o    declines in real estate values;

     o    declines in rental or occupancy rates;

     o    increases in interest rates, real estate tax rates and other operating expenses;

     o    changes in governmental rules, regulations and fiscal policies, including environmental legislation; and

     o    acts of God and other factors beyond the control of the servicer.

     In the case of mortgage loans that represent participation interests in a mortgage loan, the trustee's or the servicer's enforcement rights may be limited in the event of default by the related borrower.

                                        6

     (2) The type and use of a particular mortgaged property may present additional risks. For instance, mortgaged properties that operate as hospitals and nursing homes may present special risks to lenders due to the significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions. Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements. The ability of a borrower to repay a mortgage loan secured by shares allocable to one or more cooperative dwelling units may be dependent upon the ability of the dwelling units to generate sufficient rental income, which may be subject to rent control or stabilization laws, to cover both debt service on the loan as well as maintenance charges to the cooperative. Further, a mortgage loan secured by cooperative shares is subordinate to the mortgage, if any, on the cooperative apartment building.

     (3) Other multifamily and commercial properties located in the areas of the mortgaged properties and of the same types as the mortgaged properties compete with the mortgaged properties to attract residents and customers. The leasing of real estate is highly competitive. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a mortgage loan competes with all lessors and developers of comparable types of real estate in the area in which the mortgaged property is located. The lessors or developers could have lower rentals, lower operating costs, more favorable locations or better facilities. While a borrower under a mortgaged property may renovate, refurbish or expand the mortgaged property to maintain it and remain competitive, the renovation, refurbishment or expansion may itself entail significant risk. Increased competition could adversely affect income from and market value of the mortgaged properties. In addition, the business conducted at each mortgaged property may face competition from other industries and industry segments.

     (4) Some or all of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to any related mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, we can give you no assurance that enforcement of the recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property.

     (5) The concentration of default, foreclosure and loss risks in individual mortgage loans in a particular trust fund will generally be greater than for pools of single-family loans. Mortgage loans in a trust fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

     OFFICE PROPERTIES HAVE PARTICULAR RISKS. In addition to risks generally associated with real estate, office properties are also affected significantly by

     o    adverse changes in population and employment growth, which generally creates demand for office space,

     o    local competitive conditions, including the supply of office space or the existence or construction of new competitive office buildings,

     o    the quality and management philosophy of management,

     o    the attractiveness of the properties to tenants and their customers or clients,

     o    the attractiveness of the surrounding neighborhood, and

     o    the need to make major repairs or improvements to the property to satisfy the needs of major tenants.

     Office properties that are not equipped to accommodate the needs of modern business may become functionally obsolete and thus non-competitive. In addition, office properties may be adversely affected by an economic decline

                                        7

in the businesses operated by their tenants. A decline of this sort may result in one or more significant tenants ceasing operations at the related locations, which may occur on account of

     o    a tenant's voluntary decision not to renew a lease,

     o    bankruptcy or insolvency of these tenants, or

     o    these tenant's general cessation of business activities or for other reasons.

     The risk of an economic decline as described above is greater if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

     MORTGAGE LOANS SECURED BY RETAIL PROPERTIES MAY BE ADVERSELY AFFECTED BY
CHANGES IN CONSUMER SPENDING PATTERNS, ALTERNATIVE FORMS OF RETAILING AND
CHANGES IN TENANTS OCCUPYING THE RETAIL PROPERTIES. In addition to risks generally associated with real estate, mortgage loans secured by retail properties are also affected significantly by a number of factors, including:

     o    adverse changes in consumer spending patterns;

     o    local competitive conditions, including the supply of retail space or the existence or construction of new competitive shopping centers or shopping malls;

     o    alternative forms of retailing, including direct mail, television shopping networks and Internet based sales, which reduce the need for retail space by retail companies;

     o    the quality and management philosophy of management;

     o    the attractiveness of the properties and the surrounding neighborhood to tenants and their customers;

     o    the public perception of the safety of customers, at shopping malls and shopping centers, for example;

     o    the need to make major repairs or improvements to satisfy the needs of major tenants; and

     o    if an anchor or other significant tenant ceases operations at the locations, which may occur on account of a decision not to renew a lease, bankruptcy or insolvency of the tenant, the tenant's general cessation of business activities or for other reasons. Significant tenants at a shopping center play an important part in generating customer traffic and making the property a desirable location for other tenants at the property. In addition, some tenants at retail properties may be entitled to terminate their leases if an anchor tenant ceases operations at the property.

     SOME RISKS THAT AFFECT OCCUPANCY AND RENT LEVELS OF MULTIFAMILY RENTAL
PROPERTIES SUCH AS ADVERSE ECONOMIC CONDITIONS, CONSTRUCTION OF ADDITIONAL
HOUSING, MILITARY BASE CLOSINGS, COMPANY RELOCATIONS AND RENT CONTROL LAWS MAY
AFFECT THE ABILITY OF THE BORROWER TO MEET ITS OBLIGATIONS UNDER THE MORTGAGE
LOAN. Adverse economic conditions, either local, regional or national, may limit or reduce the following:

     o    the amount of rent that can be charged for rental units;

     o    tenants' ability to pay rent;

     o    timeliness of rent payments;

     o    occupancy levels without a corresponding decrease in
          expenses--occupancy and rent levels may also be affected by construction of additional housing units;

                                        8

     o    local military base closings;

     o    construction of additional housing units;

     o    company relocations and closings; and

     o    national and local politics, including current or future rent stabilization and rent control laws and agreements.

     Multifamily apartment units are typically leased on a short-term basis, and consequently, the occupancy rate of a multifamily rental property may be subject to rapid decline. In addition, the level of mortgage interest rates may encourage tenants in multifamily rental properties to purchase single-family housing rather than continue to lease housing or the characteristics of a neighborhood may change over time or in relation to newer developments. Further, the cost of operating a multifamily rental property may increase, including the cost of utilities and the costs of required capital expenditures. Also, rent control laws could impact the future cash flows of multifamily rental properties that are subject to rental control laws.

     Some multifamily rental properties are eligible to receive low-income housing tax credits pursuant to Section 42 of the Internal Revenue Code.
However, Section 42 properties are subject to some restrictions that may affect a borrower's ability to meet its obligations under a mortgage loan. This includes the following:

     o    rent limitations associated with those properties may adversely affect the ability of the applicable borrowers to increase rents to maintain those properties in proper condition during periods of rapid inflation or declining market value of those properties;

     o    the income restrictions on tenants imposed by Section 42 of the
          Internal Revenue Code may reduce the number of eligible tenants;

     o    some eligible tenants may not find any differences in rents between the Section 42 properties and other multifamily rental properties in the same area to be a sufficient economic incentive to reside at a
          Section 42 property; and

     o    a Section 42 property may also have fewer amenities or otherwise be less attractive as a residence making it less attractive to eligible tenants.

     All of the foregoing conditions and events may increase the possibility that a borrower may be unable to meet its obligations under its mortgage loan.

     MORTGAGE LOANS SECURED BY COOPERATIVELY OWNED APARTMENT BUILDINGS ARE
SUBJECT TO THE RISK THAT TENANT-SHAREHOLDERS OF A COOPERATIVELY OWNED APARTMENT
BUILDING WILL BE UNABLE TO MAKE THE REQUIRED MAINTENANCE PAYMENTS. Generally, a
tenant-shareholder of a cooperative corporation must make a monthly maintenance payment to the cooperative corporation that owns the apartment building representing that tenant-shareholder's pro rata share of the corporation's payments in respect of the mortgage loan secured by that apartment building. The tenant-shareholder must also pay its pro rata share of all real property taxes, maintenance expenses and other capital and ordinary expenses with respect to that apartment building, less any other income that the cooperative corporation may realize.

     Adverse economic conditions, either local, regional or national, may adversely affect tenant-shareholders' ability to make required maintenance payments, either because adverse economic conditions have impaired the individual financial conditions of the tenant-shareholders or their ability to sub-let the subject apartments. To the extent that a large number of tenant-shareholders in a cooperatively owned apartment building rely on sub-letting their apartments to make maintenance payments, the lender on any mortgage loan secured by that building will be subject to all the risks that it would have in connection with lending on the security of a multifamily rental property. In addition, if in connection with any cooperative conversion of an apartment building, the sponsor holds the shares

                                        9

allocated to a large number of the apartment units, any lender secured by a mortgage on the building will be subject to a risk associated with the sponsor's creditworthiness.

     SELF-STORAGE PROPERTIES HAVE PARTICULAR RISKS. Warehouse, mini-warehouse and self-storage properties ("Storage Properties") are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. The conversion of Storage Properties to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the Storage Properties becomes unprofitable due to decreased demand, competition, age of improvements or other factors, such that the borrower becomes unable to meet its obligation on the related mortgage loan, the liquidation value of that Storage Property may be substantially less, relative to the amount owing on the mortgage loan, than would be the case if the Storage
Property were readily adaptable to other uses. Tenant privacy, anonymity and efficient access are important to the success of a Storage Property, as are building design and location.

     HOTEL AND MOTEL PROPERTIES HAVE PARTICULAR RISKS. Hotel and motel properties are subject to operating risks common to the lodging industry. These risks include, among other things,

     o    a high level of continuing capital expenditures to keep necessary furniture, fixtures and equipment updated,

     o    competition from other hotels and motels,

     o    increases in operating costs, which increases may not necessarily in the future be offset by increased room rates and

     o    dependence on business and commercial travelers and tourism, increases in energy costs and other expenses of travel and adverse effects of general and local economic conditions.

     These factors could adversely affect the related borrower's ability to make payments on the related mortgage loans. Since limited service hotels and motels are relatively quick and inexpensive to construct, an over-building of hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because hotel and motel rooms are generally rented for short periods of time, hotel and motel properties tend to be more sensitive to adverse economic conditions and competition than many other commercial properties. Furthermore, the financial strength and capabilities of the owner and operator of a hotel may have a substantial impact on that hotel's quality of service and economic performances. Additionally, the revenues of certain hotels and motels, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

     A hotel or motel property may present additional risks as compared to other commercial property types in that

     o    hotels and motels may be operated pursuant to franchise, management and operating agreements that may be terminable by the franchisor, the manager or the operator;

     o    the transferability of any operating, liquor and other licenses to the entity acquiring the related hotel and motel, either through purchase or foreclosure, is subject to local law requirements;

     o    it may be difficult to terminate an ineffective operator of a hotel or motel property subsequent to a foreclosure of the related property;
          and

     o    future occupancy rates may be adversely affected by, among other factors, any negative perception of a hotel or motel based upon its historical reputation.

     Hotel and motel properties may be operated pursuant to franchise agreements. The continuation of franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hotel or motel property to maintain these standards or adhere to other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on

                                       10

the completion of capital improvements or the making of certain capital expenditures that the related borrower determines are too expensive or are otherwise unwarranted in light of general economic conditions or the operating results or prospects of the affected hotels or motels. In that event, the related borrower may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the related borrower may seek to obtain a suitable replacement franchise or to operate the related hotel or motel property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or the underlying value of the hotel or motel covered by the franchise because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

     MANUFACTURED HOUSING COMMUNITY PROPERTIES AND RECREATIONAL VEHICLE PARKS
HAVE PARTICULAR RISKS. The successful operation of a manufactured housing community or recreational vehicle park will generally depend upon the number of competing manufactured housing communities or recreational vehicle parks in the local market, as well as upon other factors, including its age, appearance, reputation, management and the types of facilities and services it provides.

     Manufactured housing communities also compete against alternative forms of residential housing, including multifamily rental properties, cooperatively-owned apartment buildings, condominium complexes and single-family residential developments. Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, for example, staying at a hotel at the beach.

     MANUFACTURED HOUSING COMMUNITY PROPERTIES AND RECREATIONAL VEHICLE PARKS
ARE "SPECIAL PURPOSE" PROPERTIES THAT CANNOT BE READILY CONVERTED TO GENERAL
RESIDENTIAL, RETAIL OR OFFICE USE. Thus, if the operation of a manufactured housing community or recreational vehicle park becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of the mortgaged property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the mortgaged property were readily adaptable to other uses.

     MORTGAGE LOANS WITH BALLOON PAYMENTS INVOLVE THE RISK THAT BORROWERS MAY
NOT BE ABLE TO REFINANCE THE LOAN OR SELL THE RELATED PROPERTY. Mortgage loans may be non-amortizing or only partially amortizing over their terms to maturity.
Those mortgage loans will require substantial principal payments--that is, balloon payments--at their stated maturity. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including:

     o    value of the related mortgaged property;

     o    the level of available mortgage rates at the time of sale or refinancing;

     o    the borrower's equity in the related mortgaged property;

     o    the financial condition and operating history of the borrower and the related mortgaged property;

     o    tax laws and rent control laws, with respect to some residential properties;

     o    Medicaid and Medicare reimbursement rates, with respect to hospitals and nursing homes; and

     o    prevailing general economic conditions and the availability of credit for loans secured by multifamily or commercial, as the case may be, real properties generally.

     Neither we nor any of our affiliates will be required to refinance any mortgage loan.

     CREDIT SUPPORT FOR A SERIES OF CERTIFICATES MAY COVER SOME OF YOUR LOSSES
OR RISKS BUT MAY NOT COVER ALL POTENTIAL RISKS TO YOU. The prospectus supplement for a series of certificates will describe any credit support provided for these certificates. Use of credit support will be subject to the conditions and limitations described in

                                       11

this prospectus and in the related prospectus supplement. Moreover, the available credit support may not cover all potential losses or risks. For example, credit support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

     A series of certificates may include one or more classes of subordinate certificates, which may, in turn, include offered certificates. Subordination is intended to reduce the risk to holders of each more senior class of certificates of delinquent distributions or ultimate losses on the mortgage assets. However, the amount of subordination will be limited and may decline. Since the senior certificateholders are paid principal before subordinate certificateholders, subordinate certificateholders may not be paid any principal if the available credit support is exhausted. As a result, if you are a holder of subordinate certificates, you will primarily experience the impact of losses and shortfalls.
Moreover, if the available credit support covers more than one series of certificates, you will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

     Rating agencies rating the certificates will determine the level of credit support based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and some other factors. We cannot, however, assure you that the loss experience on the related mortgage assets will not exceed the assumed levels.

     For more detail information regarding credit support of certificates you should review the sections in this prospectus titled "--Risks Relating to the
Certificates--Ratings on your certificates do not guarantee that you will receive payment under the pooling and servicing agreement," "Description of the
Certificates" and "Description of Credit Support."

     IF THE MORTGAGED PROPERTY IS SUBJECT TO A LEASE, THE LENDER IS SUBJECT TO
THE RISK THAT IF THE BORROWER DEFAULTS, THE MORTGAGE LENDER MAY HAVE TO OBTAIN A
COURT ORDER APPOINTING A RECEIVER BEFORE BEING ABLE TO COLLECT RENTS. Each
mortgage loan secured by mortgaged property that is subject to leases typically will be secured by an assignment of leases and rents. This means that the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from it, as further security for the related mortgage loan. The borrower may continue to collect rents for so long as there is no default. If the borrower defaults, the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected.

     For more detailed information regarding leases and rents, you should review the section in this prospectus titled "Legal Aspects of Mortgage Loans--Leases and Rents."

     OWNERS AND OPERATORS OF A MORTGAGED PROPERTY AND MORTGAGE LENDERS MAY
BECOME LIABLE FOR THE COSTS OF ENVIRONMENTAL CLEANUP. Under federal law and the laws of some states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over an existing mortgage lien on that property. In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in, beneath, or emanating from that property. The owner may become liable without regard to whether the owner knew of, or was responsible for, the presence of hazardous or toxic substances on the property. The cost of any required remediation and the owner or operator's liability as to any property could exceed the value of the mortgaged property and the aggregate assets of the owner or operator. In addition, owners or operators of mortgaged properties that generate hazardous substances that are disposed of at off-site locations may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where the hazardous substances were disposed.

     Lenders whose primary indicia of ownership in a particular property is the holding of a security interest are exempted from the definition of owner under the federal Comprehensive Environmental Response, Compensation, and Liability
Act of 1980. However, lenders may forfeit their secured creditor exemption, as a result of their actions with respect to particular borrowers, and be deemed an owner or operator of property so that they are liable for remediation costs. A lender also risks liability for remediation costs on foreclosure of the mortgage. Unless otherwise specified in the related prospectus supplement, if a trust fund includes mortgage loans, then the related pooling and servicing agreement will contain provisions generally to the effect that the servicer, acting on behalf of

                                       12

the trust fund, may not acquire title to a mortgaged property or assume control of its operation unless the servicer, based upon a report prepared by a person who regularly conducts environmental audits, has made the determination that it is appropriate to do so. We cannot assure you that any requirements of a pooling and servicing agreement will effectively insulate the related trust fund from potential liability for a materially adverse environmental condition at a mortgaged property.

     For more detailed information regarding environmental risks, you should review the section in this prospectus titled "Legal Aspects of Mortgage
Loans--Environmental Risks."

     HAZARD INSURANCE POLICIES ON MORTGAGED PROPERTIES MAY NOT FULLY COVER ALL
TYPES OF DAMAGE TO THE MORTGAGED PROPERTIES. Unless otherwise specified in a prospectus supplement, the servicer will be required to cause the borrower on each mortgage loan to maintain insurance coverage in respect of the related mortgaged property, including hazard insurance. However, the servicer may be able to satisfy its obligation to cause hazard insurance to be maintained through acquisition of a blanket policy. In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. The insurance policies will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions. Most insurance policies, however, typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and some other kinds of risks. Unless the related mortgage specifically requires the mortgagor to insure against physical damage arising from causes not typically covered by an insurance policy, then, to the extent any consequent losses are not covered by the available credit support, you may in part bear the resulting losses.

     For more detailed information regarding insurance policies, you should review the section in this prospectus titled "Description of the Pooling and
Servicing Agreements--Hazard Insurance Policies."

     THE YIELD ON YOUR CERTIFICATES MAY BE ADVERSELY AFFECTED TO THE EXTENT THAT
THE RELATED TRUST FUND MAY INCLUDE DELINQUENT MORTGAGE LOANS BECAUSE THE
AVAILABLE CREDIT SUPPORT MAY NOT COVER ALL LOSSES RELATED TO THE DELINQUENT
MORTGAGE LOANS. The trust fund for a particular series of certificates may include mortgage loans that are past-due, i.e., beyond any applicable grace period. However, delinquent mortgage loans may only constitute up to, but not including, 20% (by principal balance) of the trust fund. A special servicer may perform the servicing of delinquent mortgage loans. When a mortgage loan has a loan-to-value ratio of 100% or more, the related borrower will have no equity in the related mortgaged property. In these cases, the related borrower may not have an incentive to continue to perform under that mortgage loan. In addition, when the debt service coverage ratio of a mortgage loan is below 1.0x, the revenue derived from the use and operation of the related mortgaged property is insufficient to cover the operating expenses of the mortgaged property and to pay debt service on that mortgage loan and all mortgage loans senior to that mortgage loan. In those cases, the related borrower will be required to pay from sources other than cash flow from the related mortgaged property. If the related borrower ceases to use alternative cash sources at a time when operating revenue from the related mortgaged property is still insufficient to cover all expenses and debt service, deferred maintenance at the related mortgaged property and/or a default under the subject mortgage loan may occur. Available credit may not cover all losses related to delinquent mortgage loans. You should therefore consider the risk that the inclusion of delinquent mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage assets in the trust fund and the yield on the offered certificates.

     For more detailed information regarding delinquent mortgage loans, you should review the section in this prospectus titled "Description of the Trust
Funds--Mortgage Loans--General."

     A WORD ABOUT FORWARD LOOKING STATEMENTS. Whenever we use words like
"intends," "anticipates" or "expects" or similar words in this prospectus, we are making a forward-looking statement, or a projection of what we think will happen in the future. Forward-looking statements are inherently subject to a variety of circumstances, many of which are beyond our control that could cause actual results to differ materially from what we think they might be. Any forward-looking statements in this prospectus speak only as of the date of this prospectus. We do not assume any responsibility to update or review any forward-looking statement or to reflect any change in events, conditions or circumstances on which we have based any forward-looking statement.

                                       13

                         DESCRIPTION OF THE TRUST FUNDS

GENERAL

     The primary assets of each trust fund will consist of the following:

     o    various types of multifamily or commercial mortgage loans or participations in those mortgage loans;

     o    pass-through certificates or other mortgage-backed securities ("MBS")
          that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans; or

     o    a combination of the foregoing, which we call mortgage assets.

     We will establish each trust fund. We will select each mortgage asset for inclusion in a trust fund from among those purchased, either directly or indirectly, from a mortgage asset seller, which may or may not be the originator of a mortgage loan or the issuer of a MBS and may be our affiliate. Unless otherwise provided in the related prospectus supplement, neither we nor any of our affiliates and no governmental agency or instrumentality or any other person will guarantee or insure any of the mortgage assets included in a trust fund.
The discussion below under the heading "--Mortgage Loans," unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

MORTGAGE LOANS

     General. The mortgage loans will be evidenced by promissory notes or other evidences of indebtedness called mortgage notes, secured by liens on fee or leasehold estates in properties called mortgaged properties consisting of the following:

     o    residential properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, called multifamily properties, and manufactured housing community properties;

     o    commercial properties consisting of office buildings, retail facilities related to the sale of goods and products and facilities related to providing entertainment, recreation or personal services, hotels and motels, casinos, health care-related facilities, recreational vehicle parks, convenience and gasoline stores, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial facilities, parking lots, auto parks, golf courses, arenas and restaurants, or any cooperatively owned units therein; and

     o    mixed use properties--that is, any combination of the foregoing--and unimproved land, both called commercial properties.

     The multifamily properties may include mixed commercial and residential structures, and apartment buildings owned by a private cooperative housing corporation, with shares of the cooperative allocable to one or more dwelling units occupied by non-owner tenants or to vacant units. The liens may be created by mortgages, deeds of trust and similar security instruments. Each mortgage will create a first priority or junior priority mortgage lien on a borrower's fee estate in a mortgaged property. If a mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related prospectus supplement, the term of any leasehold will exceed the term of the mortgage note by at least two years. Unless otherwise specified in the related prospectus supplement, each mortgage loan will have been originated by a person other than us; however, the originator may be or may have been one of our affiliates.

     Mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the related prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, some of the mortgage loans included in the trust fund for a particular series of certificates may be delinquent or non-performing as of the date those certificates are issued. In that case, the related prospectus

                                       14

supplement will set forth available information as to the period of the delinquency or non-performance, any forbearance arrangement then in effect, the condition of the related mortgaged property and the ability of the mortgaged property to generate income to service the mortgage debt.

     Mortgage Loans Secured by Office Properties. Significant factors affecting the value of office properties include the quality of the tenants in the building, the physical attributes of the building in relation to competing buildings, the location of the building with respect to the central business district or population centers, demographic trends within the metropolitan area to move away from or towards the central business district, social trends combined with space management trends, which may change towards options such as telecommuting, tax incentives offered to businesses by cities or suburbs adjacent to or near the city where the building is located and the strength and stability of the market area as a desirable business location. Office properties may be adversely affected by an economic decline in the businesses operated by their tenants. The risk of an economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

     Office properties are also subject to competition with other office properties in the same market. Competition is affected by various factors affecting a building, including

     o    its age;

     o    its condition;

     o    its design, including floor sizes and layout;

     o    its access to transportation; and

          o    the availability of parking and the owner's ability to offer certain amenities to its tenants, including sophisticated
               building systems such as

          o    fiber optic cables,

          o    satellite communications or

     o    other base building technological features.

     Office properties that are not equipped to accommodate the needs of modern business may become functionally obsolete and thus non-competitive.

     The success of an office property also depends on the local economy. A company's decision to locate office headquarters in a given area, for example, may be affected by an array of factors including

     o    labor cost and quality;

     o    tax environment; and

     o    quality of life matters, such as schools and cultural amenities.

     A central business district may have a substantially different economy from that of a suburb. The local economy will affect an office property's ability to attract stable tenants on a consistent basis. In addition, the cost of refitting office space for a new tenant is often higher than for other property types.

                                       15

     Mortgage Loans Secured by Retail Properties. Retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Income from and the market value of retail properties is dependent on various factors including, but not limited, to the following:

     o    the ability to lease space in the properties;

     o    the ability of tenants to meet their lease obligations;

     o    the possibility of a significant tenant becoming bankrupt or insolvent; and

     o    fundamental aspects of real estate such as location and market demographics.

     The correlation between the success of tenant businesses and property value is more direct with respect to retail properties than other types of commercial property because a significant component of the total rent paid by retail tenants is often tied to a percentage of gross sales. Declines in tenant sales will cause a corresponding decline in percentage rents and may cause these tenants to become unable to pay their rent or other occupancy costs. The default by a tenant under its lease could result in delays and costs in enforcing the lessor's rights. Repayment of the related mortgage loans will be affected by the expiration of space leases and the ability of the respective borrowers to renew or relet the space on comparable terms. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, could be substantial and could reduce cash flow from the retail properties. The correlation between the success of tenant businesses and property value is increased when the property is a single tenant property.

     Whether a shopping center is anchored or unanchored is also an important distinction. Anchor tenants in shopping centers traditionally have been a major factor in the public's perception of a shopping center. The anchor tenants at a shopping center play an important part in generating customer traffic and making a center a desirable location for other tenants of the center. The failure of an anchor tenant to renew its lease, the termination of an anchor tenant's lease, the bankruptcy or economic decline of an anchor tenant, or the cessation of the business of an anchor tenant--notwithstanding any continued payment of rent--can have a material negative effect on the economic performance of a shopping center. Furthermore, the correlation between the success of tenant businesses and property value is increased when the property is a single tenant property.

     Retail properties, including quick service restaurants and convenience and gasoline facilities in particular, can also be significantly dependent on operational factors, such as the availability of trained labor and changes in prices for key commodities. In addition, such uses may be subject to franchise agreement restrictions on transfers or other operational aspects.

     Unlike some other types of commercial properties, retail properties also face competition from sources outside a given real estate market. Catalogue retailers, home shopping networks, telemarketing, selling through the Internet, and outlet centers all compete with more traditional retail properties for consumer dollars. Continued growth of these alternative retail outlets, which are often characterized by lower operating costs, could adversely affect the retail properties.

     Mortgage Loans Secured by Multifamily Rental Properties. Significant
factors determining the value and successful operation of a multifamily rental property include the following:

     o    location of the property;

     o    the number of competing residential developments in the local market, such as apartment buildings, manufactured housing communities and site-built single family homes;

     o    the physical attributes of the multifamily building, such as its age and appearance; and

     o    state and local regulations affecting the property.

                                       16

     In addition, the successful operation of an apartment building will depend upon other factors such as its reputation, the ability of management to provide adequate maintenance and insurance, and the types of services it provides.

     Some states regulate the relationship of an owner and its tenants.
Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions and restrictions on a resident's choice of unit vendors. Apartment building owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on apartment buildings.
These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a borrower's ability to raise property rents may impair the borrower's ability to repay its mortgage loan from its net operating income or the proceeds of a sale or refinancing of the related mortgaged property.

     Adverse economic conditions, either local, regional or national, may limit the amount of rent that can be charged, may adversely affect tenants' ability to pay rent and may result in a reduction in timely rent payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by construction of additional housing units, local military base closings, company relocations and closings and national and local politics, including current or future rent stabilization and rent control laws and agreements.

     Multifamily apartment units are typically leased on a short-term basis, and consequently, the occupancy rate of a multifamily rental property may be subject to rapid decline, including for some of the foregoing reasons. In addition, the level of mortgage interest rates may encourage tenants to purchase single-family housing rather than continue to lease housing. The location and construction quality of a particular building may affect the occupancy level as well as the rents that may be charged for individual units. The characteristics of a neighborhood may change over time or in relation to newer developments.

     Mortgage Loans Secured by Cooperatively Owned Apartment Buildings. A
cooperative apartment building and the land under the building are owned or leased by a non-profit cooperative corporation. The cooperative corporation is in turn owned by tenant-shareholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements. The proprietary leases and occupancy agreements confer exclusive rights to occupy specific apartments or units. Generally, a tenant-shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation representing the tenant-shareholder's pro rata share of the corporation's payments in respect of any mortgage loan secured by, including all real property taxes, maintenance expenses and other capital and ordinary expenses with respect to, the real property owned by the cooperative corporation, less any other income that the cooperative corporation may realize.
Payments to the cooperative corporation are in addition to any payments of principal and interest the tenant-shareholder must make on any loans of the tenant-shareholder secured by its shares in the corporation.

     A cooperative corporation is directly responsible for building management and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by the real property owned by the cooperative corporation, as well as all other operating expenses of the property, is dependent primarily upon the receipt of maintenance payments from the tenant-shareholders, together with any rental income from units or commercial space that the cooperative corporation might control. Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the real property owned by the cooperative corporation depends primarily on its ability to refinance the mortgage loan. Neither we nor any other person will have any obligation to provide refinancing for any of the mortgage loans.

                                       17

     In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. The owner or sponsor allocates shares to each apartment unit, and the current tenants have a fixed period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. The sponsor usually also controls the corporation's board of directors and management for a limited period of time.

     Each purchaser of shares in the cooperative corporation generally enters into a long-term proprietary lease which provides the shareholder with the right to occupy a particular apartment unit. However, many cooperative conversion plans are so-called "non-eviction" plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in the unit as a subtenant from the owner of the shares allocated to that apartment unit. Any applicable rent control or rent stabilization laws would continue to be applicable to that subtenancy. The subtenant may be entitled to renew its lease for an indefinite number of times, with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The shareholder is responsible for the maintenance payments to the cooperative without regard to its receipt or non-receipt of rent from the subtenant, which may be lower than maintenance payments on the unit.
Newly-formed cooperative corporations typically have the greatest concentration of non-tenant shareholders.

     Mortgage Loans Secured by Industrial Properties. Significant factors that affect the value of industrial properties are

     o    the quality of tenants;

     o    building design and adaptability; and

     o    the location of the property.

     Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slow-down in the economy, and an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.
Furthermore, industrial properties may be adversely affected by the availability of labor sources or a change in the proximity of supply sources. Because industrial properties frequently have a single tenant, any related property is heavily dependent on the success of the tenant's business.

     Aspects of building site, design and adaptability affect the value of an industrial property. Site characteristics which are valuable to an industrial property include ceiling heights, column spacing, number of bays and bay depths, divisibility, floor loading capacities, truck turning radius and overall functionality and accessibility. Nevertheless, site characteristics of an industrial property suitable for one tenant may not be appropriate for other potential tenants, which may make it difficult to relet the property.

     Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.
Further, industrial properties may be adversely affected by economic declines in the industry segment of their tenants.

     Mortgage Loans Secured by Warehouse, Mini-Warehouse and Self-Storage
Facilities. Because of relatively low acquisition costs and break-even occupancy rates, warehouse, mini-warehouse and self-storage properties ("Storage
Properties") are considered vulnerable to competition. Despite their relatively low acquisition costs, and because of their particular building characteristics,
Storage Properties would require substantial capital investments in order to adapt them to alternative uses. Limited adaptability to other uses may substantially reduce the liquidation value of a Storage Property. In addition to competition, factors that affect the success of a Storage Property include the location and visibility of the facility, its proximity to apartment complexes or commercial users, trends of apartment tenants in the area moving to single-family homes, services provided, including security and accessibility, age of improvements, the appearance of the improvements and the quality of management.

                                       18

     Mortgage Loans Secured by Hotel and Motel Properties. Hotel and motel properties may include full service hotels, resort hotels with many amenities, limited service hotels, hotels and motels associated with national franchise chains, hotels and motels associated with regional franchise chains and hotels that are not affiliated with any franchise chain but may have their own brand identity. Various factors, including location, quality and franchise affiliation affect the economic performance of a hotel or motel. Adverse economic conditions, either local, regional or national, may limit the amount that can be charged for a room and may result in a reduction in occupancy levels. The construction of competing hotels and motels can have similar effects. To meet competition in the industry and to maintain economic values, continuing expenditures must be made for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives.
Because hotel and motel rooms generally are rented for short periods of time, hotels and motels tend to respond more quickly to adverse economic conditions and competition than do other commercial properties. Furthermore, the financial strength and capabilities of the owner and operator of a hotel or motel may have an impact on quality of service and economic performance. Additionally, the lodging industry, in certain locations, is seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses. The demand for particular accommodations may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, the construction of additional highways and other factors.

     The viability of any hotel or motel property that is part of a national or regional hotel or motel chain depends in part on the continued existence and financial strength of the franchisor, the public perception of the franchise service mark and the duration of the franchise licensing agreement. The transferability of franchise license agreements may be restricted and, in the event of a foreclosure on any related hotel or motel property, the consent of the franchisor for the continued use of the franchise license by the hotel or motel property would be required. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hotel or motel property, it is unlikely that the purchaser of the related hotel or motel property would be entitled to the rights under any associated liquor license, and the purchaser would be required to apply in its own right for that license. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

     Mortgage Loans Secured by Manufactured Housing Community Properties and
Recreational Vehicle Parks. Manufactured housing community properties consist of land that is divided into "spaces" or "homesites" that are primarily leased to manufactured housing community unit owners. Accordingly, the related mortgage loans will be secured by mortgage liens on the real estate, or a leasehold interest therein, upon which the manufactured housing community units are situated, but not the units themselves. The manufactured housing community unit owner often invests in site-specific improvements, including carports, steps, fencing, skirts around the base of the unit, and landscaping. The park owner typically provides private roads within the park, common facilities and, in many cases, utilities. Park amenities may include

     o    driveways;

     o    visitor parking;

     o    recreational vehicle and pleasure boat storage;

     o    laundry facilities;

     o    community rooms;

     o    swimming pools;

     o    tennis courts;

     o    security systems; and

     o    health clubs.

                                       19

     Due to relocation costs and, in some cases, demand for manufactured housing community unit spaces, the value of a unit in place in a park is generally higher, and can be significantly higher, than the value of the same unit not placed in a park. As a result, a well-operated manufactured housing community that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the unit of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the mobile home can be resold in place, rather than to allow the unit to be removed from the park.

     Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

     Mortgage loans secured by liens on manufactured housing community properties and recreational vehicle parks are affected by factors not associated with loans secured by liens on other types of income-producing real estate. The successful operation of these types of properties will generally depend upon the number of competing parks, as well as upon other factors, including its age, appearance, reputation, the ability of management to provide adequate maintenance and insurance, and the types of facilities and services it provides.
Manufactured housing community properties also compete against alternative forms of residential housing, including

     o    multifamily rental properties;

     o    cooperatively-owned apartment buildings;

     o    condominium complexes; and

     o    single-family residential developments.

     Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, for example, staying at a hotel at the beach.
Manufactured housing community properties and recreational vehicle parks are
"special purpose" properties that cannot be readily converted to general residential, retail or office use. Thus, if the operation of a manufactured housing community or recreational vehicle park becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of the manufactured housing community may be substantially less, relative to the amount owing on the mortgage loan, than would be the case if the manufactured housing community or recreational vehicle park were readily adaptable to other uses.

     Certain states regulate the relationship of a manufactured housing community owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident's choice of unit vendors. Manufactured housing community owners have been the subject of suits under state "Unfair and
Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a unit owner's tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's unit. Certain states also regulate changes in manufactured housing community use and require that the landlord give written notice to its tenants a substantial period of time prior to the projected change.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on manufactured housing communities. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws either do not provide for decontrol of rental rates upon vacancy of individual units or permit decontrol only in the relatively rare event that the unit is removed from the unit site. Any limitations on a borrower's ability to raise property rents may

                                       20

impair the related borrower's ability to repay its mortgage loan from its net operating income or the proceeds of a sale or refinancing of the related mortgaged property.

     Default and Loss Considerations with Respect to the Mortgage Loans.
Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes.
The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of that property--that is, its ability to generate income. Moreover, some or all of the mortgage loans included in a particular trust fund may be non-recourse loans. Absent special facts, recourse in the case of default of non-recourse loans will be limited to the mortgaged property and the other assets, if any, that were pledged to secure repayment of the mortgage loan.

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the risk of default on such a loan. The Net Operating Income of a mortgaged property will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income--and, with respect to a mortgage loan secured by a cooperative apartment building, maintenance payments from tenant-stockholders of a cooperative--may be affected by the condition of the applicable real estate market and/or the economy of the area in which the mortgaged property is located or the industry that it services. In addition, properties typically leased, occupied or used on a short-term basis, such as some healthcare-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of such a mortgaged property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on those properties may pose greater risks than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, the existence of net of expense provisions will result in stable Net Operating
Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating risk of loss if a property must be liquidated following a default.
The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a mortgaged property. This in turn has the following effects:

     o    it increases the incentive of the borrower to perform under the terms of the related mortgage loan, in order to protect the equity; and

     o    it increases the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions, the real estate market and other factors described in this prospectus. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on:

     o    the market comparison method, i.e., recent resale value of comparable properties at the date of the appraisal;

                                       21

     o    the cost replacement method, i.e., the cost of replacing the property at the date;

     o    the income capitalization method, i.e., a projection of value based upon the property's projected net cash flow; or

     o    upon a selection from or interpolation of the values derived from the foregoing methods.

     Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

     While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there can be no assurance that all of the foregoing factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. For additional information regarding risks associated with mortgage loans, you should review the sections in this prospectus titled
"Risk Factors--Risks Relating to the Mortgage Loans--Mortgage Loans are
susceptible to numerous risks that may result in losses to you" and "--Mortgage loans with balloon payments involve the risk that borrowers may not be able to refinance the loan or sell the related property."

     Payment Provisions of the Mortgage Loans. Unless otherwise specified in the related prospectus supplement, all of the mortgage loans will have the following characteristics:

     o    have had individual principal balances at origination of not less than
          $25,000;

     o    have had original terms to maturity of not more than 40 years; and

     o    provide for scheduled payments of principal, interest or both, to be made on specified dates, known as due dates, that occur monthly, quarterly, semi-annually or annually.

     A mortgage loan may also have the following characteristics:

     o    provide for no accrual of interest or for accrual of interest thereon at an interest rate, known as a mortgage rate, that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed mortgage rate, or from a fixed to an adjustable mortgage rate;

     o    provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of some events, and may permit negative amortization;

     o    be fully amortizing or partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date; and

     o    prohibit over its term or for a certain period prepayments (the period of the prohibition is known as a lock-out period and its date of expiration is known as a lock-out date) and/or require payment of a premium or a yield maintenance penalty, more commonly known as a prepayment premium) in connection with some prepayments, in each case as described in the related prospectus supplement.

     A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related mortgaged property, or profits realized from the operation or disposition of the related mortgaged property or the benefit, if any, resulting from the refinancing of the mortgage loan as described in the related prospectus supplement. If holders of any class or classes of offered certificates of a series will be entitled to all or a portion of

                                       22

an equity participation in addition to payments of interest on and/or principal of the offered certificates, the related prospectus supplement will describe the equity participation and the method or methods by which distributions relating to the equity participation will be made to the holders.

     Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain information pertaining to the mortgage loans in the related trust fund, which will generally be current as of a date specified in the related prospectus supplement. To the extent then applicable and specifically known to us, the prospectus supplement will include the following:

     1. the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

     2. the type or types of property that provide security for repayment of the mortgage loans;

     3. the earliest and latest origination date and maturity date of the mortgage loans;

     4. the original and remaining terms to maturity of the mortgage loans, or the respective ranges those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

     5. the original Loan-to-Value Ratios of the mortgage loans, or the range of those Loan-to-Value Ratios, and the weighted average original Loan-to-Value
Ratio of the mortgage loans;

     6. the mortgage rates borne by the mortgage loans, or range of those mortgage rates, and the weighted average mortgage rate borne by the mortgage loans;

     7. with respect to mortgage loans with adjustable mortgage rates ("ARM
Loans"), the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage rate adjustments at the time of any adjustment and over the life of the ARM Loan;

     8. information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, lock-out periods and prepayment premiums;

     9. the Debt Service Coverage Ratios of the mortgage loans, either at origination or as of a more recent date, or the range of those Debt Service
Coverage Ratios, and the weighted average of the Debt Service Coverage Ratios;
and

     10. the geographic distribution of the mortgaged properties on a state-by-state basis.

     In appropriate cases, the related prospectus supplement will also contain some information available to us that pertains to the provisions of leases and the nature of tenants of the mortgaged properties. If we are unable to tabulate the specific information described above at the time offered certificates of a series are initially offered, more general information of the nature described above will be provided in the related prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of those certificates at or before their initial issuance and will be filed as part of a Current Report on Form 8-K with the SEC within fifteen days following their issuance.

MBS

     Mortgage-backed securities included in a trust fund may include:

     o    mortgage pass-through certificates or other mortgage-backed securities that are not guaranteed or insured by the United States or any of its agencies or instrumentalities; or

     o    certificates insured or guaranteed by FHLMC, FNMA, GNMA or FAMC provided that, unless otherwise

                                       23

          specified in the related prospectus supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

     Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement.
The issuer of the MBS and/or the servicer of the underlying mortgage loans will have entered into the MBS agreement, generally with a trustee or, in the alternative, with the original purchaser or purchasers of the MBS.

     The MBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus.
Distributions in respect of the MBS will be made by the MBS issuer, the MBS servicer or the MBS trustee on the dates specified in the related prospectus supplement. The MBS issuer or the MBS servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

     Reserve funds, subordination or other credit support similar to that described for the certificates under "Description of Credit Support" in this prospectus may have been provided with respect to the MBS. The type, characteristics and amount of credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the
MBS.

     The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available, the following:

     1. the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the trust fund;

     2. the original and remaining term to stated maturity of the MBS, if applicable;

     3. the pass-through or bond rate of the MBS or the formula for determining those rates;

     4. the payment characteristics of the MBS;

     5. the MBS issuer, MBS servicer and MBS trustee, as applicable;

     6. a description of the credit support, if any;

     7. the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity;

     8. the terms on which mortgage loans may be substituted for those originally underlying the MBS;

     9. the type of mortgage loans underlying the MBS and, to the extent available to us and appropriate under the circumstances, any other information in respect of the underlying mortgage loans described under "--Mortgage
Loans--Mortgage Loan Information in Prospectus Supplements"; and

     10. the characteristics of any cash flow agreements that relate to the MBS.

CERTIFICATE ACCOUNTS

     Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in the prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund. A certificate account may be maintained as an interest

                                       24

bearing or a non-interest bearing account, and funds held in a certificate account may be held as cash or invested in some obligations acceptable to each rating agency rating one or more classes of the related series of offered certificates.

CREDIT SUPPORT

     If so provided in the prospectus supplement for a series of certificates, partial or full protection against some defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of that series in the form of subordination of one or more other classes of certificates of the series or by one or more other types of credit support arrangements. Other types of credit support arrangements may include letters of credit, insurance policies, guarantees, surety bonds or reserve funds, among others, or a combination. The amount and types of credit support, the identification of the entity providing it, if applicable, and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for a series of certificates. For additional information regarding credit support, you should review the sections in this prospectus titled "Risk Factors--Risks Relating to the Mortgage Loans--Credit
support for a series of certificates may cover some of your losses or risks but may not cover all potential risks to you."

CASH FLOW AGREEMENTS

     If so provided in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for that series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, which agreements are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of any guaranteed investment contract or other agreement, and the identity of an obligor or counterparty under the agreement, will be described in the prospectus supplement for a series of certificates.

                        YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on any offered certificate will depend on the price paid by the certificateholder, the pass-through rate of the certificate and the amount and timing of distributions on the certificate. The following discussion contemplates a trust fund that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect that the MBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates of the related series.

PASS-THROUGH RATE

     The certificates of any class within a series may have a fixed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement with respect to any series of certificates will specify the pass-through rate for each class of offered certificates of the series or, in the case of a class of offered certificates with a variable or adjustable pass-through rate the prospectus supplement will specify, the method of determining the pass-through rate. The prospectus supplement will also discuss the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certificates and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a guaranteed investment contract or other agreement.

                                       25

PAYMENT DELAYS

     With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which the payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on those mortgage loans were distributed to certificateholders on or near the date they were due.

SHORTFALLS IN COLLECTIONS OF INTEREST AS A RESULT OF PREPAYMENTS OF MORTGAGE
LOANS

     When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of the prepayment only through the date of the prepayment, instead of through the due date for the next succeeding scheduled payment. However, interest accrued on any series of certificates and distributable on any distribution date will generally correspond to interest accrued on the mortgage loans to their respective due dates during the related Due Period. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but the prepayment is not accompanied by interest to the due date for the mortgage loan in the related Due Period, then the interest charged to the borrower, net of servicing and administrative fees, may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If and to the extent that any shortfall is allocated to a class of offered certificates, the yield on those certificates will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which any prepayment interest shortfalls will be allocated among the classes of certificates. If so specified in the prospectus supplement for a series of certificates, the servicer for that series will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of any prepayment interest shortfalls. The related prospectus supplement will also describe any other amounts available to offset shortfalls.

     For additional information regarding prepayment interest shortfalls, you should review the section in this prospectus titled "Description of the Pooling and Servicing Agreements--Servicing Compensation and Payment of Expenses."

YIELD AND PREPAYMENT CONSIDERATIONS

     A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of those payments to reduce the principal balance--or notional amount, if applicable--of that certificate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by their amortization schedules, the dates on which any balloon payments are due, and the rate of voluntary and/or involuntary principal prepayments. You should note that the amortization schedule of an ARM Loan may change periodically to accommodate adjustments to the mortgage rate thereon and that these changes may affect the rate of principal payments on an ARM loan. Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors, as described more fully below, no assurance can be given as to the rate at which any one will prepay.

     The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on the certificates of that series or, in the case of a class of stripped interest certificates, result in the reduction of its notional amount. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to you that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to you that is lower than the anticipated yield. In addition, if you purchase an offered certificate at a discount, or a premium, and principal payments are made in reduction of the principal balance or notional amount of your offered certificates at a rate slower, or faster, than the rate anticipated by you during any particular period, the consequent adverse effects on your yield would not be fully offset by a subsequent like increase, or decrease, in the rate of principal payments.

                                       26

     A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of those certificates are entitled to a pro rata share of the prepayments on the mortgage loans in the related trust fund that are distributable on the date, to a disproportionately large share--which, in some cases, may be all--of the prepayments, or to a disproportionately small share--which, in some cases, may be none--of the prepayments. As and to the extent described in the related prospectus supplement, the respective entitlements of the various classes of certificates of any series to receive distributions in respect of payments and, in particular, prepayments of principal of the mortgage loans in the related trust fund may vary based on the occurrence of some events, e.g., the retirement of one or more classes of certificates of the series, or subject to some contingencies, e.g., prepayment and default rates with respect to the mortgage loans.

     In general, the notional amount of a class of stripped interest certificates will either:

     o    be based on the principal balances of some or all of the mortgage assets in the related trust fund; or

     o    equal the certificate balances of one or more of the other classes of certificates of the same series.

Accordingly, the yield on stripped interest certificates will be inversely related to the rate at which payments and other collections of principal are received on mortgage assets or distributions are made in reduction of the certificate balances of the certificates, as the case may be.

     Consistent with the foregoing, if a class of certificates of any series consists of stripped interest certificates or stripped principal certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in stripped principal certificates, and a higher than anticipated rate of principal prepayments on the mortgage loans will negatively affect the yield to investors in stripped interest certificates. If the offered certificates of a series include any of those certificates, the related prospectus supplement will include a table showing the effect of various assumed levels of prepayment on yields on those certificates. The tables will be intended to illustrate the sensitivity of yields to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable you to predict, yields or prepayment rates.

     We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a number of factors, including, without limitation, the availability of mortgage credit, the relative economic vitality of the area in which the mortgaged properties are located, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the mortgage loans in any trust fund may be affected by the existence of lock-out periods and requirements that principal prepayments be accompanied by prepayment premiums, and by the extent to which the provisions may be practicably enforced.

     The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the mortgage rates on the ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either:

     o    converting to a fixed rate loan and thereby locking in the rate; or

     o    taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws--which are subject to change--to sell mortgaged properties prior to the exhaustion of tax depreciation benefits. We

                                       27

will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to their relative importance, as to the percentage of the principal balance of mortgage loans that will be paid as of any date or as to the overall rate of prepayment on those mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of the series. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of the instrument is repaid to the investor.

     The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments--for this purpose, the term prepayment includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the related trust fund--is paid to that class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the constant prepayment rate ("CPR")
prepayment model or the standard prepayment assumption ("SPA") prepayment model.
CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of loans for the life of the related mortgage loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of
SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the
CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

     The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of the series. The prospectus supplement will also contain the percentage of the initial certificate balance or notional amount of each class of offered certificates that would be outstanding on specified distribution dates based on the assumptions stated in that prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at other rates specified in the prospectus supplement. The tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

CONTROLLED AMORTIZATION CLASSES AND COMPANION CLASSES

     A series of certificates may include one or more controlled amortization classes, which will entitle the holders of those certificates to receive principal distributions according to a specified principal payment schedule. The principal payment schedule is supported by creating priorities, as and to the extent described in the related prospectus supplement, to receive principal payments from the mortgage loans in the related trust fund. Unless otherwise specified in the related prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class. In general, a planned amortization class has a prepayment collar--that is, a range of prepayment rates that can be sustained without disruption--that determines the principal cash flow of the certificates. A prepayment collar is not static, and may expand or contract after the issuance of the planned amortization class depending on the actual prepayment experience for the underlying mortgage loans. Distributions of principal on a planned amortization class would be made in accordance with the specified schedule so long as prepayments on the underlying mortgage loans remain at a relatively constant rate within the prepayment collar and, as described below, companion classes exist to absorb excesses or shortfalls in principal payments on the

                                       28

underlying mortgage loans. If the rate of prepayment on the underlying mortgage loans from time to time falls outside the prepayment collar, or fluctuates significantly within the prepayment collar, especially for any extended period of time, such an event may have material consequences in respect of the anticipated weighted average life and maturity for a planned amortization class.
A targeted amortization class is structured so that principal distributions generally will be payable in accordance with its specified principal payments schedule so long as the rate of prepayments on the related mortgage assets remains relatively constant at the particular rate used in establishing the schedule. A targeted amortization class will generally afford the holders some protection against early retirement or some protection against an extended average life, but not both.

     Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given mortgage asset pool does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more particularly described in the related prospectus supplement, a companion class will entitle the holders of certificates in that class to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and will entitle those holders to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. A class of certificates that entitles the holders to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund enhances the risk of early retirement of that class, known as call risk, if the rate of prepayment is relatively fast; while a class of certificates that entitles its holders to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund enhances the risk of an extended average life of that class, known as extension risk, if the rate of prepayment is relatively slow. Thus, as and to the extent described in the related prospectus supplement, a companion class absorbs some, but not all, of the call risk and/or extension risk that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of such a mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of the certificates and, if the certificates were purchased at a discount, reduce the yield thereon.

     Negative Amortization. The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur. A mortgage loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues on those mortgage loan would be expected during a period of increasing interest rates to amortize at a slower rate, and perhaps not at all, than if interest rates were declining or were remaining constant. A slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. In addition, negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. Negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable on those certificates, which deferred interest may be added to the certificate balance of those certificates.
Accordingly, the weighted average lives of mortgage loans that permit negative

                                       29

amortization, and that of the classes of certificates to which any related negative amortization would be allocated or that would bear the effects of a slower rate of amortization on the mortgage loans, may increase as a result of this feature.

     Negative amortization also may occur in respect of an ARM Loan that limits the amount by which its scheduled payment may adjust in response to a change in its mortgage rate, provides that its scheduled payment will adjust less frequently than its mortgage rate or provides for constant scheduled payments notwithstanding adjustments to its mortgage rate. Conversely, during a period of declining interest rates, the scheduled payment on a mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule thereby resulting in the accelerated amortization of the mortgage loan.
Any related acceleration in amortization of its principal balance will shorten the weighted average life of a mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on the mortgage loan.

     The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon:

     o    whether the offered certificate was purchased at a premium or a discount; and

     o    the extent to which the payment characteristics of those mortgage loans delay or accelerate the distributions of principal on the certificate, or, in the case of a stripped interest certificate, delay or accelerate the amortization of its notional amount.

     For additional information on the effects of negative amortization on the yield of certificates, you should review the section titled "--Yield and
Prepayment Considerations" above.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

     Losses and Shortfalls on the Mortgage Loans. The yield to holders of the offered certificates of any series will directly depend on the extent to which the holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of the losses and shortfalls. In general, the earlier that any loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear its effects.

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, allocations of losses and shortfalls may be effected by a reduction in the entitlements to interest and/or certificate balances of one or more classes of certificates, or by establishing a priority of payments among those classes of certificates.

     The yield to maturity on a class of subordinate certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

     Additional Certificate Amortization. In addition to entitling the holders to a specified portion--which may during specified periods range from none to all--of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of the series, may provide for distributions of principal. Distributions may be provided from:

     o    amounts attributable to interest accrued but not currently distributable on one or more classes of accrual

                                       30

          certificates;

     o    Excess Funds; or

     o    any other amounts described in the related prospectus supplement.

     The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of the certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of any of the foregoing sources would have any material effect on the rate at which the certificates are amortized.

     Optional Early Termination. If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, a party specified therein may be authorized or required to solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of the mortgage assets to retire the class or classes, under the circumstances and in the manner set forth in the related prospectus supplement. In the absence of other factors, any early retirement of a class of offered certificates would shorten the weighted average life of the certificates and, if the certificates were purchased at premium, reduce the yield on those certificates.

                                  THE DEPOSITOR

     We are Bear Stearns Commercial Mortgage Securities II Inc., a Delaware
corporation organized on July 29, 2003, and we function as the depositor. Our primary business is to acquire mortgage loans, mortgage-backed securities and related assets and sell interests therein or bonds secured thereby. We are an affiliate of Bear, Stearns & Co. Inc. We maintain our principal office at 383
Madison Avenue, New York, New York 10179. Our telephone number is (212)
272-2000. We do not have, nor do we expect in the future to have, any significant assets.

                                 USE OF PROCEEDS

     The net proceeds to be received from the sale of the certificates of any series will be applied by us to the purchase of trust assets or will be used by us for general corporate purposes. We expect to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of certificates will represent the entire beneficial ownership interest in the trust fund created pursuant to the related pooling and servicing agreement. As described in the related prospectus supplement, the certificates of each series, including the offered certificates of any series, may consist of one or more classes of certificates that, among other things:

     o    provide for the accrual of interest thereon at a fixed, variable or adjustable rate;

     o    are senior or subordinate to one or more other classes of certificates in entitlement to distributions on the certificates;

                                       31

     o    are stripped principal certificates;

     o    are stripped interest certificates;

     o    provide for distributions of interest or principal that commence only after the occurrence of some events, such as the retirement of one or more other classes of certificates of the series;

     o    provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster--and, in some cases, substantially faster--or slower--and, in some cases, substantially slower--than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

     o    provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

     o    provide for distributions based on collections on the mortgage assets in the related trust fund attributable to prepayment premiums and equity participations.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of some classes of stripped interest certificates or residual certificates, notional amounts or percentage interests, specified in the related prospectus supplement.
As provided in the related prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form or may be offered in book-entry format through the facilities of DTC. The offered certificates of each series, if issued as definitive certificates, may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection with the transfer.
Interests in a class of book-entry certificates will be transferred on the book-entry records of DTC and its participating organizations.

DISTRIBUTIONS

     Distributions on the certificates of each series will be made by or on behalf of the related trustee or servicer on each distribution date as specified in the related prospectus supplement from the Available Distribution Amount for the series and the distribution date. The particular components of the Available
Distribution Amount for any series on each distribution date will be more specifically described in the related prospectus supplement.

     Except as otherwise specified in the related prospectus supplement, distributions on the certificates of each series, other than the final distribution in retirement of any certificate, will be made to the persons in whose names the certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs. The amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class. Payments will be made either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities therefor or by check mailed to the address of the certificateholder as it appears in the certificate register. Payment will be made by wire transfer if the certificateholder has provided the person required to make payments with wiring instructions, which may be provided in the form of a standing order applicable to all subsequent distributions, no later than the date specified in the related prospectus supplement, and, if so provided in the related prospectus supplement, the certificateholder holds certificates in the requisite amount or denomination specified therein. If the certificateholder does not provide any wiring instructions, payments will be made by check mailed to the address of the certificateholder as it appears on the certificate register. The final distribution in retirement of any class of certificates, whether definitive certificates or book-entry certificates, will be made only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of the final distribution.

                                       32

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates of each series, other than some classes of stripped principal certificates and some classes of residual certificates that have no pass-through rate, may have a different pass-through rate, which in each case may be fixed, variable or adjustable. The related prospectus supplement will specify the pass-through rate or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class. Unless otherwise specified in the related prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of any class of certificates, other than some classes of accrual certificates, and other than any class of stripped principal certificates or residual certificates that is not entitled to any distributions of interest, will be made on each distribution date based on the
Accrued Certificate Interest for the class and the distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to that class on the distribution date. Prior to the time interest is distributable on any class of accrual certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the certificate balance of that class on each distribution date. Reference to a notional amount with respect to a class of stripped interest certificates is solely for convenience in making appropriate calculations and does not represent the right to receive any distributions of principal. If so specified in the related prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on--or, in the case of accrual certificates, that may otherwise be added to the certificate balance of those certificates--one or more classes of the certificates of a series will be reduced to the extent that any prepayment interest shortfalls, as described under "Yield and Maturity
Considerations--Shortfalls in Collections of Interest as a Result of Prepayments
of Mortgage Loans," exceed the amount of any sums--including, if and to the extent specified in the related prospectus supplement, all or a portion of the servicer's or special servicer's servicing compensation--that are applied to offset the amount of the shortfalls. The particular manner in which shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of
Accrued Certificate Interest that is otherwise distributable on--or, in the case of accrual certificates, that may otherwise be added to the certificate balance of--a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of
Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to the class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the certificate balance of that class.

DISTRIBUTIONS OF PRINCIPAL ON THE CERTIFICATES

     Each class of certificates of each series, other than some classes of stripped interest certificates and some classes of residual certificates, will have a certificate balance which, at any time, will equal the then maximum amount that the holders of certificates of the class will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding certificate balance of a class of certificates will be reduced by distributions of principal made from time to time and, if so provided in the related prospectus supplement, will be further reduced by any losses incurred in respect of the related mortgage assets allocated to these certificates from time to time. In turn, the outstanding certificate balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated to them from time to time, and will be increased, in the case of a class of accrual certificates prior to the distribution date on which distributions of interest thereon are required to commence, by the amount of any
Accrued Certificate Interest, reduced as described above. Unless otherwise provided in the related prospectus supplement, the initial aggregate certificate balance of all classes of a series of certificates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of the applicable cut-off date, after application of scheduled payments due on or before the date, whether or not received. The initial certificate balance of each class of a series of certificates will be specified in the related prospectus supplement. As and to the extent described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of the series who are entitled to receive those distributions until the certificate balances of the certificates have been reduced to zero.
Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster, and, in some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage

                                       33

assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may not commence until the occurrence of one or more specified events, such as the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates--each such class is known as a controlled amortization class--may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more classes of certificates--each such class is known as a companion class--may be contingent on the specified principal payment schedule for a controlled amortization class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class.

DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS OR IN
RESPECT OF EQUITY PARTICIPATIONS

     If so provided in the related prospectus supplement, prepayment premiums or payments in respect of equity participations received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series who are entitled in accordance with the provisions described in the prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, allocations of losses or shortfalls may be effected by a reduction in the entitlements to interest and/or certificate balances of one or more classes of certificates, or by establishing a priority of payments among classes of certificates.

ADVANCES IN RESPECT OF DELINQUENCIES

     If and to the extent provided in the related prospectus supplement, if a trust fund includes mortgage loans, the servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each distribution date, the amount may be advanced from its or their own funds or from excess funds held in the related certificate account that are not part of the Available Distribution Amount for the related series of certificates for the distribution date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates who are entitled, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the mortgage loans, including amounts received under any instrument of credit support, respecting which the advances were made--as to any mortgage loan, more commonly known as related proceeds. Advances may also be reimbursed from other specific sources as may be identified in the related prospectus supplement, including, in the case of a series that includes one or more classes of subordinate certificates, collections on other mortgage loans in the related trust fund that would otherwise be distributable to the holders of one or more classes of those subordinate certificates. No advance will be required to be made by the servicer, a special servicer or the trustee if, in the good faith judgment of the servicer, a special servicer or the trustee, as the case may be, the advance would not be recoverable from related proceeds or another specifically identified source--any such advance is known as a nonrecoverable advance. If an advance was previously made by the servicer, a special servicer or the trustee, a nonrecoverable advance will be reimbursable from any amounts in the related certificate account prior to any distributions being made to the related series of certificateholders.

     If advances have been made by the servicer, special servicer, trustee or other entity from excess funds in a certificate account, the servicer, special servicer, trustee or other entity, as the case may be, will be required to replace the funds in the certificate account on any future distribution date to the extent that funds in the certificate account on the distribution date are less than payments required to be made to the related series of certificateholders

                                       34

on that date. If so specified in the related prospectus supplement, the obligation of the servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any related surety bond, will be set forth in the related prospectus supplement.

     If and to the extent so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on the advances made by that entity. Interest will be payable for the period that the advances are outstanding at the rate specified in the related prospectus supplement, and the entity making advances will be entitled to payment of interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of certificateholders or as otherwise provided in the related pooling and servicing agreement and prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation of a party to the related pooling and servicing agreement or of a party to the related MBS agreement.

REPORTS TO CERTIFICATEHOLDERS

     On each distribution date, together with the distribution to the holders of each class of the offered certificates of a series, the servicer, the trustee, or such other party as may be specified in the related prospectus supplement, will forward or make available to each holder a distribution date statement that, unless otherwise provided in the related prospectus supplement, will set forth, among other things, in each case to the extent applicable:

     1.   the amount of distribution to holders of the class of offered certificates that was applied to reduce the certificate balance of those certificates;

     2.   the amount of distribution to holders of the class of offered certificates that is allocable to Accrued Certificate Interest;

     3.   the amount, if any, of distribution to holders of that class of offered certificates that is allocable to both prepayment premiums and payments on account of equity participations;

     4.   the amount, if any, by which the distribution is less than the amounts to which holders of a class of offered certificates are entitled;

     5.   if the related trust fund includes mortgage loans, the aggregate amount of advances included in the distribution;

     6.   if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related servicer, and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer, and other customary information as the reporting party deems necessary or desirable, or that a
          certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

     7.   information regarding the aggregate principal balance of the related mortgage assets on or about the distribution date;

     8.   if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of those mortgage loans that are delinquent in varying degrees, including specific identification of mortgage loans that are more than 60 days delinquent or in foreclosure;

     9.   if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to those mortgage loans during the related period. The related period is generally equal in length to the time period between distribution dates, during which prepayments and other unscheduled collections on the mortgage loans in the related trust fund must be received in order to be distributed on a particular distribution date;

                                       35

     10.  the certificate balance or notional amount, as the case may be, of each class of certificates, including any class of certificates not offered hereby, at the close of business on a distribution date, separately identifying any reduction in the certificate balance or notional amount due to the allocation of any losses in respect of the related mortgage assets, any increase in the certificate balance or notional amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the certificate balance of a class of accrual certificates, if any, in the event that Accrued Certificate Interest has been added to the balance;

     11.  if a class of offered certificates has a variable pass-through rate or an adjustable pass-through rate, the applicable pass-through rate for the distribution date and, if determinable, for the next succeeding distribution date;

     12.  the amount deposited in or withdrawn from any reserve fund on the distribution date, and the amount remaining on deposit in the reserve fund as of the close of business on the distribution date;

     13.  if the related trust fund includes one or more instruments of credit support, such as a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under each instrument as of the close of business on the distribution date; and

     14.  to the extent not otherwise reflected through the information furnished pursuant to subclauses 10 and 13 above, the amount of credit support being afforded by any classes of subordinate certificates.

     In the case of information furnished pursuant to subclauses 1-3 above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of the minimum denomination. The prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of a series.

     Within a reasonable period of time after the end of each calendar year, the servicer or trustee for a series of certificates, as the case may be, will be required to furnish or make available to you at any time during the calendar year you were a holder of an offered certificate of a series a statement containing the information set forth in subclauses 1-3 above. The information will be aggregated for that calendar year or the applicable portion of that calendar year during which the person was a certificateholder. The obligation to furnish information to a certificateholder will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Internal Revenue Code as are from time to time in force.

     For other information regarding information provided to a
certificateholder, you should review the section in the prospectus titled
"Description of the Certificates--Book-Entry Registration and Definitive
Certificates."

     If the trust fund for a series of certificates includes MBS, the ability of the related servicer, the trustee or such other party as may be specified in the applicable prospectus supplement, as the case may be, to include in any distribution date statement information regarding the mortgage loans underlying the MBS will depend on the reports received with respect to the MBS. In those cases, the related prospectus supplement will describe the loan-specific information to be included in the distribution date Statements that will be forwarded or made available to the holders of the offered certificates of that series in connection with distributions made to them.

VOTING RIGHTS

     The voting rights evidenced by each series of certificates will be allocated among the respective classes of that series in the manner described in the related prospectus supplement.

     You will generally not have a right to vote, except with respect to required consents to some amendments to the related pooling and servicing agreement and as otherwise specified in the related prospectus supplement. For additional information, you should review the section in this prospectus titled
"Description of the Pooling and Servicing Agreements--Amendment." The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of some events which if

                                       36

continuing would constitute an event of default on the part of the related servicer. For further information, you should also review the section in this prospectus titled "Description of the Pooling and Servicing Agreements--Events
of Default," "--Rights upon Event of Default" and "--Resignation and Removal of the Trustee."

TERMINATION

     The obligations created by the pooling and servicing agreement for each series of certificates will terminate following:

     o    the final payment or other liquidation of the last mortgage asset or the disposition of all property acquired upon foreclosure of any mortgage loan; and

     o    the payment to the certificateholders of that series of all amounts required to be paid to them pursuant to that pooling and servicing agreement.

     Written notice of termination of a pooling and servicing agreement will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of that series at the location to be specified in the notice of termination.

     If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund under the circumstances and in the manner set forth in that prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in that prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of the mortgage assets to retire the related class or classes.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of that series will be offered in book-entry format through the facilities of DTC, and each class will be represented by one or more global certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York Banking
Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Internal Revenue Code, and a
"clearing agency" registered pursuant to the provisions of Section 17A of the
Exchange Act. DTC was created to hold securities for its participating organizations and facilitate the clearance and settlement of securities transactions between participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants, which maintain accounts with DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include some other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the
American Stock Exchange, Inc. and the National Association of Securities
Dealers, Inc. Access to DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with SEC.

     Purchases of book-entry certificates under DTC system must be made by or through direct participants, which will receive a credit for the book-entry certificates on DTC's records. Your ownership interest of a book-entry certificate is in turn to be recorded on the direct and indirect participants'
records. You will not receive written confirmation from DTC of your purchases, but you are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participant through which you into the transaction. Transfers of ownership interest in the book-entry certificates are to be accomplished by entries made on the books of participants acting on your behalf. Certificate owners will not receive certificates

                                       37

representing their ownership interests in the book-entry certificates, except in the event that use of the book-entry system for the book-entry certificates of any series is discontinued as described below.

     To facilitate subsequent transfer, all offered certificates deposited by participants with DTC are registered in the name of DTC's partnership nominee,
Cede & Co. The deposit of offered certificates with DTC and their registration with Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual certificate owners of the book-entry certificates; DTC's records reflect only the identity of the direct participants to whose accounts the certificates are credited, which may or may not be the certificate owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to certificate owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the book-entry certificates will be made to DTC. DTC's practice is to credit direct participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless
DTC has reason to believe that it will not receive payment on that date.
Disbursement of the distributions by participants to you will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name, and will be the responsibility of each participant--and not of DTC, us as the depositor, any trustee or servicer--subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, you may receive payments after the related distribution date.

     Unless otherwise provided in the related prospectus supplement, the only certificateholder, as the term is used in the related pooling and servicing agreement, will be the nominee of DTC, and you will not be recognized as certificateholders under the pooling and servicing agreement. You will be permitted to exercise your rights under the related pooling and servicing agreement only indirectly through the participants who in turn will exercise their rights through DTC. We will be informed that DTC will take action permitted to be taken by a certificateholder under a pooling and servicing agreement only at the direction of one or more participants to whose account with DTC interests in the book-entry certificates are credited.

     Because DTC can act only on behalf of participants, who in turn act on behalf of indirect participants and some of you, your ability to pledge your interest in book-entry certificates to persons or entities that do not participate in DTC system, or otherwise take actions in respect of its interest in book-entry certificates, may be limited due to the lack of a physical certificate evidencing the interest.

     Unless otherwise specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued as definitive certificates to you or your nominees, rather than to DTC or its nominee, only if:

     o    we advise the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those certificates and we are unable to locate a qualified successor; or

     o    we, at our option, notify DTC of our intent to terminate the book-entry system through DTC with respect to those certificates and, upon receipt of notice of such intent from DTC, the participants holding beneficial interests in those certificates agree to initiate the termination.

Upon the occurrence of either of the events described in the preceding sentence,
DTC will be required to notify all participants of the availability through DTC of definitive certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the certificate owners identified in our instructions the definitive certificates to which they are entitled, and thereafter the holders of those definitive certificates will be recognized as certificateholders under the related pooling and servicing agreement.

                                       38

     If you hold your offered certificates in book-entry form through DTC, you may obtain direct access to the monthly reports to certificateholders as if you were a registered certificateholder, provided that you deliver a written certification to the trustee or another party to the pooling and servicing agreement for the related series in a prescribed form confirming your beneficial ownership in the offered certificates and you agree to keep the subject information confidential. Otherwise, until definitive certificates are issued with respect to your offered certificates, if ever, the information contained in those monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the internet website of the trustee or another party to the pooling and servicing agreement. The parties to each pooling and servicing agreement are required to recognize as certificateholders only those persons in whose names the certificates of a series are registered on the books and records of the trustee or another certificate registrar.

               DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS

GENERAL

     The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement. In general, the parties to a pooling and servicing agreement will include us, the trustee, the servicer and, in some cases, a special servicer appointed as of the date of the pooling and servicing agreement. However, a pooling and servicing agreement may include a mortgage asset seller as a party, and a pooling and servicing agreement that relates to a trust fund that consists solely of MBS may not include the servicer or other servicer as a party. All parties to each pooling and servicing agreement under which certificates of a series are issued will be identified in the related prospectus supplement. If so specified in the related prospectus supplement, our affiliate, or the mortgage asset seller or its affiliate, may perform the functions of servicer or special servicer. Any party to a pooling and servicing agreement may own certificates issued under that pooling and servicing agreement. However, except with respect to required consents to some amendments to a pooling and servicing agreement, certificates that are held by the servicer or a special servicer for the related series will not be allocated voting rights.

     A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each pooling and servicing agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. The following summaries describe some provisions that may appear in a pooling and servicing agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related pooling and servicing agreement that materially differs from the description contained in this prospectus. If the related trust fund includes MBS, it will summarize all of the material provisions of the related pooling and servicing agreement. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement for each series of certificates and the description of the provisions in the related prospectus supplement. As used in this prospectus with respect to any series, the term certificate refers to all of the certificates of that series, whether or not offered hereby and by the related prospectus supplement, unless the context otherwise requires. We will provide a copy of the pooling and servicing agreement, without exhibits, that relates to any series of certificates without charge upon written request of a holder of a certificate of that series addressed to Bear Stearns Commercial
Mortgage Securities II Inc., 383 Madison Avenue, New York, New York 10179,
Attention: J. Christopher Hoeffel.

ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

     At the time of issuance of any series of certificates, we will assign, or cause to be assigned, to the designated trustee the mortgage loans to be included in the related trust fund. Unless otherwise specified in the related prospectus supplement, we will assign, or cause to be assigned, all principal and interest to be received on or with respect to those mortgage loans after the cut-off date, other than principal and interest due on or before the cut-off date. The trustee will, concurrently with the assignment, deliver the certificates to or at our direction in exchange for the mortgage loans and the other assets to be included in the trust fund for the series. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement. The schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund. The information will typically include the address of the related mortgaged property and type of the property; the

                                       39

mortgage rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity;
the original amortization term; and the original and outstanding principal balance.

     We will deliver, or cause to be delivered, to the related trustee, or to a custodian appointed by the trustee, some loan documents with respect to each mortgage loan to be included in a trust fund. Unless otherwise specified in the related prospectus supplement, the loan documents will include the following:

     o    the original mortgage note endorsed, without recourse, to the order of the trustee or a copy of that note together with a lost note affidavit and indemnity;

     o    the original or a copy of the mortgage instrument together with originals or copies of any intervening assignments of that document, in each case, unless the particular document has not been returned from the applicable recording office (subject to certification and certain timing requirements), with evidence of recording on the document;

     o    the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that document, in each case, unless the particular document has not been returned from the applicable recording office (subject to certification and certain timing requirements), with evidence of recording on the document;

     o    an executed assignment of the related mortgage instrument in favor of the trustee, in recordable form except for missing recording information relating to that mortgage instrument;

     o    an executed assignment of any separate related assignment of leases and rents in favor of the trustee, in recordable form except for missing recording information relating to that assignment of leases and rents;

     o    original or copies of all written assumption, modification and substitution agreements, if any, in those instances where the terms or provisions of the mortgage instrument or promissory note have been materially modified or the mortgage loan has been assumed;

     o    an original or copy of the lender's title insurance policy or, if a title insurance policy has not been issued (subject to certain timing requirements), a written commitment "marked up" at the closing of the mortgage loan, interim binder or the pro forma title insurance policy evidencing a binding commitment to issue a policy; and

     o    in those cases where applicable, the original or a copy of the related ground lease.

     Unless otherwise provided in the prospectus supplement for a series of certificates, the related pooling and servicing agreement will require that we or another party to the pooling and servicing agreement promptly cause each assignment of mortgage to be recorded in the appropriate public office for real property records.

     The trustee, or a custodian appointed by the trustee, for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt. The trustee, or the custodian, will hold the mortgage loan documents in trust for the benefit of the certificateholders of that series. Unless otherwise specified in the related prospectus supplement, if any document is found to be missing or defective, and that omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee, or custodian, will be required to notify the servicer and us, and one of us will be required to notify the relevant mortgage asset seller. In that case, and if the mortgage asset seller cannot deliver the document or cure the defect within a specified number of days after receipt of notice, then, except as otherwise specified below or in the related prospectus supplement, the mortgage asset seller will be obligated to repurchase the related mortgage loan from the trustee at a price that will be specified in the related prospectus supplement.
If so provided in the prospectus supplement for a series of certificates, a mortgage asset seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will have the option, exercisable upon the occurrence of conditions, and/or within a specified period, specified in the pooling and servicing agreement,

                                       40

after initial issuance of the series of certificates, to replace that mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective loan documentation. Neither we nor, unless it is the mortgage asset seller, the servicer will be obligated to purchase or replace a mortgage loan if a mortgage asset seller defaults on its obligation to do so. Notwithstanding the foregoing, if a document has not been delivered to the related trustee, or to a custodian appointed by the trustee, because that document has been submitted for recording, and neither that document nor a certified copy, in either case with evidence of recording, can be obtained because of delays on the part of the applicable recording office, then, unless otherwise specified in the related prospectus supplement, the mortgage asset seller will not be required to repurchase or replace the affected mortgage loan on the basis of that missing document so long as it continues in good faith to attempt to obtain that document or a certified copy of that document.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the prospectus supplement for a series of certificates, we will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, some representations and warranties covering, by way of example:

     o    the accuracy of the information set forth for the mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related pooling and servicing agreement;

     o    the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage;

     o    the warranting party's title to the mortgage loan and the authority of the warranting party to sell the mortgage loan; and

     o    the payment status of the mortgage loan.

     It is expected that in most cases the warranting party will be the mortgage asset seller. However, the warranting party may also be an affiliate of the mortgage asset seller, the servicer, a special servicer or another person acceptable to us, or us or our affiliate. The warranting party, if other than the mortgage asset seller, will be identified in the related prospectus supplement.

     Unless otherwise provided in the related prospectus supplement, each pooling and servicing agreement will provide that the servicer and/or trustee will be required to notify promptly any warranting party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects your interests. If a warranting party cannot cure the breach within a specified period following the date on which it was notified of that breach, then, unless otherwise provided in the related prospectus supplement, it will be obligated to repurchase the related mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a warranting party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon some conditions and/or within a specified period after initial issuance of a series of certificates, to replace the related mortgage loan with one or more other mortgage loans. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy available to you or to the related trustee on your behalf for a breach of representation and warranty by a warranting party. Neither we nor the servicer, in either case unless we or the servicer is the warranting party, will be obligated to purchase or replace a mortgage loan if a warranting party defaults on its obligation to do so.

     In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued. Consequently, those representations and warranties may not address events that may occur following the date as of which they were made. However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause it to believe that the representations and warranties made in respect of a mortgage loan will not be

                                       41

accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.

COLLECTION AND OTHER SERVICING PROCEDURES

     The servicer for any trust fund, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled payments under the mortgage loans in a trust fund. The servicer will be required to follow collection procedures as it would follow with respect to mortgage loans that are comparable to the mortgage loans in the trust fund and held for its own account, provided the procedures are consistent with:

     o    the terms of the related pooling and servicing agreement and any related instrument of credit support included in the trust fund;

     o    applicable law; and

     o    the servicing standard specified in the related pooling and servicing agreement and prospectus supplement.

     The servicer for any trust fund, directly or through sub-servicers, will also be required to perform as to the mortgage loans in the trust fund various other customary functions of a servicer of comparable loans. These obligations include the following:

     o    maintaining escrow or impound accounts, if required under the related pooling and servicing agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

     o    attempting to collect delinquent payments; supervising foreclosures;
          negotiating modifications; conducting property inspections on a periodic or other basis;

     o    managing, or overseeing the management of, mortgaged properties acquired on behalf of the trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise, each of which is called an REO property;
          and

     o    maintaining servicing records relating to the mortgage loans.

Unless otherwise specified in the related prospectus supplement, the servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support.

     For additional information regarding credit support, you should review the section in this prospectus titled "Description of Credit Support."

SUB-SERVICERS

     The servicer may delegate its servicing obligations in respect of the mortgage loans serviced thereby to one or more third-party servicers. However, unless otherwise specified in the related prospectus supplement, the servicer will remain obligated under the related pooling and servicing agreement. A sub-servicer for any series of certificates may be our affiliate or an affiliate of the servicer. Unless otherwise provided in the related prospectus supplement, each sub-servicing agreement between the servicer and a sub-servicer will provide that, if for any reason the servicer is no longer acting in that capacity, the trustee or any successor servicer may assume the servicer's rights and obligations under the sub-servicing agreement. The servicer will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers the removal of the sub-servicer to be in your best interest.

     Unless otherwise provided in the related prospectus supplement, the servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the servicer's compensation pursuant to the related pooling and servicing agreement is sufficient to pay the sub-servicer's fees.
Each sub-servicer will be reimbursed by the

                                       42

servicer that retained it for some expenditures which it makes, generally to the same extent the servicer would be reimbursed under a pooling and servicing agreement.

     For additional information regarding payment of fees and expenses to a sub-servicer, you should review the sections in this prospectus titled
"--Certificate Account" and "--Servicing Compensation and Payment of Expenses."

SPECIAL SERVICERS

     To the extent so specified in the related prospectus supplement, one or more special servicers may be a party to the related pooling and servicing agreement or may be appointed by the servicer or another specified party. A special servicer for any series of certificates may be our affiliate or an affiliate of the servicer. A special servicer may be entitled to any of the rights, and subject to any of the obligations, described in this prospectus in respect of the servicer including the ability to appoint sub-servicers to the extent specified in the related prospectus supplement. The related prospectus supplement will describe the rights, obligations and compensation of any special servicer for a particular series of certificates. The servicer will be liable for the performance of a special servicer only if, and to the extent, set forth in the related prospectus supplement.

CERTIFICATE ACCOUNT

     General. The servicer, the trustee and/or a special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on or in respect of the mortgage loans. Those certificate accounts will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A certificate account may be maintained as an interest-bearing or a non-interest-bearing account. The funds held in a certificate account may be invested pending each succeeding distribution date in United States government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series. Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in a certificate account will be paid to the related servicer, trustee or special servicer, if any, as additional compensation. A certificate account may be maintained with the related servicer, special servicer or mortgage asset seller or with a depository institution that is our affiliate or an affiliate of any of the foregoing. Any entity that maintains a certificate account must comply with applicable rating agency standards. If permitted by the applicable rating agency or Agencies and so specified in the related prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related servicer or special servicer, if any, or serviced by either on behalf of others.

     Deposits. Unless otherwise provided in the related pooling and servicing agreement and described in the related prospectus supplement, the servicer, trustee or special servicer will be required to deposit or cause to be deposited in the certificate account for each trust fund that includes mortgage loans, within a certain period following receipt, in the case of collections on or in respect of the mortgage loans, or otherwise as provided in the related pooling and servicing agreement, the following payments and collections received or made by the servicer, the trustee or any special servicer subsequent to the cut-off date, other than payments due on or before the cut-off date:

     1.   all payments on account of principal, including principal prepayments, on the mortgage loans;

     2.   all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion retained by the servicer or any special servicer as its servicing compensation or as compensation to the trustee;

     3.   all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan or in connection with the full or partial condemnation of a mortgaged property, other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the servicer, or, if applicable, a special servicer, and/or the terms and conditions of the related Mortgage (collectively, insurance and

                                       43

          condemnation proceeds) and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired with respect to the liquidation, by foreclosure or otherwise (collectively, liquidation proceeds) together with the net operating income, less reasonable reserves for future expenses, derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise;

     4.   any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under "Description of Credit Support";

     5.   any advances made as described under "Description of the
          Certificates--Advances in Respect of Delinquencies";

     6.   any amounts paid under any cash flow agreement, as described under
          "Description of the Trust Funds--MBS--Cash Flow Agreements";

     7.   all proceeds of the purchase of any mortgage loan, or property acquired with respect to the liquidation, by us, any mortgage asset seller or any other specified person as described under "--Assignment of Mortgage Loans; Repurchases" and "--Representations and Warranties;
          Repurchases", all proceeds of the purchase of any defaulted mortgage loan as described under "--Realization Upon Defaulted Mortgage Loans", and all proceeds of any Mortgage Asset purchased as described under
          "Description of the Certificates--Termination" (all of the foregoing, also liquidation proceeds);

     8.   any amounts paid by the servicer to cover prepayment interest shortfalls arising out of the prepayment of mortgage loans as described under "--Servicing Compensation and Payment of Expenses";

     9.   to the extent that any related item does not constitute additional servicing compensation to the servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or equity participations with respect to the mortgage loans;

     10.  all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies";

     11.  any amount required to be deposited by the servicer or the trustee in connection with losses realized on investments for the benefit of the servicer or the trustee, as the case may be, of funds held in the certificate account; and

     12.  any other amounts required to be deposited in the certificate account as provided in the related pooling and servicing agreement and described in the related prospectus supplement.

     Withdrawals. Unless otherwise provided in the related pooling and servicing agreement and described in the related prospectus supplement, the servicer, trustee or special servicer may make withdrawals from the certificate account for each trust fund that includes mortgage loans for any of the following purposes:

     1.   to make distributions to you on each distribution date;

     2.   to pay the servicer, the trustee or a special servicer any servicing fees not previously retained thereby, the payment to be made out of payments on the particular mortgage loans as to which the fees were earned;

     3.   to reimburse the servicer, a special servicer, the trustee or any other specified person for any unreimbursed amounts advanced by it as described under "Description of the Certificates--Advances in Respect of Delinquencies", the reimbursement to be made out of amounts received that were identified and applied by the servicer or a special servicer, as applicable, as late collections of interest on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any instrument of credit support with respect to those mortgage loans;

                                       44

     4.   to reimburse the servicer, the trustee or a special servicer for unpaid servicing fees earned by it and unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect thereof, the reimbursement to be made out of amounts that represent liquidation proceeds and insurance and condemnation proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which their fees were earned or their expenses were incurred or out of amounts drawn under any instrument of credit support with respect to the mortgage loans and properties;

     5.   to reimburse the servicer, a special servicer, the trustee or other specified person for any advances described in clause (3) above made by it and/or any servicing expenses referred to in clause (4) above incurred by it that, in the good faith judgment of the servicer, special servicer, trustee or other specified person, as applicable, will not be recoverable from the amounts described in clauses (3) and
          (4), respectively, the reimbursement to be made from amounts collected on other mortgage loans in the same trust fund or, if and to the extent so provided by the related pooling and servicing agreement and described in the related prospectus supplement, only from that portion of amounts collected on the other mortgage loans that is otherwise distributable on one or more classes of subordinate certificates of the related series;

     6.   if and to the extent described in the related prospectus supplement, to pay the servicer, a special servicer, the trustee or any other specified person interest accrued on the advances described in clause
          (3) above made by it and the servicing expenses described in clause
          (4) above incurred by it while the advances remain outstanding and unreimbursed;

     7.   to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on the mortgaged properties, as described under
          "--Realization Upon Defaulted Mortgage Loans";

     8.   to reimburse the servicer, the special servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for some expenses, costs and liabilities incurred thereby, as and to the extent described under "--Some Matters
          Regarding the Servicer and the Depositor";

     9.   if and to the extent described in the related prospectus supplement, to pay the fees of trustee;

     10.  to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for some expenses, costs and liabilities incurred thereby, as and to the extent described under
          "--Regarding the Fees, Indemnities and Powers of the Trustee";

     11.  if and to the extent described in the related prospectus supplement, to pay the fees of any provider of credit support;

     12.  if and to the extent described in the related prospectus supplement, to reimburse prior draws on any instrument of credit support;

     13.  to pay the servicer, a special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the certificate account as additional compensation;

     14.  to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any mortgaged property acquired by the trust fund by foreclosure or otherwise;

     15.  if one or more elections have been made to treat the trust fund or its designated portions as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under "Material Federal Income Tax
          Consequences--Federal Income Tax Consequences for REMIC
          Certificates--Taxes That May Be Imposed on the REMIC Pool";

                                       45

     16.  to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired with respect to a defaulted mortgage loan in connection with the liquidation of the mortgage loan or property;

     17.  to pay for the cost of various opinions of counsel obtained pursuant to the related pooling and servicing agreement for the benefit of certificateholders;

     18.  to make any other withdrawals permitted by the related pooling and servicing agreement and described in the related prospectus supplement; and

     19.  to clear and terminate the certificate account upon the termination of the trust fund.

MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

     The servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable servicing standard set forth in the related pooling and servicing agreement. However, unless otherwise set forth in the related prospectus supplement, the modification, waiver or amendment will not do the following:

     o    affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan;

     o    in the judgment of the servicer, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due on that mortgage loan; and

     o    adversely affect the coverage under any applicable instrument of credit support.

     Unless otherwise provided in the related prospectus supplement, the servicer also may agree to any other modification, waiver or amendment if, in its judgment,

     o    a material default on the mortgage loan has occurred or a payment default is imminent;

     o    the modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan, taking into account the time value of money, than would liquidation; and

     o    the modification, waiver or amendment will not adversely affect the coverage under any applicable instrument of credit support.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     A borrower's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and insurance premiums and to otherwise maintain the related mortgaged property. In general, the special servicer for a series of certificates will be required to monitor any mortgage loan in the related trust fund that is in default, contact the borrower concerning the default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related mortgaged property and take the other actions as are consistent with the servicing standard set forth in the pooling and servicing agreement. A significant period of time may elapse before the special servicer is able to assess the success of any related corrective action or the need for additional initiatives.

     The time within which the special servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose, or accept a deed to a mortgaged property in lieu of foreclosure on your behalf may vary considerably depending on the particular mortgage loan, the mortgaged property, the borrower, the presence of an acceptable party to assume

                                       46

the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the related mortgaged property for a considerable period of time, and the mortgage loan may be restructured in the resulting bankruptcy proceedings. For additional information regarding the restructuring of a mortgage loan, you should review the Section in this prospectus titled "Legal
Aspects of Mortgage Loans".

     A pooling and servicing agreement may grant to the servicer, a special servicer, a provider of credit support and/or the holder or holders of one or more classes of the related series of certificates a right of first refusal to purchase from the trust fund, at a predetermined purchase price any mortgage loan as to which a specified number of scheduled payments are delinquent. If the predetermined purchase price is insufficient to fully fund the entitlements of certificateholders to principal and interest, it will be so specified in the related prospectus supplement. In addition, unless otherwise specified in the related prospectus supplement, the special servicer may offer to sell any defaulted mortgage loan if and when the special servicer determines, consistent with the applicable servicing standard, that such a sale would produce a greater recovery, taking into account the time value of money, than would liquidation of the related mortgaged property. Unless otherwise provided in the related prospectus supplement, the related pooling and servicing agreement will require that the special servicer accept the highest cash bid received from any person, including itself, us or any affiliate of either of us or any certificateholder, that constitutes a fair price for the defaulted mortgage loan. In the absence of any bid determined in accordance with the related pooling and servicing agreement to be fair, the special servicer will generally be required to proceed against the related mortgaged property, subject to the discussion below.

     If a default on a mortgage loan has occurred or, in the special servicer's judgment, a payment default is imminent, the special servicer, on behalf of the trustee, may at any time do the following so long as it is consistent with the servicing standard:

     o    institute foreclosure proceedings;

     o    exercise any power of sale contained in the related Mortgage;

     o    obtain a deed in lieu of foreclosure; or

     o    otherwise acquire title to the related mortgaged property.

     Unless otherwise specified in the related prospectus supplement, the special servicer may not, however, acquire title to any mortgaged property, have a receiver of rents appointed with respect to any mortgaged property or take any other action with respect to any mortgaged property that would cause the trustee, for the benefit of the related series of certificateholders, or any other specified person to be considered to hold title to, to be a mortgagee-in-possession of, or to be an owner or an operator of the mortgaged property within the meaning of some federal environmental laws. The special servicer may do so only if the special servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust fund, that:

     o    either the mortgaged property is in compliance with applicable environmental laws and regulations or, if not, that taking the actions as are necessary to bring the mortgaged property into compliance therewith is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking the actions; and

     o    there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if the circumstances or conditions are present for which any related action could be required, taking the actions with respect to the mortgaged property is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking the actions.

                                       47

     For additional information regarding environmental risks associated with mortgage loans, you should review the section in this prospectus titled "Legal
Aspects of Mortgage Loans--Environmental Risks".

     Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which one or more REMIC elections have been made, the special servicer, on behalf of the trust fund, will be required to sell the mortgaged property prior to the close of the third calendar year following the year of acquisition, unless one of the following events occurs:

     o    the Internal Revenue Service grants an extension of time to sell the property or

     o    the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund for longer than the period described above will not result in the imposition of a tax on the trust fund or cause the trust fund or any of its designated portions to fail to qualify as a REMIC under the Internal Revenue Code at any time that any certificate is outstanding.

     Subject to the foregoing, the special servicer will generally be required to solicit bids for any mortgaged property so acquired in such a manner as will be reasonably likely to realize a fair price for the property. The special servicer will be required to assure that the mortgaged property is administered so that it constitutes "foreclosure property" within the meaning of Section
860G(a)(8) of the Internal Revenue Code at all times. If the trust fund acquires title to any mortgaged property, the special servicer, on behalf of the trust fund, may be required to retain an independent contractor to manage and operate that property. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage that mortgaged property in a manner consistent with the servicing standard set forth in the related pooling and servicing agreement.

     In general, the special servicer will be obligated to operate and manage any mortgaged property acquired as REO property in a manner consistent with the servicing standard. After the special servicer reviews the operation of that property and consults with the trustee to determine the trustee's federal income tax reporting position with respect to the income it is anticipated that the trust fund would derive from that property, the special servicer could determine, particularly in the case of REO properties that are operating businesses, such as hotels, that it would not be consistent with the servicing standard, to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property" within the meaning of Section 857(b)(4)(B) of the Internal Revenue Code (an "REO Tax"). To the
extent that income the trust fund receives from an REO property is subject to an
REO Tax, such income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%. The determination as to whether income from an REO property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO property. Any REO Tax imposed on the trust fund's income from an REO property would reduce the amount available for distribution to certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs. For additional information you should review the section in this prospectus titled "Material Federal Income Tax
Consequences."

     The limitations imposed by the related pooling and servicing agreement and, if applicable, the REMIC provisions of the Internal Revenue Code on the operations and ownership of any mortgaged property acquired on behalf of the trust fund may result in the recovery of an amount less than the amount that would otherwise be recovered. For additional information you should review the section in this prospectus titled "Legal Aspects of Mortgage
Loans--Foreclosure."

     If recovery on a defaulted mortgage loan under any related instrument of credit support is not available, the special servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted mortgage loan.

     If liquidation proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued on that mortgage loan and the aggregate amount of reimbursable expenses incurred by the special servicer in connection with that mortgage loan, the trust fund will realize a loss in the amount of the shortfall. The special servicer will be entitled to reimbursement out of

                                       48

the liquidation proceeds recovered on any defaulted mortgage loan, prior to the distribution of liquidation proceeds to you. The reimbursement amount will represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

     If any mortgaged property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the special servicer will not be required to expend its own funds to effect the restoration unless, and to the extent not otherwise provided in the related prospectus supplement, it determines:

     o    that the restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the special servicer for its expenses; and

     o    that the expenses will be recoverable by it from related insurance and condemnation proceeds or liquidation proceeds.

HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement will require the servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for the coverage as is required under the related mortgage. Alternatively, if the mortgage permits the holder to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, the hazard insurance policy coverage should be consistent with the requirements of the servicing standard.
Unless otherwise specified in the related prospectus supplement, the hazard insurance policy coverage generally will be in an amount equal to the lesser of the principal balance owing on the mortgage loan and the replacement cost of the related mortgaged property. The ability of the servicer to assure that hazard insurance proceeds are appropriately applied may depend upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by the servicer under any policy will be deposited in the related certificate account. Amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the servicer's normal servicing procedures and/or to the terms and conditions of the related mortgage and mortgage note will be otherwise distributed. The pooling and servicing agreement may provide that the servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in a trust fund. If a blanket policy contains a deductible clause, the servicer will be required, in the event of a casualty covered by that blanket policy, to deposit in the related certificate account all sums that would have been deposited in that certificate account but for the deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.
The policies covering the mortgaged properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions.
Nevertheless, most of the policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and some other kinds of risks. Accordingly, a mortgaged property may not be insured for losses arising from any such cause unless the related mortgage specifically requires, or permits its holder to require, that type of coverage.

     The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of:

                                       49

     o    the replacement cost of the improvements less physical depreciation;
          and

     o    the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender's consent.
Some of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property. Unless otherwise provided in the related prospectus supplement, the servicer will determine whether to exercise any right the trustee may have under any related provision in a manner consistent with the servicing standard set forth in the related pooling and servicing agreement. Unless otherwise specified in the related prospectus supplement, the servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property.

     For additional information regarding due-on-sale and due-on-encumbrance clauses relating to mortgage loans, you should review the section in this prospectus titled "Legal Aspects of Mortgage Loans--Due-on-Sale and
Due-on-Encumbrance".

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Unless otherwise specified in the related prospectus supplement, the servicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund. Any special servicer's compensation with respect to a series of certificates will come from payments or other collections on or with respect to specially serviced mortgage loans and REO properties. Because compensation is generally based on a percentage of the principal balance of each mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans. The prospectus supplement with respect to a series of certificates may provide that, as additional compensation, the servicer may retain all or a portion of late payment charges, prepayment premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the servicer's compensation as its sub-servicing compensation.

     In addition to amounts payable to any sub-servicer, the servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation some expenses incurred in connection with the administration of the related trust fund. Those expenses may include, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to certificateholders. Some other expenses, including some expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on those expenses at the rate specified in the related prospectus supplement, and the fees of any special servicer, may be required to be borne by the trust fund.

     If and to the extent provided in the related prospectus supplement, the servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to prepayment interest shortfalls. For further information regarding prepayment interest shortfalls, you should review the section in the prospectus titled "Yield and Maturity
Considerations--Shortfalls in Collections of Interest as a Result of Prepayments
of Mortgage Loans".

EVIDENCE AS TO COMPLIANCE

     Unless otherwise provided in the related prospectus supplement, each pooling and servicing agreement will require, on or before a specified date in each year, the servicer to cause a firm of independent public accountants to furnish to the trustee a statement. The statement should provide that, on the basis of the examination by that firm

                                       50

conducted substantially in compliance with either the Uniform Single Audit
Program for Mortgage Bankers or the Audit Program for Mortgages serviced for
FHLMC, the servicing by or on behalf of the servicer of mortgage loans under pooling and servicing agreements substantially similar to each other, which may include the pooling and servicing agreement, was conducted through the preceding calendar year or other specified twelve-month period in compliance with the terms of those agreements except for any significant exceptions or errors in records that, in the opinion of the firm, neither the Audit Program for
Mortgages serviced for FHLMC, nor paragraph 4 of the Uniform Single Audit
Program for Mortgage Bankers, requires it to report.

     Each pooling and servicing agreement will also require, on or before a specified date in each year, the servicer to furnish to the trustee a statement signed by one or more officers of the servicer to the effect that the servicer has fulfilled its material obligations under the applicable pooling and servicing agreement throughout the preceding calendar year or other specified twelve-month period.

SOME MATTERS REGARDING THE SERVICER AND THE DEPOSITOR

     The entity serving as servicer under a pooling and servicing agreement may be our affiliate and may have other normal business relationships with us or our affiliates. Unless otherwise specified in the prospectus supplement for a series of certificates, the related pooling and servicing agreement will permit the servicer to resign from its obligations only upon the following conditions:

     o    the appointment of, and the acceptance of the appointment by, a successor to it and receipt by the trustee of written confirmation from each applicable rating agency that the resignation and appointment will not have an adverse effect on the rating assigned by the rating agency to any class of certificates of the series; or

     o    a determination that the servicer's obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it.

     No resignation by the servicer will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the pooling and servicing agreement. Unless otherwise specified in the related prospectus supplement, the servicer for each trust fund will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to some limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the related pooling and servicing agreement.

     Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement will further provide that none of the servicer, any special servicer, the depositor or any director, officer, employee or agent of any of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the pooling and servicing agreement or for errors in judgment. However, none of the servicer, us or any other person will be protected against any of the following:

     o    breach of a representation, warranty or covenant made in the pooling and servicing agreement;

     o    any expense or liability that that person is specifically required to bear pursuant to the terms of the pooling and servicing agreement; and

     o    any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties or by reason of reckless disregard of the obligations and duties.

     Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement will further provide that the servicer, the depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to the pooling and servicing agreement or the related series of certificates.
However, indemnification will not extend to any loss, liability or expense:

                                       51

     o    that the person is specifically required to bear pursuant to the terms of the agreement, or is incidental to the performance of obligations and duties thereunder and is not otherwise reimbursable pursuant to the pooling and servicing agreement;

     o    those that are incurred in connection with any breach of a representation, warranty or covenant made in the pooling and servicing agreement;

     o    that are incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties under the pooling and servicing agreement, or by reason of reckless disregard of the obligations or duties; or

     o    that are incurred in connection with any violation of any state or federal securities law.

     In addition, each pooling and servicing agreement will provide that neither the servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the pooling and servicing agreement and that in its opinion may involve it in any expense or liability. However, each of the servicer and the depositor will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the pooling and servicing agreement and the interests of the related series of certificateholders. In that event, the legal expenses and costs of the action, and any liability resulting therefrom, will be expenses, costs and liabilities of the related series of certificateholders, and the servicer or the depositor, as the case may be, will be entitled to charge the related certificate account for those expenses, costs and liabilities.

     Any person into which the servicer or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the servicer or the depositor is a party, or any person succeeding to the business of the servicer or the depositor, will be the successor of the servicer or the depositor, as the case may be, under the related pooling and servicing agreement.

EVENTS OF DEFAULT

     Unless otherwise provided in the prospectus supplement for a series of certificates, events of default under the related pooling and servicing agreement will include the following:

     o    any failure by the servicer to distribute or cause to be distributed to the certificateholders of that series, or to remit to the trustee for distribution to those certificateholders, any amount required to be so distributed or remitted, which failure continues unremedied for five days after written notice has been given to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by certificateholders entitled to not less than 25%, or the other percentage specified in the related prospectus supplement, of the voting rights for that series;

     o    any failure by the servicer duly to observe or perform in any material respect any of its other covenants or obligations under the related pooling and servicing agreement, which failure continues unremedied for sixty days after written notice of the failure has been given to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by certificateholders entitled to not less than 25%, or the other percentage specified in the related prospectus supplement, of the voting rights for that series; and

     o    some events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings in respect of or relating to the servicer and some actions by or on behalf of the servicer indicating its insolvency or inability to pay its obligations.

     Material variations to the foregoing events of default, other than to add to it or shorten cure periods or eliminate notice requirements, will be specified in the related prospectus supplement.

                                       52

RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default occurs with respect to the servicer under a pooling and servicing agreement and remains unremedied, the depositor or the trustee will be authorized, and at the direction of certificateholders of the related series entitled to not less than 51%, or the other percentage specified in the related prospectus supplement, of the voting rights for the series, the trustee will be required, to terminate all of the rights and obligations of the servicer under the pooling and servicing agreement. Upon termination of the servicer's rights and obligations, the trustee will succeed to all of the responsibilities, duties and liabilities of the servicer under the pooling and servicing agreement and will be entitled to similar compensation arrangements. However, if the servicer is required to make advances under the pooling and servicing agreement regarding delinquent mortgage loans, but the trustee is prohibited by law from obligating itself to do so, or if the related prospectus supplement so specifies, the trustee will not be obligated to make the advances. Unless otherwise specified in the related prospectus supplement, if the trustee is unwilling or unable so to act, it may, or, at the written request of certificateholders of the related series entitled to not less than 51%, or the other percentage specified in the related prospectus supplement, of the voting rights for the series, it will be required to, appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution that, unless otherwise provided in the related prospectus supplement, is acceptable to each applicable rating agency to act as successor to the servicer under the pooling and servicing agreement. Pending appointment of a successor, the trustee will be obligated to continue to act in that capacity.

     You will not have the right under any pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement.
You may do so only if the following conditions have been met:

     o    you previously have given to the trustee written notice of default and other certificateholders of the same series entitled to not less than
          25%, or the other percentage specified in the related prospectus supplement, of the voting rights for the series shall have made written request upon the trustee to institute the proceeding in its own name as trustee;

     o    you shall have offered to the trustee reasonable indemnity; and

     o    the trustee for sixty days, or the other period specified in the related prospectus supplement, shall have neglected or refused to institute any related proceeding.

     The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by the related pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation to it at the request, order or direction of any of the holders of certificates of the related series, unless the certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

     Each pooling and servicing agreement may be amended by the respective parties to it, without your consent, to do the following:

     o    to cure any ambiguity;

     o    to correct a defective provision therein or to correct, modify or supplement any provision in the pooling and servicing agreement that may be inconsistent with any other provision in the pooling and servicing agreement;

     o    to add any other provisions with respect to matters or questions arising under the pooling and servicing agreement that are not inconsistent with its provisions;

     o    to comply with any requirements imposed by the Internal Revenue Code;
          or

     o    for any other purpose; provided that the amendment, other than an amendment for the specific purpose

                                       53

          referred to in clause 4 above, may not, as evidenced by an opinion of counsel to the effect satisfactory to the trustee, adversely affect in any material respect your interests; and provided further that the amendment, other than an amendment for one of the specific purposes referred to in clauses 1 through 4 above, must be acceptable to each applicable rating agency.

     Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement may also be amended by the respective parties to the pooling and servicing agreement, with the consent of the holders of the related series of certificates entitled to not less than 51%, or another percentage specified in the related prospectus supplement, of the voting rights for that series allocated to the affected classes, for any purpose. However, unless otherwise specified in the related prospectus supplement, no amendment may:

     o    reduce in any manner the amount of, or delay the timing of, payments received or advanced on mortgage loans that are required to be distributed in respect of any Certificate without the consent of the holder of that certificate;

     o    adversely affect in any material respect the interests of the holders of any class of certificates, in a manner other than as described in the immediately preceding clause, without the consent of the holders of all certificates of that class; or

     o    modify the provisions of the pooling and servicing agreement described in this paragraph without the consent of the holders of all certificates of the related series.

     However, unless otherwise specified in the related prospectus supplement, the trustee will be prohibited from consenting to any amendment of a pooling and servicing agreement pursuant to which one or more REMIC elections are to be or have been made unless the trustee shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund, or any of its designated portions, to fail to qualify as a REMIC at any time that the related certificates are outstanding.

LIST OF CERTIFICATEHOLDERS

     Unless otherwise specified in the related prospectus supplement, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related pooling and servicing agreement, the trustee or other specified person will afford the certificateholders access during normal business hours to the most recent list of certificateholders of that series held by the person. If the list is of a date more than 90 days prior to the date of receipt of the certificateholders' request, then the person, if not the registrar for that series of certificates, will be required to request from the registrar a current list and to afford the requesting certificateholders access to it promptly upon receipt.

CERTAIN LIMITATIONS ON THE RIGHTS OF CERTIFICATEHOLDERS

     Except as otherwise specified in the prospectus supplement for a series, no certificateholders of a series will have the right under the related pooling and servicing agreement to institute any proceeding with respect to that agreement unless:

          o    that holder previously has given to the trustee written notice of default;

          o    except in the case of a default by the trustee,
               certificateholders entitled to not less than 25% of the voting rights for that series have made written request upon the trustee to institute that proceeding in its own name as trustee under the related pooling and servicing agreement and have offered to the trustee reasonable indemnity; and

          o    the trustee for 60 days has neglected or refused to institute any such proceeding.

                                       54

     No trustee, however, will be under any obligations to exercise any of the trusts or powers vested in it by a pooling and servicing agreement or to make any investigation of matters arising under that agreement or to institute, conduct or defend any litigation under or in relation to that agreement at the request, order or direction of any of the certificateholders for the related series, unless in the trustee's opinion, those certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by the trustee as a result.

THE TRUSTEE

     The trustee under each pooling and servicing agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking and/or trustee relationships with us or our affiliates and with any servicer or special servicer and its affiliates. If and to the extent specified under the related pooling and servicing agreement, some functions of the trustee may be performed by a fiscal agent under some circumstances.

ELIGIBILITY OF THE TRUSTEE

     Unless otherwise specified in the related prospectus supplement, the trustee under each pooling and servicing agreement each must at all times be a corporation, bank, trust company or association that:

          o    is organized and doing business under the laws of the U.S. or any state of the U.S. or the District of Columbia;

          o    has a combined capital and surplus of at least $50,000,000; and

          o    is subject to supervision or examination by federal or state authority.

If that corporation, bank, trust company or association publishes reports of condition at least annually, in accordance with applicable law or the requirements of the supervising or examining authority, then the combined capital and surplus of that corporation, bank, trust company or association will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

     The trustee for each series and any of its respective affiliates may hold certificates of the related series in their own names. In addition, for purposes of meeting the legal requirements of some local jurisdictions, each trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the assets of the trust fund. All rights, powers, duties and obligations conferred or imposed upon the trustee for a series will be conferred or imposed upon that trustee and the separate trustee or co-trustee jointly or, in any jurisdiction in which that trustee shall be incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee, who will exercise and perform its rights, powers, duties and obligations solely at the direction of that trustee.

DUTIES OF THE TRUSTEE

     The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related pooling and servicing agreement, the certificates or any underlying mortgage loan or related document. The trustee will not be accountable for the use or application by or on behalf of the servicer for that series of any funds paid to the servicer or any special servicer in respect of the certificates or the underlying mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account for that series by or on behalf of the servicer or any special servicer.
If no event of default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related pooling and servicing agreement.
However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related pooling and servicing agreement, a trustee will be required to examine those documents and to determine whether they conform to the requirements of the pooling and servicing agreement.

                                       55

REGARDING THE FEES, INDEMNITIES AND POWERS OF THE TRUSTEE

     As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related servicer or other specified person or may be required to be borne by the related trust fund.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to indemnification, from amounts held in the certificate account for that series. The trustee may be indemnified for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related pooling and servicing agreement. However, the indemnification will not extend to any loss, liability or expense that:

     o    constitutes a specific liability imposed on the trustee pursuant to the related pooling and servicing agreement,

     o    constitutes loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties or by reason of its reckless disregard of its obligations or duties; or

     o    may arise from a breach of any representation, warranty or covenant of the trustee made in the pooling and servicing agreement.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to execute any of its trusts or powers under the related pooling and servicing agreement or perform any of its duties either directly or by or through agents or attorneys. The trustee will not be responsible for any willful misconduct or gross negligence on the part of any other agent or attorney appointed by it with due care.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     A trustee will be permitted at any time to resign from its obligations and duties under the related pooling and servicing agreement by giving written notice to us. Upon receiving a notice of resignation, we, or any other person as may be specified in the related prospectus supplement, will be required to use our best efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

     If at any time a trustee ceases to be eligible to continue as the trustee under the related pooling and servicing agreement, or if at any time the trustee becomes incapable of acting, or if some events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee, we will be authorized to remove the trustee and appoint a successor trustee. In addition, holders of the certificates of any series entitled to at least 51%, or the other percentage specified in the related prospectus supplement, of the voting rights for the series may at any time, with cause, or if so specified in the related prospectus supplement, without cause, remove the trustee under the related pooling and servicing agreement and appoint a successor trustee.

     Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage loans or mortgage backed securities backing the certificates. Credit support may be in the form of letters of credit, overcollateralization, the subordination of one or more classes of certificates,

                                       56

insurance policies, surety bonds, guarantees or reserve funds, or any combination of the foregoing. If so provided in the related prospectus supplement, any instrument of credit support may provide credit enhancement for more than one series of certificates to the extent described in that instrument.

     Unless otherwise provided in the related prospectus supplement for a series of certificates, the credit support will not provide protection against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under the related pooling and servicing agreement. If losses or shortfalls occur that exceed the amount covered by the related credit support or that are not covered by the credit support, you will bear the share of deficiencies allocable to your certificates. Moreover, if an instrument of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that that credit support will be exhausted by the claims of the holders of certificates of one or more other series before they receive their intended share of the credit support coverage.

     If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage loans or mortgage backed securities backing the certificates, the related prospectus supplement will include a description of the following:

     o    the nature and amount of coverage under the credit support;

     o    any conditions to payment thereunder not otherwise described in this prospectus;

     o    the conditions, if any, under which the amount of coverage under the credit support may be reduced and under which the credit support may be terminated or replaced; and

     o    the material provisions relating to the credit support.

Additionally, the related prospectus supplement will set forth some information with respect to the obligor under any instrument of credit support, including the following:

     o    a brief description of its principal business activities;

     o    its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

     o    if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business; and

     o    its total assets, and its stockholders' equity or policyholders'
          surplus, if applicable, as of a date that will be specified in the prospectus supplement.

SUBORDINATE CERTIFICATES

     If so specified in the related prospectus supplement, one or more classes of certificates of a series may be subordinate certificates. To the extent specified in the related prospectus supplement, the rights of the holders of subordinate certificates to receive distributions from the certificate account on any distribution date will be subordinated to the corresponding rights of the holders of senior certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of, or may be limited to, some types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which the subordination will be available.

CROSS-SUPPORT PROVISIONS

     If the mortgage loans or mortgage backed securities in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-

                                       57

support provisions requiring that distributions be made on senior certificates evidencing interests in one group of mortgage loans or mortgage backed securities prior to distributions on subordinate certificates evidencing interests in a different group of mortgage loans or mortgage backed securities within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying the provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for some default risks by insurance policies or guarantees. To the extent deemed by us to be material, a copy of each instrument will accompany the Current Report on Form
8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or some classes of those certificates will be covered by one or more letters of credit, issued by a bank or financial institution specified in the prospectus supplement. Under a letter of credit, the issuing bank will be obligated to honor draws in an aggregate fixed dollar amount, net of unreimbursed payments, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage assets on the related cut-off date or of the initial aggregate certificate balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of some types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the issuing bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of any related letter of credit will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

CERTIFICATE INSURANCE AND SURETY BONDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or some classes of those certificates will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. The instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under any insurance policies and/or surety bonds. A copy of any insurance policy or surety bond will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

RESERVE FUNDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or some classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds. Cash, a letter of credit, permitted investments, a demand note or a combination of the following will be deposited into the reserve funds, in the amounts specified in the prospectus supplement. If so specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If so specified in the related prospectus supplement, reserve funds may be established to provide protection only against some types of losses and shortfalls.
Following each distribution date, amounts in a reserve fund in excess of any

                                       58

amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

     If so specified in the related prospectus supplement, amounts deposited in any reserve fund will be invested in permitted investments. Unless otherwise specified in the related prospectus supplement, any reinvestment income or other gain from the investments will be credited to the related reserve fund for the series, and any loss resulting from the investments will be charged to that reserve fund. However, any reinvestment income or gain from investments may be payable to any related servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the related prospectus supplement.

CREDIT SUPPORT WITH RESPECT TO MBS

     If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each credit support instrument, the information indicated above, to the extent the information is material and available.

                         LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of some legal aspects of loans secured by commercial and multifamily residential properties. Because the legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans, or mortgage loans underlying any MBS, is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states.

     For additional information regarding legal aspects of mortgage loans, you should review the section in this prospectus titled "Description of the Trust
Funds--Mortgage Loans". For purposes of the following discussion, the term mortgage loan includes a mortgage loan underlying an MBS.

GENERAL

     Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as mortgages. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor, the borrower and usually the owner of the subject property, and a mortgagee, the lender. In contrast, a deed of trust is a three-party instrument, among a trustor, the equivalent of a borrower, a trustee to whom the real property is conveyed, and a beneficiary, the lender, for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. The grantor, the borrower, conveys title to the real property to the grantee, the lender, generally with a power of sale, until the time as the debt is repaid. In a case where the

                                       59

borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the related note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, some federal laws, including, without limitation, the Servicemembers Civil Relief Act, as amended, and, in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while, unless rents are to be paid directly to the lender, retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room revenues are considered accounts receivable under the UCC; in cases where hotels or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the revenues and must file continuation statements, generally every five years, to maintain perfection of its security interest. Even if the lender's security interest in room revenues is perfected under the UCC, it may be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room revenues following a default.

     For additional information regarding foreclosure action with respect to revenue from income-producing properties, you should also review the section in the prospectus titled "--Bankruptcy Laws".

PERSONAL PROPERTY

     In the case of some types of mortgaged properties, such as hotels, motels and nursing homes, personal property, to the extent owned by the borrower and not previously pledged, may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection.

FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure Procedures Vary from State to State. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete. Moreover, as discussed below, even a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and the sale occurred while the borrower was insolvent and within a specified period prior to the borrower's filing for bankruptcy protection.

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     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming.
Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Public sales of mortgaged property are made in accordance with procedures that vary from state to state.

     Equitable Limitations on Enforceability of Some Provisions. United States
courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on the principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan.
In some cases, courts have substituted their judgment for that of the lenders and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits.
A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to the sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation.
In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of that property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the
United States Court of Appeals for the Fifth Circuit in Durrett v. Washington
National Insurance Company and other decisions that have followed its reasoning.
The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal Bankruptcy Code and, therefore, could be rescinded in favor of the bankrupt's estate, if:

     o    the foreclosure sale was held while the debtor was insolvent; and

     o    the price paid for the foreclosed property did not represent
          (reasonably equivalent value).

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     Although the reasoning and result of Durrett in respect of the Bankruptcy
Code was rejected by the United States Supreme Court decision of BFP v.
Resolution Trust Corporation in 1994, the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett.

     Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make any repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run the operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's, including franchisors', perception of the quality of the operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the amount of the mortgage against the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at some types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

     For additional information regarding environmental costs associated with a mortgaged property, you should review the section in this prospectus titled
"--Environmental Risks".

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     The proceeds received by the referee or trustee from a foreclosure sale are generally applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the borrower is in default.
Any additional proceeds are generally payable to the borrower. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by the holders.

     Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their equity of redemption. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be

                                       62

permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and any other assets that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In some other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security. However, in some of those states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security.
Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

LEASEHOLD RISKS

     Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened under some circumstances such as the following:

     o    if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them;

     o    if the ground lease permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale; and

     o    if the ground lease contains some other protective provisions typically included in a mortgageable ground lease.

     The ground leases that secure the mortgage loans at issue may not contain some of these protective provisions, and the related mortgages may not contain the other protections discussed in the next paragraph. Protective ground lease provisions include the following:

     o    the right of the leasehold mortgagee to receive notices from the ground lessor of any defaults by the borrower under the ground lease;

     o    the right of the leasehold mortgagee to cure the defaults, with adequate cure periods;

     o    if a default is not susceptible of cure by the leasehold mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise;

     o    the ability of the ground lease to be assigned to and by the leasehold mortgagee or purchaser at a foreclosure sale and for the concomitant release of the ground lessee's liabilities thereunder; and

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     o    the right of the leasehold mortgagee to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination of the ground lease.

     In addition to the foregoing protections, a leasehold mortgage may prohibit the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease in the lessor's bankruptcy case, although this provision may not be enforceable. As further protection, a leasehold mortgage may provide for the assignment of the debtor-ground lessee's right to reject the lease in a ground lessee bankruptcy case, such a provision may not be enforceable. Without the protections described in this and the foregoing paragraph, a leasehold mortgagee may be more likely to lose the collateral securing its leasehold mortgage. In addition, the terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although some rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation proceeds will ordinarily be governed by the provisions of the ground lease, unless otherwise agreed to by the ground lessee and leasehold mortgagee.

COOPERATIVE SHARES

     Mortgage loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant to those shares, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. The loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

     Under the laws applicable in many states, foreclosure on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the
UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases. If, following payment to the lender, there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder may be responsible for the deficiency.

     For additional information regarding payment of deficiencies, you should review the sections in this prospectus titled "--Anti-Deficiency Legislation."

BANKRUPTCY LAWS

     Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a secured lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

     Under the Bankruptcy Code, provided some substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified. For example, the outstanding amount of the secured loan may be reduced to the then-current value of the property, thus

                                       64

leaving the lender a general unsecured creditor for the difference between the value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, a reduction in the rate of interest and/or an alteration of the repayment schedule and an extension (or shortening) of the term to maturity. The lien of the lender may be transferred to other collateral or collateral may be released from the lien of the lender.
The priority of a mortgage loan may also be subordinated to bankruptcy court-approved financing. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also, a bankruptcy court may permit a debtor to reinstate a loan mortgage payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

     The bankruptcy court can also reinstate accelerated indebtedness and also, in effect, invalidate due-on-sale clauses. A trustee for a lessor, or a lessor as debtor-in-possession, may, despite the provisions of the related mortgage loan to the contrary, sell the mortgaged property free and clear of all liens, which liens would then attach to the proceeds of the sale.

     The Bankruptcy Code provides that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition rents and hotel revenues, unless a bankruptcy court orders to the contrary based on the equities of the case. Thus, if the borrower has executed an assignment of leases, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute cash collateral under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the mortgaged properties is adequately protected. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personality necessary for a security interest to attach to hotel revenues.

     Bankruptcies of tenants of the mortgaged properties could have an adverse impact on the borrowers' ability to meet their obligations. For example, rights and obligations under an unexpired lease may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease conditioned upon the commencement of a case under the Bankruptcy Code or some other similar events. In addition, there is an automatic stay of, among other things, any act to obtain possession of property of or from a debtor's estate, which may delay the borrower's exercise of the remedies in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code.

     A trustee or a debtor-in-possession in a case under the Bankruptcy Code has the power to assume or to reject an executory contract or an unexpired lease of the debtor, in each case subject to the approval of the bankruptcy court administering the case. If the trustee or debtor-in-possession rejects an executory contract or an unexpired lease, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of the filing of the petition. As a consequence, the other party or parties to the executory contract or unexpired lease, such as the lessor or borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. Moreover, the claim of a lessor for the damages from the termination of a lease of real property will be limited to the sum of:

     1. the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease, following the earlier of the date of the filing of the petition and the date on which the leased property was surrendered; and

     2. any unpaid rent due under that lease, without acceleration, on the earlier of those dates.

     If a trustee or debtor-in-possession assumes an executory contract or an unexpired lease of the debtor, the trustee or debtor-in-possession generally may assign the executory contract or unexpired lease, notwithstanding any provision in that executory contract or unexpired lease or in applicable law that prohibits, restricts or conditions the assignment, provided that the trustee or debtor-in-possession provides adequate assurance of future performance by the assignee. The Bankruptcy Code specifically provides, however, that adequate assurance of future performance for purposes of a lease of real property in a shopping center includes the following:

                                       65

     o    adequate assurance of the source of rent due under the lease, and in the case of an assignment, that the financial condition and operating performance of the proposed assignee and its guarantors, if any, shall be similar to the financial condition and operating performance of the debtor and its guarantors, if any, as of the time the debtor became the lessee under the lease;

     o    that any percentage rent due under the lease will not decline substantially;

     o    that the assumption and assignment of the lease is subject to all the provisions in that lease, including, but not limited to, provisions such as a radius, location, use or exclusivity provision, and will not breach any provision contained in any other lease, financing agreement, or master agreement relating to that shopping center; and

     o    that the assumption or assignment of the lease will not disrupt the tenant mix or balance in that shopping center.

     Thus, an undetermined third party may assume the obligations of the lessee under a lease in the event of commencement of a proceeding under the Bankruptcy
Code with respect to the lessee.

     If a trustee for a lessor as a debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat that lease as terminated by that rejection or, in the alternative, may remain in possession of the leasehold for the balance of the term of the lease and for any renewal or extension of that term that is enforceable by the lessee under applicable nonbankruptcy law. The
Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease, for the balance of the term after the date of rejection of the lease and any renewal or extension thereof, the value of any damages occurring after the date of rejection caused by the nonperformance of any obligation of the lessor after that date.

     In a bankruptcy or similar proceeding, action may be taken seeking the recovery as a preferential transfer of any payments made by the mortgagor under the related mortgage loan to the related trust fund. Payments may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction. In addition, some court decisions suggest that even a non-collusive, regularly conducted foreclosure sale could be challenged in a bankruptcy case as a fraudulent conveyance, regardless of the parties' intent, if a bankruptcy court determines that the mortgaged property has been sold for less than fair consideration while the mortgagor was insolvent or otherwise meets the statutory criteria for fraudulent transfer.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In some circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of some states also give priority to some tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     Pursuant to the doctrines of substantive consolidation or piercing the corporate veil, a bankruptcy court, in the exercise of its equitable powers, also has the authority to order that the assets and liabilities of a related entity be consolidated with those of an entity before it. Thus, property that is ostensibly the property of one entity may be determined to be the property of a different entity in bankruptcy, the automatic stay applicable to the second entity may be extended to the first and the rights of creditors of the first entity may be impaired in the fashion set forth above in the discussion of bankruptcy principles. The application of any of these doctrines to one or more of the mortgagors in the context of the bankruptcy of one or more of their affiliates could result in material impairment of the rights of the certificateholders.

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     On February 5, 2001, the United States Bankruptcy Court for the Northern
District of Ohio entered an order refusing to modify an interim cash collateral order that treated inventory and receivables sold by a chapter 11 debtor to two special purpose subsidiaries, not in chapter 11, as property of the debtor's estate. In re LTV Steel Company, case no 0043866 (Bankr. N.D. Ohio). In the
February 5 opinion, the court states, "To suggest that Debtor lacks some ownership interest in products that it creates with its own labor, as well as the proceeds to be derived from that labor, is difficult to accept." Entry of a similar order in a bankruptcy case in which an originator of certain mortgage loans was the debtor could result in a material impairment of the rights of the
Certificateholders.

     For each mortgagor that is described as a special purpose entity, single purpose entity or bankruptcy-remote entity in the prospectus supplement, the activities that may be conducted by the mortgagor and its ability to incur debt are restricted by the applicable Mortgage or the organizational documents of that mortgagor. The activities of the mortgagor are restricted in a manner as is intended to make the likelihood of a bankruptcy proceeding being commenced by or against that mortgagor remote, and that mortgagor has been organized and is designed to operate in a manner that makes it reasonably likely that its separate existence will be respected notwithstanding a bankruptcy proceeding in respect of one or more affiliated entities of that mortgagor. However, we make no representation as to the likelihood of the institution of a bankruptcy proceeding by or in respect of any mortgagor or the likelihood that the separate existence of any mortgagor would be respected if there were to be a bankruptcy proceeding in respect of any affiliated entity of a mortgagor.

ENVIRONMENTAL RISKS

     A lender may be subject to unforeseen environmental risks with respect to loans secured by real or personal property, such as the mortgage loans. The environmental risks may give rise to:

     o    a diminution in value of property securing a mortgage loan or the inability to foreclose against the property; or

     o    in some circumstances as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of the property or the principal balance of the related mortgage loan.

     Under federal law and the laws of many states, contamination on a property may give rise to a lien on the property for cleanup costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of the mortgage for any mortgage loan may lose its priority to that type of lien.

     Under the federal Comprehensive Response, Compensation, and Liability Act,
a lender may be liable either to the government or to private parties for cleanup costs on a property securing a loan, even if the lender does not cause or contribute to the contamination. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, or
PRPs, including current owners and operators of the property who did not cause or contribute to the contamination. Many states have laws similar to CERCLA.

     Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. Court decisions applying the secured-creditor exemption have in the past been inconsistent and confusing.
On September 30, 1996, President Clinton signed into law the "Asset
Conservation, Lender Liability and Deposit Insurance Protection Act of 1996,"
which includes amendments to CERCLA and to the underground storage tank provisions of the Resource Conservation and Recovery Act and applies to any claim that was not finally adjudicated as of September 30, 1996. The Act attempts to clarify the activities in which a lender can engage and still have the benefit of a secured creditor exemption. However, the secured creditor exemption is not available to a lender that participates in management of mortgaged property prior to a foreclosure. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower.
The Act provides that merely having the capacity to influence, or unexercised right to control operations does not constitute participation in management. A lender will be deemed to have participated in management and will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental compliance or all other operational

                                       67

functions of the mortgaged property. The Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms. However, the protections afforded lenders under the Act are subject to terms and conditions that have not been clarified by the courts. Moreover, the CERCLA secured-creditor exemption does not necessarily affect the potential for liability under other laws that may also impose liability on "owners or operators".

     Environment clean-up costs may be substantial. It is possible that environmental clean-up costs could become a liability of the related trust fund and occasion a loss to certificateholders if remedial costs were incurred.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. It is possible that a property securing a mortgage loan could be subject to transfer restrictions. In such a case, if the lender becomes the owner upon foreclosure, it may be required to clean up the contamination before selling the property.

     The cost of remediating hazardous substance contamination at a property can be substantial. If a lender is or becomes liable, it can bring an action for contribution against the owner or operator that created the environmental hazard, but that person or entity may be without substantial assets.
Accordingly, it is possible that the costs of remediating hazardous substance contamination at a property could become a liability of a trust fund and occasion a loss to certificateholders of the related series.

     To reduce the likelihood of such a loss, and unless otherwise provided in the related prospectus supplement, the related pooling and servicing agreement will provide that the servicer, acting on behalf of the related trust fund, may not acquire title to a mortgaged property or take over its operation unless the servicer, based on a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under "Description of the Pooling and
Servicing Agreements--Realization Upon Defaulted Mortgage Loans." There can be
no assurance that any environmental site assessment obtained by the servicer will detect all possible environmental contamination or conditions or that the other requirements of the related pooling and servicing agreement, even if fully observed by the servicer, will in fact insulate the related trust fund from liability with respect to environmental matters.

     Even when a lender is not directly liable for cleanup costs on property securing loans, if a property securing a loan is contaminated, the value of the security is likely to be affected. In addition, a lender bears the risk that unanticipated cleanup costs may jeopardize the borrower's repayment. Neither of these two issues is likely to pose risks exceeding the amount of unpaid principal and interest of a particular loan secured by a contaminated property, particularly if the lender declines to foreclose on a mortgage secured by the property.

     If a lender forecloses on a mortgage secured by a property the operations of which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations.
Compliance may entail some expense.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. The disclosure may decrease the amount that prospective buyers are willing to pay for the affected property and thereby lessen the ability of the lender to recover its investment in a loan upon foreclosure.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some of the mortgage loans may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce the clauses in many states. By virtue, however, of the Garn-St Germain Depository Institutions Act of 1982, effective
October 15, 1982, which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing, among other matters, that due-on-sale clauses in some loans made after the effective date of

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the Garn Act are enforceable, within some limitations, as set forth in the Garn
Act and the regulations promulgated thereunder, the servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a due-on-sale provision upon transfer of an interest in the property, regardless of the servicer's ability to demonstrate that a sale threatens its legitimate security interest.

SUBORDINATE FINANCING

     Some of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In some states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

ADJUSTABLE RATE LOANS

     The laws of some states may provide that mortgage notes relating to adjustable rate loans are not negotiable instruments under the UCC. In that event, the related trust fund will not be deemed to be a holder in due course within the meaning of the UCC and may take a mortgage note subject to restrictions on the ability to foreclose and to contractual defenses available to a mortgagor.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980, as amended, provides that state usury limitations shall not apply to some types of residential (including multifamily) first mortgage loans originated by some lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.
In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     No mortgage loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, will, if originated after that rejection or adoption, be eligible for inclusion in a trust fund unless:

     o    the mortgage loan provides for an interest rate, discount points and charges as are permitted under the laws of the state; or

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     o    the mortgage loan provides that the terms of that mortgage loan are to be construed in accordance with the laws of another state under which its interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

SERVICEMEMBERS CIVIL RELIEF ACT

     Under the terms of the Servicemembers Civil Relief Act, as amended, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the
Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and
officers of the U.S. Public Health Service assigned to duty with the military.
Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, we cannot give you any information as to the number of loans with individuals as borrowers that may be affected by the Relief Act.
Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on some of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates. The shortfalls would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any instrument of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under some circumstances, during an additional three-month period thereafter.
Thus, in the event a mortgage loan goes into default, there may be delays and losses occasioned by the inability to realize upon the mortgaged property in a timely fashion.

TYPE OF MORTGAGED PROPERTY

     The lender may be subject to additional risk depending upon the type and use of the mortgaged property in question. For instance, mortgaged properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions.
Mortgages on mortgaged properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulation of the condominium association. Mortgaged properties which are hotels or motels may present additional risk to the lender in that:

     o    hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and

     o    the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements.

In addition, mortgaged properties which are multifamily properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of the properties.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, public accommodations (such as hotels, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable" within the meaning of the ADA. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, each altered portion is readily accessible to and usable by individuals with disabilities. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose the requirements on a foreclosing

                                       70

lender who succeeds to the interest of the borrower as owner or landlord.
Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

FORFEITURE FOR DRUG, RICO AND MONEY LAUNDERING VIOLATIONS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of
America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations
Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United
States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or (2) the lender was, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which, such as banks and insurance companies, may be subject to special rules. Except as noted below, this discussion applies to United
States persons who hold the certificates as capital assets. The authorities on which this discussion is based are subject to change or differing interpretations, and any related change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the
Internal Revenue Code of 1986, as amended, as well as the REMIC regulations promulgated by the U.S. Department of Treasury. Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

     For purposes of this discussion, references to the mortgage loans include references to the mortgage loans underlying MBS included in the mortgage assets, and, where the applicable prospectus supplement provides for a retained yield
(the "Retained Interest") with respect to the mortgage loans underlying a series of certificates, references to the mortgage loans will be deemed to refer to that portion of the mortgage loans held by the trust fund which does not include the Retained Interest. References to a holder or certificateholder in this discussion generally mean the beneficial owner of a certificate.

             FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

GENERAL

     With respect to a particular series of certificates, an election may be made to treat the trust fund or one or more segregated pools of assets therein as one or more REMICs within the meaning of Internal Revenue Code Section 860D.
A trust fund or any of its portions as to which a REMIC election will be made will be referred to as a REMIC pool. For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as REMIC certificates and will consist of one or more classes of regular certificates and one class of residual certificates in the case of each
REMIC pool. Qualification as a REMIC requires ongoing compliance with some conditions. With respect to each series of REMIC certificates, Cadwalader,
Wickersham & Taft LLP, our counsel, has advised us that in the firm's opinion, assuming:

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     o    the making of such an election;

     o    compliance with the pooling and servicing agreement; and

     o    compliance with any changes in the law, including any amendments to the Internal Revenue Code or applicable Treasury regulations thereunder,

each REMIC pool will qualify as a REMIC. The regular certificates will be considered to be "regular interests" in the REMIC pool within the meaning of
Internal Revenue Code Section 860D and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the residual certificates will be considered to be the sole class of "residual interests" in the REMIC pool within the meaning of Internal Revenue Code Section
860D. The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections will be made with respect to the related trust fund, in which event references to REMIC or REMIC pool herein shall be deemed to refer to each such REMIC pool. If so specified in the applicable prospectus supplement, the portion of a trust fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes.

     For additional information regarding federal income tax consequences of holding the certificates, you should also review the sections in this prospectus titled "--Federal Income Tax Consequences for Certificates as to Which No REMIC
Election Is Made."

CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES

     In general, unless otherwise provided in the related prospectus supplement, the REMIC certificates will be "real estate assets" within the meaning of
Section 856(c)(5)(B) of the Internal Revenue Code and assets described in
Section 7701(a)(19)(C) of the Internal Revenue Code in the same proportion that the assets of the REMIC underlying such certificates would be so treated.
However, to the extent that the REMIC assets constitute mortgages on property not used for residential or other prescribed purposes, the REMIC certificates will not be treated as assets qualifying under Section 7701(a)(19)(C) of the
Internal Revenue Code. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC certificates will qualify for the corresponding status in their entirety for that calendar year. Interest, including original issue discount, on the regular certificates and income allocated to the residual certificates will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code to
the extent that such certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code. In addition, the regular certificates will be, if transferred to a REMIC on its startup day in exchange for an interest in such REMIC, "qualified mortgages" within the meaning of Section 860G(a)(3) of the Internal Revenue Code. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Internal Revenue Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The special servicer, servicer, or the trustee, as required under the pooling and servicing agreement will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

     The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether such assets, to the extent not invested in assets described in the foregoing sections, otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. In addition, in some instances mortgage loans may not be treated entirely as assets described in the foregoing sections. If so, the related prospectus supplement will describe the mortgage loans that may not be so treated. The REMIC regulations do provide, however, that payments on mortgage loans held pending distribution are considered part of the mortgage loans for purposes of Section
856(c)(5)(B) of the Internal Revenue Code. Furthermore, foreclosure property will qualify as "real estate assets" under Section 856(c)(5)(B) of the Internal
Revenue Code.

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TIERED REMIC STRUCTURES

     For some series of REMIC certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs
("Tiered REMICs") for federal income tax purposes. The Tiered REMICs will each qualify as a REMIC and the REMIC certificates issued by the Tiered REMICs, will be considered to evidence ownership of regular certificates or residual certificates in the related REMIC within the meaning of the REMIC Provisions.

     Solely for purposes of determining whether the REMIC certificates will be
"real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal
Revenue Code and, "loans secured by an interest in real property" under Section
7701(a)(19)(C) of the Internal Revenue Code, and whether the income on such certificates is interest described in Section 856(c)(3)(B) of the Internal
Revenue Code, the Tiered REMICs will be treated as one REMIC.

QUALIFICATION AS A REMIC

     In order for the REMIC pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC pool with the requirements set forth in the
Internal Revenue Code. The REMIC pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC pool, as of the close of the third calendar month beginning after the startup day, which for purposes of this discussion is the date of issuance of the REMIC certificates, and at all times thereafter, may consist of assets other than qualified mortgages and permitted investments. The REMIC regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide reasonable arrangements to prevent its residual interest from being held by Disqualified
Organizations and must furnish applicable tax information to transferors or agents that violate this requirement. The pooling and servicing agreement for each Series will contain a provision designed to meet this requirement.

     For further information, you should review the section in this prospectus titled "--Taxation of Residual Certificates--Tax-Related Restrictions on
Transfer of Residual Certificates--Disqualified Organizations."

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC pool on the startup day in exchange for regular certificates or residual certificates or is either purchased by the REMIC pool within a three-month period thereafter or represents an increase in the loan advanced to the obligor under its original terms, in either case pursuant to a fixed price contract in effect on the startup day.

     Qualified mortgages include the following:

     o    whole mortgage loans, such as the mortgage loans;

     o    certificates of beneficial interest in a grantor trust that holds mortgage loans, including some of the MBS;

     o    regular interests in another REMIC, such as MBS issued by a trust as to which a REMIC election has been made;

     o    loans secured by timeshare interests; and

     o    loans secured by shares held by a tenant stockholder in a cooperative housing corporation.

However, in general:

     o    the fair market value of the real property securing the mortgage
          (including any buildings and structural components) must be at least
          80% of the principal balance of the related mortgage loan or of the mortgage loan underlying any related MBS either at origination of the relevant loan or as of the startup day; or

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     o    substantially all the proceeds of the mortgage loan or the underlying mortgage loan must have been used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the real property value test described in the preceding sentence as of the date of the last modification or as of the REMIC startup day. A qualified mortgage includes a qualified replacement mortgage, which is any mortgage loan that would have been treated as a qualified mortgage if it were transferred to the REMIC pool on the startup day and that is received either:

     o    in exchange for any qualified mortgage within a three-month period thereafter; or

     o    in exchange for a mortgage loan that is a defective obligation, as defined immediately below, within a two-year period thereafter.

     A defective obligation includes the following:

     1.   a mortgage in default or as to which default is reasonably foreseeable;

     2.   a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC pool has been breached;

     3.   a mortgage that was fraudulently procured by the mortgagor; and

     4.   a mortgage that was not in fact principally secured by real property
          (but only if the mortgage is disposed of within 90 days of discovery).

     A mortgage loan that is defective as described in clause 4 in the immediately preceding sentence that is not sold or, if within two years of the startup day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after that 90-day period. A qualified mortgage includes any asset described above that is transferred to the REMIC pool on the startup day in exchange for regular certificates or residual certificates, or that is purchased by the REMIC pool within three months after the startup day pursuant to a fixed price contract in effect on the startup day.

     Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until distributed to holders of interests in the REMIC pool. A qualified reserve asset is any intangible property (other than a REMIC residual interest) held for investment that is part of any reasonably required reserve maintained by the
REMIC pool to provide for payments of expenses of the REMIC pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and some other contingencies. In addition, a reserve fund (limited to not more than 50% of the REMIC's initial assets) may be used to provide a source of funds for the purchase of increases in the balances of qualified mortgages pursuant to their terms. The reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the mortgage loans are received. Foreclosure property is real property acquired by the REMIC pool in connection with the default or imminent default of a qualified mortgage.
Foreclosure property generally may not be held beyond the close of the third calendar year following the acquisition of the property by a REMIC pool, with possible extensions granted by the Internal Revenue Service of up to an additional three years.

     In addition to the foregoing requirements, the various interests in a REMIC pool also must meet certain requirements. All of the interests in a REMIC pool must be either of the following:

     o    one or more classes of regular interests; or

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     o    a single class of residual interests on which distributions, if any, are made pro rata.

     A regular interest is an interest in a REMIC pool that is issued on the startup day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount, or other similar amount, and provides that interest payments, or other similar amounts, if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A regular interest in a REMIC pool may have payments of principal that are subordinated to payments on other regular interests or the residual interest in the REMIC pool, and that are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC pool or prepayment interest shortfalls. A REMIC pool may issue multiple classes of regular interests.

     A residual interest is an interest in a REMIC pool other than a regular interest that is issued on the startup day and that is designated as a residual interest. A REMIC may issue only one class of residual interests on which distributions, if any, are made pro rata.

     If an entity, such as the REMIC pool, fails to comply with one or more of the ongoing requirements of the Internal Revenue Code for REMIC status during any taxable year, the Internal Revenue Code provides that the entity will not be treated as a REMIC for that year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the regular certificates may be treated as equity interests therein. The Internal Revenue
Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for
REMIC status occurs inadvertently and in good faith, and disqualification of the
REMIC pool would occur absent regulatory relief. You should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the "1986
Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC pool's income for the period of time in which the requirements for REMIC status are not satisfied.

TAXATION OF REGULAR CERTIFICATES

     General. A regular interest will be treated as a newly originated debt instrument for federal income tax purposes. In general, interest and original issue discount on a regular certificate will be treated as ordinary income to a holder of the regular certificate as they accrue, and principal payments on a regular certificate in excess of accrued market discount will be treated as a return of capital to the extent of the regular certificateholder's basis in the regular certificate. Regular certificateholders must use the accrual method of accounting with regard to regular certificates, regardless of the method of accounting otherwise used by the regular certificateholders.

     Original Issue Discount. Accrual certificates, interest only, and principal-only certificates will be, and other Classes of regular certificates may be, issued with original issue discount within the meaning of Internal
Revenue Code Section 1273(a). Holders of any Class of regular certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to the income. The following discussion is based in part on Treasury regulations under Internal
Revenue Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act, referred to in this document as OID regulations. Regular certificateholders should be aware, however, that the OID regulations do not adequately address some issues relevant to prepayable securities, such as the regular certificates. To the extent the issues are not addressed in the regulations, we intend to apply the methodology described in the Conference
Committee Report to the 1986 Act. No assurance can be provided that the Service will not take a different position as to those matters not currently addressed by the OID regulations. Moreover, the OID regulations include an anti-abuse rule allowing the Service to apply or depart from the OID regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax

                                       75

liability. You are advised to consult your own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the regular certificates.

     Each regular certificate will be treated as a single installment obligation for purposes of determining the original issue discount includible in a regular certificateholder's income. The total amount of original issue discount on a regular certificate is the excess of the stated redemption price at maturity of the regular certificate over its issue price. The issue price of a Class of regular certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of regular certificates of that class is sold to the public, excluding bond houses, brokers and underwriters. Although unclear under the OID regulations, we intend to treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by us as the fair market value of that Class as of the issue date. The issue price of a regular certificate also includes the amount paid by an initial regular certificateholder for accrued interest that relates to a period prior to the issue date of the regular certificate, unless the regular certificateholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date. The stated redemption price at maturity of a regular certificate always includes the original principal amount of the regular certificate, but generally will not include distributions of stated interest if the interest distributions constitute qualified stated interest. Under the OID regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate, as described below, provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the regular certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a regular certificate, it is possible that no interest on any Class of regular certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, we intend to treat interest with respect to the regular certificates as qualified stated interest.
Distributions of interest on an accrual certificate, or on other regular certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of the regular certificates includes all distributions of interest as well as principal thereon. Likewise, we intend to treat an interest only class, or a class on which interest is substantially disproportionate to its principal amount, as having no qualified stated interest. Where the interval between the issue date and the first distribution date on a regular certificate is shorter than the interval between subsequent distribution dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

     Under a de minimis rule, original issue discount on a regular certificate will be considered to be zero if the original issue discount is less than 0.25%
of the stated redemption price at maturity of the regular certificate multiplied by the weighted average maturity of the regular certificate. For this purpose, the weighted average maturity of the regular certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until all distributions in reduction of are scheduled to be made, presumably taking into account the prepayment assumption, by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the regular certificate and the denominator of which is the stated redemption price at maturity of the regular certificate. The Conference Committee Report to the
1986 Act provides that the schedule of the distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans and the anticipated reinvestment rate, if any, relating to the regular certificates. The prepayment assumption with respect to a series of regular certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and the income will be capital gain if the regular certificate is held as a capital asset. However, under the OID regulations, regular certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method.

     For additional information regarding an election to treat interest under the constant yield method, you should review the section in this prospectus titled "--Election to Treat All Interest Under the Constant Yield Method."

     A regular certificateholder generally must include in gross income for any taxable year the sum of the daily portions, as defined below, of the original issue discount on the regular certificate accrued during an accrual period for each day on which it holds the regular certificate, including the date of purchase but excluding the date of disposition. We will treat the monthly period ending on the day before each distribution date as the accrual period. With respect to each regular certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period, or shorter period from the date of original issue, that ends on the day before the

                                       76

related distribution date on the regular certificate. The Conference Committee
Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the prepayment assumption. Other than as discussed below with respect to a random lot certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of:

     (a) the sum of:

          o    the present value of all of the remaining distributions to be made on the regular certificate as of the end of that accrual period that are included in the regular certificate's stated
               redemption price at maturity; and

          o    the distributions made on the regular certificate during the accrual period that are included in the regular certificate's stated redemption price at maturity;

     over:

     (b) the adjusted issue price of the regular certificate at the beginning of the accrual period.

     The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

     o    the yield to maturity of the regular certificate at the issue date;

     o    events, including actual prepayments, that have occurred prior to the end of the accrual period; and

     o    the prepayment assumption.

     For these purposes, the adjusted issue price of a regular certificate at the beginning of any accrual period equals the issue price of the regular certificate, increased by the aggregate amount of original issue discount with respect to the regular certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the regular certificate's stated redemption price at maturity that were made on the regular certificate in those prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

     Under the method described above, the daily portions of original issue discount required to be included in income by a regular certificateholder generally will increase to take into account prepayments on the regular certificates as a result of prepayments on the mortgage loans that exceed the prepayment assumption. The daily portions generally will decrease, but not below zero for any period, if the prepayments are slower than the prepayment assumption. An increase in prepayments on the mortgage loans with respect to a series of regular certificates can result in both a change in the priority of principal payments with respect to some classes of regular certificates and either an increase or decrease in the daily portions of original issue discount with respect to the regular certificates.

     The Treasury Department proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on regular certificates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the right of regular certificateholders to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, regular certificateholders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to regular certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any regular certificate issued after the date the final regulations are published in the Federal Register.

                                       77

     Acquisition Premium. A purchaser of a regular certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the regular certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price.
Alternatively, a subsequent purchaser may elect to treat all acquisition premium under the constant yield method, as described below under the heading
"--Election to Treat All Interest Under the Constant Yield Method."

     Variable Rate Regular Certificates. Regular certificates may provide for interest based on a variable rate. Under the OID regulations, interest is treated as payable at a variable rate if, generally:

     o    the issue price does not exceed the original principal balance by more than a specified de minimis amount; and

     o    the interest compounds or is payable at least annually at current values of;

     o    one or more qualified floating rates;

     o    a single fixed rate and one or more qualified floating rates;

     o    a single objective rate; or

     o    a single fixed rate and a single objective rate that is a qualified inverse floating rate.

     A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds. Two or more qualified floating rates will be treated as a single qualified floating rate if all the qualified floating rates can reasonably be expected to have approximately the same values throughout the terms of the instrument. This requirement will be conclusively presumed to be satisfied if the values of all the qualified floating rates are within 0.25% of each other on the issue date. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not within the control of the issuer or a related party or unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is an objective rate that is equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds. An inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A class of regular certificates may be issued under this Prospectus that does not have a variable rate under the OID regulations. For example, a class may be issued that bears different rates at different times during the period it is outstanding such that it is considered significantly front-loaded or back-loaded within the meaning of the OID regulations. It is possible that the class may be considered to bear contingent interest within the meaning of the OID regulations. The OID regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to regular certificates. However, if final regulations dealing with contingent interest with respect to regular certificates apply the same principles as the OID regulations, the final regulations may lead to different timing of income inclusion than would be the case under the OID regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest regular certificates as ordinary income. You should consult your tax advisors regarding the appropriate treatment of any regular certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

     Under the REMIC regulations, a regular floating-rate certificate qualifies as a regular interest in a REMIC if:

     o    it bears a rate that qualifies as a variable rate under the OID regulations:

          o    that is tied to current values of a variable rate (or the
               highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of the rate (plus or minus a specified number of basis points);
               or

                                       78

          o    that represents a weighted average of rates on some or all of the mortgage loans which bear interest at a fixed rate or at a qualifying variable rate under the REMIC regulations, including the rate that is subject to one or more caps or floors;

or:

     o    it bears one or more variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods.

     Accordingly, unless otherwise indicated in the applicable prospectus supplement, we intend to treat regular certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

     The amount of original issue discount with respect to a regular certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount" with the yield to maturity and future payments on that regular certificate generally to be determined by assuming that interest will be payable for the life of the regular certificate based on the initial rate. Unless otherwise specified in the applicable prospectus supplement, we intend to treat variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium Class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

     Although unclear under the OID regulations, unless required otherwise by applicable final regulations, we intend to treat regular certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans or mortgage certificates having fixed or adjustable rates, as having qualified stated interest. The yield on the regular certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans in effect on the issue date, will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through rate on the regular certificates.

     Deferred Interest. Under the OID regulations, all interest on a regular certificate as to which there may be Deferred Interest is includible in the stated redemption price at maturity. Accordingly, any Deferred Interest that accrues with respect to a class of regular certificates will constitute income to the holders of those regular certificates prior to the time distributions of cash with respect to the Deferred Interest are made.

     Market Discount. A purchaser of a regular certificate also may be subject to the market discount rules of Internal Revenue Code Sections 1276 through
1278. Under these Internal Revenue Code sections and the principles applied by the OID regulations in the context of original issue discount, market discount is the amount by which the purchaser's original basis in the regular certificate:

     o    is exceeded by the then-current principal amount of the regular certificate; or

     o    in the case of a regular certificate having original issue discount, is exceeded by the adjusted issue price of the regular certificate at the time of purchase.

     The purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on the regular certificate as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any related distribution. The market discount would accrue in a manner to be provided in Treasury regulations and should take into account the prepayment assumption.

                                       79

     The Conference Committee Report to the 1986 Act provides that until the
Treasury regulations are issued, market discount would accrue either:

     o    on the basis of a constant interest rate or

     o    in the ratio of stated interest allocable to the relevant period to the sum of the interest for that period plus the remaining interest as of the end of the period, or in the case of a regular certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for that period plus the remaining original issue discount as of the end of that period.

     The purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the regular certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. The purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a regular certificate over the interest distributable on that certificate. The deferred portion of the interest expense in any taxable year generally will not exceed the accrued market discount on the regular certificate for that year. Any deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the regular certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the regular certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by that regular certificateholder in that taxable year or thereafter, in which case the interest deferral rule will not apply.

     For additional information, you should also review the section in this prospectus titled "--Election to Treat All Interest Under the Constant Yield
Method" below regarding an alternative manner in which the election may be deemed to be made.

     Market discount with respect to a regular certificate will be considered to be de minimis if the market discount is less than 0.25% of the remaining stated
redemption price at maturity of that regular certificate multiplied by the weighted average maturity of the regular certificate (determined as described above in the third paragraph under "--Original Issue Discount") remaining after the date of purchase, presumably taking into account prepayment assumptions. It appears that de minimis market discount should be reported in a manner similar to de minimis original issue discount. See "--Original Issue Discount" above.
Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. You should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

     Premium. A regular certificate purchased at a cost, excluding any portion of such cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the regular certificateholder holds the regular certificate as a capital asset within the meaning of Internal Revenue Code
Section 1221, the regular certificateholder may elect under Internal Revenue
Code Section 171 to amortize the premium under the constant yield method. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. The OID regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. The
1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Internal Revenue Code Section 171 on installment obligations such as the regular certificates, although it is unclear whether the alternatives to the constant yield method described above under "--Market
Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a regular certificate rather than as a separate deduction item.

     For additional information, you should also review the section in this prospectus titled "--Election to Treat All Interest Under the Constant Yield
Method" below regarding an alternative manner in which the Internal Revenue Code
Section 171 election may be deemed to be made.

                                       80

     Election to Treat All Interest Under the Constant Yield Method. A holder of a debt instrument such as a regular certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election:

     o    interest includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium; and

     o    the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition.

     It is unclear whether, for this purpose, the initial prepayment assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make an election on an instrument by instrument basis or for a class or group of debt instruments.
However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter.
The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Service. You should consult your own tax advisors regarding the advisability of making such an election.

     Sale or Exchange of Regular Certificates. If a regular certificateholder sells or exchanges a regular certificate, the regular certificateholder will recognize gain or loss equal to the difference, if any, between the amount realized and its adjusted basis in the regular certificate. The adjusted basis of a regular certificate generally will equal the cost of the regular certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the regular certificate and reduced by amounts included in the stated redemption price at maturity of the regular certificate that were previously received by the seller, by any amortized premium and by previously recognized losses.

     Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a regular certificate realized by an investor who holds the regular certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the regular certificate has been held for the long-term capital gain holding period, currently more than one year. The gain will be treated as ordinary income in the following instances:

     o    if a regular certificate is held as part of a conversion transaction as defined in Internal Revenue Code Section 1258(c), up to the amount of interest that would have accrued on the regular certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Internal Revenue Code
          Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of the transaction;

     o    in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Internal Revenue Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates;
          or

     o    to the extent that the gain does not exceed the excess, if any, of:

          o    the amount that would have been includible in the gross income of the holder if its yield on the regular certificate were 110% of the applicable Federal rate as of the date of purchase; over

          o    the amount of income actually includible in the gross income of the holder with respect to the regular certificate.

                                       81

     In addition, gain or loss recognized from the sale of a regular certificate by banks or thrift institutions will be treated as ordinary income or loss pursuant to Internal Revenue Code Section 582(c). Capital gains of non-corporate taxpayers are subject to a lower maximum tax rate than is the ordinary income of those taxpayers. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

     Holders that recognize a loss on a sale or exchange of a regular certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886
(disclosing certain potential tax shelters) on their federal income tax returns.

     Treatment of Losses. Holders of regular certificates will be required to report income with respect to regular certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of regular certificates, except to the extent it can be established that the losses are uncollectible. Accordingly, the holder of a regular certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction
(subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, you are cautioned that while you may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the Service may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the bad debt rules of Internal Revenue Code Section 166. Under
Internal Revenue Code Section 166, it appears that holders of regular certificates that are corporations or that otherwise hold the regular certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any regular certificates becoming wholly or partially worthless. In general, holders of regular certificates that are not corporations and do not hold the regular certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of the regular certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate holders of regular certificates should be allowed a bad debt deduction at the time as the principal balance of any class or subclass of the regular certificates is reduced to reflect losses resulting from any liquidated mortgage loans. The Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all mortgage loans remaining in the trust fund have been liquidated or the class of regular certificates has been otherwise retired. The Service could also assert that losses on the regular certificates are deductible based on some other method that may defer the deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating negative original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class. Holders of regular certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to the regular certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the Service may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. You are advised to consult your tax advisors regarding the treatment of losses on regular certificates.

TAXATION OF RESIDUAL CERTIFICATES

     Taxation of REMIC Income. Generally, the daily portions of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of residual certificates, and will not be taxed separately to the REMIC pool. The daily portions of REMIC taxable income or net loss of a residual certificateholder are determined by allocating the
REMIC pool's taxable income or net loss for each calendar quarter ratably to each day in the quarter and by allocating the daily portion among the residual certificateholders in proportion to their respective holdings of residual certificates in the REMIC pool on the day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except for the following:

     o    the limitations on deductibility of investment interest expense and expenses for the production of income do not apply;

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     o    all bad loans will be deductible as business bad debts; and

     o    the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

     The REMIC pool's gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the regular certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the regular certificates. The REMIC pool's deductions include interest and original issue discount expense on the regular certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC pool and realized losses on the mortgage loans. The requirement that residual certificateholders report their pro rata share of taxable income or net loss of the REMIC pool will continue until there are no certificates of any class of the related series outstanding.

     The taxable income recognized by a residual certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the regular certificates or income from amortization of issue premium on the regular certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC pool at a discount, and one or more of the mortgage loans is prepaid, the residual certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because the prepayment may be used in whole or in part to make distributions in reduction of principal on the regular certificates and the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon the distributions on those regular certificates on account of any unaccrued original issue discount relating to those regular certificates. When there is more than one class of regular certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the regular certificates when distributions in reduction of principal are being made in respect of earlier classes of regular certificates to the extent that those classes are not issued with substantial discount. If taxable income attributable to the mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of regular certificates are made.
Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of the series of regular certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of regular certificates, whereas to the extent that the
REMIC pool includes fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, residual certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of the mismatching. In general, unrelated deductions will not be available to offset some or all of such "phantom" income, as discussed below under "--Limitations on Offset or
Exemption of REMIC Income." The timing of the mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the residual certificateholder's after-tax rate of return. In addition, a residual certificateholder's taxable income during some periods may exceed the income reflected by the residual certificateholder for the periods in accordance with generally accepted accounting principles. You should consult your own accountants concerning the accounting treatment of your investment in residual certificates.

     Basis and Losses. The amount of any net loss of the REMIC pool that may be taken into account by the residual certificateholder is limited to the adjusted basis of the residual certificate as of the close of the quarter (or time of disposition of the residual certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a residual certificate is the amount paid for that residual certificate. The adjusted basis will be increased by the amount of taxable income of the REMIC pool reportable by the residual certificateholder and will be decreased, but not below zero, first, by a cash distribution from the REMIC pool and, second, by the amount of loss of the REMIC pool reportable by the residual certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the residual certificateholder as to whom the loss was disallowed and may be used by the residual certificateholder only to offset any income generated by the same REMIC pool.

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     A residual certificateholder will not be permitted to amortize directly the cost of its residual certificate as an offset to its share of the taxable income of the related REMIC pool. However, that taxable income will not include cash received by the REMIC pool that represents a recovery of the REMIC pool's basis in its assets. The recovery of basis by the REMIC pool will have the effect of amortization of the issue price of the residual certificates over their life.
However, in view of the possible acceleration of the income of residual certificateholders described above under "Taxation of REMIC Income", the period of time over which the issue price is effectively amortized may be longer than the economic life of the residual certificates.

     A residual certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC regulations appear to treat the issue price of a residual interest as zero rather than the negative amount for purposes of determining the
REMIC pool's basis in its assets. Regulations have been issued addressing the tax treatment of "inducement fees" received by transferees of noneconomic REMIC residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income (a) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income, or (b)
ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If a residual certificateholder sells or otherwise disposes of its residual interest, any unrecognized portion of the inducement fee generally is required to be taken into account at the time of the sale or disposition. Prospective purchasers of REMIC residual certificates should consult with their own tax advisors regarding the effect of these regulations.

     Further, to the extent that the initial adjusted basis of a residual certificateholder (other than an original holder) in the residual certificate is greater that the corresponding portion of the REMIC pool's basis in the mortgage loans, the residual certificateholder will not recover a portion of the basis until termination of the REMIC pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by the holder.
The REMIC regulations currently in effect do not so provide.

     You should review the sections titled "--Treatment of Certain Items of
REMIC Income and Expense--Market Discount" below regarding the basis of mortgage loans to the REMIC pool and "--Sale or Exchange of a Residual Certificate" below regarding possible treatment of a loss upon termination of the REMIC pool as a capital loss.

TREATMENT OF CERTAIN ITEMS OF REMIC INCOME AND EXPENSE

     Although we intend to compute REMIC income and expense in accordance with the Internal Revenue Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. We make no representation as to the specific method that we will use for reporting income with respect to the mortgage loans and expenses with respect to the regular certificates, and different methods could result in different timing of reporting of taxable income or net loss to residual certificateholders or differences in capital gain versus ordinary income.

     Original Issue Discount and Premium. Generally, the REMIC pool's deductions for original issue discount and income from amortization of issue premium will be determined in the same manner as original issue discount income on regular certificates as described above under "Taxation of Regular
Certificates--Original Issue Discount" and "--Variable Rate Regular
Certificates," without regard to the de minimis rule described therein, and
"--Premium."

     Deferred Interest. Any Deferred Interest that accrues with respect to any adjustable rate mortgage loans held by the REMIC pool will constitute income to the REMIC pool and will be treated in a manner similar to the Deferred Interest that accrues with respect to regular certificates as described above under
"Taxation of Regular Certificates--Deferred Interest."

     Market Discount . The REMIC pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC pool allocable to the mortgage loans is exceeded by their unpaid principal balances.

                                       84

The REMIC pool's basis in the mortgage loans is generally the fair market value of the mortgage loans immediately after its transfer to the REMIC pool. The
REMIC regulations provide that the basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC pool, or its fair market value at the Closing Date, in the case of a retained class. In respect of mortgage loans that have market discount to which Internal Revenue Code Section
1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount, regardless of whether any payments of amounts included in the stated
redemption price are received. The computation of accrued market discount income generally should be made in the manner described above under "Taxation of
Regular Certificates--Market Discount."

     Premium. Generally, if the basis of the REMIC pool in the mortgage loans exceeds their unpaid principal balances, the REMIC pool will be considered to have acquired the mortgage loans at a premium equal to the amount of the excess.
As stated above, the REMIC pool's basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices, or the fair market value of retained Classes, of the regular and residual interests in the REMIC pool immediately after their transfer to the REMIC pool. In a manner analogous to the discussion above under "Taxation of Regular
Certificates--Premium," a REMIC pool that holds a mortgage loan as a capital asset under Internal Revenue Code Section 1221 may elect under Internal Revenue
Code Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or MBS that are
REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the mortgage loans are individuals, Internal Revenue Code Section 171 will not be available for premium on mortgage loans (including underlying mortgage loans) originated on or prior to September 27, 1985. The allocation of the premium pro rata among principal payments should be considered a reasonable method; however, the Service may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

LIMITATIONS ON OFFSET OR EXEMPTION OF REMIC INCOME

     A portion, and often all, of the REMIC taxable income includible in determining the federal income tax liability of a residual certificateholder will be subject to special treatment. That portion, referred to as the excess inclusion, is equal to the excess of REMIC taxable income for the calendar quarter allocable to a residual certificate over the daily accruals for the quarterly period of:

     o    120% of the long-term applicable Federal rate that would have applied to the residual certificate, if it were a debt instrument, on the startup day under Internal Revenue Code Section 1274(d); multiplied by

     o    the adjusted issue price of the residual certificate at the beginning of the quarterly period.

For this purpose, the adjusted issue price of a residual certificate at the beginning of a quarter is the issue price of the residual certificate, plus the amount of the daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to that residual certificate prior to the beginning of the quarterly period.
Accordingly, the portion of the REMIC pool's taxable income that will be treated as excess inclusions will be a larger portion of the income as the adjusted issue price of the residual certificates diminishes and all such taxable income will be so treated if the adjusted issue price of the residual certificates is zero.

     The portion of a residual certificateholder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on the residual certificateholder's return. However, net operating loss carryforwards are determined without regard to excess inclusion income. Further, if the residual certificateholder is an organization subject to the tax on unrelated business income imposed by Internal Revenue Code Section 511, the residual certificateholder's excess inclusions will be treated as unrelated business taxable income of that residual certificateholder for purposes of Internal
Revenue Code Section 511. In addition, REMIC taxable income is subject to 30%
withholding tax with respect to some persons who are not U.S. Persons, as defined below under "--Tax-Related Restrictions on Transfer of Residual
Certificates--Foreign Investors", and its portion attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax, by treaty or otherwise. See "--Taxation of Foreign Investors--Residual
Certificates" below. Finally, if a real estate investment trust or a regulated investment company owns a residual certificate, a

                                       85

portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to some persons who are not U.S.
Persons.

     In addition, three rules determine the effect of excess inclusions on the alternative minimum taxable income of a residual certificateholder. First, alternative minimum taxable income for a residual certificateholder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a residual certificateholder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions. These rules have the effect of preventing non-refundable tax credits reducing a taxpayer's income tax to an amount less than the alternative minimum tax on excess inclusions.

TAX-RELATED RESTRICTIONS ON TRANSFER OF RESIDUAL CERTIFICATES

     Disqualified Organizations. If any legal or beneficial interest in a residual certificate is transferred to a Disqualified Organization, a tax would be imposed in an amount equal to the product of:

     o    the present value of the total anticipated excess inclusions with respect to the residual certificate for periods after the transfer;
          and

     o    the highest marginal federal income tax rate applicable to corporations.

The REMIC regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the prepayment assumption. The present value rate equals the applicable Federal rate under Internal Revenue Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. The tax generally would be imposed on the transferor of the residual certificate, except that where the transfer is through an agent (including a broker, nominee or other middleman) for a
Disqualified Organization, the tax would instead be imposed on the agent.
However, a transferor of a residual certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the Treasury Department if the
Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the residual certificate is actually held by the
Disqualified Organization.

     In addition, if a Pass-Through Entity has excess inclusion income with respect to a residual certificate during a taxable year and a Disqualified
Organization is the record holder of an equity interest in the entity, then a tax is imposed on the entity equal to the product of the amount of excess inclusions on the residual certificate that are allocable to the interest in the
Pass-Through Entity during the period the interest is held by the Disqualified
Organization, and the highest marginal federal corporate income tax rate. The tax would be deductible from the ordinary gross income of the Pass-Through
Entity for the taxable year. The Pass-Through Entity would not be liable for the tax if it has received an affidavit from the record holder that it is not a
Disqualified Organization or stating the holder's taxpayer identification number and, during the period the person is the record holder of the residual certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

     If an electing large partnership holds a residual certificate, all interests in the electing large partnership are treated as held by Disqualified
Organizations for purposes of the tax imposed on Pass-Through Entities described in the preceding paragraph. This tax on electing large partnerships must be paid even if each record holder of an interest in that partnership provides the affidavit mentioned in the prior paragraph.

     The pooling and servicing agreement with respect to a series of certificates will provide that no legal or beneficial interest in a residual certificate may be transferred unless the following occurs:

     o    the proposed transferee provides to the transferor and the trustee an affidavit providing its taxpayer

                                       86

          identification number and stating that the transferee is the beneficial owner of the residual certificate, is not a Disqualified
          Organization and is not purchasing the residual certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman on its behalf); and

     o    the transferor provides a statement in writing to us and the trustee that it has no actual knowledge that the affidavit is false.

     Moreover, the pooling and servicing agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each residual certificate with respect to a series will bear a legend referring to the restrictions on transfer, and each residual certificateholder will be deemed to have agreed, as a condition of ownership, to any amendments to the related pooling and servicing agreement required under the Internal Revenue Code or applicable Treasury regulations to effectuate the foregoing restrictions.
Information necessary to compute an applicable excise tax must be furnished to the Service and to the requesting party within 60 days of the request, and we or the trustee may charge a fee for computing and providing the information.

     Noneconomic Residual Interests. The REMIC regulations would disregard some transfers of residual certificates, in which case the transferor would continue to be treated as the owner of the residual certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC pool. Under the REMIC regulations, a transfer of a noneconomic residual interest, as defined below, to a residual certificateholder, other than a residual certificateholder who is not a U.S. Person, is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC, including a residual interest with a positive value at issuance, is a noneconomic residual interest unless, at the time of the transfer:

     o    the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs; and

     o    the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "--Disqualified Organizations." The
REMIC regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if:

     o    the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future;

     o    the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due; and

     o    the transferee represents that it will not cause the income with respect to the residual interest to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of a transferee or of any other United
          States Person.

The pooling and servicing agreement with respect to each series of certificates will require the transferee of a residual certificate to certify to the matters in the preceding sentence as part of the affidavit described above under

                                       87

the heading "--Disqualified Organizations." The transferor must have no actual knowledge or reason to know that the statements are false.

     In addition to the three conditions set forth above for the transferor of a noneconomic residual interest to be presumed not to have knowledge that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC, a fourth requirement must be satisfied in one of two alternative ways. The first way such fourth requirement may be satisfied is that the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest not exceed the sum of:

     o    the present value of any consideration given to the transferee to acquire the interest;

     o    the present value of the expected future distributions on the interest; and

     o    the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of the computations under this alternative, the transferee is assumed to pay tax at the highest corporate tax rate (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Internal Revenue Code Section 1274(d) at the time of the transfer and the compounding method of the transferee.

The second way such fourth requirement may be satisfied is:

     o    the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years, excluding certain related party obligations);

     o    the transferee must agree in writing that it will transfer the residual interest only to a subsequent transferee that is an eligible corporation and meets the requirements for this safe harbor transfer;
          and

     o    the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

     Foreign Investors. The REMIC regulations provide that the transfer of a residual certificate that has tax avoidance potential to a foreign person will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a U.S. Person, unless the transferee's income is effectively connected with the conduct of a trade or business within the United
States. A residual certificate is deemed to have tax avoidance potential unless, at the time of the transfer:

     o    the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer; and

     o    the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid.

If the non-U.S. Person transfers the residual certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     The prospectus supplement relating to a series of certificates may provide that a residual certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which the transfer may be made.

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SALE OR EXCHANGE OF A RESIDUAL CERTIFICATE

     Upon the sale or exchange of a residual certificate, the residual certificateholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis, as described above under "Taxation of Residual Certificates--Basis and Losses," of the residual certificateholder in the residual certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC pool, a residual certificateholder will have taxable income to the extent that any cash distribution to it from the
REMIC pool exceeds the adjusted basis on that distribution date. The income will be treated as gain from the sale or exchange of the residual certificate. It is possible that the termination of the REMIC pool may be treated as a sale or exchange of a residual certificateholder's residual certificate, in which case, if the residual certificateholder has an adjusted basis in the residual certificateholder's residual certificate remaining when its interest in the
REMIC pool terminates, and if the residual certificateholder holds the residual certificate as a capital asset under Internal Revenue Code Section 1221, then the residual certificateholder will recognize a capital loss at that time in the amount of the remaining adjusted basis.

     Any gain on the sale of a residual certificate will be treated as ordinary income if one or both of the following conditions are met:

     o    if a residual certificate is held as part of a conversion transaction as defined in Internal Revenue Code Section 1258(c), up to the amount of interest that would have accrued on the residual
          certificateholder's net investment in the conversion transaction at
          120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction; or

     o    in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Internal Revenue Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

In addition, gain or loss recognized from the sale of a residual certificate by banks or thrift institutions will be treated as ordinary income or loss pursuant to Internal Revenue Code Section 582(c).

     The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of
Internal Revenue Code Section 1091 will apply to dispositions of residual certificates where the seller of the residual certificate, during the period beginning six months before the sale or disposition of the residual certificate and ending six months after the sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a taxable mortgage pool (such as a non-REMIC owner trust) that is economically comparable to a residual certificate.

MARK-TO-MARKET REGULATIONS

     Regulations under Internal Revenue Code Section 475, relating to the requirement that a securities dealer mark-to-market securities held for sale to customers, provide that, for purposes of the mark-to-market requirement, a residual certificate is not treated as a security and thus may not be marked-to-market.

TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

     Prohibited Transactions. Income from some transactions by the REMIC pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of residual certificateholders, but rather will be taxed directly to the REMIC pool at a
100% rate. Prohibited transactions generally include:

                                       89

     1.   the disposition of a qualified mortgage other than pursuant to:

          o    a substitution within two years of the startup day for a
               defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted)
               obligation at any time) or for any qualified mortgage within three months of the startup day;

          o    foreclosure, default or imminent default of a qualified mortgage;

          o    bankruptcy or insolvency of the REMIC pool; or

          o    qualified (complete) liquidation;

     2.   the receipt of income from assets that are not the type of mortgages or investments that the REMIC pool is permitted to hold;

     3.   the receipt of compensation for services; or

     4.   the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

     Notwithstanding (1) and (4), it is not a prohibited transaction to sell
REMIC pool property to prevent a default on regular certificates as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding). The REMIC regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

     Contributions to the REMIC Pool After the Startup Day. In general, the
REMIC pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC pool after the startup day. Exceptions are provided for cash contributions to the REMIC pool made under the following circumstances:

     o    during the three months following the startup day;

     o    if made to a qualified reserve fund by a residual certificateholder;

     o    if in the nature of a guarantee;

     o    if made to facilitate a qualified liquidation or clean-up call; and

     o    if as otherwise permitted in Treasury regulations yet to be issued.

     Net Income from Foreclosure Property. The REMIC pool will be subject to federal income tax at the highest corporate rate on net income from foreclosure property, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as foreclosure property until the close of the third calendar year following the year of acquisition, with possible extensions of up to an additional three years. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

     It is not anticipated that the REMIC pool will receive income or gain subject to prohibited transactions taxes or contributions subject to tax. As described in "Description of the Pooling and Servicing Agreements -- Realization
upon Defaulted Mortgage Loans" with respect to net income from foreclosure property from a property that secured a mortgage loan, in some circumstances income from such a property may be subject to taxation when it is held by the
REMIC pool.

                                       90

     Liquidation of the REMIC Pool. If a REMIC pool adopts a plan of complete liquidation, within the meaning of Internal Revenue Code Section
860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC pool's final tax return a date on which the adoption is deemed to occur, and sells all of its assets, other than cash, within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the
REMIC pool credits or distributes in liquidation all of the sale proceeds plus its cash, other than amounts retained to meet claims, to holders of regular certificates and residual certificateholders within the 90-day period.

     Administrative Matters. The REMIC pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for the income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit
Income Tax Return. The trustee will be required to sign the REMIC pool's returns. Treasury regulations provide that, except where there is a single residual certificateholder for an entire taxable year, the REMIC pool will be subject to the procedural and administrative rules of the Internal Revenue Code applicable to partnerships, including the determination by the Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The residual certificateholder owning the largest percentage interest in the residual certificates will be obligated to act as tax matters person, as defined in the applicable Treasury regulations, with respect to the REMIC pool. Each residual certificateholder will be deemed, by acceptance of the residual certificates, to have agreed to:

     o    the appointment of the tax matters person as provided in the preceding sentence; and

     o    the irrevocable designation of the servicer as agent for performing the functions of the tax matters person.

LIMITATIONS ON DEDUCTION OF SOME EXPENSES

     An investor who is an individual, estate or trust will be subject to limitation with respect to some itemized deductions described in Internal
Revenue Code Section 67, to the extent that the itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Internal Revenue Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced.

     In the case of a REMIC pool, the deductions may include deductions under
Internal Revenue Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC pool, or any similar expenses allocated to the REMIC pool with respect to a regular interest it holds in another REMIC.
Investors who hold REMIC certificates either directly or indirectly through pass-through entities may have their pro rata share of the expenses allocated to them as additional gross income, but may be subject to the limitation on deductions. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of residual certificates in the case of a REMIC pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, the additional gross income and limitation on deductions will apply to the allocable portion of the expenses to holders of regular certificates, as well as holders of residual certificates, where regular certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, the allocable portion will be determined based on the ratio that a REMIC certificateholder's income, determined on a daily basis, bears to the income of all holders of regular certificates and residual certificates with respect to a REMIC pool. As a result, individuals, estates or trusts holding REMIC certificates, either directly or indirectly through a grantor trust, partnership, S corporation,
REMIC, or other pass-through entities described in the foregoing temporary
Treasury regulations, may have taxable income in excess of the interest income at the pass-through rate on regular certificates that are issued in a single
Class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on residual certificates. Unless otherwise indicated in the applicable prospectus supplement, all the expenses will be allocable to the residual certificates.

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TAXATION OF FOREIGN INVESTORS

     A regular certificateholder that is not a "United States Person" (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a regular certificate will not, unless otherwise disclosed in the related prospectus supplement, be subject to United States federal income or withholding tax in respect of a distribution on a regular certificate. To avoid withholding tax, that holder must provide certain documentation. The appropriate documentation includes Form W-8BEN, if the foreign person is a corporation or individual eligible for the benefits of the portfolio interest exemption on the basis of its income from the REMIC certificate being effectively connected to a
United States trade or business; Form W-8BEN or Form W-8IMY if the foreign person is a trust, depending on whether such trust is classified as the beneficial owner of the regular certificate; and Form W-8IMY, with supporting documentation as specified in the Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners, if the foreign person is a partnership. An intermediary (other than a partnership) must provide Form
W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A
"qualified intermediary" must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section
1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders' status without including each beneficial owner's certification. A "non-qualified intermediary" must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term "intermediary" means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a regular certificate. A
"qualified intermediary" is generally a foreign financial institution or clearing organization or a non-United States branch or office of a United States financial institution or clearing organization that is a party to a withholding agreement with the IRS. For these purposes, "United States Person" means a citizen or resident of the United States, a corporation or partnership (except as may be provided in Treasury regulations) created or organized in, or under the laws of, the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Persons have the authority to control all substantial decisions of the trust. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a regular certificate held by a residual certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC residual certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United
States shareholder's allocable portion of the interest income received by such controlled foreign corporation. It is possible, under regulations promulgated under Section 881 of the Internal Revenue Code concerning conduit financing transactions, that the exemption from withholding taxes described above may not be available to a holder who is not a United States Person and owns 10% or more of one or more underlying mortgagors or, if the holder is a controlled foreign corporation, it is related to one or more underlying mortgagors.

     Further, it appears that a regular certificate would not be included in the estate of a non-resident alien individual and would not be subject to United
States estate taxes. However, certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

     The Treasury Department issued regulations which prescribe new certification requirements to establish exemptions from withholding, backup withholding and information reporting rules. The regulations are generally effective for distributions made after December 31, 2000. Prospective investors are urged to consult their own tax advisors regarding the regulations.

     Unless otherwise stated in the related prospectus supplement, transfers of residual certificates to investors that:

     o    are not United States Persons; or

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     o    are United States Persons and classified as partnerships under the
          Internal Revenue Code, if any of their beneficial owners are not
          United States Persons,

will be prohibited under the related pooling and servicing agreement.

     Backup Withholding. Distributions made on the regular certificates, and proceeds from the sale of the regular certificates to or through some brokers, may be subject to a backup withholding tax under Internal Revenue Code Section
3406 at a rate of 28% (increasing to 31% after 2010) on reportable payments
(including interest distributions, original issue discount, and, under some circumstances, principal distributions) unless the regular certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; is a Non-U.S. Person and provides IRS Form W-8BEN identifying the
Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or
can be treated as an exempt recipient within the meaning of Treasury Regulations
Section 1.6049-4(c)(1)(ii). Information reporting requirements may also apply regardless of whether withholding is required. Any amounts to be withheld from distribution on the regular certificates would be refunded by the Service or allowed as a credit against the regular certificateholder's federal income tax liability.

     Reporting Requirements. Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the regular certificates will be made annually to the Service and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of regular certificates or beneficial owners who own regular certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of regular certificates
(including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request the information for any calendar quarter by telephone or in writing by contacting the person designated in Service Publication 938 with respect to a particular series of regular certificates. Holders through nominees must request information from the nominee.

     The Service's Form 1066 has an accompanying Schedule Q, Quarterly Notice to
Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation.
Treasury regulations require that Schedule Q be furnished by the REMIC pool to each residual certificateholder by the end of the month following the close of each calendar quarter, 41 days after the end of a quarter under proposed
Treasury regulations, in which the REMIC pool is in existence.

     Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to residual certificateholders, furnished annually, if applicable, to holders of regular certificates, and filed annually with the Service concerning Internal Revenue
Code Section 67 expenses (see "Limitations on Deduction of Some Expenses" above)
allocable to the holders. Furthermore, under the regulations, information must be furnished quarterly to residual certificateholders, furnished annually to holders of regular certificates, and filed annually with the Service concerning the percentage of the REMIC pool's assets meeting the qualified asset tests described above under "--Federal Income Tax Consequences for REMIC
Certificates--Qualification as a REMIC."

 FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS TO WHICH NO REMIC ELECTION
                                     IS MADE

STANDARD CERTIFICATES

     General. In the event that no election is made to treat a trust fund or a segregated pool of assets therein with respect to a series of certificates that are not designated as stripped certificates, or as a REMIC, the trust fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the
Internal Revenue Code and not as a partnership, an association taxable as a corporation or a taxable mortgage pool within the meaning of Internal Revenue
Code Section 7701(i). Where there is no fixed retained yield with respect to the mortgage loans underlying the standard certificates, the holder of each standard certificate in the series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust fund represented by its standard certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion below under "--Premium and Discount--Recharacterization of
Servicing Fees." Accordingly, the holder of a standard certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its standard certificate, including interest at the coupon rate on the mortgage loans, original issue discount, if any, prepayment fees, assumption fees, and late

                                       93

payment charges received by the servicer, in accordance with the standard certificateholder's method of accounting. A standard certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that the amounts are reasonable compensation for services rendered to that trust fund. However, investors who are individuals, estates or trusts who own standard certificates, either directly or indirectly through some pass-through entities, will be subject to limitation with respect to some itemized deductions described in Internal Revenue Code Section 67, including deductions under Internal Revenue Code Section 212 for the servicing fee and all the administrative and other expenses of the trust fund, to the extent that the deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Internal Revenue Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced. As a result, investors holding standard certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on the standard certificates with respect to interest at the pass-through rate on the standard certificates. In addition, the expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of standard certificates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the stripped bond and stripped coupon rules of the Internal Revenue Code, as described below under "Stripped Certificates" and "--Premium and
Discount--Recharacterization of Servicing Fees," respectively.

     Tax Status.

     Standard certificates will have the following status for federal income tax purposes:

     1.   A standard certificate owned by a domestic building and loan association within the meaning of Internal Revenue Code Section
          7701(a)(19) will be considered to represent "loans . . . secured by an interest in real property which is . . . residential real property"
          within the meaning of Internal Revenue Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that standard certificate is of the type described in the section of the Internal Revenue Code.

     2.   A standard certificate owned by a real estate investment trust will be considered to represent real estate assets within the meaning of
          Internal Revenue Code Section 856(c)(5)(B) to the extent that the assets of the related trust fund consist of qualified assets, and interest income on the assets will be considered interest on obligations secured by mortgages on real property to the extent within the meaning of Internal Revenue Code Section 856(c)(3)(B).

     3.   A standard certificate owned by a REMIC will be considered to represent an "obligation . . . which is principally secured by an interest in real property" within the meaning of Internal Revenue Code
          Section 860G(a)(3)(A) to the extent that the assets of the related trust fund consist of qualified mortgages within the meaning of
          Internal Revenue Code Section 860G(a)(3).

     Premium and Discount

     Standard certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of standard certificates or thereafter.

     Premium. The treatment of premium incurred upon the purchase of a standard certificate will be determined generally as described above under "--Federal
Income Tax Consequences for REMIC Certificates--Taxation of Residual
Certificates--Treatment of Certain Items of REMIC Income and Expense--Premium."

     Original Issue Discount. The original issue discount rules will be applicable to a standard certificateholder's interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors, other than individuals, originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID regulations, the original issue discount

                                       94

could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Internal Revenue
Code provisions or, under some circumstances, by the presence of teaser rates on the mortgage loans.

     Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to the income.
Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of the accrual. However,
Internal Revenue Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a standard certificateholder are purchased at a price equal to the then unpaid principal amount of the mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of the mortgage loans (i.e., points) will be includible by the holder.

     Market Discount. Standard certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be generally reported as ordinary income generally in the manner described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation
of Regular Certificates--Market Discount," except that it is unclear whether a prepayment assumption would apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of the accrual.

     Recharacterization of Servicing Fees. If the servicing fee paid to the servicer were deemed to exceed reasonable servicing compensation, the amount of the excess would represent neither income nor a deduction to certificateholders.
In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the standard certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis.
If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. Service guidance indicates that a servicing fee in excess of reasonable compensation, known as excess servicing, will cause the mortgage loans to be treated under the stripped bond rules. The guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of the amounts is not greater than the value of the services provided.

     Accordingly, if the Service's approach is upheld, a servicer who receives a servicing fee in excess of the amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Internal Revenue Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of the mortgage loans as stripped coupons and stripped bonds. Subject to the de minimis rule discussed below under "--Stripped
Certificates," each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the standard certificates, and the original issue discount rules of the Internal
Revenue Code would apply to its holder. While standard certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the servicer, or as including the portion as a second class of equitable interest. Applicable Treasury regulations treat such an arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, the recharacterization should not have any significant effect upon the timing or amount of income reported by a standard certificateholder, except that the income reported by a cash method holder may be slightly accelerated.

     You should also review "--Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

                                       95

     Sale or Exchange of Standard Certificates. Upon sale or exchange of a standard certificate, a standard certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the mortgage loans and the other assets represented by the standard certificate. In general, the aggregate adjusted basis will equal the standard certificateholder's cost for the standard certificate, increased by the amount of any income previously reported with respect to the standard certificate and decreased by the amount of any losses previously reported with respect to the standard certificate and the amount of any distributions received thereon. Except as provided above with respect to market discount on any mortgage loans, and except for some financial institutions subject to the provisions of Internal Revenue Code Section 582(c), any related gain or loss would be capital gain or loss if the standard certificate was held as a capital asset. However, gain on the sale of a standard certificate will be treated as ordinary income:

     o    if a standard certificate is held as part of a conversion transaction as defined in Internal Revenue Code Section 1258(c), up to the amount of interest that would have accrued on the standard
          certificateholder's net investment in the conversion transaction at
          120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction; or

     o    in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Internal Revenue Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

     Capital gains of non-corporate taxpayers are subject to a lower maximum tax rate than ordinary income of those taxpayers. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

     Holders that recognize a loss on a sale or exchange of a standard certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886
(disclosing certain potential tax shelters) on their federal income tax returns.

STRIPPED CERTIFICATES

     General. Pursuant to Internal Revenue Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of stripped bonds with respect to principal payments and stripped coupons with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as stripped certificates. Stripped certificates include stripped interest certificates and stripped principal certificates as to which no REMIC election is made.

     The certificates will be subject to those rules if the following occur:

     o    we retain, for our own account or for purposes of resale, in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans;

     o    the servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid, or retains, servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (see "--Standard
          Certificates--Recharacterization of Servicing Fees" above); and

     o    certificates are issued in two or more classes or subclasses representing the right to non-pro rata percentages of the interest and principal payments on the mortgage loans.

     In general, a holder of a stripped certificate will be considered to own stripped bonds with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or stripped coupons with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the stripped certificate's allocable share of the servicing fees paid to the servicer, to the extent that the fees represent reasonable compensation for services rendered. See discussion above under "--Standard
Certificates--Recharacterization of

                                       96

Servicing Fees." Although not free from doubt, for purposes of reporting to stripped certificateholders, the servicing fees will be allocated to the stripped certificates in proportion to the respective entitlements to distributions of each class or subclass of stripped certificates for the related period or periods. The holder of a stripped certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under "--Standard Certificates--General," subject to the limitation described therein.

     Internal Revenue Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that the stripped interest is purchased. Although the treatment of stripped certificates for federal income tax purposes is not clear in some respects at this time, particularly where the stripped certificates are issued with respect to a mortgage pool containing variable-rate mortgage loans, in the opinion of
Cadwalader, Wickersham & Taft LLP, our counsel that the trust fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the
Internal Revenue Code and not as an association taxable as a corporation or a taxable mortgage pool within the meaning of Internal Revenue Code Section
7701(i).

     Each stripped certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Internal
Revenue Code Section 1286, Internal Revenue Code Sections 1272 through 1275, and the OID regulations. While under Internal Revenue Code Section 1286 computations with respect to stripped certificates arguably should be made in one of the ways described below under "--Taxation of Stripped Certificates--Possible Alternative
Characterizations," the OID regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The pooling and servicing agreement requires that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

     Furthermore, Treasury regulations assume that a stripped certificate will be treated as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount and that the interest component of the stripped certificate would be treated as qualified stated
interest under the OID regulations. Further pursuant to these final regulations the purchaser of the stripped certificate will be required to account for any discount as market discount rather than original issue discount unless either:

     o    the initial discount with respect to the stripped certificate was treated as zero under the de minimis rule of Internal Revenue Code
          Section 1273(a)(3); or

     o    no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. Any related market discount would be reportable as described under "--Federal Income Tax
          Consequences for REMIC Certificates--Taxation of Regular
          Certificates--Market Discount," without regard to the de minimis rule therein, assuming that a prepayment assumption is employed in the computation.

     Status of Stripped Certificates. No specific legal authority exists as to whether the character of the stripped certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, our counsel has advised us that stripped certificates owned by applicable holders should be considered to represent real estate assets within the meaning of Internal Revenue Code Section 856(c)(5)(B), "obligation[s]
principally secured by an interest in real property" within the meaning of
Internal Revenue Code Section 860G(a)(3)(A), and "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Internal Revenue Code Section 7701(a)(19)(C)(v), and interest
(including original issue discount) income attributable to stripped certificates should be considered to represent interest on obligations secured by mortgages on real property within the meaning of Internal Revenue Code Section
856(c)(3)(B), provided that in each case the mortgage loans and interest on the mortgage loans qualify for that treatment.

     Original Issue Discount. Except as described above under "--General," each stripped certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a stripped certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to that income. Based in part on the OID regulations and the amendments to the original issue discount sections of the Internal Revenue Code made by the 1986 Act, the amount of original issue discount required to be

                                       97

included in the income of a holder of a stripped certificate, referred to in this discussion as a stripped certificateholder, in any taxable year likely will be computed generally as described above under "--Federal Income Tax
Consequences for REMIC Certificates--Taxation of Regular Certificates--Original
Issue Discount" and "--Variable Rate Regular Certificates." However, with the apparent exception of a stripped certificate qualifying as a market discount obligation, as described above under "--General," the issue price of a stripped certificate will be the purchase price paid by each holder of a stripped certificate, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualified stated interest to be made on the stripped certificate to the stripped certificateholder, presumably under the prepayment assumption.

     If the mortgage loans prepay at a rate either faster or slower than that under the prepayment assumption, a stripped certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by the stripped certificateholder's stripped certificate. While the matter is not free from doubt, the holder of a stripped certificate should be entitled in the year that it becomes certain, assuming no further prepayments, that the holder will not recover a portion of its adjusted basis in the stripped certificate to recognize an ordinary loss equal to the portion of unrecoverable basis.

     As an alternative to the method described above, the fact that some or all of the interest payments with respect to the stripped certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that the interest payments are contingent within the meaning of the OID regulations. The
OID regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the stripped certificates. However, if final regulations dealing with contingent interest with respect to the stripped certificates apply the same principles as the OID regulations, the regulations may lead to different timing of income inclusion that would be the case under the OID regulations. Furthermore, application of the principles could lead to the characterization of gain on the sale of contingent interest stripped certificates as ordinary income. You should consult your tax advisors regarding the appropriate tax treatment of stripped certificates.

     Sale or Exchange of Stripped Certificates. Sale or exchange of a stripped certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the stripped certificateholder's adjusted basis in the stripped certificate, as described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation
of Regular Certificates--Sale or Exchange of Regular Certificates." To the
extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the stripped certificates, the subsequent purchaser will be required for federal income tax purposes to accrue and report the excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a stripped certificateholder other than an original stripped certificateholder should be the prepayment assumption or a new rate based on the circumstances at the date of subsequent purchase.

     Holders that recognize a loss on a sale or exchange of a stripped certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886
(disclosing certain potential tax shelters) on their federal income tax returns.

     Purchase of More than One Class of Stripped Certificates. Where an investor purchases more than one class of stripped certificates, it is currently unclear whether for federal income tax purposes the classes of stripped certificates should be treated separately or aggregated for purposes of the rules described above.

     Possible Alternative Characterizations. The characterizations of the stripped certificates discussed above are not the only possible interpretations of the applicable Internal Revenue Code provisions. For example, the stripped certificateholder may be treated as the owner of any of the following:

     o    one installment obligation consisting of the Stripped Certificate's pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of the
          Stripped Certificate's pro rata share of the payments attributable to interest on each mortgage loan;

     o    as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on

                                       98

          each mortgage loan; or

     o    a separate installment obligation for each mortgage loan, representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect to it.

     Alternatively, the holder of one or more classes of stripped certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the Stripped Certificate, or classes of stripped certificates in the aggregate, represent the same pro rata portion of principal and interest on each mortgage loan, and a stripped bond or stripped coupon, as the case may be, treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Internal Revenue Code Section 1286.

     Because of these possible varying characterizations of stripped certificates and the resultant differing treatment of income recognition, stripped certificateholders are urged to consult their own tax advisors regarding the proper treatment of stripped certificates for federal income tax purposes.

     Grantor Trust Reporting. Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest on those loans at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding:

     o    the amount of servicing compensation received by a master servicer or special servicer, and

     o    all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

     The reporting party will furnish comparable information to the IRS as and when required by law to do so.

     Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

     On June 20, 2002, the Service published proposed regulations, which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as any entity classified as a
"trust" under Treasury Regulation Section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to:

     o    a custodian of a person's account,

     o    a nominee, and

     o    a broker holding an interest for a customer in street name.

     These regulations were proposed to be effective beginning January 1, 2004, but such date has passed and the regulations have not been finalized. It is unclear when, or if, these regulations will become final.

                                       99

REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

     The trustee will furnish, within a reasonable time after the end of each calendar year, to each standard certificateholder or stripped certificateholder at any time during the year, the information, prepared on the basis described above, as the trustee deems to be necessary or desirable to enable the certificateholders to prepare their federal income tax returns. The information will include the amount of original issue discount accrued on certificates held by persons other than certificateholders exempted from the reporting requirements. The amounts required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a certificateholder, other than an original certificateholder that purchased at the issue price. In particular, in the case of stripped certificates, unless provided otherwise in the applicable prospectus supplement, the reporting will be based upon a representative initial offering price of each class of stripped certificates. The trustee will also file the original issue discount information with the Service. If a certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding at a rate of 28% (increasing to 31% after 2010) may be required in respect of any reportable payments, as described above under "--Federal Income Tax
Consequences for REMIC Certificates--Backup Withholding."

TAXATION OF FOREIGN INVESTORS

     To the extent that a Certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Internal Revenue Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-United States
Persons generally will be subject to 30% United States withholding tax, or the lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the standard certificateholder or stripped certificateholder on original issue discount recognized by the standard certificateholder or stripped certificateholders on the sale or exchange of the
Certificate also will be subject to federal income tax at the same rate.

     Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-United States Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be portfolio interest and will be treated in the manner, and the persons will be subject to the same certification requirements, described above under "--Federal
Income Tax Consequences for REMIC Certificates--Taxation of Foreign
Investors--Regular Certificates."

REPORTABLE TRANSACTIONS

     Any holder of a certificate that reports any item or items of income, gain, expense or loss in respect of a certificate for tax purposes in an amount that differs from the amount reported for book purposes by more than $10 million, on a gross basis, in any taxable year may be subject to certain disclosure requirements for "reportable transactions." Prospective investors should consult their tax advisers concerning any possible tax return disclosure obligation with respect to the certificates.

                       STATE AND OTHER TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Material
Federal Income Tax Consequences," you should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, you should consult your own tax advisors with respect to the various tax consequences of investments in the offered certificates.

                                       100

                          CERTAIN ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended, and
Section 4975 of the Internal Revenue Code impose certain requirements on employee benefit plans, and on other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which the plans, accounts or arrangements are invested, and on persons who are fiduciaries with respect to plans in connection with the investment of plan assets.

     ERISA generally imposes on Plan fiduciaries general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the
Plan. In addition, ERISA and Section 4975 of the Internal Revenue Code prohibit a broad range of transactions involving assets of a Plan and parties in interest who have specified relationships to the Plan, unless a statutory or administrative exemption is available. Parties in interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to
Section 4975 of the Internal Revenue Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in
Section 406 of ERISA and Section 4975 of the Internal Revenue Code. Special
caution should be exercised before the assets of a Plan are used to purchase a
Certificate if, with respect to the assets, we, the servicer, a special servicer or any sub-servicer or the trustee or an affiliate thereof, either:

     o    has discretionary authority or control with respect to the investment of the assets of the Plan; or

     o    has authority or responsibility to give, or regularly gives, investment advice with respect to the assets of the Plan for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to the assets and that the advice will be based on the particular investment needs of the Plan.

     Before purchasing any offered certificates, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to the purchase under the requirements of ERISA, whether any prohibited transaction class exemption or any individual prohibited transaction exemption, as described below, applies, including whether the appropriate conditions set forth therein would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable prospectus supplement relating to the series of certificates.

     Some employee benefit plans, such as governmental plans, as defined in
Section 3(32) of ERISA, and, if no election has been made under Section 410(d)
of the Internal Revenue Code, church plans, as defined in Section 3(33) of
ERISA, are not subject to ERISA requirements. However, such plans may be subject to the provisions of other applicable federal and state law materially similar to the foregoing provisions of ERISA and the Internal Revenue Code. Moreover, any governmental or church plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code is subject to the prohibited transaction rules set forth in Section 503 of the Internal Revenue
Code.

PLAN ASSET REGULATIONS

     A Plan's investment in offered certificates may cause the trust assets to be deemed plan assets. Section 2510.3-101 of the regulations of the Department of Labor provides that, when a Plan acquires an equity interest in an entity, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless some exceptions not applicable to this discussion apply, or unless the equity participation in the entity by benefit plan investors, i.e., Plans, whether or not subject to ERISA, and entities whose underlying assets include plan assets, is not significant.
For this purpose, the plan asset regulations provide, in general, that participation in an entity, such as a trust fund, is significant if, immediately after the most recent acquisition of any equity interest, 25% or more of any class of equity interests, such as certificates, is held by benefit plan investors. Unless restrictions on

                                       101

ownership of and transfer to plans apply with respect to a series of certificates, we cannot assure you that benefit plan investors will not own at least 25% of a class of certificates.

     Any person who has discretionary authority or control respecting the management or disposition of plan assets, and any person who provides investment advice with respect to the assets for a fee, is a fiduciary of the investing
Plan. If the trust assets constitute plan assets, then any party exercising management or discretionary control regarding those assets, such as a servicer, a special servicer or any sub-servicer, may be deemed to be a Plan fiduciary with respect to the investing Plan, and thus, except as described above in the case of governmental plans and church plans, subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and
Section 4975 of the Internal Revenue Code. In addition, if the trust assets constitute plan assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve one or more prohibited transactions under ERISA, Section 4975 of the Internal Revenue Code or Similar
Law.

ADMINISTRATIVE EXEMPTIONS

     Several underwriters of mortgage-backed securities have applied for and obtained from the Department of Labor individual prohibited transaction exemptions that apply to the purchase and holding of mortgage-backed securities which, among other conditions, are sold in an offering with respect to which that underwriter serves as the sole or a managing underwriter or as a selling or placement agent. If such an exemption may be applicable to a series of certificates, the related prospectus supplement will refer to the possibility, as well as provide a summary of the conditions to the exemption's applicability.

UNRELATED BUSINESS TAXABLE INCOME; RESIDUAL CERTIFICATES

     The purchase of a residual certificate by any employee benefit plan qualified under Section 401(a) of the Internal Revenue Code and exempt from taxation under Section 501(a) of the Internal Revenue Code Section, including most Plans, may give rise to unrelated business taxable income as described in
Sections 511-515 and 860E of the Internal Revenue Code. Further, prior to the purchase of residual certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a residual certificate on behalf of, a Disqualified Organization, which term as defined above includes some tax-exempt entities not subject to Section 511 of the Internal Revenue Code including some governmental plans, as discussed above under the caption "Material Federal Income Tax Consequences--Federal Income Tax
Consequences for REMIC Certificates--Taxation of Residual
Certificates--Tax-Related Restrictions on Transfer of Residual
Certificates--Disqualified Organizations."

     Due to the complexity of these rules and the penalties that may be imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries consult with their counsel regarding the consequences under ERISA, Section 4975 of the Internal Revenue
Code and Similar Law, of their acquisition and ownership of certificates.

                                LEGAL INVESTMENT

     If so specified in the Prospectus Supplement, certain classes of certificates will constitute "mortgage related securities" for purposes of the
Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA").

     Generally, only classes of offered certificates that meet the following criteria will be "mortgage related securities" for purposes of SMMEA:

     o    are rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations;

     o    are part of a series evidencing interests in a trust fund consisting of loans originated by those types of originators specified in SMMEA;
          and

                                       102

     o    are part of a series evidencing interests in a trust fund consisting of mortgage loans each of which is secured by a first lien on real estate.

     The appropriate characterization of those certificates not qualifying as
"mortgage related securities" for purposes of SMMEA ("Non-SMMEA Certificates)
under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase those certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or regulatory review by regulatory authorities should consult their own legal advisors in determining whether and to what extent the non-SMMEA certificates constitute legal investments for them.

     Those classes of offered certificates qualifying as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

     Under SMMEA, a number of states enacted legislation, on or prior to the
October 3, 1991 cut-off for those enactments, limiting to various extents the ability of some entities (in particular, insurance companies) to invest in
"mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act
of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September
23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows:

     o    federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities"
          without limitation as to the percentage of their assets represented thereby;

     o    federal credit unions may invest in those securities; and

     o    national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe.

In this connection, the Office of the Comptroller of the Currency, called the
OCC, has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus, but subject to compliance with general standards in 12
C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information, certain "Type IV securities," defined in 12 C.F.R. Section 1.2(m)
to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part,
"mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors,"
no

                                       103

representation is made as to whether any class of the offered certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks.

     The National Credit Union Administration, or NCUA, has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in
"mortgage related securities" other than stripped mortgage related securities
(unless the credit union complies with the requirements of 12 C.F.R. Section
703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices;
however, credit unions approved for the NCUA's "investment pilot program" under
12 C.F.R. Section 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section
742.4(b)(2).

     The Office of Thrift Supervision, or OTS, has issued Thrift Bulletin 13a
(December 1, 1998), "Management of Interest Rate Risk, Investment Securities,
and Derivatives Activities," and Thrift Bulletin 73a (December 18, 2001),
"Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment
Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of
the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit
Insurance Corporation, the OCC and the OTS effective May 26, 1998, and by the
NCUA effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products, used for investment purposes.

     Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any class of the offered certificates, as some classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines, in some instances irrespective of SMMEA.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not
"interest-bearing" or "income-paying", and, with regard to any class of the offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of some classes of offered certificates as
"mortgage related securities", no representations are made as to the proper characterization of any class of offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. The uncertainties described above--and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates--may adversely affect the liquidity of any class of offered certificates.

     Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you should consult with your own legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to you.

                                       104

                             METHOD OF DISTRIBUTION

     The certificates offered hereby and by related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to us from that sale.

     We intend that certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of offered certificates may be made through a combination of two or more of these methods.
The methods are as follows:

     o    by negotiated firm commitment underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

     o    by placements through one or more placement agents specified in the related prospectus supplement primarily with institutional investors and dealers; and

     o    through direct offerings by us.

     If specified in the prospectus supplement relating to a series of offered certificates, we or any of our affiliates or any other person or persons specified in the prospectus supplement (including originators of mortgage loans)
may purchase some or all of one or more classes of offered certificates of that series from the underwriter or underwriters or any other person or persons specified in the prospectus supplement. Pursuant to this prospectus and the related prospectus supplement, a purchaser may thereafter from time to time offer and sell some or all of the certificates directly, or through one or more underwriters to be designated at the time of the offering of the certificates, or through dealers (whether acting as agent or as principal) or in any other manner that may be specified in the related prospectus supplement. The offering may be restricted in the manner specified in the related prospectus supplement.
The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices.

     If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefore. The underwriters may be broker-dealers affiliated with us whose identities and relationships to us will be as set forth in the related prospectus supplement.
The managing underwriter or underwriters with respect to the offer and sale of a particular series of offered certificates will be set forth in the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in the prospectus supplement.

     In connection with the sale of the offered certificates, underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the certificates may be deemed to be underwriters in connection with those certificates, and any discounts or commissions received by them from us and any profit on the resale of certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     It is anticipated that the underwriting agreement pertaining to the sale of any series of certificates will provide that the obligations of the underwriters will be subject to some conditions precedent, including the following:

     o    that the underwriters will be obligated to purchase all certificates if any are purchased, other than in connection with an underwriting on a best efforts basis; and

     o    that we will indemnify the several underwriters, and each person, if any, who controls any related underwriters within the meaning of
          Section 15 of the Securities Act, against some civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made in respect of the

                                       105

          Securities Act.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of certificates of those series.

     We anticipate that the certificates offered hereby will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of their purchases, be deemed to be underwriters within the meaning of the Securities Act in connection with reoffers and sales by them of offered certificates. Certificateholders should consult with their legal advisors in this regard prior to any related reoffer or sale.

     As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered hereby.
Any unrated class may be initially retained by us, and may be sold by us at any time to one or more institutional investors.

     If and to the extent required by applicable law or regulation, this prospectus will be used by Bear, Stearns & Co. Inc., our affiliate, in connection with offers and sales related to market-making transactions in the offered certificates previously offered hereunder in transactions in which Bear,
Stearns & Co. Inc. acts as principal. Bear, Stearns & Co. Inc. may also act as agent in those transactions. Sales may be made at negotiated prices determined at the time of sale.

                       WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the SEC a registration statement, including this prospectus and a form of the prospectus supplement, under the Securities Act of
1933, as amended, with respect to the offered certificates. This prospectus and the applicable prospectus supplement relating to each series of offered certificates contain summaries of the material terms of the documents referred to, but do not contain all of the information contained in the registration statement. For further information regarding the documents referred to in this prospectus and the applicable prospectus supplement, you should refer to the registration statement and the exhibits to the registration statement. Copies of the Registration Statement and other filed materials may be read and copied at the Public Reference Section of the Securities and Exchange Commission, 100 F
Street N.E., Washington, D.C. 20549. Information regarding the operation of the
Public Reference Section may be obtained by calling the Securities and Exchange
Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The Depositor has filed the Registration
Statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and Exchange
Commission's Web site. The Securities and Exchange Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

                 INCORPORATION OF SOME INFORMATION BY REFERENCE

     The SEC allows us to incorporate by reference information that we file with the SEC, which allows us to disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and the applicable prospectus supplement.
Information that we file later with the SEC will automatically update the information in this prospectus and the applicable prospectus supplement. In all cases, you should rely on the later information over different information included in this prospectus or the applicable prospectus supplement. As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling:
Bear Stearns Commercial Mortgage Securities II Inc., 383 Madison Avenue, New
York, New York 10179, Attention: J. Christopher Hoeffel (212) 272-2000. We have determined that our financial statements will not be material to the offering of any offered certificates.

                                       106

                                     REPORTS

     We have not authorized anybody to give you any information or to make any representation not contained in this prospectus and any related prospectus supplement and you should not rely on any related information or representation that is not contained in this document. This prospectus and any related prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the certificates being offered pursuant to the related prospectus supplement. They also do not constitute an offer of the offered certificates to any person in any state or other jurisdiction in which the offer would be unlawful. The delivery of this prospectus to you at any time does not imply that information contained in this document is correct as of any time subsequent to the date of this document; however, if any material change occurs while this prospectus is required by law to be delivered, we will amend or supplement this prospectus accordingly.

     The servicer or trustee for each series will be required to mail to holders of the certificates of each series periodic unaudited reports concerning the related trust fund. If holders of beneficial interests in a class of offered certificates are holding and transferring in book-entry form through the facilities of DTC, then unless otherwise provided in the related prospectus supplement, the reports will be sent on behalf of the related trust fund to a nominee of DTC as the registered holder of the offered certificates. Conveyance of notices and other communications by DTC to its participating organizations, and directly or indirectly through the participating organizations to the beneficial owners of the applicable offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We will file or cause to be filed with the
SEC the periodic reports with respect to each trust fund as are required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

                              FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates. No trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                  LEGAL MATTERS

     The validity of the certificates of each series will be passed upon for us by Cadwalader, Wickersham & Taft LLP, New York, New York, or other counsel identified in the prospectus supplement for that series.

                                     RATINGS

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by you of all collections on the underlying mortgage assets to which you are entitled. Ratings address the structural, legal and issuer-related aspects associated with those certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which prepayments might differ from those originally anticipated. As a result, you might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                       107

                                    GLOSSARY

     Accrued Certificate Interest -- With respect to each class of certificates
(other than some classes of stripped interest certificates and some classes of residual certificates), the "Accrued Certificate Interest" for each distribution date will be equal to interest at the applicable pass-through rate accrued for a specified period (generally equal to the time period between distribution dates)
on the outstanding certificate balance of the class of certificates immediately prior to the distribution date. Unless otherwise provided in the related prospectus supplement, the Accrued Certificate Interest for each distribution date on a class of stripped interest certificates will be similarly calculated except that it will accrue on a notional amount that is either based on the principal balances of some or all of the mortgage assets in the related trust fund or equal to the certificate balances of one or more other classes of certificates of the same series.

     ARM Loans -- mortgage loans with adjustable mortgage rates.

     Available Distribution Amount -- Unless otherwise provided in the related prospectus supplement, the "Available Distribution Amount" for any series of certificates and any distribution date will refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the holders of certificates of the series on the date.

     Debt Service Coverage Ratio -- Unless otherwise defined in the related prospectus supplement, the "Debt Service Coverage Ratio" of a mortgage loan at any given time is the ratio of the Net Operating Income derived from the related mortgaged property for a twelve-month period to the annualized scheduled payments on the mortgage loan and any other loans senior to it that are secured by the related mortgaged property.

     Disqualified Organization -- any of the following:

     o    the United States, any of its state or political subdivisions;

     o    any foreign government;

     o    any international organization;

     o    any agency or instrumentality of any of the foregoing, provided that the term does not include an instrumentality if all of its activities are subject to tax and, except in the case of the Federal Home Loan
          Mortgage Corporation, a majority of its board of directors is not selected by any related governmental entity;

     o    any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Internal
          Revenue Code Section 1381(a)(2)(C); and

     o    any organization, other than a farmers' cooperative described in
          Internal Revenue Code Section 521, that is exempt from taxation under the Internal Revenue Code unless the organization is subject to the tax on unrelated business income imposed by Internal Revenue Code
          Section 511.

     Due Period -- Unless otherwise specified in the prospectus supplement for a series of certificates, a "Due Period" is a specified time period generally corresponding in length to the time period between distribution dates, and all scheduled payments on the mortgage loans in the related trust fund that are due during a given Due Period will, to the extent received by a specified date, called the determination date, or otherwise advanced by the related servicer or other specified person, be distributed to the holders of the certificates of the series on the next succeeding distribution date.

     ERISA -- The Employee Retirement Income Security Act of 1974, as amended.

                                       108

     Excess Funds -- Unless otherwise specified in the related prospectus supplement, "Excess Funds" will, in general, represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently accrued on the certificates or prepayment premiums, payments from equity participations or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest or principal.

     Internal Revenue Code -- The Internal Revenue Code of 1986, as amended.

     Loan-to-Value Ratio -- Unless otherwise defined in the related prospectus supplement, the "Loan-to-Value Ratio" of a mortgage loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the mortgage loan and any other loans senior to it that are secured by the related mortgaged property to the Value of the related mortgaged property.

     MBS -- pass-through certificates or other mortgage-backed securities that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans.

     Net Operating Income -- Unless otherwise defined in the related prospectus supplement, "Net Operating Income" means, for any given period, the total operating revenues derived from a mortgaged property during the period, minus the total operating expenses incurred in respect of the mortgaged property during the period other than non-cash items such as depreciation and amortization, capital expenditures, and debt service on the related mortgage loan or on any other loans that are secured by the mortgaged property.

     Non-U.S. Person -- The term "Non-U.S. Person" means any person who is not a
U.S. Person.

     Pass-Through Entity -- "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and some corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a
Pass-Through Entity as a nominee for another will, with respect to the interest, be treated as a Pass-Through Entity.

     Plan -- Any retirement plan or other employee benefit plan or arrangement subject to Title I of ERISA, Section 4975 of the Internal Revenue Code or
applicable Similar Law.

     Service -- The Internal Revenue Service.

     Similar Law -- Any applicable federal, state or local law materially similar to Title I of ERISA or Section 4975 of the Internal Revenue Code.

     SMMEA -- The Secondary Market Mortgage Enhancement Act of 1984, as amended.

     U.S. Person -- The term "U.S. Person" means a citizen or resident of the
United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any State, an estate that is subject to United States federal income tax regardless of the source of its income or a trust if:

     o    for taxable years beginning after December 31, 1996 (or for taxable years ending after August 20, 1996, if the trustee has made an applicable election), a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more United States persons have the authority to control all substantial decisions of the trust; or

     o    for all other taxable years, the trust is subject to United States federal income tax regardless of the source of its income (or, to the extent provided in applicable Treasury Regulations, some trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

     Value -- The "Value" of a mortgaged property is generally its fair market value determined in an appraisal obtained by the originator at the origination of the loan.

                                       109

The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is a Microsoft
Excel(1) file. The spreadsheet file provides, in electronic format, statistical information that appears under the caption "Description of the Mortgage Pool"
in, and on Appendix B and Appendix C to, this prospectus supplement. Defined terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in the glossary to this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement.
Prospective investors are strongly urged to read this prospectus supplement and accompanying prospectus in its entirety prior to accessing the spreadsheet file.

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(1) Microsoft Excel is a registered trademark of Microsoft Corporation